FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-228597-05

PROSPECTUS

$978,242,611 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2019-C7
(Central Index Key number 0001794303)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

Ladder Capital Finance LLC

(Central Index Key number 0001541468)

Starwood Mortgage Capital LLC

(Central Index Key number 0001548405)

Rialto Mortgage Finance, LLC

(Central Index Key number 0001592182)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-C7

The Citigroup Commercial Mortgage Trust 2019-C7, Commercial Mortgage Pass-Through Certificates, Series 2019-C7, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of (i) a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties, which will generally be the sole source of payment on the pooled certificates, including the offered certificates, and (ii) one (1) subordinate note evidencing a portion of a fixed rate commercial whole loan, and which will generally be the sole source of payment on the non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in January 2020. The rated final distribution date for the offered certificates is December 2072.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(5)	Pass-Through Rate Description
Class A-1	$24,868,162	2.0840%	Fixed
Class A-2	$44,674,590	3.1030%	Fixed
Class A-3	$88,310,236	2.8600%	Fixed
Class A-4	$591,802,214	3.1020%	Fixed
Class A-AB	$47,747,786	3.0420%	Fixed
Class X-A	$870,023,092(7)	1.0091%	Variable IO(8)
Class A-S	$72,620,104	3.4150%	Fixed
Class B	$52,685,887	3.6670%	WAC Cap(9)
Class C	$55,533,632	4.0803%	WAC(10)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 61 of this prospectus

Neither the Series 2019-C7 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2019-C7 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Academy Securities Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc. is acting as lead manager and sole bookrunner with respect to 100% of each class of offered certificates. Academy Securities Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about December 19, 2019. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 108.93% of the aggregate principal balance of the offered certificates, plus accrued interest from December 1, 2019, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Commercial Mortgage Pass-Through Certificates	$978,242,611	100%	$978,242,611	$126,975.89

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Citigroup

Lead Manager and Sole Bookrunner

Academy Securities Drexel Hamilton		Bancroft Capital, LLC Siebert Williams Shank & Co., LLC
Co-Managers		Co-Managers
December 12, 2019

# CITIGROUP COMMERCIAL MORTGAGE TRUST 2019-C7

Commercial Mortgage Pass-Through Certificates, Series 2019-C7

Missouri
1 property
$854,000
0.1% of total
Illinois
1 property
$1,169,000
0.1% of total
Minnesota
1 property
$10,000,000
0.9% of total
Wisconsin
1 property
$25,875,000
2.3% of total
Michigan
14 properties
$68,762,727
6.0% of total
Ohio
9 properties
$91,850,000
8.1% of total
New York
17 properties
$310,190,906
27.2% of total
Vermont
1 property
$257,500
0.0% of total
New Hampshire
5 properties
$12,150,000
1.1% of total
Maine
2 properties
$2,762,273
0.2% of total
Massachusetts
11 properties
$16,995,000
1.5% of total
Pennsylvania
11 properties
$57,835,000
5.1% of total
Rhode Island
2 properties
$1,657,500
0.1% of total
Connecticut
8 properties
$16,210,000
1.4% of total
New Jersey
5 properties
$63,550,000
5.6% of total
Virginia
2 properties
$35,780,000
3.1% of total
North Carolina
3 properties
$44,300,000
3.9% of total
Georgia
3 properties
$44,000,000
3.9% of total
Florida
7 properties
$155,245,000
13.6% of total
California
2 properties
$49,400,000
4.3% of total
Arizona
1 property
$40,000,000
3.5% of total
Kansas
1 property
$12,000,000
1.1% of total
Texas
5 properties
$78,303,662
6.9% of total
Mortgaged Properties by Property Type
Manufactured Housing 2.1%
Self Storage 0.2%
Industrial 3.2%
Leased Fee 0.2%
Hospitality 10.1%
Multifamily 29.7%
Mixed Use 13.9%
Retail 20.2%
Office 20.5%
% of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.0 – 1.0%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2019-C7 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(1)(2)	Approximate Initial Credit Support(3)(4)	Initial Pass-Through Rate(5)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(6)	Expected Principal Window(6)
Offered Certificates
Class A-1	$24,868,162	$23,936,000	$932,162	30.000%	2.0840%	Fixed	2.96	1/20-11/24
Class A-2	$44,674,590	$43,000,000	$1,674,590	30.000%	3.1030%	Fixed	4.99	11/24-12/24
Class A-3	$88,310,236	$85,000,000	$3,310,236	30.000%	2.8600%	Fixed	9.91	10/29-11/29
Class A-4	$591,802,214	$569,619,000	$22,183,214	30.000%	3.1020%	Fixed	9.95	11/29-12/29
Class A-AB	$47,747,786	$45,958,000	$1,789,786	30.000%	3.0420%	Fixed	7.53	12/24-10/29
Class X-A	$870,023,092(7)	$837,411,000(7)	$32,612,092(7)	N/A	1.0091%	Variable IO(8)	N/A	N/A
Class A-S	$72,620,104	$69,898,000	$2,722,104	23.625%	3.4150%	Fixed	9.99	12/29-12/29
Class B	$52,685,887	$50,711,000	$1,974,887	19.000%	3.6670%	WAC Cap(9)	9.99	12/29-12/29
Class C	$55,533,632	$53,452,000	$2,081,632	14.125%	4.0803%	WAC(10)	9.99	12/29-12/29
Non-Offered Pooled Certificates(11)
Class X-B	$52,685,887(7)	$50,711,000(7)	$1,974,887(7)	N/A	0.4133%	Variable IO(8)	N/A	N/A
Class X-D	$65,501,260(7)	$63,046,000(7)	$2,455,260(7)	N/A	1.3303%	Variable IO(8)	N/A	N/A
Class X-F	$15,663,119(7)	$15,076,000(7)	$587,119(7)	N/A	1.3303%	Variable IO(8)	N/A	N/A
Class X-G	$14,238,727(7)	$13,705,000(7)	$533,727(7)	N/A	1.3303%	Variable IO(8)	N/A	N/A
Class X-H	$12,815,374(7)	$12,335,000(7)	$480,374(7)	N/A	1.3303%	Variable IO(8)	N/A	N/A
Class D	$35,598,375	$34,264,000	$1,334,375	11.000%	2.7500%	Fixed	9.99	12/29-12/29
Class E	$29,902,885	$28,782,000	$1,120,885	8.375%	2.7500%	Fixed	9.99	12/29-12/29
Class F	$15,663,119	$15,076,000	$587,119	7.000%	2.7500%	Fixed	9.99	12/29-12/29
Class G	$14,238,727	$13,705,000	$533,727	5.750%	2.7500%	Fixed	9.99	12/29-12/29
Class H	$12,815,374	$12,335,000	$480,374	4.625%	2.7500%	Fixed	9.99	12/29-12/29
Class J-RR	$18,511,903	$17,818,000	$693,903	3.000%	4.0803%	WAC(10)	9.99	12/29-12/29
Class K-RR	$34,174,575	$32,893,569	$1,281,006	0.000%	4.0803%	WAC(10)	9.99	12/29-12/29
Class S(12)	N/A	N/A	3.7484%	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Loan-Specific Certificates(11)(13)
805 Third Avenue
Class 805A	$23,200,000	N/A	N/A	37.018%	3.9165%	Net Mortgage Rate(14)	9.99	12/29-12/29
Class 805B	$28,900,000	N/A	N/A	26.509%	3.9165%	Net Mortgage Rate(14)	9.99	12/29-12/29
Class 805C	$32,900,000	N/A	N/A	14.545%	3.9165%	Net Mortgage Rate(14)	9.99	12/29-12/29
Class 805D	$32,700,000	N/A	N/A	2.654%	3.9165%	Net Mortgage Rate(14)	9.99	12/29-12/29
Class 805H(15)	$7,300,000	N/A	N/A	0.000%	3.9165%	Net Mortgage Rate(14)	9.99	12/29-12/29

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	On the Closing Date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) for the securitization constituted by the issuance of the pooled certificates (as defined in footnote (3) below), is expected to cause two separate “majority-owned affiliates” (as defined in the Credit Risk Retention Rules) to purchase (i) an “eligible vertical interest” (as defined in the Credit Risk Retention Rules), in the form of pooled certificates representing approximately 3.7484% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of pooled certificates (collectively referred to herein as the “VRR interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest”, and (ii) an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of the Class J-RR and Class K-RR certificates (in each case excluding the portion comprising part of the VRR interest) (referred to herein as the “HRR interest”), representing approximately 1.2841% of the aggregate fair value of all the pooled certificates. See “Credit Risk Retention”. The entity purchasing the VRR Interest is expected to purchase slightly more than 3.7484152% of some or all of the classes of pooled certificates, which excess over such percentage is included in the amounts set forth under “Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest”, however, such excess amounts do not constitute part of the “eligible vertical interest” pursuant to the Credit Risk Retention Rules.

(3)	“Approximate Initial Credit Support” means, with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates (collectively, the “pooled principal balance certificates” and, collectively with the pooled Class X certificates and the Class S certificates, the “pooled certificates”), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of pooled principal balance certificates, if any, junior to the subject class of pooled principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of pooled principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentage shown for each class of pooled principal balance certificates does not take into account the subordination provided by the trust subordinate companion loan (as defined in footnote (13) below), provided that payments on the trust subordinate companion loan are generally subordinate to payments on the related senior loans in the related loan combination as and to the extent provided in the related co-lender agreement.

(4)	“Approximate Initial Credit Support” means, with respect to any class of loan-specific certificates (as defined in footnote (13) below), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of loan-specific certificates, if any, backed by the trust subordinate companion loan junior to the subject class of loan-specific certificates, divided by (ii) the sum of (A) the aggregate of the initial certificate balances of all classes of loan-specific certificates and (B) the aggregate outstanding principal balance of the senior loans included in the 805 Third Avenue loan combination, in each case as of the cut-off date.

(5)	Approximate per annum rate as of the closing date.

(6)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan or trust subordinate companion loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(7)	The Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates (collectively, the “pooled Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of pooled Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the pooled Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the pooled principal balance certificates identified in the same row as such class of pooled Class X certificates in the chart below (as to such class of pooled Class X certificates, the “corresponding pooled principal balance certificates”):

Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

(8)	The pass-through rate for each class of pooled Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding pooled principal balance certificates as in effect from time to time, as described in this prospectus.

(9)	The pass-through rate for the Class B certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for the applicable class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

(10)	The pass-through rates for the Class C, Class J-RR and Class K-RR certificates will each generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

(11)	The classes of certificates set forth below “Non-Offered Pooled Certificates” and “Non-Offered Loan-Specific Certificates” in the table are not offered by this prospectus.

(12)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Any excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of three separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(13)	The Class 805A, Class 805B, Class 805C, Class 805D and Class 805H certificates are collectively referred to as the “loan-specific certificates” or the “loan-specific principal balance certificates” (and, collectively with the pooled principal balance certificates, constitute the “principal balance certificates”). The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the 805 Third Avenue trust subordinate companion loan (the “trust subordinate companion loan”). The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Loan Combinations—The 805 Third Avenue Pari Passu-AB Loan Combination”.

(14)	The pass-through rates for the loan-specific certificates, in each case, will equal the net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) on the trust subordinate companion loan. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(15)	Citi Real Estate Funding Inc. is the only sponsor (and will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules)), with respect to the securitization transaction constituted by the issuance of the loan-specific certificates. In connection therewith, the Class 805H certificates (the “Loan-Specific HRR Certificates”) will be purchased and retained by a third party purchaser contemplated by Rule 7 of the Credit Risk Retention Rules (the “805 Third Avenue Retaining Third Party Purchaser”), in accordance with the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the loan-specific certificates.

The Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S, Class R, Class 805A, Class 805B, Class 805C, Class 805D and Class 805H certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Important Notice Regarding the Offered Certificates	10
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	10
Summary of Terms	17
Risk Factors	61
The Offered Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	61
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	62
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	62
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates	66
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	67
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	67
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates	67
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	68
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	68
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	68
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	71
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	72
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	73
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	75
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	76
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	76
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	77
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	78
Historical Information Regarding the Mortgage Loans May Be Limited	78
Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited	78
Static Pool Data Would Not Be Indicative of the Performance of This Pool	79
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	79
A Tenant Concentration May Result in Increased Losses	80
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	80
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	80
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	81
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	81

Early Lease Termination Options May Reduce Cash Flow	82
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	82
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	82
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	83
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	84
The Types of Properties That Secure the Mortgage Loans Present Special Risks	90
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	108
Changes in Pool Composition Will Change the Nature of Your Investment	111
Tenancies-in-Common May Hinder Recovery	111
Risks Relating to Enforceability of Cross-Collateralization Arrangements	111
Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
Risks of Anticipated Repayment Date Loans	112
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	113
Various Other Laws Could Affect the Exercise of Lender’s Rights	113
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization
Schedules and Interest-Only Provisions Increase Risk	114
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	115
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	117
Appraisals May Not Reflect Current or Future Market Value of Each Property	117
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	118
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	119
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	119
Risks Relating to Tax Credits	119
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	120
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	120
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	121
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	121
Leased Fee Properties Have Special Risks	123
Risks Related to Zoning Non-Compliance and Use Restrictions	123
Risks Relating to Inspections of Properties	124
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	124
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	124
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	125
Terrorism Insurance May Not Be Available for All Mortgaged Properties	126
Risks Associated with Blanket Insurance Policies or Self-Insurance	127
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That

May Affect the Issuing Entity’s Ownership of the Mortgage Loans	127
The Borrower’s Form of Entity May Cause Special Risks	128
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	131
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	132
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	132
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	133
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	134
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	135
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	137
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	140
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	140
Potential Conflicts of Interest of the Operating Advisor	140
Potential Conflicts of Interest of the Asset Representations Reviewer	141
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	142
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	143
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Loan Combination	144
Other Potential Conflicts of Interest May Affect Your Investment	145
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	145
The Lead Companion Loan for Each of Certain of the Loan Combinations Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern Such Loan Combination Have Yet to Be Finalized	146
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	146
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	147
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment	148
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	149
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	149
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	149
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	149
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	150
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	151
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	151
State, Local and Other Tax Considerations	153
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	153
Sale-Leaseback Transactions Have Special Risks	154
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	155
DESCRIPTION OF THE MORTGAGE POOL	157

General	157
Certain Calculations and Definitions	159
Statistical Characteristics of the Mortgage Loans	167
Delinquency Information	179
Environmental Considerations	179
Litigation and Other Legal Considerations	184
Redevelopment, Expansion and Renovation	187
Default History, Bankruptcy Issues and Other Proceedings	187
Tenant Issues	189
Insurance Considerations	199
Zoning and Use Restrictions	199
Non-Recourse Carveout Limitations	200
Real Estate and Other Tax Considerations	201
Certain Terms of the Mortgage Loans	203
Additional Indebtedness	214
The Loan Combinations	218
Additional Mortgage Loan Information	243
Transaction Parties	244
The Sponsors and the Mortgage Loan Sellers	244
Compensation of the Sponsors	272
The Depositor	272
The Issuing Entity	273
The Trustee	274
The Certificate Administrator	275
Servicers	277
The Operating Advisor and the Asset Representations Reviewer	286
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	287
Credit Risk Retention	291
General	291
Qualifying CRE Loans; Required Credit Risk Retention Percentage	292
The VRR Interest	292
HRR Certificates	292
Hedging, Transfer and Financing Restrictions	293
Description of the Certificates	294
General	294
Distributions	296
Allocation of Yield Maintenance Charges and Prepayment Premiums	310
Assumed Final Distribution Date; Rated Final Distribution Date	311
Prepayment Interest Shortfalls	312
Subordination; Allocation of Realized Losses	313
Reports to Certificateholders; Certain Available Information	315
Voting Rights	324
Delivery, Form, Transfer and Denomination	325
Certificateholder Communication	328
The Mortgage Loan Purchase Agreements	330
Sale of Mortgage Loans; Mortgage File Delivery	330
Representations and Warranties	335
Cures, Repurchases and Substitutions	335
Dispute Resolution Provisions	339
Asset Review Obligations	339
The Pooling and Servicing Agreement	340
General	340
Certain Considerations Regarding the Outside Serviced Loan Combinations	343
Assignment of the Mortgage Loans	344
Servicing of the Mortgage Loans	345
Subservicing	351
Advances	351
Accounts	356
Withdrawals from the Collection Account	358
Application of Loss of Value Payments	360
Servicing and Other Compensation and Payment of Expenses	361
Application of Penalty Charges and Modification Fees	375
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	375
Appraisal Reduction Amounts	378
Inspections	383
Evidence as to Compliance	383
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	385
Limitation on Liability; Indemnification	385
Servicer Termination Events	388
Rights Upon Servicer Termination Event	390
Waivers of Servicer Termination Events	392
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	392
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	397
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	397
Amendment	399
Realization Upon Mortgage Loans	401
Directing Holder	407
Consulting Parties	415
Operating Advisor	416
Asset Status Reports	423
The Risk Retention Consultation Party	424
The Asset Representations Reviewer	425
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	432

Dispute Resolution Provisions	433
Rating Agency Confirmations	437
Termination; Retirement of Certificates	439
Optional Termination; Optional Mortgage Loan Purchase	439
Servicing of the Outside Serviced Mortgage Loans	440
Use of Proceeds	445
Yield, Prepayment and Maturity Considerations	446
Yield	446
Yield on the Class X-A Certificates	449
Weighted Average Life of the Offered Certificates	449
Price/Yield Tables	454
Material Federal Income Tax Consequences	458
General	458
Qualification as a REMIC	459
Status of Offered Certificates	460
Taxation of the Regular Interests	461
Taxes That May Be Imposed on a REMIC	466
Bipartisan Budget Act of 2015	467
Taxation of Certain Foreign Investors	467
FATCA	468
Backup Withholding	468
Information Reporting	468
3.8% Medicare Tax on “Net Investment Income”	469
Reporting Requirements	469
Tax Return Disclosure and Investor List Requirements	469
Certain State, Local and Other Tax Considerations	470
ERISA Considerations	470
General	470
Plan Asset Regulations	471
Prohibited Transaction Exemptions	472
Underwriter Exemption	473
Exempt Plans	476
Insurance Company General Accounts	476
Ineligible Purchasers	476
Further Warnings	476
Consultation with Counsel	477
Tax Exempt Investors	477
Legal Investment	477
Certain Legal Aspects of the Mortgage Loans	478
General	479
Types of Mortgage Instruments	479
Installment Contracts	480
Leases and Rents	481
Personalty	481
Foreclosure	481
Bankruptcy Issues	486
Environmental Considerations	493
Due-On-Sale and Due-On-Encumbrance Provisions	496
Junior Liens; Rights of Holders of Senior Liens	496
Subordinate Financing	497
Default Interest and Limitations on Prepayments	497
Applicability of Usury Laws	497
Americans with Disabilities Act	498
Servicemembers Civil Relief Act	498
Anti-Money Laundering, Economic Sanctions and Bribery	498
Potential Forfeiture of Assets	499
Ratings	499
Plan of Distribution (Underwriter Conflicts of Interest)	501
Incorporation of Certain Information by Reference	503
Where You Can Find More Information	503
Financial Information	503
Legal Matters	504
Index of Certain Defined Terms	505

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■	This prospectus begins with two introductory sections describing the certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the certificates; and

●	the “Summary of Terms”, which gives a brief introduction to the key features of the certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” describes the material risks that apply to the certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

■	In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

THE UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE DISTRIBUTED OR DIRECTED UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY

TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. ”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED (THE INSURANCE DISTRIBUTION DIRECTIVE), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED INVESTORS”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORISED, NOR DO THEY AUTHORISE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS. THE EXPRESSION “PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES

UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUER, THE DEPOSITOR NOR ANY INITIAL PURCHASER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)          A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II;

(B)          A CUSTOMER WITHIN THE MEANING OF THE INSURANCE DISTRIBUTION DIRECTIVE, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)          NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION; AND

●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE OFFERED CERTIFICATES.

EUROPEAN UNION RETENTION REQUIREMENT

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR THEIR AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN ACCORDANCE WITH ANY EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, PROVIDE INFORMATION ALLOWING A PROSPECTIVE INVESTOR TO COMPLY WITH ITS DUE DILIGENCE OBLIGATIONS UNDER THE EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, OR TAKE ANY OTHER ACTION WHICH MAY BE REQUIRED BY PROSPECTIVE INVESTORS FOR THE PURPOSES OF THEIR COMPLIANCE WITH ANY EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS. FOR ADDITIONAL INFORMATION REGARDING THE EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, SEE “RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY AND OTHER ASPECTS OF THE OFFERED CERTIFICATES” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY

SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST

SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE

INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Citigroup Commercial Mortgage Trust 2019-C7, Commercial Mortgage Pass-Through Certificates, Series 2019-C7.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor”.

Issuing Entity	Citigroup Commercial Mortgage Trust 2019-C7, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of December 1, 2019, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Citi Real Estate Funding Inc., a New York corporation (20 mortgage loans (51.1%));

●	Ladder Capital Finance LLC, a Delaware limited liability company (13 mortgage loans (18.9%));

●	Starwood Mortgage Capital LLC, a Delaware limited liability company (14 mortgage loans (17.8%)); and

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company (8 mortgage loans (12.1%)).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

In addition, Citi Real Estate Funding Inc. will transfer to the depositor the 805 Third Avenue trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	20(1)(2)	$582,630,908	51.1%
Ladder Capital Finance LLC	Ladder Capital Finance LLC	13	215,413,000	18.9
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	14	203,278,662	17.8
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	8	137,825,000	12.1
	Total	55	$1,139,147,570	100.0%

(1)	Includes the 650 Madison Avenue mortgage loan (4.4%), which is part of a loan combination that was co-originated by Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and BMO Harris Bank N.A., and is evidenced by the promissory note designated as note A-1-1, with an outstanding principal balance of $50,000,000 as of the cut-off date.

(2)	Includes the Giant Anchored Portfolio mortgage loan (3.4%), which is part of a loan combination that was co-originated by Citi Real Estate Funding Inc. and Wells Fargo Bank, N.A., and is evidenced by the promissory note designated as note A-1-A, with an outstanding principal balance of $38,500,000 as of the cut-off date.

As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the pooled certificates and are exclusive of the trust subordinate companion loan.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced loan combinations and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0293-080, 2001 Clayton Rd., Concord, CA 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related loan combinations that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

See the chart entitled “Loan Combination Summary” under “The Mortgage Pool—Loan Combinations” below in this summary and the chart entitled “Servicing of the Loan Combinations” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced loan combinations and outside serviced loan combinations.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal special servicing offices of LNR Partners, LLC are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—Servicers—The Special Servicer—LNR Partners, LLC”.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

LNR Partners, LLC, a Florida limited liability company, is expected to be appointed as the initial special servicer for all serviced loans by LNR Securities Holdings, LLC, which is expected to: (a) purchase approximately 65% of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (other than the portions comprising a part of the VRR Interest) and also receive an approximately 65% interest in the Class S certificates on the closing date (in each case, excluding the portion comprising a part of the VRR Interest); and (b) become the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder. Prime Finance Advisor, L.P.(or one or more affiliates thereof) are expected to purchase approximately 35% of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and receive an approximately 35% interest in the Class S certificates. See “—Directing Holder / Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CGCMT 2019-C7. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2019-C7, and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances, may recommend to the certificateholders that the special servicer be replaced.

The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing

Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Pentalpha Surveillance LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related loan combinations will or are expected to constitute the “outside serviced loan combinations”), and such mortgage loans and loan combinations will be serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)

650 Madison Avenue	CREFI	MAD 2019-650M (12/8/19)(3)	4.4%	KeyBank National Association	LNR Partners LLC	Wilmington Trust, National Association	Citibank, N.A.	NAP	Healthcare of Ontario Pension Plan Trust Fund

Harvey Building Products	CREFI	Benchmark 2019-B14 PSA (11/1/19)	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance, LLC	KKR Real Estate Credit Opportunity Partners II L.P.

Austin Landing Mixed-Use	CREFI	Benchmark 2019-B15 PSA(4) (12/1/19)	3.4%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Citibank, N.A.	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L,P. (5)

Wells Fargo Place	SMC	MSC 2019-L3 PSA (11/1/19)	0.9%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC

(1)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.

(2)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder / Controlling Class Representative” below.

(3)	With respect to the 650 Madison Avenue loan combination, the related lead companion loan is expected to be contributed to the MAD 2019-650M securitization transaction prior to the closing date for this securitization transaction.

(4)	With respect to the Austin Landing Mixed-Use loan combination, the related lead pari passu companion loan is expected to be contributed to the Benchmark 2019-B15 securitization prior to the closing date for this securitization transaction.

(5)	With respect to the Austin Landing Mixed-Use loan combination, the control rights and the right to replace the applicable special servicer are held by the holder of the subordinate companion loan (currently held by KCM Austin Landing LLC) so long as no AB control appraisal period is in effect. If an AB control appraisal period under the related co-lender agreement is in effect, then note A-1 will be the controlling note. Note A-1 is expected to be included in the Benchmark 2019-B15 securitization, and therefore, the controlling class representative (or equivalent party) under the Benchmark 2019-B15 securitization is expected to be the outside controlling class representative with respect to the Austin Landing Mixed-Use mortgage loan. However, unless and until an AB control appraisal period under the related co-lender agreement is in effect, such outside controlling class representative will not be entitled to exercise control rights or the right to replace the applicable special servicer for the Austin Landing Mixed Use mortgage loan.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee generally serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

There are no serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of loan combination(s) or any related terms should be disregarded.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be:

●	except (i) in the case of the 805 Third Avenue loan combination prior to the occurrence and continuance of an 805 Third Avenue control appraisal period, (ii) with respect to an excluded mortgage loan, (iii) with respect to a serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), and (iv) during any period that a control termination event has occurred and is continuing, the controlling class representative;

●	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or a serviced loan combination with a controlling subordinate companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”); and

●	with respect to the 805 Third Avenue loan combination so long as it is not an excluded mortgage loan (i) for so long as no control appraisal period exists with respect to such loan combination (an “805 Third Avenue control appraisal period”), the 805 Third Avenue controlling class representative and (ii) for so long as an 805 Third Avenue control appraisal period exists and a control termination event has not occurred and is continuing, the controlling class representative.

provided, that with respect to any serviced loan combination, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced loan combination is a serviced outside controlled loan combination, and/or (4) with respect to the 805 Third Avenue loan combination if and for so long as the 805 Third Avenue controlling class representative is entitled to act as directing holder; (B) there will be no directing holder with respect to an excluded mortgage loan; (C) with respect to the 805 Third Avenue loan combination, if and for so long as an 805 Third Avenue control appraisal period exists, the 805 Third Avenue controlling class representative will not be the directing holder; and (D) with respect to any serviced outside controlled loan combination, the outside controlling noteholder will be the directing holder only if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.

Further for the avoidance of doubt, with respect to any mortgage loan or loan combination, if none of the controlling class representative, an outside controlling note holder or the 805 Third Avenue controlling class representative is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced loan combination.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) (or, with respect to the 805 Third Avenue loan combination, unless an 805 Third Avenue control appraisal period is continuing, the 805 Third Avenue controlling class representative or the holder of a majority of the 805 Third Avenue controlling class certificates (by certificate balance)) is (i) a borrower or mortgagor under that mortgage loan or loan combination or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

With respect to the serviced mortgage loans and serviced loan combinations, in general:

●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, loan combinations; and

●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause (provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 25% of the certificate balance of the then-controlling class of certificates, LNR Partners, LLC may not be removed or replaced as special servicer with respect to all serviced mortgage loans (other than the 805 Third Avenue mortgage loan (for so long as an 805 Third Avenue control appraisal period is not continuing)) without cause.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder may not lose such rights under the related co-lender agreement.

Any serviced loan combination with a subordinate companion loan that (i) is held outside the Issuing Entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled loan combination. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a loan combination.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced loan combination, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.

The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.

Controlling Class

Representatives	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of pooled certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class F will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of pooled principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class K-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class F, Class G, Class H, Class J-RR and Class K-RR certificates.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

A “control termination event” will: (1) with respect to any mortgage loan (other than the 805 Third Avenue loan combination) either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of pooled principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and (2) with respect to the 805 Third Avenue loan combination, be determined in accordance with clause (1) of this definition, but only if a control appraisal period exists with respect to such loan combination. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.

A “consultation termination event” will: (1) with respect to any mortgage loan (other than the 805 Third Avenue loan combination), occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of pooled principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and (2) with respect to the 805 Third Avenue loan combination, be determined in accordance with clause (1) of this definition but only if a control appraisal period exists with respect to such loan combination. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.

Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, a Delaware limited liability company is expected, on the closing date, (i) to purchase the Class J-RR and Class K-RR certificates (in each case, excluding the portion comprising a part of the VRR Interest), and (ii) to appoint LNR Securities Holdings, LLC or an affiliate as the initial controlling class representative.

The “805 Third Avenue controlling class representative” under the pooling and servicing agreement will be the 805 Third Avenue controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of the loan-specific certificates by certificate balance. No person may exercise any of the rights and powers of the 805 Third Avenue controlling class representative with respect to an excluded mortgage loan.

In general, the “805 Third Avenue controlling class” is, as of any time of determination, the most subordinate class of the 805 Third Avenue control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that if no such class meets the preceding requirement, then the most senior class of 805 Third Avenue control eligible certificates will be the “805 Third Avenue controlling class”. The 805 Third Avenue controlling class as of the closing date will be the Class 805H certificates.

The “805 Third Avenue control eligible certificates” will be the Class 805 D and 805H certificates. No other class of certificates will be eligible to act as the 805 Third Avenue controlling class or appoint an 805 Third Avenue controlling class representative.

Holders of the Loan-Specific

Certificates	The 805 Third Avenue mortgage loan (4.4%) has a related trust subordinate companion loan (a subordinate note in the related loan combination) which will also be held by the issuing entity but will not be pooled with the mortgage loans. A separate series of loan-specific certificates will be issued with respect to and backed by the trust subordinate companion loan. Any expenses or losses incurred in respect to any mortgage loan other than the 805 Third Avenue mortgage loan will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no 805 Third Avenue control appraisal period is continuing as described under “The Pooling and Servicing Agreement—Directing Holder”, the 805 Third Avenue controlling class representative will be the directing holder for the 805 Third Avenue loan combination. During the continuation of an 805 Third Avenue control appraisal period with respect to the 805 Third Avenue loan combination, the 805 Third Avenue controlling class representative will no longer be the directing holder for the 805 Third Avenue loan combination, and (so long as a control termination event does not exist) the controlling class representative will be the directing holder for the 805 Third Avenue loan combination and will generally have the same consent and consultation rights with respect to the related loan combination as it does for the other mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—The Loan Combinations—The 805 Third Avenue Pari Passu-AB Loan Combination”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans, as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor. LNR Securities Holdings, LLC is expected to be appointed as the initial risk retention consultation party.

If the risk retention consultation party or the holder of more than 50% of the VRR Interest becomes a borrower party with respect to any serviced mortgage loan (such mortgage loan referred to herein as an “excluded RRCP mortgage loan”), the rights of the risk retention consultation party with respect to such mortgage loan will be limited as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

For so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any reports or information directly to, the risk retention consultation party.

Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be, each of:

(i)	except with respect to a serviced outside controlled loan combination, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of the 805 Third Avenue loan combination, provided that an applicable control appraisal period exists with respect to such loan combination, the controlling class representative;

(ii)	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or a serviced loan combination with a controlling subordinate companion loan held outside the issuing entity), (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such loan combination, (b) solely prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;

(iii)	with respect to any serviced loan combination that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;

(iv)	solely after the occurrence and during the continuance of a control termination event (or, in the case of the 805 Third Avenue loan combination, an 805 Third Avenue operating advisor consultation trigger event), the operating advisor; and

(v)	except with respect to any excluded RRCP mortgage loan, (a) for so long as no consultation termination event is continuing, with respect to any specially serviced loan, and (b) during the continuance of a consultation termination event, with respect to any mortgage loan, the risk retention consultation party.

provided, that with respect to any serviced loan combination, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) solely with respect to the 805 Third Avenue loan combination, a control appraisal period does not exist with respect thereto and/or (4) with respect to any serviced outside controlled loan combination, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such loan combination, (B) the operating advisor will not be a consulting party if and for so long as no control termination event or 805 Third Avenue operating advisor consultation trigger event, as applicable, has occurred and is continuing, (C) the risk retention consultation party will not be a consulting party with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party, or with respect to any mortgage loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced loan combination will be subject to the terms of the related co-lender agreement.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced loan combination, if none of the controlling class representative, the operating advisor, the risk retention consultation party, or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced loan combination.

Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination; or

●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combinations and Mezzanine Loan

Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and the trust subordinate companion loan, its respective due date in December 2019 (or, in the case of any mortgage loan or trust subordinate companion loan that has its first due date subsequent to December 2019, the date that would have been its due date in December 2019 under the terms thereof if a monthly payment were scheduled to be due in that month).

Closing Date	On or about December 19, 2019.

Distribution Date	The 4th business day following the related determination date of each month, beginning in January 2020.

Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in January 2020.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in January 2020, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	November 2024
	Class A-2	December 2024
	Class A-3	November 2029
	Class A-4	December 2029
	Class A-AB	October 2029
	Class X-A	December 2029
	Class A-S	December 2029
	Class B	December 2029
	Class C	December 2029

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in December 2072.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (together with, in the case of Citi Real Estate Funding Inc., the trust subordinate companion loan) to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loan into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below(1):

(1)	Citi Real Estate Funding Inc. will sell the trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable with respect to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates. The foregoing illustration does not take into account sales or other transfers of any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-C7:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-AB

●	Class X-A

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2019-C7 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S, Class R, Class 805A, Class 805B, Class 805C, Class 805D and Class 805H certificates.

The offered certificates, together with the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR and Class S certificates, are collectively referred to in this prospectus as the “pooled certificates”. The pooled certificates (exclusive of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class S certificates) are collectively referred to in this prospectus as the “pooled principal balance certificates”. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are collectively referred to in this prospectus as the “Class X certificates” or the “pooled Class X certificates”.

The 805 Third Avenue mortgage loan will be pooled together with the other mortgage loans and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the mortgage loans held by the issuing entity, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates.

B. Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%.

The certificate balance of any class of pooled principal balance certificates or loan-specific principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans (or, in the case of a class of loan-specific principal balance certificates, the trust subordinate companion loan) and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rates with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates will each be fixed at the initial pass-through rate for the applicable class set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to the Class B certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of pooled certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The trust subordinate companion loan will not be taken into account in determining pass-through rates on the pooled certificates.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.05125% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month (or, with respect to any specially serviced loan or REO loan with respect to which the risk retention consultation party consulted with the special servicer during the occurrence and continuance of a consultation termination event, $5,000 for the month in which such consultation occurred).

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Servicing of Loan Combination	Outside (Primary) Servicer Fee Rate (per annum)[1]	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate(2)	Outside Liquidation Fee Rate(2)

650 Madison Avenue	Outside Serviced	0.00125%	0.25000%(3)	1.00000% (3)	1.00000% (3)

Harvey Building Products	Outside Serviced	0.00125%	0.25000%	1.00000%	1.00000%

Austin Landing Mixed-Use	Outside Serviced	0.00125%	0.25000%(4)	1.00000%(4)	1.00000%(4)

Wells Fargo Place	Outside Serviced	0.00250%	0.25000%	1.00000%	1.00000%

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

(3)	The fee rates set forth are those specified in the related co-lender agreement as being the maximum rates permitted under the related future outside servicing agreement.

(4)	The fees specified in the table above are based on a publicly available preliminary prospectus for the Benchmark 2019-B15 securitization and/or the related co-lender agreement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan and the trust subordinate companion loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00105% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $15,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00025%. The asset representations reviewer will not be entitled to an ongoing fee with respect to the trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and the trust subordinate companion loan for each distribution date, calculated on the total outstanding principal balance of the mortgage loans and the trust subordinate companion loan in the issuing entity and the combined trustee/certificate administrator fee rate of 0.00570% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate (except in the case of the trust subordinate companion loan) and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan and the trust subordinate companion loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order of

Distributions	The aggregate amount available for distribution to holders of the pooled certificates on each distribution date will generally be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans (but not the trust subordinate companion loan) during the applicable one-month collection period, plus any advances of principal and interest for such distribution date, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC.

On each distribution date, funds available for distribution to the holders of the pooled certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“pooled available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of pooled available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, pooled available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered certificates: in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

No class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan, and such amounts will not be included in the pooled available funds.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of pooled certificates (exclusive of the Class S certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of certificates entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated among the respective classes of the offered certificates and certain other classes of pooled certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

D. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled certificates.

On any distribution date, the pooled available funds will be allocated among the various classes of pooled certificates (other than the Class S certificates) in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, mortgage loan losses will be allocated among the various classes of pooled certificates (other than the Class S certificates) in ascending order (beginning with certain pooled certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding pooled principal balance certificates.

**	Other than the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R certificates.

Principal losses on the mortgage loans allocated to a class of pooled principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of pooled Class X certificates or the Class S or Class R certificates or the loan-specific certificates, although loan losses will reduce the notional amount of each class of pooled Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding pooled principal balance certificates), and, therefore, the amount of interest they accrue. Principal losses on the trust subordinate companion loan will be allocated to the loan-specific principal balance certificates, and any such loss allocated to a class of loan-specific principal balance certificates will reduce the certificate balance of that class of certificates.

Credit enhancement will be provided solely by certain classes of subordinate pooled principal balance certificates that will be subordinate to certain classes of senior pooled certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of the trust subordinate companion loan to the 805 Third Avenue mortgage loan, as and to the extent set forth in the related co-lender agreement. See

“Description of the Mortgage Pool—The Loan Combinations—The 805 Third Avenue Pari Passu-AB Loan Combination”.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and/or the allocation of losses to the pooled certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in pooled available funds will reduce distributions to the classes of pooled certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer (or, in the case of an outside serviced mortgage loan, by the related outside servicer) are required to be allocated to the pooled certificates (other than the Class S certificates) and are required to be further allocated between the classes of such pooled certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

F. Excess Interest	On each distribution date, any excess interest resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan and the trust subordinate companion loan in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan or trust subordinate companion loan, as applicable. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to any mortgage loan or trust subordinate companion loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on the trust subordinate companion loan, only from collections on the related mortgage loan and the trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than the trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, as applicable, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be (i) 55 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $1,139,147,570 and (ii) one (1) trust subordinate companion loan, with an aggregate outstanding principal balance as of the cut-off date of $125,000,000. The mortgage loans and the trust subordinate companion loan are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 23 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

Although the trust subordinate companion loan is an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or loan combination by name refer to such mortgage loan, trust subordinate companion loan or loan combination, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	One hundred-twelve (112) mortgaged properties (96.5%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property (3.5%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Eleven (11) mortgage loans (37.3%) are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of the trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

●	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, then such loan combination would constitute a “pari passu-AB loan combination” and the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

With respect to the 805 Third Avenue loan combination set forth below, the trust subordinate companion loan is evidenced by one junior promissory note. The trust subordinate companion loan is the only companion loan held by the issuing entity.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination(2)	Type of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
490-504 Myrtle Avenue	CREFI	$50,000,000	4.4%	$35,000,000	-	$85,000,000	Serviced	Pari Passu	Y

650 Madison Avenue	CREFI	$50,000,000	4.4%	$536,800,000	$213,200,000	$800,000,000	Outside Serviced	Pari Passu-AB	N

805 Third Avenue	CREFI	$50,000,000	4.4%	$100,000,000	$125,000,000	$275,000,000	Serviced	Pari Passu-AB	Y(3)

405 E 4th Avenue	CREFI	$42,500,000	3.7%	$20,000,000	-	$62,500,000	Serviced	Pari Passu	Y

Harvey Building Products	CREFI	$40,000,000	3.5%	$120,000,000	-	$160,000,000	Outside Serviced	Pari Passu	N

Austin Landing Mixed-Use	CREFI	$38,750,000	3.4%	$50,000,000	$26,000,000	$114,750,000	Outside Serviced	Pari Passu AB	N

Giant Anchored Portfolio	CREFI	$38,500,000	3.4%	$58,500,000	-	$97,000,000	Serviced	Pari Passu	Y

Alrig Portfolio	SMC	$35,000,000	3.1%	$14,500,000	-	$49,500,000	Serviced	Pari Passu	Y

Park Central Tower	SMC	$35,000,000	3.1%	$25,000,000	-	$60,000,000	Serviced	Pari Passu	Y

Shoppes at Parma	LCF	$35,000,000	3.1%	$22,075,000	-	$57,075,000	Serviced	Pari Passu	Y

Wells Fargo Place	SMC	$10,000,000	0.9%	$70,000,000	-	$80,000,000	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Loan Combinations—General” for further information with respect to each loan combination, the related companion loans and the identity of the holders thereof.

(2)	For a discussion of the terms “serviced”, “outside serviced” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.

(3)	The control rights with respect to the 805 Third Avenue loan combination will be exercised by certain holders of the loan-specific certificates relating to the trust subordinate companion loan until the occurrence and during the continuation of an 805 Third Avenue control appraisal period. See “The Pooling and Servicing Agreement—Directing Holder” for additional information.

The identity of, and certain other items of information regarding, the mortgage loans that will be the outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment”.

There are no serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of loan combination(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans

Initial Pool Balance(2)	$1,139,147,570
Number of Mortgage Loans	55
Number of Mortgaged Properties	113
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$854,000 to $50,000,000
Average Cut-off Date Balance	$20,711,774
Range of Mortgage Rates	3.40000% to 5.09000%
Weighted Average Mortgage Rate	3.96634%
Range of original terms to Maturity Date/ARD(3)	60 months to 120 months
Weighted average original term to Maturity Date/ARD(3)	118 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(3)	59 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(3)	117 months
Range of original amortization terms(4)	324 months to 600 months
Weighted average original amortization term(4)	375 months
Range of remaining amortization terms(4)	324 months to 600 months
Weighted average remaining amortization term(4)	375 months
Range of Cut-off Date LTV Ratios(5)(6)	32.6% to 74.7%

All Mortgage Loans

Weighted average Cut-off Date LTV Ratio(5)(6)	61.8%
Range of Maturity Date/ARD LTV Ratios(3)(5)(6)	32.6% to 70.0%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)(6)	57.6%
Range of UW NCF DSCR(5)(7)	1.30x to 2.89x
Weighted average UW NCF DSCR(5)(7)	1.99x
Range of Debt Yield on Underwritten NOI(5)(8)	6.6% to 15.4%
Weighted average Debt Yield on Underwritten NOI(5)(8)	9.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	55.3%
Interest Only, then Amortizing Balloon	26.7%
Amortizing Balloon	17.8%
Interest Only- ARD Loans	0.2%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	11.0%
Mortgage Loans with mezzanine debt	8.4%
Mortgage Loans with subordinate debt	12.2%
Mortgage Loans with mezzanine debt and subordinate debt	0.0%

(1)	Except when expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.

(4)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a loan combination, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 62.1% and 57.9%, respectively.

(7)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(8)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All but one (3.4%) of the mortgage loans accrue interest on an actual/360 basis.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;

●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Eleven (11) of the mortgaged properties (15.6%) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the mortgaged properties (0.6%) was acquired 12 months or less prior to the cut-off date and, therefore, has no or limited prior operating history and/or lacks historical financial figures and information.

Thirty-one (31) of the mortgaged properties (3.7%) are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	The securitization transaction constituted by the issuance of the pooled certificates will be subject to Regulation RR, 17 C.F.R. Part 246 (the “Credit Risk Retention Rules”). Starwood Mortgage Capital LLC is expected to act as the “retaining sponsor” for such securitization transaction and intends to satisfy the U.S. credit risk retention requirements through (i) the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” of Starwood Mortgage Capital LLC, from the underwriters and initial purchasers, on the closing date, of an “eligible vertical interest”, in the form of pooled certificates representing approximately 3.7484% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of pooled certificates (collectively referred to herein as the “VRR interest”) and (ii) the purchase by Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, a “majority-owned affiliate” of Starwood Mortgage Capital LLC, from the initial purchasers, on the closing date, of an “eligible horizontal residual interest”, in the form of the Class J-RR and Class K-RR certificates (in each case, excluding the portion comprising part of the VRR interest) (referred to herein as the “HRR interest”), representing approximately 1.2841% of the aggregate fair value of all pooled certificates. Starwood Mortgage Capital LLC, as the “retaining sponsor” for the securitization transaction constituted by the issuance of the pooled certificates, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For additional information, see “Credit Risk Retention” and “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the pooled certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited and RealINSIGHT;

●	The certificate administrator’s website initially located at https://sf.citidirect.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans and the trust subordinate companion loan remaining in the issuing entity (including any such loans that have become REO loans) is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loan as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

On any distribution date on which the principal balance of the trust subordinate companion loan is less than 1.0% of the principal balance of the trust subordinate companion loan as of the cut-off date, certain entities specified in this prospectus will have the option to purchase the trust subordinate companion loan at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates but excluding the Class S and Class R certificates) for the mortgage loans and the trust subordinate companion loan remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.

Similarly, the trust subordinate companion loan REMIC related to the trust subordinate companion loan only may be terminated in connection with a voluntary exchange of all the then-outstanding loan-specific certificates, provided that the aggregate of the certificate balances of the Class 805A, Class 805B, Class 805C and Class 805D certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, but all the holders of such classes of outstanding loan-specific certificates would have to voluntarily participate in such exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions

of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to such defaulted mortgage loans (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) (and, in the case of (x) the 805 Third Avenue loan combination, the trust subordinate companion loan, or (y) any other loan combination with a subordinate companion loan, if so provided in the related co-lender agreement, the related subordinate companion loan(s)) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any loan combination with a subordinate companion loan, the related subordinate companion loan(s)) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a loan combination that constitutes a defaulted loan under the related outside servicing agreement.

Pursuant to the co-lender agreement with respect to any AB loan combination (except for (x) any loan combination as to which, and for so long as, the related subordinate companion loan(s) is/are included in a securitization, or (y) the 805 Third Avenue loan combination), the holder of any related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Three separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are as follows:

●	The trust subordinate companion loan REMIC will hold the trust subordinate companion loan and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the upper-tier REMIC.

●	The lower-tier REMIC will hold the mortgage loans (excluding any post-anticipated repayment date excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the upper-tier REMIC.

●	The upper-tier REMIC will hold the lower-tier REMIC regular interests and the trust subordinate companion loan REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR certificates and the loan-specific certificates as classes of regular interests in the upper-tier REMIC.

The portion of the issuing entity consisting of collections of post-anticipated repayment date excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and the trust subordinate companion loan, and the primary security and source of payment for the mortgage loans and the trust subordinate companion loan will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a Class X-A certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large as compared to the amount of principal payable on your certificates, or if your certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the pooled certificates will depend on the terms of the certificates, more particularly:

●	a class of pooled certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of pooled certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

In addition, with respect to the Class A-AB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and/or Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the pooled principal balance certificates exceed the aggregate certificate balance of the classes of pooled principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the pooled certificates and will result in a reduction of the certificate balances of the pooled principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans). See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled principal balance certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class K-RR certificates, then the Class J-RR certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a loan combination with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related loan combination (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See “Description of the Mortgage Pool—The Loan Combinations—The Austin Landing Mixed-Use Pari Passu-AB Loan Combination”.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of pooled certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates,

●	the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“Institutional Investors”) including:

institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with the Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

●	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity will retain a material net economic interest in the respective securitizations constituted by the issuance of the pooled certificates or the issuance of the loan-specific certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or to take any other action which may be required by prospective investors for the purposes of their compliance with any EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United

States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If it is ultimately determined in the American Fidelity Assurance Co. case, which is pending for trial, that the subject mortgage-backed securities are not exempt under Section 304(a)(2) of the TIA and that holding is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the Pooling and Servicing Agreement is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, the securitization transaction constituted by the issuance of the pooled certificates is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. Further, Citi Real Estate Funding Inc. is the only sponsor, and will act as “retaining sponsor” (as such term is defined in the credit risk retention rules), with respect to the securitization transaction constituted by the issuance of the loan-specific certificates relating to the trust subordinate companion loan. In connection therewith, the Class 805H certificates will be purchased and retained by a third party purchaser contemplated by Rule 7 of the credit risk retention rules, in accordance with the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the loan-specific certificates relating to the trust subordinate companion loan. We cannot assure you that the retaining party for any such securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.”—CREFI’s Underwriting Guidelines and Processes”, “—Rialto Mortgage Finance, LLC—Rialto’s Underwriting Standards and Loan Analysis”, “—Ladder Capital Finance LLC—Ladder Capital’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.  A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—The Sponsors and the Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Review of Rialto Mortgage Loans”, “—The Sponsors and the Mortgage Loan Sellers—Ladder Capital Finance LLC—Review of LCF Mortgage Loans” and “—The Sponsors and the Mortgage Loan Sellers—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See

“Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties.

Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are multifamily, office, retail, mixed use and hospitality. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, Florida, Ohio, Texas, Michigan, New Jersey and Pennsylvania. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse.

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. See “Description of the Mortgage Pool—Property Types—Multifamily Properties” for information regarding mortgaged properties subject to rent stabilization laws or regulations.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”, “--Office Properties” and “—Retail Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	the quality of hospitality property management;

●	ability to convert to alternative uses which may not be readily made;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Private Schools and Other Cultural and Educational Institutions

The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Loss of accreditation and consequent loss of eligibility of students for federal or state student loans can have a material adverse effect on private schools. Certain for-profit schools have been subject to governmental investigations and/or lawsuits, or private litigation, alleging that their recruitment practices are predatory, and/or that they fail to adequately prepare students for employment in the professions or areas in which they offer to provide training.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common.  In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization.  See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment.  Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy.  In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.  See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

Risks of Anticipated Repayment Date Loans

Two (2) mortgage loans, secured by the Dollar General Sullivan, IL mortgaged property (0.1%) and the Dollar General Adrian, MO mortgaged property (0.1%), respectively, each provides that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan interest rate for such mortgage loan.  Generally, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service (calculated based on the original mortgage loan interest rate), the funding of reserves, other amounts then due and payable under the related loan documents (other than “excess interest” described below) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property or portfolio of mortgaged properties will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the related borrower to repay each such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so.  While interest at the original mortgage loan interest rate continues to accrue and be payable on a current basis on each such mortgage loan after its related anticipated repayment date, payment of the additional interest accrued by reason of the marginal increase in the interest rate to the increased interest rate (any such additional interest, the “excess interest”) will be deferred until (and such deferred excess interest will accrue interest, if and to the extent permitted under applicable law and the related loan documents, and will be required to be paid only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans.  These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans.  Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.  See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing.  Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●

significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate.  This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity.  These factors have increased the risk that refinancing may not be available.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.   was insolvent at the time of granting the lien,

2.   was rendered insolvent by the granting of the lien,

3.   was left with inadequate capital, or

4.   was not able to pay its debts as they matured; and

●

the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.  See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear.  Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable.  In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  The risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure.  Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor.  See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties.  We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates.  The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values.  However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer.  See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”).  In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel.  In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.  These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions.  Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.  See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements.  Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing.  The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants.  The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project.  In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit.  Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits.  The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor.  Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.  The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits.  Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits.  Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information on the mortgage loans including, without limitation, a description of the historic tax credits related to the Chemours HQ mortgage loan.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls.  For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association.  The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors.  Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests.  We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.  In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units.  The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss).  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the issuance of the offered certificates.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference.  In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Two (2) of the mortgaged properties (4.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 11.0%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire December 20, 2019.  We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.  See also Sponsor representation and warranty no. (16) (Insurance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements.  Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy.  That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust.  As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans.  To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program.  The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses.  Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government.  The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year.  Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million).  The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks.  Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program.  We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance.  Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market.  In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.  Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.  To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.  In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller.  Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans.  Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.  As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale.  If such party’s challenge were successful, payments on the certificates would be reduced or delayed.  Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws.  If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.  If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower.  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.  Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code.  These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property.  In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan.  Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower.  Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group.  We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market.  Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property.  Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan.  See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●

the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity (other than the trust subordinate companion loan), the related borrower is still obligated to make interest and principal payments on each related companion loan.  As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.

With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow.  Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business.  We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury; or

●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property.  In addition, any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves.  We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves.  See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.  In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act.  If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the  servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer.  An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all.  If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the pooled certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans (and Citi Real Estate Funding Inc. will sell the trust subordinate companion loan) to the depositor (an affiliate of (i) Citi Real Estate Funding Inc., one of the sponsors and an originator, (ii) Citibank, N.A., the certificate administrator and custodian, and (iii) Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans and the trust subordinate companion loan.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans.  Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans.  See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.  Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related loan combination.  However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code.  See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any companion loan holder.

In addition, certain “majority-owned affiliates” (as defined in the Credit Risk Retention Rules) of Starwood Mortgage Capital LLC, a sponsor and an affiliate of the special servicer (with respect to all serviced mortgage loans), are expected to hold the VRR Interest and the HRR Interest as described in “Credit Risk Retention,” and its affiliate, LNR Securities Holdings, LLC, is expected to be appointed as the initial risk retention consultation party.  The risk retention consultation party may, on a strictly non-binding basis, and subject to certain limitations while LNR Partners, LLC is the special servicer, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the certificates.  However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents.  The risk retention consultation party and the party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any party that can appoint the risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans.  In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is the risk retention consultation party or the person entitled to appoint the risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to the risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent the risk retention consultation party or a holder of the VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of the VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of the VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), the risk retention consultation party or such holder of the VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of the risk retention consultation party or such holder of a VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above.  There can be no assurance that a holder of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any mortgage loan or loan combination as to which it is a borrower party or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or loan combination becomes subject to a workout or liquidation.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, acting as the directing holder, the retaining sponsor, a retaining party or a risk retention consultation party, purchasing and holding one or more classes of certificates (including as part of the VRR Interest or the HRR Interest), purchasing and/or retaining one or more related companion loans and/or related mezzanine loans, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, affiliates of Ladder Capital Finance LLC, a loan seller and a sponsor, are the respective borrowers with respect to two mortgage loans: the Dollar General Sullivan, IL mortgage loan (0.1%) and the Dollar General Adrian, MO mortgage loan (0.1%).  The interests of the related borrowers may conflict with the interests of the certificateholders, and Ladder Capital Finance LLC has no obligation to act in the best interest of the certificateholders.  In addition, there can be no assurance that any such mortgage loan does not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to an affiliate of the sponsor.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may (and, in the case of LNR Partners, LLC, it is anticipated that its affiliates will) purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.  These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates.  See “The Pooling and Servicing

Agreement—Servicing of the Mortgage Loans”.  Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein.  See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.  Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.  While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations.  Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

●

as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●

as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor.  Each of these relationships may create a conflict of interest.  For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity.  As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity.  Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.  This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer.  The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans.  Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders.  See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.  Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event (or, in the case of the

805 Third Avenue loan combination, an 805 Third Avenue operating advisor consultation trigger event), (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans.  This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement.  In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement.   Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and the trust subordinate companion loan; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement.  See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party, including, but not limited to, the certificateholders.  In addition, pursuant to the credit risk retention rules, the operating advisor is not permitted to (i) be affiliated with other parties to the respective securitization transactions constituted by the issuance of the pooled certificates and the issuance of the loan-specific certificates (which, for the avoidance of doubt, does not include the asset representations reviewer) or (ii) directly or indirectly have any financial interest in the respective securitization transactions constituted by the issuance of the pooled certificates and the issuance of the loan-specific certificates other than in fees from its role as the operating advisor.  See “The Pooling and Servicing Agreement—Operating Advisor”.  Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties.  Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity.  These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties.  Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.  This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans.  See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”.  In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties.  Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as asset representations reviewer.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties.  Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.  This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that LNR Securities Holdings, LLC (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder.  LNR Securities Holdings, LLC is the current directing certificateholder and risk retention consultation party under the MSC 2019-L3 pooling and servicing agreement which governs the servicing of the Wells Fargo Place loan combination, and an affiliate of (i) LNR Partners, LLC, the anticipated initial special servicer and the current special servicer under the MSC 2019-L3 pooling and servicing agreement, which governs the servicing of the Wells Fargo Place loan combination, and the anticipated special servicer under the MAD 2019-650M trust and servicing agreement, which is expected to govern the 650 Madison Loan Combination, (ii) Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, the anticipated purchaser of the Class J-RR and Class K-RR certificates (in each case, excluding the portion thereof comprising a part of the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention I LLC, the anticipated purchaser of the VRR Interest, (iv) Starwood Mortgage Capital LLC, a sponsor and mortgage loan seller, (v) Starwood Funding III LLC, the current holder of one or more Wells Fargo Place companion loans, and (vi) Starwood Mortgage Funding II LLC, the current holder of the Alrig Portfolio companion loan and the Park Central Tower companion loan.  BSREF Holdings LLC (or an affiliate) will be the initial 805 Third Avenue controlling class representative and, accordingly, the initial directing holder with respect to the 805 Third Avenue loan combination.  See “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer” above.  The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder.  See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus.  See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders, the 805 Third Avenue controlling class representative will be controlled by the 805 Third Avenue controlling class certificateholders, and the holders of the controlling class and the 805 Third Avenue controlling class, respectively, will not, in the case of any such class, have any duty or liability to any other certificateholder.  Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder.  See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced loan combination.  See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take actions with respect to the related serviced mortgage loan or serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”.  No directing holder or consulting party will have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders.  As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests.  See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

However, if any mortgage loan or the trust subordinate companion loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder (or, with respect to the trust subordinate companion loan, so long as a control appraisal period is not continuing with respect to such loan combination, the loan-specific controlling class representative or any loan-specific controlling class certificateholder), as applicable) is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party or the loan-specific controlling class representative or any loan-specific controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information“, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan.  Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder (or the loan-specific controlling class representative or any loan-specific controlling class certificateholder) that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that any such excluded controlling class holder will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder (or the loan-specific controlling class representative or any loan-specific controlling class certificateholder) that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class F, Class G, Class H, Class J-RR and Class K-RR (excluding, in each case, the portion comprising part of the VRR Interest) certificates (the “B-Piece Buyers”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyers may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans.  In addition, the B-Piece Buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyers or that the final pool as influenced by the B-Piece Buyers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyers’ certificates.  Because of the differing subordination levels, the B-Piece Buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyers but that does not benefit other investors.  In addition, the B-Piece Buyers may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyers performed due diligence solely for their own benefit and have no liability to any person or entity for conducting their due diligence.  The B-Piece Buyers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in their capacity as owners of certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyers’ acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyers will have no liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that LNR Securities Holdings, LLC (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder.  The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans.  In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement.  See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the applicable directing holder, or an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests.  See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder.  In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) after the occurrence and during the continuance of a consultation termination event, in the case of a vote by pooled certificateholders, or at any time, in the case of a vote by loan-specific certificateholders, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of either the pooled certificateholders or the loan-specific certificateholders, as applicable (as a collective whole)).  See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced loan combination will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced loan combination as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity.  In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes.  Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses.  In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts.  Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  You generally have no right to vote on any servicing matters related to any outside serviced loan combination.  See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Lead Companion Loan for Each of Certain of the Loan Combinations Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern Such Loan Combination Have Yet to Be Finalized

It is expected that each of the Austin Landing Mixed-Use and the 650 Madison Avenue loan combinations will be respectively serviced and administered pursuant to the servicing agreement for the commercial mortgage securitization transaction to which a particular related lead companion loan is to be contributed, which in the case of the Austin Landing Mixed-Use loan combination is expected to be the Benchmark 2019-B15 securitization and in the case of the 650 Madison Avenue loan combination is expected to be the MAD 2019-650M securitization.  However, each such outside securitization has not closed, and the provisions of the respective outside servicing agreements have not yet been finalized, although such provisions will be required to satisfy the requirements of the related co-lender agreement.  See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.  Prospective investors should be aware that they will not have any control over, nor any assurance as to, whether the closing of either of the outside securitization transactions actually occurs, nor will they have any assurance as to the particular terms of the outside servicing agreements, except to the extent of compliance with the requirements of the related co-lender agreement.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder.  In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party.  See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”.  Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties.  As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or other person that appointed it); (iii) does not have any duties to the holders of any class of certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or other person that appointed it) over the interests of the holders of one or more classes (or other classes, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan.  We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced loan combination.  Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan (or, in the case of the 805 Third Avenue loan combination, the trust subordinate companion loan) is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity.  Accordingly, if any such sale does occur with respect to the serviced loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan (and, in the case of the 805 Third Avenue loan combination, the related mortgage loan and the trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder, if it is the directing holder, or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination).  In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled loan combination will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates.  The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●

An outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of certificates.

●

With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement.  Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan).  As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity.  In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation.  In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.   Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan.  Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects.  See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property.  Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage

Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●

that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●

that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●

to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations.  Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws.  These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems.  Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity (or a portion thereof), including the Trust Subordinate Companion Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.  The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event.  The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates.  See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent.  The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances.  In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property.  In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”.  In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders.  See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes.  Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates.  State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan.  A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.”  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release.  This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.  Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including all or a portion of the Harvey Building Products mortgaged property (3.5%).  Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease.  We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.  Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected.  Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition.  If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence.  In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing.  We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any sale-leaseback transaction involving a mortgaged property could result in substantial, direct and material impairment of the rights of the certificateholders.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR interest, Starwood Conduit CMBS Vertical Retention I LLC (“Vertical MOA”), a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Starwood Mortgage Capital LLC (“SMC”), in its capacity as seller, is expected to enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer.  In connection with a repurchase financing transaction between Vertical MOA and the repurchase counterparty relating to the securitization constituted by the issuance of the pooled certificates, the repurchase counterparty would advance funds to enable Vertical MOA to finance a portion of the purchase price of the VRR interest to be acquired by Vertical MOA.  The VRR interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to the securitization constituted by the issuance of the pooled certificates under the risk retention rules.

Although the risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the risk retention rules.  As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Vertical MOA, in its capacity as retaining party, to fail to comply with the risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Citi Real Estate Funding Inc., Rialto Mortgage Finance, LLC or Ladder Capital Finance LLC makes any representation as to the compliance of SMC or Vertical MOA in any respect with the risk retention rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR interest satisfies such rules, (ii)

Vertical MOA is eligible to retain the VRR interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the risk retention rules.

In connection with the repurchase financing transaction, Vertical MOA has represented to the repurchase counterparty that (i) SMC is a “sponsor” (as defined in the Credit Risk Retention Rules) of the securitization transaction constituted by the issuance of the pooled certificates, (ii) it is a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of SMC, (iii) its obligations under the repurchase finance facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the Credit Risk Retention Rules.  In addition, the obligations of Vertical MOA under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR interest as well as additional CMBS collateral from one or more other transactions.  Unless accelerated by the repurchase counterparty or terminated early by Vertical MOA, the end of the term of each repurchase transaction would be six months after the assumed final distribution date of the junior-most rated class of pooled certificates included in the related securitization.  If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase finance facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Vertical MOA’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Vertical MOA and not transferring legal title to the VRR interest back to Vertical MOA.  In addition, Vertical MOA’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted.  As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities.  Although, under the terms of the repurchase finance facility, the repurchase counterparty may agree to first exercise its remedies in respect of the collateral which does not constitute the VRR interest and the other retention interests of Vertical MOA which are the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR interest will initially be sold to the repurchase counterparty.  Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles.  This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR interest back to Vertical MOA upon payment in full of Vertical MOA’s obligations under the applicable repurchase transaction.  Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility.  Any failure of the repurchase counterparty to return all or any portion of the VRR interest to Vertical MOA when due would likely cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2019-C7 (the “Issuing Entity”).  The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 55 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $1,139,147,570 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan (as defined below).  The “Cut-off Date” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is its respective due date in December 2019 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first due date subsequent to December 2019, the date that would have been its due date in December 2019 under the terms of that Mortgage Loan or Trust Subordinate Companion Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a multifamily, office, retail, mixed use, hospitality, industrial, manufactured housing community, self storage or leased fee property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.  The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower.  You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Eleven (11) of the Mortgage Loans (collectively, 37.3%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Loan Combination”).  A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of the Trust Subordinate Companion Loan, will be held outside the Issuing Entity.  If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination“.  If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination“.  If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Loan Combination may be referred to in this prospectus as a “Pari Passu-AB Loan Combination” and the discussions in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties.  Only each Split Mortgage Loan is included in the Issuing Entity.  No Companion Loan is an asset of the Issuing Entity.  See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the 805 Third Avenue Loan Combination, there is one Subordinate Companion Loan relating to the 805 Third Avenue Mortgage Loan, which Subordinate Companion Loan is identified as Note B and will be included in the Issuing Entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $125,000,000.  Although the Trust Subordinate Companion Loan will be an asset of the Issuing Entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement will be payable only to the Loan-Specific Certificates.  The Trust Subordinate Companion Loan is the only Companion Loan held by the Issuing Entity.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc. (“CREFI”)	20 (the “CREFI Mortgage Loans”)	$582,630,908	51.1%
Ladder Capital Finance LLC (“LCF”)	13 (the “LCF Mortgage Loans”)	215,413,000	18.9
Starwood Mortgage Capital LLC (“SMC”)	14 (the “SMC Mortgage Loans”)	203,278,662	17.8
Rialto Mortgage Finance, LLC (“Rialto”)	8 (the “Rialto Mortgage Loans”)	137,825,000	12.1
Total	55	$1,139,147,570	100.0%

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	20(1)(2)	$582,630,908	51.1%
Ladder Capital Finance LLC	Ladder Capital Finance LLC	13	215,413,000	18.9
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	14	203,278,662	17.8
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	8	137,825,000	12.1
	Total	55	$1,139,147,570	100.0%

(1)

Includes the 650 Madison Avenue Mortgage Loan (4.4%), which is part of a Loan Combination that was co-originated by Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and BMO Harris Bank N.A, and is evidenced by the promissory note designated as note A-1-1, with a Cut-off Date Balance of $50,000,000.

(2)

Includes the Giant Anchored Portfolio Mortgage Loan (3.4%), which is part of a Loan Combination that was co-originated by Citi Real Estate Funding Inc. and Wells Fargo Bank, N.A., and is evidenced by the promissory note designated as note A-1-A, with a Cut-off Date Balance of $38,500,000.

CREFI, Rialto Mortgage Finance, LLC, Ladder Capital Finance LLC and Starwood Mortgage Capital LLC are referred to in this prospectus as originators.

CREFI originated the 805 Third Avenue Loan Combination and will sell the Trust Subordinate Companion Loan to the Depositor, which will in turn sell the Trust Subordinate Companion Loan to the Issuing Entity.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from each of CREFI, Rialto, LCF and SMC (collectively, the “Sponsors”) on or about December 19, 2019 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller.  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding.  The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date.  When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus.  The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although the Trust Subordinate Companion Loan is an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 490-504 Myrtle Avenue Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus.  From time to time, a particular Mortgage Loan or Loan Combination may be identified in this prospectus by name (for example, the 490-504 Myrtle Avenue Mortgage Loan or the 490-504 Myrtle Avenue Loan Combination); when that occurs, we are referring to the Mortgage Loan or Loan Combination, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus.  From time to time, a particular Companion Loan may be identified by name (for example, a 490-504 Myrtle Avenue Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus.  With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, 490-504 Myrtle Avenue) is combined with any Loan Combination-related defined term (for example, 490-504 Myrtle Avenue Companion Loan Holder), reference is being made to such combined term (for example, “490-504 Myrtle Avenue Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Loan Combination as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance.  Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of December 2019 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to December 2019, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of December 2019); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus.  With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than 5 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus.  For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment):

●

With respect to the 650 Madison Avenue Mortgage Loan (4.4%), the Appraised Value of $1,210,000,000 represents the “Hypothetical As Is” appraised value as of October 31, 2019, which assumes that the Mortgaged Property will have in place reserves of around approximately $10,000,000 at closing.  The “as-is” appraised value of the Mortgaged Property as of October 31, 2019, was $1,200,000,000.

●

With respect to the Homewood Suites - Eatontown Mortgage Loan (1.5%), the appraised value of $28,200,000 represents the “as is extraordinary assumption” Appraised Value as of October 2, 2019, which assumes that funds for the capital expenditures have been fully escrowed and will be available to fund the proposed capital improvements following the sale of the asset to a new buyer.  At loan origination the borrower deposited $1,000,000 into a PIP reserve.  The “as-is” appraised value of the Mortgaged Property as of October 2, 2019, was $26,400,000, which excludes the completion of the PIP.

●

With respect to the Hawks Landing Apartments Mortgage Loan (1.3%), the Appraised Value of the Mortgaged Property is a “as stabilized” value of $22,650,000 as of November 7, 2019, and which assumes that the pre-leased tenants will continue to move into the building.  The “as-is” appraised value of the Mortgaged Property as of November 7, 2019 was $22,650,000.

●

With respect to the TownePlace Suites Weston Mortgage Loan (0.9%), the Appraised Value of the Mortgaged Property is a “hypothetical as-is” value of $16,000,000 as of October 1, 2019, and which assumes that the related PIP has been completed.  The “as-is” appraised value of the Mortgaged Property as of October 1, 2019 was $14,000,000.

●

With respect to the Courtyard by Marriott New Haven/Milford Mortgage Loan (0.9%), the Appraised Value of $15,500,000 represents the “as-complete” appraised value as of July 1, 2020, which assumes the completion of a change of ownership PIP.  At loan origination, the borrower escrowed $1,105,000 into a PIP reserve, which is 100% of the estimated cost to complete the PIP work plus an 8% contingency.  The “as-is” appraised value of the Mortgaged Property as of July 3, 2019 was $14,000,000, which excludes the completion of the PIP.

●

With respect to the Hampton Inn Cleveland-Westlake Mortgage Loan (0.5%), the Appraised Value of $8,900,000 represents the “as complete” appraised value as of October 1, 2020, which assumes the completion of a change-of-ownership PIP.  At loan origination, the borrower deposited $2,097,737 into a PIP reserve, which is approximately 110% of the $1,900,000 estimated cost to complete the PIP.  The “as-is” appraised value of the Mortgaged Property as of September 20, 2019, was $6,500,000, which excludes the completion of the PIP.

 “ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Loan Combination), if any.  Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●

with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●

with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●

with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
650 Madison Avenue	4.4%	48.5%	$1,210,000,000	48.9%	$1,200,000,000
Homewood Suites - Eatontown	1.5%	60.8%	$28,200,000	65.0%	$26,400,000
Hawks Landing Apartments	1.3%	64.9%	$22,650,000	64.9%	$22,650,000
TownePlace Suites Weston	0.9%	64.1%	$16,000,000	73.2%	$14,000,000
Courtyard by Marriott New Haven/Milford	0.9%	62.9%	$15,500,000	69.6%	$14,000,000
Hampton Inn Cleveland-Westlake	0.5%	62.9%	$8,900,000	86.2%	$6,500,000

(1)

Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●

with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●

with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s).. ”Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●

with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●

with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s).

 “DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR“, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●

with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●

with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise.

 “Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio“, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●

with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●

with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●

with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
650 Madison Avenue	4.4%	48.5%	$1,210,000,000	48.9%	$1,200,000,000
Homewood Suites - Eatontown	1.5%	48.7%	$28,200,000	52.1%	$26,400,000
Hawks Landing Apartments	1.3%	64.9%	$22,650,000	64.9%	$22,650,000
TownePlace Suites Weston	0.9%	58.5%	$16,000,000	66.9%	$14,000,000
Courtyard by Marriott New Haven/Milford	0.9%	51.3%	$15,500,000	56.8%	$14,000,000
Hampton Inn Cleveland-Westlake	0.5%	52.5%	$8,900,000	71.9%	$6,500,000

(1)

Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus.  No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office, retail, industrial or self storage space), industrial and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See the footnotes to Annex A to this prospectus for additional occupancy assumptions.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant).  Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In the case of the Town Center at Sterling Mortgage Loan (2.9%), the 84 South Mortgage Loan (2.3%), the Sharon Square Mortgage Loan (2.1%) and the Wells Fargo Place Mortgage Loan (0.9%), in the case of certain investment grade-rated or institutional tenants at the related Mortgaged Property, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include straight line rent for certain tenants.  In the case of the Shoppes at Parma Mortgage Loan (3.1%), the Mortgaged Property benefits from a tax increment financing (“TIF”) with the City of Parma, Ohio that runs through 2043.  In connection with the TIF, the borrower is responsible for making certain payments to the city in lieu of full real estate taxes, which amounts will be applied to payment of debt service and administrative expenses on the underlying TIF Bonds and the Excess TIF Revenue after payment of amounts due under the TIF bonds is required to be reimbursed to the borrower up to an aggregate amount equal to $73,869,196.32. For purposes of determining Underwritten Net Cash Flow, the lender underwrote $1,000,000 per year in reimbursed Excess TIF Revenue through the TIF expiration in 2043, which amount is less than the 10-year average of annual Excess TIF Revenue estimated to be available by the appraisal of the Mortgaged Property.  There can be no assurance that the Excess TIF Revenue will equal $1,000,000 per year.  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.” No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related

Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property.  In the case of the Harvey Building Products Mortgage Loan (3.5%), the Giant Anchored Portfolio Mortgage Loan (3.4%), the 84 South Mortgage Loan (2.3%) and the Wells Fargo Place Mortgage Loan (0.9%), in the case of certain investment grade-rated or institutional tenants at the related Mortgaged Property, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.  Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, self storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan.  In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term.  See “—Tenant Issues” below.

“Units“, “Rooms” or “Pads” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics(1)
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(2)	$1,139,147,570
Number of Mortgage Loans	55
Number of Mortgaged Properties	113
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$854,000 to $50,000,000
Average Cut-off Date Balance	$20,711,774
Range of Mortgage Rates	3.40000% to 5.09000%
Weighted Average Mortgage Rate	3.96634%
Range of original terms to Maturity Date/ARD(3)	60 months to 120 months
Weighted average original term to Maturity Date/ARD(3)	118 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(3)	59 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(3)	117 months
Range of original amortization terms(4)	324 months to 600 months
Weighted average original amortization term(4)	375 months
Range of remaining amortization terms(4)	324 months to 600 months
Weighted average remaining amortization term(4)	375 months
Range of Cut-off Date LTV Ratios(5)(6)	32.6% to 74.7%
Weighted average Cut-off Date LTV Ratio(5)(6)	61.8%
Range of Maturity Date/ARD LTV Ratios(3)(5)(6)	32.6% to 70.0%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)(6)	57.6%
Range of UW NCF DSCR(5)(7)	1.30x to 2.89x
Weighted average UW NCF DSCR(5)(7))	1.99x
Range of Debt Yield on Underwritten NOI(5)(8)	6.6% to 15.4%
Weighted average Debt Yield on Underwritten NOI(5)(8)	9.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	55.3%
Interest Only, then Amortizing Balloon	26.7%
Amortizing Balloon	17.8%
Interest Only, ARD Loans	0.2%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	11.0%
Mortgage Loans with mezzanine debt	8.4%
Mortgage Loans with subordinate debt	12.2%
Mortgage Loans with mezzanine debt and subordinate debt	0.0%

(1)	Except when expressly stated otherwise, statistical information in this table does not include the Trust Subordinate Companion Loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date.

(4)	Does not include any Mortgage Loan that pays interest-only until its maturity date or Anticipated Repayment Date.

(5)

The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a Loan Combination, based on both that Mortgage Loan and any related Pari Passu Companion Loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(6)

The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of the related Mortgaged Properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” Appraised Value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”.  In addition, the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the Mortgage Pool using only unadjusted “as-is” Appraised Values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”,

“Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”, are 62.1% and 57.9%, respectively.

(7)

The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties by the Annual Debt Service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the Annual Debt Service that would be in effect for such Mortgage Loan assuming that the related Cut-off Date Balance is net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “—Certain Calculations and Definitions”.

(8)

The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the Underwritten NOI for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance(s) of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout  or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable.  This includes 28 Mortgage Loans (55.5%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, 15 Mortgage Loans (26.7%) that pay interest-only for a portion of their respective terms and 12 Mortgage Loans (17.8%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	22	$233,763,386	20.5%
Suburban	17	163,402,114	14.3
CBD	2	60,000,000	5.3
Medical	3	10,361,273	0.9
Retail	24	229,888,364	20.2
Anchored	15	201,770,000	17.7
Single Tenant Retail	2	2,023,000	0.2
Unanchored	6	24,130,273	2.1
Shadow Anchored	1	1,965,091	0.2
Mixed Use	4	157,850,000	13.9
Retail/Office	3	115,350,000	10.1
Multifamily/Office	1	42,500,000	3.7
Multifamily	24	338,634,570	29.7
Garden	10	139,443,662	12.2
Mid-Rise	14	199,190,908	17.5
Industrial	29	36,081,250	3.2
Warehouse/Distribution	22	20,295,000	1.8
Manufacturing	2	12,225,000	1.1
Warehouse	5	3,561,250	0.3
Hospitality	6	115,250,000	10.1
Full Service	2	72,500,000	6.4
Limited Service	1	5,600,000	0.5
Select Service	1	9,750,000	0.9
Extended Stay	2	27,400,000	2.4
Self Storage	1	2,180,000	0.2
Manufactured Housing	2	23,400,000	2.1
Leased Fee	1	2,100,000	0.2

Total	113	$1,139,147,570	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

Multifamily Properties

Twenty-four (24) multifamily properties (29.7%) secure, in whole or in part, seventeen (17) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties.  See

“Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the 490-504 Myrtle Avenue Mortgage Loan (4.4%), 48 of the units are rent-stabilized, and the remaining 188 units are market-rate units.

With respect to East Village Multifamily Portfolio Pool 2 Mortgage Loan (4.0%), 20 of the residential units are rent-stabilized, and the remaining 80 residential units are market-rate units.

With respect to the 405 E 4th Avenue Mortgage Loan (3.7%), 2 of the residential units are rent-stabilized, and the remaining 13 residential units are market-rate units.

With respect to East Village Multifamily Portfolio Pool 1 Mortgage Loan (3.2%), 8 of the residential units are rent-stabilized and/or rent-controlled, and the remaining 64 residential units are market-rate units.

With respect to The Grand McCarren Mortgage Loan (2.5%), the Mortgaged Property is expected to be subject to use restrictions in connection with certain tax abatements expected to be provided by the New York City Department of Housing Preservation and Development. The restrictions are expected to require that (i) at least 30% of the units be reserved for tenants earning no more than 130% of the area median income and (ii) at least 4 of the units be reserved for tenants earning no more than 80% of the area median income, subject to certain rental restrictions. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

With respect to the Shadow Lake Apartments Mortgage Loan (1.2%), 9 of the units (representing approximately 3.9% of the total units) at the related Mortgaged Property rely in part on subsidies under a Section 8 Tenant-Based Assistance Program through the Georgia Department of Community Affairs.  We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

With respect to the Royal Ridge Apartments Mortgage Loan (1.1%), the Mortgaged Property is subject to a master lease entered into with the Kansas City Kansas Community College (“KCKCC”) for 69 units (approximately 20.0% of the total units) at the Mortgaged Property for student housing.  The master lease commenced on July 1, 2019 and expires on June 30, 2020, subject to extension for an additional year if KCKCC approves proposed rents (which may not exceed 95% of the current market rents on the Mortgaged Property).

With respect to the 39 East 21st Street Mortgage Loan (0.7%), the Mortgaged Property is rent stabilized.

With respect to the Morton Place Apartments Mortgage Loan (0.5%), 8 tenants (representing approximately 4.8% of the total units) at the related Mortgaged Property rely in part on subsidies under certain Section 8 tenant-based assistance programs. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

With respect to the 558 West 193rd Street Mortgage Loan (0.4%), 4 tenants (representing approximately 12.9% of the total units) at the related Mortgaged Property rely in part on subsidies under a Senior Citizen Rent Increase Exemption program for tenants age 62 and older in exchange for certain property tax credits.

With respect to the 558 West 193rd Street Mortgage Loan (0.4%), 1 tenant (representing approximately 3.2% of the total units) at the related Mortgaged Property relies in part on subsidies under a Section 8 Tenant-Based Assistance Program through the New York City Housing Authority.  We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

With respect to the 558 West 193rd Street Mortgage Loan (0.4%), 90.3% of the units at the Mortgaged Property are rent stabilized.

Office Properties

Twenty-two (22) office properties (20.5%) secure, in whole or in part, eleven (11) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Certain of the Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property.  For example, with respect to the Wells Fargo Place Mortgage Loan (0.9%) and the Alrig Portfolio Mortgage Loan (3.1%), the related borrower sponsor (or affiliates thereof) currently owns another office property within a five-mile radius which is expected to be directly competitive with the related Mortgaged Property.

Retail Properties

Twenty-four (24) retail properties (20.2%) secure, in whole or in part, fifteen (15) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of retail properties.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties.  Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

Mixed Use Properties

Four (4) mixed use properties (13.9%) secure, in whole or in part, four (4) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail, multifamily and/or other components.  To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”, “—Office Properties” and

“—Retail Properties”.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

Six (6) hospitality properties (10.1%) secure, in whole or in part, six (6) of the Mortgage Loans. Five (5) of the hospitality properties (7.3%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name.  In addition, transferability of a franchise agreement is generally restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Marriott Phoenix Airport	$40,000,000	3.5%	12/31/2039	12/6/2029
Homewood Suites – Eatontown	$17,150,000	1.5%	1/31/2036	12/6/2029
TownePlace Suites Weston	$10,250,000	0.9%	11/20/2034	12/6/2024
Courtyard by Marriott New Haven/Milford	$9,750,000	0.9%	9/22/2037	12/6/2029
Hampton Inn Cleveland-Westlake	$5,600,000	0.5%	2/28/2030	11/6/2029

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.  Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality.  The Marriott Phoenix Airport Mortgage Loan (3.5%), the Homewood Suites - Eatontown Mortgage Loan (1.5%) and the Courtyard by Marriott New Haven/Milford Mortgage Loan (0.9%), require a seasonality reserve that was established in connection with the origination of each such Mortgage Loan and/or that is required on an ongoing basis.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below: See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Food and Beverage Revenue as % of Underwritten Revenues
Marriott Phoenix Airport	3.5%	28.3%

With respect to the Brazilian Court Mortgage Loan (2.9%), the liquor license is jointly held by borrower and operator of the restaurant at the Mortgaged Property.  The borrower’s interest in the liquor license was collaterally assigned to the lender, but not the restaurant operator’s interest in the liquor license. In the event of a foreclosure, the lender would need to apply for a new license either in its own name or jointly with the restaurant operator.  We cannot assure you that such application would be successful.

With respect to the Homewood Suites - Eatontown Mortgage Loan (1.5%), the liquor license is currently held by the property manager, an affiliate of the prior owner of the Mortgaged Property, not an affiliate of the borrower. The cooperation agreement between the property manager, as licensee, the borrower and the lender, provides that the property manager and the borrower will cooperate with the lender to continue utilizing the existing liquor license and to obtain a new liquor license.

Industrial Properties

Twenty-nine (29) industrial properties (3.2%) secure, in whole or in part, one (1) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

Manufactured Housing Community Properties

Two (2) manufactured housing community properties (2.1%) secure, in whole or in part, two (2) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Sherwood and Glen Ridge MHC Mortgage Loan (1.8%), an affiliate of the borrower (“MH Owner”) owns the homes on 97 of the 436 home pad sites (approximately 22.2% of the total home pad sites) at the Mortgaged Property and, in some cases, such affiliate leases the homes to third parties.  The lender did not underwrite any rental income related to the affiliate-owned homes.  Only income derived from the pad sites was underwritten.  The MH Owner may not enter into a home financing arrangement with more than 30% of the tenants at the Mortgaged Property unless the homes are financed pursuant to a lease to own program.  Additionally, the MH Owner may not remove any affiliate-owned homes from the Mortgaged Property, other than in the ordinary course of business or with the lender’s prior approval.

Self Storage Properties

One (1) self storage property (0.2%) secures, in whole or in part, one (1) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Land (Leased Fee) Properties

One (1) Mortgaged Properties (0.2%) are secured by the fee interest, but not the improvements (subject to the provisions of the related ground lease) in one (1) Mortgaged Property.  Certain factors may adversely affect the operation and value of a Mortgaged Property that consists entirely of a leased fee interest.  See “Risk Factors—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant.  For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	6	7.8%
Grocery(2)	10	12.8%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(3)	8	5.9%
Gym, fitness center, spa, salon, pool or health club(4)	4	4.2%
School, educational facility and/or beauty and cosmetology school(5)	2	3.6%
Theater(6)	1	3.4%
Bank branch(7)	2	1.0%

(1)

Includes the following Mortgaged Properties: Giant Anchored Portfolio - Parkway Plaza, Giant Anchored Portfolio - Scott Town Center, Giant Anchored Portfolio - Creekside Marketplace, Alrig Portfolio - 3300 Alpine Avenue, Park Central Tower and Town Center at Sterling.

(2)

Includes the following Mortgaged Properties: Austin Landing Mixed-Use, Giant Anchored Portfolio - Parkway Plaza, Giant Anchored Portfolio – Ashton Center, Giant Anchored Portfolio – Spring Meadow, Giant Anchored Portfolio - Scott Town Center, Giant Anchored Portfolio - Creekside Marketplace, Giant Anchored Portfolio - Stonehenge Square, Giant Anchored Portfolio - AYR Town Center, Shoppes at Parma, Town Center at Sterling and 604 Tenth Ave.

(3)

Includes the following Mortgaged Properties: 650 Madison Avenue, Alrig Portfolio - 1750 South Telegraph Road, Alrig Portfolio - 2550 South Telegraph Road, Alrig Portfolio - 32270 Telegraph Road, Alrig Portfolio - 2525 South Telegraph Road, Alrig Portfolio - Ellsworth Shopping Center, Alrig Portfolio – 7115 Orchard Lake Road and Alrig Portfolio - CGS Canton.

(4)	Includes the following Mortgaged Properties: Town Center at Sterling, Giant Anchored Portfolio – Parkway Plaza, Giant Anchored Portfolio - Stonehenge Square and Alrig Portfolio - 3300 Alpine Avenue.
(5)	Includes the following Mortgaged Properties: Giant Anchored Portfolio - Parkway Plaza and Town Center at Sterling.
(6)	Includes the following Mortgaged Property: Austin Landing Mixed-Use.
(7)	Includes the following Mortgaged Properties: Giant Anchored Portfolio - Spring Meadow and Giant Anchored Portfolio - Scott Town Center.

Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans.  Enrollment at a private school may decrease due to, among other factors: (i) changing local demographics; (ii) competition from other schools; (iii) increases in tuition and/or reductions in availability of student loans, government grants or scholarships; (iv) reductions in education spending as a result of changes in economic conditions in the area of the school; (v) poor performance by teachers, administrative staff or students; (vi) mismanagement at the private school; and (vii) loss of accreditation leading to ineligibility for federal student loans.  See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Private Schools and Other Cultural and Educational Institutions”.

Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Austin Landing Mixed-Use Mortgage Loan (3.4%) and the Giant Anchored Portfolio Mortgage Loan (3.4%), the related Mortgaged Properties have a gas station on site.

With respect to the Town Center at Sterling Mortgaged Property (2.9%) and the Suburbia Shopping Center Mortgaged Property (1.5%), a tenant operates an automobile repair shop on site.

With respect to each of the Town Center at Sterling Mortgaged Property (2.9%) and the Suburbia Shopping Center Mortgaged Property (1.5%), a tenant operates an on-site dry cleaner.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance

Largest Mortgage Loan	$50,000,000	4.4%
Five (5) Largest Mortgage Loans	$237,607,662	20.9%
Ten (10) Largest Mortgage Loans	$435,147,662	38.2%
Largest Related-Borrower Concentration(1)	$127,990,908	11.2%
Next Largest Related-Borrower Concentration(1)	$2,023,000	0.2%

(1)	Excludes single-borrower Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.2% of the Initial Pool Balance.  See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
490-504 Myrtle Avenue	$50,000,000	4.4%
East Village Multifamily Portfolio Pool 2	$45,107,662	4.0%
Harvey Building Products	$40,000,000	3.5%
Giant Anchored Portfolio	$38,500,000	3.4%
East Village Multifamily Portfolio Pool 1	$36,483,246	3.2%
Alrig Portfolio	$35,000,000	3.1%
Memorial West/EAV Portfolio	$30,600,000	2.7%
Noll Portfolio	$12,500,000	1.1%
Grand Total	$288,190,908	25.3%

Two (2) groups of Mortgage Loans (11.4%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 11.2% of the Initial Pool Balance. See “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
East Village Multifamily Portfolio Pool 2	$45,107,662	4.0%
East Village Multifamily Portfolio Pool 1	$36,483,246	3.2%
Coventry Square	$18,300,000	1.6%
Stanford Court	$11,400,000	1.0%
The Madison	$8,900,000	0.8%
Village on the Green	$7,800,000	0.7%
Total for Group 1:	$127,990,908	11.2%

Group 2
Dollar General Sullivan, IL	$1,169,000	0.1%
Dollar General Adrian, MO	$854,000	0.1%
Total for Group 2:	$2,023,000	0.2%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus.  Mortgage Loans that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
New York	17	$310,190,908	27.2%
Florida	7	$155,245,000	13.6%
Ohio	9	$91,850,000	8.1%
Texas	5	$78,303,662	6.9%
Michigan	14	$68,762,727	6.0%
New Jersey	5	$63,550,000	5.6%
Pennsylvania	11	$57,835,000	5.1%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●

Mortgaged Properties located in California, Georgia, Texas and North Carolina, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●

Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, North Carolina, Georgia, New York and Virginia, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding.  The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.

●

With respect to the Park Central Tower Mortgage Loan (3.1%), the Mortgaged Property suffered water damage that occurred on September 22, 2018 and windstorm damage that occurred on June 9, 2019.  All restoration work for the water damage has been completed and nearly all restoration work for the windstorm damage has been completed.  Insurance has paid for all prior costs and is expected to pay the remaining costs of the remaining repairs.

●

Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

●

In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Two (2) of the Mortgaged Properties (4.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no such Mortgaged Property has a seismic expected loss of greater than 11%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Eleven (11) of the Mortgaged Properties (15.6%), namely, the 490-504 Myrtle Avenue Mortgaged Property, the 405 E 4th Avenue Mortgaged Property, the Gartner Campus South Mortgaged Property, the Evergreen at Southwood Mortgaged Property, The Grand McCarren Mortgaged Property, the Hawks Landing Apartments Mortgaged Property, the 39 East 21st Street Mortgaged Property, the Highland Commons Mortgaged Property, the Ellsworth Shopping Center Mortgaged Property, the 3300 Alpine Avenue Mortgaged Property, the Dollar General Sullivan, IL Mortgaged Property and the Dollar General Adrian, MO Mortgaged Property, were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Thirty-one (31) of the Mortgaged Properties (3.7%), namely, each of the thirty Harvey Building Products Mortgaged Properties and the Stoney River Fee Mortgaged Property, are subject to a triple-net lease with the related sole tenant and, therefore, has no or limited prior operating history and/or lacks historical financial figures and information.

One (1) of the Mortgaged Properties (0.6%), namely, the 7223-7241 Fair Oaks Mortgaged Property, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common.  In the case of each of the Sharon Square Mortgage Loan (2.1%), the Wells Fargo Place Mortgage Loan (0.9%), and the Courtyard by Marriott New Haven/Milford Mortgage Loan (0.9%), the related borrowers are tenants-in-common.  However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Eight (8) Mortgage Loans (16.9%), namely, the 490-504 Myrtle Avenue Mortgage Loan (4.4%), the Austin Landing Mixed-Use Mortgage Loan (3.4%), the Brazilian Court Mortgage Loan (2.9%), the Memorial West/EAV Portfolio Mortgage Loan (2.7%), the Suburbia Shopping Center Mortgage Loan (1.5%), the 604 Tenth Ave Mortgage Loan (1.0%), the Courtyard by Marriott New Haven/Milford Mortgage Loan (0.9%)  and the Stoney River Fee Mortgage Loan (0.2%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

●

With respect to the 650 Madison Avenue Mortgage Loan (4.4%), the borrower has the right to convert the entire Mortgaged Property to a commercial condominium form of ownership (a “Condominium Conversion”), after which the entirety of the resulting condominium will constitute collateral for the Mortgage Loan, provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the Mortgage Loan documents, (ii) no event of default is continuing on the date lender receives notice from Borrower of the Condominium Conversion or on the date of the consummation of the Condominium Conversion, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the Mortgage Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the Mortgage and amendments and reaffirmations to the terms and conditions of the Mortgage Loan documents reasonably required by the lender, (v) the borrower delivers reasonable evidence that after giving effect to the Condominium Conversion, each Condominium Unit constitutes a separate tax lot, (vi) the borrower delivers to the lender an endorsement, supplement or amendment to the title insurance policy meeting the requirements set forth in the Mortgage Loan documents, provided that (x) if borrower is unable to obtain such title endorsements, supplements and amendments to the title insurance policy, borrower must have delivered to the lender an updated title search with respect to the Property that shows no liens on the Property other than permitted encumbrances, and (y) in no event will borrower be required to obtain a new title insurance policy, (vii) the borrower has submitted to the lender a subordination of lien (and Mortgage Loan documents) to the Condominium Documents for execution by the lender, containing standard provisions, if any, protecting the rights of the lender and must otherwise be reasonably satisfactory to the lender, (viii) the borrower delivers a REMIC opinion and (ix) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the Mortgage Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the Mortgage Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the Mortgaged Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

●

With respect to the Memorial West/EAV Portfolio Mortgage Loan (2.7%), the Mortgaged Property located at 563 Memorial Drive Southeast consists of 3 commercial condominium units in a condominium that also includes 65 individually owned residential units that are not collateral for the Mortgage Loan.  The related borrower holds a 9.781% voting interest in the condominium and does not control the appointment or voting of the condominium board; provided, however, the condominium documents require the borrower’s consent for any amendment that interferes with the operation of the commercial units or impacts the rights of the owners at the commercial units. The Mortgage Loan is recourse to the guarantor for any losses related to any amendment or termination of any of the condominium documents made without the lender’s consent.

●

With respect to the 604 Tenth Ave Mortgage Loan (1.0%), the Mortgaged Property is subject to a condominium regime.  The borrower is the owner of 1 unit, the commercial unit, and there are 104 total condominium units.  Each unit owner is designated one vote for all voting purposes, and the borrower does not have the power to control the related condominium.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s).  See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, namely, Gartner Campus South (3.5%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage and except as disclosed in the following paragraph, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-2 to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”.  See also Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated with the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 2 months prior to the Cut-off Date.  See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”).  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”).  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●

for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●

as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills.  In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts.  However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the 490-504 Myrtle Avenue Mortgage Loan (4.4%), the Phase I ESA identifies as a controlled REC for the Mortgaged Property impacts to soil and groundwater associated with historic onsite dry cleaning operations. To address these impacts, the Mortgaged Property was entered into the New York City Voluntary Cleanup Program (NYC VCP).  A Remedial Investigation was performed at the Mortgaged Property between August 2011 and November 2012, and a Remedial Action Work Plan was subsequently prepared and received approval from the New York City Office of Environmental Remediation (NYCOER). Remediation at the Mortgaged Property included soil excavation and the implementation of engineering controls such as composite cover systems, vapor barrier systems, active sub-slab depressurization systems (SSDS), and an air exchange system in the sub-grade parking garage in the basement at the 504 Myrtle Avenue building. Institutional controls implemented include the development of a Site Management Plant (SMP), the prohibition of groundwater use, and the prohibition of higher levels of land usage than those restricted residential/commercial uses addressed in a remedial action report without prior notification and approval from the governing authority.  The NYCOR approved the remediation for 490 Myrtle Avenue through a Notice of Satisfaction dated June 8, 2015 and a Notice of Completion dated June 18, 2015, and approved the remediation for 504 Myrtle Avenue through a Notice of Satisfaction issued in 2017.  Based upon the documented investigation and remediation completed under the oversight and approval of the NYCOER, and the implementation of institutional and engineering controls at the Mortgaged Property, the Phase I ESA consultant did not recommend any additional action or investigation in relation to this matter.  However, the Phase I ESA consultant did recommend continued management of the engineering and institutional controls in compliance with the approved Site Management Plan, which includes operation, maintenance, inspection, and certification of the performance of the engineering and institutional controls.

With respect to the 405 E 4th Avenue Mortgage Loan (3.7%), the related ESA identifies as a controlled REC for the Mortgaged Property residual impacts to soil and groundwater associated with an auto service and repair shop historically located on the northern and southern portion of the Mortgaged Property.  The historic auto service and repair shop operated several underground storage tanks (“USTs”), all of which were reportedly removed from the ground in October 1987, except for a 500-gallon waste oil UST, which was removed during redevelopment excavation on the Mortgaged Property in 2018.  Subsequent to the removal of the USTs, various soil and groundwater investigations identified impacts to the Mortgaged Property.  Remediation activities were conducted, including the on-site excavation and off-site disposal of impacted soils. Additionally, potential concerns associated with hydrocarbon-impacted sub-slab soil vapor and groundwater was addressed by the installment of a waterproofing system at the building foundation and a ventilated basement parking garage, which serves to separate any residual subsurface impacts from the commercial and residential use space. Based on the results of site investigations and the remediation completed, the San Mateo County Environmental Health Department (“SMCEHD”) issued regulatory closure to the Mortgaged Property on March 25, 2019.  The Mortgaged Property redevelopment process currently remains under SMCEHD oversight.  Given closure of this matter by the governing agency, the Phase I ESA consultant did not recommend any further action or investigation in relation to this matter, but did recommend continued maintenance of the engineering controls.

With respect to the Giant Anchored Portfolio Mortgage Loan (3.4%), the ESA with respect to the Creekside Market Place Mortgaged Property (0.5%) identifies as a controlled REC for the Mortgaged Property impacts to surface soils associated with historical onsite agricultural activities.  Various investigations and remediation activities were conducted at the Mortgaged Property, which resulted in at least one area impacted by historical agricultural activities meeting residential soil standards, and two other impacted areas meeting non-residential soil standards.  A deed acknowledgement, which identifies the two areas where residual impacts exist and soils do not meet residential standards reportedly accompanies the deed for the Mortgaged Property.  Based on the findings of the site investigations and remediation activities, the Pennsylvania Department of Environmental Protection issued closure to the Mortgaged Property and a release of liability under the Statewide Health Standard for non-residential soil in March 1999.  Given closure of this matter by the regulatory authority, the ESA consultant did not recommend any additional investigation or action.  With respect to the Scott Town Center Mortgaged Property (0.5%), the related ESA identifies as a controlled REC for the Mortgaged Property impacts to soils and groundwater above residential standards associated with historical agricultural and plant nursery activities conducted onsite.  To address concerns associated with soil and groundwater impacts above residential standards, an environmental covenant was placed on the Mortgaged Property, which prohibits future residential use and includes institutional and engineering controls which eliminates exposure pathways.  Given the existence of the environmental covenant, the Phase I ESA consultant did not recommend any additional investigation.

With respect to the Alrig Portfolio Mortgage Loan (3.1%), the related Phase I ESA identified soil contamination at the 1750 South Telegraph Road Mortgaged Property (0.4%) in connection with the existence of high arsenic levels related to the historical use of a portion of the Mortgaged Property as a gas station.  The related environmental consultant considers the soil contamination to be a REC.  The environmental consultant reported that the arsenic levels are below commercial direct contact criteria and thus do not present a risk.  The environmental consultant recommended no further action in connection with the REC.

With respect to the Alrig Portfolio Mortgage Loan (3.1%), the related Phase I ESA identified historical use of a portion of the 2525 South Telegraph Road Mortgaged Property (0.2%) as a gas station and the removal of multiple underground storage tanks.  The related environmental consultant considers the historical use of the Mortgaged Property to be a REC. The environmental consultant reported that the site has been investigated and the environmental consultant recommended no further action in connection with the REC.

With respect to the Memorial West/EAV Portfolio Mortgage Loan (2.7%), the Phase I ESA related to the Mortgaged Property located at 586 Woodward Avenue identified at the Mortgaged Property a REC resulting from the historical use as a filling station from approximately the 1930s to the mid-1960s.  The Phase I also considered the historic use of an adjacent property as a filling station to be a REC.  According to the Phase I, limited Phase II soil and groundwater sampling conducted at the Mortgaged Property in 2015 did not identify any contaminants above applicable standards, and subsurface testing found no indications of the presence of underground storage tanks (“UST”) or related chemical releases at the Mortgaged Property.  However, the Phase I recommended, due to the shallow depth of the borings at the UST locations and limited nature of the prior assessment, that another subsurface investigation be conducted to assess the potential impact from the historic on-site uses and the adjacent historic filling station.  At origination, in lieu of an additional Phase II assessment, the lender obtained an environmental insurance policy, with the lender as a named insured, from Steadfast Insurance Company (Zurich), with individual and aggregate claim limits of $2,000,000, a self-insured retention of $25,000 and an expiration date of November 5, 2032. Policy premiums have been paid in full.

With respect to the Memorial West/EAV Portfolio Mortgage Loan (2.7%), the Mortgaged Property located at 519 Memorial Drive is subject to restrictive environmental covenants required by the Georgia Environmental Protection Division (“GEPD”).  According to the Phase I ESA,  prior Phase II subsurface investigations conducted in 2014 and 2015 at the Mortgaged Property revealed soil and groundwater contamination by petrogenic and halogenated volatile organic compounds (VOCs), polynuclear aromatic hydrocarbons (PAHs), and heavy metals above the applicable standards resulting from historical refrigeration manufacturing and servicing operations at the Mortgaged Property from the early 1910’s until the late 1980’s.  A Prospective Purchaser Corrective Action Plan (“PPCAP”) was approved by the GEPD in 2015 and the Mortgaged Property was subsequently placed in the Georgia Brownfield Program. The GEPD determined based on review of compliance status reports that the PPCAP had been implemented and that  no further environmental investigation or cleanup is required. The PPCAP imposes environmental covenants requiring (i) periodic monitoring and reporting of environmental conditions; (ii) activity and use limitations in connection with contaminated soil beneath the hardscape areas; and (iii) groundwater use limitations.  In addition, the PPCAP mandates certain engineering controls along with evidence of an escrow of funds for such controls.  An environmental reserve was escrowed at origination in the amount of $44,979, which will be released to the borrower following written determination from the GEPD that the PPCAP, including any status reports, has been completely and satisfactorily implemented.  The Phase I ESA recommended no further action outside of continued adherence to the environmental covenants.

With respect to The Grand McCarren Mortgage Loan (2.5%), the related Phase I ESA identified soil and groundwater contamination at the Mortgaged Property related to historic fill used at the Mortgaged Property.  The related environmental engineer considers such soil and groundwater contamination to be a REC.  The environmental engineer reported that a remedial action plan is in place which requires the borrower to complete certain remedial tasks including, but not limited to, (i) excavation, transportation and disposal of certain contaminated soils and historic fill materials, (ii) removal of a UST, (iii) treatment of arsenic-contaminated groundwater and (iv) construction of a composite cover to limit human exposure to any residual contaminated soil.  Following the completion of such remedial action plan, the sponsor must submit a remedial closure report and implement a site management plan at the Mortgaged Property.  The environmental engineer estimates the cost to complete such remediation and obtain a notice of satisfaction to be between $40,000 and $50,000.  At origination, the lender collected an upfront escrow in the amount of $62,500, which will be released upon satisfaction of the above remediation requirements.

With respect to the Shops at Central Park Mortgage Loan (1.7%), the related Phase I ESA identified a prior dry cleaning facility at the Mortgaged Property. The related environmental engineer reported that previous Phase I and Phase II ESAs were conducted and no contaminants were detected in four samples collected from the exterior of the unit.  However, the dry cleaning facility continued to conduct business for 9 years after such inspections with no follow-up inspections.  Furthermore, no groundwater samples were collected during the initial Phase I and Phase II ESAs.  The environmental consultant considers the prior use of the Mortgaged Property as a dry cleaning facility to be a REC.  The borrower obtained an environmental insurance policy from Sirius International Insurance Corporation, listing the lender as an additional named insured, with a $2,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. Sirius International Insurance Corporation is rated A- by S&P and A/XV by A.M. Best.  The policy expires October 9, 2032, which is approximately 3 years past the maturity date of the Mortgage Loan.

With respect to the Suburbia Shopping Center Mortgage Loan (1.5%), the ESA report dated September 11, 2019 did not identify any RECs at the Mortgaged Property.  However, in light of the historical uses of the

Mortgaged Property, and various data gaps identified by the ESA, the borrower obtained an Environmental Impairment Liability insurance policy from Beazley (Lloyds Syndicates 623/2623) in the form of an Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) (rated A by S&P and A by A.M. Best Company) naming the lender with its successors, assigns and/or affiliates (ATIMA) as an additional named insured, with a policy limit of $1,000,000 per incident and in the aggregate, a deductible of $250,000 and a policy period which extends coverage through the maturity date of the Mortgage Loan.  The borrower and the guarantor are obligated to pay the deductible on the environmental insurance policy.

With respect to the Shadow Lake Apartments Mortgage Loan (1.2%), the Phase I ESA identified radon levels in a single unit within Building 13 on the Mortgaged Property as exceeding the 4.0 pCi/L action level for radon established by the US Environmental Protection Agency (“US EPA”) for residential dwellings. The Phase I ESA consultant recommended that a short-term paired re-test be conducted within the Building 13 unit as well as adjoining apartment units to verify radon levels. The Phase I ESA consultant also recommended that a single unit in Building 7 be retested where the original testing canister was found missing upon retrieval. Radon retesting was scheduled for November 2019. The results of the confirmatory sample identified one unit continues to reveal an elevated radon gas concentration above the US EPA action level.  The Phase I ESA consultant recommended that if such results were received, that three long-term radon tests per building should be completed. At origination of the Mortgage Loan, the Borrower funded a radon reserve of $51,500, which is 125% of the cost estimated by the Phase I ESA consultant to conduct long-term testing in both buildings as well as to install radon mitigation systems in both buildings, if necessary.

With respect to the Northridge Commons Mortgage Loan (1.1%), the Mortgaged Property is required to be operated under a due care plan in accordance with the Michigan Natural Resources and Environmental Protection Act.  The Phase I ESA identified previous investigations that documented soil contamination above the Michigan Department of Environmental Quality criteria resulting from former dry cleaning operations at the Mortgaged Property beginning in 1988.  Soil samples revealed concentrations of tetrachloroethylene (PCE), cis-1,2-dichloroethylene (DCE) and vinyl chloride above applicable standards.  A Documentation of Due Care Compliance (“DDCC”) report was prepared to avoid exacerbation of the existing soil contamination and ensure measures for proper management of the site.  The DDCC requires (i) an evaluation of potentially hazardous substances in the soil or groundwater prior to any excavation or intrusive activity; (ii) providing third party contractors with notice of the presence of soil and groundwater contaminates; (iii) proper disposal procedures to be used when relocating or removing contaminated soil and groundwater from the Mortgaged Property; and (iv) track-out control procedures to be implemented to minimize the inadvertent off-site tracking of contaminated soil.  In addition, a baseline environmental assessment (“BEA”) was conducted in order to establish an exemption to liability for a new owner of the Mortgaged Property.  The ESA recommended disclosure of the BEA to any future purchaser of the Mortgaged Property and continued operations in accordance with the DDCC.

With respect to the Stanford Court Mortgage Loan (1.0%), the Phase I ESA identifies as a controlled REC for the Mortgaged Property impacts to soil and groundwater associated with former pond areas that were historically backfilled with unknown material. In 2014, sampling in the backfilled areas identified impacts to soils and groundwater in excess of New Jersey remediation standards. To address groundwater impacts, a Groundwater Classification Exception Area (“CEA”) has been established for the Mortgaged Property. The CEA will endure indefinitely. Vapor intrusion sampling has also been conducted at the Mortgaged Property, but did not identify a vapor intrusion condition in the site building.

With respect to The Madison Mortgage Loan (0.8%), the Phase I ESA identifies impacts to groundwater beneath the parking area as a controlled REC for the Mortgaged Property. These impacts are associated with the historic operation of underground storage tanks at an adjacent property. To address these impacts, the adjacent property was entered into the Site Remediation Program (“SRP”) and various remediation activities were conducted. As part of the SRP remediation activities, a groundwater Classification Exception Area (“CEA”) was established in 2015, which extends onto the southern portion of the Mortgaged Property parking area, and is expected to remain in place for 10 years. The CEA does not extend beneath the Mortgaged property building, and as such, the Phase I ESA consultant noted that vapor intrusion is not expected to be a concern. The Mortgaged Property receives potable water from the public system.

With respect to the Village on the Green Mortgage Loan (0.7%), the Phase I ESA identifies as a REC for the Mortgaged Property an off-site, but adjacent dry cleaning operation that has utilized chlorinated solvents since approximately 1988. Although no releases have been identified for the dry cleaning facility, the Phase I ESA consultant notes that dry cleaning solvents, even when properly stored, can be released through cracks in concrete, floor drains, or through sewer systems. Accordingly, the Phase I ESA consultant recommends that a limited subsurface investigation be conducted at the Mortgaged Property to determine whether a vapor intrusion concern exists due to the adjacent dry cleaning operations. To mitigate the potential of any environmental liability associated with this matter, an environmental insurance policy was purchased for the Mortgaged Property. The insurance was issued by Zurich, and includes a $25,000 deductible with a Limit of Liability of $1,000,000 per claim and in the aggregate.

With respect to the 7223-7241 Fair Oaks Mortgage Loan (0.6%), the related Phase I ESA identified a REC related to groundwater contamination at the Mortgaged Property as a result of the migration of tetrachloroethylene (“PCE”) from a spill at the site of a former dry cleaner on an adjacent property.  Groundwater sampling conducted in 2008 and 2014 showed PCE concentrations well above environmental applicable standards.  Three soil vapor probes in 2014 found no volatile organic compounds above applicable standards. The Regional Water Resources Control Board is currently working with the owners of the adjacent property to develop a plan to resolve the environmental issues.  The ESA recommended that the status of the release from the adjacent property be followed until no further regulatory action is required, and to permit any requested on-site sampling.

Litigation and Other Legal Considerations

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.  There may be material pending or threatened litigation or other legal proceedings against the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.  Below are descriptions of certain material current or threatened litigation matters or other legal proceedings relating to certain Mortgage Loans:

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With respect to the 490-504 Myrtle Avenue Mortgage Loan (4.4%), one of the related borrowers is the defendant in two pending lawsuits. Such legal proceedings and other disputes may be covered by insurance maintained by the borrower.  We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.

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With respect to the 650 Madison Avenue Mortgage Loan (4.4%), the borrower, the borrower sponsor and guarantor, and affiliates thereof are subject to multiple pending lawsuits, for claims related to, among other things, torts, negligence, personal injury, and premises liability.  Such legal proceedings and other disputes may be covered by insurance maintained by the borrower.  However, certain types of litigation may not be covered by insurance.  We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.

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With respect to the 805 Third Avenue Mortgage Loan (4.4%), there is an unresolved dispute between the related borrower and the largest tenant, Meredith Corporation, regarding the amount charged for operating expense escalations pursuant to Meredith Corporation’s lease.  The matter has been submitted to arbitration, in which Meredith Corporation is seeking damages in the amount of approximately $511,285.  There can be no assurances that the dispute will be resolved in favor of the borrower.

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With respect to the East Village Multifamily Portfolio Pool 2 Mortgage Loan (4.0%), the East Village Multifamily Portfolio Pool 1 Mortgage Loan (3.2%), the Coventry Square Mortgage Loan (1.6%), the Stanford Court Mortgage Loan (1.0%), the Madison Mortgage Loan (0.8%) and the Village on the Green Mortgage Loan (0.7%), Seryl Kushner is a guarantor.  Seryl Kushner, with certain trusts for Kushner family members, including Jared Kushner, own a material indirect interest in the related borrower.  It has been reported by various print media that members of the Kushner family companies are being investigated by the federal government with respect to financing obtained from foreign investors seeking to immigrate to the United States though the EB-5 visa program.  News outlets also reported an investigation of the Kushner family companies’ entry into certain secured lending transactions, and any involvement of Jared Kushner, during the period that Jared Kushner has been senior advisor with the Trump administration.  There can be no assurance of the nature or outcome of any such investigations or other investigations or whether any legal proceedings may result therefrom, or whether they could have an adverse impact on the Mortgaged Properties or the related Mortgage Loan.

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With respect to the Austin Landing Mixed-Use Mortgage Loan (3.4%), the local township contends that the unrelated developer of the Mortgaged Property is responsible for the costs of certain capital replacements of public streets serving the Mortgaged Property, and the unrelated developer claims that the local township failed to contribute its share of costs of maintaining the public streets (the “Road Dispute”).  The related borrower has assumed the unrelated developer’s rights and obligations with respect to the Road Dispute.  Pursuant to the Mortgage Loan documents, the borrower is required to (i) repair certain road degradation related to the Road Dispute by May 13, 2021, and (ii) until such repair work is complete, make monthly deposits into a reserve account in the amount of $20,833, subject to a cap of $500,000.  There can be no assurance that such repair work or the amounts reserved in connection with the foregoing will be sufficient to resolve the Road Dispute.  In addition, in connection with the acquisition of the Mortgaged Property by the related borrower, the unrelated seller and the borrower entered into an escrow holdback agreement relating to certain escrows established under the related purchase and sale agreement in the aggregate amount of approximately $1,500,000.  Two tenants at the Mortgaged Property have claimed that, prior to the borrower’s acquisition of the Mortgaged Property, the seller was obligated to make certain repairs to their leased premises.  Pursuant to the escrow holdback agreement, the seller agrees that it will remain obligated for the repairs and will complete any such repairs.  The funds held pursuant to the escrow holdback agreement are held, in part, as security for the seller’s completion of any such repair obligations.  In addition, the Mortgage Loan documents provide that, to the extent that the borrower is entitled to make any claim for a release of funds held pursuant to the escrow holdback agreement prior to the date that the work or item for which such funds are held are completed or paid, the borrower is required to deliver such funds to the lender for deposit into the tenant allowances reserve to be disbursed in accordance with the Mortgage Loan documents.

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With respect to the Brazilian Court Mortgage Loan (2.9%), the guarantor sold a multifamily rental property in 2016. In 2018 the buyer commenced a lawsuit in Connecticut alleging that the seller did not provide property level information.  The case is currently pending.  Such legal proceedings and other disputes may be covered by insurance maintained by the borrower.  However, certain types of litigation may not be covered by insurance.  We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.

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With respect to the Sharon Square Mortgage Loan (2.1%), Paul Larson, one of the non-recourse carveout guarantors, is a defendant in two actions in St. Louis County, MO, that have been consolidated.  The consolidated cases concern (i) a group of financial advisors, including Jeffrey Larson, who departed Larson Financial Holdings, LLC (“LFH”), a company that Paul Larson is the majority owner of, and (ii) a 9.33% membership interest in LFH owned by Jeffrey Larson.  LFH asserted that the former advisors took business in which LFH had ownership interests and the advisors asserted claims for their financial interests in accounts that remained with LFH.  The parties executed a settlement agreement in March of 2019, and valuations of the respective claims are ongoing.  According to the guarantor, it is estimated that LFH is owed approximately $1.8 million. Also at issue is the valuation of a 9.33% equity interest of Jeffrey Larson in LFH, which is being bought out by LFH. Jeffrey Larson claims his interest is worth $3 million.  However, Paul Larson asserted that the value should be between $1.07 million and $1.8 million, and should be payable over a 7 year period.  The amount owed to Jeffrey Larson for his ownership interest of 9.33% in LFH is being arbitrated apart from the state court litigation.  Paul Larson is not personally liable for the obligations under the settlement agreement or in connection with the buyout of Jeffrey Larson.

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With respect to the Suburbia Shopping Center Mortgage Loan (1.5%), the borrower sponsor, the Gambone Group, of which Joseph R. Gambone, Michael A. Gambone and Thomas F. Hennigan, III, are principals, was sued in connection with its homebuilding business due to the use of defective “smooth stucco”, which resulted in water penetration in a number of homes.  These lawsuits have been settled, and all settlements have been paid in full except for the following: (i) a settlement with Woods at Wayne Homeowners Association requiring monthly payments of $16,667 through January 2021, and (ii) a settlement with Deer Crest Homeowners Association requiring monthly payments of $49,725 through July 2022. The borrower sponsor also is required to pay a settlement to a trade contractor which has an outstanding balance of $285,737 as of August of 2019, and requires monthly payments of $8,500 through July 2020, with the balance due thereafter.  In addition, a group of companies controlled by the borrower sponsor settled a lawsuit with the Department of Justice relating to the failure to properly design five apartment complexes to the standards required by the Americans with Disabilities Act.  The borrower sponsor completed remedial construction on the buildings and the case was dismissed in 2012.  John Gambone Jr., who is employed by the borrower sponsor and is a beneficiary in a trust which owns approximately 3.3% of the borrower but is not a guarantor under the Mortgage Loan and does not exercise management or control over the borrower, was convicted in 2001 of various forms of tax fraud and sentenced to 90 days incarceration, which sentence was served, according to the borrower sponsor.  Additionally, the borrower sponsor reported discounted payoffs in connection to three residential subdivisions in Pennsylvania with constructions loans totaling $54.0 million that occurred between 2010 and 2012 with PNC Bank and Sovereign Bank.  According to the borrower sponsor, total losses to the banks were approximately $20 million.  A company owned and controlled by the borrower sponsor previously defaulted on a purchase money note in the amount of $1.4 million, resulting in a lawsuit which was later settled for $1.25 million and which was paid in full in 2015.

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With respect to the Royal Ridge Apartments Mortgage Loan (1.1%), one of the two joint and several non-recourse carveout guarantors and a principal of the related borrower sponsor, Scott I. Asner, is one of the joint and several defendants in a class action suit relating to a Native American tribal lending enterprise that provided high interest rate consumer loans. Allegations include, among other things, (i) violations of the Racketeer Influenced and Corrupt Organizations Act; (ii) violations of Virginia usury laws; and (iii) unjust enrichment.  Plaintiffs seek actual damages, treble damages and costs, recovery of all amounts repaid by Virginia consumers on loans made by the tribal lending entities, the total amount of interest received, plus twice the amount of interest paid within the two year period preceding the complaint.  According to the borrower sponsor’s counsel and/or pleadings in the class action, Mr. Asner’s involvement in the lending entity was limited to an indirect equity interest (among other interest holders) in entities that held participation interests in portions of the tribal lending portfolio, which participation interests were later sold to the tribe in 2014, executing documents as an authorized signatory on behalf of certain parties to such sale and oversight of the repayment of seller financing provided by the seller.

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With respect to the 604 Tenth Ave Mortgage Loan (1.0%), the Mortgaged Property is subject to a condominium regime that the borrower does not control.  The related Board of Managers (the “Board of Managers”) has alleged that there has been a historical miscalculation of common charges allocated to the borrower’s unit.  In October 2019, the Board of Managers submitted a notice to borrower with an invoice for the alleged past common charges in the amount of approximately $136,000 (the “Disputed Common Charges”).  The borrower has disputed this calculation and is in discussions with the Board of Managers to attempt to resolve the issue.  At origination of the Mortgage Loan, the borrower reserved approximately $170,700, which will be released upon the resolution of the Disputed Common Charges.  In addition, at origination of the Mortgage Loan, the borrower reserved approximately $23,900, which represents 115% of the difference between the current undisputed monthly common area charge paid by the borrower and the common charges which are now being proposed by the Board of Managers for a twelve month period.

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With respect to the Birdneck Self Storage Mortgage Loan (0.2%), the borrower sponsor and non-recourse carveout guarantor, Robert Moser, has acted as the co-manager and co-guarantor along with Robert Morgan in numerous real estate transactions. Robert Morgan does not have and has never had any ownership interest in the related borrower or Mortgaged Property.  Robert Morgan and several members of his organization have been indicted by a federal grand jury for, among other things, conspiracy to commit wire fraud and bank fraud for their alleged roles in a mortgage fraud scheme.  There can be no assurances that Robert Moser and/or his assets will not be affected in connection with the criminal prosecution of Robert Morgan.  Additionally, the borrower sponsor, along with Robert Morgan, were parties to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 recreational vehicle parks that was originated in 2006.  Of the 12 properties, four have been released from the lien of the related mortgage, seven have been foreclosed and sold and one remains an REO property.  In connection with the related deficiency claims, the related CMBS lender, together with Robert Moser and Robert Morgan, agreed to a settlement of $8.638 million, which amount has been paid in full by Robert Morgan and Robert Moser.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors.  Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and (b) certain of such Mortgaged Properties that are subject to material PIPs.

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With respect to the Homewood Suites - Eatontown Mortgage Loan (1.5%), the Mortgaged Property is undergoing a franchisor mandated PIP.  The PIP renovations include renovations to the guestrooms and guestroom bathrooms, renovations to meeting rooms, lobby areas, the fitness room and pool area, as well as building exterior, signage and public space updates.  The total estimated cost in improvements to complete the items identified in the PIP is $968,303.  At origination of the Mortgage Loan, the borrower reserved $1,000,000 to complete the PIP.

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With respect to the TownePlace Suites Weston Mortgage Loan (0.9%), the Mortgaged Property is expected to undergo a change of ownership PIP in the amount of $1,230,375 to bring the Mortgaged Property up to the latest hotel brand standards.  At origination of the Mortgage Loan, the borrower funded a PIP reserve in the amount of $1,253,206 to cover the cost of such PIP.

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With respect to the Courtyard by Marriott New Haven/Milford Mortgage Loan (0.9%), the related borrower escrowed $1,105,000 at origination in connection with a change of ownership PIP, which amount is equal to 100% of the estimated cost to complete the required PIP work plus an 8% contingency.  The funds will be used to, among other things, upgrade electronic lock systems, replace exterior graphics and signage and renovate the guestrooms, lobby and other public areas.  The related franchise agreement generally requires that the PIP work be completed by November 15, 2020, excluding certain items that are due either prior to or after such deadline.

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With respect to the Hampton Inn Cleveland-Westlake Mortgage Loan (0.5%), the Mortgaged Property is undergoing a franchisor mandated PIP.  The PIP renovations include renovations to the guestrooms and guestroom bathrooms, renovations to meeting rooms, lobby areas, the exercise room and pool area, as well as building exterior, signage and public space updates.  The total estimated cost in improvements to complete the items identified in the PIP is $1,900,000.  At origination of the Mortgage Loan, the borrower reserved $2,097,737 (approximately 110% of the costs to complete the PIP).

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants.  See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency, nor were any of the Mortgage Loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the Mortgage Loan.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Criminal or Civil Legal Proceedings, Pending Investigations, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, criminal or civil legal proceedings, pending investigations, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity.  For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or mortgage loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

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With respect to the 490-504 Myrtle Avenue Mortgage Loan (4.4%), the related guarantors are the sole members of an unrelated limited liability company that was under contract to purchase an unrelated property in Staten Island, New York.  The unrelated limited liability company was in jeopardy of losing its contract and in order to protect its right to acquire the property, the unrelated limited liability company filed a Chapter 11 bankruptcy, and subsequently entered into a settlement agreement enabling it to acquire the subject property, which was approved by the bankruptcy court.  After confirmation of the bankruptcy plan, the bankruptcy plan became effective and the case has been closed.

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With respect to the Marriott Phoenix Airport Mortgage Loan (3.5%), the borrower sponsor, Columbia Sussex  Corporation (“CSC”) was the sponsor of a $71,025,000 10-year loan originated by Bank of America which was secured by the Mortgaged Property and securitized in the BACM 2006-3 securitization transaction.  The BACM 2006-3 loan was transferred to special servicing in September 2015.  After maturity default, on February 10, 2017, a third party acquired the note from the BACM 2006-3 trust for approximately $39,675,000 and later that month, CSC reached an agreement with the note purchaser to acquire the note for $44,500,000.  In March 2017, LCF originated a $37,000,000 loan to the current borrower under the Mortgage Loan, secured by the Mortgaged Property to fund CSC’s purchase of the defaulted note.  LCF deposited the note in the LCCM 2017-FL1 securitization.  In October 2019, the borrower elected to prepay $10 million of the LCCM 2017-FL1 loan, which reduced the interest payments under the loan.  The proceeds of the Mortgage Loan paid off the remaining balance of the LCCM 2017-FL1 loan in full.  In addition, CSC and its affiliates have been the owners or sponsor of properties that were subject to foreclosure or deed in lieu of foreclosure or placed into receivership between 2007 and 2017.  Lastly in 2007, CSC contributed $550 million of cash equity and its existing casino business in order to facilitate the acquisition of Aztar Corporation, including the Tropicana casinos.  The New Jersey casino control commission subsequently denied a gaming license to the acquiring entity, Tropicana Entertainment.  As a result, CSC placed Tropicana Entertainment into bankruptcy and the assets were later sold to unaffiliated parties.

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With respect to the Shoppes at Parma Mortgage Loan (3.1%), one of the non-recourse carveout guarantors acquired a movie theater in 2003 financed with a loan from First Central Savings Bank.  The loan went into maturity default, and a deed-in-lieu of foreclosure transaction was completed in October 2013.

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With respect to the Brazilian Court Mortgage Loan (2.9%), in 2004, the predecessor to Bank of New York made a first mortgage loan to the borrower secured by the Mortgaged Property that went into maturity default in or around 2012.  Subsequently, the Bank of New York commenced a foreclose process. Six months after the foreclosure commenced the loan was refinanced with an unrelated lender and the Bank of New York was paid in full.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, mixed use, industrial, hospitality and self-storage Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Thirty-four (34) of the Mortgaged Properties, securing, in whole or in part, five (5) Mortgage Loans (11.0%), are each leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 3.7% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties securing separate Mortgage Loans that collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate approx. % of Initial Pool Balance(1)
Giant	8	6.3%
Kohl’s	2	5.7%
Dollar Tree	3	4.9%
Kroger	2	4.5%
Planet Fitness	2	4.0%

(1)	Refers to the percentage of the Initial Pool Balance represented by the related Mortgage Loan(s).

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, retail, mixed use and industrial Mortgaged Property.  Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, retail, mixed use and industrial Mortgaged Properties:

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In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
405 E 4th Avenue	3.7%	Snowflake Computing / Verkada	87.5%	7/31/2029	11/6/2029
Sharon Square	2.1%	SunTrust Bank	69.0%	6/30/2026	12/6/2029
Sawgrass Village	1.9%	Comcast	56.8%	4/30/2027	12/6/2029
Giant Anchored Portfolio – Parkway Plaza	0.6%	Giant	64.2%	12/31/2023	12/6/2029
Giant Anchored Portfolio – Aston Center	0.6%	Giant	100.0%	11/30/2025	12/6/2029
Giant Anchored Portfolio – Spring Meadow	0.6%	Giant	84.4%	10/31/2024	12/6/2029
Giant Anchored Portfolio – Scott Town	0.5%	Giant	80.0%	7/31/2023	12/6/2029
Giant Anchored Portfolio – Creekside Marketplace	0.5%	Giant	63.2%	3/31/2027	12/6/2029
Vilcom Office	0.5%	Piedmont Health Services, Inc.	53.5%	9/30/2026	12/6/2029
Giant Anchored Portfolio – AYR Town Center	0.3%	Giant	86.2%	5/31/2025	12/6/2029

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

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With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
650 Madison Avenue	4.4%	53.6%	2024	12/8/2029
Suburbia Shopping Center	1.5%	50.9%	2023	11/6/2029
Highland Commons	0.6%	63.8%	2024	12/6/2029
Giant Anchored Portfolio – Stonehenge Square	0.4%	60.5%	2026	12/6/2029
Alrig Portfolio – 3300 Alpine Avenue	0.2%	65.0%	2029	11/6/2029
Noll Portfolio – 782-788 West Market Street	0.1%	65.3%	MTM	12/6/2029
Noll Portfolio – 1303 West Maple	0.0%	54.7%	2020	12/6/2029

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

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There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

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Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii)	if the borrower fails to provide a designated number of parking spaces,

(iv)

if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v)

upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi)	if a tenant’s use is not permitted by zoning or applicable law,

(vii)	if the tenant is unable to exercise an expansion right,

(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii)	if the borrower defaults on any other obligations under the lease, or

(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date.  For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the 650 Madison Avenue Mortgage Loan (4.4%), the second largest tenant, Memorial Sloan Kettering Cancer Center, which represents approximately 16.8% of the net rentable area, has the right to terminate its lease on any date between July 1, 2020 and June 30, 2022 on 18 months’ prior notice.

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With respect to the 805 Third Avenue Mortgage Loan (4.4%), the largest tenant, Meredith Corporation which represents approximately 35.7% of the net rentable area, has the right to terminate its lease effective January 2024 upon 15 months’ prior notice.

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With respect to the Giant Anchored Portfolio Mortgage Loan (3.4%), the fifth largest tenant at the Parkway Plaza Mortgaged Property, Giant Fuel, has the right to terminate its lease for the fuel station at any time with 30 days’ written notice and payment of a termination fee equal to approximately two years of the then-current rent.

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With respect to the Alrig Portfolio Mortgage Loan (3.1%), the third largest tenant at the 1750 South Telegraph Mortgaged Property, Yottabyte, LLC (representing 14.9% of the net rentable area), may terminate its lease at any time upon 6 months’ prior written notice and payment of a $75,000 termination fee within 30 days of such written notice.

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With respect to the Park Central Tower Mortgage Loan (3.1%), the fifth largest tenant at the Mortgaged Property, Alon USA Energy (representing 4.0% of the net rentable area), has a one-time right to terminate on the final day of the 96th full calendar month of its lease upon, among other things, (i) 225 days prior written notice and (ii) payment of a termination fee.

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With respect to the Sawgrass Village Mortgage Loan (1.9%), the largest tenant, Comcast which represents approximately 56.8% of the net rentable area, has the right to terminate its lease effective January 31, 2025 upon 12 months’ prior notice.

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With respect to the Highland Commons Mortgage Loan (0.6%), the largest tenant, FreightCenter Inc., which leases approximately 33.2% of the net rentable square footage, has the right to terminate its lease in March 2021, provided that, the tenant gives at least nine months’ prior notice and pays a total termination payment of $467,000.  At origination, the borrower reserved $1,000,000 with the lender which will be released to the borrower if the tenant does not exercise its early termination option or when the leased space is re-leased in accordance with the Mortgage Loan documents.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

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With respect to the Austin Landing Mixed-Use Mortgage Loan (3.4%), in the event that Kroger and no less than 50,000 gross leasable area at the Mortgaged Property are occupied and regularly open for business (excluding Kohl’s, TJ Maxx, and Field & Stream) for a period of 60 days or longer, then the minimum annual rent for the third largest tenant, Cinepolis, which represents 6.3% of the net rentable area at the Mortgaged Property, will be reduced to 60% of the minimum annual rent then applicable.  In the event that such condition exists for 18 months, then Cinepolis may either terminate its lease or keep the lease in full force and effect and resume paying the full amount of minimum annual rent.  In the event that either (i) both Kroger and Kohl’s are not open and operating or (ii) Kohl’s or Kroger is not open and operating and an additional 100,000 square feet at the Mortgaged Property (excluding Field & Stream and any outparcels) is not open and operating, then Field & Stream, the fourth largest tenant, which represents 6.0% of the net rentable area at the Mortgaged Property, will be required to pay 3% of gross sales in lieu of minimum rent until such condition is cured.  If such condition exists for 24 months, Field & Stream will have the right to terminate its lease, and if it does not terminate its lease, then Field & Stream must resume paying full rent.  In the event that either Kroger or Kohl’s is not open and operating and tenants representing less than 25,000 additional square feet at the Mortgaged Property are open and operating for more than 180 days, TJ Maxx, the fifth largest tenant, which represents 5.4% of the net rentable area at the Mortgaged Property, will be required to pay 2% of gross sales in lieu of minimum rent.  In the event such condition exists for more than 360 days, TJ Maxx may terminate its lease, and if it does not terminate its lease it must resume paying full rent.

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With respect to the Giant Anchored Portfolio Mortgage Loan (3.4%), the fourth largest tenant at the Creekside Marketplace Mortgaged Property, Pet Value, Inc., leasing approximately 3.5% of the net rentable square footage at the Creekside Marketplace Mortgaged Property, has the right to terminate its related lease at the end of the 60th month of the related lease term if sales in the leased space in the fourth lease year fail to meet or exceed $750,000, so long as Pet Value, Inc. provides written notice prior to the end of the 54th month of the related lease term, and Pet Value, Inc. was open and continuously operating throughout the first four lease years.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.  For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

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With respect to the Giant Anchored Portfolio Mortgage Loan (3.4%), (i) certain tenants at the Scott Town Center Mortgaged Property, including, among others, the fourth largest tenant, Subway, leasing approximately 2.4% of the net rentable square footage at the Scott Town Center Mortgaged Property, and the fifth largest tenant, Regis Corp, leasing approximately 2.4% of the net rentable square footage at the Scott Town Center Mortgaged Property, have the right to terminate their related lease in the event 25% or more of the net rentable square footage at the Scott Town Center Mortgaged Property, including the net rentable square footage leased by Giant is vacant for a period of 60 days, and (ii) certain tenants at the Creekside Marketplace Mortgaged Property, including, among others, the second largest tenant, Dollar Tree, leasing approximately 8.8% of the net rentable square footage at the Creekside Marketplace Mortgaged Property, and the fourth largest tenant, Pet Value, Inc., leasing approximately 3.5% of the net rentable square footage at the Creekside Marketplace Mortgaged Property, have the right to terminate their related lease and/or pay reduced rent in the event Giant (or its successors, assigns, or comparable replacement tenant) vacates its leased space, or only with respect to the related lease for Pet Value, Inc., 65% or more of the net rentable square footage at the Creekside Marketplace Mortgaged Property are no longer in occupancy or open for business for the periods of time specified in the related leases.

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With respect to the Shoppes at Parma Mortgage Loan (3.1%), certain tenants at the Mortgaged Property including, among others, the third largest tenant, Dick’s Sporting Goods (“Dick’s”), leasing approximately 6.9% of the net rentable square footage at the Mortgaged Property, and the fifth largest tenant, Burlington Coat Factory (“Burlington”), leasing approximately 6.2% of the net rentable square footage at the Mortgaged Property, have the right to terminate their related lease and/or pay reduced rent in the event multiple other tenants including the largest tenant, Walmart, the second largest tenant, J.C. Penney, in the case of Dick’s, Burlington, and in the case of Burlington, Dick’s, are no longer in occupancy or open for business for periods of time specified in the related leases.

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With respect to the Town Center at Sterling Mortgage Loan (2.9%), the third largest tenant at the Mortgaged Property, Dollar Tree, leasing approximately 5.0% of the net rentable area at the Mortgaged Property, has the right to terminate its lease in the event the largest tenant, Giant (or its successors, assigns or replacement tenants), is no longer in occupancy or open for business for nine months, with 30 days’ written notice to the borrower. Provided the borrower has not replaced Giant with a similar tenant or another national or regional tenant occupying at least 75% of net rentable area previously occupied by Giant, the termination will become effective 60 days following the borrower’s receipt of notice.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time.  For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a tenant that leases more than 50% of the net rentable square footage of the Mortgaged Property who has the option to go dark:

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With respect to the 650 Madison Avenue Mortgage Loan (4.4%), the lease for the second largest tenant, Memorial Sloan Kettering Cancer Center, which represents approximately 16.8% of the net rentable area, does not expressly require the tenant to continue its operations in its space at the Mortgaged Property, and therefore such tenant is permitted to go dark at any time.

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With respect to the Giant Anchored Portfolio Mortgage Loan (3.4%), (i) at the Spring Meadow Mortgaged Property, the largest tenant, Giant, which represents approximately 87.5% of the net rentable square footage at the Spring Meadow Mortgaged Property, and the second largest tenant, Mavis Tire Supply, LLC, which represents approximately 8.7% of the net rentable square footage at the Spring Meadow Mortgaged Property, have the right to go dark, and only with respect to the related lease for Mavis Tire Supply, LLC, the related borrower has the right to terminate the lease if Mavis Supply, LLC goes dark for more than 180 days, (ii) at the Scott Town Center Mortgaged Property, the largest tenant, Giant, which represents approximately 80.0% of the net rentable square footage at the Scott Town Center Mortgaged Property, and the third largest tenant, One Main Financial Group, LLC, which represents approximately 2.4% of the net rentable square footage at the Scott Town Center Mortgaged Property, have the right to go dark, and only with respect to the related lease for One Main Financial Group, LLC, the related borrower has the right to terminate the lease if One Main Financial Group, LLC goes dark for more than 30 consecutive days, (iii) at the Parkway Plaza Mortgaged Property, the largest tenant, Giant, which represents approximately 64.2% of the net rentable square footage at the Parkway Plaza Mortgaged Property, the second largest tenant, Rite Aid, which represents approximately 10.1% of the net rentable square footage at the Parkway Plaza Mortgaged Property, and the fifth largest tenant, Wendy’s, which represents approximately 2.8% of the net rentable square footage at the Parkway Plaza Mortgaged Property, have the right to go dark, and (a) only with respect to the related lease for Giant, the related borrower has the right to terminate the lease upon 30 days’ notice within 60 days of the related borrower’s receipt of Giant’s notice that Giant will be going dark for more than 180 consecutive days for the Giant grocery store and for more than 30 consecutive days for the Giant fuel station, (b) only with respect to the related lease for Wendy’s, the related borrower has the right, but not the obligation to find a replacement tenant, provided that the lease term for such replacement tenant is longer than 3 years and the rental due from such replacement tenant is no less than 80% of the fair rental value of the related space, (iv) at the Creekside Marketplace Mortgaged Property, the largest tenant, Giant, which represents approximately 63.2% of the net rentable square footage at the Creekside Marketplace Mortgaged Property, the second largest tenant, Dollar Tree, which represents approximately 8.8% of the net rentable square footage at the Creekside Marketplace Mortgaged Property, and the fourth largest tenant, Pet Value, Inc., leasing approximately 3.5% of the net rentable square footage at the Creekside Marketplace Mortgaged Property, have the right to go dark, and (a) only with respect to the related lease for Dollar Tree, the related borrower has the right to terminate the lease upon 30 days’ notice if Dollar Tree goes dark for more than 30 consecutive days, (b) only with respect to the related lease for Pet Value, Inc., the related borrower has the right to terminate the lease upon 60 days’ notice if Pet Value, Inc. goes dark for more than 6 months, and (v) at the AYR Town Center Mortgaged Property, the largest tenant, Giant, which represents approximately 90.3% of the net rentable square footage at the AYR Town Center Mortgaged Property, has the right to go dark.

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With respect to the Austin Landing Mixed-Use Mortgage Loan (3.4%), the second largest tenant, Kohl’s, which represents 10.5% of the net rentable square footage at the Mortgaged Property, has the right to go dark.  If Kohl’s remains dark for six consecutive months, the related borrower has the right to terminate the lease.  The fourth largest tenant, Field & Stream, which represents 6.0% of the net rentable square footage at the Mortgaged Property, has the right to go dark.  The related borrower does not have the right to terminate the lease in the event that Field & Stream goes dark.  The fifth largest tenant, TJ Maxx, which represents 5.4% of the net rentable area at the Mortgaged Property, has the right to go dark.  If TJ Maxx remains dark for 180 days or more, the related borrower has a right to terminate the lease.

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With respect to the Town Center at Sterling Mortgage Loan (2.9%), the second largest tenant, Planet Fitness, occupying 13.3% of the net rentable area at the Mortgaged Property, has the right to go dark.  If Planet Fitness remains dark for 120 consecutive days (subject to force majeure or remodeling not to exceed 90 days), the borrower has the right to terminate the Planet Fitness lease with 90 days’ written notice to the tenant.  The third largest tenant at the Mortgaged Property, Dollar Tree, occupying 5.0% of the net rentable area at the Mortgaged Property, also has the right to go dark.  If Dollar Tree remains dark for 30 consecutive days, the borrower has the right to terminate the Dollar Tree lease with written notice to the tenant.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts.  Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations.  Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract.  For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property.  One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
Wells Fargo Place	0.9%	Minnesota State Colleges and Universities	14.0%	11.2%
Wells Fargo Place	0.9%	IRS	8.7%	19.0%
Wells Fargo Place	0.9%	ATF	5.9%	13.0%

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

With respect to the 805 Third Avenue Mortgage Loan (4.4%), the largest tenant at the Mortgaged Property, Meredith Corporation, which leases 212,594 square feet at the mortgaged property representing approximately 35.7% of the net rentable area, subleases (i) 95,200 square feet to KBRA (approximately 16.0% of the net rentable area), (ii) 70,094 square feet to Gen II Fund (approximately 11.8% of the net rentable area), and (iii) 23,800 square feet to NewsMax (approximately 4.0% of the net rentable area).

With respect to the 405 E 4th Avenue Mortgage Loan (3.7%), the sole commercial tenant at the Mortgaged Property, Snowflake Computing / Verkada, which represents 87.5% of the net rentable area, subleases the entirety of its space to Verkada.

With respect to the Park Central Tower Mortgage Loan (3.1%), (i) the second largest tenant at the Mortgaged Property, Holmes & Murphy Assoc. (representing approximately 10.8% of the net rentable area), subleases a portion of its leased space at the Mortgaged Property to a related entity and (ii) the fifth largest tenant at the Mortgaged Property, Alon USA Energy (representing approximately 4.0% of the net rentable area), subleases a portion of its leased space at the Mortgaged Property to TBK Bank, SSB.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases.  There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all.  For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a

Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

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With respect to the Park Central Tower Mortgage Loan (3.1%), the fourth largest tenant at the Mortgaged Property, FPT Operating Co. (representing approximately 4.1% of the net rentable area), is scheduled to relocate to a larger space at the Mortgaged Property in January 2020.  In connection with such relocation, the tenant will receive 6 months free rent.  The borrower funded a free rent reserve at origination in the amount of $115,665, $69,180 of which is to cover the FPT Operating Co. free rent period.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.  Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease.  If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations or other parties may have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties.  Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

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With respect to the Austin Landing Mixed-Use Mortgage Loan (3.4%), the largest tenant at the Mortgaged Property, Kroger, which represents 11.6% of the net rentable area, has a right of first offer in the event that the borrower desires to sell all or part of its leased premises.  The right of first offer does not apply to a sale of its leased premises in conjunction with another substantial portion of the Mortgaged Property.  The right of first offer was not subordinated to the lien of the related Mortgage.  The second largest tenant at the Mortgaged Property, Kohl’s, which represents 10.5% of the net rentable area, has a right of first offer in the event that the borrower desires to sell its leased premises separate and apart from any other portion of the Mortgaged Property.  The right of first offer was not subordinated to the lien of the related Mortgage.

●

With respect to the Giant Anchored Portfolio Mortgage Loan (3.4%), the largest tenant at the Creekside Marketplace Mortgaged Property, Giant, which represents 63.2% of the net rentable area, has a right of first refusal to purchase the Mortgaged Property if the borrower receives an offer that it is otherwise willing to accept.  In the event that the borrower elects to subdivide the Stonehenge Square Mortgaged Property from the shopping center and offers to sell the subdivided property, then the third largest tenant at the Stonehenge Square Mortgaged Property, Monroe Muffler Brake Inc., which represents 5.1% of the net rentable area, has a right of first refusal to purchase the subdivided property, unless the sale is to one of the partners of the borrower. The fifth largest tenant at the Parkway Plaza Mortgaged Property, Wendy’s, which represents 2.8% of the net rentable area, has a right of first refusal to purchase its leased portion of the Mortgaged Property in the event that the borrower elects to sell such leased portion, other than a sale of the entire Mortgaged Property. The second largest tenant at the Spring Meadow Mortgaged Property, Mavis Tire Supply, LLC, which represents 8.7% of the net rentable area, has a right of first refusal to purchase the portion of the premises it leases at the Mortgaged Property. None of the rights of first refusal were subordinated to the Mortgage Loan.

●

With respect to the Sharon Square Mortgage Loan (2.1%), SunTrust Bank, the largest tenant at the Mortgaged Property, has a right of first offer (the “ROFO”) to purchase the Mortgaged Property should the borrower determine to sell the Mortgaged Property or any portion thereof during the term of its lease. The ROFO has been subordinated to the lien of the Mortgage, and will not apply to a successor mortgagor or any other party acquiring an interest in the Mortgaged Property through a foreclosure or deed in lieu of foreclosure; provided, however, the ROFO will apply to subsequent purchasers of the Mortgaged Property. Additionally, the ROFO will not apply to any sale or transfer of a portion of the Mortgaged Property, so long as Mortgagor continues to own at least fifty percent (50%) of the Mortgaged Property after such sale or transfer.

●

With respect to the Highland Commons Mortgage Loan (0.6%), the second largest tenant, Elite Insurance Partners, LLC, has a right of first offer to purchase the Mortgaged Property in the event that the borrower intends to market the Mortgaged Property for sale. The right of first offer is subordinate to the mortgage and will not apply to a foreclosure, deed-in-lieu of foreclosure or similar transfer by the lender.

●

With respect to the Birdneck Self Storage Mortgage Loan (0.2%), two cell tower tenants, Pinnacle Towers LLC and T-Mobile USA Tower LLC (each of which has designated Crown Castle USA Inc. as its agent), have a right of first refusal (the “ROFR”) to purchase the Mortgaged Property to the extent the borrower receives an offer to purchase from any person or entity engaged in the business of owning, leasing, or acquiring wireless telecommunications facilities.  The subordination, nondisturbance and attornment agreements entered into among each respective tenant, lender and borrower provide that the ROFR, will not apply to a successor mortgagor or any other party acquiring an interest in such premises through a foreclosure or deed in lieu of foreclosure; provided, however, the ROFR will apply to any subsequent purchasers of the Mortgaged Property.

●

With respect to the Stanford Court Mortgage Loan (1.0%), the owner of a neighboring property has an option to purchase a portion of the parking lot of the Mortgaged Property for $1.00.  This portion of the Mortgaged Property is currently subject to an access easement in favor of the owner of the neighboring property.  The Stanford Court Mortgage Loan documents provide for a partial release of this portion of the Mortgaged Property.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●

With respect to The Grand McCarren Mortgage Loan (2.5%), the Mortgaged Property is 75.0% occupied by third-party tenants and the remaining 13 vacant units are master leased to an affiliate of the borrower. As the master leased units are leased and occupied by third-party tenants, the lender will release such units from the master lease upon satisfactory evidence of such lease and occupancy by such third-party tenant. The current rent under the master lease is $464,940 per annum.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

Insurance Considerations

In the case of 96 Mortgaged Properties, which secure, in whole or in part, 39 Mortgage Loans (73.6%), the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●

With respect to the Dollar General Sullivan, IL Mortgage Loan (0.1%) and the Dollar General Adrian, MO Mortgage Loan (0.1%), the related borrowers are permitted to rely on the insurance provided by the single tenant under its lease (and is not required to comply with the insurance provisions under the related Mortgage Loan agreement) provided, with respect to each single tenant lease, (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing, (iii) the sole tenant is permitted to rebuild and/or repair the related Mortgaged Property and is not entitled to rent abatement, and (iv) the sole tenant maintains the insurance required to be maintained by it under its lease as of the date of the related loan agreement or as otherwise approved by the lender in writing.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●

With respect to the 805 Third Avenue Mortgage Loan (4.4%), the related borrower failed to file a “Cycle 8C Façade Inspection and Safety Program Report” that was due in February 2019 as required by Local Law 11 of 1998 of the Local Laws of the City of New York (the “LL 11 Report”).  The borrower has agreed to complete and pay for all applicable work, fines, cost, and other actions necessary to complete and file the LL 11 Report, and to otherwise cause the Mortgaged Property to comply with Local Law 11 (the “LL 11 Work”) by November 8, 2020.  In addition, certain work is required to be completed to cause the Mortgaged Property to comply with all applicable legal requirements relating to the sprinkler systems at the Mortgaged Property.  The related borrower has agreed to complete such sprinkler work by November 8, 2020.  If an event of default occurs and/or the borrower breaches any of the foregoing obligations, the borrower will be required to deposit within 5 days of lender’s cash or a letter of credit in an amount lender reasonably determines to complete such work.  The completion of such work is guaranteed by the related guarantor.

●

With respect to the East Village Multifamily Portfolio Pool 2 Mortgage Loan (4.0%), as it relates to the 199-203 East 4th Street Mortgaged Property, the ground floor apartment at 201 East 4th Street is occupied in violation of historically permitted occupancy, which provides for a store use on the ground floor.  The building predates the requirement for a certificate of occupancy and no certificate of occupancy has been issued to date.  With respect to the 315 East 10th Street Mortgaged Property, one unit has an outstanding violation related to an impermissible use, as the living room area has been subdivided with a partition wall to create an extra bedroom.  In addition, the Mortgaged Properties are each subject to various building code and local housing violations.

●

With respect to the East Village Multifamily Portfolio Pool 1 Mortgage Loan (3.2%), as it relates to the 325 East 10th Street Mortgaged Property, two units are being occupied in violation of historically permitted occupancy, as they were previously converted from commercial use to residential apartments.  The building predates the requirement for a certificate of occupancy and no certificate of occupancy has been issued to date.  With respect to the 170 East 2nd Street Mortgaged Property, two units are occupied in violation of historically permitted occupancy and municipal violations have been issued in connection therewith.  The building predates the requirement for a certificate of occupancy and no certificate of occupancy has been issued to date.  With respect to the 49.5 First Avenue Mortgaged Property, the temporary certificate of occupancy currently issued for the Mortgaged Property does not provide for commercial use on the first floor.  In addition, the Mortgaged Properties are each subject to various building code and local housing violations.

●

With respect to the Brazilian Court Mortgage Loan (2.9%), the Mortgaged Property is designated as a historic landmark pursuant to a local ordinance in Palm Beach, Florida.  Renovations, alterations and conversions of the Mortgaged Property from its current use may be limited as a result of the landmark status, and we cannot assure you that such restrictions will not impact revenue from the Mortgaged Property.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.  See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above.  In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”).  In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”.  See also the Sponsor representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-1 to this prospectus and any related exceptions on Annex E-2, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor.  Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus.  See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.  For example:

With respect to the 650 Madison Avenue Mortgage Loan (4.4%), the liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the loan), in each case plus costs and expenses related to enforcement.

With respect to the Harvey Building Products Mortgage Loan (3.5%), only the related borrower executed the environmental indemnity agreement.  The related guarantor is not a party to the environmental indemnity agreement, but the related guaranty executed by the guarantor provides that the guarantor is liable for any payment, indemnification or reimbursement obligations pursuant to the related environmental indemnity agreement.

With respect to the Evergreen at Southwood Mortgage Loan (2.8%), the guarantor’s liability under the guaranty is capped at $25,000,000, which is less than the original principal balance of the Mortgage Loan, except that such cap does not apply to (a) costs incurred by the lender in enforcing the guaranty, (b) any liability arising pursuant to the environmental indemnity agreement, (c) any liability for fraud, intentional or material misrepresentation by the Mortgagor, the guarantor or any affiliate in connection with the Mortgage Loan, and (d) liability for the securitization indemnification obligations of the borrower and the guarantor.

With respect to the Dollar General Sullivan, IL Mortgage Loan (0.1%) and the Dollar General Adrian, MO Mortgage Loan (0.1%), there is no recourse to the related non-recourse carveout guarantor for breaches of the environmental covenants contained in the Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the borrower.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents.  In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties.  Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the 490-504 Myrtle Avenue Mortgage Loan (4.4%), the 504 Myrtle Avenue Mortgaged Property is currently in year 2 of a 25-year 421-a tax abatement program and the 490 Myrtle Avenue Mortgaged Property is currently in year 4 of a 25-year 421-a tax abatement program.  Each Mortgaged Property receives a 100% exemption on any increases in assessed value for the first 21 years, and the exemption percentage declines by 20% each year in years 22-25.  In connection with the 421-a tax abatement, rental amounts for rental tenants are capped at 1.5% for one-year leases and 2.5% for two-year leases.  Taxes were underwritten at the average abated amount of (i) $710 per unit with respect to the 490 Myrtle Avenue Mortgaged Property and (ii) $593 per unit with respect to the 504 Myrtle Avenue Mortgaged Property.

With respect to the Shoppes at Parma Mortgage Loan (3.1%), the Mortgaged Property (excluding the Walmart leased fee parcel) is located within a tax increment financing (“TIF”) district created by the City of Parma, which exempts from real property taxation, the taxes on the incremental increase in the assessed value of the Mortgaged Property, and instead requires the property owners from time to time to make Service Payments (as defined in the TIF Bond documents) in lieu of taxes in an amount equal to the real property taxes on the incremental increase that would have been payable but for the exemption.  The TIF exemption expires in 2043, after the maturity date of the Mortgage Loan on December 6, 2029.  In connection with the redevelopment of the Mortgaged Property, on July 1, 2014, the Cleveland-Cuyahoga County Port Authority (the “Port Authority”) issued $10,000,000 in business development revenue bonds (“TIF Bonds”), the proceeds of which were used by the developer of the site, including the Mortgaged Property, to finance a portion of the costs relating to the acquisition, construction and reconstruction of the site.  The borrower, as an assignee of the original developer of the Mortgaged Property, is responsible for paying Service Payments and Minimum Service Payments (as defined in the TIF Bond documents) in an amount equal to required payments of principal, interest and fees under the TIF Bonds.  Service Payments and Minimum Service Payments made by the borrower will first be applied to debt service on the TIF Bonds and certain administrative expenses, and the excess of any such Service Payments and Minimum Service Payments not applied to debt service and administrative expenses (the “Excess TIF Revenues”) will be reimbursed on a biannual basis to the borrower as eligible development costs up to an aggregate amount equal to $73,869,196.32.  The original developer assigned its rights to the Excess TIF Revenue reimbursement to the borrower and the borrower has collaterally assigned such Excess TIF Revenues to the lender and its successors.  For purposes of determining Underwritten Net Cash Flow, the lender underwrote $1,000,000 per year in reimbursed Excess TIF Revenues through the TIF expiration in 2043 based on the borrower sponsor’s estimate of annual Excess TIF Revenues.  There can be no assurance that the Excess TIF Revenue will equal $1,000,000 per year.  Under the REMIC provisions of the Code, a Trust REMIC may not be able to directly hold property such as Excess TIF Revenue reimbursement rights, which may adversely affect the foreclosure of the Shoppes at Parma Mortgage Loan.  The borrower’s obligation to make Service Payments and Minimum Service Payments on the TIF Bonds is secured by a mortgage in favor of the Port Authority and is a first lien on the Mortgaged Property (excluding the Walgreen’s leased fee parcel).

With respect to The Grand McCarren Mortgage Loan (2.5%), the Mortgaged Property is expected to benefit from a 35-year tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program.  The 35-year tax abatement program allows the Mortgaged Property to be 100% tax exempt for 25 years.  Beginning in the 26th year, the Mortgaged Property will be 30.0% tax-exempt.  The unabated taxes are $468,581, compared to the underwritten abated taxes of $26,391. See “Description of the Mortgage Pool—Property Types—Multifamily Properties”.

With respect to the 224 Walworth Street Mortgage Loan (0.9%), the Mortgaged Property is currently in year 3 of a 15-year 421-a tax abatement program.  The Mortgaged Property receives a 100% exemption on any increases in assessed value for the first 11 years, and the exemption percentage declines by 20% each year thereafter until it is fully phased out. In connection with the 421-a tax abatement, increases on rental rates are restricted.

With respect to the 39 East 21st Street Mortgage Loan (0.7%), the Mortgaged Property benefits from a 15-year tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program.  The 15-year tax abatement program allows the Mortgaged Property to be 100% tax exempt through the 2029/2030 tax year.  Beginning in the 2030/2031 tax year, the tax exemption will begin phasing out in 20.0% increments until the tax abatement expires in the 2034/2035 tax year.  The unabated taxes are $187,168, compared to the underwritten abated taxes of $1,522.  With respect to the 408 West 130th Street Mortgage Loan (1.4%), the Mortgaged Property benefits from both a J-51 tax exemption and a J-51 tax abatement.  The J-51 tax exemption commenced in 2011 and will expire in 2015, with a phase-out of the benefits commencing in 2040.  The J-51 tax abatement commenced in 2011 and expires in 2023.  Taxes were underwritten at the abated tax amount of $192,944 per annum. Section 8.

See “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	53	92.9%
8	0	1	4.4
6	3(1)	1	2.7
Total		55	100.0%

(1)	With respect to the Memorial West/EAV Portfolio Mortgage Loan (2.7%), the borrower has, two times over the term of the Mortgage Loan, a three day grace period after notice to cure a payment default.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All but one (1) (3.4%) of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Two (2) of the Mortgage Loans (0.2%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 27 Mortgage Loans (44.5%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 12 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”).  Twelve (12) of these 27 Mortgage Loans (17.8%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term.  The remaining 15 of these 27 Mortgage Loans (26.7%) provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then provide for amortizing debt service payments for the remainder of their loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

Two (2) Mortgage Loans, namely, the Dollar General Sullivan, IL Mortgage Loan (0.1%) and the Dollar General Adrian, MO Mortgage Loan (0.1%), are ARD Loans.

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan.  Annex A to this prospectus sets forth the

Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any).  “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest (if applicable).

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date.  However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date.  See “Risk Factors—Risks of Anticipated Repayment Date Loans”.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the Sherwood and Glen Ridge MHC Mortgaged Property (1.8%), the related borrower is not required to have an independent director.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents.  See “—Additional Indebtedness” below.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below.  The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	48	87.2%
L, D or YM1%, O	1	3.5%
L, YM1%, O	3	5.5%
YM4%, D or YM1%, O	1	3.5%
YM, D or YM, O	2	0.2%
Total	55	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●

“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

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“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

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“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

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“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 117 months;

●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 24 months; and

●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 104 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
7	5	9.1%
6	2	3.9
5	10	19.5
4	24	44.0
3	14	23.4
Total	55	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus.  However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges.  In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied.  Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance.  See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision.  See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” above and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property.  Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below.  Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of 52 of the Mortgage Loans (94.5%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last pari passu note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity.  Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower or the related originator or the related mortgage loan seller to designate a successor borrower.  If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●

With respect to the East Village Multifamily Portfolio Pool 2 (4.0%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the second anniversary of the securitization Closing Date, the borrower may deliver defeasance collateral and obtain the release of one or more individual Mortgaged Properties provided that, among other conditions, (i) the defeasance collateral is in an amount equal to the greater of (a) 110% of the allocated loan amount for the individual Mortgaged Property, and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.70x, and (b) the debt service coverage ratio for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 6.50% and (b) the debt yield for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, if following a casualty or condemnation the net proceeds are applied toward the debt and such net proceeds are insufficient to repay the debt in full, the borrower will have the right to prepay a portion of the Mortgage Loan and release any affected individual Mortgaged Property provided that, among other conditions, (i) the borrower partially prepays the debt in an amount equal to 100% of the allocated loan amount for such individual Mortgaged Property, (ii) if required by the lender, the borrower delivers a rating agency confirmation, and (iii) the borrower delivers a REMIC opinion.

●

With respect to the East Village Multifamily Portfolio Pool 1 (3.2%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the second anniversary of the securitization Closing Date, the borrower may deliver defeasance collateral and obtain the release of one or more individual Mortgaged Properties provided that, among other conditions, (i) the defeasance collateral is in an amount equal to the greater of (a) 110% of the allocated loan amount for the individual Mortgaged Property, and (b) the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.70x, and (b) the debt service coverage ratio for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 6.50% and (b) the debt yield for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, if following a casualty or condemnation the net proceeds are applied toward the debt and such net proceeds are insufficient to repay the debt in full, the borrower will have the right to prepay a portion of the Mortgage Loan and release any affected individual Mortgaged Property provided that, among other conditions, (i) the borrower partially prepays the debt in an amount equal to 100% of the allocated loan amount for such individual Mortgaged Property, (ii) if required by the lender, the borrower delivers a rating agency confirmation, and (iii) the borrower delivers a REMIC opinion.

●

With respect to the Shoppes at Parma Mortgage Loan (3.1%), the borrower has the right at any time until the commencement of the open period to release approximately 6.7 acres of excess land on the south side of the Mortgaged Property, provided that, among other conditions: (i) (x) if the release date is prior to the related defeasance lockout period, the borrower prepays the Mortgage Loan in an amount equal to the greater of (a) $970,000 and (b) the appraised value of the released parcel at the time of the release (the “Outparcel Release Price”), plus any applicable yield maintenance premium or (y) if the release date is after the related defeasance lockout period, the borrower partially defeases the Mortgage Loan in an amount equal to the Outparcel Release Price; (ii) the loan-to-value ratio for the remaining Mortgaged Property is not greater than the lesser of (a) 65% and (b) the loan-to-value ratio in effect immediately prior to the release; (iii) the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (a) 1.70x and (b) the debt service coverage ratio in effect immediately prior to the release; and (iv) the borrower delivers a REMIC opinion and rating agency confirmation.

●

With respect to the Alrig Portfolio Mortgage Loan (3.1%), on or after the expiration of the related lockout period, the borrower is permitted to obtain the release of one or more individual Mortgaged Properties, provided that, among other things: (i) the borrower delivers a written request to the lender and pays the lender a standard processing fee not in excess of $5,000; (ii) the borrower prepays the Mortgage Loan in an amount equal to the greatest of (a)(x) for the 1750 South Telegraph Road Mortgaged Property, 140% of the allocated loan amount for the related Mortgaged Property and (y) for all other Mortgaged Properties, 125% of the allocated loan amount for the related Mortgaged Property, (b) an amount that would result in the DSCR for the remaining properties being not less than the greater of (x) the DSCR of the Mortgaged Properties prior to such release and (y) 1.40x, (c) an amount that would result in the debt yield for the remaining Mortgaged Properties being not less than the greater of (x) the debt yield of the Mortgaged Properties prior to such release and (y) 9.0% and (d) an amount that would result in the loan-to-value ratio of the remaining Mortgaged Properties being not greater than 75.0%; (iii) the borrower delivers a rating agency confirmation from each Rating Agency; and (iv) the borrower delivers an opinion of counsel that the release will not cause an related securitization trust to fail to comply with REMIC regulations.

●

With respect to the Noll Portfolio Mortgage Loan (1.1%), on or after the expiration of the related lockout period, the borrower is permitted to obtain the release the Brecksville Mortgaged Property solely in connection with the sale to a third-party purchaser, provided that, among other things: (i) no event of default has occurred and is continuing; (ii) the Mortgage Loan is prepaid in an amount equal to the greatest of (a) 120% of the allocated loan amount of Brecksville Mortgaged Property, (b) an amount which would result in an loan-to-value ratio of no more than 65.8% after giving effect to such release and (c) an amount which would result in a DSCR not less than 1.68x and a debt yield not less than 10.2% on the remaining properties after giving effect to such release; (iii) the borrower delivers a Rating Agency Confirmation; and (iv) the borrower delivers an opinion of counsel that the release will not cause an related securitization trust to fail to comply with REMIC regulations.

Property Releases; Partial Defeasance

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With respect to the 650 Madison Avenue Mortgage Loan (4.4%), provided that no event of default is continuing under the related Mortgage Loan documents (other than an event of default that would be cured by a partial defeasance and the associated release), at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, the borrower may deliver defeasance collateral and obtain release of one or more individual Condominium Units provided that, among other conditions, (i) the defeasance collateral is in an amount equal to or greater than 125% of the allocated loan amount for the individual Condominium Units being released, (ii) loan-to-value ratio with respect to the Condominium Units remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67%, (iii) the debt yield with respect to the remaining Condominium Units for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the Mortgaged Property that continues to be subject to the liens of the Mortgage Loan documents after the contemplated release and to exclude the interest expense on the aggregate amount defeased, may not be less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, (iv) the borrower delivers a REMIC opinion, and (v) if requested by lender, the borrower delivers a rating agency confirmation. See “Condominium Interests and Other Shared Interests” above.

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With respect to the Memorial West/EAV Portfolio Mortgage Loan (2.7%), in connection with the sale of one or more of the three individual Mortgaged Properties that are collateral for the Mortgage Loan to a bona fide third party purchaser, the borrower is permitted at any time after the second anniversary of the Closing Date to obtain a release of one or more such individual Mortgaged Properties, provided that, among other conditions: (a) the borrower partially defeases the Mortgage Loan in an amount equal to the greater of (i) 125% of the allocated loan amount of such individual Mortgaged Property and (ii) the net sales proceeds applicable to such individual Mortgaged Property; (b) after giving effect to such release, the remaining Mortgaged Properties (i) have a loan-to-value ratio no greater than the lesser of (x) 60% and (y) the loan-to-value ratio immediately prior to such release, and (ii) have a debt service coverage ratio no less than the greater of (x) 1.90x and (y) the debt service coverage ratio immediately prior to such release; and (c) the borrower delivers a rating agency confirmation from each Rating Agency and a REMIC opinion.

Property Releases; Partial Defeasance and Partial Prepayments

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With respect to the Harvey Building Products Mortgage Loan (3.5%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note in the related Loan Combination to be securitized, the borrower may (i) deliver defeasance collateral and obtain release of one or more individual Mortgaged Properties (except that the following individual Mortgaged Properties are not permitted to be released:  (i) the Londonderry / Manufacturing Mortgaged Property (0.7%), (ii) the Dartmouth / Manufacturing Mortgaged Property (0.4%), and (iii) the Waltham Corporate Mortgaged Property (0.3%) (“Restricted Release Properties”), and/or (ii) partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties (except that the Restricted Release Properties are not permitted to be released), in each case, provided that, among other conditions (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual Mortgaged Property and, in connection with any partial prepayment, payment of any applicable yield maintenance premium, (ii) the borrower delivers a REMIC opinion, (iii) in the case of a partial defeasance, the borrower delivers a rating agency confirmation or, in the case of a partial prepayment, the borrower delivers a rating agency confirmation only if requested by the lender, (iv) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all of the Mortgaged Properties as of the date of the consummation of the partial release, and (b) 1.51x, (v) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the Mortgaged Properties as of the date of the consummation of the partial release, and (vi) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 8.65% and (b) the debt yield for all of the Mortgaged Properties as of the date of the consummation of the partial release.

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With respect to Giant Anchored Portfolio (3.4%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) November 19, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual Mortgaged Property, and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is equal to or greater than the greater of (a) 1.50x, and (b) the debt service coverage ratio for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is equal to or greater than the greater of (a) 8.5%, and (b) the debt yield for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable.

Property Releases; Free Releases

Certain of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. We cannot assure you that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Additions to the Mortgaged Property

The following Mortgage Loans provide for the addition of real property for, or the construction of improvements on, the related Mortgaged Property:

With respect to the Brazilian Court Mortgage Loan (2.9%), the related borrower has a right of first refusal to purchase a residential unit in the related condominium in the event that an unrelated unit owner receives a bona fide offer to purchase his or her residential unit and such unrelated unit owner intends to accept such offer. The related borrower may exercise such right of first refusal provided that, among other things, the following conditions are satisfied: (i) the related Mortgage Loan documents and the related Mortgage are modified as reasonably required by the lender to, among other things, spread the lien of the Mortgage to encumber such additional residential unit(s), (ii) the lender receives an endorsement to the related title insurance policy insuring that the related borrower owns a fee estate in such additional residential unit(s) and the related Mortgage, as modified and spread, encumbers such additional residential unit(s), and (iii) the lender receives a REMIC opinion.

Escrows

Forty-eight (48) Mortgage Loans (85.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifty (50) Mortgage Loans (85.0%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-six (36) Mortgage Loans (58.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty (20) Mortgage Loans (70.2%) secured by office, retail, mixed use and industrial properties with commercial tenants, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues.  Such escrows are typically considered for office, retail, mixed use, industrial and self-storage properties only.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” below.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, on behalf of the Trustee, will be required to determine, in a manner consistent with the Servicing Standard, subject in each case to any consent rights of the Special Servicer (in the case of the Master Servicer) and the applicable Directing Holder provided for in the Pooling and Servicing Agreement, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property.  The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	36	$625,059,570	54.9%
Hard	16	467,338,000	41.0
Soft	2	38,250,000	3.4
None	1	8,500,000	0.7
Total:	55	$1,139,147,570	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement.  Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NCF(2)	Cut-off Date Total Debt Yield on Underwritten NCF(1)
490-504 Myrtle Avenue	$50,000,000	$20,000,000	$35,000,000	N/A	$105,000,000	4.58999%	60.2%	74.3%	1.92x	1.28x	7.4%	6.0%
The Grand McCarren	$28,000,000	$4,500,000	N/A	N/A	$32,500,000	5.06369%	62.4%	72.4%	1.64x	1.17x	6.0%	6.0%
Homewood Suites - Eatontown	$17,150,000	$2,500,000	N/A	N/A	$19,650,000	5.22728%	60.8%	69.7%	2.33x	1.80x	13.8%	12.0%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

The mezzanine loan related to each of 490-504 Myrtle Avenue Mortgage Loan (4.4%), The Grand McCarren Mortgage Loan (2.5%) and the Homewood Suites - Eatontown Mortgage Loan (1.5%) identified in the table above, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan  (except for, (i) in the case of The Grand McCarren Mortgage Loan (2.5%) and the 490-504 Myrtle Avenue Mortgage Loan (4.4%), payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the equity collateral and (ii) in the Case of The Grand McCarren Mortgage Loan (2.5%), proceeds from the disposition of the collateral related solely to the mezzanine loan resulting from mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) and no bankruptcy proceeding exists, the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any protected advances and servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Harvey Building Products	$40,000,000	67.5%	1.51x	8.65%	Y
Sherwood and Glen Ridge MHC	$21,000,000	75.0%(1)	1.25x(2)	7.5%(3)	Y
Wells Fargo Place	$10,000,000	75.0%	N/A	9.5%	Y
Morton Place Apartments	$5,925,000	71.4%	2.07x	N/A	Y
Birdneck Self Storage	$2,180,000	61.9%	1.41x	N/A	Y
Dollar General Sullivan, IL	$1,169,000	85.0%	1.20x	N/A	Y
Dollar General Adrian, MO	$854,000	85.0%	1.20x	N/A	Y

(1)	The combined maximum loan to value ratio must be not greater than the lesser of (i) 75.0% and (ii) the loan to value ratio of the Mortgage Loan as of the origination date.

(2)	The combined minimum debt service coverage ratio must be equal to or greater than (i) 1.25x and (ii) the debt service coverage ratio on the Mortgage Loan as of the origination date.

(3)	The combined minimum debt yield must be equal to the greater of (i) 7.5% and (ii) the debt yield on the Mortgage Loan as of the origination date.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Giant Anchored Portfolio Mortgage Loan (3.4%), Peaceable Preferred Investor XXIV (PA) LLC (“Peaceable“, or the “Giant Anchored Portfolio Preferred Equity Holder”), has made a $20,200,000 preferred equity investment in the related borrower, which (inclusive of an additional $800,000 investment to be made by the Giant Anchored Portfolio Preferred Equity Holder for capital contributions) equates to an indirect 58.3% preferred equity interest in the related borrower.  The preferred equity return is required to be paid currently on a quarterly basis (and it is a default under the operating agreement of the related borrower’s sole member (the “Holdco Organizational Agreement”) if payments are not made currently).  However, in the event that property revenue less property expenses (including debt service) is insufficient to make a payment of the quarterly current preferred return, such failure to make the payment of the quarterly current preferred return shall not be a default under the Holdco Organizational Agreement and any such unpaid quarterly current preferred return will accrue and will be deemed added to the preferred equity investment, such that quarterly current preferred return will be payable upon such accrued and unpaid amounts.  The Holdco Organizational Agreement contains certain rights of the Giant Anchored Portfolio Preferred Equity Holder upon certain events, including a material default by RW/VP 7 SC Venture LLC, the managing member under the Holdco Organizational Agreement (“Managing Member”), bankruptcy of a related borrower or Managing Member, or the making of certain major decisions without the Giant Anchored Portfolio Preferred Equity Holder’s consent (if such consent is required pursuant to Holdco Organizational Agreement).  Such rights include the removal of the Managing Member, provided that the Giant Anchored Portfolio Preferred Equity Holder either obtains the release by lender of the Guarantor from liability under the guaranty and environmental indemnity for matters arising thereafter or offers lender an affiliate having a net worth of at least $18.0 million and liquidity of at least $3.5 million as a replacement guarantor.  The major decisions requiring the Giant Anchored Portfolio Preferred Equity Holder’s consent include any sale or financing (other than the loan), expenditures by the Managing Member or a Giant Anchored Portfolio Borrower in excess of specified budgeted amounts, requiring additional capital contributions, and leasing outside of approved parameters.  The Holdco Organizational Agreement permits any member to exercise buy-sell rights after

December 31, 2023, in which event the Giant Anchored Portfolio Preferred Equity Holder could control the Giant Anchored Portfolio Borrower. Additionally, the Giant Anchored Portfolio Preferred Equity Holder has the right to transfer its interest subject to lender’s consent if required by the Giant Anchored Portfolio Loan documents.

Permitted Unsecured Debt and Other Debt

With respect to the Suburbia Shopping Center Mortgage Loan (1.5%), any general or limited partner in the borrower may, at any time, make one or more unsecured subordinate loans (the “Subordinate Loan ”) to the borrower up to a maximum amount of $1,000,000, in the aggregate outstanding at any one time, provided, among other considerations, (i) the interest rate of the Subordinate Loan does not exceed 8% per annum, (ii) the terms of the Subordinate Loan are fully subordinate to the terms and provisions of the Mortgage Loan documents, (iii) amounts payable under the Subordinate Loan are only permitted to the extent there is excess net cash flow available and, to the extent that excess net cash flow is insufficient, any unpaid amounts will accrue, and (iv) the Subordinate Loan is evidenced by a promissory note containing the required provisions, including acknowledgements that (A) the partner is prohibited from taking any action to enforce any collection rights while the Mortgage Loan is outstanding (B) any partner holding the Subordinate Loan is prohibited from assigning, selling or otherwise transferring any interest in the Subordinate Loan and (C) no partner will commence or consent to a bankruptcy, insolvency, reorganization or similar proceeding by or against the borrower.  At the lender’s request, the borrower will be required to provide the lender with (x) an accounting of any outstanding partner loans and (y) a subordination agreement signed by the partner in form and substance reasonably acceptable to the lender.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.  In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Loan Combination LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Loan Combination Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NCF(2)	Loan Combination Debt Yield on Underwritten NCF(3)
490-504 Myrtle Avenue	CREFI	$50,000,000	4.4%	$35,000,000	-	$85,000,000	60.2%	60.2%	1.92x	1.92x	7.4%	7.4%
650 Madison Avenue	CREFI	$50,000,000	4.4%	$536,800,000	$213,200,000	$800,000,000	48.5%	66.1%	2.74x	2.01x	9.7%	7.1%
805 Third Avenue	CREFI	$50,000,000	4.4%	$100,000,000	$125,000,000	$275,000,000	32.6%	59.8%	2.63x	1.50x	11.3%	6.2%
405 E 4th Avenue	CREFI	$42,500,000	3.7%	$20,000,000	-	$62,500,000	63.6%	63.6%	2.17x	2.17x	8.0%	8.0%
Harvey Building Products	CREFI	$40,000,000	3.5%	$120,000,000	-	$160,000,000	68.8%	68.8%	1.51x	1.51x	8.5%	8.5%
Austin Landing Mixed-Use	CREFI	$38,750,000	3.4%	$50,000,000	$26,000,000	$114,750,000	61.9%	80.0%	2.62x	1.52x	12.1%	9.3%
Giant Anchored Portfolio	CREFI	$38,500,000	3.4%	$58,500,000	-	$97,000,000	74.3%	74.3%	1.52x	1.52x	8.6%	8.6%
Alrig Portfolio	SMC	$35,000,000	3.1%	$14,500,000	-	$49,500,000	67.7%	67.7%	1.72x	1.72x	9.9%	9.9%
Park Central Tower	SMC	$35,000,000	3.1%	$25,000,000	-	$60,000,000	57.9%	57.9%	1.54x	1.54x	8.9%	8.9%
Shoppes at Parma	LCF	$35,000,000	3.1%	$22,075,000	-	$57,075,000	65.4%	65.4%	1.74x	1.74x	10.2%	10.2%
Wells Fargo Place	SMC	$10,000,000	0.9%	$70,000,000	-	$80,000,000	64.0%	64.0%	2.89x	2.89x	10.0%	10.0%

(1)

With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Loan Combination, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.

the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause, and

II.

the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Loan Combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Loan Combination, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Loan Combination will be a Serviced Loan Combination, an Outside Serviced Loan Combination or a Servicing Shift Loan Combination as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes.  With respect to each Loan Combination, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
490-504 Myrtle Avenue	Serviced	Note A-1	Yes	—	CGCMT 2019-C7	$50,000,000
		Note A-2	No	CREFI	Not Identified	$35,000,000

650 Madison Avenue	Outside Serviced	Note A-1-1	Control Shift Note(4)	—	CGCMT 2019-C7	$50,000,000
		Note A-1-2	No	CREFI	Not Identified	$242,900,000
		Note A-2	No	GSB	Not Identified	$146,450,000
		Note A-3	No	BCREI	Not Identified	$146,450,000
		Note A-4	No	—	MAD 2019-650M	$400,000
		Note A-5	No	—	MAD 2019-650M	$200,000
		Note A-6	No	—	MAD 2019-650M	$200,000
		Note A-7	No	—	MAD 2019-650M	$200,000
		Note B-1	Yes(4)	—	MAD 2019-650M	$85,280,000
		Note B-2	No	—	MAD 2019-650M	$42,640,000
		Note B-3	No	—	MAD 2019-650M	$42,640,000
		Note B-4	No	—	MAD 2019-650M	$42,640,000

805 Third Avenue	Serviced	Note A-1	Control Shift Note(4)	—	CGCMT 2019-C7	$50,000,000
		Note A-2	No	CREFI	Not Identified	$50,000,000
		Note A-3	No	CREFI	Not Identified	$40,000,000
		Note A-4	No	CREFI	Not Identified	$10,000,000
		Note B	Yes(4)	—	CGCMT 2019-C7	$125,000,000

405 E 4th Avenue	Serviced	Note A-1	Yes	—	CGCMT 2019-C7	$42,500,000
		Note A-2	No	CREFI	Not Identified	$20,000,000

Harvey Building Products	Outside Serviced	Note A-1-1	No	—	CGCMT 2019-C7	$40,000,000
		Note A-1-2	No	CREFI	Not identified	$20,000,000
		Note A-2	Yes	—	Benchmark 2019-B14	$50,000,000
		Note A-3	No	—	Benchmark 2019-B15	$50,000,000

Austin Landing Mixed-Use	Outside Serviced	Note A-1	Control Shift Note(4)	—	Benchmark 2019-B15	$50,000,000
		Note A-2	No	—	CGCMT 2019-C7	$38,750,000
		Note B	Yes(4)	KCM Austin Landing LLC	Not Identified	$26,000,000

Giant Anchored Portfolio	Serviced	Note A-1-A	Yes	—	CGCMT 2019-C7	$38,500,000
		Note A-1-B	No	CREFI	Not Identified	$10,000,000
		Note A-2-A	No	—	BANK 2019-BNK24	$30,000,000
		Note A-2-B	No	Wells Fargo	Not Identified	$18,500,000

Alrig Portfolio	Serviced	Note A-1	Yes	—	CGCMT 2019-C7	$25,000,000
		Note A-2	No	SMF II	Not Identified	$14,500,000
		Note A-3	No	—	CGCMT 2019-C7	$10,000,000

Park Central Tower	Serviced	Note A-1	Yes	—	CGCMT 2019-C7	$35,000,000
		Note A-2	No	SMF II	CF 2019-CF3	$25,000,000

Shoppes at Parma	Serviced	Note A-1-A	Yes	—	CGCMT 2019-C7	$35,000,000
		Note A-2-A	No	RREF IV - D Financing, LLC	UBS 2019-C18	$14,000,000
		Note A-3-A	No	LCF	Not Identified	$8,075,000

Wells Fargo Place	Outside Serviced	Note A-1	Yes	—	MSC 2019-L3	$20,000,000
		Note A-2	No	—	MSC 2019-L3	$20,000,000
		Note A-3	No	—	CGCMT 2019-C7	$10,000,000
		Note A-4	No	—	CF 2019-CF3	$10,000,000
		Note A-5	No	—	CF 2019-CF3	$10,000,000
		Note A-6	No	—	CF 2019-CF3	$5,000,000
		Note A-7	No	—	CF 2019-CF3	$5,000,000

(1)

Unless otherwise specified, with respect to each Loan Combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).  In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)

Unless otherwise specified, with respect to each Loan Combination, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions.  Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization that has closed or as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission that has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction.  Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held (or is expected to be held) by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	Entity names have been abbreviated for presentation.

“CREFI” means Citi Real Estate Funding Inc.

“GSB” means Goldman Sachs Bank USA.

“BCREI” means Barclays Capital Real Estate Inc.

“BMO” means BMO Harris Bank, N.A.

“Wells Fargo” means Wells Fargo Bank, National Association.

“SMF II” means Starwood Mortgage Funding II LLC.

“LCF” means Ladder Capital Finance LLC.

(4)

The subject Loan Combination is an AB Loan Combination or a Pari Passu-AB Loan Combination, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note.  Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Loan Combination (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note.  See “Description of the Mortgage Pool—The Loan Combinations—The 650 Madison Avenue Pari Passu-AB Loan Combination”, “—The 805 Third Avenue Pari Passu-AB Loan Combination” and “—The Austin Landing Mixed-Use Pari Passu-AB Loan Combination” in this prospectus for more information regarding the manner in which control shifts under each such Loan Combination.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted.  Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan.  Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan.  Only each Split Mortgage Loan is included in the Issuing Entity.  No Companion Loan is an asset of the Issuing Entity.  In addition, with respect to each Loan Combination, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”).  Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement.  Certain of the Loan Combinations are Outside Serviced Loan Combinations.  For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Loan Combinations

Each Serviced Pari Passu Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement.  None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Loan Combinations unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Loan Combination) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Loan Combination will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Loan Combination).  With respect to each Servicing Shift Loan Combination, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Loan Combination provides that:

●

The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari

Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).

●

The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency).  The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Loan Combination, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights with respect to Serviced Pari Passu Loan Combinations other than Servicing Shift Loan Combinations.  With respect to any Serviced Pari Passu Loan Combination (other than a Servicing Shift Loan Combination), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Loan Combinations.  With respect to any Servicing Shift Loan Combination prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General”.  The related Controlling Note Holder will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Servicing Shift Loan Combination, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder.  With respect to each Serviced Pari Passu Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights.  With respect to each Servicing Shift Loan Combination, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Loan Combination or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Loan Combination within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e. including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Loan Combination that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, if applicable, 30-day) period will be deemed to begin anew).  In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).  In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Loan Combination, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Loan Combination are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Loan Combination, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan.  If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan.  Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Loan Combination without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Loan Combinations

Each Outside Serviced Pari Passu Loan Combination will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement.  No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside

Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Loan Combination in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance.  P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement.  None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Loan Combination.  See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Loan Combination, the discussion under this “—The Outside Serviced Pari Passu Loan Combinations” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Loan Combination provides that:

●

The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●

All payments, proceeds and other recoveries on the Outside Serviced Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).

●

The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Loan Combination is generally permitted.  The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency).  The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Loan Combination that are not otherwise paid out of collections on such Loan Combination may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights.  With respect to each Outside Serviced Loan Combination, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General”.  With respect to any Servicing Shift Loan Combination on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization.  The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Outside Serviced Loan Combination (including any Servicing Shift Loan Combination on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder.  With respect to any Outside Serviced Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Loan Combination, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights.  With respect to each Outside Serviced Loan Combination (including each Servicing Shift Loan Combination after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Loan Combination, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Loan Combination or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Loan Combination (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew).  In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Loan Combination, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside

 Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Loan Combination are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Loan Combination, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File.  The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Loan Combination (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan.  If any Outside Serviced Loan Combination becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan.  Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Loan Combination without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The 650 Madison Avenue Pari Passu-AB Loan Combination

General

The 650 Madison Avenue Loan Combination consists of (a) the 650 Madison Avenue Mortgage Loan evidenced by promissory note A-1-1, (b) seven (7) Pari Passu Companion Loans (the “650 Madison Avenue Pari Passu Companion Loans” and, together with the 650 Madison Avenue Mortgage Loan, the “650 Madison Avenue A Notes”) evidenced by promissory notes A-1-2, A-2, A-3, A-4, A-5, A-6 and A-7 and (c) four (4) Subordinate Companion Loans (the “650 Madison Avenue Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3 and B-4.

Servicing

The related Co-Lender Agreement (the “650 Madison Avenue Co-Lender Agreement”) provides that the administration of the 650 Madison Avenue Mortgage Loan will be governed by the 650 Madison Avenue Co-Lender Agreement and the servicing agreement governing the securitization of note B-1 (the “650 Madison Avenue Trust and Servicing Agreement”).  Note B-1 is expected to be contributed to the MAD 2019-650M transaction, which is expected to close prior to the CGCMT 2019-C7 securitization transaction, and the parties to the 650 Madison Avenue Trust and Servicing Agreement identified in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” will constitute the related Outside Servicer, Outside Special Servicer, Outside Trustee and Outside Custodian.  In servicing the 650 Madison Avenue Loan Combination, the servicing standard set forth in the 650 Madison Avenue Trust and Servicing Agreement will require the related Outside Servicer and Outside Special Servicer to take into account the interests of the Certificateholders and the holders of the 650 Madison Avenue Companion Loans as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loan(s).

Amounts payable to the issuing entity as holder of the 650 Madison Avenue Mortgage Loan pursuant to the 650 Madison Avenue Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

The custodian under the 650 Madison Avenue Trust and Servicing Agreement is expected to be the custodian of the mortgage file related to the 650 Madison Avenue Loan Combination (other than the promissory notes evidencing the 650 Madison Avenue Mortgage Loan and the related Companion Loans not included in the securitization of note B-1).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the 650 Madison Avenue Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the 650 Madison Avenue Loan Combination, and provides, in general, that:

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The 650 Madison Avenue Subordinate Companion Loans and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the 650 Madison Avenue Subordinate Companion Loans will at all times be junior, subject and subordinate to the 650 Madison Avenue A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such 650 Madison Avenue A Notes, in each case as further described below.

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All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 650 Madison Avenue Mortgage Loan or the 650 Madison Avenue Mortgaged Property or amounts realized as proceeds of the 650 Madison Avenue Mortgage Loan or the 650 Madison Avenue Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the 650 Madison Avenue Trust and Servicing Agreement will be applied and distributed by the related Outside Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in the 650 Madison Avenue Trust and Servicing Agreement):

o

first, on a pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue A Note at the applicable net interest rate;

o

second, on a pro rata and pari passu basis, based on the outstanding principal balances of each 650 Madison Avenue A Note, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Loan Combination until their principal balances have been reduced to zero;

o

third, on pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the related Outside Servicer or Outside Special Servicer on its behalf and not previously paid or reimbursed) with respect to the 650 Madison Avenue Loan Combination pursuant to the 650 Madison Avenue Co-Lender Agreement or the 650 Madison Avenue Trust and Servicing Agreement;

o

fourth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread (as set forth in the 650 Madison Avenue Co-Lender Agreement);

o

fifth, on a pro rata and pari passu basis, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue Subordinate Companion Loan at the applicable net interest rate;

o

sixth, on a pro rata and pari passu basis based on the outstanding principal balances of each 650 Madison Avenue Subordinate Companion Loan, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Loan Combination, until the principal balance for each 650 Madison Avenue Subordinate Companion Loan has been reduced to zero;

o

seventh, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread;

o

eighth, if the proceeds of any foreclosure sale or any liquidation of the 650 Madison Avenue Loan Combination or the 650 Madison Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for the 650 Madison Avenue Subordinate Companion Loans has been reduced, such excess amount will be paid, on a pro rata and pari passu basis, based on the outstanding principal balances of each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance for the 650 Madison Avenue Subordinate Companion Loans as a result of such Workout, plus interest on such amount at the related net interest rate;

o

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the 650 Madison Avenue Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Outside Servicer or Outside Special Servicer (in each case provided that such reimbursements or payments relate to the 650 Madison Avenue Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

o

tenth, if any excess amount is available to be distributed in respect of the 650 Madison Avenue Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans in accordance with their respective initial percentage interests.

All expenses and losses relating to the 650 Madison Avenue Loan Combination and the 650 Madison Avenue Mortgaged Property will be allocated first, pro rata, to the 650 Madison Avenue Subordinate Companion Loans and then, pro rata, to the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans.  Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 650 Madison Avenue Loan Combination will, after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 650 Madison Avenue Loan Combination, be reimbursed first, pro rata, to reduce the principal balances of the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans, and then, pro rata to reduce the principal balances of the 650 Madison Avenue Trust Subordinate Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 650 Madison Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 650 Madison Avenue Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 650 Madison Avenue Companion Loans.

Certain costs and expenses allocable to the 650 Madison Avenue Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the 650 Madison Avenue Loan Combination may, to the extent allocable to the 650 Madison Avenue Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the controlling holder with respect to the 650 Madison Avenue Loan Combination (the “650 Madison Avenue Controlling Noteholder”), as of any date of determination, will be the holder of note B-1, unless a 650 Madison Avenue Control Appraisal Period has occurred and is continuing or if a 650 Madison Avenue Control Appraisal Period has occurred and is continuing, the holder of the 650 Madison Avenue Mortgage Loan (whose rights will be exercised by the Controlling Class Representative); provided that, if the holder of note B-1 would be the 650 Madison Avenue Controlling Noteholder pursuant to the terms hereof, but any interest in note B-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder, a 650 Madison Avenue Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-1-1 would be the 650 Madison Avenue Controlling Noteholder, but any interest in note A-1-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder with respect to note A-1-1, there shall be no 650 Madison Avenue Controlling Noteholder.

Pursuant to the 650 Madison Avenue Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 650 Madison Avenue Loan Combination (whether or not a servicing transfer event under the 650 Madison Avenue Trust and Servicing Agreement has occurred and is continuing) that would constitute a 650 Madison Avenue Major Decision, the related Outside Servicer or Outside Special Servicer, as applicable, will be required to provide the 650 Madison Avenue Controlling Noteholder (or its representative) with at least ten (10) Business Days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested 650 Madison Avenue Major Decision.  The related Outside Servicer or Outside Special Servicer, as applicable, is not permitted to take any action with respect to such 650 Madison Avenue Major Decision (or make a determination not to take action with respect to such 650 Madison Avenue Major Decision), unless and until the related Outside Special Servicer receives the written consent of the 650 Madison Avenue Controlling Noteholder (or its representative) before implementing a decision with respect to such 650 Madison Avenue Major Decision; provided that following the securitization of Note B-1, the provisions of the 650 Madison Avenue Trust and Servicing Agreement will govern the consent and consultation rights under the 650 Madison Avenue Co-Lender Agreement.  Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the 650 Madison Avenue Trust and Servicing Agreement, the related Outside Servicer or the related Outside Special Servicer, as applicable, may take actions with respect to the 650 Madison Avenue Mortgaged Property before obtaining the consent of the 650 Madison Avenue Controlling Noteholder if the related Outside Servicer or the related Outside Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the 650 Madison Avenue Trust and Servicing Agreement that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 650 Madison Avenue Loan Combination as a collective whole, and the related Outside Servicer or the related Outside Special Servicer, as applicable, has made a reasonable effort to contact the 650 Madison Avenue Controlling Noteholder.

Notwithstanding the foregoing, the related Outside Servicer and the Outside Special Servicer will not be permitted to follow any advice or consultation provided by the 650 Madison Avenue Controlling Noteholder (or its representative) that would require or cause the related Outside Servicer or Outside Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the 650 Madison Avenue Trust and Servicing Agreement, require or cause the related Outside Servicer or Outside Special Servicer, as applicable, to violate provisions of the 650 Madison Avenue Co-Lender

Agreement or the Pooling and Servicing Agreement, require or cause the related Outside Servicer or Outside Special Servicer, as applicable, to violate the terms of the 650 Madison Avenue Loan Combination, or materially expand the scope of the related Outside Servicer’s or Outside Special Servicer’s, as applicable, responsibilities under the 650 Madison Avenue Co-Lender Agreement or the 650 Madison Avenue Trust and Servicing Agreement.

The related Outside Special Servicer will be required to (i) provide copies to the Controlling Class Representative (at any time the holder of the 650 Madison Avenue Mortgage Loan is not the 650 Madison Avenue Controlling Noteholder) and each holder of a 650 Madison Avenue Companion Loan (at any time such holder is not the 650 Madison Avenue Controlling Noteholder) (each, a “650 Madison Avenue Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the 650 Madison Avenue Controlling Noteholder pursuant to the 650 Madison Avenue Trust and Servicing Agreement with respect to any 650 Madison Avenue Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the 650 Madison Avenue Controlling Noteholder and, at any time the 650 Madison Avenue Controlling Noteholder is the holder of note B-1, the related Outside Special Servicer will be required to consult with each 650 Madison Avenue Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 650 Madison Avenue Non-Controlling Noteholder requests consultation with respect to any such 650 Madison Avenue Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 650 Madison Avenue Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any 650 Madison Avenue Non-Controlling Noteholder by the related Outside Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Outside Special Servicer will no longer be obligated to consult with such 650 Madison Avenue Non-Controlling Noteholder, whether or not such 650 Madison Avenue Non-Controlling Noteholder has responded within such ten (10) Business Day period.

A “650 Madison Avenue Control Appraisal Period” will exist with respect to the 650 Madison Avenue Loan Combination, if and for so long as (a)(1) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 650 Madison Avenue Subordinate Companion Loans, (y) any appraisal reduction amount for the 650 Madison Avenue Loan Combination that is allocated to such 650 Madison Avenue Subordinate Companion Loans and (z) any losses realized with respect to the 650 Madison Avenue Mortgaged Property or the 650 Madison Avenue Loan Combination that are allocated to the 650 Madison Avenue Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loans less (ii) any payments of principal allocated to, and received, by the holders of the 650 Madison Avenue Subordinate Companion Loans.

“650 Madison Avenue Major Decision” means a Major Decision under the 650 Madison Avenue Trust and Servicing Agreement.

Sale of Defaulted Loan Combination

If the 650 Madison Avenue Loan Combination becomes a defaulted mortgage loan under the 650 Madison Avenue Trust and Servicing Agreement and the related Outside Special Servicer decides to sell the notes included in the related securitization of note B-1, the related Outside Special Servicer will be required to sell the 650 Madison Avenue Mortgage Loan, the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, together as notes evidencing one whole loan in accordance with the 650 Madison Avenue Trust and Servicing Agreement.  Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell the 650 Madison Avenue Mortgage Loan or any 650 Madison Avenue Pari Passu Companion Loan not included in the securitization of note B-1 without the consent of the holders thereof (including the issuing entity, as holder of the 650 Madison Avenue Mortgage Loan (together, the “650 Madison Avenue Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 650 Madison Avenue Mortgage Loan or such 650 Madison Avenue Pari Passu Companion Loan, as applicable, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the 650 Madison Avenue Non-Lead Noteholder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the 650 Madison

Avenue Controlling Noteholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Special Servicer in connection with the proposed sale, provided that such 650 Madison Avenue Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the 650 Madison Avenue Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the related Outside Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the 650 Madison Avenue Loan Combination.

The 805 Third Avenue Pari Passu-AB Loan Combination

General

The 805 Third Avenue Loan Combination consists of (a) the 805 Third Avenue Mortgage Loan evidenced by promissory note A-1, (b) three (3) Pari Passu Companion Loans (the “805 Third Avenue Pari Passu Companion Loans” and, together with the 805 Third Avenue Mortgage Loan, the “805 Third Avenue A Notes”) evidenced by promissory notes A-2, A-3 and A-4 and (c) one (1) Subordinate Companion Loan (the “805 Third Avenue Trust Subordinate Companion Loan”) evidenced by promissory note B-1.

Servicing

The related Co-Lender Agreement (the “805 Third Avenue Co-Lender Agreement”) provides that the 805 Third Avenue Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the Servicing Standard.

Amounts payable to the issuing entity as holder of the 805 Third Avenue Mortgage Loan and the 805 Third Avenue Trust Subordinate Companion Loan pursuant to the 805 Third Avenue Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The 805 Third Avenue Co-Lender Agreement sets forth the respective rights of the holders of the 805 Third Avenue Mortgage Loan and the 805 Third Avenue Companion Loans with respect to distributions of funds received in respect of the 805 Third Avenue Loan Combination, and provides, in general, that:

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The 805 Third Avenue Subordinate Companion Loan and the rights of the related holder to receive payments of interest, principal and other amounts with respect to the 805 Third Avenue Subordinate Companion Loan will at all times be junior, subject and subordinate to the 805 Third Avenue A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such 805 Third Avenue A Notes, in each case as further described below.

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All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 805 Third Avenue Mortgage Loan or the 805 Third Avenue Mortgaged Property or amounts realized as proceeds of the 805 Third Avenue Mortgage Loan or the 805 Third Avenue Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the 805 Third Avenue Servicing Agreement will be applied and distributed by the Master Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in the Pooling and Servicing Agreement):

o

first, on a pro rata and pari passu basis, to the issuing entity, as the holder of the 805 Third Avenue Mortgage Loan and each holder of an 805 Third Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance for each 805 Third Avenue A Note at the applicable net interest rate;

o

second, on a pro rata and pari passu basis, based on the outstanding principal balances of each 805 Third Avenue A Note, to the issuing entity, as the holder of the 805 Third Avenue Mortgage Loan and each holder of an 805 Third Avenue Pari Passu Companion Loan, in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 805 Third Avenue Loan Combination until their principal balances have been reduced to zero;

o

third, on pro rata and pari passu basis, to the issuing entity, as the holder of the 805 Third Avenue Mortgage Loan, and each holder of an 805 Third Avenue Pari Passu Companion Loan, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the Master Servicer or the Special Servicer on its behalf and not previously paid or reimbursed) with respect to the 805 Third Avenue Loan Combination pursuant to the 805 Third Avenue Co-Lender Agreement or the Pooling and Servicing Agreement;

o

fourth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to the issuing entity, as the holder of the 805 Third Avenue Mortgage Loan, and each holder of an 805 Third Avenue Pari Passu Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread (as set forth in the 805 Third Avenue Co-Lender Agreement);

o

fifth, to the holder of the 805 Third Avenue Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance for the 805 Third Avenue Trust Subordinate Companion Loan at the applicable net interest rate;

o

sixth, to the holder of the 805 Third Avenue Trust Subordinate Companion Loan in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 805 Third Avenue Loan Combination, until the principal balance for the 805 Third Avenue Trust Subordinate Companion Loan has been reduced to zero;

o

seventh, any prepayment premium, to the extent paid by the borrower, to the holder of the 805 Third Avenue Trust Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of the 805 Third Avenue Trust Subordinate Companion Loan multiplied by its relative spread;

o

eighth, if the proceeds of any foreclosure sale or any liquidation of the 805 Third Avenue Loan Combination or the 805 Third Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for the 805 Third Avenue Trust Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the 805 Third Avenue Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance for the 805 Third Avenue Trust Subordinate Companion Loan as a result of such Workout, plus interest on such amount at the related net interest rate;

o

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Master Servicer or the Special Servicer (in each case provided that such reimbursements or payments relate to the 805 Third Avenue Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity, as the holder of the 805 Third Avenue Mortgage Loan, and each holder of the 805 Third Avenue Pari Passu Companion Loans holder and the 805 Third Avenue Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

o

tenth, if any excess amount is available to be distributed in respect of the 805 Third Avenue Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the issuing entity, as the holder of the 805 Third Avenue Mortgage Loan, and each holder of the 805 Third Avenue Pari Passu Companion Loans holder and the 805 Third Avenue Trust Subordinate Companion Loan in accordance with their respective initial percentage interests.

All expenses and losses relating to the 805 Third Avenue Loan Combination and the 805 Third Avenue Mortgaged Property will be allocated first, to the 805 Third Avenue Trust Subordinate Companion Loan and then, pro rata, to the 805 Third Avenue Mortgage Loan and the 805 Third Avenue Pari Passu Companion Loans.  Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 805 Third Avenue Loan Combination will, after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 805 Third Avenue Loan Combination, be reimbursed first, pro rata, to reduce the principal balances of the 805 Third Avenue Mortgage Loan and the 805 Third Avenue Pari Passu Companion Loans, and then to reduce the principal balance of the 805 Third Avenue Trust Subordinate Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 805 Third Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 805 Third Avenue Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 805 Third Avenue Companion Loans.

Certain costs and expenses allocable to the 805 Third Avenue Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the 805 Third Avenue Companion Loans or from general collections with respect to any securitization of an 805 Third Avenue Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to 805 Third Avenue Co-Lender Agreement, the controlling holder with respect to the 805 Third Avenue Loan Combination (the “805 Third Avenue Controlling Noteholder”), as of any date of determination, will be the holder of a majority of the 805 Third Avenue Trust Subordinate Companion Loan (whose powers will be exercised by the 805 Third Avenue Controlling Class Representative), unless an 805 Third Avenue Control Appraisal Period has occurred and is continuing or if an 805 Third Avenue Control Appraisal Period has occurred and is continuing, the holder of a majority of the 805 Third Avenue Mortgage Loan (whose powers will be exercised by the Controlling Class Representative); provided that, if the holder of a majority of the 805 Third Avenue Trust Subordinate Companion Loan would be the 805 Third Avenue Controlling Noteholder pursuant to the terms hereof, but any interest in the 805 Third Avenue Trust Subordinate Companion Loan is held by the related borrower, a borrower affiliate or certain other borrower related parties, or the related borrower, a borrower affiliate or certain other borrower related parties would otherwise be entitled to exercise the rights of the 805 Third Avenue Controlling Noteholder, a 805 Third Avenue Control Appraisal Period will be deemed to have occurred.

Pursuant to the 805 Third Avenue Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 805 Third Avenue Loan Combination (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision, the Master Servicer or the Special Servicer, as applicable, will be required to provide the 805 Third Avenue Controlling Noteholder (or its representative) with at least 10 Business Days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested Major Decision. The Master Servicer or the Special Servicer, as applicable, is not permitted to take any action with respect to such Major Decision (or make a determination not to take action with respect to such Major Decision), unless and until the Special Servicer receives the written consent of the 805 Third Avenue Controlling Noteholder (or its representative) before implementing a decision with respect to such Major Decision.  Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer, as applicable, may take actions with respect to the 805 Madison Avenue Mortgaged Property before obtaining the consent of the 805 Third Avenue Controlling Noteholder if the Master Servicer or the Special Servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 805 Third Avenue Loan Combination as a collective whole, and the Master Servicer or the Special Servicer, as applicable, has made a reasonable effort to contact the 805 Third Avenue Controlling Noteholder.

Notwithstanding the foregoing, the Master Servicer and the Special Servicer will not be permitted to follow any advice or consultation provided by the Master Servicer or the Special Servicer, as applicable, that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the 805 Third Avenue Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the 805 Third Avenue Loan Combination, or materially expand the scope of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under 805 Third Avenue Co-Lender Agreement or the Pooling and Servicing Agreement.

The Special Servicer will be required to (i) provide copies to the Controlling Class Representative (at any time the holder of a majority of the 805 Third Avenue Mortgage Loan is not the 805 Third Avenue Noteholder), the 805 Third Avenue Controlling Class Representative (at any time the holder of a majority of the 805 Third Avenue Trust Subordinate Companion Loan is not the 805 Third Avenue Noteholder) and each 805 Third Avenue Pari Passu Companion Loan holder (each, in such capacity, an “805 Third Avenue Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to 805 Third Avenue Controlling Noteholder pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the 805 Third Avenue Controlling Noteholder, and (ii) at any time the 805 Third Avenue Controlling Noteholder is the holder of the 805 Third Avenue Mortgage Loan, the Special Servicer will be required to consult with each holder of an 805 Third Avenue Pari Passu Companion Loan (each, an “805 Third Avenue Non-Lead Noteholder”) on a strictly non-binding basis, to the extent having received such notices, information and reports, any 805 Third Avenue Non-Lead Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 805 Third Avenue Non-Lead Noteholder; provided that after the expiration of a period of 10 Business Days from the delivery to any 805 Third Avenue Non-Lead Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer will no longer be obligated to consult with such 805 Third Avenue Non-Lead Noteholder, whether or not such 805 Third Avenue Non-Lead Noteholder has responded within such 10 Business Day period.

An “805 Third Avenue Control Appraisal Period” will exist with respect to the 805 Third Avenue Loan Combination, if and for so long as (a)(1) the initial principal balance of the 805 Third Avenue Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 805 Third Avenue Trust Subordinate Companion Loan, (y) any appraisal reduction amount for the 805 Third Avenue Loan Combination that is allocated to such 805 Third Avenue Trust Subordinate Companion Loan and (z) any losses realized with respect to the 805 Third Avenue Mortgaged Property or the 805 Third Avenue Loan Combination that are allocated to the 805 Third Avenue Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of (i) the initial principal balance of the 805 Third Avenue Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the 805 Third Avenue Trust Subordinate Companion Loan.

Sale of Defaulted Loan Combination

If the 805 Third Avenue Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer decides to sell the 805 Third Avenue Mortgage Loan, the Special Servicer will be required to sell the 805 Third Avenue Mortgage Loan, the 805 Third Avenue Pari Passu Companion Loans and the 805 Third Avenue Trust Subordinate Companion Loan, together as notes evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the 805 Third Avenue Pari Passu Companion Loans without the consent of the 805 Third Avenue Non-Lead Noteholders unless it has delivered to each such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 805 Third Avenue Pari Passu Companion Loans, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by 805 Third Avenue Non-Lead Noteholder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 805 Third Avenue Controlling Noteholder) prior to the proposed sale date, all information and documents being provided to other offerors or otherwise approved by the Special Servicer in connection with the proposed sale, provided that such 805 Third Avenue Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the 805 Third Avenue Co-Lender Agreement and the Pooling and Servicing Agreement, the 805 Third Avenue Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the 805 Third Avenue Loan Combination.

The 805 Third Avenue Controlling Noteholder agreed and acknowledged that the Pooling and Servicing Agreement may contain provisions such that any Special Servicer could be terminated under the Pooling and Servicing Agreement based on a recommendation by the Operating Advisor if (A) the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of the applicable securities issued under the Pooling and Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The 805 Third Avenue Controlling Noteholder will retain its right to remove and replace the Special Servicer, but the 805 Third Avenue Controlling Noteholder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

The Austin Landing Mixed-Use Pari Passu-AB Loan Combination

General

The Austin Landing Mixed-Use Loan Combination consists of (a) the Austin Landing Mixed-Use Mortgage Loan evidenced by promissory note A-2, (b) a Pari Passu Companion Loan (the “Austin Landing Mixed-Use Pari Passu Companion Loan” and, together with the Austin Landing Mixed-Use Mortgage Loan, the “Austin Landing Mixed-Use A Notes”) evidenced by promissory note A-1, and (c) a Subordinate Companion Loan (the “Austin Landing Mixed-Use Subordinate Companion Loan”) evidenced by promissory note B.

Servicing

Pursuant to the terms of the related Co-Lender Agreement (the “Austin Landing Mixed-Use Co-Lender Agreement”), the Austin Landing Mixed-Use Loan Combination will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1 (the “Lead Securitization Note”), which is expected to be the pooling and servicing agreement (the “Benchmark 2019-B15 Pooling and Servicing Agreement”), to be dated as of December 1, 2019, between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Benchmark 2019-B15 Servicer”) and as special servicer (the “Benchmark 2019-B15 Special Servicer”), Citibank, N.A., as certificate administrator, Wilmington Trust, National Association, as trustee (in such capacity, the “Benchmark 2019-B15 Trustee”) and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, by the Benchmark 2019-B15 Servicer and the Benchmark 2019-B15 Special Servicer in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of the Austin Landing Mixed-Use Co-Lender Agreement.

In servicing the Austin Landing Mixed-Use Loan Combination, the servicing standard set forth in the Benchmark 2019-B15 Pooling and Servicing Agreement will require the Benchmark 2019-B15 Servicer and the Benchmark 2019-B15 Special Servicer to take into account the interests of the Certificateholders and the holders of the Austin Landing Mixed-Use Companion Loans as a collective whole, taking into account the subordinate or pari passu nature of the Austin Landing Mixed-Use Mortgage Loan and the related Companion Loan(s).

Amounts payable to the Issuing Entity as holder of the Austin Landing Mixed-Use Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the Benchmark 2019-B15 Pooling and Servicing Agreement is the custodian of the mortgage file related to the Austin Landing Mixed-Use Loan Combination (other than the promissory note evidencing the Austin Landing Mixed-Use Mortgage Loan and the related Companion Loan not included in the Benchmark 2019-B15 securitization).

Application of Payments

The related Co-Lender Agreement (the “Austin Landing Mixed-Use Co-Lender Agreement”) sets forth the respective rights of the holders of the Austin Landing Mixed-Use Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the Austin Landing Mixed-Use Loan Combination, and provides, in general, that:

●

The Austin Landing Mixed-Use Subordinate Companion Loan and the rights of its holder to receive payments of interest, principal and other amounts with respect to the Austin Landing Mixed-Use Subordinate Companion Loan are at all times junior, subject and subordinate to the Austin Landing Mixed-Use A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the Austin Landing Mixed-Use A Notes, as and to the extent set forth in the Austin Landing Mixed-Use Co-Lender Agreement.

●

prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Austin Landing Mixed-Use Loan Combination, (ii) any other event of default for which the Austin Landing Mixed-Use Loan Combination is actually accelerated, (iii) any other event of default that causes the Austin Landing Mixed-Use Loan Combination to become a specially serviced loan under the Benchmark 2019-B15 Pooling and Servicing Agreement or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”), after payment of amounts for reserves or escrows required by the loan documents and amounts payable or reimbursable under the Benchmark 2019-B15 Pooling and Servicing Agreement to the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer with respect to the Austin Landing Mixed-Use Loan Combination, payments and proceeds received with respect to the Austin Landing Mixed-Use Loan Combination will generally be applied in the following order, without duplication:

o

first, to the holders of the Austin Landing Mixed-Use A Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Austin Landing Mixed-Use A Notes at the related net interest rate;

o

second, to the holders of the Austin Landing Mixed-Use A Notes, (i) pro rata (based on the respective principal balances of the Austin Landing Mixed-Use A Notes) in an aggregate amount equal to all scheduled monthly principal amounts received and payable in respect of the Austin Landing Mixed-Use A Notes for the related monthly payment date pursuant to the terms of the related mortgage loan agreement; and (ii) pro rata (based on the respective principal balances of the Austin Landing Mixed-Use A Notes) in an aggregate amount equal to all principal prepayments, including the insurance and condemnation proceeds, received with respect to such monthly payment date with respect to the Austin Landing Mixed-Use Loan Combination, until (in the case of this clause (ii)) the aggregate principal balance of the Austin Landing Mixed-Use A Notes has been reduced to zero;

o

third, to the holders of the Austin Landing Mixed-Use A Notes, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders, including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Austin Landing Mixed-Use Loan Combination pursuant to the Austin Landing Mixed-Use Co-Lender Agreement or the Benchmark 2019-B15 Pooling and Servicing Agreement;

o

fourth, to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan at its net interest rate;

o

fifth, to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in an amount equal to (i) all scheduled monthly principal amounts received and payable in respect of the Austin Landing Mixed-Use Subordinate Companion Loan for the related monthly payment date pursuant to the related mortgage loan agreement, and (ii) all principal prepayments, including any insurance and condemnation proceeds, received with respect to such monthly payment date with respect to the Austin Landing Mixed-Up Loan Combination remaining after giving effect to the allocations in the second clause above, until (in the case of this clause (ii)) the principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan has been reduced to zero;

o

sixth, to the extent the holder of the Austin Landing Mixed-Use Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Austin Landing Mixed-Use Co-Lender Agreement, to reimburse such holder for all such cure payments;

o

seventh, to the holders of the Austin Landing Mixed-Use A Notes, pro rata (based on the respective principal balances of the Austin Landing Mixed-Use A Notes) in an aggregate amount equal to the product of (i) their aggregate principal percentage interest (based on the outstanding principal balance of the Austin Landing Mixed-Use Loan Combination) multiplied by (ii) their relative spread (as set forth in the Austin Landing Mixed-Use Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

o

eighth, to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in an aggregate amount equal to the product of (i) its principal percentage interest multiplied by (ii) its relative spread (as set forth in the Austin Landing Mixed-Use Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

o

ninth, if the proceeds of any foreclosure sale or any liquidation of the Austin Landing Mixed-Use Loan Combination or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

o

tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Benchmark 2019-B15 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer (in each case provided that such reimbursements or payments relate to the Austin Landing Mixed-Use Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Austin Landing Mixed-Use Loan Combination, pro rata, based on their respective principal percentage interests, with the amount distributed to the holders of the Austin Landing Mixed-Use A Notes to be allocated between the holders of the Austin Landing Mixed-Use A Notes pro rata based on the respective principal balances of the Austin Landing Mixed-Use A Notes; and

o

eleventh, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Austin Landing Mixed-Use Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount will be paid pro rata to the holders of the Austin Landing Mixed-Use Loan Combination, based on their respective initial percentage interests, with the amount distributed to the holders of the Austin Landing Mixed-Use A Notes to be allocated between the holders of the Austin Landing Mixed-Use A Notes pro rata based on the respective principal balances of the Austin Landing Mixed-Use A Notes.

●

upon the occurrence and during the continuance of a Sequential Pay Event, after payment of amounts for reserves or escrows required by the loan documents and amounts payable or reimbursable under the Benchmark 2019-B15 Pooling and Servicing Agreement to the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer with respect to the Austin Landing Mixed-Use Loan Combination, payments and proceeds received with respect to the Austin Landing Mixed-Use Loan Combination will generally be applied in the following order, without duplication:

o

first, to the holders of the Austin Landing Mixed-Use A Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Austin Landing Mixed-Use A Notes at their net interest rate;

o

second, to the holders of the Austin Landing Mixed-Use A Notes, pro rata (based on the respective principal balances of the Austin Landing Mixed-Use A Notes), until the aggregate principal balance of the Austin Landing Mixed-Use A Notes has been reduced to zero;

o

third, to the holders of the Austin Landing Mixed-Use A Notes, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders including any recovered costs, in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer on its behalf and not previously paid or reimbursed to such servicer), with respect to the Austin Landing Mixed-Use Loan Combination pursuant to the Austin Landing Mixed-Use Co-Lender Agreement or the Benchmark 2019-B15 Pooling and Servicing Agreement;

o

fourth, to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan at its net interest rate;

o	fifth, to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan, until the principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan has been reduced to zero;

o

sixth, to the extent the holder of the Austin Landing Mixed-Use Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Austin Landing Mixed-Use Co-Lender Agreement, to reimburse such holder for all such cure payments; and to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the holder of the Austin Landing Mixed-Up Subordinate Companion Loan, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower.

o

seventh, to the holders of the Austin Landing Mixed-Use A Notes, pro rata (based on the respective principal balances of the Austin Landing Mixed-Use A Notes) in an aggregate amount equal to the product of (i) their aggregate principal percentage interest (based on the outstanding principal balance of the Austin Landing Mixed-Use Loan Combination) multiplied by (ii) their relative spread (as set forth in the Austin Landing Mixed-Use Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

o

eighth, to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in an aggregate amount equal to the product of (i) its principal percentage interest multiplied by (ii) its relative spread (as set forth in the Austin Landing Mixed-Use Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

o	ninth, if the proceeds of any foreclosure sale or any liquidation of the Austin Landing Mixed-Use Loan Combination or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Austin Landing Mixed-Use Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

o

tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Benchmark 2019-B15 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer (in each case provided that such reimbursements or payments relate to the Austin Landing Mixed-Use Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the Austin Landing Mixed-Use Loan Combination, pro rata, based on their respective principal percentage interests, with the amount distributed to the holders of the Austin Landing Mixed-Use A Notes to be allocated between the holders of the Austin Landing Mixed-Use A Notes pro rata based on the respective principal balances of the Austin Landing Mixed-Use A Notes; and

o

eleventh, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Austin Landing Mixed-Use Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount will be paid pro rata to the holders of the Austin Landing Mixed-Use Loan Combination, based on their respective initial percentage interests, with the amount distributed to the holders of the Austin Landing Mixed-Use A Notes to be allocated between the holders of the Austin Landing Mixed-Use A Notes pro rata based on the respective principal balances of the Austin Landing Mixed-Use A Notes.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Austin Landing Mixed-Use Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Austin Landing Mixed-Use Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Austin Landing Mixed-Use Companion Loans.

Certain costs and expenses allocable to the Austin Landing Mixed-Use Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the 650 Madison Avenue Loan Combination may, to the extent allocable to the Austin Landing Mixed-Use, be payable or reimbursable out of general collections on the Mortgage Pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Austin Landing Mixed-Use Co-Lender Agreement, the controlling noteholder with respect to the Austin Landing Mixed-Use Loan Combination (the “Austin Landing Mixed-Use Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Austin Landing Mixed-Use Subordinate Companion Loan, unless an Austin Landing Mixed-Use Control Appraisal Period (as defined below) has occurred and is continuing, provided that, if the holder of the Austin Landing Mixed-Use Subordinate Companion Loan would be the Austin Landing Mixed-Use Controlling Noteholder pursuant to the terms of the Austin Landing Mixed-Use Co-Lender Agreement, but any interest in the Austin Landing Mixed-Use Subordinate Companion Loan is held by the related borrower or a related borrower party, or the related borrower or borrower party would otherwise be entitled to exercise the rights of the Austin Landing Mixed-Use Controlling Noteholder in respect of the Austin Landing Mixed-Use Subordinate Companion Loan (whether as the holder of the Austin Landing Mixed-Use Subordinate Companion Loan, the representative of the Austin Landing Mixed-Use Controlling Noteholder or otherwise), then an Austin Landing Mixed-Use Control Appraisal Period will be deemed to have occurred; and (ii) if and for so long as an Austin Landing Mixed-Use Control Appraisal Period has occurred and is continuing, the controlling class representative under the Benchmark 2019-B15 Pooling and Servicing Agreement; provided that, if the controlling class representative under the Benchmark 2019-B15 Pooling and Servicing Agreement would be the Austin Landing Mixed-Use Controlling Noteholder pursuant to the terms of the Austin Landing Mixed-Use Co-Lender

Agreement, but at least 50% of the interests in the Austin Landing Mixed-Use Mortgage Loan are held by the related borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Austin Landing Mixed-Use Controlling Noteholder in respect of the Austin Landing Mixed-Use Mortgage Loan and an Austin Landing Mixed-Use Control Appraisal Period is in effect, then there will be no Austin Landing Mixed-Use Controlling Noteholder.

Pursuant to the Austin Landing Mixed-Use Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Austin Landing Mixed-Use Loan Combination (whether or not a servicing transfer event under the Benchmark 2019-B15 Pooling and Servicing Agreement has occurred and is continuing) that would constitute a “major decision” under the Austin Landing Mixed-Use Co-Lender Agreement has been requested or proposed or the Benchmark 2019-B15 Special Servicer otherwise intends to make a “major decision” under the Austin Landing Mixed-Use Co-Lender Agreement, the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, will be required to provide the Austin Landing Mixed-Use Controlling Noteholder (or its representative) with at least ten (10) Business Days prior notice requesting consent to the requested “major decision” under the Austin Landing Mixed-Use Co-Lender Agreement.  The Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, is not permitted to take any action with respect to such “major decision” under the Austin Landing Mixed-Use Co-Lender Agreement (or make a determination not to take action with respect to such “major decision” under the Austin Landing Mixed-Use Co-Lender Agreement) unless and until the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, receives the written consent of the Austin Landing Mixed-Use Controlling Noteholder (or its representative).  Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard under the Benchmark 2019-B15 Pooling and Servicing Agreement, the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, may take actions with respect to the Austin Landing Mixed-Use Mortgaged Property before obtaining the consent of the Austin Landing Mixed-Use Controlling Noteholder (or its representative) if the Servicer reasonably determines in accordance with the servicing standard under the Benchmark 2019-B15 Pooling and Servicing Agreement that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Austin Landing Mixed-Use Loan Combination as a collective whole, and the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, has made a reasonable effort to contact the Austin Landing Mixed-Use Controlling Noteholder.

Notwithstanding the foregoing, neither the Benchmark 2019-B15 Servicer nor the Benchmark 2019-B15 Special Servicer will be permitted to follow any advice or consultation provided by the Austin Landing Mixed-Use Controlling Noteholder (or its representative) that would require or cause the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard set forth in the Benchmark 2019-B15 Pooling and Servicing Agreement, require or cause the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, to violate provisions of the Austin Landing Mixed-Use Co-Lender Agreement or the Benchmark 2019-B15 Pooling and Servicing Agreement, require or cause the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, to violate the terms of the Austin Landing Mixed-Use Loan Combination, or materially expand the scope of the Benchmark 2019-B15 Servicer’s or the Benchmark 2019-B15 Special Servicer’s, as applicable, responsibilities under the Austin Landing Mixed-Use Co-Lender Agreement or the Benchmark 2019-B15 Pooling and Servicing Agreement.

The Benchmark 2019-B15 Special Servicer will be required to (i) provide copies to the Controlling Class Representative, the controlling class representative under the Benchmark 2019-B15 Pooling and Servicing Agreement (at any time it is not the Austin Landing Mixed-Use Controlling Noteholder) and the holder of the Austin Landing Mixed-Use Subordinate Companion Loan (at any time it is not the Austin Landing Mixed-Use Controlling Noteholder) (each, in such capacity, an “Austin Landing Mixed-Use Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the Austin Landing Mixed-Use Controlling Noteholder pursuant to the Benchmark 2019-B15 Pooling and Servicing Agreement with respect to any “major decisions” under the Austin Landing Mixed-Use Co-Lender Agreement, or the implementation of any recommended actions outlined in an asset status report, within the same time frame such notice, information and report is required to be provided to the Austin Landing Mixed-Use Controlling Noteholder, and (ii) consult with each Austin Landing Mixed-Use Non-Controlling Noteholder on a strictly non-binding basis, to the extent, having received such notices, information and reports, such Austin Landing Mixed-Use Non-Controlling Noteholder requests consultation with respect to any such “major decision” or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Austin Landing Mixed-Use Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Austin Landing Mixed-Use Non-Controlling Noteholder by the Benchmark 2019-B15 Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Benchmark 2019-B15 Special Servicer will no longer be obligated to consult with such Austin Landing Mixed-Use Non-Controlling Noteholder, whether or not such Austin Landing Mixed-Use Non-Controlling Noteholder has responded within such ten (10) Business Day period (unless, the Benchmark 2019-B15 Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

Regardless of whether an Austin Landing Mixed-Use Control Appraisal Period is in effect with respect to the Austin Landing Mixed-Use Subordinate Companion Loan, each of the Benchmark 2019-B15 Servicer and the Benchmark 2019-B15 Special Servicer will be required to provide to the Austin Landing Mixed-Use Subordinate Companion Loan holder copies of all notices, reports and information that the Benchmark 2019-B15 Pooling and Servicing Agreement requires the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as the case may be, to provide to the Austin Landing Mixed-Use Controlling Noteholder during such time as no Austin Landing Mixed-Use Control Appraisal Period is in effect.

In addition to the consultation rights described above, pursuant to the terms of the Austin Landing Mixed-Use Co-Lender Agreement, the Austin Landing Mixed-Use Non-Controlling Noteholder will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable) with the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, upon reasonable notice and at times reasonably acceptable to the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer, as applicable, in which servicing issues related to the Austin Landing Mixed-Use Loan Combination are discussed.

The term “Austin Landing Mixed-Use Control Appraisal Period” means any period with respect to the Austin Landing Mixed-Use Loan Combination, if and for so long as: (a) (1) the initial principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Austin Landing Mixed-Use Subordinate Companion Loan after the date of creation of the Austin Landing Mixed-Use Subordinate Companion Loan, (y) any “appraisal reduction amount” (as defined in the Benchmark 2019-B15 Pooling and Servicing Agreement), for the Austin Landing Mixed-Use Loan Combination that is allocated to the Austin Landing Mixed-Use Subordinate Companion Loan and (z) any losses realized with respect to the Austin Landing Mixed-Use Mortgaged Property or the Austin Landing Mixed-Use Loan Combination that are allocated to the Austin Landing Mixed-Use Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Austin Landing Mixed-Use Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Austin Landing Mixed-Use Subordinate Companion Loan on the Austin Landing Mixed-Use Subordinate Companion Loan after the date of creation of the Austin Landing Mixed-Use Subordinate Companion Loan; provided that an Austin Landing Mixed-Use Control Appraisal Period will be deemed to have occurred if any interest in the Austin Landing Mixed-Use Subordinate Companion Loan is held by the related borrower or a related borrower party, or the related borrower or the related borrower party would otherwise be entitled to exercise the rights of the Austin Landing Mixed-Use Controlling Noteholder in respect of the Austin Landing Mixed-Use Subordinate Companion Loan, whether as the representative of the Austin Landing Mixed-Use Controlling Noteholder or otherwise.  The holder of the Austin Landing Mixed-Use Subordinate Companion Loan is entitled to avoid an Austin Landing Mixed-Use Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Austin Landing Mixed-Use Co-Lender Agreement (either (x) or (y), the “Austin Landing Mixed-Use Threshold Event Collateral”) and (ii) the Austin Landing Mixed-Use Threshold Event Collateral is in an amount which, when added to the appraised value of the Austin Landing Mixed-Use Mortgaged Property as determined pursuant to the Benchmark 2019-B15 Pooling and Servicing Agreement, would cause such Austin Landing Mixed-Use Control Appraisal Period not to occur.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Austin Landing Mixed-Use Loan Combination by the end of the applicable grace period or any other event of default under the related loan documents occurs and is continuing, the holder of the Austin Landing Mixed-Use Subordinate

Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Austin Landing Mixed-Use Co-Lender Agreement.  Unless the holder of the Austin Landing Mixed-Use Pari Passu Companion Loan consents to additional cure periods, such cures will be limited to a total of (a) eight (8) cures of monetary defaults, no more than six (6) of which may be consecutive, and (b) six (6) cures of non-monetary defaults, in each case, over the term of the Austin Landing Mixed-Use Loan Combination.  The holder of the Austin Landing Mixed-Use Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to the Austin Landing Mixed-Use Loan Combination has occurred and is continuing or if a servicing transfer event (or the equivalent) under the Benchmark 2019-B15 Pooling and Servicing Agreement has occurred and is continuing, the holder of the Austin Landing Mixed-Use Subordinate Companion Loan will have the option to purchase the Austin Landing Mixed-Use A Notes in whole but not in part at a price generally equal to the sum, without duplication, of (a) the aggregate principal balance of the Austin Landing Mixed-Use A Notes, (b) accrued and unpaid interest on the aggregate principal balance of the Austin Landing Mixed-Use A Notes at their net interest rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period related to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Austin Landing Mixed-Use Loan Combination to the holders of the Austin Landing Mixed-Use A Notes, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees (provided that if the purchaser is the borrower or a borrower related party, such amounts will not be excluded), (d) any unreimbursed advances and any expenses incurred in enforcing the loan documents, including, without limitation, property protection advances payable or reimbursable to the Benchmark 2019-B15 Servicer or the Benchmark 2019-B15 Special Servicer and special servicing fees incurred by or on behalf of the holder of any Austin Landing Mixed-Use A Note (without duplication of amounts under clause (c) above), (e) any accrued and unpaid interest on advances with respect to an advance made by or on behalf of the holder of any Austin Landing Mixed-Use A Note (without duplication of amounts under clause (c) above), (f) (i) if the related borrower or borrower related party is the purchaser or (ii) if the Austin Landing Mixed-Use Loan Combination is purchased more than 90 days after such option first becomes exercisable pursuant to the Austin Landing Mixed-Use Co-Lender Agreement, any liquidation or workout fees payable under the Benchmark 2019-B15 Pooling and Servicing Agreement with respect to the Austin Landing Mixed-Use Loan Combination, and (g) any recovered costs not reimbursed previously to any holder of an Austin Landing Mixed-Use A Note pursuant to the Austin Landing Mixed-Use Co-Lender Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the Austin Landing Mixed-Use Co-Lender Agreement, if an event of default has occurred and is continuing with respect to the Austin Landing Mixed-Use Loan Combination, the Benchmark 2019-B15 Special Servicer may, in accordance with the Benchmark 2019-B15 Pooling and Servicing Agreement and subject to the servicing standard set forth in the Benchmark 2019-B15 Pooling and Servicing Agreement, elect to sell either (1) the Austin Landing Mixed-Use Loan Combination, subject to the consent right of the Austin Landing Mixed-Use Controlling Noteholder (or its representative), in which case such sale would include each of the Austin Landing Mixed-Use A Notes and the Austin Landing Mixed-Use Subordinate Companion Loan as determined by the Benchmark 2019-B15 Special Servicer in accordance with the servicing standard set forth in the Benchmark 2019-B15 Pooling and Servicing Agreement (taking into account the subordinate nature of the Austin Landing Mixed-Use Subordinate Companion Loan) in accordance with procedures similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus, or (2) the Austin Landing Mixed-Use A Notes together in accordance with procedures similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus, in which case the Benchmark 2019-B15 Special Servicer will provide notice to the Master Servicer and the Issuing Entity will have the opportunity to submit an offer on the Austin Landing Mixed-Use Loan Combination.

Special Servicer Appointment Rights

Pursuant to the Austin Landing Mixed-Use Co-Lender Agreement, the Austin Landing Mixed-Use Controlling Noteholder (or its representative) will have the right to terminate the rights and obligations of any special servicer then acting under the Benchmark 2019-B15 Pooling and Servicing Agreement with or without cause with respect to the Austin Landing Mixed-Use Loan Combination and appoint a replacement special servicer with respect to the Austin Landing Mixed-Use Loan Combination.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus.  For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., Rialto Mortgage Finance, LLC, Ladder Capital Finance LLC and Starwood Mortgage Capital LLC are the sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors“.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller.  CREFI originated or co-originated all of the CREFI Mortgage Loans.  CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604.  CREFI is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters) and Citibank, N.A. (the Certificate Administrator, Custodian, certificate registrar and paying agent).  CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States.  CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017.  CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017.  Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s.  The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators.  These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction.  Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the CREFI Mortgage Loans

Overview.  In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation.  CREFI (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans.  These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review.  CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.  For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●

whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●

whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●

whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●

whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●

whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related mortgaged properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related mortgaged properties;

●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;

●

a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;

●

whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are zoning issues at the mortgaged properties;

●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties.  CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus.  In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.  The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves.  The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1 to this prospectus.  With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates.  The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and the Certificateholders and the Trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any of the CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates.  Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions.  Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects.  CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below.  CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General.  CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI.  Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-

specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements.  CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements.  While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements.  CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●

Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy.  The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance.  CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI.  CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI.  CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions.  One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2019.  CREFI’s Central Index Key is 0001701238. As of September 30, 2019, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI is expected to purchase the Class R Certificates.  However, CREFI and/or its affiliates may own in the future certain additional Classes of Certificates.  Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto”), a Sponsor and an originator, is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of Rialto are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Citibank, N.A. (the Certificate Administrator, an Outside Certificate Administrator and an affiliate of the Depositor, Citigroup Global Markets Inc., one of the underwriters, and CREFI, a Sponsor and an originator) provides warehouse financing to Rialto through a repurchase facility.  All of the Rialto Mortgage Loans that Rialto will transfer to the Depositor (100%) (with an aggregate Cut-off Date Balance of $137,825,000) are (or are expected to be prior to the Closing Date) subject to that repurchase facility.  If such is the case at the time the Certificates are issued, then Rialto will use the proceeds from its sale of such Rialto Mortgage Loans to the Depositor to, among other things, acquire the Rialto Mortgage Loans warehoused from Citibank, N.A., respectively, clear of any liens.

Rialto’s Securitization Program

As a Sponsor, Rialto originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto (the “Rialto Mortgage Loans”) were originated by Rialto.  This is the seventy-second (72nd) commercial real estate debt investment securitization to which Rialto is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.  Rialto securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion and $1.32 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017 and 2018, respectively.

Neither Rialto nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Rialto for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus.

Rialto’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by Rialto was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Rialto performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of Rialto.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by a credit committee that includes two officers of Rialto and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, Rialto typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  Rialto typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio.  In connection with the origination of an asset, Rialto will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of:

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●

the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, Rialto may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy.  There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, Rialto may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  Rialto also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, Rialto may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that Rialto or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the origination and underwriting process, Rialto will analyze the condition of the real property for a prospective asset.  To aid in that analysis, Rialto may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  Rialto will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report.  Rialto requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset.  Alternatively, Rialto may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Depending on the findings of the initial environmental report, Rialto may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  Rialto generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  In some cases, engineering reports are based on, and limited to, information available through visual inspection.  Rialto will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination.  In some cases, Rialto uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report.  If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multifamily or commercial real estate, Rialto will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.  In cases where the real property constitutes a legal nonconforming use or structure, Rialto may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters.  Rialto conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, Rialto may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Rialto may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions.  Notwithstanding the discussion under “—Rialto’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto’s Mortgage Loans may vary from, or not comply with, Rialto’s underwriting policies and guidelines described above.  In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto’s underwriting policies, guidelines and procedures described above.

Review of Rialto Mortgage Loans

Overview

Rialto has conducted a review of each of the Rialto Mortgage Loans.  This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto or one or more of its affiliates (the “Rialto Review Team”).  The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process.  Rialto is the Sponsor with respect to the Rialto Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated or acquired by Rialto.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Database

To prepare for securitization, members of the Rialto Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Review Team during the underwriting process.  Prior to securitization of the Rialto Mortgage Loans, the Rialto Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.

A data tape (the “Rialto Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to in the prior paragraph.  The Rialto Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation

Rialto engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto, relating to information in this prospectus regarding the Rialto Mortgage Loans.  These procedures included:

●	comparing the information in the Rialto Data Tape against various source documents provided by Rialto;
●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review

Rialto engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Rialto’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Rialto Mortgage Loans.  Such assistance included, among other things, (i) a review of certain of Rialto’s asset summary reports, (ii) the review of the representation and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to certain of the Rialto Mortgage Loans.

Other Review Procedures

The Rialto Review Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—The Originators—Rialto Mortgage Finance, LLC—Rialto’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions

Based on the foregoing review procedures, Rialto determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects.  Rialto also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures.  Rialto attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

Rialto will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with a Material Breach or a Material Document Defect.  Rialto, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”).  Rialto will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by Rialto to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto most recently filed a Form ABS-15G on February 6, 2019.  Rialto’s Central Index Key number is 0001592182.  With respect to the period from and including October 1, 2016 to and including September 30, 2019, Rialto does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Rialto nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, Rialto and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus.  LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware.  Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings.  Ladder Capital Corp. (NYSE:  LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008.  Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group“.  The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments.  The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.  As of September 30, 2019, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6.608 billion, total liabilities of approximately $4.973 billion and total capital of approximately $1.635 billion.

In addition, affiliates of LCF are the respective borrowers with respect to the Dollar General Sullivan, IL Mortgage Loan (0.1%) and the Dollar General Adrian, MO Mortgage Loan (0.1%). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests”.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.  During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations.  During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations.  During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations.  During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations.  During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations.  During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations.  During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2017, LCF contributed approximately $2.367 billion of commercial, multifamily and manufactured housing community mortgage loans to 8 commercial mortgage securitizations. During 2018, LCF contributed approximately $1.304 billion of commercial, multifamily and manufactured housing community mortgage loans to 9 commercial mortgage securitizations.  During the first nine calendar months of 2019, LCF contributed approximately $548.1 million of commercial, multifamily, and manufactured housing community mortgage loans to four commercial mortgage securitization.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.  The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018 and the first nine months of 2019.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$ 663,256,700
2011	65	$ 1,170,444,775
2012	152	$ 2,463,328,246
2013	120	$ 2,269,641,443
2014	158	$ 3,290,652,162
2015	180	$ 2,702,198,989
2016	158	$ 1,345,918,750
2017	119	$ 1,818,074,760
2018	111	$ 1,486,151,810
2019*	65	$ 664,800,000

*	Through September 30, 2019.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment.  However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation.  Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes.  Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.  Wells Fargo Bank acts or has acted as interim servicer on behalf of LCF and its affiliates with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Annex E-2—Exceptions to Sponsor Representations and Warranties”.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period.  Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity or any related anticipated repayment date, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

1.  Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

2.  Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

3.  Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.  An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

4.  Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.  A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain:  (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless:  (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.  In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group.  In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions.  Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

1.  Taxes. Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

2.  Insurance. Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted or required, as applicable, to maintain the insurance or to self-insure or to reimburse the landlord/borrower for the payment of insurance premiums or to deliver to the landlord/borrower funds for the purposes of paying insurance premiums in advance of their due date, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

3.  Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible (either directly or through reimbursing the landlord borrower) for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

4.  Tenant Improvements / Leasing Commissions. In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

5.  Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

6.  Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the LCF Mortgage Loans, please see Annex A.

Exceptions.  None of the LCF Mortgage Loans have exceptions to the related underwriting criteria.

Review of LCF Mortgage Loans

Overview.  LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus.  The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”).  The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process.  After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation.  LCF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans.  These procedures included:

1.  comparing the information in the LCF Data Tape against various source documents provided by LCF;

2.  comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

3.  recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review.  The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus.  In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans.  Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex B based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions.  Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects.  Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” above.  LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect.  The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Ladder Qualification Criteria”).  The Ladder Capital Group will engage a third party accounting firm to compare the Ladder Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2019.  LCF’s Central Index Key number is 0001541468.  With respect to the period from and including July 1, 2016 to and including September 30, 2019, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither LCF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.  However, LCF or its affiliates may acquire certificates in the secondary market.  Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

Starwood Mortgage Capital LLC

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization.  The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is a sponsor, an originator, a mortgage loan seller and an affiliate of (a) Starwood Mortgage Funding II LLC, the current holder of the Alrig Portfolio Companion Loan and the current holder of the Park Central Tower Companion Loan, (b) Starwood Mortgage Funding III LLC, the current holder of one or more of the Wells Fargo Place Companion Loans, (c) LNR Partners, LLC, the special servicer with respect to the Serviced Mortgage Loans and any related Companion Loans, (d) LNR Partners, LLC, the special servicer under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Loan Combination (0.9%), (e) LNR Securities Holdings, LLC, the directing certificateholder, controlling class representative and risk retention consultation party for the securitization constituted by the issuance of the pooled certificates, as well as the directing certificateholder, controlling class representative and risk retention consultation party under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Loan Combination (0.9%), and the anticipated special servicer under the MAD 2019-650M trust and servicing agreement, which is expected to govern the servicing of the 650 Madison Avenue Loan Combination (4.4%), (f) Starwood Conduit CMBS Vertical Retention I LLC, which will retain the VRR Interest as described in “Credit Risk Retention” and (g) Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, which will retain the HRR Interest as described in “Credit Risk Retention”.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, and SMC, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (17.8%) and as interim custodian for thirteen (13) of the SMC Mortgage Loans (17.0%).

Starwood’s Securitization Program

This is the 84th commercial mortgage securitization to which Starwood is contributing loans.  Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $12.18 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMC Mortgage Loans

Overview.  SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus.  The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”).  The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation.  SMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Procedures” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects.  Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria, except as described under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.  SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes.  Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

None of the Starwood Mortgage Loans was originated with a material exception from the Starwood underwriting guidelines and procedures.

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association, which is also the interim custodian for certain of the SMC Mortgage Loans.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012.  SMC most recently filed a Form ABS-15G on February 7, 2019.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (a) LNR Partners, LLC, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees, as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, (b) LNR Securities Holdings, LLC, an affiliate of Starwood as well as the initial directing certificateholder and risk retention consultation party, is expected to purchase approximately 65% of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates and also receive an approximately 65% interest in the Class S Certificates on the closing date (in each case, excluding the portion comprising part of the VRR Interest), (c) LNR Partners, LLC, an affiliate of Starwood, is entitled to special servicing fees and certain other fees under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Loan Combination (0.9%) and is expected to be entitled to special servicing fees under the MAD 2019-650M trust and servicing agreement, which is expected to govern the servicing of the 650 Madison Avenue Loan Combination (4.4%), (d) LNR Securities Holdings, LLC, an affiliate of Starwood, is the directing certificateholder, controlling class representative and risk retention consultation party under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Loan Combination (0.9%) (e) Starwood Conduit CMBS Vertical Retention I LLC will retain the VRR Interest as described in “Credit Risk Retention” and (f) Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC will retain the HRR Interest as described in “Credit Risk Retention.” In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Except for the VRR Interest and the HRR Interest, any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention” in this prospectus.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)     the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association, for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)     the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.  The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities.  The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013.  The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of (i) CREFI, a Sponsor and an originator, (ii) Citigroup Global Markets Inc., one of the underwriters, and (iii) Citibank, N.A., the Certificate Administrator, custodian, certificate registrar and paying agent.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  The Depositor generally acquires the commercial and multifamily mortgage loans from CREFI or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller (and the Trust Subordinate Companion Loan from CREFI) and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders.  After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2019-C7, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Property, disposing of Defaulted Mortgage Loans, the Trust Subordinate Companion Loan (if defaulted) and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans and the Trust Subordinate Companion Loan to the Issuing Entity.  The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association), will act as trustee (the “Trustee”) pursuant to the Pooling and Servicing Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation, and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation.  Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.  As of June 30, 2019, WTNA served as trustee on over 1,756 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $374 billion, of which approximately 489 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $320 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates.  In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance.  In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement.  The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The  corporate trust office of Citibank responsible for administration of the Issuing Entity is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2019-C7 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation.  Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank has primary corporate trust offices located in both New York and London.  Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the third quarter of 2019, Citibank’s Agency and Trust group managed in excess of $6 trillion in fixed income and equity investments on behalf of approximately 3,000 corporations worldwide.  Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement-backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.  As of the end of the third quarter of 2019, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 155 transactions backed by commercial mortgages with an aggregate principal balance of approximately $170.0 billion.  The Depositor, the underwriters, the initial purchasers, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items.  As Certificate Administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns and Grantor Trust tax returns on behalf of the Issuing Entity.  In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws.  In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement.  The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders.  Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management.  Files are segregated by transaction and/or issuer.  Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years.  Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota.  One such third-party vendor separately engaged by Citibank in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain RMBS transactions. On June 18, 2014, a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, asserting claims for purported violations of the U.S. Trust Indenture Act of 1939, as amended (the “TIA”), breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, filed a new civil action against Citibank in the United States District Court for the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiffs’ original state court action. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. Subsequently, plaintiffs voluntarily dismissed all claims with respect to two of the three trusts. On April 7, 2017, Citibank filed a motion for summary judgment. Plaintiffs filed its consolidated opposition brief and cross motion for partial summary judgment on May 22, 2017. Briefing on those motions was completed on August 4, 2017.  On March 22, 2018, the court granted Citibank’s motion for summary judgment in its entirety, denied plaintiffs’ motion for summary judgment and ordered the clerk to close the case. On April 20, 2018, plaintiffs filed a notice of appeal.  Plaintiffs’ opening brief was filed on August 3, 2018.  Citibank filed its opposition on November 2, 2018. Plaintiffs filed their reply on November 16, 2018.  On June 7, 2019, the Second Circuit dismissed the plaintiffs’ appeal following the parties’ filing of a stipulation withdrawing the case with prejudice pursuant to Federal Rule of Appellate Procedure 42.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York’s Streit Act (the “Streit Act”). Following oral argument on Citibank’s motion to dismiss, plaintiffs filed an amended complaint on August 5, 2016. On June 27, 2017, the state court issued a decision, dismissing the event of default claims, mortgage-file-related claims, the fiduciary duty claims, and the conflict of interest claims. The decision sustained certain breach of contract claims including the claim alleging discovery of breaches of representations and warranties, a claim related to robo-signing, and the implied covenant of good faith claim.  Citibank appealed the lower court’s decision, and on January 16, 2018, the Appellate Division, First Department, dismissed the claims related to robo-signing and the implied covenant of good faith, but allowed plaintiffs’ claim alleging discovery of breaches of representations and warranties to proceed. On June 7, 2019, plaintiffs filed a motion for discontinuance of the action and dismissal of plaintiffs’ claims with prejudice.

On August 19, 2015, the FDIC as receiver for a failed financial institution filed a civil action against Citibank in the Southern District of New York. This action relates to one private-label RMBS trust for which Citibank formerly served as trustee.  The FDIC asserts claims for breach of contract, violation of the Streit Act, and violation of the TIA. Citibank jointly briefed a motion to dismiss with The Bank of New York Mellon and U.S. Bank, N.A. entities that have also been sued by the FDIC in their capacity as trustee, and these cases have all been consolidated in front of Judge Carter.  On September 30, 2016, the court granted Citibank’s motion to dismiss without prejudice for lack of subject matter jurisdiction.  On October 14, 2016, FDIC filed a motion for reargument or relief from judgment from the court’s dismissal order.  On July 11, 2017, Judge Carter ruled on the motion for reconsideration regarding his dismissal of the action. He denied reconsideration of his decision on standing, but granted leave to amend the complaint by October 9, 2017.  The FDIC subsequently requested an extension of time to file its amended complaint, which was granted.  The FDIC filed its amended complaint on December 8, 2017.  Defendants jointly filed a motion to dismiss the amended complaint and that joint motion was fully briefed as of May 3, 2018.  On March 20, 2019, the court granted defendants’ joint motion to dismiss the amended complaint.  The FDIC’s deadline to file a notice of appeal was April 22, 2019.  The FDIC has not appealed.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts.  However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

Neither Citibank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that Citibank or one of its affiliates may purchase the Class R Certificates on the Closing Date. Citibank or its affiliates may, from time to time after the sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

 The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.  For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and as the primary servicer for certain of the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the trustee, certificate administrator, and custodian under the Benchmark 2019-B14 PSA, pursuant to which the Harvey Building Products Loan Combination is serviced, (ii) the master servicer, certificate administrator, and custodian under the MSC 2019-L3 PSA, pursuant to which the Wells Fargo Place Loan Combination is serviced, and (iii) the current holder of one or more Companion Loans related to the Giant Anchored Portfolio Loan Combination.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 9/30/2019
By Approximate Number:	31,128	30,017	30,491	30,384
By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.83	$527.63	$569.88	$579.93

Within this portfolio, as of September 30, 2019, are approximately 22,473 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $454.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2019, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower  communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$ 385,516,905,565	$ 838,259,754	0.22%

Calendar Year 2017	$ 395,462,169,170	$ 647,840,559	0.16%

Calendar Year 2018	$ 426,656,784,434	$ 509,889,962	0.12%

YTD Q3 2019	$ 434,602,819,972	$ 395,304,724	0.09%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”) and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar

Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch.  The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans and Serviced Companion Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between Wells Fargo and CREFI, a Sponsor and an originator, or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CREFI or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CREFI Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with Rialto or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and Rialto or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Rialto or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Rialto Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with LCF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LCF or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the SMC Mortgage Loans.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Outside Serviced Mortgage Loans) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Neither Wells Fargo nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.  However, Wells Fargo or its affiliates may own in the future certain classes of certificates.  Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo under the heading “—Servicers—The Master Servicer” has been provided by Wells Fargo.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”.  The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.  The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans.  On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise.  To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.  The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity, any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan.  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

In addition, LNR Partners is also the special servicer under the MSC 2019-L3 pooling and servicing agreement, which governs the servicing of the Wells Fargo Place Loan Combination, and anticipated to be the special servicer under the MAD 2019-650M trust and servicing agreement which will govern the servicing of the 650 Madison Loan Combination.  LNR Partners’ affiliate, LNR Securities Holdings, LLC is the current directing certificateholder and risk retention consultation party under the MSC 2019-L3 pooling and servicing agreement.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

STWD and its affiliates hold and manage over $13.0 billion of debt and equity commercial real estate investments.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties.  LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 180 as of September 30, 2019.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion; and

●	180 domestic commercial mortgage backed securitization pools as of September 30, 2019 with a then current face value in excess of $89.7 billion.

As of September 30, 2019, LNR Partners has resolved approximately $77.8 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018 and approximately $2.5 billion of U.S. commercial and multifamily mortgage loans through September 30, 2019.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina.  As of September 30, 2019, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,237 assets across the United States with a then current face value of approximately $89.7 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing.  LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement, the MSC 2019-L3 pooling and servicing agreement or the MAD 2019-650M trust and servicing agreement for assets of the same type included in this securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement, the MSC 2019-L3 pooling and servicing agreement or the MAD 2019-650M trust and servicing agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standard under each of the Pooling and Servicing Agreement, the MSC 2019-L3 pooling and servicing agreement or the MAD 2019-650M trust and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization or in the MSC 2019-L3 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor.  LNR Partners, however, is an affiliate of SMC, one of the sponsors and originators.  LNR Partners is also an affiliate of LNR Securities Holdings LLC, the current directing certificateholder and risk retention consultation party under the MSC 2019-L3 pooling and servicing agreement.

LNR Securities Holdings, LLC is anticipated to purchase approximately 65% of each class of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and to receive an approximately 65% interest in the Class S certificates (in each case, excluding the portion comprising a part of the VRR Interest) (and may purchase certain other classes of certificates), and is expected to be appointed as the initial Controlling Class Representative and to appoint LNR Partners as special servicer.  LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and Prime Finance Advisor, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.  The Controlling Class Representative will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then Controlling Class of certificates.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor.  LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (ii) LNR Securities Holdings, LLC, which entity will purchase approximately 65% of each class of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and will receive an approximately 65% interest in the Class S certificates (in each case, excluding the portion comprising a part of the VRR Interest) and, on the Closing Date, to be appointed the initial Controlling Class Representative and will serve as the Risk Retention Consultation Party and is the current directing certificateholder and risk retention consultation party under the MSC 2019-L3 pooling and servicing agreement, which governs the servicing of the Wells Fargo Place Loan Combination, (iii) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase 100% of the VRR Interest, (iv) Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, the entity that will purchase 100% of the Class J-RR and Class K-RR certificates (other than the portion comprising a part of the VRR Interest), (iv) Starwood Mortgage Capital LLC, a sponsor and mortgage loan seller, (v) Starwood Funding III LLC, the current holder of one or more Wells Fargo Place Companion Loans, and (vi) Starwood Mortgage Funding II LLC, the current holder of the Alrig Portfolio Companion Loan and the current holder of the Park Central Tower Companion Loan.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction (with respect to all Serviced Mortgage Loans and Serviced Companion Loans,), (ii) an affiliate of LNR Partners (LNR Securities Holdings, LLC) purchasing approximately 65% of each class of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and receiving an approximately 65% interest in the Class S certificates (in each case, excluding the portion comprising a part of the VRR Interest), (iii)

an affiliate of LNR Partners, SMC, being one of the sponsors and an originator of some of the Mortgage Loans, (iv) an affiliate of LNR Partners, Starwood Conduit CMBS Vertical Retention I LLC, being the entity that will purchase 100% of the VRR Interest, (v) an affiliate of LNR Partners, Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, being the entity that will purchase 100% of the Class J-RR and Class K-RR certificates (other than the portion comprising a part of the VRR Interest), (vi) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC (or its affiliate) and Prime Finance Advisor, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, (vii) LNR Partners acting as the special servicer under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Loan Combination, and (viii) LNR acting as special servicer under the MAD 2019-650M trust and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years.  In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above or in the “Credit Risk Retention” section, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans and the Serviced Companion Loans).  However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under the heading “—Servicers—The Special Servicer” has been provided by LNR Partners.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”.  The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (a) with or without cause by the applicable Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Loan Combinations, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Operating Advisor and the Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement.  Pentalpha Surveillance will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831.

Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support and expert testimony as well as other advisory assignments.

As of September 30, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 176 commercial mortgage-backed securitizations with an approximate aggregate initial principal balance of approximately $144 billion. As of September 30, 2019, Pentalpha Surveillance was acting as asset representations reviewer for approximately 68 commercial mortgage-backed securitizations with an approximate aggregate initial balance of approximately $62 billion.

Pentalpha Surveillance satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”.  Pentalpha Surveillance (a)  is an operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar Credit Ratings, LLC (“Morningstar”) and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, any Consulting Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Pentalpha Surveillance, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

      There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any property of Pentalpha Surveillance is subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Pentalpha Surveillance has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer.  The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.  For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction.  The Depositor is an affiliate of (i) CREFI, a Sponsor, an originator and the current holder of certain Pari Passu Companion Loans, (ii) Citigroup Global Markets Inc., one of the underwriters, and (iii) Citibank, N.A., the Certificate Administrator, Custodian, certificate registrar and paying agent.

SMC, a Sponsor and an originator, is an affiliate of Starwood Mortgage Funding II LLC, the current holder of the Alrig Portfolio Companion Loan and the Park Central Tower Companion Loan and of Starwood Mortgage Funding III LLC, the current holder of certain of the Wells Fargo Place Companion Loans.  However, SMC intends to sell such Companion Loans in connection with future securitizations or otherwise sell such Companion Loans to third parties.  In addition, SMC is an affiliate of (i) LNR Partners, LLC, the special servicer (with respect to all Serviced Mortgage Loans other than 805 Third Avenue Loan Combination and any Excluded Special Servicer Mortgage Loan), and the special servicer under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Loan Combination (0.9%), and the anticipated special servicer under the MAD 2019-650M trust and servicing agreement, which is expected to govern the servicing of the 650 Madison Avenue Loan Combination (4.4%), (ii) LNR Securities Holdings, LLC, the directing certificateholder, controlling class representative and risk retention consultation party for this securitization, as well as the directing certificateholder, controlling class representative and risk retention consultation party under the MSC 2019-L3 PSA, which governs the servicing of the Wells Fargo Place Loan Combination (0.9%), (iii) Starwood Conduit CMBS Vertical Retention I LLC, the expected initial holder of the VRR Interest and (iv) Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, the expected holder of the Class J-RR and Class K-RR Certificates (excluding the portion thereof comprising the VRR Interest).

Wells Fargo Bank, National Association, the Master Servicer, is also (a) the Outside Trustee, Outside Certificate Administrator and Outside Custodian under the Outside Servicing Agreement that governs the servicing of the Harvey Building Products Loan Combination, (b) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the Outside Servicing Agreement that governs the servicing of the Wells Fargo Place Loan Combination and (c) the current holder of one or more Companion Loans related to the Giant Anchored Portfolio Loan Combination.

LNR Partners, LLC, the Special Servicer, is also the Outside Special Servicer under the Outside Servicing Agreement that governs the servicing of the Wells Fargo Place Loan Combination and is anticipated to be the Outside Special Servicer under the trust and servicing agreement that is expected to govern the servicing of the 650 Madison Loan Combination. LNR Partners is an affiliate of (i) SMC, one of the sponsors and an originator, (ii) LNR Securities Holdings, LLC, which entity (a) will purchase approximately 65% of each class of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates and will receive an approximately 65% interest in the Class S Certificates (in each case, excluding the portion comprising a part of the VRR Interest) and, on the Closing Date, to be appointed the initial Controlling Class Representative and will serve as the Risk Retention Consultation Party, and (b) is also the current directing certificateholder and risk retention consultation party under the MSC 2019-L3 pooling and servicing agreement, which governs the servicing of the Wells Fargo Place Loan Combination, (iii) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase 100% of the VRR Interest, (iv) Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC, the entity that will purchase 100% of the Class J-RR and Class K-RR Certificates (other than the portion comprising a part of the VRR Interest), (v) Starwood Funding III LLC, the current holder of one or more Wells Fargo Place Companion Loans, and (vi) Starwood Mortgage Funding II LLC, the current holder of the Alrig Portfolio Companion Loan and the current holder of the Park Central Tower Companion Loan.

Wilmington Trust, National Association, the Trustee, is also (a) expected to be the Outside Trustee under the Outside Servicing Agreement that is expected to govern the servicing of the Austin Landing Mixed-Use Loan Combination and (b) the Outside Trustee under the Outside Servicing Agreement that governs the servicing of the Wells Fargo Place Loan Combination.  In its capacity as Outside Trustee or anticipated Outside Trustee, under each such Outside Servicing Agreement, Wilmington Trust, National Association serves, or is expected to serve, as applicable, as mortgagee of record with respect to the subject Loan Combination.

Citibank, N.A., the Certificate Administrator and Custodian, is also expected to be the Outside Certificate Administrator and Outside Custodian under the Outside Servicing Agreement that is expected to govern the servicing of the Austin Landing Mixed-Use Loan Combination.

Pentalpha Surveillance, the Operating Advisor and the Asset Representations Reviewer, is also the Outside Operating Advisor and the asset representations reviewer under the Outside Servicing Agreement that governs the servicing of the Harvey Building Products Loan Combination.

Warehouse Financing Arrangements

Set forth below are certain warehouse financing arrangements that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Citibank, the Certificate Administrator and an affiliate of the Depositor, CREFI (a Sponsor and an originator) and Citigroup Global Markets Inc. (one of the underwriters), provides short-term warehousing of mortgage loans originated by Rialto through a master repurchase facility. It is anticipated that eight (8) of the Rialto Mortgage Loans (12.1%) (with an aggregate Cut-off Date Balance of approximately $137,825,000) will be subject to such repurchase facility with Citibank, prior to the Closing Date. If such is the case at the time the Certificates are issued, then Rialto will use the proceeds from its sale of such Rialto Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank free and clear of any liens.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Outside Servicing Agreements) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between Rialto, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, the Master Servicer, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the Rialto Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $137,825,000) to be contributed to this securitization transaction by Rialto.

 Pursuant to certain interim servicing agreements between LCF, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Wells Fargo, the Master Servicer, on the other hand, Wells Fargo acts as interim servicer with respect to all of the LCF Mortgage Loans (18.9%) (with an aggregate Cut-off Date Balance of approximately $215,413,000) to be contributed to this securitization transaction by LCF.

Pursuant to certain interim servicing agreements between SMC, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, the Master Servicer, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the Mortgage Loans (17.8%) (with an aggregate Cut-off Date Balance of approximately $203,278,662) to be contributed to this securitization transaction by SMC.

Interim and Other Custodial Arrangements

Set forth below are certain interim and other custodial arrangements that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Wells Fargo, the Master Servicer, is also acting as the interim custodian (pursuant to an interim custodial arrangement) of the loan files for all of the CREFI Mortgage Loans prior to the Closing Date, other than with respect to the Harvey Building Products Mortgage Loan, as to which Wells Fargo is holding the related Mortgage Loan documents in its capacity as the Outside Custodian for the Benchmark 2019-B14 securitization.

Pursuant to certain interim custodial agreements between LCF, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Wells Fargo, the Master Servicer, on the other hand, Wells Fargo acts as interim custodian with respect to all of the LCF Mortgage Loans (18.9%) (with an aggregate Cut-off Date Balance of approximately $215,413,000) to be contributed to this securitization transaction by LCF.

Loan Combinations and Mezzanine Loan Arrangements

CREFI, an originator and a Sponsor, is the current holder of the 490-504 Myrtle Avenue Pari Passu Companion Loan, one or more of the 650 Madison Avenue Companion Loans, one or more of the 805 Third Avenue Pari Passu Companion Loans, the 405 E 4th Avenue Pari Passu Companion Loan, one or more of the Harvey Building Products Pari Passu Companion Loans, one or more of the Giant Anchored Portfolio Pari Passu Companion Loans and the Austin Landing Mixed Use Pari Passu Companion Loan, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

LCF, an originator and a Sponsor, is the current holder of one or more of the Shoppes at Parma Pari Passu Companion Loans, which are expected to be securitized in one or more future securitizations.

SMC, an originator and a Sponsor, is an affiliate of (i) Starwood Mortgage Funding II LLC, the current holder of the Alrig Portfolio Pari Passu Companion Loan and the current holder of the Park Central Tower Companion Loan, each of which is expected to be securitized in one or more future securitizations, and (ii) Starwood Mortgage Funding III LLC, the current holder of certain of the Wells Fargo Place Companion Loans, which are expected to be securitized in one or more future securitizations.

Other Arrangements

Wells Fargo, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Credit Risk Retention

General

The securitization transaction constituted by the issuance of the Pooled Certificates will be subject to the Credit Risk Retention Rules. An economic interest in the credit risk of the securitized assets in such transaction is expected to be retained pursuant to the Credit Risk Retention Rules.  Starwood Mortgage Capital LLC, one of the sponsors, has agreed to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules with respect to the securitization constituted by the issuance of the Pooled Certificates.  The Retaining Sponsor is expected to satisfy its risk retention requirements under the Credit Risk Retention Rules through a combination of the following:

●

acquiring through Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC (“Horizontal MOA”), an MOA of SMC, on the Closing Date an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) which will consist of the Class J-RR and Class K-RR Certificates (excluding the portion comprising the VRR Interest) (referred to herein as the “HRR Interest”), representing approximately 1.2841% of the aggregate fair value of all applicable ABS Interests (consisting of the Pooled Certificates), as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●

acquiring through Starwood Conduit CMBS Vertical Retention I LLC (“Vertical MOA”), an MOA of SMC, on the Closing Date an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) (referred to herein as the “VRR Interest”) representing approximately 3.7484% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Pooled Certificates, as set forth below.  Vertical MOA is expected to acquire slightly more than 3.7484152% of some or all of the Classes of Pooled Certificates as set forth below.

Class	Approximate Initial Retained Certificate Balance/Notional Amount/Percentage Interest(1)(2)

Class A-1	$932,162
Class A-2	$1,674,590
Class A-3	$3,310,236
Class A-4	$22,183,214
Class A-AB	$1,789,786
Class X-A	$32,612,092
Class A-S	$2,722,104
Class B	$1,974,887
Class C	$2,081,632
Class X-B	$1,974,887
Class X-D	$2,455,260
Class X-F	$587,119
Class X-G	$533,727
Class X-H	$480,374
Class D	$1,334,375
Class E	$1,120,885
Class F	$587,119
Class G	$533,727
Class H	$480,374
Class J-RR	$693,903
Class K-RR	$1,281,006
Class S	3.7484%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	Vertical MOA is expected to purchase slightly more than 3.7484152% of some or all of the Classes of Pooled Certificates, which excess over such percentage is included in the amounts set forth under “Approximate Initial Retained Certificate Balance/Notional Amount/Percentage Interest”, however, such excess amounts do not constitute part of the “eligible vertical interest” pursuant to the Credit Risk Retention Rules.

The percentage of the aggregate Certificate Balance of all of the Pooled Certificates as of the Closing Date represented by the VRR Interest (which is approximately 3.7484%) and the percentage of the fair value of all

Pooled Certificates represented by the HRR Interest (which is approximately 1.2841%), as noted in the preceding bullets, will equal at least 5 as of the Closing Date.

The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules). The Retaining Sponsor is expected to purchase the VRR Interest through the Vertical MOA on the Closing Date, as an MOA of the Retaining Sponsor in accordance with the Credit Risk Retention Rules.

Starwood Mortgage Capital LLC originated or acquired Mortgage Loans representing approximately 17.8% of the Initial Pool Balance.

Starwood CMBS Horizontal Retention CGCMT 2019-C7 LLC and Starwood Conduit CMBS Vertical Retention I LLC are collectively referred to herein as the “Retaining Parties“.

Citi Real Estate Funding Inc. is the only sponsor, and will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), with respect to the securitization transaction constituted by the issuance of the Loan-Specific Certificates.  In connection therewith, the Class 805H Certificates will be purchased and retained by a third party purchaser contemplated by §246.7 of the Credit Risk Retention Rules (the “805 Third Avenue Retaining Third Party Purchaser”), in accordance with the Credit Risk Retention Rules applicable to the securitization transaction constituted by the issuance of the Loan-Specific Certificates.

“Credit Risk Retention Rules” means Regulation RR, 17 C.F.R. Part 246.

“MOA” means a “majority-owned affiliate”, as defined in the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to the securitization transaction constituted by the issuance of the Pooled Certificates, none of the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of the securitization transaction constituted by the issuance of the Pooled Certificates, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §246.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for the securitization transaction constituted by the issuance of the Pooled Certificates is 5.0%.  The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the Classes of Pooled Certificates that comprise the VRR Interest, see “Description of the Certificates”.  You are strongly urged to review this prospectus in its entirety.

HRR Certificates

Material Terms of the HRR Certificates

Horizontal MOA is expected to purchase the HRR interest, consisting of the Class J-RR and Class K-RR Certificates for cash on the Closing Date.  The aggregate fair value, as of the Closing Date, of the HRR Interest will be equal to approximately $15,033,388 representing approximately 1.2841% of the aggregate fair value, as of the Closing Date, of all Pooled Certificates (including the VRR Interest). The aggregate fair value, as of the Closing Date, of all the Pooled Certificates will be approximately $1,170,707,967. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for each class of Pooled Certificates.

Given that the aggregate Certificate Balance, Notional Amount or Percentage Interest, as applicable, of all Pooled Certificates that as of the Closing Date comprise a part of the VRR Interest and that will be retained by the Vertical MOA on the Closing Date represents approximately 3.7484% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Pooled Certificates, the Retaining Sponsor is required to retain an “eligible horizontal residual interest” with a fair value as of the Closing Date of at least $14,652,402 (representing approximately 1.25158% of the aggregate fair value, as of the Closing Date, of all Pooled Certificates (including the VRR Interest)), excluding accrued interest.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, including principal and interest (other than any excess interest that accrues on an ARD Loan, yield maintenance charges and prepayment premiums), net of specified servicing and administrative costs and expenses, will be allocated to the Classes of Pooled Certificates (other than the Class S Certificates) in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class A-S, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.  On any Distribution Date, Mortgage Loan losses will be allocated to the Classes of Pooled Certificates in ascending order (beginning with the Class K-RR Certificates, in each case until the related Certificate Balance has been reduced to zero, as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of the payment and other material terms of the Class J-RR and Class K-RR Certificates, see “Description of the Certificates” in this prospectus.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the VRR Interest or the HRR Interest (except to an MOA of such Retaining Sponsor in accordance with the Credit Risk Retention Rules), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply.  See “Pooling and Servicing Agreement—Amendment” in this prospectus.  In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the VRR Interest or the HRR Interest unless such transaction complies with the Credit Risk Retention Rules.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules.  See “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Pooled Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Pooled Certificates as of the Closing Date; or (iii) two years after the Closing Date.  However, if the Credit Risk Retention Rules are modified or repealed, the Retaining Sponsor may choose to comply with such Credit Risk Retention Rules as are then in effect.

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2019-C7 (the “Certificates”) will be issued on or about December 19, 2019 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity.  The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and in the case of Citi Real Estate Funding Inc., the Trust Subordinate Companion Loan) it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated as set forth in the table under the heading “Certificate Summary.”  Various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes
“Offered Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S and Class R Certificates and the Loan-Specific Certificates
“Senior Pooled Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Class X Certificates” or “Interest-Only Certificates“:	The Pooled Class X Certificates
“Subordinate Pooled Certificates”:	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates
“Regular Certificates“:	The Senior Pooled Certificates, the Subordinate Pooled Certificates and the Loan-Specific Certificates
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates)
“Residual Certificates”:	The Class R Certificates
“Pooled Certificates”:	The Senior Pooled Certificates, the Subordinate Pooled Certificates and the Class S Certificates

Designation	Classes
“Pooled Class X Certificates” or “Pooled Interest-Only Certificates“:	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Pooled Regular Certificates”:	The Regular Certificates (other than the Loan-Specific Certificates)
“Pooled Principal Balance Certificates”:	The Principal Balance Certificates (other than the Loan-Specific Principal Balance Certificates)
“Loan-Specific Certificates“:	The Class 805A, Class 805B, Class 805C, Class 805D and Class 805H Certificates
“Loan-Specific Principal Balance Certificates“:	The Loan-Specific Certificates
“Non-Offered Pooled Certificates”:	The Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR and Class S Certificates

Upon initial issuance, the respective Classes of the Pooled Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Pooled Interest-Only Certificates will have the Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%.):

Class	Approximate Initial Certificate Balance or Notional Amount
Class A-1	$24,868,162
Class A-2	$44,674,590
Class A-3	$88,310,236
Class A-4	$591,802,214
Class A-AB	$47,747,786
Class X-A	$870,023,092
Class X-B	$52,685,887
Class X-D	$65,501,260
Class X-F	$15,663,119
Class X-G	$14,238,727
Class X-H	$12,815,374
Class A-S	$72,620,104
Class B	$52,685,887
Class C	$55,533,632
Class D	$35,598,375
Class E	$29,902,885
Class F	$15,663,119
Class G	$14,238,727
Class H	$12,815,374
Class J-RR	$18,511,903
Class K-RR	$34,174,575

The “Certificate Balance” of any Class of (a) Pooled Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan.  On each Distribution Date, the Certificate Balance of each Class of Pooled Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, that Class of Pooled Principal Balance Certificates on that Distribution Date.  In the event that applicable Realized Losses previously allocated to a Class of Pooled Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Pooled Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Pooled Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal.  However, each Class of the Pooled Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”).  The Notional Amount of the Pooled Class X Certificates will equal the aggregate of the Certificate Balances of the related Class(es) of Pooled Principal Balance Certificates (as to any Class of Pooled Class X Certificates, the “Corresponding Pooled Principal Balance Certificates”) indicated below:

Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

Neither the Class S nor the Class R Certificates will have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest, except that the Class S Certificates will be entitled to receive any collections of the Excess Interest that may accrue after the related Anticipated Repayment Date on any ARD Loan.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in January 2020.  The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in January 2020.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date.  With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs.  These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder.  The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution.  All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class S or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”).  The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Pooled Regular Certificates and the Class R Certificates, the Pooled Available Funds, and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R Certificates, the 805 Third Avenue Available Funds.

The aggregate amount available for distributions of interest (other than Excess Interest), principal and reimbursements of applicable Realized Losses to holders of the Pooled Regular Certificates on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)        the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or is otherwise allocable to the Trust Subordinate Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)

any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)

payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

(iv)

with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Pooled Regular Certificates);

(vi)	Excess Interest on the ARD Loans (which is separately distributed to holders of the Class S Certificates);

(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(viii)

late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)        if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject

Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)        all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)        with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2020, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)        the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The aggregate amount available for distributions of interest, principal and reimbursements of applicable Realized Losses to holders of the Loan-Specific Certificates on each Distribution Date (the “805 Third Avenue Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)        the aggregate amount of all cash received on the Trust Subordinate Companion Loan and, to the extent allocable to the Trust Subordinate Companion Loan, any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates) and/or the Trust Subordinate Companion Loan REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)

any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower with respect to the Trust Subordinate Companion Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)

payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Trust Subordinate Companion Loan that were received after the related Determination Date (other than the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

(iv)

with respect to any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums on the Trust Subordinate Companion Loan (which are separately distributed to holders of the Loan-Specific Certificates);

(vi)	amounts deposited in the Collection Account or the Trust Subordinate Companion Loan REMIC Distribution Account in error; and/or

(vii)	late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for such Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)        if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, the aggregate amount allocable to the Trust Subordinate Companion Loan transferred from the REO Account to the Collection Account for the subject Distribution Date, to the extent that such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)        all Compensating Interest Payments made by the Master Servicer with respect to the Trust Subordinate Companion Loan for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Trust Subordinate Companion Loan for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders); and

(d)        with respect to any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2020, the related Withheld Amounts related to the Trust Subordinate Companion Loan as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment.  The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.  The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period).  However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 2020, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Pooled Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)

to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”),

(ii)

to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,

(iii)

to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)

to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)

to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vi)

to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the holders of the Class H Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Eighth, to the holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Ninth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Thirtieth, to the holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirty-First, to the holders of the Class K-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Thirty-Second, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR Certificates have been reduced to zero, to the holders of the Class K-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Thirty-Third, to the holders of the Class K-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Pooled Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and without regard to the Class A-AB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated applicable Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Pooled Principal Balance Certificates in respect of which a reimbursement is made.  If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred):  (i) the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Pooled Principal Balance Certificates that previously were allocated applicable Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Pooled Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected Class of Pooled Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Pooled Principal Balance Certificates had never been written down.  If the Certificate Balance of any Class of Pooled Principal Balance Certificates is so increased, the amount of unreimbursed applicable Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Pooled Regular Certificates is referred to in this prospectus as its “Pass-Through Rate“.

The Pass-Through Rates with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class D, Class E, Class F, Class G and Class H Certificates will each be fixed at the initial Pass-Through Rate for the applicable Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate with respect to the Class B Certificates will generally be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rates with respect to the Class C, Class J-RR and Class K-RR Certificates will each generally be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date.  The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Certificates for such Distribution Date.  The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class D and Class E Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate for the Class X-G Certificates for any Distribution Date will equal the Class X Strip Rate for the Class G Certificates for such Distribution Date. The Pass-Through Rate for the Class X-H Certificates for any Distribution Date will equal the Class X Strip Rate for the Class H Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Pooled Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Pooled Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date.  However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2020 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2020, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account, as applicable, for distribution on such Distribution Date.  In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Pooled Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Pooled Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date.  Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Pooled Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Pooled Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Pooled Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received with respect to the Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date;

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date; and

(3)	the Principal Shortfall for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date.  The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Pooled Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Pooled Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and the Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date.  With respect to any Serviced Companion Loan (other than the Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date.  With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date.  The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”.  If any Mortgage Loan or Loan Combination is paid in full, or if the Mortgage Loan or Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the

Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan and/or or Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan.  Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance.  Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Class S Certificates any Excess Interest received by the Issuing Entity with respect to the ARD Loans during the Collection Period for (or, in the case of an Outside Serviced Mortgage Loan, as part of a distribution to the Issuing Entity during the month of) such Distribution Date.  Excess Interest will not be available to make distributions to any other Class of Certificates or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

For purposes of calculating distributions on the Pooled Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Loan Combination, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting

Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Pooled Available Funds for such Distribution Date) is required to be distributed to Pooled Certificateholders (excluding holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class J-RR, Class K-RR and Class S Certificates) as follows: (a) first, such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S Certificates, (ii) the group (the “YM Group B”) of the Class X-B and Class B Certificates, (iii) the group (the “YM Group C”) comprised solely of the Class C Certificates, and(iv) the group (the “YM Group DE” and, collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”) of the Class X-D, Class D and Class E Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Pooled Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then, the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Pooled Regular Certificates in such YM Group, in the following manner: (i) each Class of Pooled Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Pooled Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Pooled Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Pooled Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Pooled Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group (or, in the case of YM Group C, to the Class C Certificates).  If there is more than one Class of Pooled Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Pooled Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

Any yield maintenance charges or prepayment premiums payable in respect of the Trust Subordinate Companion Loan will be distributed to holders of the Loan-Specific Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F, Class G, Class H, Class J-RR and Class K-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class S or Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Pooled Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	November 2024
Class A-2	December 2024
Class A-3	November 2029
Class A-4	December 2029
Class A-AB	October 2029
Class X-A	December 2029
Class A-S	December 2029
Class B	December 2029
Class C	December 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date).  Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in December 2072. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans), any related Serviced Pari Passu Companion Loan(s) and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or any Mortgage Loan, related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari-Passu Companion Loan or Trust Subordinate Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”) then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) and, if applicable, the Trust Subordinate Companion Loan, in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Pooled Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date. Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Pooled Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Pooled Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Pooled Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Pooled Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Pooled Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Pooled Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Pooled Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Pooled Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates,

the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J-RR Certificates and the Class K-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class K-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Pooled Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate applicable Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date:

(i)	with respect to the Pooled Principal Balance Certificates, the amount, if any, by which (A) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Pooled Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date; and

(ii)	with respect to the Loan-Specific Certificates, the amount, if any, by which (A) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the Master Servicer, the Special Servicer or the Trustee for Workout-Delayed Reimbursement Amounts with respect to the Trust Subordinate Companion Loan, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loan expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Pooled Principal Balance Certificates among the following Classes of Subordinate Pooled Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class K-RR Certificates;

second, to the Class J-RR Certificates;

third, to the Class H Certificates;

fourth, to the Class G Certificates;

fifth, to the Class F Certificates;

sixth, to the Class E Certificates;

seventh, to the Class D Certificates;

eighth, to the Class C Certificates;

ninth, to the Class B Certificates; and

tenth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Pooled Certificates to zero, the Certificate Administrator will be required to allocate applicable Realized Losses among the Senior Pooled

Certificates (other than the Pooled Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R Certificates and will not be directly allocated to the Pooled Class X Certificates. However, the Notional Amounts of the respective Classes of Pooled Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Pooled Principal Balance Certificates are reduced by such Realized Losses.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Loan-Specific Certificates among the respective Classes of the Loan-Specific Principal Balance Certificates.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or non-Trust Subordinate Companion Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “—The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (https://sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)         Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)        Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the Depositor and its designees, the initial purchasers, the underwriters, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than the Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Party) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or a Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner), the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not the Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan Specific Controlling Class Representative or any Loan Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any holder of Class F, Class G, Class H, Class J-RR or Class K-RR Certificates comprising part of the VRR Interest or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited and RealINSIGHT, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

●	this prospectus;

●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

●	the Operating Advisor Annual Report;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the Special Servicer;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

●	any notice of resignation or termination of the Master Servicer or Special Servicer;

●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice that a Control Termination Event or an 805 Third Avenue Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event or an 805 Third Avenue Operating Advisor Consultation Trigger Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any assessments of compliance delivered to the Certificate Administrator;

●	any Attestation Reports delivered to the Certificate Administrator;

●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

●	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”;

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing

Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Specially Serviced Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and any Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at “https://sf.citidirect.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Pooled Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Pooled Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Pooled Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Pooled Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Pooled Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Pooled Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Pooled Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Pooled Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests.

None of the Class S or Class R Certificates (or any portion of the Class F, Class G, Class H, Class J-RR or Class K-RR Certificates which comprise part of the VRR Interest) will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the

Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Global Transaction Services – CGCMT 2019-C7

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of CREFI) from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, to the Trustee for the benefit of the applicable Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) (and the Trust Subordinate Companion Loan, in the case of CREFI) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the 805 Third Avenue Mortgage Loan, including the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)      (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)     the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)     an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)      an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)    originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)      an original or copy of the related loan agreement, if any;

(xi)     an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(xii)    an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)   an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)   an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)    if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)   in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement;

(xvii)   any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)  an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)   the original or copy of any related environmental insurance policy;

(xx)    a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)   copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of LCF, also against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as guarantors of payment in connection with the repurchase and substitution obligations of LCF), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)     a copy of each of the following documents:

(i)        (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)       the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)      any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)      final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)       the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      the related ground lease, if any, and any ground lessor estoppel;

(vii)      the related loan agreement, if any;

(viii)     the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)      the related lockbox agreement or cash management agreement, if any;

(x)       the environmental indemnity from the related borrower, if any;

(xi)      the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)     in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)    any mezzanine loan intercreditor agreement;

(xv)     any related environmental insurance policy;

(xvi)    any related letter of credit and any related assignment thereof; and

(xvii)    any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)     for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of the origination settlement statement;

(r)      a copy of any insurance summary report;

(s)     a copy of the organizational documents of the related mortgagor and any guarantor;

(t)      a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)     the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)      unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)     unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan (and in the case of CREFI, the Trust Subordinate Companion Loan) sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loan) are generally to the effect set forth on Annex E-1 to this prospectus, subject to the exceptions set forth on Annex E-2 to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or the Trust Subordinate Companion Loan, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor (and, if applicable, against any related guarantor(s)), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—

(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage

Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loan) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller;

provided, however, that CREFI may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan (so long as there is a Material Defect with respect to each such loan).

With respect to the LCF Mortgage Loans, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the repurchase obligations of LCF under the related Mortgage Loan Purchase Agreement.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing the affected Mortgage Loan or Trust Subordinate Companion Loan, or (if permitted) effecting a substitution or curing a Material Defect, to the extent that the Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as no Control Termination Event has occurred and is continuing and other than with respect to a Mortgage Loan as to which it is a Borrower Party and, in the case the Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder) are able to agree upon a cash payment payable by the Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), the Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. If the Enforcing Servicer is the Special Servicer, then in connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Pooled Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other

Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of a LCF Mortgage Loan, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as guarantors of payment in connection with the repurchase and substitution obligations of LCF), defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor (or, in the case of a LCF Mortgage Loan, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as guarantors of payment in connection with the repurchase and substitution obligations of LCF) will have sufficient assets to repurchase or substitute a Mortgage Loan (or to cause such to be done) or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of December 1, 2019 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

●	“Companion Loan Holder” means the holder of a Companion Loan.

●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

●	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Loan Combination will be a Serviced Outside Controlled Loan Combination.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.

●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.

●	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.

●	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Loan Combination will be an Outside Serviced Loan Combination.

●	“Outside Serviced Pari Passu Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Loan Combination will be an Outside Serviced Pari Passu Loan Combination.

●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Loan Combination or an Outside Serviced Pari Passu-AB Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.

●	“Outside Serviced Pari Passu-AB Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.

●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Loan Combination will be an Outside Serviced Subordinate Companion Loan.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination.

●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Loan Combination is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Loan Combination, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Loan Combination (other than a Servicing Shift Loan Combination following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Loan Combination.

●	“Servicing Shift Loan Combination” means a Loan Combination that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Loan Combination will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.

●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Loan Combination.

●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Loan Combination, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.

●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Loan Combination or (ii) an Outside Serviced Loan Combination as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Loan Combinations and referred to in the immediately preceding bullets.

The chart below identifies, with respect to each Loan Combination, (i) whether such Loan Combination is a Pari Passu Loan Combination, an AB Loan Combination or a Pari Passu-AB Loan Combination, and (ii) whether such Loan Combination is a Serviced Loan Combination, or an Outside Serviced Loan Combination.

Type and Servicing Status of Loan Combinations

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Type of Loan Combination	Servicing Status of Loan Combination
490-504 Myrtle Avenue	$50,000,000	4.4%	$35,000,000	-	$85,000,000	Pari Passu	Serviced
650 Madison Avenue	$50,000,000	4.4%	$536,800,000	$213,200,000	$800,000,000	Pari Passu-AB	Outside Serviced
805 Third Avenue	$50,000,000	4.4%	$100,000,000	$125,000,000	$275,000,000	Pari Passu-AB	Serviced
405 E 4th Avenue	$42,500,000	3.7%	$20,000,000	-	$62,500,000	Pari Passu	Serviced
Harvey Building Products	$40,000,000	3.5%	$120,000,000	-	$160,000,000	Pari Passu	Outside Serviced
Austin Landing Mixed-Use	$38,750,000	3.4%	$50,000,000	$26,000,000	$114,750,000	Pari Passu-AB	Outside Serviced
Giant Anchored Portfolio	$38,500,000	3.4%	$58,500,000	-	$97,000,000	Pari Passu	Serviced
Alrig Portfolio	$35,000,000	3.1%	$14,500,000	-	$49,500,000	Pari Passu	Serviced
Park Central Tower	$35,000,000	3.1%	$25,000,000	-	$60,000,000	Pari Passu	Serviced
Shoppes at Parma	$35,000,000	3.1%	$22,075,000	-	$57,075,000	Pari Passu	Serviced
Wells Fargo Place	$10,000,000	0.9%	$70,000,000	-	$80,000,000	Pari Passu	Outside Serviced

There are no Serviced Outside Controlled Loan Combinations or Servicing Shift Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Loan Combination(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Loan Combinations” for further information with respect to each Loan Combination, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, together with all payments due on or with respect to the Mortgage Loans and the Trust Subordinate Companion Loan, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Loan Combination in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (a Sponsor may not effect a substitution with respect to the Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion

Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan. This cure, substitution or repurchase obligation (and, if applicable, such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) after the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other, the Operating Advisor (following the occurrence and during the continuation of a Control Termination Event) and the Controlling Class Representative (so long as no Consultation Termination Event has occurred and is continuing), on or before the date on which that balloon payment was due, a refinancing commitment or otherwise binding application or other similar binding document for refinancing from an acceptable lender or a signed purchase and sale agreement (in each case subject only to typical closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of a customary deposit by the purchaser) that is, in either case, reasonably satisfactory in form and substance to the Special Servicer from an acceptable lender or purchaser reasonably satisfactory to the Special Servicer, which provides that such refinancing or sale will occur within 120 days of such related maturity date, then 120 days beyond the date on which that balloon payment was due (or such shorter period beyond the date on which the balloon payment was due during which the refinancing or sale is scheduled to occur) provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the Special Servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Monthly Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase and sale agreement), (iii) the related refinancing documentation or purchase and sale agreement is terminated before the refinancing or sale is scheduled to occur, or (iv) another Servicing Transfer Event occurs with respect to the Serviced Loan; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related

Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration of the related Serviced Loan without the application of a grace period under the terms of the Mortgage Loan documents; and provided further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without the application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent (or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision):

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(i)        approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval of exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(j)        any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto;

(k)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(l)        any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to non-Specially Serviced Loans, if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision or in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement with respect to any action or decision with respect to a non-Specially Serviced Loan that the Master Servicer is processing, such consent will (under the circumstances set forth in the Pooling and Servicing Agreement) be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor”, as applicable, below) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

Each sub-servicing agreement between the Master Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer, or by any successor Master Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to take (or determine not to take) action with respect to Major Decisions or Special Servicer Decisions, without the consent of the Special Servicer.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and the Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than the Trust Subordinate Companion Loan). The amount required to be advanced by the Master Servicer with respect to any Distribution

Date in respect of delinquent payments of interest on any Mortgage Loan or Trust Subordinate Companion Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan or Trust Subordinate Companion Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan or REO Property (or, in the case of a Servicing Advance on a Serviced Loan Combination, from such collections with respect to such Serviced Loan Combination and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on the Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or REO Property) prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on the Trust Subordinate Companion Loan, just the related Mortgage Loan or REO Property) .

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Loan Combination or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the

Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to the Trust Subordinate Companion Loan will be made based on the subordinate nature of such Trust Subordinate Companion Loan.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may be reimbursed from collections relating to the applicable Loan Combination but may not be reimbursed from general collections on the other non-related Mortgage Loans in the Mortgage Pool.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from any collections on Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of the Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to the Trust Subordinate Companion Loan, the Master Servicer or the Trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan and any related Pari Passu Companion Loan.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is a Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of the Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of the Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from collections on the Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the 805 Third Avenue Loan Combination, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or Trust Subordinate Companion Loan.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and the Trust Subordinate Companion Loan into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following three (3) accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i)  the “Trust Subordinate Companion Loan REMIC Distribution Account”, (ii) the “Lower-Tier REMIC Distribution Account”, and (iii) the “Upper-Tier REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (1) withdraw amounts distributable on such date on the Pooled Regular Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to the Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the Loan-Specific Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2020) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan and the Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2020), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest on the Class S Certificates will be made from the Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated applicable Realized Losses reimbursable to, the holders of the Pooled Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Pooled Available Funds for the related Distribution Date for distribution on the Pooled Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the amount of the applicable insufficiency in such Pooled Available Funds. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Pooled Regular Certificates, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Pooled Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the

Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);

(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and the Trust Subordinate Companion Loan through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and the Trust Subordinate Companion Loan that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);

(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;

(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);

(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;

(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;

(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;

(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;

(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and

(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan, the Trust Subordinate Companion Loan (in the case of interest on that P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the issuing entity.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)        to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)       (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)       to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)       following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of the remaining Mortgage Pool; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share of any remaining funds, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and the Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and or Trust Subordinate Companion Loan (including each Mortgage Loan and the Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate (except with respect to the Trust Subordinate Companion Loan), is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee Rate will be 0.00250% with respect to the Trust Subordinate Companion Loan. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding the Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer (whether or not the consent of the Special Servicer is required)) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement); provided, however, that 50% of the portion of any Excess Modification Fees or Consent Fees payable solely in connection with the items referred to in clause (e) of the definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan will be paid by the Master Servicer to the Special Servicer, (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer, and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master

Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the Master Servicer is processing the matter that is the subject of the borrower request, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any such review fee without the Master Servicer’s consent.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees charged by banks when holding or processing funds for a depositor, including banking, escrow, administrative, treasury service, transactional set-up, maintenance, special service, research, drafting, copying and processing fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Loan Combination, from collections on such Serviced Loan Combination; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Loan Combination, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Loan Combination, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month (or, with respect to any Specially Serviced Loan or REO Property with respect to which the Risk Retention Consultation Party consulted with the Special Servicer during the occurrence and continuance of a Consultation Termination Event, $5,000 for the month in which such consultation occurred), then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 (or $5,000, if applicable) for such month with respect to such Specially Serviced Loan (or the related Serviced Loan Combination, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely

Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable), no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of the Trust Subordinate Companion Loan in connection with the optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or the Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer, and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any non-Specially Serviced Loan as to which the borrower request relates to a Major Decision or a Special Servicer Decision, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any such review fee without the Special Servicer’s consent.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans (or, if accrued in respect of the Trust Subordinate Companion Loan, from amounts received in respect of such Trust Subordinate Companion Loan) and, as to each Mortgage Loan and the Trust Subordinate Companion Loan, will accrue at 0.00570% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and the Trust Subordinate Companion Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan or Trust Subordinate Companion Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans (or, if accrued in respect of the Trust Subordinate Companion Loan, from amounts received in respect of such Trust Subordinate Companion Loan) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan and the Trust Subordinate Companion Loan on the Stated Principal Balance of the related Mortgage Loan or Trust Subordinate Companion Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or Trust Subordinate Companion Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” will be a rate equal to: (a) with respect to each Mortgage Loan, 0.00105% per annum; and (b) with respect to the Trust Subordinate Companion Loan, 0.00105% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $15,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage

Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to the Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any other Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, is the per annum rate set forth on Annex A (or, in the case of the Trust Subordinate Companion Loan, in a footnote to Annex A) to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and (except in the case of the Trust Subordinate Companion Loan) the Asset Representations Reviewer Ongoing Fee Rate

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00025% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to each Delinquent Loan, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $20,000,000 but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $40,000,000.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent, or (ii) the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections
Additional Servicing Compensation(3) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans(3)	from time to time	the related fee / investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer (whether or not the consent of the Special Servicer is required)) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan; provided, that 50% of any Excess Modification Fees or Consent Fees payable solely in connection with clause (e) of the definition of “Special Servicer Decision” will be paid by the Master Servicer to the Special Servicer	from time to time

Type/Recipient	Amount(1)	Frequency	Source of Funds
	– 100% of fees for insufficient or re turned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly
Special Servicing Fee(4) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or related Serviced Loan Combination, if applicable) that would be less than $3,500 in any given month (or, with respect to any Serviced Loan that is a Specially Serviced Loan or REO Mortgage Loan with respect to which the Risk Retention Consultation Party consulted with the Special Servicer during the occurrence and continuance of a Consultation Termination Event, less than $5,000 for the month in which such consultation occurred), then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 (or $5,000, if applicable) for such month with respect to such Mortgage Loan (or related Serviced Loan Combination)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Workout Fee(4) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest

Type/Recipient	Amount(1)	Frequency	Source of Funds
Liquidation Fee(4) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or related Serviced Loan Combination, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3) / Special Servicer	– a specified percentage (which may be 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans(3)	from time to time	the related fee / investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator(5)	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00570% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Fee / Operating Advisor(5)	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00105% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $15,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period

Type/Recipient	Amount(1)	Frequency	Source of Funds
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00025% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	With respect to each Delinquent Loan, (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $20,000,000 but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $40,000,000.	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Loan Combination, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(6) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Loan Combination, if applicable), then from general collections on the Mortgage Pool

Type/Recipient	Amount(1)	Frequency	Source of Funds
P&I Advances / Master Servicer and Trustee(7)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Trustee(7)	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Loan Combination, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(6)(8) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including the Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the same Serviced Loan Combination as such Trust Subordinate Companion Loan.

(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(4)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(5)	A similar fee is payable with respect to the Trust Subordinate Companion Loan out of amounts received or advanced thereon.

(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(7)	P&I Advances on the Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan and Pari Passu Companion Loans in the same Serviced Loan Combination.

(8)	May be payable out of collections on a Serviced Loan Combination to the extent allocable thereto.

With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
650 Madison Avenue(3)	0.00125% per annum	0.25% per annum(3)	1.00%(3)	1.00%(3)
Harvey Building Products	0.00125% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further subject to a minimum workout fee of $25,000 in the aggregate	1.0%, provided that if the aggregate liquidation fee would be less than $25,000 then the liquidation fee rate will be such higher rate as would result in an aggregate liquidation fee of $25,000, subject to a maximum liquidation fee of $1,000,000
Austin Landing Mixed-Use(4)	0.00125% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further subject to a minimum workout fee of $25,000 in the aggregate	1.0%, subject to a maximum liquidation fee of $1,000,000, and further subject to a minimum liquidation fee of $25,000
Wells Fargo Place	0.00250% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further subject to a minimum workout fee of $25,000 in the aggregate	1.0%, provided that if the aggregate liquidation fee would be less than $25,000 then the liquidation fee rate will be such higher rate as would result in an aggregate liquidation fee of $25,000, subject to a maximum liquidation fee of $1,000,000

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

(3)	The fee rates set forth are those specified in the related co-lender agreement as being the maximum rates permitted under the related future outside servicing agreement.

(4)	The fees specified in the table above are based on a publicly available preliminary prospectus for the Benchmark 2019-B15 securitization and/or the related co-lender agreement.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Further for the avoidance of doubt, the Master Servicer will be required to process, without any consent or consultation of the Special Servicer, the Directing Holder or the Operating Advisor, any due-on-sale related request in connection with a non-Specially Serviced Loan to the extent the requested action (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower.

Notwithstanding the foregoing, without any other approval, consent or consultation, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and the Master Servicer or the Special Servicer, as applicable, may consent to subordination of the related Serviced Loan to such easement, right of way, or similar agreement), that does not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the related Serviced Loan, (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”) and (iii) related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Further for the avoidance of doubt, the Master Servicer will be required to process, without any consent or consultation of the Special Servicer, the Directing Holder or the Operating Advisor, any due-on-encumbrance related request in connection with a Serviced Loan that is not a Specially Serviced Loan, to the extent the requested action is neither a Major Decision nor a Special Servicer Decision.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), that does not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the related Serviced Loan, (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”) and (iii) related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) and, solely in the case of the 805 Third Avenue Loan Combination, all classes of Loan-Specific Principal Balance Certificates have been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over

(b)  the excess of:

(i)  the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer with respect to any Serviced Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Loan Combination with an outstanding principal balance less than $2,000,000, minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over

(ii)  the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and

Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Loan Combination, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Pooled Regular Certificates then outstanding (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-D, Class X-F, Class X-G and Class X-H Certificates) (to the extent of the reduction in such P&I Advance). See “—Advances” in this prospectus.

As a result of calculating an Appraisal Reduction Amount that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order of payment priority.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Master Servicer’s or the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the J-RR Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, Collateral Deficiency Amounts with respect to the Mortgage Loans will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the J-RR Certificates, then to the Class H Certificates, then to the Class G Certificates and then to the Class F Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

For various purposes under the Pooling and Servicing Agreement, any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each Class of Loan-Specific Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class 805H Certificates, then to the Class 805D Certificates, then to the Class 805C Certificates, then to the Class 805B Certificates, then to the Class 805A Certificates). In addition, for purposes of determining the 805 Third Avenue Controlling Class, any Collateral Deficiency Amounts in respect of or allocated to the Trust Subordinate Companion Loan will be allocated to each Class of 805 Third Avenue Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class 805H Certificates, then to the Class 805D Certificates). For the avoidance of doubt, for purposes of determining the 805 Third Avenue Controlling Class, any Class of 805 Third Avenue Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, the 805 Third Avenue Controlling Class or the occurrence of a Control Termination Event or an 805 Third Avenue Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates and 805 Third Avenue Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of the 805 Third Avenue Control Eligible Class that is an Appraised-Out Class, the related Serviced Loan Combination) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the 805 Third Avenue Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class or the 805 Third Avenue Controlling Class and no Control Termination Event exists, in the case of the Controlling Class, or an 805 Third Avenue Control Appraisal Period in respect of the 805 Third Avenue Loan Combination does not exist, in the case of the 805 Third Avenue Controlling Class, and the rights of the Controlling Class or the 805 Third Avenue Controlling Class will be exercised by the most subordinate Class of Control Eligible Certificates or 805 Third Avenue Control Eligible Certificates, as applicable, that is not an Appraised-Out Class, if any, during such period; provided that during the period (which may not exceed 120 days following the date that the Class of Control Eligible Certificates or Class of 805 Third Avenue Control Eligible Certificates, in respect of which such Requesting Holders are challenging the determination(s) referred to above, became an Appraised-Out Class) that any Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination, the Special Servicer may not be removed except for cause if LNR Partners or an affiliate thereof is the Special Servicer.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2021; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor

on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer and (i) with respect to Trust Subordinate Companion Loan and the Loan-Specific Certificates or (ii) otherwise, only after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any 805 Third Avenue Retaining Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the 805 Third Avenue Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the 805 Third Avenue Retaining Third Party Purchaser, CREFI or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the 805 Third Avenue Retaining Third Party Purchaser, CREFI or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the 805 Third Avenue Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in Rule 2 of the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the Loan-Specific Certificates).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity)

incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing

Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection

Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        the Master Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)       DBRS, Inc. (“DBRS”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(i)        Moody’s has (a) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Loan-Specific Certificates, or (b) placed one or more Classes of Loan-Specific Certificates on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (a) or (b), publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Moody’s within 60 days of such event);or

(j)        the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Pari Passu Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer and relates to specific Mortgage Loans and/or the Trust Subordinate Companion Loan, of all Certificates evidencing interests in such affected Mortgage Loans and/or the Trust Subordinate Companion Loan), or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Loan Combination and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Loan Combination. Pending such appointment, the

Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Loan Combination at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including the Loan-Specific Certificates), and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities (including the Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g), (h) or (i) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g), (h) or (i) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer and relates to specific Mortgage Loans and/or Trust Subordinate Companion Loan, of all Certificates evidencing interests in such affected Mortgage Loans and/or Trust Subordinate Companion Loan) (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Loan Combination, as follows:

(a)        with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation), provided that such termination may be without cause (a) at any time with respect to the 805 Third Avenue Mortgage Loan (for so long as an 805 Third Avenue Control Appraisal Period is not continuing) and (b) otherwise if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer with respect to all Serviced Mortgage Loans (other than the 805 Third Avenue Mortgage Loan (for so long as an 805 Third Avenue Control Appraisal Period is not continuing)) or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns, as of the date of the delivery of the related notice of termination, less than 25% of the Certificate Balance of the then Controlling Class of Certificates;

(b)        pursuant to a vote of applicable Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Pooled Certificates (other than the Class S Certificates) (or, in the case of the 805 Third Avenue Loan Combination, the holders of Pooled Certificates (other than the Class S Certificates) and Loan-Specific Certificates in the aggregate), evidencing at least 66-2/3% of the Pooled Voting Rights or Voting Rights, as applicable, allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates, and further upon the occurrence of the following:

●	with respect to the 805 Third Avenue Loan Combination, if a Control Termination Event that relates to the 805 Third Avenue Mortgage Loan (which includes the existence of an 805 Third Avenue Control Appraisal Period) has occurred and are continuing;

●	with respect to each other Serviced Mortgage Loan and Serviced Loan Combination (excluding any Serviced Outside Controlled Loan Combination), if a Control Termination Event has occurred and is continuing;

(c)        if a Consultation Termination Event has occurred and is continuing, with respect to the Serviced Loans (other than with respect to the 805 Third Avenue Loan Combination unless an 805 Third Avenue Control Appraisal Period exists), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Pooled Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans (other than with respect to the 805 Third Avenue Loan Combination unless an 805 Third Avenue Control Appraisal Period exists), and (ii) the holders of Pooled Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Pooled Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

(d)        at any time, with respect to the 805 Third Avenue Loan Combination, if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Loan-Specific Certificateholders (in either case, as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the 805 Third Avenue Loan Combination, and (ii) the holders the Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Loan-Specific Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”.

“Certificateholder Quorum” means a quorum that:

(1)	with respect to the Pooled Certificates and the Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for the 805 Third Avenue Loan Combination at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights allocable to the Pooled Certificates (other than the Class S Certificates) and the Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S Certificates) and the Loan-Specific Certificates, on an aggregate basis;

(2)	with respect to the Pooled Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer (other than with respect to the 805 Third Avenue Loan Combination) or the Asset Representations Reviewer at the request of the holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Pooled Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Pooled Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S Certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the Special Servicer (other than with respect to the 805 Third Avenue Loan Combination unless an 805 Third Avenue Control Appraisal Period exists) based on a recommendation of the Operating Advisor, after the occurrence and during the continuance of a Consultation Termination Event, consists of the holders of Pooled Certificates evidencing at least 50% of the aggregate of the outstanding principal balances of all Pooled Certificates; and

(3)	with respect to the Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer with respect to the 805 Third Avenue Loan Combination based on a recommendation of the Operating Advisor, consists of the holders of Loan-Specific Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Loan-Specific Certificates, with such quorum including at least three (3) holders of Loan-Specific Certificates that are not Risk Retention Affiliated with each other.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Serviced Mortgage Loan or Serviced Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Serviced Mortgage Loan or Serviced Loan Combination, as the case may be, earned during such time on and after such Serviced Mortgage Loan or Serviced Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Loan Combination and the 805 Third Avenue Loan Combination) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Pooled Certificates evidencing at least 25% of the Pooled Voting Rights of the Pooled Certificates (other than the Class S Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination and the 805 Third Avenue Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Pooled Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Pooled Certificates (other than the Class S Certificates) evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Pooled Certificates of those holders that voted on such matter (provided that holders representing the applicable Pooled Certificateholder Quorum vote on the matter) or (b) the holders of Pooled Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Loan Combination and the 805 Third Avenue Loan Combination) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Pooled Certificateholder and beneficial owner of Pooled Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Pooled Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination and the 805 Third Avenue Loan Combination) based on a Pooled Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Pooled Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to the 805 Third Avenue Loan Combination if a Control Termination Event (which, in the case of the 805 Third Avenue Loan Combination, includes the existence of an 805 Third Avenue Control Appraisal Period) has occurred and is continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Pooled Certificates (other than the Class S Certificates) and (b) the Loan-Specific Certificates): upon the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the 805 Third Avenue Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Applicable Certificates that are Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the 805 Third Avenue Loan Combination and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the 805 Third Avenue Loan Combination based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

Any time after the occurrence and during the continuance of a Consultation Termination Event, with respect to all the Serviced Loans (other than the 805 Third Avenue Loan Combination unless an 805 Third Avenue Control Appraisal Period exists), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1)

the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Pooled Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the applicable Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Pooled Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Pooled Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Pooled Certificates of those holders that voted on the matter (provided that holders representing the applicable Pooled Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Pooled Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If any Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loans as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

With respect to the 805 Third Avenue Loan Combination, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Loan-Specific Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the related Loan Combination. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the related Loan Combination if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all applicable Loan-Specific Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Loan-Specific Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Loan Combination, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Loan-Specific Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If any Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer with respect to the related Loan Combination under the Pooling and Servicing Agreement pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, (i) at any time there are no Classes of Pooled Certificates outstanding other than the Control Eligible Certificates and the Class X-F, Class X-G, Class X-H, Class S and Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than with respect to the 805 Third Loan Combination) will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination), and (ii) at any time following the date that the relevant credit risk retention rules are no longer applicable to the securitization transaction constituted by the issuance of the Loan-Specific Certificates, there are no Classes of Loan-Specific Certificates outstanding other than the 805 Third Control Eligible Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement with respect to the 805 Third Loan Combination will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In either of the foregoing cases, if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity..

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its unsecured long-term debt of at least “BBB+” by S&P, (B) a rating on its unsecured long term-debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, (C) a rating on its unsecured long-term debt of at least “A” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s)), and (D) a rating on its long term senior unsecured debt of at least “A2” by Moody’s; provided, however, that Wilmington Trust, National Association as the initial trustee will be deemed to have met the eligibility requirements in (A) through (D) above for so long as (a) it has a rating on its unsecured long-term debt of at least “BBB” from S&P and a short term debt rating of at least “A-2” from S&P, (b) it has a rating on its unsecured long-term debt of at least “BBB” by Fitch or a rating on its short-term debt rating of at least “F2” by Fitch, (c) it has a rating on its unsecured long-term debt of at least “A(low)” by DBRS and a rating on its short term debt of at least “R-1(low)” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s)), (d) it has a rating on its unsecured long-term debt of at least “Baa3” by Moody’s or a rating on its short-term debt of at least “P-2” by Moody’s, and (e) the master servicer has (i) a rating on its unsecured long-term debt of at least “A” by S&P and a rating on its short-term debt of at least “A-1” from S&P, (ii) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, (iii) a rating on its unsecured long-term debt of at least “A” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s)), and (iv) a rating on its unsecured long-term debt of at least “A2” by Moody’s or a rating on its short-term unsecured debt of at least “P-1” by Moody’s (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by S&P (or “BBB” by S&P if the Certificate Administrator’s unsecured short term debt is rated at least “A-2” by S&P), (B) “BBB+” by Fitch, (C) “BBB” by DBRS (or, if not rated by DBRS, an equivalent rating by two (2) other NRSROs (which may include S&P, Fitch and Moody’s)), and (D) “Baa2” by Moody’s (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan and the Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R

Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR, the Credit Risk Retention Rules and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR or the Credit Risk Retention Rules (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)        to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the 805 Third Avenue Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the 805 Third Avenue Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and in the case of each of the 805 Third Avenue Mortgage Loan, the Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Loan Combination becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (including the holders of the Loan-Specific Certificates) and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan (including the Trust Subordinate Companion Loan, if applicable), the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Loan Combination and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Loan Combination that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and the Trust Subordinate Companion Loan, in the case of the 805 Third Avenue Loan Combination) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced Loan Combination that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization

Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” with respect to the Outside Serviced Loan Combinations.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Parties and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Loan Combination (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the applicable Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or

(b) with respect to any Specially Serviced Loan or any non-Specially Serviced Mortgage Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, subject, in the case of Major Decisions, to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described “—Directing Holder”, “—Operating Advisor” and “—The Risk Retention Consultation Party” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may process the modification, waiver or amendment of any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan or Trust Subordinate Companion Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (other than the Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Pooled Certificates, or extend the maturity date of the Trust Subordinate Companion Loan beyond a date that is seven years prior to the Rated Final Distribution Date of the rated Loan-Specific Certificates, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties), and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”), of the agreement relating to such modification, waiver or amendment within 15 business days following the execution and, if applicable, recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights) or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”):

(A)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)    any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)    any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(E)    any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)    any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Serviced Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)    releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)     any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)    any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)    the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)    any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto; and

(M)    any determination of an Acceptable Insurance Default.

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1) and (i)(2) in the definition of “Major Decision Reporting Package” in the form of an Asset Status Report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances set forth under “—The Operating Advisor—Consultation Rights” below and, with respect to the Risk Retention Consultation Party when it is the applicable Consulting Party, under the circumstances set forth under “The Pooling and Servicing Agreement--The Risk Retention Consultation Party”) and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be:

●	except (i) in the case of the 805 Third Avenue Loan Combination prior to the occurrence and continuance of an 805 Third Avenue Control Appraisal Period, (ii) with respect to an Excluded Mortgage Loan, (iii) with respect to a Serviced Outside Controlled Loan Combination, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;

●	with respect to any Serviced Outside Controlled Loan Combination (which may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a Controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “Outside Controlling Note Holder”); and

●	with respect to the 805 Third Avenue Loan Combination so long as it is not an Excluded Mortgage Loan (i) for so long as no 805 Third Avenue Control Appraisal Period exists with respect to such Loan Combination, the 805 Third Avenue Controlling Class Representative and (ii) for so long as an 805

Third Avenue Control Appraisal Period exists and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative.

provided, that with respect to any Serviced Loan Combination, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related serviced Loan Combination is a Serviced Outside Controlled Loan Combination, and/or (4) with respect to the 805 Third Avenue Loan Combination if and for so long as the 805 Third Avenue Controlling Class Representative is entitled to act as Directing Holder; (B) there will be no Directing Holder with respect to an Excluded Mortgage Loan; (C) with respect to the 805 Third Avenue Loan Combination, if and for so long as an 805 Third Avenue Control Appraisal Period exists, the 805 Third Avenue Controlling Class Representative will not be the Directing Holder; and (D) with respect to any Serviced Outside Controlled Loan Combination, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Loan Combination, if none of the Controlling Class Representative, an Outside Controlling Note Holder or the 805 Third Avenue Controlling Class Representative is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Loan Combination.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Pooled Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be LNR Securities Holdings, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate

Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” with respect to the Pooled Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class F will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H, Class J-RR and Class K-RR Certificates.

The “805 Third Avenue Controlling Class Representative” is the 805 Third Avenue Controlling Class Certificateholder (or other representative) selected by at least a majority of the 805 Third Avenue Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable 805 Third Avenue Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until an 805 Third Avenue Controlling Class Representative is so selected or (iii) upon receipt of a notice from the 805 Third Avenue Controlling Class Certificateholders that own Loan-Specific Certificates representing more than 50% of the Certificate Balance of the 805 Third Avenue Controlling Class, that an 805 Third Avenue Controlling Class Representative is no longer designated, the 805 Third Avenue Controlling Class Representative will be the 805 Third Avenue Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the 805 Third Avenue Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the 805 Third Avenue Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the 805 Third Avenue Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any 805 Third Avenue Controlling Class Representative until notified of the identity of such largest 805 Third Avenue Controlling Class Certificateholder or otherwise notified of the identity of the 805 Third Avenue Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial 805 Third Avenue Controlling Class Representative is expected to be BSREF Holdings LLC. No person may exercise any of the rights and powers of the 805 Third Avenue Controlling Class Representative with respect to an Excluded Mortgage Loan.

A “805 Third Avenue Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the 805 Third Avenue Controlling Class as determined by the Certificate Administrator from time to time.

The “805 Third Avenue Controlling Class” will be, as of any time of determination, the most subordinate Class of the 805 Third Avenue Control Eligible Certificates then outstanding that has a Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if no Class of 805 Third Avenue Control Eligible Certificates meets the preceding requirement, the most senior Class of 805 Third Avenue Control Eligible Certificates will be the “805 Third Avenue Controlling Class”. The 805 Third Avenue Controlling Class as of the Closing Date will be Class 805H Certificates.

After the occurrence and during the continuance of an 805 Third Avenue Control Appraisal Period, there will be no 805 Third Avenue Controlling Class Representative.

The “805 Third Avenue Control Eligible Certificates” consists of the Class 805 D and Class 805H Certificates.

A “Loan-Specific Controlling Class Representative” is the 805 Third Avenue Controlling Class Representative.

A “Loan-Specific Controlling Class Certificateholder” is the 805 Third Avenue Controlling Class Certificateholder.

A “Loan-Specific Controlling Class” will be the 805 Third Avenue Controlling Class.

A “Control Termination Event” will: (1) with respect to any Mortgage Loan (other than the 805 Third Avenue Loan Combination) either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to the 805 Third Avenue Loan Combination, be determined in accordance with clause (1) of this definition, but only if a Control Appraisal Period exists with respect to such Loan Combination. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will: (1) occur with respect to any Mortgage Loan (other than the 805 Third Avenue Loan Combination), when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to the 805 Third Avenue Loan Combination, be determined in accordance with clause (1) of this definition but only if a Control Appraisal Period exists with respect to such Loan Combination. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

A “Control Appraisal Period” is an 805 Third Avenue Control Appraisal Period.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) (or, with respect to the 805 Third Avenue Loan Combination so long as an 805 Third Avenue Control Appraisal Period is not continuing, the 805 Third Avenue Controlling Class Representative or the holder(s) of more than 50% of the 805 Third Avenue Controlling Class (by Certificate Balance)) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the 805 Third Avenue Loan Combination so long as an 805 Third Avenue Control Appraisal Period is not continuing, the 805 Third Avenue Controlling Class Representative or any 805 Third Avenue Controlling Class Certificateholder), as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Loan Combination or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then (1) the largest Controlling Class Certificateholder (by Certificate Balance) that holds in excess of 25% (by Certificate Balance) of the Controlling Class that sends notice of the selection of a Controlling Class Representative will be entitled to so appoint a Controlling Class Representative or, (2) if no such holder sends notice pursuant to clause (1) and LNR Securities Holdings, LLC or an affiliate thereof owns at least 25% of the Controlling Class of Certificates, then such entity will be the Controlling Class Representative and (3) if neither of the events in clause (1) or (2) occurs, then a Control Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative (or a Loan-Specific Controlling Class Representative) will not be protected against any liability to the Controlling Class Certificateholders (or Loan-Specific Controlling Class Certificateholders) that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the interests of the holders of the Loan-Specific Controlling Class);

(c)       does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the Loan-Specific Controlling Class);

(d)       may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the interests of the holders of the Loan-Specific Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)       will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder and, in the case of a Loan-Specific Controlling Class Representative, to a Loan-Specific Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be, each of:

(i)	except with respect to a Serviced Outside Controlled Loan Combination, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of the 805 Third Avenue Loan Combination, provided that an applicable Control Appraisal Period exists with respect to such Loan Combination, the Controlling Class Representative;

(ii)	with respect to any Serviced Outside Controlled Loan Combination (which may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a Controlling Subordinate Companion Loan held outside the Issuing Entity), (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (b) solely prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(iii)	with respect to any Serviced Loan Combination that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;

(iv)	solely after the occurrence and during the continuance of a Control Termination Event (with respect to any Serviced Loan) or an 805 Third Avenue Operating Advisor Consultation Trigger Event (with respect to the 805 Third Avenue Loan Combination), the Operating Advisor; and

(v)	except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, the Risk Retention Consultation Party.

provided, that with respect to any Serviced Loan Combination, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) solely with respect to the 805 Third Avenue Loan Combination, a Control Appraisal Period does not exist with respect thereto, and/or (4) with respect to any Serviced Outside Controlled Loan Combination, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Control Termination Event (with respect to any Serviced Loan, including the 805 Third Avenue Loan Combination) or 805 Third Avenue Operating Advisor Consultation Trigger Event (with respect to the 805 Third Avenue Loan Combination) has occurred and is continuing, (C) the Risk Retention Consultation Party will not be a Consulting Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Loan Combination will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Loan Combination, if none of the Controlling Class Representative, the Operating Advisor, the Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Loan Combination.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

The Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding non-Specially Serviced Loans as to which the Operating Advisor has consultation rights following the occurrence and during the continuance of a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

With respect to each Serviced Loan (including the 805 Third Avenue Mortgage Loan), following the occurrence and continuance of a Control Termination Event, the Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor (prior to the occurrence and continuance of a Consultation Termination Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Holder) with respect to each Major Decision as to which the Operating Advisor has consultation rights.

Notwithstanding the foregoing, with respect to the 805 Third Avenue Mortgage Loan, the Special Servicer will be required to provide each related Major Decision Reporting Package to the Operating Advisor: (i) if the 805 Third Avenue is a Specially Serviced Loan, and prior to the occurrence and continuance of an 805 Third Avenue Operating Advisor Consultation Trigger Event, promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) following the occurrence and continuance of an 805 Third Avenue Operating Advisor Consultation Trigger Event (whether or not a Control Termination Event is continuing), simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event exists, Major Decisions on non-Specially Serviced Loans, (ii) each related Final Asset Status Report, (iii) if a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of

Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party, on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege) and (iv) any Asset Status Report or Final Asset Status Report.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of a Control Termination Event (in the case of any Serviced Loan) or an 805 Third Avenue Operating Advisor Consultation Trigger Event (in the case of the 805 Third Avenue Mortgage Loan), the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event or an 805 Third Avenue Operating Advisor Consultation Trigger Event, as applicable).

An “805 Third Avenue Operating Advisor Consultation Trigger Event“ will occur with respect to the 805 Third Avenue Loan Combination, when the outstanding Certificate Balance of the Class 805H Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the Class 805H Certificates) is 25% or less of the initial aggregate Certificate Balance of the Class 805H Certificates.  If the 805 Third Avenue Mortgage Loan becomes an Excluded Mortgage Loan, an 805 Third Avenue Operating Advisor Consultation Trigger Event will be deemed to exist.

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations with respect to a Specially Serviced Loan to the Operating Advisor after they have been finalized.  With respect to each Serviced Loan other than the 805 Third Avenue Loan Combination, prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount, Collateral Deficiency Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer of such error.

With respect to the 805 Third Avenue Loan Combination and (following the occurrence and during the continuance of a Control Termination Event) each other Serviced Loan, the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations provided to the Operating Advisor by the Special Servicer and used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer.  The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor.  The Operating Advisor will recalculate and verify the accuracy of those calculations and, following the occurrence and during the continuance of a Control Termination Event (in the case of any Serviced Loan other than the 805 Third Avenue Mortgage Loan) or in the case of the 805 Third Avenue Loan Combination, at any time, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement.  In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event or, in the case of the 805 Third Avenue Mortgage Loan, regardless of whether a Control Termination Event or an 805 Third Avenue Consultation Trigger Event shall have occurred, based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder, the Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered or made available to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event, and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report“) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Special Servicer, the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. Notwithstanding the foregoing, except with respect to the 805 Third Avenue Loan Combination, no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year (i) no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property or (ii) no asset status report was in the process of being implemented in connection with a Specially Serviced Loan or REO Property.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.  In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and, after the occurrence and during the continuance of a Control Termination Event or (in the case of the 805 Third Avenue Mortgage Loan) an 805 Third Avenue Operating Advisor Consultation Trigger Event, with respect to Major Decisions on Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, the Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party).  The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement.  Each Operating Advisor Annual Report will be required to comply with (x) the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) with respect to the 805 Third Avenue Loan Combination, the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event or, in the case of a vote by Loan-Specific Certificateholders, at any time in respect of the 805 Third Avenue Loan Combination, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Pooled Certificateholders (as a collective whole) or Loan-Specific Certificateholders (as a collective whole), as applicable, the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Mortgage Loan(s) or Serviced Loan Combinations in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event“) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.  An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, and each Directing Holder and Consulting Party.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor.  “Eligible Operating Advisor“ means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar Credit Ratings, LLC (“Morningstar“), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated with (including Risk Retention Affiliated with)) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Risk Retention Consultation Party, the 805 Third Avenue Retaining Third Party Purchaser or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates), (v) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

The “805 Third Avenue Retaining Third Party Purchaser“ means the entity that is expected to purchase the Class 805H Certificates on the Closing Date.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless a Control Termination Event (or, in the case of the 805 Third Avenue Loan Combination, an 805 Third Avenue Operating Advisor Consultation Trigger Event exists), any applicable Directing Holder, and any other applicable Consulting Parties, and (ii) made available to the Rating Agencies.  A summary of each Final Asset Status Report will be provided to the Certificate Administrator.  If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights).  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)).  If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the Retaining Sponsor.  The certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar).  The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Excluded RRCP Mortgage Loan), REO Loans or REO Properties, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any Excluded RRCP Mortgage Loan), in each case as described in this prospectus.  An “Excluded RRCP Mortgage

Loan” is a Mortgage Loan as to which the Risk Retention Consultation Party or the person entitled to appoint the Risk Retention Consultation Party is a Borrower Party.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.  However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party that does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement will not result in any liability on the part of the master servicer or special servicer.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period.  If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Pooled Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur.  On each Distribution Date after providing such notice to Pooled Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger“ will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of This Pool”.  In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool.  For example, the three (3) largest Mortgage Loans in the pool represent approximately 13.2% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date.  On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to the Trust Subordinate Companion Loan at any time.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 85 prior pools of commercial mortgage loans for which CREFI (or its predecessors and/or affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between October 1, 2014 and September 30, 2019 was approximately 1.81%; however, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of delinquent mortgage loans) in each of the 85 reviewed transactions (taking into account all reporting periods between October 1, 2014 and September 30, 2019 for each such transaction) in the identified reporting periods was approximately 0.05%.

Asset Review Vote

If Pooled Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Pooled Certificateholders, and to conduct a solicitation of votes of Pooled Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Pooled Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, the Risk Retention Consultation Party and the Pooled Certificateholders (such notice to Pooled Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative

Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Pooled Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Pooled Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Pooled Certificates evidencing at least 5.0% of the Pooled Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)

a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)

any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)     Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession.  In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller.  The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)     Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any

Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report“).  The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Special Servicer, who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller.  If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure.  The applicable Mortgage Loan Seller will be required to provide to the Special Servicer and the Asset Representations Reviewer any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)     Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties.  In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller (or, if applicable, against any related guarantor(s) of the applicable Mortgage Loan Sellers’ cure, repurchase and substitution obligations), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer.  The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer.  If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and

Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●

any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Pooled Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●

any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

●

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

●

the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

●

the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Pooled Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Pooled Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Pooled Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer.  Upon the affirmative vote of the holders of Pooled Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Pooled Certificates of those holders that exercise their right to vote (provided that holders representing the Pooled Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed.  In the event that holders of the required Pooled Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement.  In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer.  No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment.  If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer.  The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.  An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate

Owner of a Pooled Certificate to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

“Enforcing Servicer“ means the Special Servicer.

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request.  However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.  In connection with a Repurchase Request, the “Enforcing Party” will be (i) in the event one or more Requesting Certificateholders or Consultation Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholder(s) and/or Consultation Requesting Certificateholder(s), or (ii) in all other cases, the Enforcing Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan.  If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder.  See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply if the Repurchase Request relates to a Mortgage Loan (but not if it relates to the Trust Subordinate Companion Loan).  Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement (substitution not being permitted for the Trust Subordinate Companion Loan), (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.  The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

As indicated above the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not the Trust Subordinate Companion Loan) and references to “Certificateholders” and “Certificate Owners” in such discussions are to Certificateholders and Certificate Owners of the Pooled Certificates.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request.  If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice“) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder and such Consultation Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date.  The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder or a Consultation Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder or Consultation Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration.  If there is more than one Requesting Certificateholder or Consultation Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders and/or Consultation Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders and/or Consultation Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration).  If, however, no Requesting Certificateholder or Consultation Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Requesting Certificateholder or Consultation Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below.  For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective affiliates (other than any such affiliate that is a Controlling Class Certificateholder provided that the Mortgage Loan(s) that are the subject of the proposed proceeding were not owned or originated by such Controlling Class Certificateholder or any of its affiliates) will not be entitled to be a Requesting Certificateholder or Consultation Requesting Certificateholder.

The Requesting Certificateholders or Consultation Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder or Consultation Requesting Certificateholder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller.  A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements.  The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion.  In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder or Consultation Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard.  All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account.  The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder or Consultation Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder or Consultation Requesting Certificateholder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration.  Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder or Consultation Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party“) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)        with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)        with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)

the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency;

(2)

the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;

(3)

DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(4)

in the case of the replacement of the Special Servicer in respect of the 805 Third Avenue Loan Combination or the Master Servicer, (i) the replacement master servicer or special servicer has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the servicer or special servicer, as applicable, on a transaction level basis of a CMBS transaction with respect to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (ii) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination.

(z)         with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation“ means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination“), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied; and provided further that in connection with the removal and replacement of the Special Servicer with respect to the 805 Third Avenue Loan Combination, at the direction of the 805 Third Avenue Controlling Class Representative as described above under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, so long as the 805 Third Avenue Controlling Class Representative requests (i) removal of the Special Servicer with respect to the 805 Third Avenue Loan Combination and the appointment of BSREF Holdings LLC or an affiliate as successor Special Servicer with respect to the 805 Third Avenue Loan Combination and (ii) Rating Agency Confirmation from Moody’s on or prior to June 30, 2020, the Rating Agency Confirmation from Moody’s will be limited to Moody’s review of BSREF Holding’s LLC’s (or such affiliate’s) written policies and procedures that are in place to ensure compliance with the reporting requirements under Regulation AB that would be applicable to it under the Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class S and Class R Certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and the Trust Subordinate Companion Loan (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan (or Trust Subordinate Companion Loan) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the unpaid principal balance of the Mortgage Loans and the Trust Subordinate Companion Loan remaining in the Issuing Entity (including any such loans that are REO Loans) is less than 1% of the aggregate Cut-off Date Balance of the pool of Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and the Trust Subordinate Companion Loan), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and the Trust Subordinate

Companion Loan), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount“ will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans and the Trust Subordinate Companion Loan (exclusive of any successor REO Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates) for the Mortgage Loans, the Trust Subordinate Companion Loan and each REO Property (or interests in the Mortgage Loans, the Trust Subordinate Companion Loan and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Similarly, the Trust Subordinate Companion Loan REMIC may only be terminated in connection with a voluntary exchange of all the then-outstanding Loan-Specific Certificates, provided that the aggregate of the Certificate Balances of the Class 805A, Class 805B, Class 805C and Class 805D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Loan-Specific Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans.  The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement.  Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity.  However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination.  Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise.  However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

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Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Loan Combination are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Loan Combination is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Loan Combination; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Loan Combination.

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The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.

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The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.

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The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Loan Combination. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Loan Combination or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of the Outside Servicing Agreement for the 650 Madison Avenue Loan Combination, there may be no mortgage loans other than the related Outside Serviced Loan Combination serviced under such Outside Servicing Agreement.

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The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity.  The extent to which any such items collected on any Outside Serviced Loan Combination will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

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With respect to each Outside Serviced Loan Combination, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause (and generally without restrictions similar to the limitations on terminating LNR Partners, LLC as Special Servicer without cause under the Pooling and Servicing Agreement), and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of a Loan Combination with one or more Subordinate Loan Combinations, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Loan Combination.

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With respect to each Outside Serviced Loan Combination, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced.  In addition, in the case of certain Outside Serviced Loan Combinations, if the equivalent of a Consultation Termination Event exists under the related Outside Servicing Agreement, the related Outside Operating Advisor may recommend replacement of the related Outside Special Servicer if the related Outside Special Servicer is not performing its duties under the related Outside Servicing Agreement or the related Outside Special Servicer is otherwise not acting in accordance with the servicing standard thereunder, whereupon a solicitation of votes of the holders of the certificates would also take place.  Notwithstanding the foregoing, in the case of certain Outside Serviced Loan Combinations, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time.  For the avoidance of doubt, the 650 Madison Avenue Trust and Servicing Agreement is not expected to provide for an operating advisor.

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If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Loan Combination that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.

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With respect to each Outside Serviced Loan Combination, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Loan Combination with one or more Subordinate Companion Loans, such approval right may belong to the holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Loan Combination.

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The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Loan Combination without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

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The Mortgaged Property securing each Outside Serviced Loan Combination will be subject to inspection (A) at least once per calendar year with respect to any Mortgage Loan with a stated principal balance of $2,000,000 or more and (b) at least once every other calendar year with respect to any Mortgage Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement, except that with respect to the 650 Madison Avenue Loan Combination, inspections are expected to be required not less frequently than once each year commencing in 2021.

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The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement.

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With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

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With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement.  Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

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With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.

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With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.

●	With respect to the 650 Madison Avenue Loan Combination, (i) there may be no asset representations reviewer under the related Outside Servicing Agreement and (ii) there may be no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Loan Combination, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Loan Combination under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Loan Combination is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan.  Thereafter, such Servicing Shift Loan Combination will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization.  Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown.  There are no Servicing Shift Loan Combinations with respect to the Mortgage Pool.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

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The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

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If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage

Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

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If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

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If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement.  Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

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Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists),  as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately 108.93% of the aggregate principal balance of the Offered Certificates, plus accrued interest from December 1, 2019, before deducting expenses payable by the Depositor.  Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions.  In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses with respect to the Pooled Principal Balance Certificates, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, Realized Losses with respect to the Pooled Principal Balance Certificates and the VRR Interest occur when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Pooled Principal Balance Certificates.  A Realized Loss with respect to the Loan-Specific Certificates occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Loan-Specific Principal Balance Certificates.  Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans).  Any reduction of the Certificate Balance of a Class of Pooled Principal Balance Certificates as a result of the application of applicable Realized Losses may also reduce the Notional Amount of a Class of Pooled Interest-Only Certificates.  Applicable Realized Losses will be allocated to the respective Classes of the Pooled Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans allocated to the Pooled Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding.  In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.  As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Pooled Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.  In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate

Balance of a Class of Principal Balance Certificates.  See “Description of the Certificates—Distributions”.  Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Pooled Principal Balance Certificates will be affected to the extent of any such reimbursement.  See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date.  The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in the Class X-A Certificates and any other Certificates purchased at premium might not fully recoup their initial investment.  See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero).  The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the notional amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions“):

(i)      each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR“), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)      there are no delinquencies or defaults;

(iii)     scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)     no prepayment premiums or yield maintenance charges are collected;

(v)     no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)     no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)    the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)   there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)     distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 2020;

(x)     the Certificates will be issued on December 19, 2019;

(xi)     the Pass-Through Rate with respect to each Class of Pooled Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)    the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates;

(xiii)   all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)   with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)    the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary”;

(xvi)   there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)  with respect to each Mortgage Loan that is part of a Loan Combination that includes one or more Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	88%	88%	88%	88%	88%
December 15, 2021	74%	74%	74%	74%	74%
December 15, 2022	54%	54%	54%	54%	54%
December 15, 2023	27%	27%	27%	27%	27%
December 15, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.96	2.95	2.95	2.94	2.92
First Principal Payment Date	January 2020	January 2020	January 2020	January 2020	January 2020
Last Principal Payment Date	November 2024	October 2024	October 2024	September 2024	August 2024

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.99	4.98	4.97	4.95	4.81
First Principal Payment Date	November 2024	October 2024	October 2024	September 2024	August 2024
Last Principal Payment Date	December 2024	December 2024	December 2024	December 2024	December 2024

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.77	9.66	9.60	9.49
First Principal Payment Date	October 2029	June 2029	June 2029	June 2029	June 2029
Last Principal Payment Date	November 2029	November 2029	September 2029	August 2029	June 2029

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.94	9.92	9.88	9.65
First Principal Payment Date	November 2029	November 2029	September 2029	August 2029	June 2029
Last Principal Payment Date	December 2029	December 2029	December 2029	December 2029	September 2029

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	81%	81%	81%	81%	81%
December 15, 2026	61%	61%	61%	61%	61%
December 15, 2027	40%	40%	40%	40%	40%
December 15, 2028	19%	19%	19%	19%	19%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.53	7.53	7.53	7.53	7.52
First Principal Payment Date	December 2024	December 2024	December 2024	December 2024	December 2024
Last Principal Payment Date	October 2029	October 2029	October 2029	October 2029	September 2029

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.99	9.99	9.99	9.99	9.74
First Principal Payment Date	December 2029	December 2029	December 2029	December 2029	September 2029
Last Principal Payment Date	December 2029	December 2029	December 2029	December 2029	September 2029

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.99	9.99	9.99	9.99	9.74
First Principal Payment Date	December 2029	December 2029	December 2029	December 2029	September 2029
Last Principal Payment Date	December 2029	December 2029	December 2029	December 2029	September 2029

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 15, 2020	100%	100%	100%	100%	100%
December 15, 2021	100%	100%	100%	100%	100%
December 15, 2022	100%	100%	100%	100%	100%
December 15, 2023	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
December 15, 2026	100%	100%	100%	100%	100%
December 15, 2027	100%	100%	100%	100%	100%
December 15, 2028	100%	100%	100%	100%	100%
December 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.99	9.99	9.99	9.99	9.74
First Principal Payment Date	December 2029	December 2029	December 2029	December 2029	September 2029
Last Principal Payment Date	December 2029	December 2029	December 2029	December 2029	September 2029

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE“) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95.00000	3.8997%	3.9026%	3.9049%	3.9071%	3.9188%
96.00000	3.5218%	3.5242%	3.5260%	3.5277%	3.5370%
97.00000	3.1495%	3.1513%	3.1526%	3.1539%	3.1608%
98.00000	2.7826%	2.7837%	2.7846%	2.7855%	2.7900%
99.00000	2.4209%	2.4215%	2.4219%	2.4223%	2.4244%
100.00000	2.0644%	2.0643%	2.0643%	2.0642%	2.0640%
101.00000	1.7128%	1.7121%	1.7116%	1.7112%	1.7087%
102.00000	1.3660%	1.3648%	1.3639%	1.3630%	1.3582%
103.00000	1.0240%	1.0223%	1.0208%	1.0195%	1.0124%
104.00000	0.6867%	0.6843%	0.6825%	0.6807%	0.6714%
105.00000	0.3538%	0.3509%	0.3486%	0.3465%	0.3348%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

98.00000	3.5404%	3.5408%	3.5415%	3.5427%	3.5547%
99.00000	3.3172%	3.3174%	3.3177%	3.3183%	3.3239%
100.00000	3.0966%	3.0966%	3.0966%	3.0965%	3.0957%
101.00000	2.8786%	2.8784%	2.8779%	2.8772%	2.8702%
102.00000	2.6631%	2.6626%	2.6618%	2.6605%	2.6473%
103.00000	2.4500%	2.4492%	2.4481%	2.4462%	2.4268%
104.00000	2.2392%	2.2383%	2.2368%	2.2343%	2.2089%
105.00000	2.0308%	2.0296%	2.0278%	2.0247%	1.9933%
106.00000	1.8247%	1.8233%	1.8211%	1.8174%	1.7801%
107.00000	1.6208%	1.6192%	1.6167%	1.6124%	1.5692%
108.00000	1.4191%	1.4173%	1.4144%	1.4095%	1.3606%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

96.00000	3.3443%	3.3497%	3.3544%	3.3572%	3.3620%
97.00000	3.2221%	3.2261%	3.2296%	3.2316%	3.2352%
98.00000	3.1013%	3.1040%	3.1062%	3.1075%	3.1099%
99.00000	2.9820%	2.9832%	2.9843%	2.9849%	2.9860%
100.00000	2.8640%	2.8639%	2.8638%	2.8637%	2.8635%
101.00000	2.7474%	2.7459%	2.7446%	2.7438%	2.7425%
102.00000	2.6321%	2.6293%	2.6268%	2.6253%	2.6228%
103.00000	2.5181%	2.5139%	2.5103%	2.5082%	2.5045%
104.00000	2.4054%	2.3999%	2.3951%	2.3923%	2.3874%
105.00000	2.2939%	2.2870%	2.2812%	2.2777%	2.2717%
106.00000	2.1836%	2.1755%	2.1685%	2.1644%	2.1572%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

98.00000	3.3472%	3.3473%	3.3477%	3.3485%	3.3532%
99.00000	3.2268%	3.2269%	3.2270%	3.2274%	3.2296%
100.00000	3.1078%	3.1078%	3.1078%	3.1077%	3.1075%
101.00000	2.9902%	2.9901%	2.9899%	2.9895%	2.9867%
102.00000	2.8739%	2.8738%	2.8734%	2.8725%	2.8673%
103.00000	2.7590%	2.7588%	2.7582%	2.7569%	2.7493%
104.00000	2.6453%	2.6450%	2.6443%	2.6425%	2.6326%
105.00000	2.5329%	2.5325%	2.5316%	2.5294%	2.5172%
106.00000	2.4217%	2.4212%	2.4201%	2.4176%	2.4030%
107.00000	2.3117%	2.3112%	2.3099%	2.3070%	2.2901%
108.00000	2.2028%	2.2023%	2.2009%	2.1975%	2.1784%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

98.00000	3.3492%	3.3492%	3.3492%	3.3492%	3.3492%
99.00000	3.1954%	3.1954%	3.1954%	3.1954%	3.1954%
100.00000	3.0435%	3.0435%	3.0435%	3.0435%	3.0435%
101.00000	2.8933%	2.8933%	2.8933%	2.8933%	2.8933%
102.00000	2.7449%	2.7449%	2.7449%	2.7449%	2.7448%
103.00000	2.5982%	2.5982%	2.5982%	2.5982%	2.5981%
104.00000	2.4531%	2.4531%	2.4531%	2.4531%	2.4530%
105.00000	2.3097%	2.3097%	2.3097%	2.3097%	2.3096%
106.00000	2.1679%	2.1679%	2.1679%	2.1679%	2.1678%
107.00000	2.0277%	2.0277%	2.0277%	2.0277%	2.0275%
108.00000	1.8890%	1.8890%	1.8890%	1.8890%	1.8888%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

6.37500	6.1510%	6.1096%	6.0589%	5.9877%	5.6017%
6.50000	5.6920%	5.6501%	5.5988%	5.5266%	5.1357%
6.62500	5.2464%	5.2039%	5.1519%	5.0788%	4.6830%
6.75000	4.8133%	4.7703%	4.7177%	4.6437%	4.2431%
6.87500	4.3922%	4.3487%	4.2954%	4.2206%	3.8154%
7.00000	3.9826%	3.9385%	3.8846%	3.8089%	3.3991%
7.12500	3.5837%	3.5392%	3.4847%	3.4081%	2.9939%
7.25000	3.1953%	3.1503%	3.0952%	3.0177%	2.5991%
7.37500	2.8167%	2.7712%	2.7155%	2.6372%	2.2144%
7.50000	2.4475%	2.4016%	2.3453%	2.2662%	1.8391%
7.62500	2.0874%	2.0410%	1.9842%	1.9043%	1.4731%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

98.00000	3.6659%	3.6659%	3.6659%	3.6659%	3.6708%
99.00000	3.5440%	3.5440%	3.5440%	3.5440%	3.5462%
100.00000	3.4235%	3.4235%	3.4235%	3.4235%	3.4231%
101.00000	3.3044%	3.3044%	3.3044%	3.3044%	3.3014%
102.00000	3.1866%	3.1866%	3.1866%	3.1866%	3.1812%
103.00000	3.0702%	3.0702%	3.0702%	3.0702%	3.0623%
104.00000	2.9551%	2.9551%	2.9551%	2.9551%	2.9447%
105.00000	2.8413%	2.8413%	2.8413%	2.8413%	2.8284%
106.00000	2.7288%	2.7288%	2.7288%	2.7288%	2.7134%
107.00000	2.6174%	2.6174%	2.6174%	2.6174%	2.5997%
108.00000	2.5073%	2.5073%	2.5073%	2.5073%	2.4872%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

98.00000	3.9234%	3.9234%	3.9234%	3.9234%	3.9283%
99.00000	3.7999%	3.7999%	3.7999%	3.7999%	3.8021%
100.00000	3.6778%	3.6778%	3.6778%	3.6778%	3.6774%
101.00000	3.5572%	3.5572%	3.5572%	3.5572%	3.5542%
102.00000	3.4379%	3.4379%	3.4379%	3.4379%	3.4324%
103.00000	3.3200%	3.3200%	3.3200%	3.3200%	3.3121%
104.00000	3.2035%	3.2035%	3.2035%	3.2035%	3.1930%
105.00000	3.0883%	3.0883%	3.0883%	3.0883%	3.0753%
106.00000	2.9743%	2.9743%	2.9743%	2.9743%	2.9589%
107.00000	2.8616%	2.8616%	2.8616%	2.8616%	2.8438%
108.00000	2.7501%	2.7501%	2.7501%	2.7501%	2.7300%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

97.00000	4.3864%	4.3864%	4.3864%	4.3864%	4.3943%
98.00000	4.2592%	4.2592%	4.2592%	4.2592%	4.2645%
99.00000	4.1335%	4.1335%	4.1336%	4.1336%	4.1362%
100.00000	4.0094%	4.0094%	4.0094%	4.0094%	4.0094%
101.00000	3.8867%	3.8867%	3.8867%	3.8867%	3.8842%
102.00000	3.7654%	3.7654%	3.7654%	3.7655%	3.7604%
103.00000	3.6456%	3.6456%	3.6456%	3.6456%	3.6380%
104.00000	3.5271%	3.5271%	3.5271%	3.5271%	3.5171%
105.00000	3.4099%	3.4099%	3.4100%	3.4100%	3.3975%
106.00000	3.2941%	3.2941%	3.2941%	3.2942%	3.2792%
107.00000	3.1796%	3.1796%	3.1796%	3.1796%	3.1622%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Three (3) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Trust Subordinate Companion Loan REMIC“, the “Lower-Tier REMIC“ and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”).  The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the related “Trust Subordinate Companion Loan Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC.  The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Trust Subordinate Companion Loan Regular Interests and the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class 805A, Class 805B, Class 805C, Class 805D and Class 805H Certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Trust Subordinate Companion Loan Regular Interests will qualify as a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (d) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (e) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code.  However, qualification as a REMIC requires ongoing compliance with certain conditions.  See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of collections of Excess Interest (and the related amounts in the Excess Interest Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class S Certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code.  Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets.  Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction.  The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met.  Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day.  Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans and the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  The Trust REMICs will not hold any qualified reserve assets.  Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur.  Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS“).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements.  All of the interests in a REMIC must be either of the following:  (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages.  The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls.  A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest.  Accordingly, each of the Trust Subordinate Companion Loan Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter.  In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith.  No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Certificates qualify for such treatment.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans and the Trust Subordinate Companion Loan, or whether these assets otherwise would receive the same treatment as the Mortgage Loans and the Trust Subordinate Companion Loan for purposes of the above-referenced sections of the Code.  Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans and the Trust Subordinate Companion Loan are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment.  Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  In addition, Mortgage Loans that have been defeased (and the Trust Subordinate Companion Loan, if defeased) with government securities will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC.  The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest.  Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Under legislation enacted on December 22, 2017, taxpayers that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements.  The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described under this section. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including among other things, income subject to original issue discount timing rules. Prospective investors are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act.  Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests.  To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”.  The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date.  The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests.  The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest.  However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest.  Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently.  The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest.  For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest.  The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset.  Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method.  See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition.  With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans and the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption.  The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.  For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans and the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount“ is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase.  Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution.  Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period.  Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.   Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year.  Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase.  For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest.  It appears that de minimis market discount would be reported pro rata as principal payments are received.  Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules.  Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method.  See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method“ below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made.  Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item.  Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible.  Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.  The following discussion may not apply to holders of interest-only Regular Interests.  Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero).  Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired.  The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class.  Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments.  Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses.  Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed among the holders of the respective Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument.  The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest.  The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests.  However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year).  Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest.  In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate.  Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.  Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day.  Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.  It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act“) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures.  Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.  These new audit rules are effective for taxable years beginning with 2018 and apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income.  It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.  Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person.  The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN,

W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law.  An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A “non-qualified intermediary“ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person.  In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person“ means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).  The term “Non-U.S. Tax Person“ means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.  Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000.  Significant penalties can apply if a holder fails to disclose its specified foreign financial assets.  Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership.  The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee.  All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC.  Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.”  Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates.  There are significant penalties for failure to comply with these disclosure requirements.  Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates.  No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan.  For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code.  For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  See “—Plan Asset Regulations” below.  However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”).  For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets.  However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan.  The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code.  For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some Certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage pass-through Certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool Certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”).  Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through Certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption.  The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●

second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.

the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date.  In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date.  We believe that the fourth general condition will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities:  the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.

Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	Certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●

Certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●

the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the

Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●

the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that:  (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●

the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,

●	having a specified relationship to this person, or

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code.  However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, Certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates.  Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change.  If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate).  If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

 Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent:  (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity.  The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.  The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013).  Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain.  Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York.  Seventeen (17) of the Mortgaged Properties (27.2%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Florida.  Seven (7) of the Mortgaged Properties (13.6%) are located in Florida.

Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale.  Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered.  However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for 2 consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period.  Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases.  Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents.  Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency.  Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale.  In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  Frequently, the lender employs a third-party management company to manage and operate the property.  The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules.  Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans.  Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan.  However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants.  Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●

reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●

reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●

permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases.  In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property.  Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●

the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●

the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor.  In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease.  Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease.  The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown.  Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate.  The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment.  In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code.  Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease.  On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee.  The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals).  The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”.  If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage.  A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances.  For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition.  As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool.  At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA.  Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws.  A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan.  However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

The Pooling and Servicing Agreement provides that if any Mortgage Loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the Mortgage Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the Mortgage Loan is included in the Issuing Entity, the Master Servicer or Special Servicer, on behalf of the Trustee, will be required to take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due on sale clause contained in the related Mortgage Loan, in each case subject to any consent rights of the Special Servicer (in the case of an action by the Master Servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●

acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●

if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.  Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits.  See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”.  If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge.  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Certificates, and would not be covered by advances or any form of credit support provided in connection with the Certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the Master Servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master

Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates.  In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America.  The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●

its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”).  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through Certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the Certificates in question on each distribution date and, except in the case of interest-only Certificates, the ultimate payment in full of the certificate balance of each Class of Certificates in question on a date that is not later than the rated final distribution date with respect to such Class of Certificates.  A rating takes into consideration, among other things, the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates in question, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Certificates in question.  A securities rating on mortgage pass-through Certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those Certificates is fair;

●	whether those Certificates are a suitable investment for any particular investor;

●	the tax attributes of those Certificates or of the trust;

●	the yield to maturity or, if they have principal balances, the average life of those Certificates;

●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying Mortgage Loans;

●	the degree to which the amount or frequency of prepayments on the underlying Mortgage Loans might differ from those originally anticipated;

●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

●	whether or to what extent the interest payable on those Certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying Mortgage Loans;

●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

●

if those Certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those Certificates.

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through Certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such Certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and/or Class A-S Certificates.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any

NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates.  Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.  Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained.  See the definition of “Rating Agency Confirmation” in this prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding.  The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below.

Class	Citigroup Global Markets Inc.	Academy Securities, Inc	Bancroft Capital, LLC	Drexel Hamilton, LLC	Siebert Williams Shank & Co., LLC

Class A-1	$24,868,162	$0	$0	$0	$0
Class A-2	$44,674,590	$0	$0	$0	$0
Class A-3	$88,310,236	$0	$0	$0	$0
Class A-4	$591,802,214	$0	$0	$0	$0
Class A-AB	$47,747,786	$0	$0	$0	$0
Class X-A	$870,023,092	$0	$0	$0	$0
Class A-S	$72,620,104	$0	$0	$0	$0
Class B	$52,685,887	$0	$0	$0	$0
Class C	$55,533,632	$0	$0	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,959,379.42.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased.  In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.  The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of Offered Certificates will be approximately 108.93% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2019, before deducting expenses payable by the Depositor.  The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.  In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.  The Offered Certificates are a new issue of securities with no established trading market.  Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.  Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  See “Risk Factors—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor, (ii) Citibank (the Certificate Administrator and Custodian), and (iii) CREFI (a Sponsor, an originator and the current holder (or an affiliate of the current holder) of the 490-504 Myrtle Avenue Pari Passu Companion Loan, one or more of the 650 Madison Avenue Pari Passu Companion Loans, one or more of the 805 Third Avenue Pari Passu Companion Loans, the 405 E 4th Avenue Pari Passu Companion Loan, one or more of the Harvey Building Products Pari Passu Companions, one or more of the Giant Anchored Portfolio Pari Passu Companion Loans and the Austin Landing Mixed Use Pari Passu Companion Loan.  See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and the sole lead manager and bookrunner for this offering.  That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans.  See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, Citigroup Global Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 388 Greenwich Street, 6th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-228597) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information.  Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.  Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Index of Certain Defined Terms

17g-5 Information Provider	324
1986 Act	460
2015 Budget Act	467
30/360 Basis	304
650 Madison Avenue A Notes	226
650 Madison Avenue Co-Lender Agreement	226
650 Madison Avenue Control Appraisal Period	230
650 Madison Avenue Controlling Noteholder	229
650 Madison Avenue Major Decision	230
650 Madison Avenue Non-Controlling Noteholder	230
650 Madison Avenue Pari Passu Companion Loans	226
650 Madison Avenue Subordinate Companion Loans	226
650 Madison Avenue Trust and Servicing Agreement	226
805 Third Avenue A Notes	231
805 Third Avenue Available Funds	298
805 Third Avenue Co-Lender Agreement	231
805 Third Avenue Control Appraisal Period	234
805 Third Avenue Control Eligible Certificates	412
805 Third Avenue Controlling Class	411
805 Third Avenue Controlling Class Certificateholder	411
805 Third Avenue Controlling Class Representative	411
805 Third Avenue Controlling Noteholder	233
805 Third Avenue Non-Controlling Noteholder	234
805 Third Avenue Non-Lead Noteholder	234
805 Third Avenue Operating Advisor Consultation Trigger Event	419
805 Third Avenue Pari Passu Companion Loans	231
805 Third Avenue Retaining Third Party Purchaser	4, 292, 423
805 Third Avenue Trust Subordinate Companion Loan	231
AB Loan Combination	157
AB Modified Loan	381
Accelerated Mezzanine Loan	412
Acceptable Insurance Default	347
Actual/360 Basis	203
Administrative Fee Rate	368
ADR	160
Advance Rate	353
Advances	352
Affirmative Asset Review Vote	426
Allocated Cut-off Date Loan Amount	160
Ancillary Fees	363
Annual Debt Service	160
Anticipated Repayment Date	203
Appraisal Reduction Amount	379
Appraisal Reduction Event	378
Appraised Value	160
Appraised-Out Class	382
Appraiser	380
Approved Exchange	14
Approximate Initial Credit Support	3
ARD	161
ARD Loan	203
Assessment of Compliance	384
Asset Representations Reviewer	286
Asset Representations Reviewer Asset Review Fee	368
Asset Representations Reviewer Ongoing Fee	368
Asset Representations Reviewer Ongoing Fee Rate	368
Asset Representations Reviewer Termination Event	431
Asset Representations Reviewer Upfront Fee	368
Asset Review	428
Asset Review Notice	427
Asset Review Quorum	427
Asset Review Report	429
Asset Review Report Summary	429
Asset Review Standard	428
Asset Review Trigger	426
Asset Review Vote Election	426
Assumed Final Distribution Date	311
Assumption Fees	363
Attestation Report	384
Austin Landing Mixed-Use A Notes	235
Austin Landing Mixed-Use Co-Lender Agreement	235, 236
Austin Landing Mixed-Use Control Appraisal Period	241
Austin Landing Mixed-Use Controlling Noteholder	239
Austin Landing Mixed-Use Non-Controlling Noteholder	240
Austin Landing Mixed-Use Pari Passu Companion Loan	235
Austin Landing Mixed-Use Subordinate Companion Loan	235
Austin Landing Mixed-Use Threshold Event Collateral	241
Available Funds	297
Balloon Balance	161
Balloon Mortgage Loans	203
Bankruptcy Code	72
Base Interest Fraction	310
BCBS	69

BCREI	220
BEA	183
Benchmark 2019-B15 Pooling and Servicing Agreement	235
Benchmark 2019-B15 Servicer	235
Benchmark 2019-B15 Special Servicer	235
Benchmark 2019-B15 Trustee	235
BMO	220
Board of Managers	186
Borrower Delayed Reimbursements	362
Borrower Party	412
B-Piece Buyers	143
Burlington	194
CBE	454
CDI 202.01	70
CEA	183
Certificate Administrator	275
Certificate Balance	295
Certificate Owner	319
Certificate Summary	10
Certificateholder	318
Certificateholder Quorum	393
Certificateholder Repurchase Request	432
Certificates	294
Certifying Certificateholder	328
CGMRC	244
Citibank	275
Class	294
Class A-AB Scheduled Principal Balance	300
Class X Certificates	294
Class X Strip Rate	304
Clearstream	325
Clearstream Participants	327
Closing Date	158, 294
CMBS	68
Code	458
Co-Lender Agreement	221
Collateral Deficiency Amount	381
Collection Account	356
Collection Period	299
Collective Investment Scheme	11
Communication Request	328
Companion Loan	157
Companion Loan Holder	340
Companion Loan Rating Agency	390
Companion Note	218
Compensating Interest Payment	312
Condominium	177
Condominium Conversion	177
Condominium Documents	177
Condominium Unit	177
Consent Fees	362
Consultation Election Notice	434
Consultation Requesting Certificateholder	434
Consultation Termination Event	412
Consulting Party	415
Control Appraisal Period	412
Control Eligible Certificates	411
Control Shift Note	221
Control Termination Event	412
Controlling Class	411
Controlling Class Certificateholder	411
Controlling Class Representative	410
Controlling Companion Loan	342
Controlling Note	219
Controlling Note Holder	219
Controlling Pari Passu Companion Loan	342
Controlling Pari Passu Companion Loan Securitization Date	342
Corrected Loan	347
Corresponding Pooled Principal Balance Certificates	4, 296
CPR	449
Credit Risk Retention	291
Credit Risk Retention Rules	292
CREFC®	316
CREFC® Intellectual Property Royalty License Fee	368
CREFC® Intellectual Property Royalty License Fee Rate	368
CREFC® Reports	315
CREFI	158, 220, 244
CREFI Data File	245
CREFI Mortgage Loans	158
CREFI Securitization Database	245
Crossed Group	161
Cross-Over Date	303
CRR	69
CSC	188
Cumulative Appraisal Reduction Amount	381
Cure/Contest Period	429
Custodian	275, 407
Cut-off Date	157
Cut-off Date Balance	157
Cut-off Date DSCR	162
Cut-off Date Loan-to-Value Ratio	161
Cut-off Date LTV Ratio	161
DBRS	389
DDCC	183
Debt Service Coverage Ratio	162
Debt Yield on Underwritten NCF	162
Debt Yield on Underwritten Net Cash Flow	162
Debt Yield on Underwritten Net Operating Income	162
Debt Yield on Underwritten NOI	162
Defaulted Mortgage Loan	366
Defeasance Deposit	208
Defeasance Loans	208
Defeasance Lock Out Period	208
Defeasance Option	208
Defective Mortgage Loan	338
Definitive Certificate	325
Delegated Directive	13
Delinquent Loan	426
Depositaries	326
Depositor	158, 272
Determination Date	296
Dick’s	194

Diligence File	332
Directing Holder	409
Disclosable Special Servicer Fees	366
Dispute Resolution Consultation	435
Dispute Resolution Cut-off Date	434
Disputed Common Charges	186
Distribution Account	356
Distribution Date	296
Document Defect	332
Dodd-Frank Act	69
DSCR	162
DTC	325
DTC Participants	326
DTC Rules	327
Due Date	203, 299
Due Diligence Questionnaire	245
Due Period	299
EDGAR	503
EEA	12
Eligible Asset Representations Reviewer	430
Eligible Operating Advisor	422
Enforcing Party	433
Enforcing Servicer	433
Environmental Condition	493
ERISA	470
ESA	179
EU Risk Retention and Due Diligence Requirements	68
Euroclear	325
Euroclear Operator	327
Euroclear Participants	327
Excess Interest	113, 204
Excess Interest Distribution Account	357
Excess Liquidation Proceeds Reserve Account	357
Excess Modification Fees	362
Excess Penalty Charges	363
Excess Prepayment Interest Shortfall	313
Excess TIF Revenues	202
Exchange Act	243
Excluded Controlling Class Holder	143, 322
Excluded Controlling Class Mortgage Loan	143, 412
Excluded Information	143, 322
Excluded Mortgage Loan	412
Excluded Mortgage Loan Special Servicer	394
Excluded Special Servicer	138
Excluded Special Servicer Information	322
Excluded Special Servicer Mortgage Loan	394
Exemption Rating Agency	473
FATCA	468
FDIC	128
FETL	15
FIEL	15
Final Asset Status Report	417
Final Dispute Resolution Election Notice	435
Financial Promotion Order	11
Fitch	389
Form 8-K	243
FPO Persons	11
FSCMA	15
FSMA	11
Future Outside Servicing Agreement	342
GAAP	291
GEPD	182
Giant Anchored Portfolio Preferred Equity Holder	217
Grantor Trust	458
GSB	220
Hard Lockbox	162
High Net Worth Companies, Unincorporated Associations, Etc.	11, 12
Holdco Organizational Agreement	217
Horizontal MOA	291
HRR Interest	3, 291
HSTP Act	92
Impermissible Risk Retention Affiliate	385
Impermissible TPP Affiliate	385
Indirect Participants	326
Initial Pool Balance	157
Initial Rate	203
Initial Requesting Certificateholder	432
In-Place Cash Management	163
Institutional Investor	14
Institutional Investors	68
Interest Accrual Amount	305
Interest Accrual Period	305
Interest Distribution Amount	305
Interest Only Mortgage Loans	203
Interest Reserve Account	357
Interest Shortfall	305
Interested Person	405
Interest-Only Certificates	294
Investment Company Act	1
Investor Certification	318
IRS	459
Issuing Entity	157
Japanese Retention Requirement	16
JFSA	15
JRR Rule	16
KCKCC	169
Ladder Capital Group	257
Ladder Capital Review Team	264
Ladder Holdings	257
Ladder Qualification Criteria	265
Largest Tenant	163
Largest Tenant Lease Expiration	163
LCF	158, 220, 257
LCF Data Tape	264
LCF Mortgage Loans	158, 257
Lead Securitization Note	235
Lender Liability Act	494
Lennar	251
LFH	185
Liquidation Fee	365
Liquidation Fee Rate	365
Liquidation Proceeds	365
LL 11 Report	199
LL 11 Work	199

LNR Partners	281
Loan Combination	157
Loan Combination Custodial Account	356
Loan Per Unit	163
Loan-Specific Certificateholder	319
Loan-Specific Certificates	4, 295
Loan-Specific Controlling Class	412
Loan-Specific Controlling Class Certificateholder	412
Loan-Specific Controlling Class Representative	412
Loan-Specific HRR Certificates	4
Loan-Specific Principal Balance Certificates	4, 295
Loss of Value Payment	336
Loss of Value Reserve Fund	357
Lower-Tier Regular Interests	458
Lower-Tier REMIC	458
Lower-Tier REMIC Distribution Account	356
LTV Ratio at Maturity/ARD	163
LUST	180
MAI	378
Major Decision	407
Major Decision Reporting Package	409
Managing Member	217
MAS	14
Master Servicer	277
Master Servicer Remittance Date	351
Material Breach	335
Material Defect	335
Material Document Defect	332
Maturity Date/ARD Loan-to-Value Ratio	163
Maturity Date/ARD LTV Ratio	163
MH Owner	172
MIFID II	12
MOA	292
Modeling Assumptions	449
Modification Fees	363
Monthly Payment	299
Morningstar	286, 422
Mortgage	157
Mortgage File	330
Mortgage Loan Purchase Agreement	330
Mortgage Loan Schedule	344
Mortgage Loan Sellers	158
Mortgage Loans	157
Mortgage Note	157
Mortgage Pool	157
Mortgage Rate	305
Mortgaged Property	157
Most Recent NOI	164
Net Cash Flow	165
Net Mortgage Pass-Through Rate	304
Net Mortgage Rate	304
NFIP	125
NI 33-105	16
Non-Controlling Note	219
Non-Controlling Note Holders	219
Non-Offered Certificates	294
Non-Offered Pooled Certificates	295
Nonrecoverable Advance	353
Non-Reduced Certificates	319
Non-U.S. Tax Person	468
Notional Amount	296
NRSRO	317, 478
NRSRO Certification	319
Occupancy	164
Occupancy Date	164
Offer	13
Offered Certificates	294
OID Regulations	461
OLA	128
Operating Advisor	286
Operating Advisor Annual Report	420
Operating Advisor Consulting Fee	367
Operating Advisor Fee	367
Operating Advisor Fee Rate	367
Operating Advisor Standard	416
Operating Advisor Termination Event	421
Original Balance	164
Other Crossed Loans	338
Outparcel Release Price	210
Outside Certificate Administrator	342
Outside Controlling Class Representative	342
Outside Controlling Note Holder	341, 409
Outside Custodian	342
Outside Depositor	342
Outside Operating Advisor	342
Outside Securitization	342
Outside Serviced Companion Loan	341
Outside Serviced Loan Combination	341
Outside Serviced Mortgage Loan	342
Outside Serviced Pari Passu Companion Loan	341
Outside Serviced Pari Passu Loan Combination	341
Outside Serviced Pari Passu-AB Loan Combination	341
Outside Serviced Subordinate Companion Loan	342
Outside Servicer	342
Outside Servicer Fee Rate	373
Outside Servicing Agreement	342
Outside Special Servicer	342
Outside Trustee	342
P&I	278
P&I Advance	351
PACE	113
Pads	166
Pari Passu Companion Loan	157
Pari Passu Indemnified Items	388
Pari Passu Indemnified Parties	388
Pari Passu Loan Combination	157
Pari Passu-AB Loan Combination	157
Participants	325
Party in Interest	470
Pass-Through Rate	303
PCE	184
PCIS Persons	12

PCO	200
PCR	251
Peaceable	217
Penalty Charges	363
Pentalpha Surveillance	286
Percentage Interest	296
Permitted Investments	296
Permitted Special Servicer/Affiliate Fees	367
PILOT	119
PIPs	118, 187
Plan Asset Regulations	471
PML	262
Pooled Available Funds	297
Pooled Certificateholder	319
Pooled Certificates	3, 294
Pooled Class X Certificates	4, 295
Pooled Interest-Only Certificates	295
Pooled Principal Balance Certificates	3, 295
Pooled Regular Certificates	295
Pooled Voting Rights	325
Pooling and Servicing Agreement	340
Pooling and Servicing Agreement Party Repurchase Request	433
Port Authority	202
PPA	278
PPCAP	182
PRC	13
Preliminary Asset Review Report	429
Preliminary Dispute Resolution Election Notice	434
Prepayment Assumption	462
Prepayment Interest Excess	312
Prepayment Interest Shortfall	312
Prepayment Penalty Description	164
Prepayment Provision	164
PRIIPS Regulation	12
Prime Rate	353
Principal Balance Certificates	4, 294
Principal Distribution Amount	305
Principal Shortfall	306
Privileged Information	418
Privileged Information Exception	418
Privileged Person	317
Professional Investors	14
Prohibited Prepayment	312
Promotion of Collective Investment Schemes Exemptions Order	12
Property Advances	352
Proposed Course of Action Notice	434
Prospectus	14
Prospectus Regulation	12
PTE	473
Qualification Criteria	257
Qualified Mortgage	332
Qualified Substitute Mortgage Loan	337
Qualifying CRE Loan Percentage	292
Rated Final Distribution Date	311
Rating Agencies	499
Rating Agency	499
Rating Agency Confirmation	438
Rating Agency Declination	438
RCRA	494
Realized Loss	314
REC	179
Recognized Collective Investment Scheme	11
Record Date	296
Registration Statement	503
Regular Certificates	294
Regular Interestholder	461
Regular Interests	458
Regulation AB	384
REIT LLLP	257
Related Group	164
Release Date	208
Relevant Persons	12
REMIC	458
REMIC LTV Test	153
REMIC Regulations	458
REO Account	357
REO Companion Loan	307
REO Loan	307
REO Mortgage Loan	307
REO Property	294
Repurchase Price	335
Repurchase Request	433
Requesting Certificateholder	434
Requesting Holders	382
Requesting Investor	328
Requesting Party	437
Required Credit Risk Retention Percentage	292
Requirements	498
Residual Certificates	294
Resolution Failure	433
Resolved	434
Restricted Group	474
Restricted Party	418
Restricted Release Properties	211
Retail Investor	13
Retaining Parties	292
Retaining Sponsor	291
Review Materials	427
Revised Rate	203
RevPAR	164
Rialto	158, 251
Rialto Data Tape	256
Rialto Mortgage Loans	158, 252
Rialto Review Team	255
Risk Factors	10
Risk Retention Affiliate	385
Risk Retention Affiliated	385
Risk Retention Consultation Party	424
Road Dispute	185
ROFO	198
ROFR	198
Rooms	166
Rule 17g-5	319, 400
S&P	278
Scheduled Principal Distribution Amount	306

SEC	243
Securities Act	384
Securitization Accounts	294
Securitization Regulation	69
SEL	262
Senior Pooled Certificates	294
Sequential Pay Event	236
Serviced AB Loan Combination	340
Serviced Companion Loan	340
Serviced Companion Loan Holder	340
Serviced Companion Loan Securities	138, 390
Serviced Loan Combination	340
Serviced Loans	340
Serviced Mortgage Loans	340
Serviced Outside Controlled Companion Loan	341
Serviced Outside Controlled Loan Combination	341
Serviced Outside Controlled Mortgage Loan	341
Serviced Pari Passu Companion Loan	340
Serviced Pari Passu Companion Loan Holder	340
Serviced Pari Passu Loan Combination	340
Serviced Subordinate Companion Loan	340
Serviced Subordinate Companion Loan Holder	340
Servicer Termination Events	388
Servicing Fee	361
Servicing Fee Rate	361
Servicing Function Participant	384
Servicing Shift Companion Loan	342
Servicing Shift Loan Combination	342
Servicing Shift Mortgage Loan	342
Servicing Standard	345
Servicing Transfer Event	346
SFA	14
SFO	14
Similar Law	476
SMC	155, 158, 266
SMC Data Tape	267
SMC Mortgage Loans	158, 266
SMCEHD	181
SMF II	220
SMMEA	477
Soft Lockbox	164
Soft Springing Lockbox	165
Special Servicer Decision	349
Special Servicing Fee	363
Special Servicing Fee Rate	364
Specially Serviced Loan	346
Split Mortgage Loan	157
Sponsors	158, 244
Springing Cash Management	165
Springing Lockbox	165
SRP	183
Startup Day	459
Starwood	266
Starwood Review Team	267
Stated Principal Balance	306
Streit Act	276
Structured Product	14
STWD	281
Subordinate Companion Loan	157
Subordinate Loan	218
Subordinate Pooled Certificates	294
Sub-Servicing Agreement	351
Summary of Terms	10
TCO	200
Termination Purchase Amount	440
Terms and Conditions	328
Tests	428
Third Party Report	160
TIA	70, 276
TIF	165, 202
TIF Bonds	202
Title V	497
Trailing 12 NOI	164
TRIPRA	126
TRS LLLP	257
Trust REMICs	458
Trust Subordinate Companion Loan	4, 158
Trust Subordinate Companion Loan Regular Interests	458
Trust Subordinate Companion Loan REMIC	458
Trust Subordinate Companion Loan REMIC Distribution Account	356
Trustee	274
Trustee/Certificate Administrator Fee	367
Trustee/Certificate Administrator Fee Rate	367
U.S. Tax Person	468
Underwriter Entities	134
Underwriter Exemption	473
Underwriting Agreement	501
Underwritten EGI	166
Underwritten Expenses	165
Underwritten NCF	165
Underwritten NCF DSCR	162
Underwritten Net Cash Flow	165
Underwritten Net Operating Income	165
Underwritten NOI	165
Underwritten Revenues	166
Units	166
Unscheduled Principal Distribution Amount	306
Unsolicited Information	428
UPB	278
Updated Appraisal	401
Upper-Tier REMIC	458
Upper-Tier REMIC Distribution Account	356
US EPA	183
UST	180, 182
USTs	181
UW NCF DSCR	162
Vertical MOA	155, 291
Volcker Rule	70
Voting Rights	324
VRR Interest	3, 291
WAC Rate	304

Weighted Average Mortgage Rate	166
Wells Fargo	220, 277
Withheld Amounts	357
Workout Fee	364
Workout Fee Rate	364
Workout-Delayed Reimbursement Amount	355
WTNA	274
YM Group A	310
YM Group B	310
YM Group C	310
YM Group DE	310
YM Groups	310

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

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CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	NAP	NAP					Multifamily	Mid Rise
1.01	Property				504 Myrtle Avenue			504 Myrtle Avenue	Brooklyn	New York	11205	Multifamily	Mid Rise	2017
1.02	Property				490 Myrtle Avenue			490 Myrtle Avenue	Brooklyn	New York	11205	Multifamily	Mid Rise	2015
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	NAP	NAP	650 Madison Avenue	New York	New York	10022	Mixed Use	Office/Retail	1957, 1987
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	NAP	NAP	805 Third Avenue	New York	New York	10022	Office	CBD	1982
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	Group 1	NAP					Multifamily	Mid Rise
4.01	Property				199-203 E 4th St			199-203 East 4th Street	New York	New York	10009	Multifamily	Mid Rise	1900
4.02	Property				118-120 E 4th St			118-120 East 4th Street	New York	New York	10003	Multifamily	Mid Rise	1900
4.03	Property				315 E 10th St			315 East 10th Street	New York	New York	10009	Multifamily	Mid Rise	1920
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	NAP	NAP	405 East 4th Avenue	San Mateo	California	94401	Mixed Use	Office/Multifamily	2019
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	NAP	NAP	13200 Paul J Doherty Parkway	Fort Myers	Florida	33913	Office	Suburban	2018, 2019
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	NAP	NAP					Various	Various
7.01	Property				Londonderry / Manufacturing			30 Jack’s Bridge Road	Londonderry	New Hampshire	03053	Industrial	Manufacturing	2007
7.02	Property				Dartmouth / Manufacturing			7 Ledgewood Boulevard	North Dartmouth	Massachusetts	02747	Industrial	Manufacturing	1999
7.03	Property				Waltham Corporate			1400 Main Street	Waltham	Massachusetts	02451	Office	Suburban	2000
7.04	Property				Woburn			27-33 Commonwealth Avenue	Woburn	Massachusetts	01801	Industrial	Warehouse/Distribution	1989
7.05	Property				Nashua			90 Northeastern Boulevard	Nashua	New Hampshire	03062	Industrial	Warehouse/Distribution	2006
7.06	Property				Woburn CPD			35 Commonwealth Avenue	Woburn	Massachusetts	01801	Industrial	Warehouse/Distribution	1989
7.07	Property				(West) Bridgewater			10 Turnpike Street	West Bridgewater	Massachusetts	02379	Industrial	Warehouse	2005
7.08	Property				Manchester, NH			344 East Industrial Park Drive	Manchester	New Hampshire	03109	Industrial	Warehouse/Distribution	2003
7.09	Property				Norwalk 256			256-258 Martin Luther King Drive	Norwalk	Connecticut	06854	Industrial	Warehouse/Distribution	1972
7.10	Property				New London			1096 Hartford Turnpike	Waterford	Connecticut	06385	Industrial	Warehouse/Distribution	2008
7.11	Property				East Haven			221 Commerce Street	East Haven	Connecticut	06512	Industrial	Warehouse/Distribution	2005
7.12	Property				Lincoln			21 Wellington Road	Lincoln	Rhode Island	02865	Industrial	Warehouse/Distribution	2003
7.13	Property				Bethlehem			2000 City Line Road	Bethlehem	Pennsylvania	18017	Industrial	Warehouse/Distribution	1973
7.14	Property				Salem			4 Raymond Avenue	Salem	New Hampshire	03079	Industrial	Warehouse/Distribution	2001
7.15	Property				Norwalk 260			260 Martin Luther King Drive	Norwalk	Connecticut	06854	Industrial	Warehouse/Distribution	1974
7.16	Property				Berlin			272 Woodlawn Road	Berlin	Connecticut	06037	Industrial	Warehouse/Distribution	1994
7.17	Property				Dartmouth			965 Reed Road	Dartmouth	Massachusetts	02747	Industrial	Warehouse	1974
7.18	Property				Manchester, CT			730 Parker Street	Manchester	Connecticut	06042	Industrial	Warehouse/Distribution	1996
7.19	Property				Portland			401 Riverside Street	Portland	Maine	04103	Industrial	Warehouse/Distribution	1976
7.20	Property				Braintree			320 Wood Road	Braintree	Massachusetts	02184	Industrial	Warehouse/Distribution	1986
7.21	Property				Warwick			45 Lori Ann Way	Warwick	Rhode Island	02886	Industrial	Warehouse/Distribution	1997
7.22	Property				Fitchburg			133 Benson Street	Fitchburg	Massachusetts	01420	Industrial	Warehouse	1983
7.23	Property				Auburn			300 Washington Street	Auburn	Massachusetts	01501	Industrial	Warehouse/Distribution	1983
7.24	Property				Berlin CPD			230 Woodlawn Road	Berlin	Connecticut	06037	Industrial	Warehouse/Distribution	1977
7.25	Property				Portsmouth			240 West Road	Portsmouth	New Hampshire	03801	Industrial	Warehouse/Distribution	1985
7.26	Property				Southampton			99 Buck Road	Huntingdon Valley	Pennsylvania	19006	Industrial	Warehouse/Distribution	1971
7.27	Property				Wilkes-Barre			936 Rutter Avenue	Forty Fort	Pennsylvania	18704	Industrial	Warehouse/Distribution	1950
7.28	Property				Hyannis			186 Breeds Hill Road	Hyannis	Massachusetts	02601	Industrial	Warehouse	1986
7.29	Property				Springfield			175 Carando Drive	Springfield	Massachusetts	01104	Industrial	Warehouse	1989
7.30	Property				White River Junction			1354 North Hartland Road	White River Junction	Vermont	05001	Industrial	Warehouse/Distribution	1981
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	NAP	NAP	1101 North 44th Street	Phoenix	Arizona	85008	Hospitality	Full Service	1999
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	NAP	NAP	3601 Rigby Road	Miamisburg	Ohio	45342	Mixed Use	Office/Retail	2010
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	NAP	NAP					Retail	Anchored
10.01	Property				Parkway Plaza			235-360 Cumberland Parkway	Mechanicsburg	Pennsylvania	17055	Retail	Anchored	1998
10.02	Property				Aston Center			3330 Concord Road	Aston	Pennsylvania	19014	Retail	Anchored	2005
10.03	Property				Spring Meadow			2100-2104 Van Reed Road and 3104-3114 State Hill Road	Reading	Pennsylvania	19609	Retail	Anchored	2004
10.04	Property				Scott Town Center			1000 Scott Town Center	Bloomsburg	Pennsylvania	17815	Retail	Anchored	2004
10.05	Property				Creekside Marketplace			1880 Leithsville Road	Hellertown	Pennsylvania	18055	Retail	Anchored	2001
10.06	Property				Stonehenge Square			950 Walnut Bottom Road	Carlisle	Pennsylvania	17015	Retail	Anchored	1990
10.07	Property				AYR Town Center			360-364 South Second Street	McConnellsburg	Pennsylvania	17233	Retail	Anchored	2005
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	Group 1	NAP					Multifamily	Mid Rise
11.01	Property				170-174 E 2nd St			170-174 East 2nd Street	New York	New York	10009	Multifamily	Mid Rise	1900
11.02	Property				325 E 10th St			325 East 10th Street	New York	New York	10009	Multifamily	Mid Rise	1900
11.03	Property				23 Avenue A			23 Avenue A	New York	New York	10009	Multifamily	Mid Rise	1920
11.04	Property				49.5 1st Avenue			49.5 1st Avenue	New York	New York	10003	Multifamily	Mid Rise	1910
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	NAP	NAP					Various	Various
12.01	Property				Bingham III			30200 Telegraph Road	Bingham Farms	Michigan	48025	Office	Suburban	1983
12.02	Property				30445 Northwestern Highway			30445 Northwestern Highway	Farmington Hills	Michigan	48334	Office	Suburban	1986
12.03	Property				1750 South Telegraph Road			1750 South Telegraph Road	Bloomfield Township	Michigan	48302	Office	Medical	1990
12.04	Property				2550 South Telegraph Road			2550 South Telegraph Road	Bloomfield Township	Michigan	48301	Office	Medical	1978
12.05	Property				32270 Telegraph Road			32270 Telegraph Road	Bingham Farms	Michigan	48025	Office	Suburban	1984
12.06	Property				2525 South Telegraph Road			2525 South Telegraph Road	Bloomfield Township	Michigan	48302	Office	Medical	1987
12.07	Property				Ellsworth Shopping Center			208 High Street	Ellsworth	Maine	04605	Retail	Unanchored	2018
12.08	Property				3300 Alpine Avenue			3300 Alpine Avenue	Walker	Michigan	49544	Retail	Shadow Anchored	2018
12.09	Property				21 East Long Lake Road			21 East Long Lake Road	Bloomfield Hills	Michigan	48304	Office	Suburban	1966
12.10	Property				Fairways Office Building			28470 West 13 Mile Road	Farmington Hills	Michigan	48334	Office	Suburban	2000
12.11	Property				7115 Orchard Lake Road			7115 Orchard Lake Road	West Bloomfield Township	Michigan	48322	Office	Suburban	1988
12.12	Property				CGS Canton			45250 Cherry Hill Road	Canton	Michigan	48187	Office	Suburban	2012
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	NAP	NAP	12700 and 12712 Park Central Drive	Dallas	Texas	75251	Office	Suburban	1975
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	NAP	NAP	8303 West Ridgewood Drive	Parma	Ohio	44129	Retail	Anchored	1955

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	NAP	NAP	21800 Towncenter Plaza	Sterling	Virginia	20164	Retail	Anchored	1973
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	NAP	NAP	300 and 301 Australian Avenue	Palm Beach	Florida	33480	Hospitality	Full Service	1926
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	NAP	NAP	2221 Orange Avenue	Tallahassee	Florida	32311	Multifamily	Garden	2018
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	NAP	NAP					Various	Various
18.01	Property				Memorial West			437, 519, 563 Memorial Drive Southeast & 586 Woodward Avenue Southeast	Atlanta	Georgia	30312	Mixed Use	Retail/Office	1958
18.02	Property				EAV Portfolio			1188 and 1257 Glenwood Avenue Southeast	Atlanta	Georgia	30316	Retail	Unanchored	1950
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	NAP	NAP	848 Lorimer Street	Brooklyn	New York	11222	Multifamily	Mid Rise	2019
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	NAP	NAP	8410-8750 West Sura Lane	Greenfield	Wisconsin	53228	Retail	Anchored	2017, 2018
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	NAP	NAP	4777 Sharon Road	Charlotte	North Carolina	28210	Office	Suburban	2014
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	NAP	NAP	789-799 International Parkway	Sunrise	Florida	33325	Office	Suburban	2000
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	NAP	NAP	41275 Old Michigan Avenue and 4951 & 5005 South Haggerty Road	Canton	Michigan	48188	Manufactured Housing	Manufactured Housing	1960
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	NAP	NAP	2200 Airport Freeway	Bedford	Texas	76022	Retail	Anchored	1985
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	Group 1	NAP	20-46 Charles Street	Westwood	New Jersey	07675	Multifamily	Garden	1983
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	NAP	NAP	80 Glocker Way	Pottstown	Pennsylvania	19465	Retail	Anchored	2003
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	NAP	NAP	4 Industrial Way East	Eatontown	New Jersey	07724	Hospitality	Extended Stay	2004
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	NAP	NAP	408 West 130th Street	New York	New York	10027	Multifamily	Mid Rise	1926
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	NAP	NAP	10201 Telephone Road	Houston	Texas	77075	Multifamily	Garden	1971
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	NAP	NAP	2778 Second Street Northeast	Hickory	North Carolina	28601	Multifamily	Garden	2018-2019
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	NAP	NAP	3515 Pleasantdale Road	Doraville	Georgia	30340	Multifamily	Garden	1989
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	NAP	NAP	33523 & 33797 West 8 Mile Road	Livonia	Michigan	48152	Retail	Anchored	1987
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	NAP	NAP					Various	Various
33.01	Property				Ghent Road			25 & 55 Ghent Road	Fairlawn	Ohio	44333	Retail	Unanchored	1973
33.02	Property				Fairlawn Office Properties			2820 West Market Street, 66 & 123 South Miller Road and 3490 Ridgewood Road	Fairlawn	Ohio	44333	Office	Suburban	1951, 1964, 1985
33.03	Property				Mill Valley			17787-17815 State Route 31	Marysville	Ohio	43040	Retail	Unanchored	2006
33.04	Property				Brecksville			6909 Royalton Road and 33 Public Square	Brecksville	Ohio	44141	Office	Suburban	1837, 1990
33.05	Property				782-788 West Market Street			782-788 West Market Street	Akron	Ohio	44303	Retail	Unanchored	1955
33.06	Property				1303 West Maple			1303 West Maple Avenue	North Canton	Ohio	44720	Office	Suburban	1988
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	NAP	NAP	160 Malabar Road Southwest	Palm Bay	Florida	32907	Retail	Anchored	1989
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	NAP	NAP	7350 State Avenue	Kansas City	Kansas	66112	Multifamily	Garden	1971
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	Group 1	NAP	500 Center Avenue	Westwood	New Jersey	07675	Multifamily	Garden	1983
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	NAP	NAP	604 Tenth Avenue	New York	New York	10036	Retail	Unanchored	2007
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	NAP	NAP	224-236 Walworth Street	Brooklyn	New York	11205	Multifamily	Mid Rise	2015
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	NAP	NAP	1545 Three Village Road	Weston	Florida	33326	Hospitality	Extended Stay	2001
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	NAP	NAP	30 7th Street East	St. Paul	Minnesota	55101	Office	CBD	1986
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	NAP	NAP	136 Marsh Hill Road	Orange	Connecticut	06477	Hospitality	Select Service	1997
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	Group 1	NAP	99 Madison Avenue	Westwood	New Jersey	07675	Multifamily	Garden	1981
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	NAP	NAP	39 East 21st Street	Brooklyn	New York	11226	Multifamily	Mid Rise	2019
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	Group 1	NAP	229 Collignon Way	River Vale	New Jersey	07675	Multifamily	Garden	1980
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	NAP	NAP	34125 US Highway 19 North	Palm Harbor	Florida	34684	Office	Suburban	1989
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	NAP	NAP	7223-7241 Fair Oaks Boulevard	Carmichael	California	95608	Retail	Anchored	1991
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	NAP	NAP	1150 Bell Street	Amarillo	Texas	79106	Multifamily	Garden	1982
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	NAP	NAP	29690 Detroit Road	Westlake	Ohio	44145	Hospitality	Limited Service	1987
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	NAP	NAP	88 Vilcom Center Drive	Chapel Hill	North Carolina	27514	Office	Suburban	1978
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	NAP	NAP	558 West 193rd Street	New York	New York	10040	Multifamily	Mid Rise	1929
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	NAP	NAP	3736 Buddy Ganem Drive	Portland	Texas	78374	Manufactured Housing	Manufactured Housing	1972
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	NAP	NAP	1195 Bells Road	Virginia Beach	Virginia	23454	Self Storage	Self Storage	1985
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	NAP	NAP	155 West Big Beaver Road	Troy	Michigan	48084	Other	Leased Fee	NAP
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	Group 2	NAP	107 East Jackson Street	Sullivan	Illinois	61951	Retail	Single Tenant Retail	2019
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	Group 2	NAP	523 East 1st Street	Adrian	Missouri	64720	Retail	Single Tenant Retail	2019

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue		236	Units	360,169.49	Fee Simple	50,000,000	50,000,000	50,000,000	4.4%	50,000,000	3.78764%	0.01000%
1.01	Property				504 Myrtle Avenue	NAP	143	Units		Fee Simple			30,856,334	2.7%
1.02	Property				490 Myrtle Avenue	NAP	93	Units		Fee Simple			19,143,666	1.7%
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	2015	600,415	SF	977.32	Fee Simple	50,000,000	50,000,000	50,000,000	4.4%	50,000,000	3.48600%	0.01000%
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	NAP	596,100	SF	251.64	Fee Simple	50,000,000	50,000,000	50,000,000	4.4%	50,000,000	4.24000%	0.01000%
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2		109	Units	413,831.76	Fee Simple	45,107,662	45,107,662	45,107,662	4.0%	45,107,662	3.77000%	0.01000%
4.01	Property				199-203 E 4th St	2012	28	Units		Fee Simple			20,719,478	1.8%
4.02	Property				118-120 E 4th St	NAP	69	Units		Fee Simple			17,683,892	1.6%
4.03	Property				315 E 10th St	1989	12	Units		Fee Simple			6,704,292	0.6%
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	NAP	71,254	SF	877.14	Fee Simple	42,500,000	42,500,000	42,500,000	3.7%	42,500,000	3.62000%	0.01000%
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	NAP	251,949	SF	159.91	Leasehold	40,290,000	40,290,000	40,290,000	3.5%	40,290,000	3.60000%	0.01000%
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products		2,046,119	SF	78.20	Fee Simple	40,000,000	40,000,000	40,000,000	3.5%	36,187,823	3.82000%	0.01000%
7.01	Property				Londonderry / Manufacturing	NAP	376,294	SF		Fee Simple			7,725,000	0.7%
7.02	Property				Dartmouth / Manufacturing	NAP	235,239	SF		Fee Simple			4,500,000	0.4%
7.03	Property				Waltham Corporate	NAP	54,400	SF		Fee Simple			3,918,750	0.3%
7.04	Property				Woburn	NAP	76,054	SF		Fee Simple			2,237,500	0.2%
7.05	Property				Nashua	NAP	111,594	SF		Fee Simple			1,650,000	0.1%
7.06	Property				Woburn CPD	NAP	59,800	SF		Fee Simple			1,600,000	0.1%
7.07	Property				(West) Bridgewater	NAP	81,776	SF		Fee Simple			1,397,500	0.1%
7.08	Property				Manchester, NH	NAP	81,747	SF		Fee Simple			1,300,000	0.1%
7.09	Property				Norwalk 256	NAP	40,232	SF		Fee Simple			1,200,000	0.1%
7.10	Property				New London	NAP	70,642	SF		Fee Simple			1,125,000	0.1%
7.11	Property				East Haven	NAP	70,089	SF		Fee Simple			1,077,500	0.1%
7.12	Property				Lincoln	NAP	80,240	SF		Fee Simple			1,040,000	0.1%
7.13	Property				Bethlehem	2005	71,091	SF		Fee Simple			975,000	0.1%
7.14	Property				Salem	NAP	58,286	SF		Fee Simple			975,000	0.1%
7.15	Property				Norwalk 260	NAP	30,000	SF		Fee Simple			958,750	0.1%
7.16	Property				Berlin	NAP	43,796	SF		Fee Simple			887,500	0.1%
7.17	Property				Dartmouth	2004	63,117	SF		Fee Simple			877,500	0.1%
7.18	Property				Manchester, CT	NAP	49,175	SF		Fee Simple			698,750	0.1%
7.19	Property				Portland	2003	48,145	SF		Fee Simple			675,000	0.1%
7.20	Property				Braintree	NAP	32,531	SF		Fee Simple			662,500	0.1%
7.21	Property				Warwick	NAP	43,899	SF		Fee Simple			617,500	0.1%
7.22	Property				Fitchburg	NAP	39,433	SF		Fee Simple			525,000	0.0%
7.23	Property				Auburn	2006	37,132	SF		Fee Simple			515,000	0.0%
7.24	Property				Berlin CPD	NAP	28,163	SF		Fee Simple			512,500	0.0%
7.25	Property				Portsmouth	1999	31,470	SF		Fee Simple			500,000	0.0%
7.26	Property				Southampton	2009	36,421	SF		Fee Simple			430,000	0.0%
7.27	Property				Wilkes-Barre	1999	32,200	SF		Fee Simple			400,000	0.0%
7.28	Property				Hyannis	2002	24,070	SF		Fee Simple			387,500	0.0%
7.29	Property				Springfield	NAP	25,347	SF		Fee Simple			373,750	0.0%
7.30	Property				White River Junction	2001	13,736	SF		Fee Simple			257,500	0.0%
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	2019	345	Rooms	115,942.03	Fee Simple	40,000,000	40,000,000	40,000,000	3.5%	30,281,594	4.12800%	0.01000%
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	NAP	834,510	SF	106.35	Fee Simple	38,750,000	38,750,000	38,750,000	3.4%	35,745,189	3.98000%	0.01000%
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio		548,482	SF	176.85	Fee Simple	38,500,000	38,500,000	38,500,000	3.4%	34,861,564	3.87000%	0.01000%
10.01	Property				Parkway Plaza	NAP	111,028	SF		Fee Simple			7,342,784	0.6%
10.02	Property				Aston Center	NAP	55,000	SF		Fee Simple			6,350,515	0.6%
10.03	Property				Spring Meadow	2019	77,050	SF		Fee Simple			6,310,825	0.6%
10.04	Property				Scott Town Center	NAP	67,923	SF		Fee Simple			5,477,320	0.5%
10.05	Property				Creekside Marketplace	NAP	90,804	SF		Fee Simple			5,358,247	0.5%
10.06	Property				Stonehenge Square	2005	88,677	SF		Fee Simple			4,445,361	0.4%
10.07	Property				AYR Town Center	NAP	58,000	SF		Fee Simple			3,214,948	0.3%
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1		73	Units	499,770.49	Fee Simple	36,483,246	36,483,246	36,483,246	3.2%	36,483,246	3.77000%	0.01000%
11.01	Property				170-174 E 2nd St	2013	43	Units		Fee Simple			20,450,308	1.8%
11.02	Property				325 E 10th St	1987	20	Units		Fee Simple			6,517,353	0.6%
11.03	Property				23 Avenue A	2012	6	Units		Fee Simple			5,058,923	0.4%
11.04	Property				49.5 1st Avenue	2012	4	Units		Fee Simple			4,456,662	0.4%
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio		584,741	SF	84.65	Fee Simple	35,000,000	35,000,000	35,000,000	3.1%	30,286,607	4.01500%	0.05875%
12.01	Property				Bingham III	2010	159,243	SF		Fee Simple			7,023,333	0.6%
12.02	Property				30445 Northwestern Highway	2010	93,017	SF		Fee Simple			4,600,909	0.4%
12.03	Property				1750 South Telegraph Road	2012	67,878	SF		Fee Simple			4,551,273	0.4%
12.04	Property				2550 South Telegraph Road	2012	61,227	SF		Fee Simple			3,590,505	0.3%
12.05	Property				32270 Telegraph Road	2012	52,639	SF		Fee Simple			3,005,758	0.3%
12.06	Property				2525 South Telegraph Road	2012	32,505	SF		Fee Simple			2,219,495	0.2%
12.07	Property				Ellsworth Shopping Center	NAP	15,060	SF		Fee Simple			2,087,273	0.2%
12.08	Property				3300 Alpine Avenue	NAP	6,564	SF		Fee Simple			1,965,091	0.2%
12.09	Property				21 East Long Lake Road	2005	26,688	SF		Fee Simple			1,934,545	0.2%
12.10	Property				Fairways Office Building	NAP	35,469	SF		Fee Simple			1,795,960	0.2%
12.11	Property				7115 Orchard Lake Road	2012	25,102	SF		Fee Simple			1,244,444	0.1%
12.12	Property				CGS Canton	NAP	9,349	SF		Fee Simple			981,414	0.1%
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	2018	668,154	SF	89.80	Fee Simple	35,000,000	35,000,000	35,000,000	3.1%	29,497,160	4.01600%	0.04000%
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	2016	726,275	SF	78.59	Fee Simple	35,000,000	35,000,000	35,000,000	3.1%	27,985,130	4.18000%	0.01000%

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	NAP	183,570	SF	183.04	Fee Simple	33,600,000	33,600,000	33,600,000	2.9%	28,964,505	3.86000%	0.01000%
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	2003, 2008, 2018	77	Rooms	422,077.92	Fee Simple	32,500,000	32,500,000	32,500,000	2.9%	32,500,000	4.44000%	0.01000%
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	NAP	288	Units	109,166.67	Fee Simple	31,440,000	31,440,000	31,440,000	2.8%	31,440,000	3.52000%	0.01000%
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio		142,983	SF	214.01	Fee Simple	30,600,000	30,600,000	30,600,000	2.7%	30,600,000	4.35000%	0.01000%
18.01	Property				Memorial West	2019	117,261	SF		Fee Simple			26,600,000	2.3%
18.02	Property				EAV Portfolio	NAP	25,722	SF		Fee Simple			4,000,000	0.4%
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	NAP	52	Units	538,461.54	Fee Simple	28,000,000	28,000,000	28,000,000	2.5%	28,000,000	4.19000%	0.01000%
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	NAP	194,900	SF	132.76	Fee Simple	25,875,000	25,875,000	25,875,000	2.3%	21,787,132	3.98400%	0.01000%
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	NAP	91,575	SF	266.45	Fee Simple	24,400,000	24,400,000	24,400,000	2.1%	24,400,000	4.47000%	0.01000%
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	NAP	112,456	SF	188.96	Fee Simple	21,250,000	21,250,000	21,250,000	1.9%	21,250,000	3.54000%	0.01000%
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	NAP	436	Pads	48,165.14	Fee Simple	21,000,000	21,000,000	21,000,000	1.8%	19,139,648	4.25600%	0.01000%
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	2017	172,713	SF	112.33	Fee Simple	19,400,000	19,400,000	19,400,000	1.7%	16,492,473	3.82800%	0.01000%
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	NAP	103	Units	177,669.90	Fee Simple	18,300,000	18,300,000	18,300,000	1.6%	18,300,000	3.68000%	0.01000%
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	NAP	146,589	SF	119.59	Fee Simple	17,530,000	17,530,000	17,530,000	1.5%	15,163,711	4.00000%	0.01000%
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	NAP	131	Rooms	130,916.03	Fee Simple	17,150,000	17,150,000	17,150,000	1.5%	13,741,894	4.24000%	0.01000%
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	1985	83	Units	193,975.90	Fee Simple	16,100,000	16,100,000	16,100,000	1.4%	16,100,000	3.83000%	0.01000%
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	NAP	356	Units	43,760.29	Fee Simple	15,600,000	15,578,662	15,578,662	1.4%	12,521,348	4.29000%	0.04000%
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	NAP	144	Units	102,083.33	Fee Simple	14,700,000	14,700,000	14,700,000	1.3%	14,700,000	4.18500%	0.01000%
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	NAP	228	Units	58,771.93	Fee Simple	13,400,000	13,400,000	13,400,000	1.2%	13,400,000	3.89000%	0.01000%
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	2013, 2018	126,970	SF	100.42	Fee Simple	12,750,000	12,750,000	12,750,000	1.1%	10,207,610	4.21600%	0.01000%
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio		133,003	SF	93.98	Fee Simple	12,500,000	12,500,000	12,500,000	1.1%	10,104,381	4.49200%	0.05000%
33.01	Property				Ghent Road	2004	32,603	SF		Fee Simple			4,015,000	0.4%
33.02	Property				Fairlawn Office Properties	NAP	45,090	SF		Fee Simple			3,127,000	0.3%
33.03	Property				Mill Valley	NAP	18,416	SF		Fee Simple			2,370,000	0.2%
33.04	Property				Brecksville	NAP	19,941	SF		Fee Simple			1,790,000	0.2%
33.05	Property				782-788 West Market Street	NAP	7,500	SF		Fee Simple			658,000	0.1%
33.06	Property				1303 West Maple	NAP	9,453	SF		Fee Simple			540,000	0.0%
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	NAP	264,153	SF	46.24	Fee Simple	12,215,000	12,215,000	12,215,000	1.1%	10,827,303	3.98000%	0.01000%
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	2019	345	Units	34,782.61	Fee Simple	12,000,000	12,000,000	12,000,000	1.1%	12,000,000	4.25000%	0.01000%
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	NAP	71	Units	160,563.38	Fee Simple	11,400,000	11,400,000	11,400,000	1.0%	11,400,000	3.68000%	0.01000%
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	NAP	10,401	SF	1,057.59	Fee Simple	11,000,000	11,000,000	11,000,000	1.0%	11,000,000	4.20000%	0.01000%
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	NAP	32	Units	323,437.50	Fee Simple	10,350,000	10,350,000	10,350,000	0.9%	10,350,000	3.74000%	0.01000%
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	2014	94	Rooms	109,042.55	Fee Simple	10,250,000	10,250,000	10,250,000	0.9%	9,367,217	4.41000%	0.01000%
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	NAP	646,459	SF	123.75	Fee Simple	10,000,000	10,000,000	10,000,000	0.9%	10,000,000	3.40000%	0.01125%
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	2017	121	Rooms	80,578.51	Fee Simple	9,750,000	9,750,000	9,750,000	0.9%	7,958,836	4.78000%	0.01000%
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	NAP	56	Units	158,928.57	Fee Simple	8,900,000	8,900,000	8,900,000	0.8%	8,900,000	3.68000%	0.01000%
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	NAP	24	Units	354,166.67	Fee Simple	8,500,000	8,500,000	8,500,000	0.7%	8,500,000	4.23300%	0.01000%
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	2014	46	Units	169,565.22	Fee Simple	7,800,000	7,800,000	7,800,000	0.7%	7,800,000	3.68000%	0.01000%
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	2018	63,548	SF	114.87	Fee Simple	7,300,000	7,300,000	7,300,000	0.6%	6,023,070	4.24000%	0.01000%
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	2014	61,043	SF	113.04	Fee Simple	6,900,000	6,900,000	6,900,000	0.6%	5,469,058	3.93700%	0.01000%
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	2017-2019	168	Units	35,267.86	Fee Simple	5,925,000	5,925,000	5,925,000	0.5%	5,123,960	3.99000%	0.01000%
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	2014	122	Rooms	45,901.64	Fee Simple	5,600,000	5,600,000	5,600,000	0.5%	4,671,667	4.60000%	0.01000%
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	2019	39,608	SF	131.29	Fee Simple	5,200,000	5,200,000	5,200,000	0.5%	4,545,120	4.43500%	0.01000%
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	1984	31	Units	150,000.00	Fee Simple	4,650,000	4,650,000	4,650,000	0.4%	4,650,000	3.84000%	0.01000%
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	NAP	116	Pads	20,689.66	Fee Simple	2,400,000	2,400,000	2,400,000	0.2%	1,922,928	4.23800%	0.01000%
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	NAP	31,625	SF	68.93	Fee Simple	2,180,000	2,180,000	2,180,000	0.2%	2,085,186	5.09000%	0.01000%
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	NAP	7,999	SF	262.53	Fee Simple	2,100,000	2,100,000	2,100,000	0.2%	1,722,369	4.92300%	0.01000%
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	NAP	10,640	SF	109.87	Fee Simple	1,169,000	1,169,000	1,169,000	0.1%	1,169,000	4.67000%	0.01000%
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	NAP	9,026	SF	94.62	Fee Simple	854,000	854,000	854,000	0.1%	854,000	4.67000%	0.01000%

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	3.77764%	160,010.25	1,920,123.00	112,007.18	1,344,086.16	Interest Only	Actual/360	0	120	120	120
1.01	Property				504 Myrtle Avenue
1.02	Property				490 Myrtle Avenue
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	3.47600%	147,267.36	1,767,208.32	1,581,062.39	18,972,748.68	Interest Only	Actual/360	0	120	120	120
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	4.23000%	179,120.37	2,149,444.44	358,240.74	4,298,888.90	Interest Only	Actual/360	0	120	120	120
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	3.76000%	143,681.48	1,724,177.76			Interest Only	Actual/360	0	120	120	120
4.01	Property				199-203 E 4th St
4.02	Property				118-120 E 4th St
4.03	Property				315 E 10th St
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	3.61000%	129,989.00	1,559,868.00	61,171.30	734,055.60	Interest Only	Actual/360	1	120	119	120
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	3.59000%	122,548.75	1,470,585.00			Interest Only	Actual/360	0	120	120	120
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	3.81000%	186,838.65	2,242,063.80	560,515.93	6,726,191.16	Interest Only, Then Amortizing	Actual/360	1	60	59	120
7.01	Property				Londonderry / Manufacturing
7.02	Property				Dartmouth / Manufacturing
7.03	Property				Waltham Corporate
7.04	Property				Woburn
7.05	Property				Nashua
7.06	Property				Woburn CPD
7.07	Property				(West) Bridgewater
7.08	Property				Manchester, NH
7.09	Property				Norwalk 256
7.10	Property				New London
7.11	Property				East Haven
7.12	Property				Lincoln
7.13	Property				Bethlehem
7.14	Property				Salem
7.15	Property				Norwalk 260
7.16	Property				Berlin
7.17	Property				Dartmouth
7.18	Property				Manchester, CT
7.19	Property				Portland
7.20	Property				Braintree
7.21	Property				Warwick
7.22	Property				Fitchburg
7.23	Property				Auburn
7.24	Property				Berlin CPD
7.25	Property				Portsmouth
7.26	Property				Southampton
7.27	Property				Wilkes-Barre
7.28	Property				Hyannis
7.29	Property				Springfield
7.30	Property				White River Junction
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	4.11800%	204,971.65	2,459,659.80			Amortizing	Actual/360	0	0	0	120
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	3.97000%	148,948.58	1,787,382.96	192,191.71	2,306,300.52	Amortizing	30/360	0	0	0	120
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	3.86000%	180,931.19	2,171,174.28	274,921.41	3,299,056.92	Interest Only, Then Amortizing	Actual/360	0	60	60	120
10.01	Property				Parkway Plaza
10.02	Property				Aston Center
10.03	Property				Spring Meadow
10.04	Property				Scott Town Center
10.05	Property				Creekside Marketplace
10.06	Property				Stonehenge Square
10.07	Property				AYR Town Center
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	3.76000%	116,210.12	1,394,521.44			Interest Only	Actual/360	0	120	120	120
11.01	Property				170-174 E 2nd St
11.02	Property				325 E 10th St
11.03	Property				23 Avenue A
11.04	Property				49.5 1st Avenue
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	3.95625%	167,398.16	2,008,777.92	69,350.67	832,208.04	Interest Only, Then Amortizing	Actual/360	1	36	35	120
12.01	Property				Bingham III
12.02	Property				30445 Northwestern Highway
12.03	Property				1750 South Telegraph Road
12.04	Property				2550 South Telegraph Road
12.05	Property				32270 Telegraph Road
12.06	Property				2525 South Telegraph Road
12.07	Property				Ellsworth Shopping Center
12.08	Property				3300 Alpine Avenue
12.09	Property				21 East Long Lake Road
12.10	Property				Fairways Office Building
12.11	Property				7115 Orchard Lake Road
12.12	Property				CGS Canton
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	3.97600%	167,418.36	2,009,020.32	119,584.55	1,435,014.60	Interest Only, Then Amortizing	Actual/360	0	24	24	120
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	4.17000%	170,747.70	2,048,972.40	107,693.01	1,292,316.12	Amortizing	Actual/360	0	0	0	120

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	3.85000%	157,711.51	1,892,538.12			Interest Only, Then Amortizing	Actual/360	1	36	35	120
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	4.43000%	121,920.14	1,463,041.68			Interest Only	Actual/360	0	60	60	60
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	3.51000%	93,504.89	1,122,058.68			Interest Only	Actual/360	1	120	119	120
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	4.34000%	112,465.63	1,349,587.56			Interest Only	Actual/360	1	120	119	120
18.01	Property				Memorial West
18.02	Property				EAV Portfolio
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	4.18000%	99,124.54	1,189,494.44			Interest Only	Actual/360	0	120	120	120
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	3.97400%	123,292.65	1,479,511.80			Interest Only, Then Amortizing	Actual/360	0	24	24	120
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	4.46000%	92,152.36	1,105,828.32			Interest Only	Actual/360	0	120	120	120
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	3.53000%	63,558.16	762,697.92			Interest Only	Actual/360	0	120	120	120
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	4.24600%	103,381.15	1,240,573.80			Interest Only, Then Amortizing	Actual/360	1	60	59	120
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	3.81800%	90,705.23	1,088,462.76			Interest Only, Then Amortizing	Actual/360	1	30	29	120
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	3.67000%	56,899.44	682,793.28			Interest Only	Actual/360	1	120	119	120
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	3.99000%	83,690.90	1,004,290.80			Interest Only, Then Amortizing	Actual/360	1	36	35	120
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	4.23000%	84,267.32	1,011,207.84			Amortizing	Actual/360	0	0	0	120
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	3.82000%	52,099.53	625,194.36			Interest Only	Actual/360	0	120	120	120
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	4.25000%	77,108.37	925,300.44			Amortizing	Actual/360	1	0	0	120
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	4.17500%	51,978.28	623,739.38			Interest Only	Actual/360	0	120	120	120
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	3.88000%	44,041.64	528,499.68			Interest Only	Actual/360	0	120	120	120
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	4.20600%	62,468.81	749,625.72			Amortizing	Actual/360	0	0	0	120
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	4.44200%	63,276.26	759,315.12			Amortizing	Actual/360	0	0	0	120
33.01	Property				Ghent Road
33.02	Property				Fairlawn Office Properties
33.03	Property				Mill Valley
33.04	Property				Brecksville
33.05	Property				782-788 West Market Street
33.06	Property				1303 West Maple
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	3.97000%	58,175.52	698,106.24			Interest Only, Then Amortizing	Actual/360	1	48	47	120
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	4.24000%	43,090.28	517,083.36			Interest Only	Actual/360	0	120	120	120
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	3.67000%	35,445.56	425,346.72			Interest Only	Actual/360	1	120	119	120
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	4.19000%	39,034.72	468,416.64			Interest Only	Actual/360	1	120	119	120
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	3.73000%	32,705.52	392,466.24			Interest Only	Actual/360	1	120	119	120
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	4.40000%	51,388.56	616,662.72			Amortizing	Actual/360	0	0	0	60
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	3.38875%	28,726.85	344,722.22	201,087.96	2,413,055.56	Interest Only	Actual/360	1	120	119	120
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	4.77000%	51,037.07	612,444.84			Amortizing	Actual/360	0	0	0	120
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	3.67000%	27,672.41	332,068.92			Interest Only	Actual/360	1	120	119	120
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	4.22300%	30,400.19	364,802.29			Interest Only	Actual/360	0	120	120	120
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	3.67000%	24,252.22	291,026.64			Interest Only	Actual/360	1	120	119	120
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	4.23000%	35,868.89	430,426.68			Interest Only, Then Amortizing	Actual/360	0	12	12	120
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	3.92700%	32,691.54	392,298.48			Amortizing	Actual/360	0	0	0	120
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	3.98000%	28,252.71	339,032.52			Interest Only, Then Amortizing	Actual/360	1	36	35	120
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	4.59000%	28,708.08	344,496.96			Interest Only, Then Amortizing	Actual/360	1	12	11	120
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	4.42500%	26,147.19	313,766.28			Interest Only, Then Amortizing	Actual/360	0	36	36	120
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	3.83000%	15,086.67	181,040.00			Interest Only	Actual/360	1	120	119	120
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	4.22800%	11,789.70	141,476.40			Amortizing	Actual/360	0	0	0	120
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	5.08000%	11,822.91	141,874.92			Interest Only, Then Amortizing	Actual/360	1	24	23	60
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	4.91300%	11,174.64	134,095.68			Amortizing	Actual/360	0	0	0	120
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	4.66000%	4,612.54	55,350.48			Interest Only - ARD	Actual/360	0	120	120	120
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	4.66000%	3,369.64	40,435.68			Interest Only - ARD	Actual/360	0	120	120	120

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	120	0	0	11/18/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
1.01	Property				504 Myrtle Avenue
1.02	Property				490 Myrtle Avenue
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	120	0	0	11/26/2019	8	1/8/2020	12/8/2029		12/8/2029	No		3	0
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	120	0	0	11/8/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	120	0	0	11/21/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
4.01	Property				199-203 E 4th St
4.02	Property				118-120 E 4th St
4.03	Property				315 E 10th St
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	119	0	0	11/4/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	120	0	0	11/19/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	119	360	360	10/21/2019	6	12/6/2019	11/6/2024	12/6/2024	11/6/2029	No		0	0
7.01	Property				Londonderry / Manufacturing
7.02	Property				Dartmouth / Manufacturing
7.03	Property				Waltham Corporate
7.04	Property				Woburn
7.05	Property				Nashua
7.06	Property				Woburn CPD
7.07	Property				(West) Bridgewater
7.08	Property				Manchester, NH
7.09	Property				Norwalk 256
7.10	Property				New London
7.11	Property				East Haven
7.12	Property				Lincoln
7.13	Property				Bethlehem
7.14	Property				Salem
7.15	Property				Norwalk 260
7.16	Property				Berlin
7.17	Property				Dartmouth
7.18	Property				Manchester, CT
7.19	Property				Portland
7.20	Property				Braintree
7.21	Property				Warwick
7.22	Property				Fitchburg
7.23	Property				Auburn
7.24	Property				Berlin CPD
7.25	Property				Portsmouth
7.26	Property				Southampton
7.27	Property				Wilkes-Barre
7.28	Property				Hyannis
7.29	Property				Springfield
7.30	Property				White River Junction
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	120	324	324	11/22/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	120	600	600	11/13/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	120	360	360	11/19/2019	6	1/6/2020	12/6/2024	1/6/2025	12/6/2029	No		0	0
10.01	Property				Parkway Plaza
10.02	Property				Aston Center
10.03	Property				Spring Meadow
10.04	Property				Scott Town Center
10.05	Property				Creekside Marketplace
10.06	Property				Stonehenge Square
10.07	Property				AYR Town Center
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	120	0	0	11/21/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
11.01	Property				170-174 E 2nd St
11.02	Property				325 E 10th St
11.03	Property				23 Avenue A
11.04	Property				49.5 1st Avenue
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	119	360	360	10/25/2019	6	12/6/2019	11/6/2022	12/6/2022	11/6/2029	No		0	0
12.01	Property				Bingham III
12.02	Property				30445 Northwestern Highway
12.03	Property				1750 South Telegraph Road
12.04	Property				2550 South Telegraph Road
12.05	Property				32270 Telegraph Road
12.06	Property				2525 South Telegraph Road
12.07	Property				Ellsworth Shopping Center
12.08	Property				3300 Alpine Avenue
12.09	Property				21 East Long Lake Road
12.10	Property				Fairways Office Building
12.11	Property				7115 Orchard Lake Road
12.12	Property				CGS Canton
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	120	360	360	11/7/2019	6	1/6/2020	12/6/2021	1/6/2022	12/6/2029	No		0	0
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	120	360	360	11/15/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	119	360	360	11/7/2019	6	12/6/2019	11/6/2022	12/6/2022	11/6/2029	No		0	0
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	60	0	0	11/15/2019	6	1/6/2020	12/6/2024		12/6/2024	No		5	0
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	119	0	0	10/30/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	119	0	0	11/5/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	3 (Twice per loan term)
18.01	Property				Memorial West
18.02	Property				EAV Portfolio
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	120	0	0	11/8/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	120	360	360	11/13/2019	6	1/6/2020	12/6/2021	1/6/2022	12/6/2029	No		0	0
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	120	0	0	11/15/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	120	0	0	11/19/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	119	360	360	10/21/2019	6	12/6/2019	11/6/2024	12/6/2024	11/6/2029	No		0	0
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	119	360	360	10/9/2019	6	12/6/2019	5/6/2022	6/6/2022	11/6/2029	No		0	0
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	119	0	0	10/25/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	119	360	360	10/29/2019	6	12/6/2019	11/6/2022	12/6/2022	11/6/2029	No		0	0
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	120	360	360	11/20/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	120	0	0	11/21/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	119	360	359	11/6/2019	6	12/6/2019		12/6/2019	11/6/2029	No		0	0
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	120	0	0	11/14/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	120	0	0	11/14/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	120	360	360	11/8/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	120	360	360	11/15/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
33.01	Property				Ghent Road
33.02	Property				Fairlawn Office Properties
33.03	Property				Mill Valley
33.04	Property				Brecksville
33.05	Property				782-788 West Market Street
33.06	Property				1303 West Maple
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	119	360	360	10/18/2019	6	12/6/2019	11/6/2023	12/6/2023	11/6/2029	No		0	0
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	120	0	0	11/15/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	119	0	0	10/25/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	119	0	0	11/6/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	119	0	0	10/31/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	60	360	360	11/19/2019	6	1/6/2020		1/6/2020	12/6/2024	No		0	0
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	119	0	0	10/25/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	120	360	360	11/15/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	119	0	0	10/25/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	120	0	0	11/8/2019	6	1/6/2020	12/6/2029		12/6/2029	No		0	0
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	119	0	0	10/25/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	120	360	360	11/22/2019	6	1/6/2020	12/6/2020	1/6/2021	12/6/2029	No		0	0
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	120	360	360	11/15/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	119	360	360	11/8/2019	6	12/6/2019	11/6/2022	12/6/2022	11/6/2029	No		0	0
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	119	360	360	10/31/2019	6	12/6/2019	11/6/2020	12/6/2020	11/6/2029	No		0	0
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	120	360	360	11/13/2019	6	1/6/2020	12/6/2022	1/6/2023	12/6/2029	No		5	0
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	119	0	0	10/24/2019	6	12/6/2019	11/6/2029		11/6/2029	No		0	0
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	120	360	360	11/8/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	59	360	360	11/4/2019	6	12/6/2019	11/6/2021	12/6/2021	11/6/2024	No		0	0
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	120	360	360	11/20/2019	6	1/6/2020		1/6/2020	12/6/2029	No		0	0
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	120	0	0	11/22/2019	6	1/6/2020	12/6/2029		12/6/2029	Yes	6/6/2034	0	0
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	120	0	0	11/22/2019	6	1/6/2020	12/6/2029		12/6/2029	Yes	7/6/2034	0	0

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Prepayment Provision (3)	2016 EGI	2016 Expenses ($)	2016 NOI ($)	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	Most Recent EGI (if past 2018) ($)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	Lockout/24_Defeasance/91_0%/5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,187,225
1.01	Property				504 Myrtle Avenue		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4,242,586
1.02	Property				490 Myrtle Avenue		2,912,885	808,127	2,104,758	2,902,323	773,172	2,129,151	2,771,979	814,156	1,957,823	2,944,640
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	Lockout/24_Defeasance/89_0%/7	67,178,535	24,477,341	42,701,194	72,488,704	25,947,358	46,541,346	75,039,495	26,481,999	48,557,496	78,288,218
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	Lockout/24_Defeasance/89_0%/7	30,653,344	14,898,290	15,755,054	29,950,919	15,081,158	14,869,761	31,876,971	15,290,213	16,586,758	31,859,168
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	4,162,725	1,225,281	2,937,444	4,164,610	1,216,757	2,947,852	4,130,892
4.01	Property				199-203 E 4th St		N/A	N/A	N/A	1,599,898	269,999	1,329,898	1,635,469	227,248	1,408,221	1,646,008
4.02	Property				118-120 E 4th St		N/A	N/A	N/A	1,826,190	685,075	1,141,115	1,794,038	713,057	1,080,981	1,830,585
4.03	Property				315 E 10th St		N/A	N/A	N/A	736,637	270,206	466,430	735,103	276,452	458,651	654,299
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	Lockout/24_Defeasance or YM1%/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	YM4%/25_Defeasance or YM1%/89_0%/6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.01	Property				Londonderry / Manufacturing		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.02	Property				Dartmouth / Manufacturing		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.03	Property				Waltham Corporate		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.04	Property				Woburn		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.05	Property				Nashua		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.06	Property				Woburn CPD		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.07	Property				(West) Bridgewater		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.08	Property				Manchester, NH		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.09	Property				Norwalk 256		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.10	Property				New London		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.11	Property				East Haven		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.12	Property				Lincoln		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.13	Property				Bethlehem		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.14	Property				Salem		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.15	Property				Norwalk 260		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.16	Property				Berlin		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.17	Property				Dartmouth		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.18	Property				Manchester, CT		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.19	Property				Portland		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.20	Property				Braintree		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.21	Property				Warwick		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.22	Property				Fitchburg		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.23	Property				Auburn		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.24	Property				Berlin CPD		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.25	Property				Portsmouth		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.26	Property				Southampton		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.27	Property				Wilkes-Barre		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.28	Property				Hyannis		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.29	Property				Springfield		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.30	Property				White River Junction		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	Lockout/24_Defeasance/93_0%/3	16,448,631	10,174,159	6,274,471	15,407,838	9,910,209	5,497,629	15,334,441	9,940,224	5,394,217	15,481,166
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	Lockout/24_Defeasance/92_0%/4	11,758,761	5,491,883	6,266,878	14,462,415	6,619,999	7,842,417	15,785,677	6,060,837	9,724,841	17,046,369
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	Lockout/24_Defeasance/92_0%/4	10,791,148	2,519,155	8,271,993	11,358,993	2,380,082	8,978,911	11,416,288	2,381,601	9,034,687	11,571,500
10.01	Property				Parkway Plaza		2,103,268	538,693	1,564,576	2,093,667	491,194	1,602,472	2,158,853	496,485	1,662,368	2,238,484
10.02	Property				Aston Center		1,453,006	68,163	1,384,842	1,453,499	61,595	1,391,904	1,453,772	62,879	1,390,893	1,454,348
10.03	Property				Spring Meadow		1,953,378	651,727	1,301,651	2,222,465	576,251	1,646,214	1,988,772	567,830	1,420,942	2,037,123
10.04	Property				Scott Town Center		1,390,467	275,940	1,114,528	1,526,868	312,346	1,214,522	1,584,679	274,937	1,309,742	1,564,096
10.05	Property				Creekside Marketplace		1,502,691	421,135	1,081,555	1,546,022	422,642	1,123,380	1,626,691	431,457	1,195,234	1,679,633
10.06	Property				Stonehenge Square		1,313,779	333,315	980,464	1,442,620	307,503	1,135,116	1,546,193	327,849	1,218,344	1,513,645
10.07	Property				AYR Town Center		1,074,559	230,182	844,377	1,073,853	208,550	865,303	1,057,327	220,163	837,164	1,084,171
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	3,303,576	906,275	2,397,300	3,251,173	922,211	2,328,962	3,301,712
11.01	Property				170-174 E 2nd St		N/A	N/A	N/A	1,820,596	473,732	1,346,864	1,920,147	482,110	1,438,037	1,925,227
11.02	Property				325 E 10th St		N/A	N/A	N/A	725,935	255,193	470,742	719,477	277,751	441,725	742,479
11.03	Property				23 Avenue A		N/A	N/A	N/A	428,274	100,799	327,475	256,566	82,517	174,049	266,285
11.04	Property				49.5 1st Avenue		N/A	N/A	N/A	328,770	76,551	252,218	354,983	79,832	275,150	367,720
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	Lockout/25_YM1%/90_0%/5	8,492,942	3,817,649	4,675,293	8,686,593	3,921,367	4,765,226	8,474,195	3,884,505	4,589,690	8,670,676
12.01	Property				Bingham III		2,061,664	985,794	1,075,870	2,130,068	1,089,992	1,040,076	2,213,988	1,075,306	1,138,683	2,442,165
12.02	Property				30445 Northwestern Highway		1,193,189	526,427	666,762	1,171,788	522,700	649,088	1,174,310	535,944	638,366	1,194,190
12.03	Property				1750 South Telegraph Road		1,227,977	585,564	642,413	1,225,545	486,356	739,189	1,272,358	525,216	747,142	1,331,988
12.04	Property				2550 South Telegraph Road		931,142	422,418	508,724	923,324	436,023	487,301	947,131	436,728	510,403	895,486
12.05	Property				32270 Telegraph Road		779,796	369,869	409,927	861,087	377,765	483,322	691,238	345,268	345,970	648,355
12.06	Property				2525 South Telegraph Road		567,976	253,580	314,396	613,733	270,966	342,767	515,865	244,905	270,961	553,370
12.07	Property				Ellsworth Shopping Center		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.08	Property				3300 Alpine Avenue		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.09	Property				21 East Long Lake Road		595,524	240,202	355,322	553,488	250,473	303,015	545,942	260,183	285,758	559,572
12.10	Property				Fairways Office Building		556,143	250,384	305,759	575,507	294,661	280,847	581,723	265,173	316,550	567,668
12.11	Property				7115 Orchard Lake Road		268,207	111,868	156,339	308,516	111,975	196,541	285,041	112,630	172,411	276,683
12.12	Property				CGS Canton		311,324	71,544	239,780	323,538	80,456	243,082	246,598	83,151	163,447	201,199
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	Lockout/24_Defeasance/92_0%/4	8,396,465	4,233,923	4,162,542	9,592,635	4,348,856	5,243,779	10,246,326	4,658,283	5,588,043	10,220,364
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	Lockout/36_Defeasance/80_0%/4	5,219,872	3,547,820	1,672,052	6,331,731	2,666,119	3,665,611	6,884,652	3,169,192	3,715,460	8,009,611

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Prepayment Provision (3)	2016 EGI	2016 Expenses ($)	2016 NOI ($)	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	Most Recent EGI (if past 2018) ($)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	4,156,299	982,036	3,174,263	4,328,191	1,006,606	3,321,585	4,320,629
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	Lockout/24_Defeasance/33_0%/3	12,081,853	8,974,453	3,107,400	12,222,524	9,353,870	2,868,654	14,648,073	10,484,027	4,164,046	14,783,870
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4,448,221
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	2,427,802	1,075,469	1,352,334	3,724,057
18.01	Property				Memorial West		N/A	N/A	N/A	N/A	N/A	N/A	2,079,692	844,831	1,234,861	3,253,303
18.02	Property				EAV Portfolio		N/A	N/A	N/A	N/A	N/A	N/A	348,110	230,637	117,472	470,753
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	180,527	189,704	(9,177)	2,699,954	1,086,125	1,613,829	2,765,589
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	Lockout/24_Defeasance/92_0%/4	2,410,524	867,348	1,543,176	2,666,988	935,902	1,731,086	2,938,825	939,765	1,999,060	3,223,110
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	Lockout/24_Defeasance/92_0%/4	2,769,527	686,521	2,083,006	2,935,219	778,149	2,157,070	2,951,112	745,883	2,205,229	2,612,455
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	2,031,448	800,619	1,230,829	2,130,649	770,633	1,360,016	2,326,854
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	Lockout/25_Defeasance/90_0%/5	2,088,815	698,636	1,390,179	2,155,550	892,244	1,263,306	2,434,634	891,818	1,542,815	2,607,183
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	2,155,980	837,499	1,318,481	2,093,041	804,516	1,288,525	2,181,080
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	Lockout/25_Defeasance/91_0%/4	2,230,397	802,359	1,428,038	2,229,303	798,948	1,430,355	2,354,734	871,582	1,483,152	2,444,442
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	5,182,010	2,860,594	2,321,416	5,776,891	3,140,252	2,636,639	5,746,716
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	Lockout/24_Defeasance/93_0%/3	1,522,597	372,620	1,149,977	1,575,946	396,377	1,179,569	1,626,199	427,436	1,198,763	1,637,110
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	Lockout/25_YM1%/91_0%/4	2,324,506	949,841	1,374,664	2,424,893	989,698	1,435,195	2,679,636	962,323	1,717,313	2,606,873
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	Lockout/24_Defeasance/93_0%/3	2,289,421	1,469,589	819,832	2,469,232	1,359,908	1,109,324	2,609,975	1,518,645	1,091,330	2,756,445
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	Lockout/24_Defeasance/91_0%/5	N/A	N/A	N/A	1,161,948	494,440	667,509	1,444,033	551,849	892,184	1,762,553
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	Lockout/24_YM1%/91_0%/5	2,120,794	685,753	1,435,041	2,213,974	624,324	1,589,650	2,140,388	622,675	1,517,713	2,230,502
33.01	Property				Ghent Road		606,139	120,112	486,027	582,897	106,600	476,298	595,590	111,588	484,002	626,313
33.02	Property				Fairlawn Office Properties		508,949	226,767	282,182	723,435	245,139	478,295	585,101	237,815	347,287	630,460
33.03	Property				Mill Valley		402,274	115,935	286,339	397,915	77,139	320,777	402,767	83,885	318,882	401,523
33.04	Property				Brecksville		388,947	152,615	236,332	277,746	125,527	152,219	336,330	118,602	217,728	352,956
33.05	Property				782-788 West Market Street		110,665	27,026	83,639	119,348	30,605	88,743	107,370	28,913	78,457	115,356
33.06	Property				1303 West Maple		103,821	43,299	60,522	112,633	39,314	73,319	113,230	41,872	71,357	103,894
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	Lockout/25_Defeasance/92_0%/3	1,933,636	769,523	1,164,113	1,670,998	762,752	908,246	1,675,233	697,764	977,469	1,655,624
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	Lockout/24_Defeasance/92_0%/4	2,669,588	1,368,541	1,301,047	2,742,259	1,395,359	1,346,900	2,786,051	1,406,170	1,379,880	2,851,609
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	1,496,393	619,468	876,925	1,441,800	646,533	795,267	1,459,781
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A	989,034	189,526	799,508	1,061,183	244,441	816,742	1,111,948
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	934,618	83,148	851,470	935,750	86,753	848,997	949,910
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	Lockout/24_Defeasance/32_0%/4	3,553,405	2,017,848	1,535,557	4,035,122	2,180,283	1,854,839	4,096,177	2,276,747	1,819,430	3,564,993
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	Lockout/25_Defeasance/91_0%/4	15,592,185	8,909,422	6,682,763	15,080,476	8,813,366	6,267,110	16,955,514	9,282,380	7,673,134	17,073,017
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	Lockout/24_Defeasance/92_0%/4	3,954,817	3,053,228	901,588	4,617,663	3,355,539	1,262,124	4,749,345	3,382,019	1,367,326	4,822,811
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	1,133,603	532,584	601,019	1,098,080	517,736	580,344	1,143,252
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	1,030,251	478,117	552,133	1,017,107	441,543	575,564	987,472
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	Lockout/24_Defeasance/93_0%/3	735,990	302,144	433,846	N/A	N/A	N/A	827,452	341,588	485,864	960,423
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A	N/A	N/A	N/A	920,259	228,551	691,708	921,913
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	Lockout/25_Defeasance/90_0%/5	892,188	458,724	433,464	839,573	377,704	461,869	758,308	313,348	444,960	992,365
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	Lockout/25_Defeasance/91_0%/4	3,333,671	1,918,066	1,415,605	2,553,796	1,724,217	829,579	2,537,480	1,642,982	894,498	2,497,078
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	Lockout/24_Defeasance/92_0%/4	650,627	343,681	306,946	N/A	N/A	N/A	227,960	236,318	(8,358)	227,422
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	Lockout/25_Defeasance/89_0%/6	N/A	N/A	N/A	395,845	179,412	216,433	446,518	193,895	252,623	509,046
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	Lockout/24_Defeasance/92_0%/4	554,248	212,117	342,131	594,068	217,526	376,543	602,516	235,979	366,537	613,013
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	Lockout/25_Defeasance/28_0%/7	N/A	N/A	N/A	328,349	121,993	206,356	337,987	123,288	214,699	336,656
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	Lockout/24_Defeasance/91_0%/5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	YM/24_Defeasance or YM/89_0%/7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	YM/24_Defeasance or YM/89_0%/7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent Expenses (if past 2018) ($)	Most Recent NOI (if past 2018) ($)	Most Recent NOI Date (if past 2018)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	1,760,424	5,426,801	9/30/2019	12	Trailing 12	7,836,820	1,516,729	6,320,091	7.4%
1.01	Property				504 Myrtle Avenue	928,283	3,314,303	9/30/2019	12	Trailing 12	4,629,828	806,927	3,822,901
1.02	Property				490 Myrtle Avenue	832,142	2,112,498	9/30/2019	12	Trailing 12	3,206,992	709,801	2,497,191
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	27,326,681	50,961,537	9/30/2019	12	Trailing 12	87,327,989	28,901,495	58,426,495	10.0%
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	15,087,482	16,771,686	8/31/2019	12	Trailing 12	33,275,196	15,020,787	18,254,409	12.2%
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	1,228,476	2,902,416	8/31/2019	12	Trailing 12	4,348,064	1,318,020	3,030,044	6.7%
4.01	Property				199-203 E 4th St	213,581	1,432,427	8/31/2019	12	Trailing 12	1,646,752	227,791	1,418,961
4.02	Property				118-120 E 4th St	737,494	1,093,091	8/31/2019	12	Trailing 12	1,954,530	784,609	1,169,920
4.03	Property				315 E 10th St	277,401	376,898	8/31/2019	12	Trailing 12	746,782	305,619	441,163
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	N/A	N/A	NAV	NAV	Not Available	7,046,470	1,863,696	5,182,774	8.3%
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	N/A	N/A	NAV	NAV	Not Available	6,433,567	2,410,572	4,022,995	10.0%
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	N/A	N/A	NAV	NAV	Not Available	18,933,995	4,362,956	14,571,039	9.1%
7.01	Property				Londonderry / Manufacturing	N/A	N/A	NAV	NAV	Not Available	3,075,807	602,081	2,473,726
7.02	Property				Dartmouth / Manufacturing	N/A	N/A	NAV	NAV	Not Available	1,857,715	404,058	1,453,657
7.03	Property				Waltham Corporate	N/A	N/A	NAV	NAV	Not Available	1,809,308	458,310	1,350,997
7.04	Property				Woburn	N/A	N/A	NAV	NAV	Not Available	1,074,644	198,021	876,622
7.05	Property				Nashua	N/A	N/A	NAV	NAV	Not Available	846,682	212,320	634,361
7.06	Property				Woburn CPD	N/A	N/A	NAV	NAV	Not Available	768,259	145,891	622,368
7.07	Property				(West) Bridgewater	N/A	N/A	NAV	NAV	Not Available	787,578	256,259	531,318
7.08	Property				Manchester, NH	N/A	N/A	NAV	NAV	Not Available	627,924	130,200	497,724
7.09	Property				Norwalk 256	N/A	N/A	NAV	NAV	Not Available	565,724	101,853	463,872
7.10	Property				New London	N/A	N/A	NAV	NAV	Not Available	594,004	159,374	434,630
7.11	Property				East Haven	N/A	N/A	NAV	NAV	Not Available	576,232	158,648	417,584
7.12	Property				Lincoln	N/A	N/A	NAV	NAV	Not Available	538,524	136,129	402,395
7.13	Property				Bethlehem	N/A	N/A	NAV	NAV	Not Available	516,178	143,546	372,631
7.14	Property				Salem	N/A	N/A	NAV	NAV	Not Available	471,894	94,447	377,447
7.15	Property				Norwalk 260	N/A	N/A	NAV	NAV	Not Available	478,289	74,012	404,277
7.16	Property				Berlin	N/A	N/A	NAV	NAV	Not Available	480,220	102,462	377,758
7.17	Property				Dartmouth	N/A	N/A	NAV	NAV	Not Available	433,917	98,573	335,343
7.18	Property				Manchester, CT	N/A	N/A	NAV	NAV	Not Available	364,650	94,725	269,926
7.19	Property				Portland	N/A	N/A	NAV	NAV	Not Available	340,246	80,014	260,232
7.20	Property				Braintree	N/A	N/A	NAV	NAV	Not Available	362,958	110,968	251,990
7.21	Property				Warwick	N/A	N/A	NAV	NAV	Not Available	316,516	79,565	236,951
7.22	Property				Fitchburg	N/A	N/A	NAV	NAV	Not Available	265,297	63,546	201,751
7.23	Property				Auburn	N/A	N/A	NAV	NAV	Not Available	271,258	74,815	196,443
7.24	Property				Berlin CPD	N/A	N/A	NAV	NAV	Not Available	283,084	55,602	227,482
7.25	Property				Portsmouth	N/A	N/A	NAV	NAV	Not Available	243,911	52,417	191,494
7.26	Property				Southampton	N/A	N/A	NAV	NAV	Not Available	239,533	75,248	164,285
7.27	Property				Wilkes-Barre	N/A	N/A	NAV	NAV	Not Available	207,363	53,654	153,709
7.28	Property				Hyannis	N/A	N/A	NAV	NAV	Not Available	191,957	43,315	148,642
7.29	Property				Springfield	N/A	N/A	NAV	NAV	Not Available	216,088	73,253	142,835
7.30	Property				White River Junction	N/A	N/A	NAV	NAV	Not Available	128,239	29,650	98,589
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	9,946,686	5,534,480	9/30/2019	12	Trailing 12	15,481,166	9,800,586	5,680,580	14.2%
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	6,432,129	10,614,240	9/30/2019	12	Trailing 12	18,661,617	7,134,201	11,527,416	13.0%
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	2,476,558	9,094,942	9/30/2019	12	Trailing 12	11,645,551	2,827,787	8,817,765	9.1%
10.01	Property				Parkway Plaza	543,342	1,695,141	9/30/2019	12	Trailing 12	2,149,542	558,858	1,590,684
10.02	Property				Aston Center	61,674	1,392,674	9/30/2019	12	Trailing 12	1,645,439	283,468	1,361,972
10.03	Property				Spring Meadow	580,679	1,456,443	9/30/2019	12	Trailing 12	2,053,747	620,391	1,433,356
10.04	Property				Scott Town Center	278,007	1,286,089	9/30/2019	12	Trailing 12	1,541,889	293,995	1,247,895
10.05	Property				Creekside Marketplace	443,001	1,236,632	9/30/2019	12	Trailing 12	1,626,252	453,098	1,173,154
10.06	Property				Stonehenge Square	345,332	1,168,313	9/30/2019	12	Trailing 12	1,525,918	365,163	1,160,755
10.07	Property				AYR Town Center	224,522	859,649	9/30/2019	12	Trailing 12	1,102,763	252,813	849,950
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	934,506	2,367,205	8/31/2019	12	Trailing 12	3,381,123	990,378	2,390,745	6.6%
11.01	Property				170-174 E 2nd St	475,941	1,449,286	8/31/2019	12	Trailing 12	1,830,765	492,198	1,338,567
11.02	Property				325 E 10th St	293,179	449,300	8/31/2019	12	Trailing 12	749,550	323,222	426,328
11.03	Property				23 Avenue A	92,255	174,030	8/31/2019	12	Trailing 12	427,093	93,586	333,508
11.04	Property				49.5 1st Avenue	73,131	294,589	8/31/2019	12	Trailing 12	373,715	81,372	292,343
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	3,995,371	4,675,305	8/31/2019	12	Trailing 12	9,703,579	3,958,027	5,745,552	11.6%
12.01	Property				Bingham III	1,159,479	1,282,686	8/31/2019	12	Trailing 12	2,493,624	1,054,516	1,439,108
12.02	Property				30445 Northwestern Highway	556,540	637,649	8/31/2019	12	Trailing 12	1,296,315	530,513	765,801
12.03	Property				1750 South Telegraph Road	481,026	850,963	8/31/2019	12	Trailing 12	1,325,692	475,004	850,687
12.04	Property				2550 South Telegraph Road	477,598	417,888	8/31/2019	12	Trailing 12	948,747	459,693	489,054
12.05	Property				32270 Telegraph Road	345,780	302,575	8/31/2019	12	Trailing 12	683,887	326,145	357,742
12.06	Property				2525 South Telegraph Road	248,106	305,264	8/31/2019	12	Trailing 12	594,458	240,970	353,488
12.07	Property				Ellsworth Shopping Center	N/A	N/A	NAV	NAV	Not Available	356,625	99,017	257,607
12.08	Property				3300 Alpine Avenue	N/A	N/A	NAV	NAV	Not Available	296,633	58,983	237,650
12.09	Property				21 East Long Lake Road	248,785	310,787	8/31/2019	12	Trailing 12	564,177	247,498	316,678
12.10	Property				Fairways Office Building	265,990	301,678	8/31/2019	12	Trailing 12	596,825	259,819	337,006
12.11	Property				7115 Orchard Lake Road	127,858	148,826	8/31/2019	12	Trailing 12	316,754	119,223	197,531
12.12	Property				CGS Canton	84,209	116,990	8/31/2019	12	Trailing 12	229,845	86,645	143,200
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	4,546,504	5,673,860	9/30/2019	12	Trailing 12	10,798,420	4,602,639	6,195,782	10.3%
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	3,153,863	4,855,749	9/30/2019	12	Trailing 12	9,956,513	3,633,806	6,322,706	11.1%

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent Expenses (if past 2018) ($)	Most Recent NOI (if past 2018) ($)	Most Recent NOI Date (if past 2018)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	989,208	3,331,421	9/30/2019	12	Trailing 12	4,500,067	994,115	3,505,952	10.4%
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	10,359,080	4,424,790	8/31/2019	12	Trailing 12	14,783,870	10,383,251	4,400,619	13.5%
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	1,525,099	2,923,123	9/30/2019	12	Trailing 12	4,681,450	1,806,924	2,874,525	9.1%
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	1,376,690	2,347,367	9/30/2019	12	Trailing 12	4,334,559	1,665,490	2,669,068	8.7%
18.01	Property				Memorial West	1,132,164	2,121,139	9/30/2019	12	Trailing 12	3,728,414	1,422,217	2,306,197
18.02	Property				EAV Portfolio	244,526	226,228	9/30/2019	12	Trailing 12	606,145	243,273	362,871
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	N/A	N/A	NAV	NAV	Not Available	2,281,026	324,551	1,956,475	7.0%
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	1,274,628	1,490,961	8/31/2019	12	Trailing 12	3,840,246	1,330,087	2,510,160	9.7%
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	983,859	2,239,251	8/31/2019	12	Trailing 12	3,369,036	1,055,904	2,313,132	9.5%
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	701,576	1,910,879	9/30/2019	12	Trailing 12	3,035,284	991,979	2,043,305	9.6%
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	837,842	1,489,012	8/31/2019	12	Trailing 12	2,483,910	851,083	1,632,827	7.8%
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	968,258	1,638,925	8/31/2019	12	Trailing 12	2,982,876	1,044,876	1,938,000	10.0%
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	813,487	1,367,593	8/31/2019	12	Trailing 12	2,212,106	822,952	1,389,154	7.6%
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	837,797	1,606,645	7/31/2019	12	Trailing 12	2,515,403	875,792	1,639,611	9.4%
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	3,103,456	2,643,260	10/31/2019	12	Trailing 12	5,737,310	3,146,681	2,590,629	15.1%
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	427,616	1,209,494	9/30/2019	12	Trailing 12	1,701,362	479,117	1,222,245	7.6%
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	902,272	1,704,600	7/31/2019	12	Trailing 12	2,522,276	975,535	1,546,741	9.9%
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	N/A	N/A	NAV	NAV	Not Available	1,853,336	500,087	1,353,249	9.2%
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	1,578,548	1,177,898	10/31/2019	12	Trailing 12	2,756,445	1,588,064	1,168,381	8.7%
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	551,695	1,210,858	9/30/2019	12	Trailing 12	1,837,745	572,093	1,265,652	9.9%
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	583,443	1,647,060	9/30/2019	12	Trailing 12	2,098,953	700,871	1,398,082	11.2%
33.01	Property				Ghent Road	111,156	515,157	9/30/2019	12	Trailing 12	605,564	138,285	467,279
33.02	Property				Fairlawn Office Properties	217,527	412,933	9/30/2019	12	Trailing 12	584,225	240,865	343,361
33.03	Property				Mill Valley	89,706	311,816	9/30/2019	12	Trailing 12	363,313	105,221	258,092
33.04	Property				Brecksville	109,897	243,059	9/30/2019	12	Trailing 12	303,293	137,685	165,608
33.05	Property				782-788 West Market Street	14,423	100,933	9/30/2019	12	Trailing 12	122,640	32,834	89,806
33.06	Property				1303 West Maple	40,733	63,161	9/30/2019	12	Trailing 12	119,918	45,982	73,936
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	703,452	952,172	6/30/2019	12	Trailing 12	2,151,571	720,595	1,430,976	11.7%
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	1,453,507	1,398,102	9/30/2019	12	Trailing 12	2,911,611	1,606,182	1,305,429	10.9%
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	600,468	859,313	8/31/2019	12	Trailing 12	1,500,407	634,499	865,908	7.6%
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	273,969	837,979	9/30/2019	12	Trailing 12	1,161,340	334,031	827,309	7.5%
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	78,102	871,808	9/30/2019	12	Trailing 12	926,206	107,794	818,413	7.9%
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	2,144,156	1,420,837	8/31/2019	12	Trailing 12	3,564,993	2,198,772	1,366,221	13.3%
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	9,177,591	7,895,426	8/31/2019	12	Trailing 12	17,930,064	9,329,767	8,600,297	10.8%
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	3,487,840	1,334,971	9/30/2019	12	Trailing 12	4,822,811	3,448,074	1,374,736	14.1%
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	495,276	647,976	8/31/2019	12	Trailing 12	1,172,105	503,439	668,666	7.5%
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	N/A	N/A	NAV	NAV	Not Available	715,635	94,663	620,972	7.3%
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	450,065	537,408	8/31/2019	12	Trailing 12	1,027,844	446,355	581,489	7.5%
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	465,591	494,832	9/30/2019	12	Trailing 12	1,427,592	514,425	913,167	12.5%
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	209,628	712,285	9/30/2019	12	Trailing 12	931,871	282,677	649,194	9.4%
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	351,758	640,607	9/30/2019	12	Trailing 12	1,256,878	511,868	745,009	12.6%
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	1,631,189	865,889	8/31/2019	12	Trailing 12	2,497,078	1,723,875	773,203	13.8%
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	231,222	(3,800)	9/30/2019	12	Trailing 12	781,723	252,280	529,443	10.2%
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	203,044	306,002	9/30/2019	12	Trailing 12	540,436	206,892	333,544	7.2%
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	237,647	375,367	8/31/2019	12	Trailing 12	613,013	242,302	370,711	15.4%
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	124,993	211,663	9/30/2019	12	Trailing 12	337,331	132,239	205,093	9.4%
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	N/A	N/A	NAV	NAV	Not Available	186,064	6,439	179,625	8.6%
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	N/A	N/A	NAV	NAV	Not Available	104,652	3,140	101,513	8.7%
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	N/A	N/A	NAV	NAV	Not Available	79,581	2,387	77,194	9.0%

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	59,000	0	6,261,091	1.92	7.4%	141,300,000	9/4/2019	60.2%	60.2%	96.2%
1.01	Property				504 Myrtle Avenue	35,750	0	3,787,151			87,200,000	9/4/2019			96.5%
1.02	Property				490 Myrtle Avenue	23,250	0	2,473,941			54,100,000	9/4/2019			95.7%
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	150,104	1,500,000	56,776,391	2.74	9.7%	1,210,000,000	10/31/2019	48.5%	48.5%	97.4%
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	119,220	1,200,000	16,935,189	2.63	11.3%	460,000,000	10/1/2019	32.6%	32.6%	91.9%
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	27,325	250	3,002,469	1.74	6.7%	68,700,000	10/3/2019	65.7%	65.7%	97.2%
4.01	Property				199-203 E 4th St	7,075	250	1,411,636			33,900,000	10/3/2019			96.4%
4.02	Property				118-120 E 4th St	17,250	0	1,152,670			24,900,000	10/3/2019			97.1%
4.03	Property				315 E 10th St	3,000	0	438,163			9,900,000	10/3/2019			100.0%
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	15,468	193,312	4,973,995	2.17	8.0%	98,300,000	10/8/2019	63.6%	63.6%	100.0%
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	50,390	192,657	3,779,949	2.57	9.4%	67,150,000	9/11/2019	60.0%	60.0%	100.0%
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	411,225	623,413	13,536,402	1.51	8.5%	232,600,000	Various	68.8%	62.2%	100.0%
7.01	Property				Londonderry / Manufacturing	56,444	104,245	2,313,037			41,200,000	9/26/2019			100.0%
7.02	Property				Dartmouth / Manufacturing	35,286	62,701	1,355,670			24,000,000	9/25/2019			100.0%
7.03	Property				Waltham Corporate	31,395	90,068	1,229,535			22,600,000	9/25/2019			100.0%
7.04	Property				Woburn	18,872	31,342	826,409			13,700,000	9/25/2019			100.0%
7.05	Property				Nashua	16,739	28,281	589,342			9,800,000	9/26/2019			100.0%
7.06	Property				Woburn CPD	13,216	22,824	586,328			9,400,000	9/25/2019			100.0%
7.07	Property				(West) Bridgewater	12,266	22,654	496,397			8,600,000	9/26/2019			100.0%
7.08	Property				Manchester, NH	12,262	21,575	463,887			7,700,000	9/26/2019			100.0%
7.09	Property				Norwalk 256	11,071	13,816	438,985			6,900,000	9/26/2019			100.0%
7.10	Property				New London	14,169	13,977	406,484			6,750,000	9/26/2019			100.0%
7.11	Property				East Haven	16,378	13,500	387,707			6,700,000	9/26/2019			100.0%
7.12	Property				Lincoln	12,036	18,862	371,497			6,400,000	9/27/2019			100.0%
7.13	Property				Bethlehem	12,410	17,177	343,044			6,000,000	9/18/2019			100.0%
7.14	Property				Salem	11,036	15,994	350,416			5,800,000	9/26/2019			100.0%
7.15	Property				Norwalk 260	7,156	11,876	385,245			5,900,000	9/26/2019			100.0%
7.16	Property				Berlin	12,317	11,594	353,847			5,400,000	9/26/2019			100.0%
7.17	Property				Dartmouth	11,718	15,333	308,292			5,400,000	9/25/2019			100.0%
7.18	Property				Manchester, CT	10,171	8,827	250,928			4,300,000	9/26/2019			100.0%
7.19	Property				Portland	15,174	11,822	233,235			4,100,000	9/26/2019			100.0%
7.20	Property				Braintree	10,496	10,121	231,373			4,000,000	9/26/2019			100.0%
7.21	Property				Warwick	6,585	10,780	219,586			3,800,000	9/27/2019			100.0%
7.22	Property				Fitchburg	12,101	9,373	180,277			3,400,000	9/25/2019			100.0%
7.23	Property				Auburn	12,792	9,021	174,630			3,300,000	9/25/2019			100.0%
7.24	Property				Berlin CPD	6,909	7,025	213,548			3,150,000	9/26/2019			100.0%
7.25	Property				Portsmouth	5,734	8,305	177,455			3,000,000	9/26/2019			100.0%
7.26	Property				Southampton	5,463	8,084	150,739			2,600,000	9/17/2019			100.0%
7.27	Property				Wilkes-Barre	4,830	7,358	141,521			2,400,000	9/18/2019			100.0%
7.28	Property				Hyannis	3,611	6,415	138,616			2,400,000	9/25/2019			100.0%
7.29	Property				Springfield	6,568	6,424	129,844			2,300,000	9/27/2019			100.0%
7.30	Property				White River Junction	6,019	4,039	88,530			1,600,000	9/26/2019			100.0%
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	774,058	0	4,906,521	1.99	12.3%	76,100,000	10/1/2019	52.6%	39.8%	51.7%
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	97,527	723,985	10,705,903	2.62	12.1%	143,450,000	8/1/2019	61.9%	57.1%	96.9%
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	153,800	351,839	8,312,126	1.52	8.6%	130,500,000	10/1/2019	74.3%	67.3%	97.5%
10.01	Property				Parkway Plaza	36,639	60,614	1,493,430			24,200,000	10/1/2019			98.9%
10.02	Property				Aston Center	0	47,119	1,314,853			20,700,000	10/1/2019			100.0%
10.03	Property				Spring Meadow	24,656	51,918	1,356,782			22,400,000	10/1/2019			100.0%
10.04	Property				Scott Town Center	26,490	49,804	1,171,601			18,200,000	10/1/2019			97.6%
10.05	Property				Creekside Marketplace	35,414	54,502	1,083,238			18,000,000	10/1/2019			94.6%
10.06	Property				Stonehenge Square	7,981	53,529	1,099,245			16,000,000	10/1/2019			97.1%
10.07	Property				AYR Town Center	22,620	34,354	792,976			11,000,000	10/1/2019			94.5%
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	19,045	2,650	2,369,050	1.70	6.5%	56,000,000	10/3/2019	65.1%	65.1%	97.3%
11.01	Property				170-174 E 2nd St	10,975	750	1,326,842			33,300,000	10/3/2019			95.3%
11.02	Property				325 E 10th St	5,000	0	421,328			9,100,000	10/3/2019			100.0%
11.03	Property				23 Avenue A	1,860	1,200	330,448			7,300,000	10/3/2019			100.0%
11.04	Property				49.5 1st Avenue	1,210	700	290,433			6,300,000	10/3/2019			100.0%
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	123,909	730,926	4,890,717	1.72	9.9%	73,110,000	Various	67.7%	58.6%	90.9%
12.01	Property				Bingham III	35,470	199,054	1,204,584			14,300,000	9/24/2019			93.9%
12.02	Property				30445 Northwestern Highway	18,027	116,271	631,503			9,500,000	9/25/2019			89.6%
12.03	Property				1750 South Telegraph Road	7,159	84,848	758,681			10,600,000	9/25/2019			95.7%
12.04	Property				2550 South Telegraph Road	12,204	76,534	400,316			7,500,000	9/25/2019			92.1%
12.05	Property				32270 Telegraph Road	10,280	65,799	281,663			6,500,000	9/24/2019			61.9%
12.06	Property				2525 South Telegraph Road	9,357	40,631	303,499			4,600,000	9/25/2019			94.8%
12.07	Property				Ellsworth Shopping Center	1,867	18,825	236,916			4,100,000	9/20/2019			100.0%
12.08	Property				3300 Alpine Avenue	939	8,205	228,506			3,860,000	9/27/2019			100.0%
12.09	Property				21 East Long Lake Road	10,873	33,360	272,445			3,800,000	9/25/2019			100.0%
12.10	Property				Fairways Office Building	10,104	44,336	282,566			3,700,000	10/21/2019			96.7%
12.11	Property				7115 Orchard Lake Road	6,179	31,378	159,975			2,600,000	9/25/2019			87.6%
12.12	Property				CGS Canton	1,450	11,686	130,064			2,050,000	9/30/2019			100.0%
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	160,357	720,342	5,315,083	1.54	8.9%	103,700,000	10/3/2019	57.9%	48.8%	82.3%
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	145,255	363,138	5,814,314	1.74	10.2%	87,300,000	8/29/2019	65.4%	52.3%	93.2%

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	27,536	183,570	3,294,846	1.74	9.8%	45,000,000	10/10/2019	74.7%	64.4%	87.5%
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	435,227	0	3,965,391	2.71	12.2%	62,000,000	10/3/2019	52.4%	52.4%	65.8%
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	72,000	0	2,802,525	2.50	8.9%	52,500,000	9/27/2019	59.9%	59.9%	95.1%
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	28,597	107,237	2,533,234	1.88	8.3%	52,000,000	7/10/2019	58.8%	58.8%	88.6%
18.01	Property				Memorial West	23,452	87,946	2,194,799			46,800,000	7/10/2019			87.7%
18.02	Property				EAV Portfolio	5,144	19,292	338,435			5,200,000	7/10/2019			92.3%
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	10,400	0	1,946,075	1.64	7.0%	44,900,000	10/7/2019	62.4%	62.4%	100.0%
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	38,980	68,215	2,402,965	1.62	9.3%	34,850,000	10/9/2019	74.2%	62.5%	100.0%
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	15,568	100,978	2,196,587	1.99	9.0%	38,300,000	10/1/2019	63.7%	63.7%	94.1%
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	22,491	146,841	1,873,973	2.46	8.8%	32,700,000	10/17/2019	65.0%	65.0%	100.0%
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	21,800	0	1,611,027	1.30	7.7%	29,170,000	9/19/2019	72.0%	65.6%	91.7%
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	34,543	172,713	1,730,745	1.59	8.9%	31,000,000	9/17/2019	62.6%	53.2%	84.4%
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	27,398	0	1,361,756	1.99	7.4%	27,000,000	9/17/2019	67.8%	67.8%	96.1%
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	21,988	133,832	1,483,791	1.48	8.5%	24,600,000	8/27/2019	71.3%	61.6%	88.7%
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	229,492	0	2,361,137	2.33	13.8%	28,200,000	10/2/2019	60.8%	48.7%	79.6%
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	20,750	0	1,201,495	1.92	7.5%	25,800,000	10/3/2019	62.4%	62.4%	96.4%
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	106,800	0	1,439,941	1.56	9.2%	23,800,000	10/10/2019	65.5%	52.6%	93.5%
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	43,200	0	1,310,049	2.10	8.9%	22,650,000	11/7/2019	64.9%	64.9%	91.0%
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	57,000	0	1,111,381	2.10	8.3%	24,400,000	10/22/2019	54.9%	54.9%	94.3%
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	19,046	63,485	1,183,121	1.58	9.3%	20,600,000	9/26/2019	61.9%	49.6%	84.1%
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	32,209	88,813	1,277,060	1.68	10.2%	18,990,000	Various	65.8%	53.2%	87.2%
33.01	Property				Ghent Road	5,443	21,771	440,065			6,100,000	10/4/2019			95.4%
33.02	Property				Fairlawn Office Properties	11,294	30,109	301,958			4,750,000	10/10/2019			79.6%
33.03	Property				Mill Valley	6,250	12,297	239,545			3,600,000	10/4/2019			91.6%
33.04	Property				Brecksville	3,591	13,316	148,702			2,720,000	10/10/2019			76.0%
33.05	Property				782-788 West Market Street	3,216	5,008	81,582			1,000,000	10/4/2019			100.0%
33.06	Property				1303 West Maple	2,415	6,312	65,209			820,000	10/10/2019			100.0%
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	52,831	262,707	1,115,438	1.60	9.1%	17,700,000	8/11/2019	69.0%	61.2%	90.6%
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	103,500	0	1,201,929	2.32	10.0%	21,900,000	9/13/2019	54.8%	54.8%	96.2%
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	19,738	0	846,170	1.99	7.4%	17,900,000	9/17/2019	63.7%	63.7%	95.8%
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	2,735	34,341	790,233	1.69	7.2%	16,000,000	8/6/2019	68.8%	68.8%	100.0%
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	17,376	0	801,037	2.04	7.7%	16,400,000	9/16/2019	63.1%	63.1%	100.0%
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	142,600	0	1,223,621	1.98	11.9%	16,000,000	10/1/2019	64.1%	58.5%	79.9%
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	161,615	468,054	7,970,628	2.89	10.0%	125,000,000	9/19/2019	64.0%	64.0%	85.0%
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	192,912	0	1,181,824	1.93	12.1%	15,500,000	7/1/2020	62.9%	51.3%	77.8%
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	14,000	0	654,666	1.97	7.4%	13,300,000	9/17/2019	66.9%	66.9%	96.4%
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	6,000	0	614,972	1.69	7.2%	13,000,000	9/23/2019	65.4%	65.4%	95.8%
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	11,500	0	569,989	1.96	7.3%	12,000,000	9/17/2019	65.0%	65.0%	95.7%
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	9,532	63,541	840,094	1.95	11.5%	11,100,000	9/10/2019	65.8%	54.3%	97.5%
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	9,156	30,522	609,516	1.55	8.8%	11,500,000	9/27/2019	60.0%	47.6%	100.0%
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	42,000	0	703,009	2.07	11.9%	8,300,000	10/1/2019	71.4%	61.7%	94.0%
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	99,883	0	673,320	1.95	12.0%	8,900,000	10/1/2020	62.9%	52.5%	62.3%
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	7,922	19,804	501,717	1.60	9.6%	7,616,000	10/25/2019	68.3%	59.7%	97.5%
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	7,905	0	325,639	1.80	7.0%	7,700,000	9/16/2019	60.4%	60.4%	100.0%
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	5,800	0	364,911	2.58	15.2%	5,270,000	10/19/2019	45.5%	36.5%	93.1%
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	4,744	0	200,349	1.41	9.2%	3,520,000	10/7/2019	61.9%	59.2%	83.6%
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	0	0	179,625	1.34	8.6%	4,300,000	9/5/2019	48.8%	40.1%	NAP
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	1,596	0	99,917	1.81	8.5%	1,670,000	8/9/2019	70.0%	70.0%	100.0%
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	1,354	0	75,840	1.88	8.9%	1,220,000	8/7/2019	70.0%	70.0%	100.0%

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	10/25/2019	NAP	NAP
1.01	Property				504 Myrtle Avenue	10/25/2019	NAP	NAP	NAP			NAP
1.02	Property				490 Myrtle Avenue	10/25/2019	NAP	NAP	NAP			NAP
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	10/1/2019	NAP	NAP	Ralph Lauren Corporation	277,016	12/31/2024	Memorial Sloan Kettering Cancer Center	100,700	7/31/2023
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	10/24/2019	NAP	NAP	Meredith Corporation	212,594	12/31/2026	Toyota Tsusho America, Inc.	41,322	11/30/2022
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	9/16/2019	NAP	NAP
4.01	Property				199-203 E 4th St	9/16/2019	NAP	NAP	B&H Barbershop LLC	500	8/31/2027	NAP
4.02	Property				118-120 E 4th St	9/16/2019	NAP	NAP	NAP			NAP
4.03	Property				315 E 10th St	9/16/2019	NAP	NAP	NAP			NAP
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	12/6/2019	NAP	NAP	Snowflake Computing / Verkada	62,338	7/31/2029	NAP
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	12/6/2019	NAP	NAP	Gartner	251,949	11/15/2038	NAP
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	12/6/2019	NAP	NAP
7.01	Property				Londonderry / Manufacturing	12/6/2019	NAP	NAP	Harvey Building Products	376,294	10/21/2039	NAP
7.02	Property				Dartmouth / Manufacturing	12/6/2019	NAP	NAP	Harvey Building Products	235,239	10/21/2039	NAP
7.03	Property				Waltham Corporate	12/6/2019	NAP	NAP	Harvey Building Products	54,400	10/21/2039	NAP
7.04	Property				Woburn	12/6/2019	NAP	NAP	Harvey Building Products	76,054	10/21/2039	NAP
7.05	Property				Nashua	12/6/2019	NAP	NAP	Harvey Building Products	111,594	10/21/2039	NAP
7.06	Property				Woburn CPD	12/6/2019	NAP	NAP	Harvey Building Products	59,800	10/21/2039	NAP
7.07	Property				(West) Bridgewater	12/6/2019	NAP	NAP	Harvey Building Products	81,776	10/21/2039	NAP
7.08	Property				Manchester, NH	12/6/2019	NAP	NAP	Harvey Building Products	81,747	10/21/2039	NAP
7.09	Property				Norwalk 256	12/6/2019	NAP	NAP	Harvey Building Products	40,232	10/21/2039	NAP
7.10	Property				New London	12/6/2019	NAP	NAP	Harvey Building Products	70,642	10/21/2039	NAP
7.11	Property				East Haven	12/6/2019	NAP	NAP	Harvey Building Products	70,089	10/21/2039	NAP
7.12	Property				Lincoln	12/6/2019	NAP	NAP	Harvey Building Products	80,240	10/21/2039	NAP
7.13	Property				Bethlehem	12/6/2019	NAP	NAP	Harvey Building Products	71,091	10/21/2039	NAP
7.14	Property				Salem	12/6/2019	NAP	NAP	Harvey Building Products	58,286	10/21/2039	NAP
7.15	Property				Norwalk 260	12/6/2019	NAP	NAP	Harvey Building Products	30,000	10/21/2039	NAP
7.16	Property				Berlin	12/6/2019	NAP	NAP	Harvey Building Products	43,796	10/21/2039	NAP
7.17	Property				Dartmouth	12/6/2019	NAP	NAP	Harvey Building Products	63,117	10/21/2039	NAP
7.18	Property				Manchester, CT	12/6/2019	NAP	NAP	Harvey Building Products	49,175	10/21/2039	NAP
7.19	Property				Portland	12/6/2019	NAP	NAP	Harvey Building Products	48,145	10/21/2039	NAP
7.20	Property				Braintree	12/6/2019	NAP	NAP	Harvey Building Products	32,531	10/21/2039	NAP
7.21	Property				Warwick	12/6/2019	NAP	NAP	Harvey Building Products	43,899	10/21/2039	NAP
7.22	Property				Fitchburg	12/6/2019	NAP	NAP	Harvey Building Products	39,433	10/21/2039	NAP
7.23	Property				Auburn	12/6/2019	NAP	NAP	Harvey Building Products	37,132	10/21/2039	NAP
7.24	Property				Berlin CPD	12/6/2019	NAP	NAP	Harvey Building Products	28,163	10/21/2039	NAP
7.25	Property				Portsmouth	12/6/2019	NAP	NAP	Harvey Building Products	31,470	10/21/2039	NAP
7.26	Property				Southampton	12/6/2019	NAP	NAP	Harvey Building Products	36,421	10/21/2039	NAP
7.27	Property				Wilkes-Barre	12/6/2019	NAP	NAP	Harvey Building Products	32,200	10/21/2039	NAP
7.28	Property				Hyannis	12/6/2019	NAP	NAP	Harvey Building Products	24,070	10/21/2039	NAP
7.29	Property				Springfield	12/6/2019	NAP	NAP	Harvey Building Products	25,347	10/21/2039	NAP
7.30	Property				White River Junction	12/6/2019	NAP	NAP	Harvey Building Products	13,736	10/21/2039	NAP
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	9/30/2019	168.41	87.08	NAP			NAP
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	11/1/2019	NAP	NAP	Kroger	97,000	12/31/2032	Kohl’s	87,327	1/31/2032
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	9/1/2019	NAP	NAP
10.01	Property				Parkway Plaza	9/1/2019	NAP	NAP	Giant	71,335	12/31/2023	Rite Aid	11,180	11/30/2023
10.02	Property				Aston Center	9/1/2019	NAP	NAP	Giant	55,000	11/30/2025	NAP
10.03	Property				Spring Meadow	9/1/2019	NAP	NAP	Giant	67,400	10/31/2024	Mavis Tire Supply, LLC	6,700	3/31/2034
10.04	Property				Scott Town Center	9/1/2019	NAP	NAP	Giant	54,333	7/31/2023	AAA	4,000	6/30/2022
10.05	Property				Creekside Marketplace	9/1/2019	NAP	NAP	Giant	57,428	3/31/2027	Dollar Tree	8,000	6/30/2022
10.06	Property				Stonehenge Square	9/1/2019	NAP	NAP	Giant	51,687	5/31/2026	PA Liquor Control Board	5,170	8/31/2024
10.07	Property				AYR Town Center	9/1/2019	NAP	NAP	Giant	52,400	5/31/2025	Wine & Spirits Store	2,400	8/31/2024
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	9/16/2019	NAP	NAP
11.01	Property				170-174 E 2nd St	9/16/2019	NAP	NAP	Karma Gallery Space	500	8/31/2024	Original Barber Shop LLC	500	12/31/2020
11.02	Property				325 E 10th St	9/16/2019	NAP	NAP	NAP			NAP
11.03	Property				23 Avenue A	9/16/2019	NAP	NAP	Latte Bistro Café Inc	2,400	4/30/2029	NAP
11.04	Property				49.5 1st Avenue	9/16/2019	NAP	NAP	Starbucks Corporation	1,400	3/1/2022	NAP
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	10/17/2019	NAP	NAP
12.01	Property				Bingham III	10/17/2019	NAP	NAP	CPA Global	29,305	11/30/2021	Pyramid Solutions, Inc.	11,885	12/31/2024
12.02	Property				30445 Northwestern Highway	10/17/2019	NAP	NAP	Creative Empire, LLC	10,390	11/30/2022	Mall, Malisow and Cooney, P.C.	8,767	2/28/2021
12.03	Property				1750 South Telegraph Road	10/17/2019	NAP	NAP	Anselmi & Mierzejewski, PC	13,579	1/31/2023	Grosinger, Spigelman and Grey Eye Surgeons, PC	13,169	7/31/2026
12.04	Property				2550 South Telegraph Road	10/17/2019	NAP	NAP	Princeton Enterprises, LLC	22,672	4/30/2023	Vision Specialists of Michigan, LLC	10,038	4/14/2030
12.05	Property				32270 Telegraph Road	10/17/2019	NAP	NAP	Cardiology Associates of Birmingham, P.C.	9,772	5/31/2025	Spine Specialists of Michigan, Inc.	7,995	9/30/2023
12.06	Property				2525 South Telegraph Road	10/17/2019	NAP	NAP	Law Offices of Pierce, Duke, Farrell, and Tafelski, PLC, Stroble Law Firm, P.C.	4,406	4/30/2021	Associated Obstetrics & Gynecology, P.C.	4,305	10/31/2020
12.07	Property				Ellsworth Shopping Center	10/17/2019	NAP	NAP	AutoZone	7,370	1/31/2039	Mattress Firm	4,190	1/31/2029
12.08	Property				3300 Alpine Avenue	10/17/2019	NAP	NAP	MOD Pizza	2,600	5/31/2029	Chipotle	2,300	6/30/2028
12.09	Property				21 East Long Lake Road	10/17/2019	NAP	NAP	Steward Capital Management LLC	5,554	9/30/2020	Barrett & Associates, Inc	4,843	12/31/2024
12.10	Property				Fairways Office Building	10/17/2019	NAP	NAP	Grand/Sakwa Management LLC	9,268	12/31/2020	Miller and Tischler, PC	7,708	4/30/2024
12.11	Property				7115 Orchard Lake Road	10/17/2019	NAP	NAP	Paragon Underwriters, Inc.	5,045	1/31/2029	Mally A.C.T., LLC	4,946	2/28/2023
12.12	Property				CGS Canton	10/17/2019	NAP	NAP	VHS Children’s Hospital of Michigan, Inc.	9,349	5/31/2025	NAP
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	10/1/2019	NAP	NAP	TBK Bank, SSB	78,597	4/30/2026	Holmes & Murphy & Assoc.	72,477	4/30/2023
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	10/3/2019	NAP	NAP	Wal-Mart	179,982	2/28/2031	J.C. Penney	160,961	11/30/2023

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	8/21/2019	NAP	NAP	Giant	46,935	12/31/2028	Planet Fitness	24,475	6/30/2028
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	8/31/2019	491.95	323.79	NAP			NAP
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	10/16/2019	NAP	NAP	NAP			NAP
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	7/29/2019	NAP	NAP
18.01	Property				Memorial West	7/29/2019	NAP	NAP	Primrose School	17,567	5/31/2028	My Salon Suites	6,241	11/30/2028
18.02	Property				EAV Portfolio	7/29/2019	NAP	NAP	The Glenwood	4,661	5/31/2022	Urbananda, LLC	2,440	5/31/2024
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	11/6/2019	NAP	NAP	NAP			NAP
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	10/21/2019	NAP	NAP	Kohl’s	55,000	5/31/2039	Fresh Thyme	28,750	8/31/2032
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	10/31/2019	NAP	NAP	SunTrust Bank	63,200	6/30/2026	Pappas Properties, LLC	7,333	10/31/2023
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	10/1/2019	NAP	NAP	Comcast	63,850	4/30/2027	Bolton Medical	48,606	10/31/2030
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	8/31/2019	NAP	NAP	NAP			NAP
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	10/7/2019	NAP	NAP	Movie Tavern Inc	48,914	2/28/2026	Urban Air	28,192	5/31/2028
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	8/15/2019	NAP	NAP	NAP			NAP
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	10/11/2019	NAP	NAP	Giant Food Store LLC/Ahold	51,071	7/31/2023	Dollar Tree	10,785	4/30/2021
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	10/31/2019	147.87	117.73	NAP			NAP
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	10/15/2019	NAP	NAP	NAP			NAP
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	10/31/2019	NAP	NAP	NAP			NAP
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	11/21/2019	NAP	NAP	NAP			NAP
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	10/31/2019	NAP	NAP	NAP			NAP
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	9/6/2019	NAP	NAP	The Kroger Co.	46,849	1/31/2025	Burn Fitness	18,242	6/30/2028
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	11/8/2019	NAP	NAP
33.01	Property				Ghent Road	11/8/2019	NAP	NAP	Ray’s Place	6,500	6/30/2023	Nolas Beauty Salon	4,440	MTM
33.02	Property				Fairlawn Office Properties	11/8/2019	NAP	NAP	University Hospitals Physician Services	3,932	11/30/2021	Dr. Chaturvedi	3,417	10/1/2020
33.03	Property				Mill Valley	11/8/2019	NAP	NAP	Mangino (Lucky’s Grill)	4,937	10/31/2023	Memorial Hosp of Union	2,812	5/31/2022
33.04	Property				Brecksville	11/8/2019	NAP	NAP	Russell Realty	4,160	6/30/2021	Ciresi & Morek	2,940	8/31/2020
33.05	Property				782-788 West Market Street	11/8/2019	NAP	NAP	Martell School of Dance	3,600	MTM	Annabell’s, Inc.	1,300	MTM
33.06	Property				1303 West Maple	11/8/2019	NAP	NAP	Dr. Thomas Collins	1,632	6/30/2020	Dr. Valerie Bell	1,592	6/30/2020
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	10/1/2019	NAP	NAP	Variety Stores, Inc dba Roses	60,000	6/30/2025	Winn-Dixie Stores Leasing, LLC	56,000	11/18/2027
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	10/2/2019	NAP	NAP	NAP			NAP
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	8/15/2019	NAP	NAP	NAP			NAP
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	6/30/2019	NAP	NAP	Pio-Pio Ocho	5,814	10/4/2033	Dunkin Donuts	2,125	1/27/2023
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	10/1/2019	NAP	NAP	NAP			NAP
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	8/31/2019	127.51	101.93	NAP			NAP
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	10/21/2019	NAP	NAP	Minnesota State Colleges and Universities	90,513	7/31/2022	AgriBank	86,298	10/31/2026
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	9/30/2019	123.50	96.03	NAP			NAP
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	8/15/2019	NAP	NAP	NAP			NAP
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	11/6/2019	NAP	NAP	NAP			NAP
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	8/15/2019	NAP	NAP	NAP			NAP
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	9/5/2019	NAP	NAP	FreightCenter, Inc.	21,089	5/31/2024	Elite Insurance Partners	18,278	8/31/2024
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	10/1/2019	NAP	NAP	Big Lots!	30,299	1/31/2024	Smart & Final Extra!	25,348	8/31/2029
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	10/31/2019	NAP	NAP	NAP			NAP
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	8/31/2019	89.51	55.79	NAP			NAP
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	11/1/2019	NAP	NAP	Piedmont Health Services, Inc.	21,200	9/30/2026	Habitat for Humanity	5,814	3/31/2024
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	10/1/2019	NAP	NAP	NAP			NAP
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	10/30/2019	NAP	NAP	NAP			NAP
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	9/30/2019	NAP	NAP	NAP			NAP
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	NAP	NAP	NAP	NAP			NAP
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	12/6/2019	NAP	NAP	Dollar General	10,640	5/31/2034	NAP
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	12/6/2019	NAP	NAP	Dollar General	9,026	6/30/2034	NAP

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue
1.01	Property				504 Myrtle Avenue	NAP			NAP
1.02	Property				490 Myrtle Avenue	NAP			NAP
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	Sotheby’s Int’l Realty Inc	37,772	11/30/2035	Willett Advisors LLC	25,732	12/31/2024
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	Poten & Partners Inc.	29,696	6/30/2020	Asset International, Inc.	23,800	12/31/2020
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2
4.01	Property				199-203 E 4th St	NAP			NAP
4.02	Property				118-120 E 4th St	NAP			NAP
4.03	Property				315 E 10th St	NAP			NAP
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	NAP			NAP
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	NAP			NAP
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products
7.01	Property				Londonderry / Manufacturing	NAP			NAP
7.02	Property				Dartmouth / Manufacturing	NAP			NAP
7.03	Property				Waltham Corporate	NAP			NAP
7.04	Property				Woburn	NAP			NAP
7.05	Property				Nashua	NAP			NAP
7.06	Property				Woburn CPD	NAP			NAP
7.07	Property				(West) Bridgewater	NAP			NAP
7.08	Property				Manchester, NH	NAP			NAP
7.09	Property				Norwalk 256	NAP			NAP
7.10	Property				New London	NAP			NAP
7.11	Property				East Haven	NAP			NAP
7.12	Property				Lincoln	NAP			NAP
7.13	Property				Bethlehem	NAP			NAP
7.14	Property				Salem	NAP			NAP
7.15	Property				Norwalk 260	NAP			NAP
7.16	Property				Berlin	NAP			NAP
7.17	Property				Dartmouth	NAP			NAP
7.18	Property				Manchester, CT	NAP			NAP
7.19	Property				Portland	NAP			NAP
7.20	Property				Braintree	NAP			NAP
7.21	Property				Warwick	NAP			NAP
7.22	Property				Fitchburg	NAP			NAP
7.23	Property				Auburn	NAP			NAP
7.24	Property				Berlin CPD	NAP			NAP
7.25	Property				Portsmouth	NAP			NAP
7.26	Property				Southampton	NAP			NAP
7.27	Property				Wilkes-Barre	NAP			NAP
7.28	Property				Hyannis	NAP			NAP
7.29	Property				Springfield	NAP			NAP
7.30	Property				White River Junction	NAP			NAP
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	NAP			NAP
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	Cinepolis	52,750	12/31/2031	Field & Stream	50,470	1/31/2030
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio
10.01	Property				Parkway Plaza	Kindercare Learning Centers	10,964	4/30/2020	Power Train Harrisburg West LL	6,000	3/31/2020
10.02	Property				Aston Center	NAP			NAP
10.03	Property				Spring Meadow	Fulton Bank	2,950	8/4/2024	NAP
10.04	Property				Scott Town Center	One Main Financial	1,600	7/31/2023	Subway	1,600	7/31/2024
10.05	Property				Creekside Marketplace	PLCB	3,200	4/30/2022	Pet Value, Inc.	3,162	7/31/2027
10.06	Property				Stonehenge Square	Monroe Muffler Brake Inc.	4,500	6/30/2020	Power Train Fitness	4,400	10/31/2020
10.07	Property				AYR Town Center	NAP			NAP
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1
11.01	Property				170-174 E 2nd St	White Rose Collective	250	3/31/2020	NAP
11.02	Property				325 E 10th St	NAP			NAP
11.03	Property				23 Avenue A	NAP			NAP
11.04	Property				49.5 1st Avenue	NAP			NAP
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio
12.01	Property				Bingham III	Global Commercial Credit, LLC	7,447	7/31/2024	Provision Insurance Group, LLC	6,154	12/31/2023
12.02	Property				30445 Northwestern Highway	Dragun Corporation	8,403	1/31/2023	American Institute for Preventative Medicine, Inc.	5,461	3/31/2020
12.03	Property				1750 South Telegraph Road	Yottabyte, LLC	10,118	6/30/2020	Dennis, Moye, Branstetter and Associates, P.C.	4,169	2/28/2023
12.04	Property				2550 South Telegraph Road	Oakland Psychological Clinic, P.C.	6,100	12/31/2022	The Sherwin-Williams Company	4,100	12/31/2022
12.05	Property				32270 Telegraph Road	Team Rehabilitation BF2, LLC	7,464	9/30/2029	Oakland Arthritis Center, P.C.	5,000	11/30/2020
12.06	Property				2525 South Telegraph Road	Laine Reynolds, Elizabeth Ross, and Tim Ross	3,691	1/31/2022	Neuro-Diagnostic and Sleep Disorder Center, P.C.	2,817	7/31/2021
12.07	Property				Ellsworth Shopping Center	Aspen Dental	3,500	12/31/2028	NAP
12.08	Property				3300 Alpine Avenue	Serenity Nails	1,664	5/31/2029	NAP
12.09	Property				21 East Long Lake Road	Cronin Law Firm PLLC	4,081	3/31/2022	Integrated Capital Management, Inc	2,099	5/31/2021
12.10	Property				Fairways Office Building	Rochelle Liberman Travel Service, Inc.	5,698	12/31/2022	Title Connect, LLC	4,625	2/28/2023
12.11	Property				7115 Orchard Lake Road	MVC MSO, LLC	2,110	12/31/2024	Producers Marketing Group, Inc.	1,914	8/31/2023
12.12	Property				CGS Canton	NAP			NAP
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	CBC Restaurant Corp.	29,674	6/30/2023	FPT Operating Co.	27,672	12/31/2029
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	Dick’s Sporting Goods, Inc.	50,000	1/31/2026	Marc’s	48,688	12/31/2027

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	Dollar Tree	9,201	1/31/2022	Kids First Swim School	7,800	6/30/2023
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	NAP			NAP
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	NAP			NAP
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio
18.01	Property				Memorial West	Sixthman, Ltd.	6,133	3/31/2026	Ace Hardware	5,705	12/31/2022
18.02	Property				EAV Portfolio	Banshee	2,321	6/30/2028	Thrive Neuro Health	2,234	10/31/2020
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	NAP			NAP
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	Total Wine & More	25,000	4/30/2028	Ross Dress for Less Inc	25,000	1/31/2028
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	Oak Steakhouse	5,392	4/30/2032	White Oak Commercial Finance, LLC	4,509	10/31/2029
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	NAP			NAP
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	NAP			NAP
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	Bedford Ice House LLC	7,900	10/31/2024	Boomerjack’s Grill	7,012	7/31/2024
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	NAP			NAP
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	Rascals Fitness	10,088	12/31/2022	Peapod	9,858	7/31/2023
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	NAP			NAP
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	NAP			NAP
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	NAP			NAP
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	NAP			NAP
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	NAP			NAP
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	Ascension Health	10,188	9/30/2023	Scrappy Chic	6,512	2/28/2022
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio
33.01	Property				Ghent Road	Health & Fitness	3,761	5/31/2024	Tito’s Mexican Grill	3,650	11/30/2023
33.02	Property				Fairlawn Office Properties	US Bank	3,266	4/30/2023	Defenders	1,800	3/31/2021
33.03	Property				Mill Valley	Khouri Dental Care	2,468	3/31/2024	Acloche, LLC	2,100	9/30/2021
33.04	Property				Brecksville	CodeSummit	2,780	MTM	Neal Kaufman	1,518	6/30/2020
33.05	Property				782-788 West Market Street	Aladdins Eatery	1,300	8/31/2023	Highland Square Tattoo	1,300	6/30/2023
33.06	Property				1303 West Maple	David Vangaasbeek	1,496	MTM	Oasis Women	1,280	11/30/2021
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	NCG Cinema	28,118	12/31/2029	Ollies Discount Bargain Outlet	28,000	1/31/2028
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	NAP			NAP
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	NAP			NAP
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	Grace Wine & Spirits	1,712	1/27/2021	Omni Dry Cleaner	750	4/21/2033
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	NAP			NAP
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	NAP			NAP
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	IRS	56,144	2/28/2021	Wells Fargo Bank	43,402	9/30/2023
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	NAP			NAP
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	NAP			NAP
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	NAP			NAP
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	NAP			NAP
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	Green Hills Software	13,695	12/31/2022	NCCCO	8,866	10/30/2026
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	Wells Fargo	5,396	10/21/2020	NAP
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	NAP			NAP
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	NAP			NAP
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	Dennis W. Ellis, DDS	3,447	12/31/2028	Voices Together	3,343	9/30/2024
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	NAP			NAP
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	NAP			NAP
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	NAP			NAP
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	NAP			NAP
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	NAP			NAP
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	NAP			NAP

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue										No	0
1.01	Property				504 Myrtle Avenue	NAP			10/1/2019	No	NAP	9/30/2019	NAP	NAP	No
1.02	Property				490 Myrtle Avenue	NAP			10/1/2019	No	NAP	9/30/2019	NAP	NAP	No
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	BC Partners Inc.	19,380	1/31/2027	10/29/2019	No	NAP	10/29/2019	NAP	NAP	No	0
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	YES Network, LLC	23,800	5/31/2022	10/11/2019	No	NAP	10/14/2019	NAP	NAP	No	0
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2										No	66,690
4.01	Property				199-203 E 4th St	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No
4.02	Property				118-120 E 4th St	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No
4.03	Property				315 E 10th St	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	NAP			7/15/2019	No	NAP	7/15/2019	7/12/2019	11%	No	351,878
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	NAP			9/18/2019	No	NAP	9/18/2019	NAP	NAP	No	0
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products										No	0
7.01	Property				Londonderry / Manufacturing	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.02	Property				Dartmouth / Manufacturing	NAP			8/28/2019	No	NAP	9/5/2019	NAP	NAP	No
7.03	Property				Waltham Corporate	NAP			8/27/2019	No	NAP	9/5/2019	NAP	NAP	No
7.04	Property				Woburn	NAP			8/29/2019	No	NAP	9/6/2019	NAP	NAP	No
7.05	Property				Nashua	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.06	Property				Woburn CPD	NAP			8/29/2019	No	NAP	9/6/2019	NAP	NAP	No
7.07	Property				(West) Bridgewater	NAP			8/25/2019	No	NAP	9/6/2019	NAP	NAP	No
7.08	Property				Manchester, NH	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.09	Property				Norwalk 256	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.10	Property				New London	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.11	Property				East Haven	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.12	Property				Lincoln	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.13	Property				Bethlehem	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.14	Property				Salem	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.15	Property				Norwalk 260	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.16	Property				Berlin	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.17	Property				Dartmouth	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.18	Property				Manchester, CT	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.19	Property				Portland	NAP			8/29/2019	No	NAP	9/6/2019	NAP	NAP	No
7.20	Property				Braintree	NAP			8/25/2019	No	NAP	9/6/2019	NAP	NAP	No
7.21	Property				Warwick	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.22	Property				Fitchburg	NAP			8/29/2019	No	NAP	9/6/2019	NAP	NAP	No
7.23	Property				Auburn	NAP			8/28/2019	No	NAP	9/6/2019	NAP	NAP	No
7.24	Property				Berlin CPD	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.25	Property				Portsmouth	NAP			8/28/2019	No	NAP	9/6/2019	NAP	NAP	No
7.26	Property				Southampton	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.27	Property				Wilkes-Barre	NAP			8/30/2019	No	NAP	9/5/2019	NAP	NAP	No
7.28	Property				Hyannis	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.29	Property				Springfield	NAP			8/30/2019	No	NAP	9/6/2019	NAP	NAP	No
7.30	Property				White River Junction	NAP			8/29/2019	No	NAP	9/5/2019	NAP	NAP	No
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	NAP			10/23/2019	No	NAP	10/23/2019	NAP	NAP	No	303,634
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	TJ Maxx/HomeGoods	45,000	10/31/2023	8/2/2019	No	NAP	8/2/2019	NAP	NAP	No	1,416,313
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio										No	0
10.01	Property				Parkway Plaza	Wendy’s	3,067	12/31/2022	10/18/2019	No	NAP	10/18/2019	NAP	NAP	No
10.02	Property				Aston Center	NAP			10/18/2019	No	NAP	10/18/2019	NAP	NAP	No
10.03	Property				Spring Meadow	NAP			10/18/2019	No	NAP	10/18/2019	NAP	NAP	No
10.04	Property				Scott Town Center	Regis Corp	1,600	6/30/2024	9/23/2019	No	NAP	10/18/2019	NAP	NAP	No
10.05	Property				Creekside Marketplace	Feasta Pizza	2,880	3/31/2029	10/15/2019	No	NAP	10/18/2019	NAP	NAP	No
10.06	Property				Stonehenge Square	Unique Source Products & Serv	2,550	6/30/2021	10/18/2019	No	NAP	10/18/2019	NAP	NAP	No
10.07	Property				AYR Town Center	NAP			10/18/2019	No	NAP	10/18/2019	NAP	NAP	No
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1										No	50,078
11.01	Property				170-174 E 2nd St	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No
11.02	Property				325 E 10th St	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No
11.03	Property				23 Avenue A	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No
11.04	Property				49.5 1st Avenue	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio										No	226,356
12.01	Property				Bingham III	Greater Detroit Area Health Council, Inc.	5,535	6/30/2023	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.02	Property				30445 Northwestern Highway	Fortis Commercial, LLC	4,984	2/29/2020	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.03	Property				1750 South Telegraph Road	Trinity Health - Michigan	3,903	7/31/2024	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.04	Property				2550 South Telegraph Road	WG Associates, LLC	2,466	11/30/2026	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.05	Property				32270 Telegraph Road	Ricardo Z. Vinuya, M.D., PLC	2,369	1/31/2021	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.06	Property				2525 South Telegraph Road	Visscher-Caravelle N.A., Inc.	2,750	1/31/2021	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.07	Property				Ellsworth Shopping Center	NAP			10/24/2019	No	NAP	10/2/2019	NAP	NAP	No
12.08	Property				3300 Alpine Avenue	NAP			10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.09	Property				21 East Long Lake Road	WalkerSearchGroup, LLC	2,061	10/31/2023	10/24/2019	Yes	10/17/2019	10/8/2019	NAP	NAP	No
12.10	Property				Fairways Office Building	Kaufman Insurance and Financial Group, LLC	2,946	9/30/2022	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.11	Property				7115 Orchard Lake Road	Beauty Kingdom, LLC	1,816	1/31/2027	10/24/2019	No	NAP	10/8/2019	NAP	NAP	No
12.12	Property				CGS Canton	NAP			10/24/2019	Yes	10/22/2019	10/8/2019	NAP	NAP	No
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	Alon USA Energy	26,914	9/30/2023	10/17/2019	No	NAP	10/10/2019	NAP	NAP	No	0
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	Burlington Coat Factory	45,079	2/28/2030	9/6/2019	No	NAP	11/6/2019	NAP	NAP	No	1,005,412

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	Rio Cantina	7,248	3/31/2021	10/18/2019	No	NAP	10/18/2019	NAP	NAP	No	0
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	NAP			6/7/2019	No	NAP	6/7/2019	NAP	NAP	No	105,117
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	NAP			10/7/2019	No	NAP	10/7/2019	NAP	NAP	No	488,423
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio										No	154,551
18.01	Property				Memorial West	Grant Park Market	5,556	12/31/2027	8/1/2019	No	NAP	8/1/2019	NAP	NAP	No
18.02	Property				EAV Portfolio	Emerald City Bagels	2,010	2/28/2023	7/31/2019; 8/2/2019	No	NAP	8/1/2019	NAP	NAP	No
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	NAP			10/17/2019	No	NAP	10/16/2019	NAP	NAP	No	6,598
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	Marshall’s	21,000	8/31/2027	10/11/2019	No	NAP	10/11/2019	NAP	NAP	No	659,303
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	Second Half Strategies	2,888	3/15/2021	10/31/2019	No	NAP	9/27/2019	NAP	NAP	No	0
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	NAP			10/16/2019	No	NAP	10/16/2019	NAP	NAP	No	93,259
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	NAP			9/25/2019	No	NAP	9/30/2019	NAP	NAP	No	91,615
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	Concrete Nail	6,355	11/30/2027	9/25/2019	No	NAP	10/2/2019	NAP	NAP	No	0
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	NAP			10/2/2019	No	NAP	10/2/2019	NAP	NAP	No	67,877
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	CJ Tire Services, Inc.	5,518	12/31/2023	9/11/2019	No	NAP	9/10/2019	NAP	NAP	No	119,257
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	NAP			9/3/2019	No	NAP	10/22/2019	NAP	NAP	No	45,778
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	NAP			11/1/2019	No	NAP	11/1/2019	NAP	NAP	No	13,202
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	NAP			10/16/2019	No	NAP	10/16/2019	NAP	NAP	No	0
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	NAP			9/19/2019	No	NAP	9/19/2019	NAP	NAP	No	43,788
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	NAP			10/22/2019	No	NAP	10/22/2019	NAP	NAP	No	65,810
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	PNC Bank	4,759	1/31/2025	10/3/2019	No	NAP	10/2/2019	NAP	NAP	No	112,814
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio										No	135,148
33.01	Property				Ghent Road	Continental Cuisine	3,125	1/31/2021	10/16/2019	No	NAP	10/15/2019	NAP	NAP	No
33.02	Property				Fairlawn Office Properties	Answering Cleveland	1,653	MTM	10/15/2019, 10/16/2019, 10/17/2019	No	NAP	10/17/2019	NAP	NAP	No
33.03	Property				Mill Valley	New Craft 99, LLC	1,848	2/28/2025	10/16/2019	No	NAP	10/17/2019	NAP	NAP	No
33.04	Property				Brecksville	Dr. Cheryl Hammes D.O.	1,352	3/31/2022	10/16/2019	No	NAP	10/17/2019	NAP	NAP	No
33.05	Property				782-788 West Market Street	NAP			10/16/2019	No	NAP	10/14/2019	NAP	NAP	No
33.06	Property				1303 West Maple	Edward Jones	1,200	9/30/2020	10/14/2019	No	NAP	10/17/2019	NAP	NAP	No
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	Planet Fitness	17,000	3/31/2022	8/16/2019	No	NAP	8/9/2019	NAP	NAP	No	297,980
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	NAP			7/8/2019	No	NAP	7/8/2019	NAP	NAP	No	152,884
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	NAP			10/3/2019	No	NAP	10/3/2019	NAP	NAP	No	51,103
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	NAP			8/14/2019	No	NAP	8/19/2019	NAP	NAP	No	139,311
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	NAP			9/18/2019	No	NAP	9/18/2019	NAP	NAP	No	15,424
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	NAP			10/9/2019	No	NAP	10/10/2019	NAP	NAP	No	37,988
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	Larson King	39,876	1/31/2022	9/17/2019	No	NAP	9/18/2019	NAP	NAP	No	544,053
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	NAP			7/17/2019	No	NAP	7/16/2019	NAP	NAP	No	136,389
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	NAP			10/4/2019	No	NAP	10/2/2019	NAP	NAP	No	39,141
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	NAP			10/3/2019	No	NAP	10/2/2019	NAP	NAP	No	0
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	NAP			10/4/2019	No	NAP	10/2/2019	NAP	NAP	No	32,464
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	NAP			9/23/2019	No	NAP	9/23/2019	NAP	NAP	No	15,328
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	NAP			10/3/2019	No	NAP	10/2/2019	10/23/2019	4%, 6%	No	38,504
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	NAP			10/2/2019	No	NAP	10/2/2019	NAP	NAP	No	0
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	NAP			10/3/2019	No	NAP	10/3/2019	NAP	NAP	No	74,623
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	Jenzabar, Inc.	1,634	11/30/2024	7/17/2019	No	NAP	7/17/2019	NAP	NAP	No	19,030
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	NAP			9/26/2019	No	NAP	9/26/2019	NAP	NAP	No	0
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	NAP			10/29/2019	No	NAP	10/29/2019	NAP	NAP	No	4,391
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	NAP			10/11/2019	No	NAP	10/11/2019	NAP	NAP	No	2,117
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	NAP			9/12/2019	No	NAP	9/12/2019	NAP	NAP	No	0
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	NAP			8/13/2019	No	NAP	8/13/2019	NAP	NAP	No	4,000
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	NAP			8/13/2019	No	NAP	8/13/2019	NAP	NAP	No	4,000

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	13,195	52,358	10,472	0	4,917	0	0	0
1.01	Property				504 Myrtle Avenue
1.02	Property				490 Myrtle Avenue
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	0	0	0	0	0	0	0	0
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	700,333	0	0	0	9,807	450,000	4,000,000	0
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	66,690	0	0	0	2,277	0	0	0
4.01	Property				199-203 E 4th St
4.02	Property				118-120 E 4th St
4.03	Property				315 E 10th St
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	87,970	0	0	0	1,289	30,935	0	0
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	0	0	0	0	0	0	0	0
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	0	0	0	0	0	0	0	0
7.01	Property				Londonderry / Manufacturing
7.02	Property				Dartmouth / Manufacturing
7.03	Property				Waltham Corporate
7.04	Property				Woburn
7.05	Property				Nashua
7.06	Property				Woburn CPD
7.07	Property				(West) Bridgewater
7.08	Property				Manchester, NH
7.09	Property				Norwalk 256
7.10	Property				New London
7.11	Property				East Haven
7.12	Property				Lincoln
7.13	Property				Bethlehem
7.14	Property				Salem
7.15	Property				Norwalk 260
7.16	Property				Berlin
7.17	Property				Dartmouth
7.18	Property				Manchester, CT
7.19	Property				Portland
7.20	Property				Braintree
7.21	Property				Warwick
7.22	Property				Fitchburg
7.23	Property				Auburn
7.24	Property				Berlin CPD
7.25	Property				Portsmouth
7.26	Property				Southampton
7.27	Property				Wilkes-Barre
7.28	Property				Hyannis
7.29	Property				Springfield
7.30	Property				White River Junction
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	75,909	66,207	9,458	0	5% of Gross Revenues	0	0	0
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	236,052	28,569	9,523	0	8,127	292,582	750,000	67,728
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	0	0	0	0	12,741	0	0	8,681
10.01	Property				Parkway Plaza
10.02	Property				Aston Center
10.03	Property				Spring Meadow
10.04	Property				Scott Town Center
10.05	Property				Creekside Marketplace
10.06	Property				Stonehenge Square
10.07	Property				AYR Town Center
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	50,078	0	0	0	1,587	0	0	0
11.01	Property				170-174 E 2nd St
11.02	Property				325 E 10th St
11.03	Property				23 Avenue A
11.04	Property				49.5 1st Avenue
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	71,854	71,142	6,467	0	10,326	0	0	60,911
12.01	Property				Bingham III
12.02	Property				30445 Northwestern Highway
12.03	Property				1750 South Telegraph Road
12.04	Property				2550 South Telegraph Road
12.05	Property				32270 Telegraph Road
12.06	Property				2525 South Telegraph Road
12.07	Property				Ellsworth Shopping Center
12.08	Property				3300 Alpine Avenue
12.09	Property				21 East Long Lake Road
12.10	Property				Fairways Office Building
12.11	Property				7115 Orchard Lake Road
12.12	Property				CGS Canton
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	117,426	110,251	10,023	0	13,363	0	0	55,680
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	143,630	33,183	11,061	0	12,105	0	0	30,261

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	43,755	21,354	2,260	0	2,295	0	500,000	0
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	52,559	0	0	0	36,269	0	0	0
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	53,205	88,008	0	0	0	0	0	0
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	38,638	5,379	5,379	0	2,383	0	163,513	8,936
18.01	Property				Memorial West
18.02	Property				EAV Portfolio
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	2,199	19,709	3,224	0	867	0	0	0
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	54,942	11,441	3,814	0	3,248	0	0	5,685
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	22,982	17,648	1,401	0	1,297	0	0	22,894
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	46,629	11,733	5,867	0	1,874	67,474	0	0
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	15,269	0	0	0	1,817	0	0	0
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	40,157	38,835	3,883	100,000	2,879	0	0	14,393
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	33,938	0	0	0	2,283	0	0	0
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	37,859	46,233	4,403	0	1,832	0	250,000	11,153
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	14,815	7,368	2,384	0	19,117	0	0	0
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	13,202	37,942	4,743	0	1,729	0	0	0
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	18,470	67,097	8,358	0	8,900	0	0	0
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	10,947	10,601	3,534	0	3,600	100,000	0	0
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	32,905	93,464	9,346	370,475	4,750	0	0	0
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	18,802	10,192	1,132	0	1,587	0	338,000	5,290
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	22,525	0	0	0	2,684	0	130,000	8,099
33.01	Property				Ghent Road
33.02	Property				Fairlawn Office Properties
33.03	Property				Mill Valley
33.04	Property				Brecksville
33.05	Property				782-788 West Market Street
33.06	Property				1303 West Maple
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	27,089	28,228	7,057	0	4,403	0	220,000	25,315
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	11,760	109,073	9,916	0	8,625	0	0	0
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	25,551	0	0	0	1,645	0	0	0
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	23,219	5,088	509	0	228	0	0	2,083
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	2,571	0	0	0	800	0	0	0
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	18,994	127,111	11,556	0	11,883	0	0	0
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	272,026	0	0	0	13,468	0	4,000,000	0
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	19,484	8,720	4,360	0	4% of Gross Revenues	0	0	0
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	19,570	0	0	0	1,167	0	0	0
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	110	9,081	1,269	0	500	0	0	0
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	16,232	0	0	0	958	0	0	0
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	7,664	64,705	4,977	0	794	0	0	5,296
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	9,626	6,151	2,050	0	763	0	0	2,543
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	6,992	52,743	5,581	500,000	0	500,000	0	0
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	14,925	3,493	1,746	0	8,324	500,000	0	0
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	4,758	6,582	470	0	660	0	200,000	1,667
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	6,248	22,551	1,906	0	659	39,525	0	0
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	2,196	10,568	1,499	0	483	0	0	0
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	2,016	1,569	374	0	395	0	0	0
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	0	1,000	71	0	0	0	0	0
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	333	0	0	0	0	0	0	0
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	333	0	0	0	0	0	0	0

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	0	0	0	0	0	0	0	0
1.01	Property				504 Myrtle Avenue
1.02	Property				490 Myrtle Avenue
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	0	0	0	0	0	0	0	9,576,014
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	4,000,000	0	0	458,500	0	0	0	713,361
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	0	0	0	0	0	0	0	0
4.01	Property				199-203 E 4th St
4.02	Property				118-120 E 4th St
4.03	Property				315 E 10th St
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	0	0	0	0	0	0	0	5,316,892
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	0	0	0	0	0	0	0	0
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	0	0	0	0	0	0	0	0
7.01	Property				Londonderry / Manufacturing
7.02	Property				Dartmouth / Manufacturing
7.03	Property				Waltham Corporate
7.04	Property				Woburn
7.05	Property				Nashua
7.06	Property				Woburn CPD
7.07	Property				(West) Bridgewater
7.08	Property				Manchester, NH
7.09	Property				Norwalk 256
7.10	Property				New London
7.11	Property				East Haven
7.12	Property				Lincoln
7.13	Property				Bethlehem
7.14	Property				Salem
7.15	Property				Norwalk 260
7.16	Property				Berlin
7.17	Property				Dartmouth
7.18	Property				Manchester, CT
7.19	Property				Portland
7.20	Property				Braintree
7.21	Property				Warwick
7.22	Property				Fitchburg
7.23	Property				Auburn
7.24	Property				Berlin CPD
7.25	Property				Portsmouth
7.26	Property				Southampton
7.27	Property				Wilkes-Barre
7.28	Property				Hyannis
7.29	Property				Springfield
7.30	Property				White River Junction
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	0	0	0	0	0	0	0	560,000
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	1,000,000	0	0	154,110	0	0	0	243,805
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	400,000	0	0	0	0	0	0	0
10.01	Property				Parkway Plaza
10.02	Property				Aston Center
10.03	Property				Spring Meadow
10.04	Property				Scott Town Center
10.05	Property				Creekside Marketplace
10.06	Property				Stonehenge Square
10.07	Property				AYR Town Center
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	0	0	0	0	0	0	0	0
11.01	Property				170-174 E 2nd St
11.02	Property				325 E 10th St
11.03	Property				23 Avenue A
11.04	Property				49.5 1st Avenue
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	1,750,000	0	0	216,173	0	0	0	111,600
12.01	Property				Bingham III
12.02	Property				30445 Northwestern Highway
12.03	Property				1750 South Telegraph Road
12.04	Property				2550 South Telegraph Road
12.05	Property				32270 Telegraph Road
12.06	Property				2525 South Telegraph Road
12.07	Property				Ellsworth Shopping Center
12.08	Property				3300 Alpine Avenue
12.09	Property				21 East Long Lake Road
12.10	Property				Fairways Office Building
12.11	Property				7115 Orchard Lake Road
12.12	Property				CGS Canton
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	0	0	0	0	0	0	0	2,583,159
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	1,500,000	0	0	30,000	0	0	0	1,022,692

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	500,000	0	0	36,225	0	0	0	483,405
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	0	0	0	0	0	0	0	480,000
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	0	0	0	0	0	0	0	0
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	577,616	0	0	0	0	44,979	0	184,700
18.01	Property				Memorial West
18.02	Property				EAV Portfolio
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	0	0	0	0	0	62,500	0	3,500,000
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	0	0	0	0	0	0	0	536,000
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	0	0	0	4,375	0	0	0	0
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	290,000	0	0	27,188	0	0	0	1,853,650
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	0	0	0	11,000	0	0	0	0
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	950,000	0	0	41,884	0	0	0	0
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	0	0	0	1,250	0	0	0	0
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	0	0	0	0	0	0	0	0
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	0	0	0	0	0	0	0	1,100,000
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	0	0	0	0	0	0	0	0
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	0	0	0	32,830	0	0	0	0
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	0	0	0	0	0	0	0	500,000
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	0	91,887	0	10,269	0	0	0	51,500
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	0	0	0	0	0	0	0	0
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	300,000	0	0	124,978	0	1,875	0	0
33.01	Property				Ghent Road
33.02	Property				Fairlawn Office Properties
33.03	Property				Mill Valley
33.04	Property				Brecksville
33.05	Property				782-788 West Market Street
33.06	Property				1303 West Maple
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	0	0	0	0	0	0	0	141,530
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	0	0	0	328,075	0	0	0	0
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	0	0	0	0	0	0	0	0
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	150,000	0	0	0	0	0	0	697,558
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	0	0	0	0	0	0	0	0
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	0	0	0	0	0	0	0	1,253,206
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	$3,000,000 so long as no Major Tenant Trigger Event has occurred; during a Major Tenant Trigger Event the cap will be (i) $6,500,000 if DY<8.5% or (ii) $5,500,000 otherwise	0	0	0	0	0	0	3,171,121
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	0	0	0	0	0	0	0	1,125,000
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	0	0	0	2,875	0	0	0	0
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	0	0	0	0	0	0	0	0
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	0	0	0	3,750	0	0	0	0
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	250,000	0	0	0	0	0	0	1,022,175
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	152,610	0	0	0	0	0	0	0
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	0	0	0	0	0	0	0	0
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	0	0	0	0	0	0	0	2,097,737
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	0	0	0	150,814	0	0	0	6,400
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	0	0	0	0	0	0	0	0
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	0	0	0	16,875	0	0	0	0
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	0	0	0	12,531	0	0	0	0
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	0	0	0	0	0	0	0	0
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	0	0	0	0	0	0	0	0
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	0	0	0	0	0	0	0	0

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Other Reserve ($)	Other Reserve Description	Borrower Name
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	0		490 Myrtle Residential Owner LLC and 504 Myrtle Residential Owner LLC
1.01	Property				504 Myrtle Avenue
1.02	Property				490 Myrtle Avenue
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	0	Free Rent: $6,378,315; Unfunded Obligations: $3,197,699	650 Madison Owner LLC
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	0	Unfunded Obligation Reserve	805 Third New York LLC
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	0		118-120 East Fourth Owner LLC, 199-203 East Fourth Owner LLC, and 315 East 10th Street LLC
4.01	Property				199-203 E 4th St
4.02	Property				118-120 E 4th St
4.03	Property				315 E 10th St
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	0	Security Deposit Reserve ($1,338,512.10); Construction Balance Reserve ($3,355,000); Gap Rent Reserve (623,380)	Windy Hill PV Seven CM, LLC
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	0		GRTNR Parkway Office, LLC
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	0		AGNL Pane, L.L.C.
7.01	Property				Londonderry / Manufacturing
7.02	Property				Dartmouth / Manufacturing
7.03	Property				Waltham Corporate
7.04	Property				Woburn
7.05	Property				Nashua
7.06	Property				Woburn CPD
7.07	Property				(West) Bridgewater
7.08	Property				Manchester, NH
7.09	Property				Norwalk 256
7.10	Property				New London
7.11	Property				East Haven
7.12	Property				Lincoln
7.13	Property				Bethlehem
7.14	Property				Salem
7.15	Property				Norwalk 260
7.16	Property				Berlin
7.17	Property				Dartmouth
7.18	Property				Manchester, CT
7.19	Property				Portland
7.20	Property				Braintree
7.21	Property				Warwick
7.22	Property				Fitchburg
7.23	Property				Auburn
7.24	Property				Berlin CPD
7.25	Property				Portsmouth
7.26	Property				Southampton
7.27	Property				Wilkes-Barre
7.28	Property				Hyannis
7.29	Property				Springfield
7.30	Property				White River Junction
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	Lesser of (i) 25% of the Seasonality Reserve Cap and (ii) all amounts remaining in the Cash Management Account, until the Seasonality Reserve Cap is met	Seasonality Reserve Funds ($300,000); PIP Reserve Funds ($260,000)	CP Phoenix, LLC
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	20,833	Unfunded Obligations Reserve (Upfront: $243,804.75); Ring Road Reserve (Monthly: $20,833)	Austin Landing North, LLC
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	0		7 SC Aston LLC, 7 SC AYR Town Center LLC, 7 SC Hellertown LLC, 7 SC Parkway Plaza LLC, 7 SC Scott Town Center LLC, 7 SC Spring Meadow LLC, 7 SC Stonehedge Square LLC
10.01	Property				Parkway Plaza
10.02	Property				Aston Center
10.03	Property				Spring Meadow
10.04	Property				Scott Town Center
10.05	Property				Creekside Marketplace
10.06	Property				Stonehenge Square
10.07	Property				AYR Town Center
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	0		Kushner Village 325 East 10th LLC, Village KF 2 Associates LLC, EV Avenue A Property Owner, L.P. and EV 1st Avenue Property Owner, L.P.
11.01	Property				170-174 E 2nd St
11.02	Property				325 E 10th St
11.03	Property				23 Avenue A
11.04	Property				49.5 1st Avenue
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	0	Chipotle TI Reserve	30200 Telegraph Road Office Building LLC, 30445 Northwestern Highway Office Building, LLC, 1750 South Telegraph Road Office Building, LLC, 2550 Telegraph Road Office Building, LLC, 32270 Telegraph Road Office Building, LLC, Ellsworth Retail Management LLC, 7115 Orchard Lake Road Office Building LLC, 21 E. Long Lake Road Office Building, LLC, 2525 Telegraph Road Office Building LLC, CGS Canton Parcel III, LLC, Fairways Northwest LLC and Walker Retail Management LLC
12.01	Property				Bingham III
12.02	Property				30445 Northwestern Highway
12.03	Property				1750 South Telegraph Road
12.04	Property				2550 South Telegraph Road
12.05	Property				32270 Telegraph Road
12.06	Property				2525 South Telegraph Road
12.07	Property				Ellsworth Shopping Center
12.08	Property				3300 Alpine Avenue
12.09	Property				21 East Long Lake Road
12.10	Property				Fairways Office Building
12.11	Property				7115 Orchard Lake Road
12.12	Property				CGS Canton
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	0	FPT TI/LC Reserve ($1,966,218); PSR TI Reserve ($431,316); Rent Concession Reserve ($115,665); High Point Travel TI/LC Reserve ($69,960)	McKnight Park Central, LLC
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	0	Chick Fil A Reserve ($772,692); JCP Roof Reserve ($250,000)	Allied Development of Parma, LLC

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Other Reserve ($)	Other Reserve Description	Borrower Name
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	0	Unfunded Obligations TI/LC ($275,531.26); Free Rent Reserve ($207,874.19)	Town Center at Sterling Borrower, LLC
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	240,000	Seasonality Reserve	CSC Brazilian, L.P.
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	0		Westdale Evergreen Southwood, LLC
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	0	Magnum Tenant Reserve ($100,000); Rent Concession Reserve ($84,700)	Jane Owner, LLC, Larkin Owner, LLC, Glenwood Gresham Owner, LLC and 1188 Owner, LLC
18.01	Property				Memorial West
18.02	Property				EAV Portfolio
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	0	Economic Reserve	Grand McCarren, LLC
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	0	TI Allowance Reserve	84 South Retail Center LLC
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	0		4777 Sharon Road, LLC and Wey Property One, LLC
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	0	Unfunded Tenant Obligations Reserve	MG3 Sawgrass Office, LLC
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	0		Sherwood Village MHC, LLC
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	0		Shops Dunhill Ratel Owner, LLC
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	0		Westwood Charles Coventry Property Owner, L.P.
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	0		Suburbia Shopping Center, L.P.
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	0	PIP Reserve ($1,000,000.00); Seasonality Reserve ($100,000)	Jersey Shore Hotel Partners LLC
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	0		BTG LLC
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	0		Gatesco Q.M., LLC
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	0	Debt Yield Holdback	Hawks Landing Luxury Apartments, LLC
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	0	Radon Remediation Reserve	Shadow Lake Atlanta Apartments LP
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	0		Northridge Parcel A LLC, Northridge Parcel B LLC and Northridge Parcel D II LLC
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	0		SHH Enterprises OH, LLC, SJL Stonegate OH, LLC, Richfield Properties, LLC, Breck Management, LLC, Mill Valley Management, LLC
33.01	Property				Ghent Road
33.02	Property				Fairlawn Office Properties
33.03	Property				Mill Valley
33.04	Property				Brecksville
33.05	Property				782-788 West Market Street
33.06	Property				1303 West Maple
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	0	Rent Abatement Reserve	Palm Bay West, LLC
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	0		SBV-Kansas City-Royal Ridge, LLC
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	0		Westwood Center Stanford Property Owner, L.P.
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	0	Pio Pio Holdback Reserve ($500,000); Common Charge Dispute Reserve ($170,792.96); Monthly Common Charge Deficiency Reserve ($23,904.50); Condo Common Charge Reserve ($2,861)	Chatham 44 Commercial Associates, LLC
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	0		Walworth Dekalb Realty, LLC
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	0	PIP Reserve	Kenne RE, LLC and Kenne OPS, LLC
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	0	Existing Tenant TI/LC Reserve ($1,648,010); Existing Tenant Rent Concession Reserve ($1,364,950); Cedar Street Skywalk Escalator Reserve ($158,161.25)	St. Paul Tower, L.P.; Overland W.F.P.-1, L.P.; Overland W.F.P.-2, L.P.; WF Tower Holdings, LP
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	Seasonality Reserve of $11,000 will be collected during May through November	PIP Reserve ($1,105,000); Seasonality Reserve ($20,000)	RLP Del Hotel LLC, OLP Del LLC, PB TN Connecticut LLC and SMB Del Hospitality LLC
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	0		Westwood Madison Property Owner, L.P.
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	0		39 East 21st Street Partners LLC
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	0		Rivervale Collignon Village Property Owner, L.P.
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	0	Holdback Reserve ($1,000,000), Free Rent Reserve ($22,175)	Cambridge Highland Commons, LLC
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	0		Carmichael Investments, LLC
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	0		AWF Fund II LLC
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	0	PIP Reserve	Double Star Hospitality Westlake LLC
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	0	Jenzabar, Inc. Free Rent Reserve	Vilcom Investment LLC
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	0		558 West 193 LLC
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	0		MHP Partners Portland, LLC
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	0		Prime Storage Bells Road, LLC
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	0	Major Tenant Reserve	Unit IV, LLC
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	0		LDG Sullivan IL LLC
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	0		LDG Adrian MO LLC

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	No	Brian Shatz and Josh Zegen	Refinance	85,000,000	0	20,000,000
1.01	Property				504 Myrtle Avenue
1.02	Property				490 Myrtle Avenue
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	No	Vornado Realty L.P., OPG Investment Holdings (US), LLC	Refinance	586,800,000	9,510,787	213,200,000
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	No	Charles Steven Cohen	Refinance	150,000,000	0	125,000,000
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	No	Seryl Kushner	Refinance	45,107,662	0	0
4.01	Property				199-203 E 4th St
4.02	Property				118-120 E 4th St
4.03	Property				315 E 10th St
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	No	Jamie D’Alessandro, Jamie D’Alessandro, as Trustee of the D’Alessandro 2005 Revocable Trust Dated June 7, 2005, Richard Taliaferro Spieker, Jr. (a/k/a Richard Tod Spieker, Jr.), Richard Taliaferro Spieker, Jr, as Trustee of the Richard Taliaferro Spieker, Jr and Diana Wilson Spieker Revocable Trust Created UTA Dated February 26, 2014, Michael W. Field, Michael W. Field as Trustee of the Michael W. Field and Mary D. Field Revocable Trust Created UTA Dated February 14, 2014	Refinance	62,500,000	0	0
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	No	Kawa Capital Partners LLC	Acquisition	40,290,000	27,490,761	0
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	No	AG Net Lease IV Corp.	Acquisition	160,000,000	70,172,133	0
7.01	Property				Londonderry / Manufacturing
7.02	Property				Dartmouth / Manufacturing
7.03	Property				Waltham Corporate
7.04	Property				Woburn
7.05	Property				Nashua
7.06	Property				Woburn CPD
7.07	Property				(West) Bridgewater
7.08	Property				Manchester, NH
7.09	Property				Norwalk 256
7.10	Property				New London
7.11	Property				East Haven
7.12	Property				Lincoln
7.13	Property				Bethlehem
7.14	Property				Salem
7.15	Property				Norwalk 260
7.16	Property				Berlin
7.17	Property				Dartmouth
7.18	Property				Manchester, CT
7.19	Property				Portland
7.20	Property				Braintree
7.21	Property				Warwick
7.22	Property				Fitchburg
7.23	Property				Auburn
7.24	Property				Berlin CPD
7.25	Property				Portsmouth
7.26	Property				Southampton
7.27	Property				Wilkes-Barre
7.28	Property				Hyannis
7.29	Property				Springfield
7.30	Property				White River Junction
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	No	CSC Holdings, LLC	Refinance	40,000,000	0	0
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	No	Soly Halabi and Joseph Simhon	Acquisition	88,750,000	22,325,720	26,000,000
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	No	Leo S. Ullman and Robert F. Whalen, Jr.	Acquisition	97,000,000	31,166,630	0
10.01	Property				Parkway Plaza
10.02	Property				Aston Center
10.03	Property				Spring Meadow
10.04	Property				Scott Town Center
10.05	Property				Creekside Marketplace
10.06	Property				Stonehenge Square
10.07	Property				AYR Town Center
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	No	Seryl Kushner	Refinance	36,483,246	0	0
11.01	Property				170-174 E 2nd St
11.02	Property				325 E 10th St
11.03	Property				23 Avenue A
11.04	Property				49.5 1st Avenue
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	No	Gabriel L. Schuchman	Refinance	49,500,000	0	0
12.01	Property				Bingham III
12.02	Property				30445 Northwestern Highway
12.03	Property				1750 South Telegraph Road
12.04	Property				2550 South Telegraph Road
12.05	Property				32270 Telegraph Road
12.06	Property				2525 South Telegraph Road
12.07	Property				Ellsworth Shopping Center
12.08	Property				3300 Alpine Avenue
12.09	Property				21 East Long Lake Road
12.10	Property				Fairways Office Building
12.11	Property				7115 Orchard Lake Road
12.12	Property				CGS Canton
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	No	William C. Rudolph and Charles S. Perlow	Refinance	60,000,000	0	0
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	No	Mehrdad Mottahedeh and David Mottahedeh	Acquisition	57,075,000	26,340,456	0

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	No	Gary D. Rappaport, Gary D. Rappaport Revocable Trust	Acquisition	33,600,000	11,833,785	0
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	No	Robert Schlesinger	Refinance
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	No	Westdale Properties America I, Ltd.	Acquisition
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	No	Samuel Engelman and David P. Cochran	Refinance
18.01	Property				Memorial West
18.02	Property				EAV Portfolio
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	No	Jeff Kurtz	Refinance
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	No	Davinder Toor	Acquisition
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	No	Paul D. Larson and Larson Capital Fund VI, LLC	Acquisition
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	No	MG3 REIT, LLC	Acquisition
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	No	Ross H. Partrich	Refinance
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	No	William L. Hutchinson	Refinance
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	No	Seryl Kushner	Refinance
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	No	Joseph R. Gambone, Jr., Michael A. Gambone and Thomas F. Hennigan, III	Refinance
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	No	Mendel Deutsch, David Frankel and Martin Zelcer	Acquisition
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	No	Teresa Gottehrer	Refinance
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	No	Gary W. Gates, Jr.	Refinance
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	No	Joseph Vitolo	Refinance
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	No	Ronald Eisenberg	Refinance
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	No	Gary Sakwa	Refinance
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	No	Sandra H. Noll	Refinance
33.01	Property				Ghent Road
33.02	Property				Fairlawn Office Properties
33.03	Property				Mill Valley
33.04	Property				Brecksville
33.05	Property				782-788 West Market Street
33.06	Property				1303 West Maple
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	No	Alberto Dayan	Acquisition
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	No	Scott I. Asner and Michael Gortenburg	Refinance
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	No	Seryl Kushner	Refinance
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	No	Harvey Gessin	Refinance
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	No	Cheskel Schwimmer	Refinance
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	No	Gustavo Blanco and Oscar Vila	Acquisition
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	No	H. Bradford Inglesby and Tyler J. Duncan	Refinance
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	No	Shailesh Patel, Vihang Patel and Paresh Vyas	Acquisition
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	No	Seryl Kushner	Refinance
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	No	Judah Klausner	Refinance
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	No	Seryl Kushner	Refinance
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	No	Christopher Chun	Refinance
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	No	Veral Masani and Vipul Udani	Acquisition
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	No	Merrill Kaliser, Pratima Sharma, and Bhuvaneshwer Sharma	Acquisition
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	No	Nishant Meraiya and Jashiben Patel	Acquisition
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	No	Joel Schneider, David Kaufman and David Blatt	Refinance
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	No	Chaim Simkowitz	Refinance
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	No	Ryan Miller and David Fu	Refinance
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	No	Robert Moser	Acquisition
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	No	Four O Group, L.L.C. and Alan M. Kiriluk	Recapitalization
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	No	Ladder Capital CRE Equity LLC	Acquisition
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	No	Ladder Capital CRE Equity LLC	Acquisition

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	0	105,000,000	102,417,123	0	1,601,715	52,358	928,803	0	105,000,000	Hard
1.01	Property				504 Myrtle Avenue
1.02	Property				490 Myrtle Avenue
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	20,051,781	829,562,568	800,000,000	0	5,828,767	9,576,014	0	14,157,786	829,562,568	Hard
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	0	275,000,000	162,085,895	0	6,899,296	5,171,861	100,842,948	0	275,000,000	Hard
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	0	45,107,662	43,295,392	0	1,219,915	66,690	525,665	0	45,107,662	Springing
4.01	Property				199-203 E 4th St
4.02	Property				118-120 E 4th St
4.03	Property				315 E 10th St
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	0	62,500,000	47,545,162	0	2,748,948	5,668,770	6,537,120	0	62,500,000	Springing
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	127,540	67,908,300	0	67,150,000	758,300	0	0	0	67,908,300	Hard
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	2,978,804	233,150,937	0	230,750,000	2,400,937	0	0	0	233,150,937	Hard
7.01	Property				Londonderry / Manufacturing
7.02	Property				Dartmouth / Manufacturing
7.03	Property				Waltham Corporate
7.04	Property				Woburn
7.05	Property				Nashua
7.06	Property				Woburn CPD
7.07	Property				(West) Bridgewater
7.08	Property				Manchester, NH
7.09	Property				Norwalk 256
7.10	Property				New London
7.11	Property				East Haven
7.12	Property				Lincoln
7.13	Property				Bethlehem
7.14	Property				Salem
7.15	Property				Norwalk 260
7.16	Property				Berlin
7.17	Property				Dartmouth
7.18	Property				Manchester, CT
7.19	Property				Portland
7.20	Property				Braintree
7.21	Property				Warwick
7.22	Property				Fitchburg
7.23	Property				Auburn
7.24	Property				Berlin CPD
7.25	Property				Portsmouth
7.26	Property				Southampton
7.27	Property				Wilkes-Barre
7.28	Property				Hyannis
7.29	Property				Springfield
7.30	Property				White River Junction
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	0	40,000,000	26,759,478	0	453,940	929,841	11,856,741	0	40,000,000	Hard
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	1,783,461	138,859,181	0	134,500,000	1,766,384	2,592,797	0	0	138,859,181	Hard
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	0	128,166,630	0	127,000,000	1,166,630	0	0	0	128,166,630	Springing
10.01	Property				Parkway Plaza
10.02	Property				Aston Center
10.03	Property				Spring Meadow
10.04	Property				Scott Town Center
10.05	Property				Creekside Marketplace
10.06	Property				Stonehenge Square
10.07	Property				AYR Town Center
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	0	36,483,246	34,865,393	0	993,531	50,078	574,244	0	36,483,246	Springing
11.01	Property				170-174 E 2nd St
11.02	Property				325 E 10th St
11.03	Property				23 Avenue A
11.04	Property				49.5 1st Avenue
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	0	49,500,000	42,044,113	0	916,936	625,271	5,913,680	0	49,500,000	Springing
12.01	Property				Bingham III
12.02	Property				30445 Northwestern Highway
12.03	Property				1750 South Telegraph Road
12.04	Property				2550 South Telegraph Road
12.05	Property				32270 Telegraph Road
12.06	Property				2525 South Telegraph Road
12.07	Property				Ellsworth Shopping Center
12.08	Property				3300 Alpine Avenue
12.09	Property				21 East Long Lake Road
12.10	Property				Fairways Office Building
12.11	Property				7115 Orchard Lake Road
12.12	Property				CGS Canton
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	0	60,000,000	52,004,579	0	2,200,202	2,693,410	3,101,809	0	60,000,000	Hard
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	0	83,415,456	0	80,550,000	774,169	2,091,287	0	0	83,415,456	Hard

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	75,000	45,508,785	0	43,502,936	964,864	1,040,984	0	0	45,508,785	Springing
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court										Hard
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood										Springing
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio										Springing
18.01	Property				Memorial West
18.02	Property				EAV Portfolio
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren										Soft
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South										Hard
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square										Springing
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village										Springing
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC										Springing
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park										Springing
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square										Springing
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center										Springing
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown										Springing
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street										Springing
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows										Springing
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments										Springing
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments										Springing
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons										Springing
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio										Springing
33.01	Property				Ghent Road
33.02	Property				Fairlawn Office Properties
33.03	Property				Mill Valley
33.04	Property				Brecksville
33.05	Property				782-788 West Market Street
33.06	Property				1303 West Maple
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center										Springing
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments										Springing
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court										Springing
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave										Hard
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street										Springing
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston										Soft
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place										Hard
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford										Springing
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison										Springing
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street										None
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green										Springing
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons										Springing
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks										Hard
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments										Springing
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake										Springing
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office										Springing
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street										Springing
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP										Springing
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage										Springing
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee										Springing
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL										Hard
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO										Hard

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue	Springing	(i) the occurrence of an Event of Default, (ii) Aggregate DSCR is less than 1.10x, (iii) DSCR is less than 1.65x, (iv) the occurrence of an Mezzanine Trigger Period	No
1.01	Property				504 Myrtle Avenue			No
1.02	Property				490 Myrtle Avenue			No
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue	Springing	(i) the occurrence of an Event of Default, (ii) DY less than 6.0%	No
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.0%	No
4.01	Property				199-203 E 4th St			No
4.02	Property				118-120 E 4th St			No
4.03	Property				315 E 10th St			No
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.50%, (iii) the occurrence of a Specified Tenant Trigger Period	No
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	Yes	5/31/2037
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
7.01	Property				Londonderry / Manufacturing			No
7.02	Property				Dartmouth / Manufacturing			No
7.03	Property				Waltham Corporate			No
7.04	Property				Woburn			No
7.05	Property				Nashua			No
7.06	Property				Woburn CPD			No
7.07	Property				(West) Bridgewater			No
7.08	Property				Manchester, NH			No
7.09	Property				Norwalk 256			No
7.10	Property				New London			No
7.11	Property				East Haven			No
7.12	Property				Lincoln			No
7.13	Property				Bethlehem			No
7.14	Property				Salem			No
7.15	Property				Norwalk 260			No
7.16	Property				Berlin			No
7.17	Property				Dartmouth			No
7.18	Property				Manchester, CT			No
7.19	Property				Portland			No
7.20	Property				Braintree			No
7.21	Property				Warwick			No
7.22	Property				Fitchburg			No
7.23	Property				Auburn			No
7.24	Property				Berlin CPD			No
7.25	Property				Portsmouth			No
7.26	Property				Southampton			No
7.27	Property				Wilkes-Barre			No
7.28	Property				Hyannis			No
7.29	Property				Springfield			No
7.30	Property				White River Junction			No
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) DSCR is less than 1.55x, (iv) the delivery of notice by the franchisor of any breach or default by Borrower under the franchise agreement	No
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use	In Place	(i) the occurrence of an Event of Default, (ii) Underwritten Net Cash Flow falling below $8,000,000, (iii) the occurrence of a Specified Tenant Trigger Period	No
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.25%, (iii) the occurrence of Specified Tenant Trigger Period, (iv) the occurrence of a Renewal Cash Sweep Event	No
10.01	Property				Parkway Plaza			No
10.02	Property				Aston Center			No
10.03	Property				Spring Meadow			No
10.04	Property				Scott Town Center			No
10.05	Property				Creekside Marketplace			No
10.06	Property				Stonehenge Square			No
10.07	Property				AYR Town Center			No
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.0%	No
11.01	Property				170-174 E 2nd St			No
11.02	Property				325 E 10th St			No
11.03	Property				23 Avenue A			No
11.04	Property				49.5 1st Avenue			No
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
12.01	Property				Bingham III			No
12.02	Property				30445 Northwestern Highway			No
12.03	Property				1750 South Telegraph Road			No
12.04	Property				2550 South Telegraph Road			No
12.05	Property				32270 Telegraph Road			No
12.06	Property				2525 South Telegraph Road			No
12.07	Property				Ellsworth Shopping Center			No
12.08	Property				3300 Alpine Avenue			No
12.09	Property				21 East Long Lake Road			No
12.10	Property				Fairways Office Building			No
12.11	Property				7115 Orchard Lake Road			No
12.12	Property				CGS Canton			No
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Key Tenant Trigger Event	No
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) the occurrence of a Cash Sweep Significant Tenant Trigger Event, (iv) DSCR is less than 1.30x	No

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling	Springing	(i) the occurrence of an Event of Default, (ii) Borrower’s second failure in any consecutive twelve month period to pay monthly debt service on a payment date, (iii) Bankruptcy Action of Borrower, Guarantor or Manager, (iv) DSCR is less than 1.20x, (v) Critical Tenant Trigger Event	No
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.5%	No
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower, Guarantor or Manager	No
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) DSCR is less than 1.20x	No
18.01	Property				Memorial West			No
18.02	Property				EAV Portfolio			No
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of a Mezzanine Event of Default, (iii) DSCR based on the aggregate mortgage loan and mezzanine loan is less than 1.05x	No
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South	Springing	(i) the occurrence of an Event of Default, (ii) any event of default under the Management Agreement, (iii) a Cash Sweep Significant Tenant Trigger Event, (iv) the DSCR for the Property falls below 1.15x	No
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Critical Tenant Trigger Event	No
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) DSCR is less than 1.05x	No
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Major Tenant Trigger Event	No
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.5%	No
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center	Springing	(I) the occurrence of an Event of Default, (ii) Borrower’s second failure in any consecutive twelve month period to pay monthly debt service on a payment date, (iii) Bankruptcy Action of Borrower, Guarantor or Manager, (iv) DSCR is less than 1.25x, (v) the occurrence of a Critical Tenant Trigger Event	No
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown	Springing	(i) the occurrence of an Event of Default, (ii) so long as the Mezzanine Loan is outstanding, the Debt Yield based on the trailing twelve month period immediately preceding the date of such determination is less than 9%, (iii) Bankruptcy Action of Borrower, Guarantor, or Manager, (iv) DSCR is less than 1.20x, (v) the occurrence of a Franchise Trigger Event; (vi) the occurrence of a Mezzanine Loan Event of Default	No
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.0%	No
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of an Event of Default under the Management Agreement, (iv) the occurrence of a Sweep Event Significant Tenant Trigger Event	No
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
33.01	Property				Ghent Road			No
33.02	Property				Fairlawn Office Properties			No
33.03	Property				Mill Valley			No
33.04	Property				Brecksville			No
33.05	Property				782-788 West Market Street			No
33.06	Property				1303 West Maple			No
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) the occurrence of a Cash Management Significant Tenant Trigger Period, (iv) DSCR is less than 1.20x	No
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) DSCR is less than 1.30x	No
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.5%	No
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25%, (iii) the occurrence of a Specified Tenant Trigger Period	No
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25%	No
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the expiration of the franchise agreement, (iv) a default or termination under the franchise agreement	No
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Major Tenant Trigger Event, (iv) DY is less than 8.5% on 11/6/2028	No
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) DSCR is less than 1.50x, (iv) notice by Franchisor of any breach or default by Borrower under the Franchise Agreement	No
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.50%	No
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street	None	NAP	No
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green	Springing	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.5%	No
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons	Springing	(i) an Event of Default, (ii) an Event of Default under the Management Agreement (iii) DSCR is less than 1.35x	No
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of an Event of Default under the Management Agreement, (iii) the occurrence of a Cash Management Significant Tenant Trigger Event, (iv) DSCR is less than 1.25x	No
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments	Springing	(I) the occurrence of an Event of Default, (ii) Borrower’s second failure in any consecutive twelve month period to pay monthly debt service on a payment date, (iii) Bankruptcy Action of Borrower, Guarantor or Manager, (iv) DSCR is less than 1.15x, (v) Subordinate Mezzanine Loan Trigger Event	No
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake	Springing	(i) the occurrence of an Event of Default, (ii) Borrower’s second failure in a consecutive twelve month period to pay monthly debt service, (iii) Bankruptcy Action of Borrower, Guarantor or Manager, (iv) DSCR is less than 1.25x, (v) the occurrence of a Franchise Trigger Event	No
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Major Tenant Event Period	No
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street	Springing	(i) the occurrence of an Event of Default, (ii) from and after 11/6/2028, if the Debt Yield is less than 7.25%	No
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage	Springing	(i) the occurrence of an Event of Default, (ii) Borrower’s second failure in any consecutive twelve month period to pay monthly debt service on a payment date, (iii) Bankruptcy Action of Borrower, Guarantor or Manager, (iv) DSCR is less than 1.20x, (v) a Subordinate Mezzanine Borrower shall enter into a Subordinate Mezzanine Loan	No
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Major Tenant Event Period	No
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL	In Place	(i) the occurrence of an Event of Default, (ii) the occurrence of a Sole Tenant Trigger Period	No
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO	In Place	(i) the occurrence of an Event of Default, (ii) the occurrence of a Sole Tenant Trigger Period	No

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Annual Ground Lease Payment ($)	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	8, 9, 10, 11, 12	CREFI	Citi Real Estate Funding Inc.	490-504 Myrtle Avenue			35,000,000.00			20,000,000	8.00000%	Yes	1
1.01	Property				504 Myrtle Avenue								Yes	1.01
1.02	Property				490 Myrtle Avenue								Yes	1.02
2	Loan	8, 13, 14, 15, 16, 17	CREFI	Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc., and BMO Harris Bank N.A.	650 Madison Avenue			536,800,000.00	213,200,000.00	3.48600%			Yes	2
3	Loan	8, 18, 19, 20, 21	CREFI	Citi Real Estate Funding Inc.	805 Third Avenue			100,000,000.00	125,000,000.00	3.80000%			Yes	3
4	Loan	22, 23	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 2								Yes	4
4.01	Property				199-203 E 4th St								Yes	4.01
4.02	Property				118-120 E 4th St								Yes	4.02
4.03	Property				315 E 10th St								Yes	4.03
5	Loan	8, 24, 25, 26, 27	CREFI	Citi Real Estate Funding Inc.	405 E 4th Avenue			20,000,000.00					Yes	5
6	Loan	28, 29	CREFI	Citi Real Estate Funding Inc.	Gartner Campus South	158,162							Yes	6
7	Loan	8, 30, 31, 32	CREFI	Citi Real Estate Funding Inc.	Harvey Building Products			120,000,000.00					Yes	7
7.01	Property				Londonderry / Manufacturing								Yes	7.01
7.02	Property				Dartmouth / Manufacturing								Yes	7.02
7.03	Property				Waltham Corporate								Yes	7.03
7.04	Property				Woburn								Yes	7.04
7.05	Property				Nashua								Yes	7.05
7.06	Property				Woburn CPD								Yes	7.06
7.07	Property				(West) Bridgewater								Yes	7.07
7.08	Property				Manchester, NH								Yes	7.08
7.09	Property				Norwalk 256								Yes	7.09
7.10	Property				New London								Yes	7.10
7.11	Property				East Haven								Yes	7.11
7.12	Property				Lincoln								Yes	7.12
7.13	Property				Bethlehem								Yes	7.13
7.14	Property				Salem								Yes	7.14
7.15	Property				Norwalk 260								Yes	7.15
7.16	Property				Berlin								Yes	7.16
7.17	Property				Dartmouth								Yes	7.17
7.18	Property				Manchester, CT								Yes	7.18
7.19	Property				Portland								Yes	7.19
7.20	Property				Braintree								Yes	7.20
7.21	Property				Warwick								Yes	7.21
7.22	Property				Fitchburg								Yes	7.22
7.23	Property				Auburn								Yes	7.23
7.24	Property				Berlin CPD								Yes	7.24
7.25	Property				Portsmouth								Yes	7.25
7.26	Property				Southampton								Yes	7.26
7.27	Property				Wilkes-Barre								Yes	7.27
7.28	Property				Hyannis								Yes	7.28
7.29	Property				Springfield								Yes	7.29
7.30	Property				White River Junction								Yes	7.30
8	Loan	33, 34	LCF	Ladder Capital Finance LLC	Marriott Phoenix Airport		12/31/2039						Yes	8
9	Loan	8, 35, 36	CREFI	Citi Real Estate Funding Inc.	Austin Landing Mixed-Use			50,000,000.00	26,000,000.00	11.25000%			Yes	9
10	Loan	37, 38, 39, 40, 41	CREFI	Citi Real Estate Funding Inc., Wells Fargo Bank, N.A.	Giant Anchored Portfolio			58,500,000.00					Yes	10
10.01	Property				Parkway Plaza								Yes	10.01
10.02	Property				Aston Center								Yes	10.02
10.03	Property				Spring Meadow								Yes	10.03
10.04	Property				Scott Town Center								Yes	10.04
10.05	Property				Creekside Marketplace								Yes	10.05
10.06	Property				Stonehenge Square								Yes	10.06
10.07	Property				AYR Town Center								Yes	10.07
11	Loan	42, 43, 44, 45	CREFI	Citi Real Estate Funding Inc.	East Village Multifamily Portfolio Pool 1								Yes	11
11.01	Property				170-174 E 2nd St								Yes	11.01
11.02	Property				325 E 10th St								Yes	11.02
11.03	Property				23 Avenue A								Yes	11.03
11.04	Property				49.5 1st Avenue								Yes	11.04
12	Loan	8, 46, 47, 48, 49	SMC	Starwood Mortgage Capital LLC	Alrig Portfolio			14,500,000.00					Yes	12
12.01	Property				Bingham III								Yes	12.01
12.02	Property				30445 Northwestern Highway								Yes	12.02
12.03	Property				1750 South Telegraph Road								Yes	12.03
12.04	Property				2550 South Telegraph Road								Yes	12.04
12.05	Property				32270 Telegraph Road								Yes	12.05
12.06	Property				2525 South Telegraph Road								Yes	12.06
12.07	Property				Ellsworth Shopping Center								Yes	12.07
12.08	Property				3300 Alpine Avenue								Yes	12.08
12.09	Property				21 East Long Lake Road								Yes	12.09
12.10	Property				Fairways Office Building								Yes	12.10
12.11	Property				7115 Orchard Lake Road								Yes	12.11
12.12	Property				CGS Canton								Yes	12.12
13	Loan	8, 50, 51	SMC	Starwood Mortgage Capital LLC	Park Central Tower			25,000,000.00					Yes	13
14	Loan	8, 52, 53	LCF	Ladder Capital Finance LLC	Shoppes at Parma			22,075,000.00					Yes	14

CGCMT 2019-C7 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Annual Ground Lease Payment ($)	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
15	Loan	54	RMF	Rialto Mortgage Finance, LLC	Town Center at Sterling								Yes	15
16	Loan		CREFI	Citi Real Estate Funding Inc.	Brazilian Court								Yes	16
17	Loan		RMF	Rialto Mortgage Finance, LLC	Evergreen at Southwood								Yes	17
18	Loan	55	LCF	Ladder Capital Finance LLC	Memorial West/EAV Portfolio								Yes	18
18.01	Property				Memorial West								Yes	18.01
18.02	Property				EAV Portfolio								Yes	18.02
19	Loan	56, 57	SMC	Starwood Mortgage Capital LLC	The Grand McCarren						4,500,000	10.50000%	Yes	19
20	Loan	58, 59	LCF	Ladder Capital Finance LLC	84 South								Yes	20
21	Loan	60, 61, 62	RMF	Rialto Mortgage Finance, LLC	Sharon Square								Yes	21
22	Loan	63	CREFI	Citi Real Estate Funding Inc.	Sawgrass Village								Yes	22
23	Loan		LCF	Ladder Capital Finance LLC	Sherwood and Glen Ridge MHC								Yes	23
24	Loan	64	SMC	Starwood Mortgage Capital LLC	Shops at Central Park								Yes	24
25	Loan	65	CREFI	Citi Real Estate Funding Inc.	Coventry Square								Yes	25
26	Loan	66	RMF	Rialto Mortgage Finance, LLC	Suburbia Shopping Center								Yes	26
27	Loan	67	RMF	Rialto Mortgage Finance, LLC	Homewood Suites - Eatontown		1/31/2036				2,500,000	12.00000%	Yes	27
28	Loan		CREFI	Citi Real Estate Funding Inc.	408 West 130th Street								Yes	28
29	Loan		SMC	Starwood Mortgage Capital LLC	Quail Meadows								Yes	29
30	Loan	68	SMC	Starwood Mortgage Capital LLC	Hawks Landing Apartments								Yes	30
31	Loan		CREFI	Citi Real Estate Funding Inc.	Shadow Lake Apartments								Yes	31
32	Loan		LCF	Ladder Capital Finance LLC	Northridge Commons								Yes	32
33	Loan	69	SMC	Starwood Mortgage Capital LLC	Noll Portfolio								Yes	33
33.01	Property				Ghent Road								Yes	33.01
33.02	Property				Fairlawn Office Properties								Yes	33.02
33.03	Property				Mill Valley								Yes	33.03
33.04	Property				Brecksville								Yes	33.04
33.05	Property				782-788 West Market Street								Yes	33.05
33.06	Property				1303 West Maple								Yes	33.06
34	Loan	70, 71	LCF	Ladder Capital Finance LLC	Palm Bay West Shopping Center								Yes	34
35	Loan		LCF	Ladder Capital Finance LLC	Royal Ridge Apartments								Yes	35
36	Loan		CREFI	Citi Real Estate Funding Inc.	Stanford Court								Yes	36
37	Loan		CREFI	Citi Real Estate Funding Inc.	604 Tenth Ave								Yes	37
38	Loan		CREFI	Citi Real Estate Funding Inc.	224 Walworth Street								Yes	38
39	Loan	72, 73	SMC	Starwood Mortgage Capital LLC	TownePlace Suites Weston		11/20/2034						Yes	39
40	Loan	8, 74, 75	SMC	Starwood Mortgage Capital LLC	Wells Fargo Place			70,000,000.00					Yes	40
41	Loan	76, 77, 78	LCF	Ladder Capital Finance LLC	Courtyard by Marriott New Haven/Milford		9/22/2037						Yes	41
42	Loan		CREFI	Citi Real Estate Funding Inc.	The Madison								Yes	42
43	Loan		SMC	Starwood Mortgage Capital LLC	39 East 21st Street								Yes	43
44	Loan		CREFI	Citi Real Estate Funding Inc.	Village on the Green								Yes	44
45	Loan	79, 80	LCF	Ladder Capital Finance LLC	Highland Commons								Yes	45
46	Loan	81	LCF	Ladder Capital Finance LLC	7223-7241 Fair Oaks								Yes	46
47	Loan	82, 83	RMF	Rialto Mortgage Finance, LLC	Morton Place Apartments								Yes	47
48	Loan	84	RMF	Rialto Mortgage Finance, LLC	Hampton Inn Cleveland-Westlake		2/28/2030						Yes	48
49	Loan	85, 86	SMC	Starwood Mortgage Capital LLC	Vilcom Office								Yes	49
50	Loan		SMC	Starwood Mortgage Capital LLC	558 West 193rd Street								Yes	50
51	Loan		SMC	Starwood Mortgage Capital LLC	Portland MHP								Yes	51
52	Loan		RMF	Rialto Mortgage Finance, LLC	Birdneck Self Storage								Yes	52
53	Loan		SMC	Starwood Mortgage Capital LLC	Stoney River Fee								Yes	53
54	Loan		LCF	Ladder Capital Finance LLC	Dollar General Sullivan, IL								Yes	54
55	Loan		LCF	Ladder Capital Finance LLC	Dollar General Adrian, MO								Yes	55

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date / ARD.

(4)	Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a Loan Combination comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan. See “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus for more information regarding the Loan Combination(s).

(9)	The 504 Myrtle Avenue Mortgaged Property is missing historical financial information due to the property having been built in 2017 and being in lease up from October 2017 to June 2019.

(10)	The increase from Most Recent NOI (if past 2018) ($) to Underwritten Net Operating Income ($) is primarily attributable to an increase in vacancy due to the adjacent 504 Myrtle Avenue Mortgaged Property being opened as well as concession burn off.

(11)	The borrower is required to deposit one-twelfth of the sufficient amount into a Condominium Reserve if payments are due and there is an insufficient amount in the Condominium Reserve to make those payments.

(12)	Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 18, 2022 and (ii) the second anniversary of the last securitization of a note comprising part of the 490-504 Myrtle Avenue Loan Combination, the 490-504 Myrtle Avenue Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 490-504 Myrtle Avenue Loan Combination documents. Voluntary prepayment of the 490-504 Myrtle Avenue Loan Combination is permitted on or after the due date occurring in August 2029 without payment of any prepayment premium.

(13)	The Second Largest Tenant, Memorial Sloan Kettering Cancer Center, at the 650 Madison Mortgaged Property has the one-time option to terminate its lease on any date between July 1, 2020, and June 30, 2022, so long as the tenant gives 18 months’ notice and provides the landlord with the termination fee

(14)	The increase from Most Recent NOI (if past 2018) ($) to Underwritten NOI ($) at the 650 Madison Avenue Mortgaged Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

(15)	The Mortgaged Property’s Appraised Value ($) represents the “Hypothetical As Is” appraised value as of October 31, 2019, which assumes that the Mortgaged Property will have in place reserves of around approximately $10,000,000 at closing.

(16)	The 650 Madison Avenue lockout period will be at least 24 payment dates beginning with and including the first payment date of January 8, 2020. Defeasance is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) November 26, 2022. The assumed lockout period of 24 payments is based on the expected CGCMT 2019-C7 securitization closing date in December 2019. The actual lockout period may be longer.

(17)	The Mortgaged Property was originally developed in 1957 and underwent a significant expansion and renovation in 1987 to add the 19-story office tower.

(18)	The largest tenant at the Property, the Meredith Corporation (“Meredith”), comprises 35.7% of total NRA and 30.7% of UW Gross Rent on a below market lease (currently paying UW Gross Rent of $46.17 per SF compared to the appraiser’s concluded market rent for their total leased space of $66.00 per SF) through December 2026. Upon its merger with Time Inc. in 2018, the tenant moved to Time Inc.’s office at Brookfield Place and subsequently subleased 95,200 SF of its space on floors 26 through 29 to KBRA (16.0% of NRA), 47,600 SF on floors 24 and 25 to Gen II Fund Services which subsequently expanded to sublease 22,494 SF on the 23rd floor and now occupies a total of 70,094 SF (11.8% of NRA), and 23,800 SF on the 22nd floor to NewsMax (4.0% of NRA). The subleases collectively account for 88.9% of Meredith’s leased NRA, and all three subleases are coterminous with the Meredith lease expiration in December 2026.

(19)	With respect to the 805 Third Avenue Loan Combination, the 805 Third Avenue Trust Subordinate Companion Loan ($125.0 million) will be held by the CGCMT 2019-C7 trust and will solely back the 805 Third Avenue-Specific Certificates (and will not be part of the pool of Mortgage Loans backing the Pooled Certificates). The Cut-off Date LTV Ratio (%), Debt Yield on Underwritten Net Operating Income ($) and Underwritten Net Cash Flow DSCR (x) based on the 805 Third Avenue Loan Combination as a whole are 59.8%, 6.6% and 1.50x, respectively. The Administrative Fee Rate (%) for the 805 Third Avenue Loan-Specific Certificates is equal to 0.00975%.

(20)	The largest tenant, Meredith Corporation, has the option to terminate its lease effective January 31, 2024, upon 15 months’ prior notice and payment of a termination fee.

(21)	Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 8, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 805 Third Avenue Loan Combination, the 805 Third Avenue Loan Combination may be defeased with certain government securities permitted under the 805 Third Avenue Loan Combination documents. Voluntary prepayment of the 805 Third Avenue Loan Combination is permitted on or after the due date in June 2029 without payment of any prepayment premium.

(22)	The 199-203 East 4th Street Mortgaged Property has 500 SF of commercial space at the Mortgaged Property that generates $53,469 of rent annually.

(23)	If on or prior to November 21, 2020 borrower has not delivered a letter to the lender that all municipal violations at the Mortgaged Property have been cured, then the borrower will be required to deposit 115% of estimated costs into a Code Violations Account.

(24)	The largest tenant at the Mortgaged Property, Snowflake, subleases 100% of its space to Verkada, Verkada took occupancy in November 2019.

(25)	The 405 E 4th Avenue Mortgaged Property has 15 residential units which generate $638,916 in rent annually.

(26)	Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 4, 2023 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 405 E 4th Avenue Loan Combination, the 405 E 4th Avenue Loan Combination may

be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 405 E 4th Avenue Loan Combination documents. Voluntary prepayment of the 405 E 4th Avenue Loan Combination is permitted on or after the due date in July 2029 without payment of any prepayment premium.

(27)	The 405 E 4th Avenue Mortgaged Property is missing historical financials due to the property being built in 2019.

(28)	The only tenant at the Mortgaged Property, Gartner, has the option to terminate its lease on the 15th anniversary of the rent commencement date, upon 12 months’ notice and payment of additional rent and fees.

(29)	The Gartner Campus South Mortgaged Property is missing historical financials due to the property being built in 2018 and 2019.

(30)	The Harvey Building Products Loan defeasance lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $160.0 million Harvey Building Products Loan Combination is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) October 21, 2022 (collectively, the “Release Date”). The borrower is also permitted to prepay the Harvey Building Products Loan Combination in whole or in part at any time prior to the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 4% of the amount prepaid. Additionally, the borrower is permitted to prepay the Harvey Building Products Loan Combination in whole or in part at any time on or after the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the amount prepaid. Voluntary prepayment of the Harvey Building Products Loan is permitted on or after the due date occurring in June 2029 without payment of any prepayment premium or penalty.

(31)	Pursuant to the lease between the borrower, as landlord, and Harvey Building Products, as tenant, the tenant is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs

(32)	Due to the nature of the triple-net lease at the properties of the Harvey Building Products Loan Combination, there is missing historical information.

(33)	At origination, the borrower deposited $300,000 into a seasonality reserve, and on each monthly payment date thereafter, the borrower is required to deposit into the seasonality reserve an amount equal to the lesser of (i) 25% of the seasonality reserve cap of $685,000 and (ii) the available excess cash flow, provided that on the monthly payment dates occurring in April, the borrower will be required to deposit the amount of any shortfall in the seasonality reserve cap. Amounts on deposit in the seasonality reserve may be applied during the months of July, August and December for approved operating expenses, debt service and reserve amounts.

(34)	On each monthly payment date, the related borrower is required to deposit into an FF&E reserve account an amount equal to the greater of 1/12th of 5.0% of annual gross revenues and 1/12th of 5.0% of projected annual gross revenues.

(35)	The Largest Tenant at the Mortgaged Property, Kroger, is on a ground lease with a lease expiration on December 31, 2032 and has 12 five-year renewal options. The Second Largest Tenant at the Mortgaged Property, Kohl’s, is on a ground lease with a lease expiration on January 31, 2032, and has 10 five-year renewal options.

(36)	The Austin Landing Mixed-Use lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) November 13, 2022. The assumed lockout period of 24 payments is based on the expected CGCMT 2019-C7 securitization closing date in December 2019. The actual lockout period may be longer.

(37)	The Aston Center Mortgaged Property currently has a tenant, Together We Share, that pays $5,000 in rent but occupies 0 SF.

(38)	Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 19, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the Giant Anchored Portfolio Loan Combination, the Giant Anchored Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Giant Anchored Portfolio Loan Combination documents. Voluntary prepayment of the Giant Anchored Portfolio Loan Combination is permitted on or after the due date in September 2029 without payment of any prepayment premium.

(39)	The Largest Tenant, Giant, at the Parkway Plaza Mortgaged Property, has the right to terminate the fuel station at the Parkway Plaza Mortgaged Property at any time with 30 days’ written notice and payment of a termination fee equal to two years of the then-current rent.

(40)	The Largest tenant, at the Scott Town Center Mortgaged Property, Giant, is subject to a ground lease and owns all of its improvements.

(41)	The Third Largest Tenant at the Scott Town Center Mortgaged Property, One Main Financial, has the right to terminate its lease effective July 31, 2021 by giving notice by January 31, 2021 and payment of termination fee in the amount of approximately $15,200 plus unamortized brokerage commission

(42)	The 170-174 East 2nd Street Mortgaged Property has 1,500 SF of commercial space at the Mortgaged Property that generates $139,756 of rent annually.

(43)	The increase from Most Recent NOI (if past 2018) ($) to Underwritten NOI ($) at the 23 Avenue A Mortgaged Property is primarily attributable to deposits being annualized for the property as well as the timing of commercial income payments, which commenced in September of 2019.

(44)	The 23 Avenue A Mortgaged Property has 2,400 SF of commercial space at the Mortgaged Property that generates $150,000 of rent per month.

(45)	The 49.5 First Ave Mortgaged Property has 1,400 SF of commercial space at the Mortgaged Property that generates $132,000 of rent per month.

(46)	The Underwritten Net Operating Income ($) is over 10% higher than Most Recent Net Operating Income($). The increase during the trailing twelve month period is primarily due to (i) two recently constructed mortgaged properties totaling approximately $495,000 of underwritten Net Operating Income and (ii) higher occupancies at six of the Mortgaged Properties.

(47)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Prepayment with the greater of yield maintenance or 1% of the unpaid principal balance of the Alrig Portfolio Loan Combination is permitted after the date that is the earlier to occur of (i) October 25, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CGCMT 2019-C7 securitization closing date in December 2019. The actual lockout period may be longer.

(48)	The Third Largest Tenant at the 7115 Orchard Lake Road Mortgaged Property, MVC MSO, LLC, is expected to commence paying rent in January 2020. The Third Largest Tenant at the 32270 Telegraph Road mortgaged property, Team Rehabilitation BF2, LLC, is expected to commence paying rent in December 2019.

(49)	The Phase I environmental report recommended that a Phase II report be completed for the 21 East Long Lake Road Mortgaged Property to assess the potential impact of an adjoining non-collateral gas station. The Phase II investigation was completed and no further action is recommended at the 21 East Long Lake Mortgaged Property. Additionally, the Phase I environmental report recommended that a Phase II report be completed for the CGS Canton Mortgaged Property to assess the potential impact of a nearby former fire station. The Phase II investigation was completed and no further action is recommended at the CGS Canton mortgaged property.

(50)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the $60.0 million original principal balance of the Park Central Tower Loan Combination is permitted after the date that is the earlier to occur of (i) November 7, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

The assumed lockout period of 24 payments is based on the expected CGCMT 2019-C7 securitization closing date in December 2019. The actual lockout period may be longer.

(51)	The Largest Tenant, TBK Bank, SSB, subleases 26,199 SF from Alon USA Energy, the fifth Largest Tenant, which SF is included in TBK Bank, SSB’s presented 78,597 SF. TBK Bank, SSB has signed a direct lease for the subleased space, which will commence in October 2023.

(52)	The Underwritten Net Operating Income ($) is more than 10% higher than the Most Recent NOI (if past 2018) ($) primarily because of recent leasing and expired free rent, which ended at the beginning of 2019 at the Mortgaged Property. In addition, the Underwritten Net Operating Income includes $1,000,000 of annual income which is anticipated to be reimbursed to the borrower as Excess TIF Revenues in connection with the Cleveland-Cuyahoga County Port Authority $10,000,000 in business development revenue bonds.

(53)	The lockout period will be at least 36 payment dates beginning with and including the first payment date of January 6, 2020. For the purposes of this prospectus, the assumed lockout period of 36 months is based on the expected CGCMT 2019-C7 securitization closing date in December 2019. The actual lockout period may be longer.

(54)	On each Payment Due Date, the borrower is required to make deposits of $15,297.50 into the TI/LC account if the TI/LC account balance falls below $500,000.

(55)	The Mortgaged Property includes 106,109 SF of retail space, 18,629 SF of restaurant space, and 18,245 SF of office space.

(56)	At closing, the borrower, as landlord, entered into a master lease with the borrower sponsor, as tenant, of all units at the Mortgaged Property that are not, as of the closing of the Mortgage Loan, leased and occupied by a third-party tenant (the “Unoccupied Units”). As the lender receives reasonably satisfactory evidence that any Unoccupied Unit has become leased and occupied by a third-party tenant, such Unoccupied Unit will be released from the terms of the master lease. At closing, the lender reserved $3,500,000 (the “Economic Reserve”). Upon the lender’s receipt of satisfactory evidence that the physical occupancy of the mortgaged property is at least 98%, and provided no event of default then exists under the mortgaged loan, the Economic Reserve will be released to the borrower. Fourteen units are currently being master leased.

(57)	The Grand McCarren Mortgage Loan currently has $4,500,000 of mezzanine debt at a 10.50000% interest rate with a maturity date of December 6, 2029.

(58)	The Underwritten Net Operating Income ($) is more than 10% higher than the Most Recent NOI (if past 2018) ($) primarily due to the recent leasing of the largest tenant, Kohl’s, (28.2% of net rentable area) at the Mortgaged Property.

(59)	Historical operating statements from 2017 only include revenues from when the Mortgaged Property had not yet been completed. The Mortgaged Property was fully completed in 2018.

(60)	The Ongoing TI/LC Reserve ($) for the related Mortgage Loan will be reduced as of July 1, 2023 to $8,394.38 if (i) SunTrust Bank has irrevocably waived in writing, or failed to timely exercise, its termination right such that the termination option is null and void and can no longer be exercised by SunTrust Bank, and (ii) as of that date, SunTrust Bank continues to occupy the entirety of the SunTrust Bank branch space and the entirety of the SunTrust Bank office space.

(61)	The Largest Tenant, SunTrust Bank, has the right to terminate the office lease at the end of the 10th lease year (June 2024) by providing a 12-month prior written notice and paying a termination fee of $458,000.

(62)	The Second Largest Tenant, Pappas Properties, LLC, has the right to terminate its lease any time after 10/1/2021 by paying an early termination fee equal to the unamortized cost of the improvement allowance.

(63)	The Largest Tenant, Comcast, has a one-time option to terminate on January 31, 2025 so as long as they give notice to the landlord by January 31, 2024 and give payment equal to unamortized TI/LC at 8% plus $250,000 with sales tax termination fee.

(64)	The Underwritten Net Operating Income ($) is over 10% higher than Most Recent Net Operating Income ($). The increase in Underwritten Net Operating Income over the trailing twelve month period is primarily driven by (i) burn off of free rent periods for two tenants totaling approximately $113,000, (ii) two tenants extending their leases which resulted in higher rents totaling approximately $30,000 and (iii) one newly signed lease totaling $22,400

(65)	The borrower will deposit $45,000 into an Immediate Repair Account on October 25, 2020 unless the carpet replacement immediate repair item has been completed in a good and workmanlike manner.

(66)	Commencing on November 6, 2027 and continuing thereafter, the borrower is required to deposit a monthly environmental insurance deposit of $771.56.

(67)	The Mortgaged Property’s Appraised Value ($) represents the “as is extraordinary assumption” appraised value as of October 2, 2019, which assumes that funds for the capital expenditures have been fully escrowed and will be available to fund the proposed capital improvements following the sale of the Mortgaged Property to the borrower. The borrower deposited $1,000,000 into a PIP reserve. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity/ARD (%) are calculated based on the Mortgaged Property’s Appraised Value ($) of $28,200,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity/ARD (%) based on the “as-is” appraised value of $26,400,000, which excludes the completion of the PIP, are 65.0% and 52.1%, respectively.

(68)	The Hawks Landing Apartments Appraised Value represents the “as stabilized value” of $22,650,000. The Mortgaged Property was built in phases in 2018 and 2019. At the time of inspection, five of the six buildings were completed, however, the Mortgaged Property was 96% leased. Following the appraiser’s site inspection, a certificate of occupancy for the final building and an updated rent roll were received. Per the rent roll, the Mortgaged Property is approximately 96% leased and 91% occupied. The final building is complete, fully leased and residents are moving in on a rolling basis. For all practical purposes, the Mortgaged Property is considered complete and stabilized by the appraiser.

(69)	The Largest Tenant at the Brecksville Mortgaged Property, Russell Realty, has an ongoing right to terminate its lease with 120 days’ notice and payment of a termination fee equal to unamortized TI/LCs.

(70)	The Underwritten Net Operating Income ($) is more than 10% higher than the Most Recent NOI (if past 2018) ($) primarily due to the recent leasing of the fourth largest tenant, Ollies Discount Bargain Outlet, (10.6% of net rentable area) at the Mortgaged Property.

(71)	The Mortgage Loan is structured with ongoing TI/LC collections of $25,315 per month ($1.15/SF) through November 2023. Following the payment date in November 2023, the borrower is required to deposit $22,013 per month ($1.00/SF) into the TI/LC reserve.

(72)	The TownePlace Suites Weston Appraised Value represents the “hypothetical as-is” value, which assumes that the scheduled property improvement plan (“PIP”) at a cost of approximately $1,230,375 has been completed as of October 1, 2019. At origination, the borrower deposited approximately $1,253,206 for the scheduled PIP.

(73)	Kenne OPS, LLC operates as the operating lessee and is a co-borrower.

(74)	The Largest Tenant, Minnesota State Colleges and Universities, has an ongoing right to terminate its lease in the event that Minnesota State Colleges and Universities relocates to a state- or Minnesota State Colleges and Universities-owned facility. The Second Largest Tenant, AgriBank, may surrender 5,000 to 8,000 SF between November 2021 and December 2023 with nine months’ notice.

(75)	The borrowers deposited $4,000,000 for future tenant improvements and leasing commissions. Ongoing deposits into the TI/LC Reserve will be required in the amount of $80,807 per month commencing once the balance of the TI/LC Reserve is less than $1,000,000. Notwithstanding the foregoing, provided that no event of default then exists, monthly deposits into the TI/LC Reserve will be suspended at any time that the balance of the reserve is at least $3,000,000; provided, however, if a Major Tenant Trigger Event Period (as defined in the loan documents) then exists, the cap will be increased to $5,500,000 (or $6,500,000 if the NOI debt yield is less than 8.5%), and upon a cure of the Major Tenant Trigger Event Period, the cap will be reduced back to $3,000,000 and funds on deposit in the TI/LC Reserve in excess of $3,000,000 will be disbursed to the borrowers.

(76)	At origination, the borrower deposited $20,000 into the seasonality reserve. The borrower is required to deposit $11,000 each month from May to November to fund any shortfall during the months of December through February.

(77)	On each monthly payment date, the related borrower is required to deposit into an FF&E reserve account an amount equal to the greater of 1/12th of 4.0% of annual gross revenues and 1/12th of 4.0% of projected annual gross revenues.

(78)	The Appraised Value ($) represents the as-complete value assuming completion of the PIP. At origination, $1,105,000 was reserved with respect to outstanding PIP obligations. The “as-is” appraised value is $14,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on the “as-is” appraised value are 69.6% and 56.8%, respectively.

(79)	The Underwritten Net Operating Income ($) is more than 10% higher than the Most Recent NOI (if past 2018) ($) primarily due to recent leasing at the Mortgaged Property.

(80)	The largest tenant, Freightcenter Inc., has the option to terminate its lease effective in March 2021 with nine months’ notice and payment of a termination fee. At origination, the borrower reserved $1,000,000 which will be released to the borrower if the tenant does not exercise its option or when the space is re-leased in accordance with the Mortgage Loan documents.

(81)	Historical operating statements were not available prior to 2018 as the Mortgaged Property was recently acquired.

(82)	On each Payment Due Date, the borrower is required to make deposits of $3,500 into the replacement reserve account if the replacement reserve account balance falls below $500,000.

(83)	Underwritten Net Operating Income ($) increased more than 10% compared to Most Recent NOI Date (if past 2018) because the Mortgaged Property was underwritten based on the rent roll dated October 31, 2019 with occupancy of 94%, compared to T12 September 30, 2019 occupancy of 85%.

(84)	The Mortgaged Property’s Appraised Value ($) represents the “as complete” appraised value as of October 1, 2020, which assumes the completion of a change-of-ownership PIP. At loan closing, the borrower deposited $2,097,737 into a PIP reserve, which is 110% of the estimated cost to complete the PIP. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity (%) are calculated based on the Mortgaged Property’s Appraised Value ($) of $8,900,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity (%) based on the “as-is” appraised value of $6,500,000, which excludes the completion of the PIP, are 86.2% and 71.9%, respectively.

(85)	The Underwritten Net Operating Income ($) is over 10% higher than Most Recent Net Operating Income ($). The Mortgaged Property was previously securitized in WBCMT 2007-C30. The Mortgaged Property’s largest tenant filed for bankruptcy and indicated that it would not be renewing its lease at the Mortgaged Property upon its lease expiration in December 2017. The tenant accounted for approximately 50% of the Mortgaged Property’s NRA. Due to the significant known future vacancy at the Mortgaged Property, the former borrower was unable to refinance the loan and the loan transferred into special servicing in March 2017 for maturity default. Following the transfer to special servicing, and with the loss of the aforementioned tenant along with one other tenant that had occupied 10% NRA, the Mortgaged Property’s occupancy dropped to 38%. The Mortgaged Property was foreclosed upon in October 2017. The vacancy explains the poor operating performance in 2018 and the trailing 12 months ending September 30, 2019. Since acquiring the Mortgaged Property in November 2018, the borrower sponsors secured two leases accounting for approximately 62% of the Mortgaged Property’s NRA and increased occupancy at the Mortgaged Property to 97.5%.

(86)	The Largest Tenant, Piedmont Health Services, Inc., signed a lease with a commencement date of July 1, 2019. Piedmont Health Services, Inc. has not yet taken full possession of the space, however it is anticipated that it will do so in December. The Fifth Largest Tenant, Jenzabar, Inc., is in a free rent period through January 2020.

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ANNEX B

SIGNIFICANT LOAN SUMMARIES

LOAN #1: 490-504 MYRTLE AVENUE

LOAN #1: 490-504 MYRTLE AVENUE

LOAN #1: 490-504 MYRTLE AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(2)	$50,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit(1)	$360,169.49
Size (Units)	236	Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 10/25/2019	96.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/25/2019	96.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	3.78764%
Appraised Value	$141,300,000	Original Term to Maturity (Months)	120
Appraisal Date	9/4/2019	Original Amortization Term (Months)	NAP
Borrower Sponsor	Brian Shatz and Josh Zegen	Original Interest Only Period (Months)	120
Property Management	Silverstone Property Group, LLC	First Payment Date	1/6/2020
Maturity Date	12/6/2029

Underwritten Revenues	$7,836,820
Underwritten Expenses	$1,516,729	Escrows(3)
Underwritten Net Operating Income (NOI)	$6,320,091	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,261,091	Taxes	$0	$13,195
Cut-off Date LTV Ratio(1)	60.2%	Insurance	$52,358	$10,472
Maturity Date LTV Ratio(1)	60.2%	Replacement Reserve	$0	$4,917
DSCR Based on Underwritten NOI / NCF(1)	1.94x / 1.92x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.4% / 7.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$85,000,000	81.0%	Loan Payoff	$102,417,123	97.5%
Subordinate Debt	20,000,000	19.0	Origination Costs	1,601,715	1.5
Equity Distribution	928,803	0.9
Upfront Reserves	52,358	0.1

Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 490-504 Myrtle Avenue Loan Combination (as defined below). See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $50,000,000 represents the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. See “—The Mortgage Loan” below.

(3)	See “Escrows” below.

■	The Mortgage Loan. The 490-504 Myrtle Avenue mortgage loan (the “490-504 Myrtle Avenue Loan”) is part of a loan combination (the “490-504 Myrtle Avenue Loan Combination”) that is evidenced by two pari passu notes, totaling $85,000,000, that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in two adjacent newly developed Class A multifamily properties consisting of 236 units, located in the Clinton Hill neighborhood of Brooklyn, New York (the “490-504 Myrtle Avenue Property Portfolio”). The 490-504 Myrtle Avenue Loan, which accrues interest at an interest rate of 3.78764% per annum, was originated by CREFI on November 18, 2019. The 490-504 Myrtle Avenue Loan, which is evidenced by the controlling note A-1, has an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, which represents approximately 4.4% of the Initial Pool Balance. The proceeds of the 490-504 Myrtle Avenue Loan Combination, along with a $20,000,000 mezzanine loan, were primarily used to refinance the 490-504 Myrtle Avenue Property Portfolio and pay closing costs.

The 490-504 Myrtle Avenue Loan Combination has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 490-504 Myrtle Avenue Loan Combination requires monthly payments of interest only for the term of the 490-504 Myrtle Avenue Loan Combination. The scheduled maturity date of the 490-504 Myrtle Avenue Loan Combination is the due date in December 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 18, 2022 and (ii) the second anniversary of the last securitization of a note comprising part of the 490-504 Myrtle Avenue Loan Combination, the 490-504 Myrtle Avenue Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 490-504 Myrtle Avenue Loan Combination documents. Voluntary prepayment of the 490-504 Myrtle Avenue Loan Combination is permitted on or after the due date occurring in August 2029 without payment of any prepayment premium.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	CGCMT 2019-C7	Yes
A-2	$35,000,000	$35,000,000	CREFI(1)	No
Total	$85,000,000	$85,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

LOAN #1: 490-504 MYRTLE AVENUE

■	The Mortgaged Property. The 490-504 Myrtle Avenue Property Portfolio is comprised of two adjacent, newly developed, Class A buildings totaling 236 units located in the Clinton Hill neighborhood of Brooklyn, New York. The two buildings, comprising the 490-504 Myrtle Avenue Property, are located at 490 Myrtle Avenue (the “490 Myrtle Avenue Property”) and 504 Myrtle Avenue (the “504 Myrtle Avenue Property”) and are 95.7% and 96.5% occupied, respectively, with an average occupancy of 96.2% as of October 25, 2019. The 490-504 Myrtle Avenue Property Portfolio consists of 188 fair market value units (80.0%) and 48 affordable units (20.0%). Each building is part of a separate condominium structure. The 490 Myrtle Avenue Property is comprised of the residential unit of the 490 Myrtle Avenue condominium, which has a 75% interest in the common elements of the 490 Myrtle Avenue condominium. The 504 Myrtle Avenue Property is comprised of the residential unit and the garage unit of the 504 Myrtle Avenue condominium, which has an aggregate 86.2% interest in the common elements of the 504 Myrtle Avenue condominium (see Condominium Structure below).

The 490 Myrtle Avenue Property, according to the appraisal, contains approximately 81,000 gross SF across seven stories. It was constructed in 2015, and it contains a total of 93 units of which 74 are market apartments and 19 affordable apartments. The unit-mix consists of 24 studios, 35 one-bedroom apartments and 34-two bedroom apartments. The 490 Myrtle Avenue Property is serviced by elevators and stairways and the building entrance is a 24-hour attended doorway. The interior finishes, at the 490 Myrtle Avenue Property, include natural wood, white oak flooring throughout the apartments along with white and grey Caeserstone countertops and backsplashes in the kitchens. The kitchens also include soft-close doors and stainless steel appliances. Amenities consist of a fitness center, roof deck, laundry room, dog run, pet grooming station and outdoor courtyard and select units within the building feature private terraces or balconies. The 490 Myrtle Avenue Property also contains non-collateral retail components. The 490 Myrtle Avenue Property benefits from a 421(a) tax abatement (see “421 (a) Tax Abatement” below).

The 504 Myrtle Avenue Property, according to the appraisal, contains approximately 105,000 gross SF across seven stories. It was constructed in 2017 and it contains a total of 143 units of which 114 are market apartments and 29 affordable apartments. The unit-mix consists of 47 studios, 62 one-bedroom apartments and 34 two-bedroom apartments. The 504 Myrtle Avenue Property is serviced by elevators and stairways and the building entrance is a 24-hour attended doorway. The interior finishes, at the 504 Myrtle Avenue Property, include all-white designer kitchens with stainless steel appliances, black Caesarstone countertops and Carrara marble backsplashes. The bathrooms feature subway tile and deep soaking bathtubs and the apartments also include in-unit washers and dryers. According to the appraisal, amenities consist of a fitness center, roof deck, game room, bicycle storage, laundry room and outdoor courtyard. The 504 Myrtle Avenue Property also contains a non-collateral retail component and a parking component, which is part of the collateral. The 504 Myrtle Avenue Property also benefits from a 421(a) tax abatement (see “421 (a) Tax Abatement” below).

LOAN #1: 490-504 MYRTLE AVENUE

The following table presents certain information relating to the units and rent at 490-504 Myrtle Avenue Property Portfolio:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units(1)	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
490 Myrtle
Studio_FM	18	19.4%	16	88.9%	420	$2,500	$2,483
Studio_HPD	5	5.4	5	100.0	524	NAP	866
Studio_Super	1	1.1	0	0.0	534	2,500	0
1 Bedroom_FM	28	30.1	27	96.4	575	3,100	2,966
1 Bedroom_HPD	7	7.5	7	100.0	654	NAP	896
2 Bedroom_FM	27	29.0	27	100.0	1002	4,700	4,718
2 Bedroom_HPD	7	7.5	7	100.0	880	NAP	1,094
Subtotal/Wtd. Avg.	93	100.0%	89	95.7%	695	$3,530	$2,982

504 Myrtle
Studio_FM	21	14.7%	19	90.5%	428	$2,700	$2,601
Alcove Studio_FM	16	11.2	15	93.8	467	2,700	2,658
Studio_HPD	8	5.6	8	100.0	365	NAP	758
Alcove Studio_HPD	2	1.4	2	100.0	478	NAP	735
1-Bedroom_FM	45	31.5	45	100.0	580	3,100	3,037
1-Bedroom Plus_FM	5	3.5	5	100.0	668	3,100	3,209
1-Bedroom_HPD	3	2.1	3	100.0	616	NAP	747
1-Bedroom Plus_HPD	9	6.3	8	88.9	442	NAP	755
2-Bedroom_FM	27	18.9	26	96.3	831	4,500	4,438
2-Bedroom_HPD	7	4.9	7	100.0	824	NAP	894
Subtotal/Wtd. Avg.	143	100.0%	138	96.5%	586	$3,302	$2,750
Total / Wtd. Avg.	236		227	96.2%	629	$3,391	$2,832

(1)	Based on the underwritten rent roll dated October 25, 2019.

(2)	Source: Appraisal.

■	Condominium Structure. The 490-504 Myrtle Avenue Property has a condominium structure in place with the 490 Myrtle Avenue Property holding a 75% interest in the common elements of the 490 Myrtle Avenue condominium, and the 504 Myrtle Avenue Property holding an 86.2% interest in the common elements of the 504 Myrtle Avenue condominium. There are a total of 2 unit owners in each of the 590 Myrtle Avenue condominium and the 490 Myrtle Avenue condominium. In both cases, the borrower of the 490-504 Myrtle Avenue Loan exercises control over the condominium boards. The 490 Myrtle Avenue condominium is governed by the board of managers of the 490 Myrtle Avenue condominium. As the owner of the residential unit, the borrowers appoint 2 members of the 3-member board of managers. The 504 Myrtle Avenue condominium is governed by the board of managers of the 504 Myrtle Avenue condominium. As the owner of the residential unit and the garage unit, the borrowers appoint 5 members of the 7-member board of managers. The borrowers are currently performing the obligations of each board of managers to maintain the common elements and maintain the insurance policies described in of the by-laws of the board of managers of each condominium regime. The remaining unit owner is responsible for reimbursing (i) 25% of the costs the borrowers incur in connection with the performance of the board responsibilities with respect to the 490 Myrtle Avenue condominium and (ii) 13.79% of the costs the borrowers incur in connection with the performance of the board responsibilities with respect to the 504 Myrtle Avenue condominium. The condominium documents and 490-504 Myrtle Avenue Loan documents (taken together) provided that any net proceeds of insurance or condemnation will be held and applied to the restoration of the 490 Myrtle Avenue Property and/or the 504 Myrtle Avenue Property, as applicable; and the borrowers will not permit any terms or provisions of the condominium documents to be modified or amended in any material respect, or permit the condominium to be terminated, in each case, without the prior written consent of the lender (which may not be unreasonably withheld, conditioned or delayed).

LOAN #1: 490-504 MYRTLE AVENUE

■	421(a) Tax Abatement. Each property comprising the 490-504 Myrtle Avenue Property Portfolio is subject to a real estate tax abatement under Section 421a (the “421(a) Abatement”). Each property comprising the 490-504 Myrtle Avenue Property Portfolio is subject to a Regulatory Agreement (each, a “Regulatory Agreement”) with the City of New York Department of Housing Preservation and Development (“HPD”). Pursuant to each Regulatory Agreement, the applicable borrower is entitled to exemptions from increases to the assessed value of the property provided the borrower maintains affordable housing units in accordance with the terms thereof. The lender and HPD entered into a subordination and non-disturbance agreement regarding each Regulatory Agreement. The 409-504 Myrtle Avenue Loan Combination is recourse for any of the lender’s losses in the event of any loss of the 421(a) Abatement in connection with the borrowers’ failure to comply with the terms of Section 421(a) and/or any other legal requirements relating to rent regulations in New York City.

The following table presents certain information relating to historical leasing at 490-504 Myrtle Avenue Property Portfolio:

Historical Leased %(1)(2)

	TTM 9/30/2019	As of 10/25/2019
Owned Space	96.1%	96.2%

(1)	The 504 Myrtle Avenue Property was recently constructed in 2017 and was in lease-up from October 2017 through June 2019, therefore no historical information is available for the 490-504 Myrtle Avenue Loan Combination except the September 30, 2019 trailing twelve months.

(2)	As provided by the borrowers, which represents the weighted average physical occupancy of the two buildings.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at 490-504 Myrtle Avenue Property Portfolio:

Cash Flow Analysis(1)

	TTM 9/30/2019	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(2)	$7,721,572	$7,738,779	$32,791
Potential Income from Vacant Units	0	287,292	1,217
Gross Potential Rent	$7,721,572	$8,026,071	$34,009
Vacancy & Credit Loss & Concessions(3)	(586,010)	(287,292)	(1,217)
Total Rent	7,135,562	7,738,779	32,791
Other Income(4)	51,663	98,041	415
Effective Gross Income	$7,187,225	$7,836,820	$33,207

Real Estate Taxes(5)	$163,259	$150,803	$639
Insurance	97,277	119,676	507
Management Fee	215,617	235,105	996
Other Operating Expenses	1,284,272	1,011,145	4,285
Total Operating Expenses	$1,760,424	$1,516,729	$6,427

Net Operating Income(6)	$5,426,801	$6,320,091	$26,780
Replacement Reserves – Apartments	0	59,000	250
Net Cash Flow	$5,426,801	$6,261,091	$26,530

Occupancy	96.1%	96.4%
NOI Debt Yield(7)	6.4%	7.4%
NCF DSCR(7)	1.66x	1.92x

(1)	The 490-504 Myrtle Avenue Property Portfolio, which is comprised of two buildings, the 490 Myrtle Avenue Property and the 504 Myrtle Avenue Property, includes the 490 Myrtle Avenue Property which was constructed in 2015 and the 504 Myrtle Avenue Property that was more recently constructed in 2017 and was in lease up from October 2017 through June 2019. Therefore no historical information is available for the 490-504 Myrtle Avenue Property Portfolio as a whole.

(2)	Underwritten Base Rent is based on the combined occupied units of 490 Myrtle Avenue and 504 Myrtle Avenue as of the underwritten rent roll dated October 25, 2019.

(3)	Vacancy & Credit Loss & Concessions is underwritten to the current 3.6% economic vacancy.

(4)	Other Income consists of parking income, storage fees, late fees, laundry revenue, key & lock fees and miscellaneous income.

(5)	The 504 Myrtle Avenue Property is currently in year 2 of a 25-year 421-a tax abatement program and the 490 Myrtle Avenue Property is currently in year 3 of a 25-year 421-a tax abatement program. Each property receives a 100% exemption on any increases in assessed value for the first 21 years, and the exemption percentage declines by 20% each year in years 22-25. In connection with the 421-a tax abatement, rental amounts for rental tenants are capped at 1.5% for one-year leases and 2.5% for two-year leases. Taxes were underwritten at the average abated amount of (i) $710 per unit with respect to the 490 Myrtle Avenue Property and (ii) $593 per unit with respect to the 504 Myrtle Avenue Property.

(6)	The increase from Most Recent NOI (if past 2018) ($) to Underwritten Net Operating Income ($) is primarily attributable to an increase in vacancy due to the 504 Myrtle Avenue Mortgaged Property being opened as well as concession burn off.

(7)	Calculated based on the aggregate outstanding principal balance of the 490-504 Myrtle Avenue Loan Combination.

LOAN #1: 490-504 MYRTLE AVENUE

■	Appraisal. According to the appraisal, the 490 Myrtle Avenue Property had an “as-is” appraised value of $54,100,000 as of September 4, 2019 and the 504 Myrtle Avenue Property had an “as-is” appraised value of $87,200,000 as of September 4, 2019.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
490 Myrtle Avenue Property	Direct Capitalization Approach	$54,100,000	N/A	4.50%
504 Myrtle Avenue Property	Direct Capitalization Approach	$87,200,000	N/A	4.25%

■	Environmental Matters. According to a Phase I environmental report, dated October 1, 2019, there are no recognized environmental conditions or recommendations for further action at the 490-504 Myrtle Avenue Property Portfolio.

■	Market Overview and Competition. The 490-504 Myrtle Avenue Property Portfolio is located within Clinton Hill in Kings County, New York which is part of the New York-Jersey City-White Plains metro area (“New York Metro”). The appraisal notes that overall population, personal income and, total employment are the primary economic drivers of apartment demand. According to the appraisal, the area will experience significant growth and over the next five years, Brooklyn is anticipated to have the highest increase in population, of any of the five boroughs of New York City, with an increase of 4.0%. Total employment in the New York market is projected to grow by 157,100 jobs during the 2019-2024 period. The top five major employers within the New York Metro area are: City of New York (City Hall), New York City Department of Education, the US Government, the Metropolitan Transportation Authority and the State of New York. According to the appraisal, for the 2019-2024 period, new supply is expected to average 13,386 units, while net absorption is expected to average 12,411 units lagging new supply. Vacancy rates are expected to remain 3.3%, while rents are forecasted to rise to $3,043.

According to the appraisal, the Clinton Hill neighborhood is located in Brooklyn and is part of the Bushwick multifamily submarket. The neighborhood boundaries are Flushing Avenue (north), Atlantic Avenue (south), Classon Avenue (east) and Clermont Avenue (west). The 490-504 Myrtle Avenue Property Portfolio’s immediate neighborhood consists primarily of multifamily residential, transportation/utility and public institutional uses. Per the appraisal, primary east-west access to the 490-504 Myrtle Avenue Property Portfolio’s neighborhood is provided by Eastern Parkway and Atlantic Avenue and north-south access is provided by Nostrand and Bedford Avenues. The Brooklyn Battery Tunnel, Brooklyn Bridge and Manhattan Bridge to the west of the 490-504 Myrtle Avenue Property Portfolio all provide access to and from Manhattan. Additionally, public transportation is readily available in the area with bus access along Fulton Street as well as Clinton/Washington Avenue subway station, which services the A-C line. The A-C line provides transportation into downtown Manhattan as well as opportunities to transfer to other lines. Additionally, per the appraisal, the G subway line, which services much of Brooklyn and Queens, runs through the center of Clinton Hill and allows travel north to Williamsburg and Queens, as well as the Cobble Hill, Boerum Hill, Gowanus and Park Slope neighborhoods to the west and south.

For the 490-504 Myrtle Avenue Property Portfolio’s immediate neighborhood, the estimated year-end 2019 population is projected to be 48,748 with an average household income of $95,858. According to the appraisal, as of the first quarter of 2019, the total inventory within the submarket is 36,225 units with a 2.8% average vacancy, asking rents of $2,354 per month and net absorption of a positive 338 units. The overall growth, per the appraisal, is expected to continue as both residential and commercial demand continues to rise.

LOAN #1: 490-504 MYRTLE AVENUE

The following table presents certain information relating to the primary competition for the 490-504 Myrtle Avenue Property Portfolio:

Directly Competitive Buildings(1)

	490 Myrtle Ave(2)	504 Myrtle Ave(2)	Myrtle & Steuben	180 Franklin Avenue	10 Lexington Avenue	The Brooklyn Zinc
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Number of Stories	7	7	6	5	5	4
Year Built	2015	2017	2016	2016	2016	2017
Number of units	93	143	72	117	88	75
Occupancy	95.7%	96.5%	NAV	NAV	NAV	NAV
Unit size (SF)
- Studio	420	445	430	429	NAP	419
- 1-BR	575	589	550	619	708	652
- 2-BR	1,002	834	780	875	984	743
Rent per month:(2)
- Studio	$2,471	$2,651	$2,463	$2,400	NAP	$2,788
- 1-BR	$3,026	$3,067	$3,038	$3,716	$3,068	$3,342
- 2-BR	$4,716	$4,439	$4,049	$3,955	$4,052	$4,188

(1)	Source: Appraisal.

(2)	The rent per month for the subject property is based off of the underwritten rent roll dated October 25, 2019.

■	The Borrowers. The borrowers are 490 Myrtle Residential Owner LLC and 504 Myrtle Residential Owner LLC, both Delaware limited liability companies. 490 Myrtle Residential Owner LLC is 100% owned by 490 Myrtle Residential MB LLC and 504 Myrtle Residential Owner LLC is 100% owned by 504 Myrtle Residential MB LLC. 490 Myrtle Residential MB LLC is 100% owned by 490 Myrtle Residential Holdings LP and 504 Myrtle Residential MB LLC is 100% owned by 504 Myrtle Residential Holdings LP. Both 490 Myrtle Residential Holdings LP and 504 Myrtle Residential Holdings LP are 99.99% owned by SPD Myrtle Avenue LLC and 0.01% owned and controlled by SDG Myrtle Manager LLC as a general partner. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of 490-504 Myrtle Avenue Loan Combination. Brian Shatz and Josh Zegen, of Madison Realty Capital, are the nonrecourse carve-out guarantors for the 490-504 Myrtle Avenue Loan Combination. Madison Realty Capital is a New York City-based real estate private equity firm focused on debt and equity investment strategies. Founded in 2004, Madison Realty Capital has closed on approximately $12.0 billion of transactions in the multifamily, retail, office, industrial and hotel sectors.

■	Escrows. On the origination date of the 490-504 Myrtle Avenue Loan Combination, the borrowers funded reserves of $52,358 for insurance.

On each due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $13,195), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $10,472), and (iii) $4,917 for replacement reserves.

■ Lockbox and Cash Management. The 490-504 Myrtle Avenue Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the commercial tenants, if any, at the 490-504 Myrtle Avenue Property Portfolio, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrowers are required to cause revenue received by the borrowers or the property manager from the 490-504 Myrtle Avenue Property Portfolio to be promptly deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a 490-504 Myrtle Avenue Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a 490-504 Myrtle Avenue Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 490-504 Myrtle Avenue Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 490-504 Myrtle Avenue Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 490-504 Myrtle Avenue Loan Combination except to the extent such 490-504 Myrtle Avenue Trigger Period exists solely due to a 490-504 Myrtle Avenue Mezzanine Trigger Period (as defined below), in which case such funds will be disbursed to or at the direction of the Mezzanine Lender. Upon the cure of the applicable 490-504 Myrtle Avenue Trigger Period, so long as no other 490-504 Myrtle Avenue Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default

LOAN #1: 490-504 MYRTLE AVENUE

under the 490-504 Myrtle Avenue Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

A “490-504 Myrtle Avenue Trigger Period” means a period commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the 490-504 Myrtle Avenue Loan Combination documents, (ii) the aggregate debt service coverage ratio for the 409-504 Myrtle Avenue Loan Combination and the 409-504 Myrtle Avenue Mezzanine Loan being less than 1.10x, (iii) the debt service coverage ratio for the 409-504 Myrtle Avenue Loan Combination being less than 1.65 to 1.00, and (iv) the lender receiving written notice from the 409-504 Myrtle Avenue Mezzanine Lender that a 490-504 Myrtle Avenue Mezzanine Trigger Period has occurred and is continuing, and expiring upon, (w) with respect to a 490-504 Myrtle Avenue Trigger Period which commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (x) with respect to a 490-504 Myrtle Avenue Trigger Period which commenced in connection with clause (ii) above, the aggregate debt service coverage ratio for the 409-504 Myrtle Avenue Loan Combination and the 409-504 Myrtle Avenue Mezzanine Loan being equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to any 490-504 Myrtle Avenue Trigger Period which commenced in connection with clause (iii) above, the debt service coverage ratio for the 409-504 Myrtle Avenue Loan Combination being equal to or greater than 1.65 to 1.00 for two consecutive calendar quarters, and (z) with regard to any 490-504 Myrtle Avenue Trigger Period commenced in connection with clause (iv) above, the date that the lender receives written notice from the Mezzanine Lender that the Mezzanine Trigger Period has been cured or is otherwise no longer ongoing.

A “490-504 Myrtle Avenue Mezzanine Trigger Period” means a period commencing on the Mezzanine Lender delivering written notice to the lender that an event of default has occurred as is continuing under the 490-504 Myrtle Avenue Mezzanine Loan and expiring upon the Mezzanine Lender delivering written notice to the lender that the applicable 490-504 Myrtle Avenue Mezzanine Loan event of default has been cured and no 490-504 Myrtle Avenue Mezzanine Loan event of default is ongoing.

■	Property Management. The 490-504 Myrtle Avenue Property is currently managed by Silverstone Property Group LLC, an affiliate of the borrowers. Under the 490-504 Myrtle Avenue Loan Combination documents, the lender has the right to terminate the property management agreement or direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or a debtor in any voluntary bankruptcy or insolvency proceeding, (ii) an event of default has occurred and is ongoing, (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Provided no event of default under the 490-504 Myrtle Avenue Loan Combination documents has occurred and is continuing, the borrowers have the right to replace the property manager with a property manager approved in writing by the lender (which approval may be conditioned on receipt of a rating agency confirmation).

■	Current Mezzanine or Secured Subordinate Indebtedness. On November 18, 2019, 490-504 Myrtle Mezz Funding LLC (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $20,000,000 (the “490-504 Myrtle Avenue Mezzanine Loan”) to 490 Myrtle Residential MB LLC and 504 Myrtle Residential MB LLC. The 490-504 Myrtle Avenue Mezzanine Loan carries an interest rate of 8.00000% per annum and is coterminous with the 490-504 Myrtle Avenue Loan. The 490-504 Myrtle Avenue Loan is subject to an intercreditor agreement. Based on the total combined debt of $105,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

LOAN #1: 490-504 MYRTLE AVENUE

Financial Information

	490-504 Myrtle Avenue Loan	490-504 Myrtle Avenue Total Debt
Cut-off Date Balance	$85,000,000	$105,000,000
Cut-off Date LTV Ratio	60.2%	74.3%
Maturity Date LTV Ratio	60.2%	74.3%
DSCR Based on Underwritten NCF	1.92x	1.28x
Debt Yield Based on Underwritten NOI	7.4%	6.0%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 490-504 Myrtle Avenue Property Portfolio, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 490-504 Myrtle Avenue Property Portfolio for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN # 2: 650 Madison Avenue

LOAN # 2: 650 Madison Avenue

| FLOOR | SF | TENANT | LEASE EXP. |
|---|---|---|---|
| 27 | 6,871 | Ralph Lauren Corporation | 12/31/24 |
| 26 | 6,647 | Ocean Road Advisors Inc | 8/31/27 |
| | 4,002 | Carson Family Charit. Trust | 8/31/27 |
| 25 | 7,456 | Lakewood Capital Mgmt LP | 12/31/20 |
| | 3,218 | Navigator Gas US L.L.C. | 6/30/22 |
| 24 | 5,406 | Caledonia (Private) Invest | 12/31/24 |
| 23 | 12,866 | BC Partners Inc. | 1/31/27 |
| 22 | 5,096 | Mid-Atlantic Strategies LLC | 12/31/24 |
| | 7,770 | GMF Capital LLC | 12/31/26 |
| 21 | 12,861 | Lee Equity Partners LLC | 8/31/20 |
| 20 | 12,861 | Spring Mountain Capital | 9/30/30 |
| 19 | 6,514 | BC Partners Inc. | 1/31/27 |
| | 6,341 | WP Global Partners Inc. | 8/31/25 |
| 18 | 10,221 | Key Square Group LP | 3/31/21 |
| | 2,667 | Key Square Group LP | 3/31/21 |
| 17 | 12,866 | Willett Advisors LLC | 12/31/24 |
| 16 | 12,866 | Willett Advisors LLC | 12/31/24 |
| 15 | 6,338 | Lomas Capital Mgmt LLC | 1/31/23 |
| 14 | 12,861 | Ralph Lauren Corporation | 12/31/24 |
| 12 | 12,861 | Ralph Lauren Corporation | 12/31/24 |
| 11 | 12,657 | Ralph Lauren Corporation | 12/31/24 |
| 10 | 28,047 | Ralph Lauren Corporation | 12/31/24 |
| 9 | 31,221 | Ralph Lauren Corporation | 12/31/24 |
| 8 | 30,627 | Ralph Lauren Corporation | 12/31/24 |
| 7 | 44,439 | Ralph Lauren Corporation | 12/31/24 |
| 6 | 44,412 | Ralph Lauren Corporation | 12/31/24 |
| 5 | 44,435 | Ralph Lauren Corporation | 12/31/24 |
| 4 | 44,524 | Memorial Sloan Kettering Cancer Center | 7/31/23 |
| 3 | 44,504 | Memorial Sloan Kettering Cancer Center | 7/31/23 |
| 2 | 37,772 | Sotheby's Int'l Realty Inc | 10/31/35 |
| | 154 | Memorial Sloan Kettering Cancer Center | 7/31/23 |
| G | 4,250 | Tod's | 10/13/23 |
| | 3,005 | B.A.P.E. | 7/31/30 |
| | 1,202 | Domenico Vacca | 1/1/30 |
| | 4,650 | Moncler | 8/31/26 |
| | 6,396 | Celine | 2/28/29 |
| | 878 | Memorial Sloan Kettering Cancer Center | 7/31/23 |
| C1 | 3,915 | Ralph Lauren Corp (storage) | 12/31/24 |
| | 10,640 | Memorial Sloan Kettering Cancer Center (storage) | 7/31/23 |
| | 97 | Tod's (storage) | 10/13/23 |
| | 4,335 | Moncler (storage) | 8/31/26 |
| | 3,827 | Celine (storage) | 2/28/29 |
| | 700 | B.A.P.E. (storage) | 7/31/30 |
| C2 | 4,670 | Ralph Lauren Corp (storage) | 12/31/24 |
| | 3,520 | Tod's (storage) | 10/13/23 |
| | 1,196 | Property MGMT Office | 12/31/50 |

500C
2602A
2605A
2501A
2504A
2401A
2304A
2203A
2204A
2100A
2000A
1903A
2304B
1803A
1803B
1601A
1601A
1506A
500B
500B
500B
500D
500A
500A
500A
500A
500A
300A
300A
201A
101C
116A
109A
102A
109A
Storage/Miscellaneous
Storage/Miscellaneous
27
26
25
24
23
22
21
20
19
18
17
16
15
14
12
11
10
9
8
7
6
5
4
3
2
G
C1
C2

VACANT | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

LOAN # 2: 650 Madison Avenue

LOAN # 2: 650 Madison Avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(3)		$50,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)(3)		$977.32
Size (SF)	600,415	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 10/1/2019	97.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2019	97.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1957, 1987 / 2015	Mortgage Rate		3.48600%
Appraised Value	$1,210,000,000	Original Term to Maturity (Months)		120
Appraisal Date	10/31/2019	Original Amortization Term (Months)		NAP
Borrower Sponsors	Vornado Realty L.P., OPG Investment Holdings (US), LLC	Original Interest Only Period (Months)		120
Property Management	650 Madison Office Manager LLC and 650	First Payment Date		1/8/2020
Madison Retail Manager LLC		Maturity Date		12/8/2029

Underwritten Revenues	$87,327,989
Underwritten Expenses	$28,901,495	Escrows(4)
Underwritten Net Operating Income (NOI)	$58,426,495		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$56,776,391	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	48.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	48.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.82x / 2.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.0% / 9.7%	Other Reserve	$9,576,014	$0

Sources and Uses(5)
Sources	$	%	Uses	$	%
Senior Notes	$586,800,000	70.7%	Loan Payoff	$800,000,000	96.4%
Junior Notes	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Loan Reserves	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Sponsor Equity	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%

(1)	DSCR, LTV, Debt Yield and Balance per SF calculations are based on the aggregate outstanding principal balance of the 650 Madison Avenue Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the 650 Madison Avenue Junior Non-Trust Notes (as defined below). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the 650 Madison Avenue Loan Combination (as defined below) are 66.1%, 66.1%, 2.07x, 2.01x, 7.3%, 7.1%, and $1,332, respectively.

(2)	The 650 Madison Avenue Loan Combination (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), BMO Harris Bank N.A. (“BMO Harris”) and Goldman Sachs Bank USA (“GS Bank”).

(3)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note A-1-1 which is part of a loan combination evidenced by 12 notes having an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. The related companion loans are evidenced by (i) seven senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $536,800,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000.

(4)	See “—Escrows below”.

(5)	The borrower sponsors acquired the 650 Madison Avenue Property (as defined below) for a purchase price of approximately $1.3 billion in 2013. Since acquisition, the borrower sponsors have invested approximately $37.5 million in capital expenditures and $51.6 million in tenant improvements and leasing commissions at the 650 Madison Avenue Property, implying total hard equity of $583.4 million remaining in the transaction following the closing of the 650 Madison Avenue Loan Combination.

■	The Mortgage Loan. The mortgage loan (the “650 Madison Avenue Loan”) is part of a loan combination (the “650 Madison Avenue Loan Combination”) evidenced by 12 notes comprising (i) 8 senior pari passu notes (collectively the “650 Madison Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $586,800,000, and (ii) four junior pari passu notes (collectively, the “650 Madison Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes are subordinate to the 650 Madison Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The 650 Madison Avenue Pari Passu-AB Loan Combination” in the Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 650 Madison Avenue Loan Combination is $800,000,000. The 650 Madison Avenue Loan Combination is secured by the borrower’s fee simple interest in a Class A office and retail building located in New York, New York (the “650 Madison Avenue Property”). The 650 Madison Avenue Loan, which is evidenced by the non-controlling note A-1-1, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.4% of the Initial Pool Balance. The related companion loans are evidenced by seven senior pari passu notes (collectively, the “650 Madison Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $536,800,000 and the 650 Madison Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 650 Madison Avenue Loan Combination was originated by CREFI, BCREI, BMO Harris and GS Bank on November 26, 2019. Each note evidencing the 650 Madison Avenue Loan Combination has an interest rate of 3.48600% per annum. The borrower utilized the proceeds of the 650 Madison Avenue Loan Combination, existing loan reserves and new sponsor equity to refinance the existing debt on the 650 Madison Avenue Property, fund upfront reserves and pay closing and defeasance costs.

LOAN # 2: 650 Madison Avenue

The table below summarizes the promissory notes that comprise the 650 Madison Avenue Loan Combination. The relationship between the holders of the 650 Madison Avenue Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The 650 Madison Avenue Pari Passu AB Loan Combination” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(1)
A-1-2	$242,900,000	$242,900,000	CREFI(2)	No
A-2	$146,450,000	$146,450,000	GS Bank(2)	No
A-3	$146,450,000	$146,450,000	BCREI(2)	No
A-4, A-5, A-6, A-7	$1,000,000	$1,000,000	MAD 2019-650M(3)	No
B-1, B-2, B-3, B-4	$213,200,000	$213,200,000	MAD 2019-650M(3)	Yes(1)
Total / Wtd. Avg.	$800,000,000	$800,000,000

(1)	The initial Controlling Note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1-1. See “Description of the Mortgage Pool— The Loan Combinations— The 650 Madison Avenue Pari Passu-AB Loan Combination” in the Prospectus.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	Expected to be contributed to the MAD 2019-650M transaction.

The 650 Madison Avenue Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 650 Madison Avenue Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in December 2029. Voluntary prepayment of the 650 Madison Avenue Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in June 2029. Defeasance of the 650 Madison Avenue Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 650 Madison Avenue Loan Combination documents at any time after the earlier of November 26, 2022 or the second anniversary of the securitization of the last portion of the 650 Madison Avenue Loan Combination.

Loan Combination Metrics
	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
A Notes	73.4%	48.5%	10.0%	2.74x
$586,800,000
B Notes	26.7%	66.1%	7.3%	2.01x
$213,200,000

■	The Mortgaged Property. The 650 Madison Avenue Property is a 27-story, 600,415 SF Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 543,834 SF of Class A office space, 22,310 SF of ground floor retail space, and 34,271 SF of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation, which added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on NRA) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). The top three tenants by UW Gross Rent (as defined below) are all investment grade rated tenants and account for 64.6% of net rentable area (“NRA”) and 58.9% of UW Gross Rent.

Office (90.6% of NRA; 74.5% of in-place UW Gross Rent)

The 543,834 SF of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW Base Rent and 74.5% of UW Gross Rent (inclusive of storage rent derived from office tenants). 358,491 SF of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and Memorial Sloan Kettering Cancer Center).

The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 36.0% of UW Gross Rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets, and distributes apparel, accessories, fragrances, and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

LOAN # 2: 650 Madison Avenue

The second largest office tenant at the 650 Madison Avenue Property, Memorial Sloan Kettering Cancer Center (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 13.0% of UW Gross Rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 SF medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street and uses the space for medical purposes. Memorial Sloan Kettering Cancer Center is a cancer treatment and research institution in New York City, founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail (3.7% of NRA; 25.5% of in-place UW Gross Rent)

The 22,310 SF of ground floor retail space at the 650 Madison Avenue Property is currently 87.4% occupied by five tenants that collectively contribute 28.0% of UW Base Rent and 25.5% of UW Gross Rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW Gross Rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW Gross Rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 10.0% of UW Gross Rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. The brand owns almost 140 stores worldwide and is distributed through a network including department stores such as Barneys New York (New York), Bergdorf Goodman (New York), Harrods (London) and Galeries Lafayette (Paris).The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

LOAN # 2: 650 Madison Avenue

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the 650 Madison Avenue Property:

Largest Office & Retail Tenants

Office Tenant Names	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Ralph Lauren	NR / A2 / A-	277,016	46.1%	$24,767,403	32.5%	$89.41	12/31/2024	1, 10-year option
Memorial Sloan Kettering Cancer Center(5)	AA / Aa3 / AA-	100,700	16.8%	$9,362,079	12.3%	92.97	7/31/2023	1, 5-year option
Willett Advisors LLC	NR / NR / NR	25,732	4.3%	$3,988,460	5.2%	155.00	12/31/2024	None
Sotheby’s	B3/NR/B+	37,772	6.3%	$3,459,915	4.5%	91.60	11/30/2035	1, 5-year option
BC Partners Inc.		19,380	3.2%	$2,298,086	3.0%	118.58	1/31/2027	None
Largest Owned Tenants		460,600	76.7%	$43,875,943	57.6%	$95.26
Remaining Office Tenants		92,080	15.3%	$10,957,911	14.4%	$119.00
Total / Wtd. Avg. All Owned Tenant		552,680	92.0%	$54,833,855	72.0%	$99.21

Retail Tenants	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Celine	NR / A1 / A+	10,223	1.7%	$8,600,017	11.3%	$841.24	2/28/2029	None
Moncler	NR / NR / NR	8,985	1.5%	$6,000,000	7.9%	$667.78	8/31/2026	1, 5-year option
Tod’s	NR / NR / NR	7,867	1.3%	$5,356,615	7.0%	$680.90	10/13/2023	None
B.A.P.E.(6)	NR / NR / NR	3,705	0.6%	$1,106,000	1.5%	$298.52	7/31/2030	None
Domenico Vacca(6)	NR / NR / NR	1,202	0.2%	$288,000	0.4%	$239.60	3/30/2030	None
Largest Owned Tenants		31,982	5.3%	$21,350,632	28.0%	$667.58

Vacant		15,753	2.6%	NAP	NAP	NAP

Total / Wtd. Avg. All Owned Tenants(7)		600,415	100.0%	$76,184,487	100.0%	$130.31

(1)	Source: Bloomberg.

(2)	Ratings are those of the parent entity whether or not the parent entity is a party to or guarantees the lease.

(3)	UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants. UW Base Rent in the table above excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 SF).

(4)	Certain tenants reflected in the chart above and other tenants throughout all Properties, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Rights to Cease Operations (Go Dark) at the Leased Property” in the Prospectus for more information regarding the foregoing and related tenant issues.

(5)	Memorial Sloan Kettering Cancer Center has the one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020, (b) the termination date is not later than June 30, 2022, (c) the termination date is at least 18 months following the date upon which the termination notice is received by the landlord, (d) MSKCC is required to pay to the landlord the termination payment simultaneously with the giving of such termination notice.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their space and are expected to take occupancy in early 2020.

(7)	Total NRA is inclusive of the property management but there is no associated rent.

The following table presents certain information relating to the lease rollover schedule at the 650 Madison Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule (1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
2020	20,317	3.4%	3.4%	$2,479,060	3.3%	$122.02	2
2021	12,888	2.2	5.6	$1,538,559	2.0	$119.38	3
2022	3,218	0.5	6.1	$353,980	0.5	$110.00	2
2023	114,905	19.2	25.3	$15,320,804	20.1	$133.33	4
2024	313,250	52.3	77.5	$30,121,123	39.5	$96.16	13
2025	6,341	1.1	78.6	$729,215	1.0	$115.00	1
2026	16,755	2.8	81.4	$6,971,250	9.1	$416.07	2
2027	30,029	5.0	86.4	$3,866,158	5.1	$128.75	4
2028	0	0.0	86.4	$10,080	0.0	NAP	1
2029	10,223	1.7	88.1	$8,600,017	11.3	$841.24	1
2030 & Thereafter	55,540	9.3	97.4	$6,204,320	8.1	$111.71	5
Vacant	15,753	2.6	100.0	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	599,219	100.0%	100.0%	$76,194,567	100.0%	$130.59	38

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants

(3)	Excludes 1,196 SF which is non-revenue and attributable to the property management office.

LOAN # 2: 650 Madison Avenue

The following table presents certain information relating to historical leasing at the 650 Madison Avenue Property:

Historical Leased %

2016	2017	2018	As of 10/1/2019(1)
94.3%	92.6%	92.2%	97.4%

(1)	Based on the underwritten rent roll dated October 1, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 650 Madison Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56
Contractual Rent Steps(2)	0	0	0	0	1,406,588	2.34
Vacant Income	0	0	0	0	3,327,410	5.54
Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92
Vacancy & Credit Loss(3)	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)
Other Income	222,390	265,643	319,055	362,098	371,407	0.62
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45

Real Estate Taxes	$15,935,782	$16,699,910	$17,606,496	$18,301,078	$19,659,925	$32.74
Insurance	396,387	393,355	378,835	380,309	382,942	$0.64
Utilities	1,068,264	1,112,310	1,147,244	1,153,209	1,161,237	$1.93
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	$1.45
Other Operating Expenses	5,959,366	6,266,404	5,936,287	6,089,283	6,824,111	$11.37
Total Operating Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14

Net Operating Income(4)	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31
Replacement Reserves	0	0	0	0	150,104	$0.25
TI/LC	0	0	0	0	1,500,000	$2.50
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56

Occupancy	86.4%	87.9%	90.8%	91.1%	96.3%(3)
NOI Debt Yield	7.3%	7.9%	8.3%	8.7%	10.0%
NCF DSCR	2.06	2.24	2.34	2.46	2.74

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $1,406,588 underwritten for various tenants through July 1, 2020.

(3)	Represents an underwritten economic vacancy of 3.7%.

(4)	The increase from Most Recent NOI (if past 2018) ($) to Underwritten NOI ($) at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

■	Appraisal. According to the appraisal, the 650 Madison Avenue Property had an “as-is” appraised value of $1,210,000,000 as of October 31, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$1,210,000,000	6.00%	4.75%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental report dated October 29, 2019, there are no recognized environmental conditions or recommendations for further action at the 650 Madison Avenue Property.

LOAN # 2: 650 Madison Avenue

■	Market Overview and Competition. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by SF in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million SF of office space, direct asking rents of $99.29 per SF and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million SF of office space and direct asking rents of $102.23 per SF. The 650 Madison Avenue Property’s UW Gross Rents for office space range from $94.04 per SF to $176.76 per SF, which is comparable to the Direct Asking Rent per SF for the appraiser’s competitive set as set forth below.

Competitive Set (Office Buildings)(1)
						Direct Asking Rent per SF
Property	Office Area (NRA)	Direct Avail. SF	Sublease Avail. SF	Occupied % Direct	Occupied % Total	Low	High
510 Madison Avenue	350,000	12,640	11,500	96.4%	93.1%	$99.00	$129.00
520 Madison Avenue	849,600	114,847	0	86.5%	86.5%	$105.00	$128.00
590 Madison Avenue	1,016,413	215,501	32,189	78.8%	75.6%	$90.00	$145.00
660 Madison Avenue	239,113	0	24,544	100.0%	89.7%	NAP	NAP
712 Fifth Avenue	457,281	72,333	12,090	84.2%	81.5%	$115.00	$175.00
745 Fifth Avenue	410,000	17,938	22,301	95.6%	90.2%	$128.00	$150.00
399 Park Avenue	1,250,000	96,203	47,488	92.3%	88.5%	$110.00	$110.00
450 Park Avenue	247,242	7,841	0	96.8%	96.8%	$125.00	$125.00
499 Park Avenue	265,000	11,303	11,512	95.7%	91.4%	$100.00	$100.00
Total	5,084,649	548,606	161,624
Wtd. Avg.(2)	564,961	60,956	17,958	89.2%	86.0%	$90.00	$175.00

(1)	Source: Appraisal

(2)	Wtd. Avg. figures for the Direct Asking Rent per SF represent the low and high end of each respective range.

The appraiser concluded blended market rents of $108.87 per SF and $986.96 per SF for the office and ground level retail space, respectively. Based on the appraiser’s market rents, the 650 Madison Avenue Property’s in place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent per SF	Tenant Category	Rent per SF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

■	The Borrower. The borrower is 650 Madison Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Loan. The non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford Guarantor”). Vornado and Oxford Guarantor are liable on a several basis, 50% to Vornado and 50% to Oxford Guarantor, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations. The borrower sponsors of the 650 Madison Avenue Loan are

LOAN # 2: 650 Madison Avenue

Vornado and Oxford Properties Group (“Oxford”). Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types, primarily located in New York City, aggregating over 37.1 million SF. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System (“OMERS”), one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 SF office tower with retail space which includes the Cartier Mansion, Versace townhouse, Furla, and Armani Exchange), and with the Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

■	Escrows. On the origination date of the 650 Madison Avenue Loan, the borrower funded reserves of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

Real Estate Tax Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period (as defined below) or 650 Madison Avenue Specified Tenant Trigger Period (as defined below), the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. If the liability or casualty insurance policy maintained by the borrower covering the 650 Madison Avenue Property constitutes an acceptable blanket policy, then no insurance deposits are required.

Rollover Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the rollover account an amount equal to $125,000.

Capital Expenditures Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the capital expenditure account an amount equal to 1/12th of $0.25 multiplied by the aggregate number of rentable SF then contained in the 650 Madison Avenue Property, which for avoidance of doubt will exclude rentable square footage contained in any Condominium Unit that was previously released from the collateral for the Mortgage Loan.

Operating Expense Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit into the operating expense account an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget

■	Lockbox and Cash Management. The 650 Madison Avenue Loan is subject to a hard lockbox with springing cash management. The borrower must cause all rents to be delivered directly to the clearing account with the clearing bank. During the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the clearing bank must transfer all amounts on deposit in the clearing account once each business day to the cash management account. Funds on deposit in the cash management account will be applied on each payment date in the order and priority set forth in the 650 Madison Avenue Loan Documents. In the absence of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, all excess cash flow will be deposited into the borrower’s operating account. During a 650 Madison Avenue Trigger Period, the excess cash flow will be held by the lender and applied in accordance with the terms of the 650 Madison Avenue Loan documents.

A “650 Madison Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters , or (ii) an event of default , and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield, or (y) with respect to clause (ii) above, the event of default has been cured.

For the avoidance of doubt, the existence of a 650 Madison Specified Tenant Trigger Period (as defined below) will not, by itself, cause a 650 Madison Trigger Period.

LOAN # 2: 650 Madison Avenue

Upon a 650 Madison Specified Tenant Trigger Period and prior to a 650 Madison Specified Tenant Trigger Period Cure, a Specified Tenant reserve will be funded monthly until Lender has swept up to $80.00 per SF for the vacating Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren Corporation (together with any single tenant replacing the foregoing and paying no less than 30% of the total gross rent payable at the Property, a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “650 Madison Avenue Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect, and/or (e) the lender receives reasonably satisfactory evidence that (i) that Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five (5) years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A 650 Madison Avenue Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a 650 Madison Avenue Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of this 650 Madison Avenue Loan Combination agreement).

■	Property Management. The 650 Madison Avenue Loan Combination is managed by 650 Madison Office Manager LLC with respect to the office space, and 650 Madison Retail Manager LLC with respect to the retail space, each an affiliate of the borrower sponsor, pursuant to separate management agreements. Under the 650 Madison Avenue Loan Combination documents, the lender may require the borrower to terminate the any management agreement and replace the applicable property manager if: (i) an event of default under the 650 Madison Avenue Loan Combination documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, or (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 650 Madison Avenue Loan Combination documents, the borrower may, without lender’s approval and without a rating agency confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the 650 Madison Avenue Loan Combination documents.

■	Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the 650 Madison Avenue Loan Combination documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Loan Combination documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), and (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and

LOAN # 2: 650 Madison Avenue

reaffirmations to the terms and conditions of the 650 Madison Avenue Loan Combination documents reasonably required by the lender, and (v) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Loan Combination documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Loan Combination documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

■	Release of Collateral. Provided no event of default is continuing, the borrower has the right at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) defeasing a portion of the 650 Madison Avenue Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Loan among the various condominium units pro rata based on their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the condominium unit(s) remaining subject to the lien of the mortgage after such partial defeasance must, in the aggregate, be equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, must be no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

LOAN # 2: 650 Madison Avenue

■	Current Mezzanine or Secured Subordinate Indebtedness. On November 26, 2019, CREFI, BCREI, BMO Harris and GS Bank funded the 650 Madison Avenue Junior Non-Trust Notes in the amount of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes have an interest rate of 3.48600% per annum and is coterminous with the 650 Madison Avenue Senior Notes. The 650 Madison Avenue Loan Combination is subject to a co-lender agreement. Based on the 650 Madison Avenue Loan Combination of Cut-off Date Balance $800,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

Financial Information

	650 Madison Avenue Senior Notes	650 Madison Avenue Loan Combination
Cut-off Date Balance	$586,800,000	$800,000,000
Cut-off Date LTV Ratio	48.5%	66.1%
Maturity Date LTV Ratio	48.5%	66.1%
DSCR Based on Underwritten NCF	2.74x	2.01x
Debt Yield Based on Underwritten NOI	10.0%	7.3%

■	Terrorism Insurance. The 650 Madison Avenue Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 650 Madison Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 650 Madison Avenue Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN # 3: 805 THIRD AVENUE

LOAN # 3: 805 THIRD AVENUE

| Floor | Tenants |
| --- | --- |
| 31 | On Location Events, LLC 7,694 SF \| 9/2020 |
| 30 | Yankees Entertainment and Sports Network, LLC a/k/a Y.E.S. Network 23,800 SF \| 5/2022 |
| 29 | Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 28 | Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 27 | Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 26 | Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 25 | Sub-Tenant: Gen II Fund Services, LLC TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 24 | Sub-Tenant: Gen II Fund Services, LLC TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 23 | Sub-Tenant: Gen II Fund Services, LLC TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 22 | Sub-Tenant: Newmax Media, Inc. TT: Meredith Corporation 23,800 SF \| 12/2026 |
| 21 | Asset International 23,800 SF \| 12/2020 |
| 20 | EnterSolar, LLC 5,753 SF \| 4/2023; Vacant 8,540 SF; Advocate, LLP 3,577 SF \| 1/2026; Carmel Partners, Inc. 6,193 SF \| 8/2022 |
| 19 | Sub: Messner Reeves LLP Main: Poten & Partners, Inc 29,411 SF \| 6/2020 |
| 18 | Bernard Herold & Co., Inc. 5,865 SF \| 4/2022; Norvin Partners, Ltd. 3,640 SF \| 1/2021; Central Park Group, LLC 6,353 SF \| 2/2021; Central Park Group, LLC 2,251 SF \| 2/2021 |
| 17 | Toyota Tsusho America, Inc. 23,500 SF \| 11/2022 |
| 16 | Andreas Esberg & Company, LLP 3,897 SF \| 11/2022; Vacant 2,061 SF; Toyota Tsusho America, Inc. 17,622 SF \| 11/2022 |
| 15 | Red Stone Equity Partners LLC 5,776 SF \| 4/2021; Continental Exhibitions, Inc. 1,310 SF \| 11/2021; Globis Realty Holdings, LLC 2,197 SF \| 7/2022; Worth Venture Partners, LLC 3,035 SF \| 10/2022; Overseas Marine Services 2,870 SF \| 1/2024; Vacant 2,930 SF |
| 14 | Oracle Partners, LLC & Kinetic Advisors, LLC 3,120 SF \| 9/2020; William A. M. Burden & Co., L.P. 2,350 SF \| 10/2021; Lionpoint Group, LLC 5,241 SF \| 6/2023; AIFAM, Inc. 4,481 SF \| 7/2021; C-FAM, Inc. 1,890 SF \| 12/2020; RBSM LLP 3,717 SF \| 3/2025 |
| 12 | William A.M. Burden & Co., L.P. 5,621 SF \| 9/2021; The Pagan Law Firm P.C. 3,344 SF \| 6/2024; Edge Wealth Management LLC 2,486 SF \| 3/2022; Brief Carmen & Kleinman, LLP 6,012 SF \| 1/2022; Associated Foreign Exchange, Inc. 4,276 SF \| 3/2022; F&V Capital Management, LLC 2,420 SF \| 1/2022 |
| 11 | Atrato Advisors LLC 1,950 SF \| 7/2022; Vacant 5,073 SF; Seven Points Capital, LLC 3,500 SF \| 10/2023; Vacant 3,796 SF; SRA Realty No. 11, Inc. 4,350 SF \| 6/2029; Ruzow & Associates, Inc. 2,300 SF \| 8/2029; CG Asset Management LLC 3,083 SF \| 1/2021 |
| 10 | Thylan Associates, Inc. 2,900 SF \| 10/2024; Vacant 4,711 SF; Eiseman Levine Lehrhaupt & Kakoyiannis P.C. 15,889 SF \| 7/2022 |
| 9 | United States of America 8,045 SF \| 3/2020; Argyle Service Co., Inc. 3,239 SF \| 6/2021; Vacant 6,710 SF; Vacant 5,987 SF |
| 8 | GGI NYC, LLC 2,718 SF \| 8/2022; Guzov, LLC 2,391 SF \| 6/2022; Vacant 5,531 SF; Sierra Financial Ltd. 2,541 SF \| 3/2022; Dominican Republic Mission 2,789 SF \| 12/2020; Extell Management Services Inc. 3,789 SF \| 2/2023 |
| 7 | Extell Development Company 23,500 SF \| 3/2028 |
| 6 | Meredith Corporation 23,500 SF \| 12/2026 |
| Upper | Soho Photo, Inc. 350 SF \| 10/2021; Pampano, LLC 5,783 SF \| 10/2022 |
| Mezz. | Reins International New York, Inc. 4,915 SF \| 10/2030; Vacant 1,666 SF; RH + NY, Inc. 935 SF \| 5/2027; Silvano Tailor Shop, Inc. 700 SF \| 12/2021 |
| Ground | Super Runner's Shop 2,200 SF \| 9/2031; Harrys of London 1,200 SF \| 10/2024; 3rd Avenue Jewels Inc. 640 SF \| 5/2023; 764 3rd Ave. Liquors, Inc. 2,000 SF \| 9/2027; Radiance Tea, Inc. 1,591 SF \| 5/2023; FedEx Drop Box MTM |
| Atrium LL | Costello & Khaimov, Inc. 820 SF \| 6/2022; Blue Stone Lane 805, LLC 350 SF \| 3/2023; 805 the Picnic Basket LLC d/b/a Poke 1,350 SF \| 2/2027; Vacant 850 SF; Radiance Tea, Inc. 819 SF \| 5/2023; Miranda Interantional, Inc. 350 SF \| 12/2019 |

VACANT | BUILDING | MTM | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

LOAN # 3: 805 THIRD AVENUE

LOAN # 3: 805 THIRD AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	New York, New York		Cut-off Date Balance(2)	$50,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(1)	$251.64
Size (SF)	596,100		Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 10/24/2019	91.9%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/24/2019	91.9%		Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / NAP		Mortgage Rate(3)	4.24000%
Appraised Value	$460,000,000		Original Term to Maturity (Months)	120
Appraisal Date	10/1/2019		Original Amortization Term (Months)	NAP
Borrower Sponsor	Charles Steven Cohen		Original Interest Only Period (Months)	120
Property Management	Cohen Brothers Realty Corporation		First Payment Date	1/6/2020
			Maturity Date	12/6/2029

Underwritten Revenues	$33,275,196
Underwritten Expenses	$15,020,787	Escrows(4)
Underwritten Net Operating Income (NOI)	$18,254,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,935,189	Taxes	$0	$700,333
Cut-off Date LTV Ratio(1)	32.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	32.6%	Replacement Reserve	$0	$9,807
DSCR Based on Underwritten NOI / NCF(1)	2.83x / 2.63x	TI/LC	$4,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.2% / 11.3%	Other	$1,171,861	$0

Sources and Uses

Sources	$	%	Uses	$	%
Senior Notes	$150,000,000	54.5%	Loan Payoff	$162,085,895	58.9%
Subordinate Note	125,000,000	45.5	Principal Equity Distribution	100,842,948	36.7
			Closing Costs	6,899,296	2.5
			Reserves	5,171,861	1.9

Total Sources	$275,000,000	100.0%	Total Uses	$275,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 805 Third Avenue Senior Notes (as defined below). See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $50,000,000 represents the non-controlling senior note A-1, which is part of a loan combination evidenced by four pari passu notes and one subordinate note having an aggregate outstanding principal balance as of the Cut-off Date of $275,000,000. The 805 Third Avenue Loan Combination (as defined below) is evidenced by: the 805 Third Avenue Loan (as defined below), the non-controlling senior notes A-2 ($50,000,000), A-3 ($40,000,000) and A-4 ($10,000,000) which are currently held by CREFI and expected to be contributed to one or more future securitization transactions and a controlling subordinate B note with an outstanding principal balance as of the Cut-off Date of $125,000,000. The 805 Third Avenue Subordinate Note (as defined below) will be an asset of the CGCMT 2019-C7 trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the 805 Third Avenue Subordinate Note will be available to make distributions in respect of the loan-specific classes of certificates only. The holder of the 805 Third Avenue Subordinate Note will have the right to appoint the special servicer of the 805 Third Avenue Loan Combination and to direct certain decisions with respect to the 805 Third Avenue Loan Combination, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the 805 Third Avenue Subordinate Note, the holder of the 805 Third Avenue Loan will have such rights. For so long as the 805 Third Avenue Subordinate Note is included in the CGCMT 2019-C7 trust, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the CGCMT 2019-C7 loan-specific certificates. See “—The Mortgage Loan” below.

(3)	The A Note Interest rate is 4.24000%, while the B Note interest rate is 3.80000%, the weighted average interest rate is 4.04000%.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The 805 Third Avenue mortgage loan (the “805 Third Avenue Loan”) is part of a loan combination (the “805 Third Avenue Loan Combination”) evidenced by four senior pari passu notes and a controlling subordinate note that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 596,100 SF Class A office building with ground floor retail located New York, New York (the “805 Third Avenue Property”). The 805 Third Avenue Loan, which is evidenced by the non-controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.4% of the Initial Pool Balance. The related senior companion loans (together with the 805 Third Avenue Loan, the “805 Third Avenue Senior Notes”) are evidenced by the non-controlling notes A-2 ($50,000,000), A-3 ($40,000,000) and A-4 ($10,000,000) which are currently held by CREFI and expected to be contributed to one or more future securitization transactions. The subordinate note B (the “805 Third Avenue Subordinate Note”) has an outstanding principal balance as of the Cut-off Date of $125,000,000. The 805 Third Avenue Subordinate Note will be an asset of the CGCMT 2019-C7 trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the 805 Third Avenue Subordinate Note will be available to make distributions in respect of the loan-specific classes of certificates only. The holder of the 805 Third Avenue Subordinate Note will have the right to appoint the special servicer of the 805 Third Avenue Loan Combination and to direct certain decisions with respect to the 805 Third Avenue Loan Combination, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the 805 Third Avenue Subordinate Note, the holder of the 805 Third Avenue Loan will have such rights. For so long as the 805 Third Avenue Subordinate Note is included in the CGCMT 2019-C7 trust, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the CGCMT 2019-C7 loan-specific certificates. The 805 Third Avenue Loan Combination was originated by CREFI on November 8, 2019, had an aggregate original principal balance of $275,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $275,000,000. The 805 Third Avenue Senior Notes accrue interest at an interest rate of 4.24000% per annum and the 805 Third Avenue Subordinate Note accrues interest at an interest rate of 3.80000% per

LOAN # 3: 805 THIRD AVENUE

annum. The proceeds of the 805 Third Avenue Loan Combination were primarily used to refinance prior debt secured by the 805 Third Avenue Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

The table below summarizes the promissory notes that comprise the 805 Third Avenue Loan Combination. The relationship between the holders of the 805 Third Avenue Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The 805 Third Avenue Pari Passu-AB Loan Combination” in the Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(2)
A-2	$50,000,000	$50,000,000	CREFI(1)	No
A-3	$40,000,000	$40,000,000	CREFI(1)	No
A-4	$10,000,000	$10,000,000	CREFI(1)	No
B	$125,000,000	$125,000,000	CGCMT 2019-C7 (Loan-Specific)	Yes(2)
Total / Wtd. Avg.	$275,000,000	$275,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The initial Controlling Note is note B, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1. See “Description of the Mortgage Pool— The Loan Combinations— The 805 Third Avenue Pari Passu-AB Loan Combination” in the Prospectus. For so long as note B is included in the CGCMT 2019-C7 securitization and a control appraisal event does not exist, such rights will be exercised by the directing older of the CGCMT 2019-C7 loan-specific certificates The 805 Third Avenue Loan Combination will be serviced under the CGCMT 2019-C7 PSA.

The 805 Third Avenue Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 805 Third Avenue Loan Combination. The scheduled maturity date of the 805 Third Avenue Loan Combination is the due date in December 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 8, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 805 Third Avenue Loan Combination, the 805 Third Avenue Loan Combination may be defeased with certain government securities permitted under the 805 Third Avenue Loan Combination documents.

Voluntary prepayment of the 805 Third Avenue Loan Combination is permitted on or after the due date in June 2029 without payment of any prepayment premium.

Loan Combination Metrics
	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
805 Third Avenue Senior Notes ($150,000,000)	54.5%	32.6%	12.2%	2.63x
805 Third Avenue Subordinate Note ($125,000,000)	45.5%	59.8%	6.6%	1.50x

■	The Mortgaged Property. The 805 Third Avenue Property is a 31-story, Class A office building located in Midtown Manhattan on the southeast corner of Third Avenue and 49th Street (the “805 Third Avenue Property”). The 805 Third Avenue Property was developed by the borrower sponsor, Charles Steven Cohen, in 1982 and contains 564,329 SF of Class A office space with 30,659 SF of retail space located at the base of the building in a three-story atrium. The floor plates at the 805 Third Avenue Property range from approximately 18,776 SF to 23,500 SF, which allows for a varied leasing approach for both single users and multiple tenants occupying the same floor. As of the underwritten rent roll dated October 24, 2019, the 805 Third Avenue Property is 91.9% occupied by over 60 tenants.

LOAN # 3: 805 THIRD AVENUE

Office (94.7% of NRA; 91.7% of in-place UW Gross Rent)

The 564,329 SF office portion is occupied by 44 long-term tenants from a variety of industries with a weighted average original lease term of 13.7 years (based on UW Base Rent).

The largest tenant at the 805 Third Avenue Property, the Meredith Corporation (“Meredith”), comprises 35.7% of total NRA and 30.7% of gross rent and 29.7% of UW base rent on a below market lease (currently paying UW Gross Rent of $46.17 per SF compared to the appraiser’s concluded market rent for their total leased space of $66.00 per SF) through December 2026. Upon its merger with Time Inc. in 2018, the tenant moved to Time Inc.’s office at Brookfield Place and subsequently subleased (i) 95,200 SF of its space on floors 26 through 29 to KBRA (16.0% of NRA), (ii) 47,600 SF on floors 24 and 25 to Gen II Fund Services which subsequently expanded to sublease an additional 22,494 SF on the 23rd floor and now occupies a total of 70,094 SF (11.8% of NRA), and (iii) 23,800 SF on the 22nd floor and 385 SF on the 23rd floor to NewsMax (4.0% of NRA). The subleases collectively account for 88.9% of Meredith’s leased NRA, and all three subleases are coterminous with the Meredith lease, with expiration dates in December 2026.

Currently subleasing 95,200 SF of office space from Meredith, Kroll Bond Rating Agency (“Kroll” or “KBRA”) is the largest tenant in occupancy at the 805 Third Avenue Property. KBRA has used the space as its international headquarters since March 2018. The second and third largest tenants of the 805 Third Avenue Property, Toyota Tsusho America, Inc (Moody’s: A3, S&P: A+) and Poten & Partners Inc. (Fitch: BBB-, S&P: BBB-) are both investment grade-rated and have been in occupancy at the 805 Third Avenue Property for over 10 years.

Retail (5.1% of NRA; 8.1% of in-place UW Gross Rent)

The retail portion of the 805 Third Avenue Property is comprised of 30,659 SF spread across various suites within a three-story retail atrium at the base of the building. The retail atrium includes a total of 15 suites, six of which are grade level suites with full or partial frontage along 3rd Avenue or East 50th Street. The retail suites at the base of the building range from approximately 800 SF to 5,700 SF with a weighted average original lease term of 15.5 years and a weighted average remaining lease term of 6.6 years.

The retail component comprises 8.1% of UW Gross Rent and is highlighted by Pompano Taqueria, Gyu-Kaku, and Bluestone Lane. No retail tenant accounts for more than 1.6% of UW Gross Rent or NRA. Bluestone Lane opened its inaugural location at the 805 Third Avenue Property in August 2013. Since then, the brand has opened 45 additional locations around the country. Gyu-Kaku is a chain of Japanese BBQ restaurants owned by the Colowide Group. There are more than 600 locations in Japan and four locations in New York.

LOAN # 3: 805 THIRD AVENUE

The following table presents certain information relating to the commercial and retail tenants at the 805 Third Avenue Property:

Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Meredith Corporation(4)(5)	NR / B1 / B+	212,594	35.7%	$8,726,420	29.7%	$41.05	12/31/2026	1, 10-year option
KBRA(5)	NR / NR / NR	95,200	16.0	NAP	NAP	NAP	NAP
Gen II Fund(5)	NR / NR / NR	70,094	11.8	NAP	NAP	NAP	NAP
NewsMax(5)	NR / NR / NR	23,800	4.0	NAP	NAP	NAP	NAP
Poten & Partners Inc.	BBB- / NR/ BBB-	29,696	5.0	2,354,780	8.0	$79.30	6/30/2020	1, 5-year option
Toyota Tsusho America, Inc.	NR/ A3 /A+	41,322	6.9	2,349,954	8.0	$56.87	11/30/2022	1, 5-year option
Extell Development Company	NR / NR / NR	27,289	4.6	1,577,079	5.4	$57.79	3/31/2028	None
YES Network, LLC	NR / NR / NR	23,800	4.0	1,261,400	4.3	$53.00	5/31/2022	1, 5-year option
Office Others(5)		185,241	31.1	10,631,507	36.2	$57.39
Office Subtotal		519,942	87.2%	$26,901,140	91.5%	$51.74
Pampano, LLC	NR / NR / NR	5,783	1.0	505,000	1.7	$87.32	10/31/2022	None
Reins International, Inc.	NR / NR / NR	4,915	0.8	375,431	1.3	$76.38	10/31/2030	None
Radiance Tea, Inc.	NR / NR / NR	2,410	0.4	275,000	0.9	$114.11	5/31/2023	None
764 3rd Ave. Liquors, Inc.	NR / NR / NR	2,000	0.3	254,616	0.9	$127.31	9/30/2027	None
Super Runners Shop	NR / NR / NR	2,200	0.4	246,000	0.8	$111.82	9/30/2031	None
Retail Others		10,835	1.8	846,113	2.9	$78.09
Retail Subtotal		28,143	4.7%	$2,502,160	8.5%	$88.91
Vacant		48,015	8.1%	NAP	NAP	NAP
Total / Wtd. Avg.		596,100	100.0%	$29,403,301	100.0%	$53.65

(1)	Based on the underwritten rent roll dated as of October 24, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $103,619 of contractual rent steps through November 14, 2020.

(4)	Each of the tenants has the option to terminate its lease effective January 31, 2024, so long as written notice is given by October 31, 2022 and in addition they pay a termination fee.

(5)	Subtenants of Meredith Corporation. Upon a termination of the Meredith lease by either the borrower or Meredith, each of the subtenants will, at the borrower’s option, attorn to the borrower. Meredith Corporation has the right to terminate its lease effective January 2024 upon 15 months’ prior notice.

(6)	Inclusive of telecommunication and storage space and rent.

The following table presents certain information relating to the commercial lease rollover schedule at the 805 Third Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	420	0.1%	0.1%	$1,900	0.0%	$4.52	3
2019	350	0.1	0.2%	$21,000	0.1	$60.00	1
2020	76,974	12.9	13.1%	$5,099,448	17.3	$66.25	8
2021	39,154	6.6	19.7%	$2,181,713	7.4	$55.72	12
2022	133,595	22.4	42.1%	$7,748,369	26.4	$58.00	20
2023	21,685	3.6	45.8%	$1,572,610	5.3	$72.52	9
2024	10,315	1.7	47.5%	$647,311	2.2	$62.75	5
2025	3,717	0.6	48.1%	$190,682	0.6	$51.30	1
2026	216,171	36.3	84.4%	$8,940,905	30.4	$41.36	2
2027	4,285	0.7	85.1%	$390,179	1.3	$91.06	3
2028	23,500	3.9	89.0%	$1,363,000	4.6	$58.00	1
2029	6,650	1.1	90.2%	$385,499	1.3	$57.97	2
2030 & Thereafter	11,269	1.9	92.0%	$860,685	2.9	$76.38	4
Vacant	48,015	8.1	100.0%	NAP	0.0	0.00	NAP
Total / Wtd. Avg.	596,100	100.0%		$29,403,301	100.0%	$53.65	71

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $103,619 of contractual rent steps through November 2020.

LOAN # 3: 805 THIRD AVENUE

The following table presents certain information relating to historical leasing at the 805 Third Avenue:

Historical Leased%(1)

	2016	2017	2018	As of 10/24/2019(2)
Commercial Owned Space	94.0%	94.0%	93.0%	91.9%

(1)	As provided by the borrower, which represents physical occupancy as of December 31 for the indicated year, unless otherwise specified.

(2)	Based on the underwritten rent roll dated October 24, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 805 Third Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $per SF
Rental Income(2)	$26,699,624	$26,537,453	$28,121,265	27,948,556	29,403,301	$49.33
Potential Income from Vacant Space	0	0	0	$0	3,062,830	$5.14
Expense Reimbursements	2,739,547	2,224,059	2,540,371	2,662,936	2,568,104	$4.31
Other Income	$1,214,172	$1,189,407	$1,215,336	$1,247,675	$1,303,791	$2.19
Gross Potential Income	$30,653,344	$29,950,919	$31,876,971	$31,859,168	$36,338,026	$60.96
Vacancy & Credit Loss(3)	0	0	0	0	(3,062,830)	($5.14)
Total Effective Gross Income	$30,653,344	$29,950,919	$31,876,971	$31,859,168	$33,275,196	$55.82

Real Estate Taxes	$7,293,968	$7,498,209	$7,881,383	$7,892,156	$8,003,802	$13.43
Insurance	130,858	151,256	158,925	178,433	178,433	$0.30
Management Fee	1,224,990	1,199,840	1,276,093	1,421,253	1,000,000	$1.68
Other Operating Expenses	6,248,473	6,231,853	5,973,813	5,595,640	5,838,552	$9.79
Total Operating Expenses	$14,898,290	$15,081,158	$15,290,213	$15,087,482	$15,020,787	$25.20

Net Operating Income	$15,755,054	$14,869,761	$16,586,758	$16,771,686	$18,254,409	$30.62
TI/LC	0	0	0	0	1,200,000	$2.01
Replacement Reserves	0	0	0	0	119,220	$0.20
Net Cash Flow	$15,755,054	$14,869,761	$16,586,758	$16,771,686	$16,935,189	$28.41

Occupancy(4)	94.0%	94.0%	93.0%	91.9%	91.3%(4)
NOI Debt Yield	10.5%	9.9%	11.1%	11.2%	12.2%
NCF DSCR	2.44x	2.31x	2.57x	2.60x	2.63x

(1)	Interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Commercial Rental Income represents the straight-line average rent includes $103,619 of contractual rent steps through November 2020.

(3)	Vacancy & Credit Loss is underwritten to the current, economic vacancy of 8.7%.

(4)	Represents the underwritten economic vacancy.

■	Appraisal. According to the appraisal, the 805 Third Avenue property had an “as-is” appraised value of $460,000,000 as of October 1, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$470,000,000	N/A	4.00%
Discounted Cash Flow Approach	$460,000,000	6.75%(1)	5.00%(2)

(1)	Represents the internal rate of return.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated October 11, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 805 Third Avenue Property other than the continued implementation of the current asbestos operations and maintenance program.

LOAN # 3: 805 THIRD AVENUE

■	Market Overview and Competition. The 805 Third Avenue Property is located in New York, New York, within the Midtown East office submarket. Located on the southeast corner of Third Avenue and 49th Street, the 805 Third Avenue Property is situated north of Grand Central station and east of Central Park. According to the appraisal, as of the second quarter of 2019, the Midtown East office submarket contained approximately 60.7 million SF with an overall direct vacancy of 8.9% and average direct asking rents of $78.35 per SF. The 805 Third Avenue Property is surrounded by restaurants, hotels, retails shops and tourist attractions, made accessible by the presence of several major transportation hubs in close proximity.

The 805 Third Avenue Loan Combination benefits from a basis at $461 per SF, which compares favorably to recent sales transactions in the submarket ranging from $706 to $1,052 per SF. According to the appraisal, there are eight directly competitive buildings in the submarket with a weighted average direct occupancy of 90.6% and asking rents which range from $57.00 to $93.00 per SF. The following table presents certain information relating to comparable office buildings for the 805 Third Avenue Property:

Office Building Comparables(1)

Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Direct Asking Rent PSF (Low)	Direct Asking Rent PSF (High)
805 Third Avenue(2)	596,100	48,015	NAP	91.9%	NAP	NAP
730 Third Avenue	407,000	0	0	100.0%	NAV	NAV
747 Third Avenue	344,965	23,940	3,049	93.1%	$65.00	$69.00
767 Third Avenue	275,000	26,013	0	90.5%	$57.00	$68.00
780 Third Avenue	484,005	90,097	0	81.4%	$66.00	$93.00
800 Third Avenue	530,000	33,250	0	93.7%	$65.00	$75.00
825 Third Avenue	486,326	0	0	100.0%	NAV	NAV
875 Third Avenue	662,588	50,151	0	92.4%	$75.00	$80.00
900 Third Avenue	515,200	124,720	104,973	75.8%	$65.00	$79.00
Total (excluding 805 Third Avenue)	3,705,084	348,171	108,022
Wtd/Avg (excluding 805 Third Avenue)	463,136	43,521	13,503	90.6%	$57.00	$93.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 24, 2019.

The appraiser concluded to blended market rents of $65.39 per SF and $90.62 per SF for the office and retail space, respectively. Based on the appraiser’s overall concluded market rent for the 805 Third Avenue Property of $66.70 per SF, the weighted average in-place rents are approximately 20.0% below market.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent per SF	Tenant Category	Rent per SF
6 to 9	$62.00	Lower Level	$65.00
10 to 17	$64.00	Grade	$125.00
18 to 27	$66.00	Mezzanine	$75.00
28 to 30	$68.00
31 (terrace)	$80.00

■	The Borrower. The borrower is 805 Third New York LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 805 Third Avenue Loan Combination. The sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, a private real estate development and management firm that develops, redevelops and operates various commercial property types, was founded in 1981. The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenants during the term of the 805 Third Avenue Loan Combination for Charles Steven Cohen are $500.0 million and $50.0 million, respectively.

■	Escrows. On the origination date of the 805 Third Avenue Loan Combination, the borrower funded a reserve of $4,000,000 for tenant improvements and leasing commissions, $713,361 for unfunded obligations and $458,500 for immediate repairs.

LOAN # 3: 805 THIRD AVENUE

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the 805 Third Avenue Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $700,333) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; however, such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 805 Third Avenue Loan Combination documents, (iii) a replacement reserve in an amount equal to $9,807 subject to a cap of $450,000, and (iv) if the tenant improvements and leasing commissions reserve drops below $1,200,000, a reserve equal to $75,000 subject to a cap of $4,000,000.

■	Lockbox and Cash Management. The 805 Third Avenue Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to the existing tenants at the 805 Third Avenue Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the 805 Third Avenue Property to be deposited into such lockbox immediately. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless an 805 Third Avenue Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of an 805 Third Avenue Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 805 Third Avenue Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 805 Third Avenue Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 805 Third Avenue Loan Combination. Upon the cure of the applicable 805 Third Avenue Trigger Period, so long as no other 805 Third Avenue Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 805 Third Avenue Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

An “805 Third Avenue Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and (ii) the debt service coverage ratio being less than 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and (b) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters. Notwithstanding the foregoing, no 805 Third Avenue Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of “805 Third Avenue Trigger Period” during any period that the borrower has deposited cash into an account with the lender or has delivered to the lender a letter of credit in an amount reasonably determined by the lender to be sufficient, if the same were to be deducted from the principal balance of the 805 Third Avenue Loan, to cause the debt service coverage ratio to be equal to or greater than 1.30x. Such additional cash deposit or letter of credit, as applicable, will be returned to the borrower upon the debt service coverage ratio being greater than 1.30x for two consecutive calendar quarters.

■	Property Management. The 805 Third Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the 805 Third Avenue Loan Combination documents, the lender may, or may require the borrower to, terminate the management agreement and replace the property manager if: (i) an event of default under the 805 Third Avenue Loan Combination documents exists, (ii) there exists a default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 805 Third Avenue Loan Combination documents, the borrower may terminate the management agreement and replace the property manager with a property manager that, in the reasonable opinion of the lender, is a reputable management organization, provided that, if required by the lender, the borrower has obtained a rating agency confirmation.

■	Current Mezzanine or Secured Subordinate Indebtedness. On November 8, 2019, CREFI funded the 805 Third Avenue Subordinate Note in the amount of $125,000,000. The 805 Third Avenue Subordinate Note will be an asset of the CGCMT 2019-C7 trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the 805 Third Avenue Subordinate Note will be available to make distributions in respect of the loan-specific classes of certificates only. The 805 Third Avenue Subordinate Note has an interest rate of 3.80000% per annum and is coterminous with the 805 Third Avenue Senior Notes. The 805 Third Avenue Loan Combination is subject to a co-lender agreement. Based on the 805 Third Avenue Loan Combination of Cut-off Date

LOAN # 3: 805 THIRD AVENUE

Balance $275,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

Financial Information

	805 Third Avenue Senior Notes	805 Third Avenue Loan Combination
Cut-off Date Balance	$150,000,000	$275,000,000
Cut-off Date LTV Ratio	32.6%	59.8%
Maturity Date LTV Ratio	32.6%	59.8%
DSCR Based on Underwritten NCF	2.63x	1.50x
Debt Yield Based on Underwritten NOI	12.2%	6.6%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 805 Third Avenue Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 805 Third Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 805 Third Avenue Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $10,000. If TRIPRA is no longer in effect, the borrower is not required to pay terrorism insurance premiums in excess of two times the amount of the then-current insurance premiums with respect to the policies required under the 805 Third Avenue Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

315 East 10th Street

118-120 East 4th Street

199-203 East 4th Street

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CREFI
Location (City/State)	New York, New York	Cut-off Date Balance		$45,107,662
Property Type	Multifamily	Cut-off Date Balance per Unit		$413,832
Size (Units)	109	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 9/16/2019	97.2%	Number of Related Mortgage Loans		6
Owned Occupancy as of 9/16/2019	97.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.77000%
Appraised Value(1)	$68,700,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	10/3/2019	Original Amortization Term (Months)		NAP
Borrower Sponsor	Seryl Kushner	Original Interest Only Period (Months)		120
Property Management	Westminster Management L.L.C.	First Payment Date		1/6/2020
		Maturity Date		12/6/2029

Underwritten Revenues	$4,348,064
Underwritten Expenses	$1,318,020	Escrows(2)
Underwritten Net Operating Income (NOI)	$3,030,044		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,002,469	Taxes	$66,690	$66,690
Cut-off Date LTV Ratio	65.7%	Insurance	$0	$0
Maturity Date LTV Ratio	65.7%	Replacement Reserve	$0	$2,277
DSCR Based on Underwritten NOI / NCF	1.76x / 1.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	6.7% / 6.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$45,107,662	100.0%	Loan Payoff	$43,295,392	96.0%
			Closing Costs	1,219,915	2.7
			Principal Equity Distribution	525,665	1.2
			Upfront Reserves	66,690	0.1

Total Sources	$45,107,662	100.0%	Total Uses	$45,107,662	100.0%

(1)	See the “Portfolio Summary” table below for the individual properties’ appraised values.

(2)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “East Village Multifamily Portfolio - Pool 2 Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a 109-unit multifamily portfolio comprised of three properties located in the East Village neighborhood of New York, New York at: 199-203 East 4th Street (the “199-203 East 4th Street Property”), 118-120 East 4th Street (the “118-120 East 4th Street Property”) and 315 East 10th Street (the “315 East 10th Street Property”, and, collectively with the 118-120 East 4th Street Property and the 315 East 10th Street Property, the “East Village Multifamily Portfolio - Pool 2 Properties”). The East Village Multifamily Portfolio - Pool 2 Loan had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $45,107,662 and represents approximately 4.0% of the Initial Pool Balance. The East Village Multifamily Portfolio - Pool 2 Loan accrues interest at a fixed rate of 3.77000% per annum. The proceeds of the East Village Multifamily Portfolio - Pool 2 Loan were primarily used to refinance prior debt secured by the East Village Multifamily Portfolio - Pool 2 Properties, pay closing costs, return equity to the borrower sponsor, and fund upfront reserves. The East Village Multifamily Portfolio - Pool 2 Loan was originated on November 21, 2019 by Citi Real Estate Funding Inc. (“CREFI”).

The East Village Multifamily Portfolio - Pool 2 Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The East Village Multifamily Portfolio - Pool 2 Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in December 2029. Provided that no event of default has occurred and is continuing under the East Village Multifamily Portfolio - Pool 2 Loan documents, at any time after the second anniversary of the securitization closing date, the East Village Multifamily Portfolio - Pool 2 Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under East Village Multifamily Portfolio - Pool 2 Loan documents. Voluntary prepayment of the East Village Multifamily Portfolio - Pool 2 Loan is permitted (in whole, but not in part) without penalty on or after the monthly payment due date occurring in October 2029.

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

■	The Mortgaged Properties.

The following table presents certain information relating to the individual East Village Multifamily Portfolio - Pool 2 Properties:

Portfolio Summary

Property Name	Year Built / Renovated	Units	Property Occupancy(1)	Allocated Cut-off Date Balance	% Allocated Loan Cut-off Date Balance	Appraised Value	% Appraised Value	UW NCF
199-203 East 4th Street(2)	1900 / 2012	28	96.4%	$20,719,478	45.9%	$33,900,000	49.3%	$1,411,636
118-120 East 4th Street	1900 / NAP	69	97.1	17,683,892	39.2	24,900,000	36.2	1,152,670
315 East 10th Street	1920 / 1989	12	100.0	6,704,292	14.9	9,900,000	14.4	438,163
Total / Wtd. Avg.		109	97.2%	$45,107,662	100.0%	$68,700,000	100.0%	$3,002,469

(1)	Represents multifamily occupancy only and based on the underwritten rent roll dated September 16, 2019.

(2)	The 199-203 East 4th Street Property has one commercial unit that was 100.0% occupied as of the underwritten rent roll dated September 16, 2019.

The following table presents certain information relating to the unit mix at the East Village Multifamily Portfolio - Pool 2 Properties:

Multifamily Unit Mix(1)
Property / Unit Type	Average Unit Size (SF)	# of Units	% of Portfolio Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
199-203 East 4th Street Property
2 BR / 2 BA	575	1	0.9%	1	100.0%	$4,250	$4,200
2 BR (Rent Stabilized)	550	3	2.8%	3	100.0%	$1,501	$4,200
3 BR / 2 BA	810	20	18.3%	19	95.0%	$5,199	$5,200
4 BR / 2 BA	1,000	3	2.8%	3	100.0%	$5,983	$6,000
6 BR / 3 BA	1,200	1	0.9%	1	100.0%	$7,000	$7,000
Total / Wtd. Avg.	808	28	25.7%	27	96.4%	$4,917	$5,207

118-120 East 4th Street Property
Studio (Rent Stabilized)	350	9	8.3%	8	88.9%	$1,423	$2,200
Studio	350	22	20.2%	22	100.0%	$2,155	$2,200
1 BR (Rent Stabilized)	450	8	7.3%	8	100.0%	$1,853	$2,900
1 BR / 1 BA(3)	450	25	22.9%	24	96.0%	$2,877	$2,900
2 BR / 1 BA	550	3	2.8%	3	100.0%	$3,592	$3,600
3 BR / 1 BA	700	2	1.8%	2	100.0%	$4,125	$4,200
Total / Wtd. Avg.	417	69	63.3%	67	97.1%	$2,406	$2,654

315 East 10th Street Property
1 BR / 1 BA	500	2	1.8%	2	100.0%	$3,450	$2,500
2 BR / 1 BA	600	1	0.9%	1	100.0%	$4,000	$4,200
3 BR / 1 BA	800	7	6.4%	7	100.0%	$5,314	$5,350
4 BR / 2 BA	1,000	2	1.8%	2	100.0%	$6,900	$6,900
Total / Wtd. Avg.	767	12	11.0%	12	100.0%	$5,158	$5,038

Portfolio Total / Wtd. Avg.	556	109	100.0%	106	97.2%	$3,354	$3,572

(1)	Based on the underwritten rent roll dated September 16, 2019.

(2)	Source: Appraisal.

(3)	One of the two vacant units at the 118-120 East 4th Street Property is occupied by the superintendent.

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

 199-203 East 4th Street Property

The 199-203 East 4th Street Property, which was initially built in 1900 and subsequently renovated in 2012, is a five-story walk-up multifamily building containing 28 units located in the East Village neighborhood of Manhattan, New York on a 0.17 acre site. The residential unit mix consists of four two-bedroom units, 20 three-bedroom units, three four-bedroom units and one six-bedroom unit. Of the four two-bedroom units, three of the units are rent stabilized, and one of the units is a market rate unit. The rent stabilized two-bedroom units have an average in-place monthly rent of $1,501 compared to the average in-place monthly rent of $4,250 for the market rate two-bedroom units. The average in-place monthly rent for the three-bedroom, four-bedroom and six-bedroom units is $5,199, $5,983 and $7,000, respectively. According to the underwritten rent roll, as of September 16, 2019 the 199-203 East 4th Street Property was 96.4% occupied. There is one commercial unit of 500 SF at the 199-203 East 4th Street that is currently occupied by B&H Barbershop LLC on a lease expiring in August 2027. B&H Barbershop LLC pays $106.94 per SF in base rent. Commercial effective gross income at the East Village Multifamily Portfolio – Pool 2 Properties comprises approximately 1.2% of total effective gross income.

The following table presents certain information relating to historical leasing at the 199-203 East 4th Street Property:

Historical Leased %(1)

	2017	2018	As of 9/16/2019(2)
Owned Space	96.0%	96.9%	96.4%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated September 16, 2019.

118-120 East 4th Street Property

The 118-120 East 4th Street Property, which was built in 1900, is a five-story walk-up multifamily building containing 69 units located in the East Village neighborhood of Manhattan, New York on a 0.17 acre site. The residential unit mix consists of 31 studio units, 33 one-bedroom units, three two-bedroom units and two three-bedroom unit. Of the 31 studio units, nine of the units are rent stabilized, and the remaining 22 units are market rate units. The rent stabilized studio units have an average in-place monthly rent of $1,423 compared to the average in-place monthly rent of $2,155 for the market rate studio units. Of the 33 one-bedroom units, eight of the units are rent stabilized, and the remaining 25 units are market rate units. The rent stabilized one-bedroom units have an average in-place monthly rent of $1,853 compared to the average in-place monthly rent of $2,877 for the market rate one-bedroom units. The average in-place monthly rent for the two-bedroom and three-bedroom units is $3,592 and $4,125, respectively. According to the underwritten rent roll, as of September 16, 2019 the 118-120 East 4th Street Property was 97.1% occupied.

The following table presents certain information relating to historical leasing at the 118-120 East 4th Street Property:

Historical Leased %(1)

	2017	2018	As of 9/16/2019(2)
Owned Space	97.6%	94.8%	97.1%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated September 16, 2019.

315 East 10th Street Property

The 315 East 10th Street Property, which was initially built in 1920 and subsequently renovated in 1989, is a six-story walk-up multifamily building containing 12 units located in the East Village neighborhood of Manhattan, New York on a 0.05 acre site. The residential unit mix consists of two one-bedroom units, one two-bedroom unit, seven three-bedroom units and two four-bedroom units. There are no rent stabilized units at the 315 East 10th Street Property. The average in-place monthly rent for the one-bedroom, two-bedroom, three-bedroom and four-bedroom units at the 315 East 10th Street Property is $3,450, 4,000, $5,314 and $6,900, respectively. According to the underwritten rent roll, as of September 16, 2019 the 315 East 10th Street Property was 100.0% occupied.

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

The following table presents certain information relating to historical leasing at the 315 East 10th Street Property:

Historical Leased %(1)

	2017	2018	As of 9/16/2019(2)
Owned Space	97.5%	95.9%	100.0%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated September 16, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the East Village Multifamily Portfolio - Pool 2 Properties:

Cash Flow Analysis(1)

	2017	2018	TTM 8/31/2019	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent	$4,293,754	$4,316,133	$4,329,718	$4,272,889	$39,201
Potential Income from Vacant Units	0	0	0	123,600	$1,134
Gross Potential Rent	$4,293,754	$4,316,133	$4,329,718	$4,396,489	$40,335
Vacancy & Credit Loss & Concessions(2)	(199,411)	(236,890)	(277,722)	(123,600)	($1,134)
Other Income(3)	32,848	34,296	26,813	23,762	$218
Effective Gross Income	$4,127,191	$4,113,540	$4,078,809	$4,296,651	$39,419

Commercial Income
Base Rent	$47,482	$50,904	$51,912	$53,469	$491
Potential Income from Vacant Units	0	0	0	0	$0
Gross Potential Rent	$47,482	$50,904	$51,912	$53,469	$491
Vacancy & Credit Loss & Concessions(2)	(12,690)	0	0	(2,706)	($25)
Other Income(4)	742	166	171	649	$6
Effective Gross Income	$35,534	$51,070	$52,083	$51,413	$472

Total Effective Gross Income	$4,162,725	$4,164,610	$4,130,892	$4,348,064	$39,890

Real Estate Taxes	$600,927	$647,445	$694,028	$762,172	$6,992
Insurance	33,233	26,335	28,169	22,590	$207
Management Fee	104,633	104,545	103,463	130,442	$1,197
Other Operating Expenses	486,487	438,433	402,816	402,816	$3,696
Total Operating Expenses	$1,225,281	$1,216,757	$1,228,476	$1,318,020	$12,092

Net Operating Income	$2,937,444	$2,947,852	$2,902,416	$3,030,044	$27,799
Replacement Reserves	0	0	0	27,325	$251
TI/LC	0	0	0	250	$2
Net Cash Flow	$2,937,444	$2,947,852	$2,902,416	$3,002,469	$27,546

Occupancy(5)	97.2%	95.5%	97.2%	97.2%
NOI Debt Yield	6.5%	6.5%	6.4%	6.7%
NCF DSCR	1.70x	1.71x	1.68x	1.74x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Vacancy & Credit Loss & Concessions is underwritten to an economic vacancy of 2.8% for apartment income and 5.0% for commercial income.

(3)	Other Income for the apartment units includes application fees, late fees, move-out fees and damages fees.

(4)	Other Commercial Income represents reimbursements due under B&H Barbershop’s lease.

(5)	2017 and 2018 occupancy represents average occupancy for the indicated year. Trailing-twelve month August 31, 2019 occupancy represents underwritten occupancy as of September 16, 2019. Underwritten Occupancy represents economic occupancy for apartment units at the East Village Multifamily Portfolio – Pool 2 Properties.

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

■	Appraisal. According to the appraisal, the East Village Multifamily Portfolio - Pool 2 Properties had an aggregate “as-is” appraised value of $68,700,000 as of October 3, 2019.

Appraisal Summary – Direct Capitalization Approach

Property	Value	Capitalization Rate
199-203 East 4th Street Property	$33,900,000	4.25%
118-120 East 4th Street Property	$24,900,000	4.50%
315 East 10th Street Property	$9,900,000	4.25%
Total / Wtd. Avg.	$68,700,000	4.34%

■	Environmental Matters. According to the Phase I environmental reports, dated October 7, 2019, there are no recognized environmental conditions or recommendations for further action at the East Village Multifamily Portfolio - Pool 2 Properties except for the implementation of asbestos containing materials and lead base paint operations and maintenance plans at each of the East Village Multifamily Portfolio - Pool 2 Properties.

■	Market Overview and Competition. The East Village Multifamily Portfolio - Pool 2 Properties are located in the East Village neighborhood of Manhattan, New York. The East Village neighborhood is made up of primarily low-rise and mid-rise residential buildings, some with grade-level retail space, particularly along the avenues and major side streets. Since 2007, the East Village has experienced a significant wave of gentrification that has brought new residential buildings, hotel projects, and numerous boutiques, restaurants and bars. These new commercial and residential complexes have replaced many smaller bakeries, delis, and shops in the area. The nearest subway line from the East Village Multifamily Portfolio - Pool 2 Properties is the F train, available at the 2nd Avenue Station on East Houston Street. To the south of the East Village Multifamily Portfolio - Pool 2 Properties are the J, M, Z, and F trains at the Delancey St-Essex St Station. The 199-203 East 4th Street Property and 315 East 10th Street Property are located in the 10009 zip code of Manhattan. According to the appraisal, the 10009 zip code of Manhattan has a 2019 estimated population and average household income of 64,137 and $104,959, respectively. The 118-120 East 4th Street Property is located in the 10003 zip code of Manhattan. According to the appraisal, the 10003 zip code of Manhattan has a 2019 estimated population and average household income of 57,846 and $169,469, respectively.

According to a third party report, the East Village Multifamily Portfolio - Pool 2 Properties are all located in the East Village multifamily submarket. During the third quarter of 2019, the East Village multifamily submarket comprised 34,154 units and had a 1.1% vacancy rate with average asking rent of approximately $4,454 per month. Additionally, the submarket experienced 8.9% rent growth from the third quarter of 2018 to the third quarter of 2019, with 232 apartment unit deliveries and positive net absorption of 372 apartment units over the same period. The East Village submarket has recorded the strongest rent growth out of all of the Manhattan submarkets over the last five years, averaging a rent growth of more than 3% annually. Rent growth in the East Village submarket was approximately 5.0% during the first half of 2019. Rents have been boosted by demand from high-earning millennials, seeking a relative bargain in an amenity-rich part of Manhattan. The area is home to an abundance of restaurants and retail, educational institutions like NYU and Cooper Union, and provides easy access to Midtown South and Lower Manhattan employers. The 1.1% vacancy rate as of the third quarter of 2019 was tied with Upper Manhattan for the lowest vacancy rate of all submarkets in Manhattan.

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

The following table presents certain information relating to the appraiser’s conclusion for average monthly market rent and in-place rents at the East Village Multifamily Portfolio - Pool 2 Properties:

Unit Type	# of Units(1)	In-Place Average Rent per Month(1)	Average Market Rent per Month(2)
199-203 East 4th Street
2 BR / 2 BA	1	$4,250	$4,200
2 BR (Rent Stabilized)	3	$1,501	$4,200
3 BR / 2 BA	20	$5,199	$5,200
4 BR / 2 BA	3	$5,983	$6,000
6 BR / 3 BA	1	$7,000	$7,000
Total / Wtd. Avg.	28	$4,917	$5,207

118-120 East 4th Street
Studio (Rent Stabilized)	9	$1,423	$2,200
Studio	22	$2,155	$2,200
1 BR (Rent Stabilized)	8	$1,853	$2,900
1 BR / 1 BA(3)	25	$2,877	$2,900
2 BR / 1 BA	3	$3,592	$3,600
3 BR / 1 BA	2	$4,125	$4,200
Total / Wtd. Avg.	69	$2,406	$2,654

315 East 10th Street
1 BR / 1 BA	2	$3,450	$2,500
2 BR / 1 BA	1	$4,000	$4,200
3 BR / 1 BA	7	$5,314	$5,350
4 BR / 2 BA	2	$6,900	$6,900
Total / Wtd. Avg.	12	$5,158	$5,038

Portfolio Total / Wtd. Avg.	109	$3,354	$3,572

(1)	Based on the underwritten rent roll dated September 16, 2019.

(2)	Source: Appraisal.

■	The Borrowers. The borrowers are 118-120 East Fourth Owner LLC, 199-203 East Fourth Owner LLC and 315 East 10th Street LLC, each a single-purpose, single-asset entity with an independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the East Village Multifamily Portfolio - Pool 2 Loan. The sponsor and non-recourse carveout guarantor for the East Village Multifamily Portfolio - Pool 2 loan is Seryl Kushner of Kushner Companies.

■	Escrows. On the origination date of the East Village Multifamily Portfolio - Pool 2 Loan, the borrowers funded a reserve of $66,690 for real estate taxes.

On each due date, the borrowers will be required to fund reserves in the amount of (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (initially estimated to be $66,690 per month), (ii) at the option of the lender, if the liability or casualty policy maintained by borrower covering the East Village Multifamily Portfolio - Pool 2 Properties does not constitute an approved blanket or umbrella policy under the East Village Multifamily Portfolio – Pool 2 Loan documents, or the lender requires the borrowers to obtain a separate policy, one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the policies, and (iii) $2,277 per month into the replacement reserve account.

If the borrowers have not delivered evidence in the form of an immediate repair certification that each immediate repair item identified in East Village Multifamily Portfolio - Pool 2 Loan documents has been completed on or prior to the date for each specific immediate repair item set forth in the East Village Multifamily Portfolio - Pool 2 Loan documents, then the borrowers must fund into a reserve 115% of the amount of the estimated cost of each such incomplete immediate repair item set forth in the East Village Multifamily Portfolio – Pool 2 Loan documents. The total estimated cost of immediate repairs identified in the East Village Multifamily Portfolio – Pool 2 Loan documents is $2,250.

If on or prior to November 21, 2020 borrowers have not delivered to the lender evidence that the municipal code violations identified in the East Village Multifamily Portfolio - Pool 2 Loan documents have been cured, any monetary penalties associated therewith have been paid, and such code violations have been removed from the public record, then on November 21, 2020 the borrower must fund into a reserve 115% of the estimate cost to cure such violations as

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

described in the East Village Multifamily Portfolio - Pool 2 Loan documents. The total estimated cost to cure the municipal code violations identified in the East Village Multifamily Portfolio – Pool 2 Loan documents is $59,200.

■	Lockbox and Cash Management. The East Village Multifamily Portfolio - Pool 2 Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of an East Village Multifamily Portfolio - Pool 2 Trigger Period (as defined below), the borrowers will be required to establish a lockbox account into which all revenue from the East Village Multifamily Portfolio - Pool 2 Properties is required to be deposited. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day during the continuance of an East Village Multifamily Portfolio - Pool 2 Trigger Period or are required to be transferred to the borrowers’ account if no East Village Multifamily Portfolio - Pool 2 Trigger Period is continuing. To the extent an East Village Multifamily Portfolio - Pool 2 Trigger Period has occurred and is continuing, amounts in the cash management account are applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve as set forth in the East Village Multifamily Portfolio - Pool 2 Loan documents. To the extent no East Village Multifamily Portfolio - Pool 2 Trigger Period is continuing, funds in the excess cash flow reserve are required to be swept to the borrowers. Upon the occurrence and during the continuance of an event of default under the East Village Multifamily Portfolio - Pool 2 Loan documents, the lender may apply any funds in the cash management account to amounts payable under the East Village Multifamily Portfolio - Pool 2 Loan (and/or toward the payment of expenses of the East Village Multifamily Portfolio - Pool 2 Properties), in such order of priority as the lender may determine.

An “East Village Multifamily Portfolio - Pool 2 Trigger Period” means a period commencing upon the earlier to occur of (i) the occurrence of an event of default under the East Village Multifamily Portfolio - Pool 2 Loan documents and (ii) the debt yield being less than 6.0% and continuing until, (y) with respect to an East Village Multifamily Portfolio - Pool 2 Trigger Period which commenced in connection with clause (i), the cure, if applicable, of such event of default and (z) with respect to an East Village Multifamily Portfolio - Pool 2 Trigger Period which commenced in connection with clause (ii), the debt yield being equal to or greater than 6.15% for one calendar quarter.

■	Property Management. The East Village Multifamily Portfolio - Pool 2 Properties are currently managed by Westminster Management L.L.C, an affiliate of the borrowers. Under the East Village Multifamily Portfolio - Pool 2 Loan documents, the lender has the right to terminate or direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) there exists an event of default under the East Village Multifamily Portfolio - Pool 2 Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Subject to satisfaction of certain conditions in the East Village Multifamily Portfolio - Pool 2 Loan documents, the borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, which management agreement is to be approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is continuing under the East Village Multifamily Portfolio - Pool 2 Loan documents, at any time after the second anniversary of the securitization Closing Date, the borrowers may deliver defeasance collateral and obtain the release of one or more individual East Village Multifamily Portfolio - Pool 2 Properties provided that, among other conditions, (i) the defeasance collateral is in an amount equal to the greater of (a) 110% of the allocated loan amount for the individual East Village Multifamily Portfolio - Pool 2 Property, and (b) 100% of the net sales proceeds applicable to such individual East Village Multifamily Portfolio - Pool 2 Property, (ii) the borrowers deliver a REMIC opinion, (iii) the borrowers deliver a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining East Village Multifamily Portfolio - Pool 2 Properties is greater than the greater of (a) 1.70x, and (b) the debt service coverage ratio for all of the East Village Multifamily Portfolio - Pool 2 Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining East Village Multifamily Portfolio - Pool 2 Properties is greater than the greater of (a) 6.50% and (b) the debt yield for all of the East Village Multifamily Portfolio - Pool 2 Properties as of

LOAN # 4: EAST VILlage Multifamily Portfolio Pool 2

the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, if following a casualty or condemnation the net proceeds are applied toward the debt and such net proceeds are insufficient to repay the debt in full, the borrowers will have the right to prepay a portion of the East Village Multifamily Portfolio - Pool 2 Loan and release any affected individual East Village Multifamily Portfolio - Pool 2 Property provided that, among other conditions, (i) the borrowers partially prepay the debt in an amount equal to 100% of the allocated loan amount for such individual East Village Multifamily Portfolio - Pool 2 Property, (ii) if required by the lender, the borrowers deliver a rating agency confirmation, and (iii) the borrowers deliver a REMIC opinion.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the East Village Multifamily Portfolio - Pool 2 Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income from the applicable individual property (on an actual loss sustained basis) of the East Village Multifamily Portfolio - Pool 2 Properties for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000 (except with respect to earthquake and named storm coverage, which may provide for no deductible in excess of 5.0% of the total insurable value of the applicable individual property). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN # 5: 405 E 4th Avenue

LOAN # 5: 405 E 4th Avenue

LOAN # 5: 405 E 4th Avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	San Mateo, California		Cut-off Date Balance(4)	$42,500,000
Property Type	Mixed Use		Cut-off Date Principal Balance per SF(3)	$877.14
Size (SF)(1)	71,254		Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 12/6/2019(1)	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 12/6/2019(1)	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	2019 / NAP		Mortgage Rate	3.62000%
Appraised Value	$98,300,000		Original Term to Maturity (Months)	120
Borrower Sponsor(2)	Various		Original Amortization Term (Months)	NAP
Property Management	Windy Hill Property Ventures, LLC and		Original Interest Only Period (Months)	120
SC Property Management Inc.			First Payment Date	12/6/2019
			Maturity Date	11/6/2029
	.

Underwritten Revenues	$7,046,470
Underwritten Expenses	$1,863,696	Escrows(5)
Underwritten Net Operating Income (NOI)	$5,182,774		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,973,995	Taxes	$351,878	$87,970
Cut-off Date LTV Ratio(3)	63.6%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	63.6%	Replacement Reserve	$0	$1,289
DSCR Based on Underwritten NOI / NCF(3)	2.26x / 2.17x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	8.3% / 8.0%	Other	$5,316,892	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$62,500,000	100.0%	Loan Payoff	$47,545,162	76.1%
			Principal Equity Distribution	6,537,120	10.5
			Reserves	5,668,770	9.1
			Origination Costs	2,748,948	4.4

Total Sources	$62,500,000	100.0%	Total Uses	$62,500,000	100.0%

(1)	The 405 E 4th Avenue Property (as defined below) is comprised of 62,338 SF of commercial space and 8,916 SF of residential space consisting of 15 residential units. Total Occupancy and Owned Occupancy as of 12/6/2019 are 100.0% for the commercial space while Total Occupancy and Owned Occupancy as of 10/15/2019 is 86.7% based on units for the residential space.

(2)	See “—The Borrower” below.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 405 E 4th Ave Loan Combination (as defined below). See “—The Mortgage Loan” below.

(4)	The Cut-off Date Balance of $42,500,000 represents the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $62,500,000. The related companion loan, which is evidenced by the non-controlling note A-2 ($20,000,000) is expected to be contributed to one or more future securitizations. See “—The Mortgage Loan” below.

(5)	See “—Escrows” below.

■	The Mortgage Loan. The 405 E 4th Avenue mortgage loan (the “405 E 4th Avenue Loan”) is part of a loan combination (the “405 E 4th Avenue Loan Combination”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 71,254 SF mixed use building located in San Mateo, California (the “405 E 4th Avenue Property”). The 405 E 4th Avenue Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $42,500,000 and represents approximately 3.7% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2 ($20,000,000) which is currently held by CREFI and is expected to be contributed to one or more future securitization transactions. The 405 E 4th Avenue Loan Combination, which accrues interest at an interest rate of 3.62000% per annum, was originated by CREFI on November 4, 2019, had an aggregate original principal balance of $62,500,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $62,500,000. The proceeds of the 405 E 4th Avenue Loan Combination were primarily used to refinance prior debt secured by the 405 E 4th Avenue Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves.

The table below summarizes the promissory notes that comprise the 405 E 4th Avenue Loan Combination. The relationship between the holders of the 405 E 4th Avenue Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Chart
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,500,000	$42,500,000	CGCMT 2019-C7	Yes
A-2	$20,000,000	$20,000,000	CREFI(1)	No
Total / Wtd. Avg.	$62,500,000	$62,500,000

(1)	Currently held by CREFI and expected to be contributed to one or more future securitization transactions.

LOAN # 5: 405 E 4th Avenue

The 405 E 4th Avenue Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 405 E 4th Avenue Loan Combination. The scheduled maturity date of the 405 E 4th Avenue Loan Combination is the due date in November 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 4, 2023 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 405 E 4th Avenue Loan Combination, the 405 E 4th Avenue Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 405 E 4th Avenue Loan Combination documents. Voluntary prepayment of the 405 E 4th Avenue Loan Combination is permitted on or after the due date in July 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The 405 E 4th Avenue Property is a newly constructed Class A four story mixed use building located in downtown San Mateo, California within the greater Silicon Valley region. The 405 E 4th Avenue Property was completed in 2019. The 405 E 4th Avenue Property contains 62,338 SF of office space on the first three floors (91.1% of underwritten effective gross income), 15 residential units totaling 8,916 SF on the top floor (8.9% of underwritten effective gross income), and two levels of a subterranean parking structure with 81 parking spaces. According to the underwritten rent roll dated as of October 15, 2019, the multifamily portion is 86.7% occupied while according to the underwritten rent roll dated December 6, 2019 the commercial portion of the 405 E 4th Avenue Property is 100.0% leased.

The office space of the 405 E 4th Avenue Property was 100.0% pre-leased to Snowflake Computing (“Snowflake”) in September 2017 on a 10-year NNN lease commencing in July 2019. Per the appraisal, Snowflake outgrew its space needs at the 405 E 4th Avenue Property and leased an approximately 200,000 SF block of space at the nearby Bay Meadows development. Snowflake then began marketing the office space for sublease. A sublease was subsequently executed with Verkada, Inc. (“Verkada”) to sublease 100.0% of the office space at a sublease rental rate of $87.00 PSF NNN, which exceeds Snowflake’s original contract rental rate of $69.00 PSF. The $18.00 PSF premium paid by Verkada is split equally between the borrower sponsor and Snowflake.

Of the 15 residential units, 13 are market-rate units and 2 are affordable units. Verkada has signed individual 12-month leases for all 13 market-rate units. The two affordable units are being auctioned presently and are expected to be in occupancy in the near future. The residential units have an average unit size of approximately 594 SF. The units feature GE or Whirlpool stainless-steel appliances, quartz countertops with an accent tile backsplash, plank flooring, washer/dryer in unit, and private patio access for each unit.

The office tenant, Snowflake, is a San Mateo based data-warehousing startup. Snowflake sells cloud-based data storage and analytics, which allows corporate users to store and analyze data using cloud-based hardware and software. Snowflake is a private company and has raised a total of approximately $473 million in capital, including $263 million in a round in January 2018. Major investors include Altimeter Capital, Redpoint, Sutter Hill Ventures, Wing, Meritech Capital and Sequoia Capital. Major customers include Netflix, Office Depot, Yamaha, Capital One, Lionsgate, and DoorDash and more. The company was most recently listed as LinkedIn’s 2019 hottest U.S. Startup to work for. Snowflake has posted a security deposit in the aggregate amount of $4,715,536, comprised of $1,338,512 in cash and $2,677,024 in the form of a letter of credit).

LOAN # 5: 405 E 4th Avenue

The office subtenant, Verkada, is a technology start-up founded in 2016 and based in San Mateo. Verkada offers both hardware and software for security camera systems which can be stored and streamed for users to monitor and share. Verkada raised $15 million in capital in 2015 and another $40 million in 2019 in a Series B funding round. Following the recent fundraising, the company has been valued at $540 million. Verkada has grown from 11 to 90 employees in the past year. Verkada has a number of large clients including school systems, gyms, municipalities and corporations, including Citrix and healthcare providers. The company was founded by former CourseRank founders Filip Kaliszan, Benjamin Bercowitz, and James Ren as well as Hans Robertson, the former co-founder of Meraki. Verkada is headquartered at the 405 E 4th Avenue Property after relocating from another San Mateo location.The following table presents certain information relating to the sole commercial tenant at the 405 E 4th Avenue Property:

Commercial Tenant by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Snowflake / Verkada(2)	NR / NR / NR	62,338	100.0%	$5,019,923	100.0%	$80.53	7/31/2029	1, 7-year option
Vacant		0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg.		62,338	100.0%	$5,019,923	100.0%	$80.53

(1)	Based on the underwritten rent roll dated as of December 6, 2019.

(2)	The 405 E 4th Avenue Property was pre-leased to Snowflake in September 2017, but by completion of construction, the company had outgrown its need for the facility. With no outs on their lease, the tenant was given authority to sublease the entire premises to Verkada, which took over the space in November 2019.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF represent Snowflake’s in-place rent of $69.00 PSF NNN plus 157,559 of contractual rent steps through August 2020 and $9.00 PSF in profit share income from the Verkada sublease.

The following table presents certain information relating to the multifamily units and rent at the 405 E 4th Avenue Property:

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month
Studio – Market	5	33.3%	5	100.0%	528	$3,995
Studio – Affordable	1	6.7	0	0.0%	528	$1,077
One Bedroom - Market	8	53.3	8	100.0%	638	3,870
One Bedroom - Affordable	1	6.7	0	0.0%	638	1,231
Total / Wtd. Avg	15	100.0%	13	86.7%	594	$3,550

(1)	Verkada signed 13 out of the 15 multifamily unit leases for 12-months each. They will use this as corporate housing and as an added benefit for their employees. The remaining 2 units, one studio and one 1BR, are currently vacant, but are set to be affordable housing units.

LOAN # 5: 405 E 4th Avenue

The following table presents certain information relating to the commercial lease rollover schedule at the 405 E 4th Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	62,338	100.0	100.0%	5,019,923	100.0	80.53	1
2030 & Thereafter	0	0.0	100.0%	0	0.0%	0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	62,338	100.0%		$5,019,923	100.0%	$80.53	1

(1)	Based on the underwritten rent roll dated December 6, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Lease Expiration Schedule only refers to leases for the commercial tenants and excludes leases for residential tenants

(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF represent Snowflake’s in-place rent of $69.00 PSF NNN plus 157,559 of contractual rent steps through August 2020 and $9.00 PSF in profit share income from the Verkada sublease.

The following table presents certain information relating to historical leasing at the 405 E 4th Ave Property:

Historical Leased%(1)(2)

As of (1)
Commercial Owned Space(1)	100.0%
Residential Owned Space	86.7%

(1)	Commercial space based on the underwritten rent roll dated December 6, 2019 and residential as of the rent roll dated October 15, 2019.

(2)	There is a lack of historical information due to the property being built in 2019.

LOAN # 5: 405 E 4th Avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 405 E 4th Avenue Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF(3)
Base Rent	$4,862,364	$68.24
Contractual Rent Steps(4)	157,559	2.21
Potential Income from Vacant Units	0	0.00
Expense Reimbursements	1,721,814	24.16
Other Income – Apartments(5)	623,820	8.75
Gross Potential Income	$7,365,557	$103.37
Vacancy & Credit Loss(6)	(337,087)	(4.73)
EGI Before Other Income	$7,028,470	$98.64
Other Income	18,000	0.25
Total Effective Gross Income	$7,046,470	$98.89

Real Estate Taxes	$1,005,367	$14.11
Insurance	46,868	0.66
Management Fee	211,394	2.97
Other Operating Expenses	600,067	8.42
Total Operating Expenses	$1,863,696	$26.16

Net Operating Income	$5,182,774	$72.74
TI/LC	193,312	2.71
Replacement Reserves	15,468	0.22
Net Cash Flow	$4,973,995	$69.81

Occupancy(7)	100.0%
NOI Debt Yield	8.3%
NCF DSCR	2.17x

(1)	Interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There is a lack of historical information due to the property being built in 2019.

(3)	Underwritten $ per SF is based on the total SF of the property and includes 62,338 SF of office space and 8,916 SF of residential space.

(4)	Contractual rent steps are underwritten through August 2020 and includes $157,559 of rent step within Snowflake’s lease, as well as the profit sharing increase from the Verkada sublease.

(5)	Other Income is based on the multifamily revenue generated from 13 of 15 units. The 2 vacant units are reserved for affordable housing and the 13 occupied units are at market rate.

(6)	Vacancy & Credit Loss is underwritten to the current, economic vacancy of 5.0%.

(7)	Occupancy represents only the commercial rent roll’s occupancy, as apartment income accounts for less than 10% of effective gross income.

■	Appraisal. According to the appraisal, the 405 E 4th Avenue Property had an “as-is” appraised value of $98,300,000 as of October 8, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Income Capitalization Approach	$98,300,000	7.00%	5.90%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated July 15, 2019 identifies as a controlled recognized environmental condition for the 405 E 4th Avenue Property residual impacts to soil and groundwater associated an auto service and repair shop historically located on the northern and southern portion of the 405 E 4th Avenue Property. The historic auto service and repair shop operated several underground storage tanks (“USTs”), all of which were reportedly removed from the ground in October 1987, except for a 500-gallon waste oil UST, which was removed during redevelopment excavation on the 405 E 4th Avenue Property in 2018. Subsequent to the removal of the USTs, various soil and groundwater investigations identified impacts to the 405 E 4th Avenue Property. Remediation activities were conducted, including the on-site excavation and off-site disposal of impacted soils. Additionally, potential concerns associated with hydrocarbon-impacted sub-slab soil vapor and groundwater was addressed by the installment of a waterproofing system at the building foundation and a ventilated basement parking garage, which serves to separate any residual subsurface impacts from the commercial and residential use space. Based on the results of site investigations and the remediation completed, the San Mateo County Environmental Health Department (SMCEHD) issued regulatory closure to the 405 E 4th Avenue Property on March 25, 2019. The 405 E 4th Avenue Property redevelopment process currently remains under SMCEHD oversight. Given closure of this matter by the governing agency, the Phase I ESA consultant did not recommend any further action or investigation in relation to this matter, but did recommend continued maintenance of the engineering controls.

LOAN # 5: 405 E 4th Avenue

■	Market Overview and Competition. The 405 E 4th Avenue Property is located in downtown San Mateo, California within walking distance to the CalTrain Station. San Mateo is 18 miles south of San Francisco and 31 miles northwest of San Jose, and is part of the greater Silicon Valley region. San Mateo’s economy is driven by the technology, health care, financial services, government, and retail trade fields. Top employers in the city include Companies County of San Mateo Medical Center, Sony Interactive Entertainment, Franklin Templeton Investments, NetSuite, and Marketo. Per the appraisal, the area benefits from its proximity to San Francisco as smaller technology companies, as well as the general population, continue to be driven out of the city due to its rising costs. Within the submarket, approximately sixty percent of development is residential use, 30.0% is commercial use consisting of retail and office properties, and the remaining ten percent is public use including various parks, schools and public service facilities. San Mateo is a highly infilled, urban location so there is very little vacant land for further expansion in the area. As such, most current and future development is expected to take the form of redevelopment of dated sites similar to the borrower sponsor’s business plan at the 405 E 4th Avenue Property.

Per the appraisal, the 405 E 4th Avenue Property is located in the downtown North office submarket within the greater San Francisco office market. The San Mateo Downtown North office market contains a total of 1,769,743 SF and had a 12.1% vacancy rate with asking rents of $80.77 PSF for Class A properties. The appraiser noted that the higher vacancy rate in class B properties is likely due to the trend of property owners renovating older, 1980’s vintage Class B projects. These buildings remain vacant for longer than typical periods during construction, and with the new class A development available in the submarket, there is a flight to quality with many tenants relocating to higher quality spaces.

Per the appraisal, the 405 E 4th Avenue Property is located in the San Mateo/Burlingame multifamily market. The San Mateo/Burlingame multifamily market contains a total of 19,755 units and had a 3.7% vacancy rate with asking rents of $2,908/unit per month as of the second quarter of 2019.

The following table presents certain information relating to comparable office buildings for the 405 E 4th Avenue Property:

Office Building Comparables(1)

Property Name	NRA (SF)	Year Built	Tenant	Base Rent PSF ($)
405 E 4th Avenue(2)	62,338	2019	Snowflake / Verkada	$80.53
2850 S. Delaware Street	189,000	2019	Guideware Software	$63.00
599 Castro Street	109,701	2019	Pure Storage, Inc.	$90.00
400/450 Concar	95,813	2017	WeWork	$58.08
Crossing 900	334,212	2014	Chan Zuckerberg	$90.00
601 Marshall	136,000	2018	Chan Zuckerberg	$90.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 15, 2019, excludes the 8,916 SF of residential space at the 405 E 4th Avenue Property.

■	The Borrower. The borrower, Windy Hill PV Seven CM, LLC, a Delaware limited liability company, is 100% owned by Windy Hill PV Seven CM Management, LLC, which is owned 33.3% owned by Richard Taliaferro Spieker, Jr. and Diana Wilson Spieker, as Trustees of The Richard Taliaferro Spieker, Jr. and Diana Wilson Spieker Revocable Trust, 33.3% owned by Michael W. Field and Mary D. Field, as Trustees of the Michael W. Field and Mary D. Field Revocable Trust, and 33.3% owned by Jamie B. D’Alessandro and Carey M. D’Alessandro, as Trustees of the D’Alessandro 2005 Revocable Trust. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 405 E 4th Avenue Loan Combination. The non-recourse carve-out guarantors are (i) Jamie D’Alessandro, individually and as Trustee of the D’ Alessandro 2005 Revocable Trust Dated June 7, 2005, (ii) Richard Taliaferro Spieker, Jr., (a/k/a Richard Tod Spieker), individually and as Trustee of the Richard Taliaferro Spieker, Jr and Diana Wilson Spieker Revocable Trust Created UTA Dated February 26, 2014, and (iii) Michael W. Field, individually and as Trustee of The Michael W. Field and Mary D. Field Revocable Trust Created UTA Dated February 14, 2014. The borrower is controlled by Windy Hill Property Ventures, LLC (“WHPV”), which is managed by Richard Taliaferro Spieker, Jr., Michael Field, and Jamie D’Alessandro. WHPV is a commercial real estate owner and operator focused exclusively in San Francisco and the greater Silicon Valley area. WHPV currently owns and operates 15 multifamily, commercial, and mixed-use assets.

■	Escrows. On the origination date of the 405 E 4th Avenue Loan Combination, the borrower funded a reserve of $351,878 for real estate taxes, $3,355,000 for a construction balance reserve, $1,338,512 for a security deposit reserve, and $623,380 for a gap rent reserve.

LOAN # 5: 405 E 4th Avenue

On each due date commencing with the due date occurring in December 2019, the borrower is required to deposit $87,970 into a real estate tax reserve and $1,289 into a replacement reserve, subject to a cap of $30,935. During the continuance of a 405 E 4th Avenue Trigger Period (as defined below), the borrower will be required to deposit $16,109 into leasing reserve.

■	Lockbox and Cash Management. The 405 E 4th Avenue Loan Combination is structured with a springing lockbox and springing cash management. The 405 E 4th Avenue Loan Combination documents require that, within ten business days after the occurrence of a 405 E 4th Avenue Trigger Period, the borrower is required to deliver a letter to each commercial tenant directing all such commercial tenants to deposit rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 405 E 4th Avenue Property to be deposited into such lockbox account immediately following receipt. On each business day during the continuance of a 405 E 4th Avenue Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the 405 E 4th Avenue Loan Combination documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 405 E 4th Avenue Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 405 E 4th Avenue Loan Combination, subject to a cap of $3,740,280 in accordance with the 405 E 4th Avenue Loan Combination documents. Upon an event of default under the 405 E 4th Avenue Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

A “405 E 4th Avenue Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 6.5%, and (iii) a Specified Tenant Trigger Event (as defined below), and expiring upon (a) with respect to clause (i) above, the cure of such event of default (if applicable), (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.75% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Event ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Verkada, (ii) Snowflake, (iii) any other tenant (excluding residential tenants, leasing all or a portion of the applicable Specified Tenant space), and (iv) any guarantors of the related Specified Tenant lease.

A “Specified Tenant Trigger Event” will (A) commence upon the first to occur of (i) a Specified Tenant being in material default under the applicable Specified Tenant’s lease beyond any applicable notice and cure periods, (ii) a Go Dark Trigger Event (as defined below) (provided, however, that notwithstanding the foregoing, no Specified Tenant Trigger Period will be deemed to have occurred solely due to a Go Dark Trigger Event so long as the senior unsecured credit rating (or the equivalent thereof) of Snowflake remains at least “Baa3” from Moody’s or at least “BBB-” from S&P or at least “BBB-” from Fitch, and the lease with Snowflake remains in full force and effect), (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant’s space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant’s lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) a Specified Tenant failing to extend or renew its lease on or prior to the applicable Specified Tenant’s extension deadline in accordance with the 405 E 4th Avenue Loan Combination documents; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable cure conditions in accordance with the 405 E 4th Avenue Loan Combination documents or (2) the borrower leasing the entire Specified Tenant’s space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 405 E 4th Avenue Loan Combination documents, for a minimum of five (5) years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

A “Go Dark Trigger Event” means Verkada failing to be in actual, physical possession of the applicable Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in such Specified Tenant’s space (or applicable portion thereof).

■	Property Management. The 405 E 4th Avenue Property is managed by SC Property Management Inc. with respect to the residential units and Windy Hill Property Ventures, LLC with respect to the commercial space, each an affiliate of the related borrower. Under the 405 E 4th Avenue Loan Combination documents, the lender may, or may require the borrower to, terminate either management agreement and replace such property manager if: (i) a 405 E 4th Avenue Trigger Period exists, (ii) there exists a material default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary

LOAN # 5: 405 E 4th Avenue

bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, or (iv) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided no event of default under the 405 E 4th Avenue Loan Combination documents has occurred and is continuing, the borrower has the right to replace the property manager with a property manager approved in writing by the lender (which approval may be conditioned on receipt of a rating agency confirmation).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 405 E 4th Avenue Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 405 E 4th Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 405 E 4th Avenue Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN # 6: Gartner Campus South

LOAN # 6: Gartner Campus South

LOAN # 6: Gartner Campus South

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Fort Myers, Florida		Cut-off Date Principal Balance		$40,290,000
Property Type	Office		Cut-off Date Principal Balance per SF		$159.91
Size (SF)	251,949		Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 12/6/2019	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 12/6/2019	100.0%		Type of Security		Leasehold
Year Built / Latest Renovation	2018, 2019 / NAP		Mortgage Rate		3.60000%
Appraised Value	$67,150,000		Original Term to Maturity (Months)		120
Appraisal Date	9/11/2019		Original Amortization Term (Months)		NAP
Borrower Sponsor	Kawa Capital Partners LLC		Original Interest Only Period (Months)		120
Property Management	Self-Managed		First Payment Date	1/6/2020
			Maturity Date	12/6/2029

Underwritten Revenues	$6,433,567
Underwritten Expenses	$2,410,572		Escrows(1)
Underwritten Net Operating Income (NOI)	$4,022,995			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,779,949		Taxes	$0	$0
Cut-off Date LTV Ratio	60.0%		Insurance	$0	$0
Maturity Date LTV Ratio	60.0%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.74x / 2.57x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.0% / 9.4%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$40,290,000	59.3%	Purchase Price	$67,150,000	98.9%
Principal’s New Cash Contribution	27,490,761	40.5	Closing Costs	758,300	1.1
Other Sources	127,540	0.2
Total Sources	$67,908,300	100.0%	Total Uses	$67,908,300	100.0%

(1)	For a full description of Escrows and Reserves, see “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Gartner Campus South Loan”) is secured by a first mortgage encumbering the borrower’s leasehold interest in a 251,949 SF Class A office located in Fort Myers, Florida (the “Gartner Campus South Property”). The Gartner Campus South Loan had an original principal balance of $40,290,000, has a Cut-off Date Balance of $40,290,000 and represents 3.5% of the Initial Pool Balance. The Gartner Campus South Loan, which accrues interest at a rate of 3.60000% per annum, was originated by CREFI on November 19, 2019. The proceeds of the Gartner Campus South Loan were primarily used to acquire the Gartner Campus South Property and pay origination costs.

The Gartner Campus South Loan has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and requires monthly payments of interest only for the entire term of the Gartner Campus South Loan. The scheduled maturity date of the Gartner Campus South Loan is the due date in December 2029. Provided no event of default has occurred and is continuing, at any time after the second anniversary of the securitization closing date, the Gartner Campus South Loan may be (i) defeased with certain “government securities” permitted under the Gartner Campus South Loan documents, or (ii) prepaid with the greater of a yield maintenance premium or prepayment premium equal to 1% of the amount prepaid. Voluntary prepayment of the Gartner Campus South Loan in whole (but not in part) is permitted on or after the due date in September 2029.

■	The Mortgaged Property. The Gartner Campus South Property is a 251,949 SF, three-story, Class A office building located in Fort Myers, Florida. The Gartner Campus South Property was constructed between 2018 and 2019 and consists of two office buildings connected by a shared lobby and entranceway, and an amenity building inclusive of a cafeteria and fitness center. The improvements are situated on an approximately 18.5-acre site under a long term ground lease. The fee simple interest of the Gartner Campus South Property is owned by Lee County Port Authority, a public government body whose stated mission is economic development and job creation. The ground lease commenced in June 2017 and has an initial lease term through May 2037 with no termination options. There are six, five-year extension options taking the fully extended ground lease term through May 2067. Annual ground rent is fixed at $158,162 until May 2027 at which point it increases 10.0% to $173,978 per annum.

The Gartner Campus South Property is 100% occupied by Gartner, Inc. (“Gartner”, NYSE: IT, rated B1 by Moody’s and BB by S&P) under a twenty-year triple net lease extending through November 2038. The Gartner Campus South Property was built to suit for Gartner in 2018 and 2019 as the tenant outgrew its space at the adjacent property, Gartner Campus North, which totals approximately 257,000 SF. The Gartner Campus North building houses primarily internal support and back office functions for the tenant, while the Gartner Campus South Property is primarily utilized for the company’s infrastructure, finance and accounting teams.

LOAN # 6: Gartner Campus South

Gartner is a research and advisory company with a mission to provide senior leaders across the enterprise with business insights, advice and tools delivered through Gartner’s three lines of business: research & advisory, consulting and conferences. Gartner was founded in 1979 and serves over 15,000 organizations in over 100 countries and reported approximately $4.0 billion in revenue in 2018. Gartner is headquartered in Stamford, Connecticut and employs more than 15,000 associates around the world.

The following table presents certain information relating to the sole tenant at Gartner Campus South Property:

Largest Owned Tenant by Underwritten Base Rent(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent	Lease Expiration Date
Gartner	B1 / BB / NR	251,949	100.0%	$17.31	100.0%	11/15/2038

(1)	Based on the underwritten rent roll dated December 6, 2019.

(2)	Base Rent PSF includes $85,522 of contractual rent steps through November 2019.

The following table presents certain information relating to the lease rollover schedule at the Gartner Campus South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030 & Thereafter	251,949	100.0	100.0%	4,361,604	100.0	$17.31	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	251,949	100.0%		$4,361,604	100.0%	$17.31	1

(1)	Based on the underwritten rent roll dated December 6, 2019.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $85,522 of contractual rent steps through November 2019.

The following table presents certain information relating to historical leasing at the Gartner Campus South Property:

Historical Leased %(1)

As of 12/6/2019
100.0%

(1)	The Gartner Campus South Property was built between 2018 and 2019, therefore historical information was not available.

LOAN # 6: Gartner Campus South

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Gartner Campus South Property:

Cash Flow Analysis(1)(2)

	Underwritten		Underwritten $ per SF
Base Rental Revenue	$4,276,082		$16.97
Contractual Rent Steps	85,522		0.34
Reimbursement Revenue	2,410,572		9.57
Gross Revenue	$6,772,176		$26.88
Vacancy Loss	(338,609)		(1.34)
Effective Gross Revenue	$6,433,567		$25.54

Real Estate Taxes	603,228		2.39
Insurance	229,477		0.91
Management Fee	193,007		0.77
Other Operating Expenses	1,384,860		5.50
Total Operating Expenses	$2,410,572		$9.57

Net Operating Income	$4,022,995		$15.97
TI/LC	192,657		0.76
Replacement Reserves	50,390		0.20
Net Cash Flow	$3,779,949		$15.00

Occupancy(3)	100.0%
NOI Debt Yield	10.0%
NCF DSCR	2.57	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	The Gartner Campus South Property was built between 2018 and 2019, therefore historical information was not available.

(3)	Based on the underwritten rent roll dated December 6, 2019.

■	Appraisal. According to the appraisal, the Gartner Campus South Property had an “as-is” appraised value of $67,150,000 as of September 11, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$66,500,000	N/A	6.00%
Discounted Cash Flow Approach	$67,500,000	7.50%(1)	7.00%(2)

(1)	Represents the internal rate of return.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated September 18, 2019 there are no recognized environmental conditions or recommendations for further action at the Gartner Campus South Property.

■	Market Overview and Competition. The Gartner Campus South Property is located in Fort Myers, Lee County, Florida. Fort Myers has grown rapidly in recent years – as of the 2010 census, the city reported a population of approximately 62,000 residents and in 2018, the population was estimated to be over 81,000. Lee County’s economic sectors include construction, retail, leisure and hospitality. The largest employers in the area include Lee Memorial Health System, Publix Super Markets, Wal-Mart, Winn Dixie and Florida Gulf Coast University. Lee County is located within the greater Cape Coral-Fort Myers metro area, which is home to over 758,000 people and reports an unemployment rate of 3.5% as of 2018.

According to a third party report, the Gartner Campus South Property is located in the South Fort Myers/San Carlos submarket within the greater overall Fort Myers office market. As of the third quarter of 2019, the Fort Myers office market spanned approximately 20.6 million SF and reported a vacancy rate of 6.5%. For Class A properties, the market rents average gross rental rates of $22.47 per SF, and the market reported positive absorption for six out of the past seven years. As of the third quarter of 2019, the South Fort Myers/San Carlos office submarket totaled approximately 8.5 million SF and reported an average vacancy of 5.5% for all classes. For Class A properties, average gross rents were $22.64 per SF and the market reported positive net absorption every year since 2010, most recently reporting positive absorption of 210,615 SF in 2018.

LOAN # 6: Gartner Campus South

The appraiser reviewed five comparable leases that were most similar to the Gartner Campus South Property and concluded to market rent of $17.40 triple-net, which is slightly above the in-place rental rate of $17.31 per square foot triple-net.

The following table presents certain information relating to comparable leases for the Gartner Campus South Property:

Lease Comparables(1)

Property Name	Location	Tenant Name	SF	Base Rent PSF
Gartner Campus South(2)	Fort Myers, FL	Gartner	251,949	$17.31
Belcan Engineering	West Palm Beach, FL	Belcan Corporation	65,770	$19.11
Miramar II	Miramar, FL	Royal Caribbean	128,540	$22.88
Crosstown Center II	Tampa, FL	USAA	236,550	$22.00
Sun Trust Financial Center	Fort Myers, FL	Asking Rent	11,085	$13.00
Gateway Building	Fort Myers, FL	Asking Rent	34,012	$10.00
Average (excluding Gartner Campus South)			475,957	$17.40

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 6, 2019. Base Rent PSF includes approximately $85,522 of contractual rent steps through November 2019.

■	The Borrower. The borrowing entity for the Gartner Campus South Loan is GRTNR Parkway Office, LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gartner Campus South Loan. Kawa Capital Partners LLC, a Florida limited liability company which operates as Kawa Capital Management, is the non-recourse carve-out guarantor for the Gartner Campus South Loan. Kawa Capital Management is an independent asset management firm founded in 2007 and headquartered in Aventura, Florida with over $1.0 billion of assets under management.

■	Escrows. On the origination date of the Gartner Campus South Loan, the borrower was not required to deposit any upfront reserves.

The requirement to make monthly deposits for tax reserves is provisionally waived so long as (i) no Trigger Period (as defined below) is then continuing and (ii) Gartner has timely paid the taxes directly to the appropriate taxing authority and either the borrower or Gartner has provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to make monthly deposits in an amount equal to one-twelfth of the amount which would be sufficient to pay the estimated annual real estate taxes into a tax reserve account.

The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) Gartner has timely paid the insurance premiums due on the policies and either the borrower or Gartner has provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to make monthly deposits in an amount equal to one-twelfth of the amount sufficient to pay the insurance premiums due for the renewal of coverage into an insurance reserve account.

The requirement to make monthly deposits for replacement reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) Gartner has diligently made the required replacements and either the borrower or Gartner has provided evidence of such performance to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to approximately $4,199 into a replacement reserve account. The replacement reserve is not subject to a cap.

■	Lockbox and Cash Management. The Gartner Campus South Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Gartner, the existing tenant at the Gartner Campus South Property, directing it to remit its rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Gartner Campus South Property to be deposited into such lockbox within two business days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Gartner Campus South Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gartner Campus

LOAN # 6: Gartner Campus South

South Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Gartner Campus South Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Gartner Campus South Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Gartner, together with any parent or affiliate thereof providing credit support or a guaranty, or (ii) any replacement tenant of Gartner approved in accordance with the Gartner Campus South Loan documents.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a bankruptcy event of the Specified Tenant as set forth in the Gartner Campus South Loan documents, (ii) any termination or cancellation of the Specified Tenant lease with respect to 80% or more of its leased space (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), or (iii) any Specified Tenant being in monetary default or material non-monetary default under its applicable Specified Tenant lease beyond applicable notice and cure periods, (iv) any Specified Tenant failing to be in substantially physical occupancy of its demised space under its Specified Tenant lease, (v) any Specified Tenant giving notice that it is terminating its applicable Specified Tenant lease for all or any portion of its space, (vi) both the “LT Corporate Family Rating” and “Senior Unsecured” rating of the applicable Specified Tenant being below “B2” by Moody’s or “B” by S&P and/or Fitch, and (B) expire upon (a) with respect to clause (i) above, either the applicable Specified Tenant affirming its lease or the borrower entering into replacement leases with respect to such space, (b) with respect to clause (ii) above, either the Specified Tenant being in substantial physical occupancy of its space or affirming its lease, or the borrower entering into replacement leases with respect to such space, (c) with respect to clause (iii) above, the lender’s receipt of satisfactory evidence that the monetary default or material non-monetary default has been cured, (d) with respect to clause (iv) above, the Specified Tenant being in substantial physical occupancy under its lease, (e) with respect to clause (v) above, either the lender receiving evidence that the Specified Tenant revoked its termination or cancellation notice or the borrower entering into replacement leases with respect to such space, and (f) with respect to clause (vi) above, the “LT Corporate Family Rating” or “Senior Unsecured” rating of the applicable Specified Tenant being above “B2” by Moody’s and “B” by S&P and Fitch.

■	Property Management. The Gartner Campus South Property is managed by the tenant, Gartner.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” or “special perils” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Gartner Campus South Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” or “special perils” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN # 7: Harvey building Products

LOAN # 7: Harvey building Products

LOAN # 7: Harvey building Products

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	30	Loan Seller		CREFI
Location (City/State)(1)	Various, Various	Cut-off Date Principal Balance(3)		$40,000,000
Property Type(1)	Various	Cut-off Date Principal Balance per SF(2)		$78.20
Size (SF)	2,046,119	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 12/6/2019	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/6/2019	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		3.82000%
Appraised Value(1)	$232,600,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	Various	Original Amortization Term (Months)		360
Borrower Sponsor	AG Net Lease IV Corp.	Original Interest Only Period (Months)		60
Property Management	Self-Managed	First Payment Date		12/6/2019
		Maturity Date		11/6/2029

Underwritten Revenues	$18,933,995
Underwritten Expenses	$4,362,956	Escrows(4)
Underwritten Net Operating Income (NOI)	$14,571,039		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,536,402	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	68.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	62.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.62x / 1.51x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.1% / 8.5%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$160,000,000	68.6%	Purchase Price	$230,750,000	99.0%
Principal’s New Cash Contribution	70,172,133	30.1	Closing Costs	2,400,937	1.0
Other Sources	2,978,804	1.3
Total Sources	$233,150,937	100.0%	Total Uses	$233,150,937	100.0%

(1)	See “Portfolio Summary” chart below. The “Portfolio Market Value” of $237.0 million as of October 17, 2019 results in a Cut-off Date LTV Ratio of 67.5% and Maturity Date LTV Ratio of 61.1%.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Harvey Building Products Loan Combination (as defined below).

(3)	The Harvey Building Products Loan (as defined below) is part of a loan combination evidenced by four pari passu notes with an aggregate outstanding principal balance of $160.0 million. The Loan Combination Summary presented in the chart below reflects the $160.0 million aggregate Cut-off Date balance of the Harvey Building Products Loan Combination.

(4)	For a full description of Escrows and Reserves, see “—Escrows” below.

(5)	Pursuant to the lease between the borrower, as landlord, and Harvey (as defined below), as tenant, Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs. For further details see “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Harvey Building Products Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in 27 warehouse/distribution facilities, two manufacturing facilities and one headquarters office location totaling 2,046,119 SF located in the Northeast United States (the “Harvey Building Products Properties”). The Harvey Building Products Loan is part of a loan combination comprised of four pari passu notes in the aggregate original principal balance of $160.0 million (the “Harvey Building Products Loan Combination”). The Harvey Building Products Loan Combination, which accrues interest at a fixed rate of 3.82000% per annum, was originated by CREFI on October 21, 2019. The Harvey Building Products Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $40.0 million, which represents approximately 3.5% of the Initial Pool Balance. The proceeds of the Harvey Building Products Loan Combination were primarily used to purchase the Harvey Building Products Properties for approximately $230.8 million and pay closing costs.

The Harvey Building Products Loan Combination has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Harvey Building Products Loan Combination requires monthly payments of interest only for the first 60 months of the loan term and will amortize on a 30-year schedule. The scheduled maturity date of the Harvey Building Products Loan Combination is the due date in November 2029.

The Harvey Building Products Loan defeasance lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $160.0 million Harvey Building Products Loan Combination is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) October 21, 2022 (collectively, the “Release Date”). The borrower is also permitted to prepay the Harvey Building Products Loan Combination in whole or in part at any time prior to the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 4% of the amount prepaid. Additionally, the borrower is permitted to prepay the Harvey Building Products Loan Combination in whole or in part at any time on or after the Release Date with the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the amount prepaid. Voluntary prepayment of the Harvey Building Products Loan is permitted on or after the due date occurring in June 2029 without payment of any prepayment premium or penalty.

LOAN # 7: Harvey building Products

The table below summarizes the notes that comprise the Harvey Building Products Loan Combination. The relationship between the holders of the Harvey Building Products Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Non-Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

A-1-1	$40,000,000	$40,000,000	CGCMT 2019-C7	No
A-1-2	20,000,000	20,000,000	CREFI(1)	No
A-2	50,000,000	50,000,000	Benchmark 2019-B14	Yes
A-3	50,000,000	50,000,000	Benchmark 2019-B15(2)	No
Total	$160,000,000	$160,000,000

(1)	Note A-1-2 is currently held by CREFI and is expected to be contributed to one or more future securitization transactions.

(2)	Expected to be contributed to the Benchmark 2019-B15 transaction.

■	The Mortgaged Properties. The Harvey Building Products Properties are comprised of 27 warehouses/distribution centers, two manufacturing facilities and one headquarters office location totaling 2,046,119 SF located in the Northeast United States (see chart below).

Portfolio Summary
Property Name	City	State	Property Subtype	% of Allocated Loan Amount	Total GLA	Year Built / Renovated	“As-Is” Appraised Value	UW NCF
Londonderry / Manufacturing	Londonderry	New Hampshire	Manufacturing	19.31%	376,294	2007 / NAP	$41,200,000	$2,313,037
Dartmouth / Manufacturing	North Dartmouth	Massachusetts	Manufacturing	11.25%	235,239	1999 / NAP	$24,000,000	$1,355,670
Waltham Corporate	Waltham	Massachusetts	Suburban	9.80%	54,400	2000 / NAP	$22,600,000	$1,229,535
Woburn	Woburn	Massachusetts	Warehouse/Distribution	5.59%	76,054	1989 / NAP	$13,700,000	$826,409
Nashua	Nashua	New Hampshire	Warehouse/Distribution	4.13%	111,594	2006 / NAP	$9,800,000	$589,342
Woburn CPD	Woburn	Massachusetts	Warehouse/Distribution	4.00%	59,800	1989 / NAP	$9,400,000	$586,328
(West) Bridgewater	West Bridgewater	Massachusetts	Warehouse	3.49%	81,776	2005 / NAP	$8,600,000	$496,397
Manchester, NH	Manchester	New Hampshire	Warehouse/Distribution	3.25%	81,747	2003 / NAP	$7,700,000	$463,887
Norwalk 256	Norwalk	Connecticut	Warehouse/Distribution	3.00%	40,232	1972 / NAP	$6,900,000	$438,985
New London	Waterford	Connecticut	Warehouse/Distribution	2.81%	70,642	2008 / NAP	$6,750,000	$406,484
East Haven	East Haven	Connecticut	Warehouse/Distribution	2.69%	70,089	2005 / NAP	$6,700,000	$387,707
Lincoln	Lincoln	Rhode Island	Warehouse/Distribution	2.60%	80,240	2003 / NAP	$6,400,000	$371,497
Bethlehem	Bethlehem	Pennsylvania	Warehouse/Distribution	2.44%	71,091	1973 / 2005	$6,000,000	$343,044
Salem	Salem	New Hampshire	Warehouse/Distribution	2.44%	58,286	2001 / NAP	$5,800,000	$350,416
Norwalk 260	Norwalk	Connecticut	Warehouse/Distribution	2.40%	30,000	1974 / NAP	$5,900,000	$385,245
Berlin	Berlin	Connecticut	Warehouse/Distribution	2.22%	43,796	1994 / NAP	$5,400,000	$353,847
Dartmouth	Dartmouth	Massachusetts	Warehouse	2.19%	63,117	1974 / 2004	$5,400,000	$308,292
Manchester, CT	Manchester	Connecticut	Warehouse/Distribution	1.75%	49,175	1996 / NAP	$4,300,000	$250,928
Portland	Portland	Maine	Warehouse/Distribution	1.69%	48,145	1976 / 2003	$4,100,000	$233,235
Braintree	Braintree	Massachusetts	Warehouse/Distribution	1.66%	32,531	1986 / NAP	$4,000,000	$231,373
Warwick	Warwick	Rhode Island	Warehouse/Distribution	1.54%	43,899	1997 / NAP	$3,800,000	$219,586
Fitchburg	Fitchburg	Massachusetts	Warehouse	1.31%	39,433	1983 / NAP	$3,400,000	$180,277
Auburn	Auburn	Massachusetts	Warehouse/Distribution	1.29%	37,132	1983 / 2006	$3,300,000	$174,630
Berlin CPD	Berlin	Connecticut	Warehouse/Distribution	1.28%	28,163	1977 / NAP	$3,150,000	$213,548
Portsmouth	Portsmouth	New Hampshire	Warehouse/Distribution	1.25%	31,470	1985 / 1999	$3,000,000	$177,455
Southampton	Huntingdon Valley	Pennsylvania	Warehouse/Distribution	1.08%	36,421	1971 / 2009	$2,600,000	$150,739
Wilkes-Barre	Forty Fort	Pennsylvania	Warehouse/Distribution	1.00%	32,200	1950 / 1999	$2,400,000	$141,521
Hyannis	Hyannis	Massachusetts	Warehouse	0.97%	24,070	1986 / 2002	$2,400,000	$138,616
Springfield	Springfield	Massachusetts	Warehouse	0.93%	25,347	1989 / NAP	$2,300,000	$129,844
White River Junction	White River Junction	Vermont	Warehouse/Distribution	0.64%	13,736	1981 / 2001	$1,600,000	$88,530
Total				100.0%	2,046,119		$232,600,000	$13,536,402

LOAN # 7: Harvey building Products

The following table presents certain information relating to the sole tenant at Harvey Building Products Properties:

Largest Owned Tenant by Underwritten Base Rent(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent	Lease Expiration Date
Harvey Building Products	NR / NR / NR	2,046,119	100.0%	$7.61	100.0%	10/21/2039

(1)	Based on the underwritten rent roll dated December 6, 2019.

(2)	Base Rent PSF includes $342,563 of contractual rent steps through October 2020.

The Harvey Building Products Properties are 100% occupied by Harvey Building Products (“Harvey”) and represent 30 of its 44 current locations; the remaining properties are leased by Harvey from third party owners. The Harvey Building Products Properties comprise Harvey’s entire manufacturing operation and a corporate headquarters location as well. Harvey manufactures and distributes building products which include siding, roofing, windows, doors, patio rooms and decking products. Harvey generates approximately 80% of its revenue from the remodel/repairs market and rest from residential and commercial construction. The company has a diverse, granular and consistent base of around 46,000 customers consisting primarily of contractors with no single customer accounting for more than 0.5% of total revenue and a 95.0% customer retention rate.

The company was founded in 1961 and its corporate headquarters location is based out of Waltham, Massachusetts with approximately 1,600 employees. Harvey has locations in New Hampshire, Vermont, Maine, Rhode Island, Connecticut, New York, New Jersey and Pennsylvania. All of the company’s products are manufactured in the United States and their warehouse facilities include dedicated recycling areas in order to minimize Harvey’s environmental impact. Harvey was family-owned until 2015 at which point it was acquired by a private equity firm, Dunes Point Capital. Dunes Point Capital also acquired three window and door producers in the Midwest and Mid-Atlantic and has successfully expanded Harvey’s footprint into Ohio, Minnesota and Pennsylvania.

The following table presents certain information relating to the lease rollover schedule at the Harvey Building Products Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030 & Thereafter	2,046,119	100.0	100.0%	15,567,566	100.0	$7.61	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,046,119	100.0%		$15,567,566	100.0%	$7.61	1

(1)	Based on the underwritten rent roll dated December 6, 2019.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $342,563 of contractual rent steps through October 2020.

The following table presents certain information relating to historical leasing at the Harvey Building Products Properties:

Historical Leased %(1)

Property	As of 12/6/2019
Harvey Building Products Portfolio	100%

(1)	Historical information was not provided due to the triple-net nature of the Harvey lease.

LOAN # 7: Harvey building Products

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Harvey Building Products Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$15,567,566	$7.61
Contractual Rent Steps	0	0.00
Reimbursement Revenue	4,362,956	2.13
Gross Revenue	$19,930,521	$9.74
Vacancy Loss	(996,526)	(0.49)
Effective Gross Revenue	$18,933,995	$9.25

Total Expenses	$4,362,956	$2.13

Net Operating Income	$14,571,039	$7.12
TI/LC	623,413	0.30
Replacement Reserves	411,225	0.20
Net Cash Flow	$13,536,402	$6.62

Occupancy(4)	100.0%
NOI Debt Yield(5)	9.1%
NCF DSCR(5)	1.51x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical information was not provided due to the triple net nature of the Harvey lease.

(3)	Underwritten Base Rental Revenue includes $342,563 of contractual rent steps through October 2020.

(4)	Based on the underwritten rent roll dated December 6, 2019.

(5)	Calculated based on the aggregate outstanding principal balance of the Harvey Building Products Loan Combination.

■	Appraisal. According to the appraisal, the Harvey Building Products Properties had an aggregate “as-is” appraised value of $232,600,000 as of various dates in September 2019.

■	Environmental Matters. According to the Phase I environmental reports, dated from August 25, 2019 through August 30, 2019, there are no recognized environmental conditions or recommendations for further action at the Harvey Building Products Properties.

■	Market Overview and Competition. The 30 facilities comprising the Harvey Building Products Properties are spread across the northeastern United States and have the following state concentrations based on total square footage: Massachusetts – 35.6%, New Hampshire – 32.2%, Connecticut – 16.2%, Pennsylvania – 6.8%, Rhode Island – 6.1%, Maine – 2.4% and Vermont – 0.7%.

Waltham Corporate – Waltham, Massachusetts

The corporate headquarters property is situated in Waltham, Massachusetts, which is approximately 11 miles northwest of downtown Boston. The city stretches along the Charles River and is close to several US interstate highways including Interstate-95 which is also Route 128. The corporate headquarters property is located along the south side of Main Street. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 6,522, 82,109 and 208,839, respectively with an average household income of $156,237, $142,692 and $180,180 within a one-, three-, and five-mile radius, respectively. According to a third party report, as of the second quarter of 2019, the Waltham office submarket has a total inventory of approximately 14.5 million SF with an average vacancy rate of 11.9% and average market rent of $38.61 per square foot. There is new construction in the market and negative net absorption of around 45,000 SF. The appraiser reviewed four comparable leases that were most similar to the Waltham headquarters building and concluded to market rent of $26.50 triple-net which is slightly above the in-place rental rate of $26.00 per square foot triple-net.

Londonderry / Manufacturing – Londonderry, New Hampshire (Rockingham Industrial Submarket)

Londonderry is located just outside Manchester which is the largest city in New Hampshire. According to the appraisal, the Londonderry property benefits from its location and condition. As a Class B building, it is considered an above average property in its market. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 1,813, 14,891 and 81,733, respectively with an average household income of $99,866, $111,513 and $88,869 within a one-, three- and five-mile radius, respectively. According to a third party report, as of

LOAN # 7: Harvey building Products

the second quarter of 2019, the Rockingham industrial submarket has a total inventory of approximately 28.0 million SF with an average vacancy rate of 2.6% and average market rent of $9.26 per square foot. There is new construction in the market of around 20,000 square feet and positive net absorption of around 40,000 square feet. The appraiser reviewed four comparable leases including distribution properties and concluded to market rent of $6.85 triple-net which equates to the in-place rental rate.

Dartmouth Manufacturing – North Dartmouth, Massachusetts (Attleboro / New Bedford Industrial Submarket)

Dartmouth is located in southwestern Massachusetts proximate to the state’s border with Rhode Island and about 30 miles east of Providence. According to the appraisal, North Dartmouth is the town’s primary commercial district and home to Dartmouth Towne Center, Dartmouth Mall and the University of Massachusetts Dartmouth. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 549, 53,484 and 138,940, respectively with an average household income of $94,138, $65,676 and $69,931 within a one-, three- and five-mile radius, respectively. According to a third party report, as of the second quarter of 2019, the Attleboro / New Bedford industrial submarket has a total inventory of approximately 66.0 million SF with an average vacancy rate of 6.2% and average market rent of $7.15 per square foot. There is new construction in the market and negative net absorption. The appraiser reviewed four comparable leases and concluded to market rent of $6.50 net which is directly in line with the in-place rental rate at the property.

Warehouse & Showroom Facilities

The remaining 27 facilities serve as both warehouses and sales offices for Harvey’s products. According to the individual property appraisals, the majority of the warehouse facilities are situated proximate to major interstates and span across Massachusetts, Connecticut, New Hampshire, Pennsylvania, Rhode Island, Maine and Vermont. Harvey’s primary customers tend to be located within 30 miles of each branch. All 27 facilities are primarily warehouse facilities with a small component, of each property, representing showroom/distribution space.

■	The Borrowers. The borrowing entity for the Harvey Building Products Loan Combination is AGNL Pane, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. The loan sponsor and non-recourse carve-out guarantor is AG Net Lease IV Corp. (“AGNL”). AGNL is required to maintain a net worth of at least $5.0 million through the term of the Harvey Building Products Loan Combination. AGNL focuses primarily on industrial and warehouse/distribution facilities and has no specific geographic concentration.

■	Escrows. On the origination date of the Harvey Building Products Loan Combination, the borrower was not required to deposit any upfront reserves, however the borrower is required, or is required to cause Harvey, to perform certain repairs at the Harvey Building Products Properties by October 21, 2020 pursuant to the Harvey Building Products Loan Combination documents. In addition, pursuant to the lease between the borrower, as landlord, and Harvey, as tenant (“Harvey Lease”), Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs. In the event that the borrower is entitled to draw on any letter of credit posted by Harvey, the borrower must, upon the occurrence of an event of default under the Harvey Building Products Loan Combination documents, deliver the portion of the proceeds of such letter of credit that has not been applied as set forth in the Harvey Lease, to the lender, to be held by the lender and applied as set forth in the Harvey Lease.

The requirement to make monthly deposits for tax reserves is provisionally waived so long as (i) no Trigger Period (as defined below) is then continuing and (ii) the borrower or Harvey has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the amount estimated annual real estate taxes into a tax reserve account.

The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) the borrower or Harvey has (a) timely paid the insurance premiums due on the policies to the issuer of the policies and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the estimated annual insurance premiums into an insurance reserve account.

The requirement to make monthly deposits for replacement reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) the borrower or Harvey has diligently made the required replacements. If the conditions

LOAN # 7: Harvey building Products

above are no longer satisfied, the borrower is required to deposit an amount equal to approximately $34,102 into a replacement reserve account. The replacement reserve is not subject to a cap.

■	Lockbox and Cash Management. The Harvey Building Products Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Harvey, the existing tenant at the Harvey Building Products Properties, directing it to remit its rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Harvey Building Products Properties to be deposited into such lockbox immediately. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Harvey Building Products Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Harvey Building Products Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Harvey Building Products Loan Combination. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Harvey Building Products Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Harvey, together with any parent or affiliate thereof providing credit support or a guaranty, or (ii) any replacement tenant of Harvey approved in accordance with the Harvey Building Products Loan Combination documents.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) an event of default under the applicable Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), or (iii) any bankruptcy or similar insolvency of the Specified Tenant, and (B) expire upon (x) with respect to clause (i) above, the lender’s receipt of satisfactory evidence that any event of default arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof) has been cured, (y) with respect to clause (ii) above, the Specified Tenant space being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Harvey Building Products Loan Combination documents and the tenants thereunder being in actual physical occupancy of the Harvey Building Products Properties and paying fully unabated rent, and (z) with respect to clause (iii) above, (a) the applicable Specified Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and having affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (b) if the Specified Tenant lease is assumed in connection with such proceedings, the bankruptcy court having issued a final order approving the Specified Tenant’s reorganization plan or (c) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the Harvey Building Products Property being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Harvey Building Products Loan Combination documents and the tenants thereunder being in actual physical occupancy of the Harvey Building Products Property and paying full unabated rent.

■	Property Management. The Harvey Building Products Properties are self-managed.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. At any time after the earlier of (i) the third anniversary of the origination date, and (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the direct or indirect owners of the borrower are permitted to obtain mezzanine financing secured by direct or indirect ownership interests in the borrower so long as, among other things: (a) no event

LOAN # 7: Harvey building Products

of default has occurred and is continuing, (b) the lender and such mezzanine lender have entered into an intercreditor agreement reasonably satisfactory to the lender, (c) the combined loan-to-value ratio (as calculated in the Harvey Building Products Loan Combination documents) is no greater than 67.5%, (d) the debt service coverage ratio (as calculated in the Harvey Building Products Loan Combination documents) is equal to or greater than 1.51x, (e) the debt yield (as calculated in the Harvey Building Products Loan Combination documents) is equal to or greater than 8.65%, (f) the maturity date of the mezzanine loan is not earlier than the maturity date of the Harvey Building Products Loan Combination and (g) if required by the lender, a rating agency confirmation is delivered with respect to the mezzanine loan.

■	Release of Collateral. Provided that no event of default is continuing under the Harvey Building Products Loan Combination documents, at any time after the earlier of (a) the third anniversary of the origination date, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may (l) deliver defeasance collateral and obtain release of one or more individual Harvey Building Products Properties (except that the following individual Harvey Building Products Properties are not permitted to be released: (x) the Londonderry / Manufacturing property (0.7%) of the initial pool balance), (y) the Dartmouth / Manufacturing property (0.4% of the initial pool balance), and (z) the Waltham Corporate property (0.3% of the initial pool balance) (the “Restricted Release Properties”), and/or (ll) partially prepay the Harvey Building Products Loan Combination and obtain release of one or more individual Harvey Building Products Properties (except that the Restricted Release Properties are not permitted to be released), in each case, provided that, among other conditions (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual Harvey Building Products Property, (ii) the borrower delivers a REMIC opinion, (iii) in the case of a partial defeasance, the borrower delivers a rating agency confirmation or, in the case of a partial prepayment, the borrower delivers a rating agency confirmation only if requested by the lender, (iv) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Harvey Building Products Properties is greater than the greater of (a) the debt service coverage ratio for all of the Harvey Building Products Properties as of the date of the consummation of the partial release, and (b) 1.51x, (v) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Harvey Building Products Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the Harvey Building Products Properties as of the date of the consummation of the partial release, and (vi) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Harvey Building Products Properties is greater than the greater of (a) 8.65% and (b) the debt yield for all of the Harvey Building Products Properties as of the date of the consummation of the partial release.

LOAN # 7: Harvey building Products

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” or “special perils” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Harvey Building Products Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 24 months, with a six-month extended period of indemnity. The “all-risk” or “special perils” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000 except with respect to earthquake and windstorm/named storms, which such insurance will provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the related property. If TRIPRA is no longer in effect, the borrower is not required to pay terrorism insurance premiums in excess of two times the amount of the then-current insurance premium with respect to property and business interruption insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN # 8: MARriott PHOENIX Airport

LOAN # 8: MARriott PHOENIX Airport

LOAN # 8: MARriott PHOENIX Airport

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		LCF
Location (City/State)	Phoenix, Arizona	Cut-off Date Balance		$40,000,000
Property Type	Hospitality	Cut-off Date Balance per Room		$115,942.03
Size (Rooms)	345	Percentage of Initial Pool Balance		3.5%
Total TTM Occupancy as of 9/30/2019	51.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2019	51.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1999 / 2019	Mortgage Rate		4.12800%
Appraised Value	$76,100,000	Original Term to Maturity (Months)		120
Appraisal Date	10/1/2019	Original Amortization Term (Months)		324
Borrower Sponsor(1)	William J. Yung III	Original Interest Only Period (Months)		NAP
Property Management	Columbia Sussex Management, LLC	First Payment Date		1/6/2020
		Maturity Date		12/6/2029

Underwritten Revenues	$15,481,166
Underwritten Expenses	$9,800,586
Underwritten Net Operating Income (NOI)	$5,680,580	Escrows(3)
Underwritten Net Cash Flow (NCF)	$4,906,521		Upfront	Monthly
Cut-off Date LTV Ratio	52.6%	Taxes	$303,634	$75,909
Maturity Date LTV Ratio	39.8%	Insurance	$66,207	$9,458
DSCR Based on Underwritten NOI / NCF	2.31x / 1.99x	FF&E(4)	$0	5% of Gross Revenue
Debt Yield Based on Underwritten NOI / NCF	14.2% / 12.3%	Other(5)	$560,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,000,000	100.0%	Loan Payoff(6)	$26,759,478	66.9%
			Principal Equity Distribution(5)	11,856,741	29.6
			Reserves	929,841	2.3
			Closing Costs	453,940	1.1
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	See “—The Borrower” below.

(2)	LCF is Ladder Capital Finance LLC.

(3)	See “—Escrows” below.

(4)	Monthly FF&E represents FF&E reserve deposits generally equal to one-twelfth of 5.0% of the gross revenues for the preceding 12-month period (initially estimated to be approximately $64,505). See “—Escrows” below.

(5)	Upfront Other reserves represents a (i) $300,000 seasonality reserve, and (ii) $260,000 PIP reserve. See “—Escrows” below.

(6)	The mortgage loan refinanced a previous loan that was modified in October 2019 when the borrower electively prepaid $10 million in order to reduce the interest payments under the previous loan.

■	The Mortgage Loan. The mortgage loan (the “Marriott Phoenix Airport Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a full-service hotel located at 1101 North 44th Street (the “Marriott Phoenix Airport Property”).The Marriott Phoenix Airport Loan had an original principal balance of $40,000,000, has a Cut-off Date Balance of $40,000,000 and represents approximately 3.5% of the Initial Pool Balance. The Marriott Phoenix Airport Loan, which accrues interest at an interest rate of 4.12800% per annum, was originated by Ladder Capital Finance LLC on November 22, 2019. The proceeds of the Marriott Phoenix Airport Loan were primarily used to refinance existing debt on the Marriott Phoenix Airport Property, pay closing costs and fund upfront reserves.

The Marriott Phoenix Airport Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 27-year amortization schedule. The scheduled maturity date of the Marriott Phoenix Airport Loan is the due date in December 2029. Voluntary prepayment of the Marriott Phoenix Airport Loan is permitted on or after October 6, 2029 without payment of any prepayment premium. Provided no event of default under the Marriott Phoenix Airport Loan is continuing, defeasance of the Marriott Phoenix Airport Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization closing date.

■	The Mortgaged Property. The Marriott Phoenix Airport Property is a twelve-story, 345-room, full-service hotel located on approximately 7.1 acres in Phoenix, Arizona. The Marriott Phoenix Airport Property is located along the east side of 44th Street at the interchange with Loop 202, which is approximately 1.7 miles northeast of the Phoenix Sky Harbor International Airport. The 345 rooms consist of 234 standard rooms with a king-sized bed, 110 standard rooms with two queen-sized beds and three suites (which are rented as one room). The Marriott Phoenix Airport Property was built in 1999, but most recently has undergone an approximately $11.0 million renovation including upgrades to all guestrooms and bathrooms, renovation of common spaces, restaurant, bar, amenities and fire/safety systems. Amenities include a restaurant, club level lounge, outdoor swimming pool, sundries shop, meeting space, fitness room and vending and ice machines. The Marriott Phoenix Airport Property recently executed a new 20-year franchise agreement with Marriott International, Inc., which expires in December 2039.

According to an August 2019 hospitality research report, the Marriott Phoenix Airport Property had a 50.7% occupancy, $168.86 ADR and $85.64 RevPAR as of the trailing 12-month period ending August 31, 2019.

LOAN # 8: MARriott PHOENIX Airport

The demand segmentation at the Marriott Phoenix Airport Property consists of 52% group, 26% leisure, and 22% commercial. The primary competitive set for the Marriott Phoenix Airport Property consists of seven full-service hotels ranging in size from 200 to 353 rooms, and containing an aggregate of 1,776 rooms (excluding the Marriott Phoenix Airport Property). The following table presents certain information relating to the 2018 demand analysis with respect to the Marriott Phoenix Airport Property based on market segmentation:

2018 Accommodated Room Night Demand(1)

Property	Commercial	Group	Leisure
Marriott Phoenix Airport Property	22%	52%	26%
Crowne Plaza Phoenix Airport PHX	28%	38%	34%
Holiday Inn & Suites Phoenix Airport North	31%	32%	37%
DoubleTree by Hilton Suites Phoenix	27%	39%	34%
Marriott Phoenix Resort Tempe At The Buttes	14%	70%	16%
Hilton Phoenix Airports	32%	30%	38%
Radisson Hotel Phoenix Airport	35%	21%	44%
Residence Inn Phoenix Airport	75%	2%	23%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Marriott Phoenix Airport Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per Room
Room Revenue	$10,870,417	$10,789,480	$10,687,041	$10,965,890	$10,965,890	$31,785
Food & Beverage Revenue	5,526,201	4,533,550	4,506,258	4,375,008	4,375,008	$12,681
Other Revenue	52,013	84,808	141,142	140,268	140,268	$407
Total Revenue	$16,448,631	$15,407,838	$15,334,441	$15,481,166	$15,481,166	$44,873

Room Expense	$2,110,371	$2,114,748	$2,310,040	$2,337,852	$2,337,852	$6,776
Food & Beverage Expense	2,817,743	2,494,904	2,333,259	2,184,425	2,184,425	$6,332
Other Expense	4,892	29,093	32,106	27,093	27,093	$79
Total Departmental Expense	$4,933,005	$4,638,745	$4,675,405	$4,549,370	$4,549,370	$13,187
Total Undistributed Expense	4,288,441	4,186,045	4,179,400	4,288,732	4,226,816	$12,252
Fixed Charges	952,713	1,085,420	1,085,420	1,108,584	1,024,400	$2,969
Total Operating Expenses	$5,241,154	$5,271,464	$5,264,819	$5,397,316	$5,251,216	$15,221

Net Operating Income	$6,274,471	$5,497,629	$5,394,217	$5,534,480	$5,680,580	$16,465
FF&E	0	0	0	0	774,058	$2,244
Net Cash Flow	$6,274,471	$5,497,629	$5,394,217	$5,534,480	$4,906,521	$14,222

Occupancy	53.6%	51.7%	50.6%	51.7%	51.7%
NOI Debt Yield	15.7%	13.7%	13.5%	13.8%	14.2%
NCF DSCR	2.55x	2.24x	2.19x	2.25x	1.99x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

■	Appraisal. According to the appraisal, the Marriott Phoenix Airport Property had an “as-is” appraised value of $76,100,000 as of October 1, 2019.

Appraisal Approach	Appraised Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$76,600,000	N/A	7.50%
Discounted Cash Flow Approach	$76,100,000	10.3%	8.3%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated October 23, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Marriott Phoenix Airport Property other than the continued implementation of an asbestos operations and maintenance plan.

■	Market Overview and Competition. The Marriott Phoenix Airport Property is located in Phoenix, Arizona approximately 1.7 miles northeast of the Phoenix Sky Harbor International Airport, 5.0 miles northeast of downtown Phoenix, and 4.1 miles southwest of downtown Scottsdale, Arizona. According to a third-party market source, Phoenix is the capital and most populous city in Arizona and the fifth most populous city in the United States with over 1.7 million residents. In

LOAN # 8: MARriott PHOENIX Airport

addition, in 2018, the greater Phoenix area welcomed 42 businesses and three corporate headquarters, which represented approximately $1.18 billion in capital investment and created 8,606 total jobs.

The Marriott Phoenix Airport Property offers shuttle service to and from all the Sky Harbor International Airport terminals. The Sky Harbor International Airport serves 17 airlines with approximately 1,200 arrivals and departures daily and serves as the regional hub for American Airlines and US Airways. According to the appraisal, as of the year end 2018, Sky Harbor International Airport was the thirteenth busiest in the United States with approximately 45 million passengers, which represented a 2.3% increase year over year. According to the Wall Street Journal, the Sky Harbor International Airport was rated the Best Large US Airport based on fifteen categories including reliability, value, and convenience.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the Marriott Phoenix Airport Property is 19,365, 116,641 and 346,279, respectively, and the 2019 estimated average household income within the same radii were $47,910, $62,381 and $70,271, respectively.

According to the appraisal, there are no proposed full service hotels or properties that are currently under development that would be directly competitive with the Marriott Phoenix Airport Property.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Phoenix Airport Property and its competitive set, as provided in a market research report for the Marriott Phoenix Airport Property:

Historical Statistics

	Marriott Phoenix Airport				Competitive Set				Penetration
	2016(1)	2017(1)	2018(1)	TTM 8/31/2019(2)	2016(1)	2017(1)	2018(1)	TTM 8/31/2019(2)	2016(1)	2017(1)	2018(1)	TTM 8/31/2019(2)
Occupancy	52.5%	51.3%	50.1%	50.7%	77.4%	75.2%	74.1%	75.4%	67.8%	68.2%	67.6%	67.3%
ADR	$163.15	$165.67	$168.48	$168.86	$125.46	$126.55	$131.45	$131.27	130.0%	130.9%	128.2%	128.6%
RevPAR	$85.62	$85.06	$84.46	$85.64	$97.15	$95.22	$97.45	$98.92	88.1%	89.3%	86.7%	86.6%

(1)	Source: January 2019 hospitality research report.

(2)	Source: September 2019 hospitality research report.

The following table presents certain information relating to the primary competition for the Marriott Phoenix Airport Property:

Marriott Phoenix Airport Property Competitive Set(1)

Property	Number of Rooms	Year Built
Marriott Phoenix Airport Property	345	1999
Crowne Plaza Phoenix Airport PHX	290	1987
Holiday Inn & Suites Phoenix Airport North	228	1981
DoubleTree by Hilton Suites Phoenix	242	1985
Marriott Phoenix Resort Tempe At The Buttes	353	1987
Hilton Phoenix Airport	259	1989
Radisson Hotel Phoenix Airport	204	1989
Residence Inn Phoenix Airport	200	1999
Total(2)	1,776

(1)	Source: Appraisal.

(2)	Total excludes the Marriott Phoenix Airport Property.

■

The Borrower. The borrower is CP Phoenix, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Phoenix Airport Loan. The borrower sponsor is William J. Yung III, who is the president and founder of Columbia Sussex Corporation (“CSC”), and CSC Holdings, LLC is the non-recourse carve-out guarantor under the Marriott Phoenix Airport Loan documents

Founded in 1972, CSC is a privately-owned hotel owner and operator. Currently, CSC owns and manages 49 hotels across 22 different states made up of six different brands, including Marriott Hotels, JW Marriott, Renaissance, Hilton Hotels and Resorts, Double Tree and Hyatt Regency. CSC was previously the sponsor of several properties, including the Marriott Phoenix Airport Property under a prior loan that was securitized, that went into special servicing and/or were foreclosed upon. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

LOAN # 8: MARriott PHOENIX Airport

■	Escrows. At the origination of the Marriott Phoenix Airport Loan, the borrower funded escrow reserves of (i) $303,634 for real estate taxes, (ii) $66,207 for insurance, (iii) $300,000 for seasonality, and (vi) $260,000 for outstanding items in the PIP.

On each due date, the borrower is required to fund the following reserves with respect to the Marriott Phoenix Airport Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12 month period (initially estimated to be $75,909 per month); (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (initially estimated to be $9,458 per month); and (iii) an FF&E reserve in an amount equal generally to the greater of one-twelfth of 5% of the gross revenue generated over the preceding 12-month period (initially estimated at $64,505) or one-twelfth of the projected gross revenue in the then-effective annual budget for the 12-month period to which such annual budget relates.

At the origination of the Marriott Airport Phoenix Loan, the borrower deposited $300,000 into a seasonality reserve account. At any time the amount on deposit in this reserve is less than $685,000 (the “Seasonality Reserve Cap”) on each due date, the borrower is required to deposit an amount equal to the lesser of: (i) 25% of the Seasonality Reserve Cap and (ii) all amounts, if any remaining in the cash management account after the payment of debt service and all other required reserve account deposits until the Seasonality Reserve Cap is reached; provided that, no later than the due date occurring in April of each year, the borrower will be required to deposit an amount into the reserve such that the amounts on deposit in the reserve are equal to the Seasonality Reserve Cap. The Marriott Phoenix Airport Loan documents provide for the disbursement of amounts from the seasonality reserve for the payment of approved operating expenses, all or part of any monthly debt service payment and any amount of reserve funds then due during the months of July, August and December.

■	Lockbox and Cash Management. The Marriott Phoenix Airport Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Marriott Phoenix Airport Property into the lockbox account. Prior to the occurrence of a Marriott Phoenix Airport Trigger Period, funds in the lockbox account are to be disbursed to the borrower’s operating account. Upon the occurrence of an Marriott Phoenix Airport Trigger Period, all sums on deposit in the lockbox account are required to be swept each business day into a cash management account for the payment of, among other things, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to be held as additional collateral by the lender until the expiration of the applicable Marriott Phoenix Airport Trigger Period, after which it is returned to the borrower.

A “Marriott Phoenix Airport Trigger Period” will (a) commence upon the first to occur of (i) an event of default under the Marriott Phoenix Airport Loan documents; (ii) an event of default under the Marriott Phoenix Airport management agreement; (iii) a NCF DSCR below 1.55x; and (iv) a Marriott Phoenix Airport Franchise Agreement Trigger Event (as defined below); and (b) expire upon (1) with regard to any Marriott Phoenix Airport Trigger Period caused solely by the event described in clause (i) above, the cure (if applicable) of such event of default is accepted by the lender in its sole and absolute discretion; (2) with regard to any Marriott Phoenix Airport Trigger Period caused solely by the event described in clause (ii) above, the cure of such an event of default or the replacement of manager with a qualified manager; (3) with regard to any Marriott Phoenix Airport Trigger Period caused solely by the event described in clause (iii) above, the NCF DSCR is at least 1.60x for two consecutive quarters; and (4) with regard to any Marriott Phoenix Airport Trigger Period caused solely by the event described in clause (iv), the date on which the borrower has delivered evidence indicating that the franchise agreement is in full force and effect with no default thereunder, which evidence may include a “good standing” or similar letter from franchisor.

A “Marriott Phoenix Airport Franchise Agreement Trigger Event“ means the delivery of notice by the franchisor of any breach or default by the borrower under the franchise agreement that, with the passage of time and/or delivery of notice, permits franchisor to terminate or cancel the franchise agreement.

■	Property Management. The Marriott Phoenix Airport Property is managed by Columbia Sussex Management, LLC, a borrower affiliate, pursuant to a management agreement expiring in March 2037.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

LOAN # 8: MARriott PHOENIX Airport

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Phoenix Airport Property, plus business interruption coverage in an amount equal to 100% of the projected gross income less non-continuing expenses from the Marriott Phoenix Airport Property for 18 months with 12 months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #9: AUSTIN LANDING MIXED-USE

LOAN #9: AUSTIN LANDING MIXED-USE

TERRADATA
Hilton Garden Inn
Kroger
PARKING GARAGE
ABBEY ROAD
DISCOVERY PLACE
THE FLATS AT AUSTIN LANDING
LANDING WAY
LIVERPOOL LANE
BUFFALO WILD WINGS GRILL & BAR
ENTERPRISE PLACE
STAYBRIDGE SUITES
NRK HOGAN INSURANCE
KOHL'S
ENDEAVOR
PROGRESS PARK TOWER
WING EYECARE
EXISTING PARKING GARAGE
JUNGLE RED
CYCLEBAR
CLUB PILATES
RIGBY ROAD
COLD STONE
cinépolis
THE PARK AT AUSTIN LANDING
DEWEY'S PIZZA
FIREBIRDS
Broken Egg Cafe
BAR 145
Bar Louie
EVENT SPACE
BIKE HUB
noodles
ANTHONY VINCE
INNOVATION DRIVE
GNC
DODD CAMERA
spavia
Great Clips
petvalu
OLD NAVY
Panera BREAD
FIVE GUYS
at&t
Chuy's
BJ's
HomeGoods
TJ·maxx
FIELD & STREAM
AUSTIN BOULEVARD
Anchor
Non-Anchor / In-line
Ground Lease
Vacant
Not part of the Collateral

LOAN #9: AUSTIN LANDING MIXED-USE

LOAN #9: AUSTIN LANDING MIXED-USE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Miamisburg, Ohio		Cut-off Date Balance(2)		$38,750,000
Property Type	Mixed Use		Cut-off Date Balance per SF(1)		$106.35
Size (SF)	834,510		Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 11/1/2019	96.9%		Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2019	96.9%		Type of Security		Fee Simple
Year Built / Latest Renovation	2010 / NAP		Mortgage Rate		3.98000%
Appraised Value	$143,450,000		Original Term to Maturity (Months)		120
Appraisal Date	8/1/2019		Original Amortization Term (Months)		600
Borrower Sponsor		Soly Halabi and Joseph Simhon	Original Interest Only Period (Months)		NAP
Property Management		Austin Landing Property Management, LLC	First Payment Date		1/6/2020
			Maturity Date		12/6/2029

Underwritten Revenues	$18,661,617
Underwritten Expenses	$7,134,201		Escrows(3)
Underwritten Net Operating Income (NOI)	$11,527,416			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,705,903		Taxes	$1,416,313	$236,052
Cut-off Date LTV Ratio(1)	61.9%		Insurance	$28,569	$9,523
Maturity Date LTV Ratio(1)	57.1%		Replacement Reserve	$0	$8,127
DSCR Based on Underwritten NOI / NCF(1)	2.82x / 2.62x		TI/LC	$750,000	$67,728
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 12.1%		Other Reserve	$397,915	$20,833

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$88,750,000	63.9%	Purchase Price	$134,500,000	96.9%
Subordinate Loan Amount	26,000,000	18.7	Upfront Reserves	2,592,797	1.9
Principal’s Cash Contribution	22,325,720	16.1	Closing Costs	1,766,384	1.3
Other Sources	1,783,461	1.3
Total Sources	$138,859,181	100.0%	Total Uses	$138,859,181	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Austin Landing Mixed-Use Senior Notes (as defined below). See “—The Mortgage Loan” below

(2)	The Cut-off Date Balance of $38,750,000 represents the non-controlling note A-2, which is part of a loan combination evidenced by two pari passu senior A notes having an aggregate outstanding principal balance as of the Cut-off Date of $88,750,000 and one controlling subordinate B note, with an original principal balance of $26,000,000. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Austin Landing Mixed-Use Loan”) is part of a loan combination (the “Austin Landing Mixed-Use Loan Combination”) evidenced by two pari passu senior notes with an aggregate outstanding principal balance of $88,750,000 (the “Austin Landing Mixed-Use Senior Notes”), and one subordinate note with an outstanding principal balance of $26,000,000 (the “B Note”) that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed-use campus located in Miamisburg, Ohio (the “Austin Landing Mixed-Use Property”). The Austin Landing Mixed-Use Loan, which is evidenced by the non-controlling note A-2, had an original principal balance of $38,750,000, has a Cut-off Date Balance of $38,750,000 and represents approximately 3.4% of the Initial Pool Balance. The Austin Landing Mixed-Use Loan Combination had an original principal balance of $114,750,000 and has an outstanding principal balance as of the Cut-off Date of $114,750,000. The non-controlling note A-1, which had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000, is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more future securitization transactions. The B Note, which had an original principal balance of $26,000,000, is currently being held by KCM Austin Landing LLC. The Austin Landing Mixed-Use Senior Notes, which accrue interest at a fixed rate of 3.98000% per annum, were originated by CREFI on November 13, 2019. The proceeds of the Austin Landing Mixed-Use Loan Combination were primarily used to fund the acquisition of the Austin Landing Mixed-Use Property, fund upfront reserves and pay closing costs.

The Austin Landing Mixed-Use Loan Combination has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Austin Landing Mixed-Use Loan Combination will amortize on a 50-year schedule. The scheduled maturity date of the Austin Landing Mixed-Use Loan Combination is the due date in December 2029. The Austin Landing Mixed-Use lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) November 13, 2022. The assumed lockout period of 24 payments is based on the expected CGCMT 2019-C7 securitization transaction closing date in December 2019. The actual lockout period may be longer.

The table below summarizes the promissory notes that comprise the Austin Landing Mixed-Use Loan Combination. The relationship between the holders of the Austin Landing Mixed-Use Loan Combination is governed by a co-lender

LOAN #9: AUSTIN LANDING MIXED-USE

agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The Austin Landing Mixed-Use Pari Passu-AB Loan Combination” in the Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B15(1)	No(2)
A-2	$38,750,000	$38,750,000	CGCMT 2019-C7	No
B	$26,000,000	$26,000,000	KCM Austin Landing LLC	Yes
Total / Wtd. Avg.	$114,750,000	$114,750,000

(1)	Expected to be contributed to the Benchmark 2019-B15 transaction, which is expected to close on December 18, 2019.

(2)	As long as no control appraisal period with respect to note B has occurred, note B will be the controlling note, however, following the occurrence and during the continuance of a control appraisal period with respect to note B, note A-1 will be the controlling note.

■	The Mortgaged Property. The Austin Landing Mixed-Use Property is an 834,510 SF mixed use office and retail property located in Miamisburg, Ohio which is approximately 15 miles south of Dayton, Ohio and 40 miles north of Cincinnati. The Austin Landing Mixed-Use Property is located within a larger 70-acre Austin Landing North planned mixed-use community. The Austin Landing Mixed-Use Property’s office component is approximately 50.0% of gross rent and the retail component is approximately 50.0% of gross rent. The Austin Landing Mixed-Use Property, which began construction in 2010 and was completed in various phases, is built on a 59.8-acre site and comprised of 17 buildings. According to the appraisal, the buildings vary in height from one to four stories and are in good to excellent condition. The office component of the Austin Landing Mixed-Use Property is 99.1% occupied by 32 tenants and the retail component is 95.2% occupied by 34 tenants with an overall occupancy of 96.9% as of the November 1, 2019 rent roll. According to the appraisal, there is surface and garage parking at the Austin Landing Mixed-Use Property, with a total of 3,403 spaces, which equates to a 4.1 parking spaces per 1,000 SF of net rentable area.

The largest office tenant at the Austin Landing Mixed-Use Property, Thompson Hine LLP (“Thompson Hine”), occupies 43,048 SF on a 10 year lease which expires in October 2021. The tenant has two, five-year renewal options and no termination options under its lease. Thompson Hine is a national law firm which was founded in 1911 and has offices in Atlanta, Chicago, Cincinnati, Cleveland, Columbus, Dayton, New York and Washington D.C. It currently counsels clients across 33 practice and industry groups covering 144 areas of law. Thompson Hine is among the largest business law firms in the United States.

The largest retail tenant by SF is Kroger, which occupies 97,000 SF at the Austin Landing Mixed-Use Property on a ground lease that expires in December 2032. The tenant has 12, five-year renewal options and no termination options under its lease. Kroger operates 2,759 grocery retail stores under a variety of banner names. The largest retail tenant by UW Base Rent at the Austin Landing Mixed-Use Property is Cinepolis, which occupies 52,750 SF on a lease which expires in December 2031. The tenant has two, five-year renewal options and no termination options under its lease. Based in Mexico, Cinepolis International is the fourth largest movie theater exhibitor in the world. It was founded in Mexico in the city of Morelia, Michoacan in 1971. Currently, the company operates 712 cinema complexes, 5,771 screens and over 1,013,935 seats across 14 countries worldwide. It was the first cinema exhibitor in the world to pioneer the concept of luxury movie theaters, establishing the first luxury theater experience in 1999 in Mexico City. Cinepolis’ US operations are based in Dallas, Texas.

LOAN #9: AUSTIN LANDING MIXED-USE

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Austin Landing Mixed-Use Property:

Largest Office & Retail Tenants(1)

Office Tenant Names	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Thompson Hine LLP	NR / NR / NR	43,048	5.2%	$706,126	6.0%	$16.40	10/31/2021	2, 5-year options
Kettering Healthcare	NR / NR / NR	31,695	3.8	530,298	4.5	$16.73	12/31/2020	2, 5-year options
Merrill Lynch(4)	A+ / A2 / NR	25,987	3.1	424,351	3.6	$16.33	5/31/2024	2, 5-year options
Health Carousel(5)	NR / NR / NR	22,500	2.7	360,000	3.1	$16.00	9/30/2027	2, 5-year options
UBS Financial Services(6)	NR / NR / NR	22,022	2.6	369,584	3.2	$16.78	10/31/2027	2, 5-year options
Largest Owned Tenants		145,252	17.4%	$2,390,359	20.4%	$16.46
Remaining Office Tenants		215,677	25.8%	$3,470,975	29.6%	$16.09
Vacant Office		3,450	0.4%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenant		364,379	43.7%	5,861,335	50.0%	$16.24

Anchor Retail Tenants	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options	Sales PSF(7)	Occupancy Cost(7)
Kroger(8)	NR / Baa1 / BBB	97,000	11.6%	$220,000	1.9%	$2.27	12/31/2032	12, 5-year options	$854	0.3%
Kohl’s(8)	BBB / Baa2 / BBB	87,327	10.5	100,000	0.9	$1.15	1/31/2032	10, 5-year options	$199	0.6%
Cinepolis	NR / NR / NR	52,750	6.3	1,134,125	9.7	$21.50	12/31/2031	2, 5-year options	$312,671	42.3%
Field & Stream	NR / NR / NR	50,470	6.0	857,990	7.3	$17.00	1/31/2030	3, 5-year options	$148	16.3%
TJ Maxx/HomeGoods	NR / A2 / A+	45,000	5.4	427,500	3.6	$9.50	10/31/2023	4, 5-year options	$389	4.6%
Largest Owned Tenants		332,547	39.8%	$2,739,615	23.4%	$8.24
Remaining Retail Tenants		115,043	13.8%	$3,114,301	26.6%	$27.07
Vacant Retail		22,541	2.7%	NAP	NAP	NAP
Total		470,131	56.3%	$5,853,916	50.0%	$13.08

Total / Wtd. Avg. All Owned Tenants		834,510	100.0%	$11,715,251	100.0%	$14.49

(1)	Based on the underwritten rent roll dated November 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $31,967 of present value contractual rent steps and $158,811 of contractual rent steps through October 2020.

(4)	Merrill Lynch has a one-time option to contract its space by half with six months written notice on the last day of the 7th lease year of the initial term.

(5)	Health Carousel has a one-time right to terminate the lease with an effective termination at the end of the 5th lease year of the term.

(6)	UBS Financial Services has a one-time right to terminate the lease with an effective termination at the end of the 7th year of the lease by providing the landlord with a minimum of six months’ notice.

(7)	Sales PSF and Occupancy Cost are based off the most recent sales reported. Sales PSF for Cinepolis represents sales per screen. There are 12 screens at the Austin Landing Mixed-Use Property.

(8)	Both Kroger and Kohl’s are on ground leases.

The following table presents certain information relating to the lease rollover schedule at the Austin Landing Mixed-Use Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
2019	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	38,375	4.6	4.6%	672,608	5.7	$17.53	4
2021	117,005	14.0	18.6%	1,893,513	16.2	$16.18	14
2022	29,907	3.6	22.2%	432,762	3.7	$14.47	3
2023	58,228	7.0	29.2%	825,778	7.0	$14.18	5
2024	60,139	7.2	36.4%	1,179,638	10.1	$19.62	6
2025	30,207	3.6	40.0%	601,141	5.1	$19.90	6
2026	17,798	2.1	42.1%	490,139	4.2	$27.54	5
2027	72,814	8.7	50.9%	1,411,303	12.0	$19.38	9
2028	33,107	4.0	54.8%	530,662	4.5	$16.03	3
2029	47,259	5.7	60.5%	947,592	8.1	$20.05	6
2030 & Thereafter	303,680	36.4	96.9%	2,730,115	23.3	$8.99	6
Vacant	25,991	3.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	834,510	100.0%		$11,715,251	100.0%	$14.49	67

(1)	Based on the underwritten rent toll dated November 1, 2019.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $31,967 of present value contractual rent steps and $158,811 of contractual rent steps through October 2020.

LOAN #9: AUSTIN LANDING MIXED-USE

The following table presents certain information relating to historical leasing at the Austin Landing Mixed-Use Property:

Historical Leased %(1)

2016	2017	2018	As of 11/1/2019(2)
90.2%	93.2%	95.3%	96.9%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated November 1, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Austin Landing Mixed-Use Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent	$7,472,437	$9,180,711	$10,086,359	$10,693,971	$11,524,473	$13.81
Contractual Rent Steps(2)	0	0	0	0	190,778	$0.23
Vacant Income	0	0	0	0	746,587	$0.89
Reimbursements	3,689,728	4,499,424	4,928,130	5,546,775	6,533,680	$7.83
Vacancy & Credit Loss(3)	$0	$0	0	$0	($1,169,262)	($1.40)
Other Income(4)	596,596	782,280	771,188	805,623	835,362	$1.00
Effective Gross Income	$11,758,761	$14,462,415	$15,785,677	$17,046,369	$18,661,617	$22.36

Real Estate Taxes	$2,231,878	$2,490,723	$2,663,436	$2,702,597	$3,242,384	$3.89
Insurance	76,760	81,297	92,706	85,866	109,270	$0.13
Utilities	492,421	545,266	564,348	635,076	635,076	$0.76
Management Fee	372,839	461,964	505,822	530,086	559,849	$0.67
Other Operating Expenses	2,317,984	3,040,748	2,234,525	2,478,505	2,587,623	$3.10
Total Operating Expenses	$5,491,883	$6,619,999	$6,060,837	$6,432,129	$7,134,201	$8.55

Net Operating Income	$6,266,878	$7,842,417	$9,724,841	$10,614,240	$11,527,416	$13.81
Tenant Improvements	0	0	0	0	723,985	$0.87
Replacement Reserves	0	0	0	0	97,527	$0.12
Net Cash Flow	$6,266,878	$7,842,417	$9,724,841	$10,614,240	$10,705,903	$12.83

Occupancy	90.2%	93.2%	95.3%	97.0%	96.9%(3)
NOI Debt Yield	7.1%	8.8%	11.0%	12.0%	13.0%
NCF DSCR	1.53x	1.92x	2.38x	2.59x	2.62x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes $31,967 of present value contractual rent steps and $158,811 of contractual rent steps through October 2020.

(3)	The underwritten occupancy is based on the underwritten rent roll as of November 1, 2019.

(4)	Other Income mainly consists of income collected by the community operator for the purposes of maintaining the common areas of the Austin Landing Mixed-Use Property, miscellaneous items such as late fees and percentage rent for Panera.

■	Appraisal. According to the appraisal, the Austin Landing Mixed-Use Property had an “as-is” appraised value of $143,450,000 as of August 1, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$146,560,000	N/A	7.00%
Discounted Cash Flow Approach	$143,450,000	8.00%	7.25%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental report dated August 2, 2019, there are no recognized environmental conditions or recommendations for further action at the Austin Landing Mixed-Use Property.

■	Market Overview and Competition. The Austin Landing Mixed-Use Property is located in Miamisburg, Ohio, within Montgomery County, which is approximately 15 miles south of Dayton and 40 miles north of Cincinnati. The Austin Landing Mixed-Use Property is located within a larger 70-acre Austin Landing North planned mixed-use community. It

LOAN #9: AUSTIN LANDING MIXED-USE

is part of the greater Cincinnati/Dayton office and retail market and the South Dayton submarket. The Austin Landing Mixed-Use Property is centrally located in Miamisburg and accessible from major thoroughfares, Interstate 75 and Interstate 675 that are both within two miles. Within the Austin Landing Mixed-Use Property’s immediate area, there are office, retail, industrial, mixed-use and auto dealership uses along major arterials that are interspersed with multifamily complexes and single family residential development removed from arterials. Per the appraisal, the demographics within the area consist of a year-end 2018 population, in a one-, three- and five-mile radius of 4,756, 46,186 and 127,542, respectively. The average household income as of year-end 2018, in a one-, three- and five-mile radius of the Austin Landing Mixed-Use Property was 78,658, 101,098 and 92,234, respectively.

According to the appraisal, the South Dayton retail market, as of the second quarter of 2019, had a total inventory of approximately 11.6 million SF with a 4.0% vacancy rate and asking rent of $12.11 per SF. Per the appraisal, the South Dayton retail submarket experienced a slight negative net absorption of 14,960 SF as of the second quarter of 2019. According to the appraisal, the South Dayton retail submarket demonstrates sound fundamentals with the greatest strength being the low vacancy rates currently displayed in the submarket. According to the appraisal, as of the second quarter of 2019, the South Dayton office submarket had a total inventory of approximately 6.8 million SF, a vacancy rate of 9.6%, asking rents of $16.35 per SF and a slight negative net absorption of 84,367 SF. There was no new inventory delivered in the second quarter of 2019 and also none in the prior 12 months.

■	The Borrower. The borrower is Austin Landing North, LLC, a Delaware limited liability company and single purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Austin Landing Mixed-Use Loan Combination. The borrower sponsors and non-recourse carveout guarantors are Soly Halabi and Joseph Simhon. Soly Halabi is the President of Institutional Assets at Venture Capital Properties, a New York City based investment sales and capital markets firm. Venture Capital Properties specializes in the real estate investment acquisitions and dispositions as well as management, leasing, and placing debt and equity. Prior to Venture Capital Properties, Soly Halabi oversaw all strategic operations as an executive vice president at the Gindi Group, a New York City based real estate development and acquisitions company. Joseph Simhon is an experienced private real estate investor who owns and manages over 500,000 SF of flex/office space in Dayton, Ohio, 350,000 SF of industrial, office and retail space in greater Cincinnati, Ohio, and several other properties throughout Ohio.

■	Escrows. On the origination date of the Austin Landing Mixed-Use Loan Combination, the borrower funded reserves of (i) $1,416,313 for real estate taxes, (ii) $28,569 for insurance premiums, (iii) $750,000 for tenant improvements and leasing commissions, (iv) $243,805 for unfunded obligations, and (v) $154,110 for deferred maintenance.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Austin Landing Mixed-Use Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $236,052), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (initially estimated to be $9,523), (iii) a replacement reserves equal to $8,127, subject to a $292,582 cap (iv) a TI/LC reserve equal to $67,728 to the extent that the funds in the TI/LC reserve are less than $1,000,000 and (v) a road repair reserve equal to $20,833 for repairs in connection with capital replacements to certain streets, which is subject to a $500,000 cap.

■	Lockbox and Cash Management. The Austin Landing Mixed-Use Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is obligated to deliver tenant direction letters to the lender (and authorized lender to deliver such letters to each existing tenant at the Austin Landing Mixed-Use Property) directing each tenant to remit their rent checks directly to the lender-controlled lockbox. The borrower and the property manager are each required to cause rents and other sums generated from the Austin Landing Mixed-Use Property to be deposited directly into such lockbox within two business days of receipt. All funds deposited into the lockbox are required to be transferred on a business day once each calendar week to a cash management account under the control of the lender to be applied and disbursed in accordance with the Austin Landing Mixed-Use Loan Combination documents, and, to the extent an Austin Landing Mixed-Use Trigger Period (as defined below) exists, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Austin Landing Mixed-Use Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Austin Landing Mixed-Use Loan Combination; provided, however, to the extent an Austin Landing Mixed-Use Trigger Period exists solely due to the occurrence of a Specified Tenant Trigger Period (as defined below), and subject to the terms of the Austin Landing Mixed-Use Loan Combination documents, then the amount of funds required to be deposited into the excess cash flow reserve account will be capped at (i) $873,000 if the Specified Tenant

LOAN #9: AUSTIN LANDING MIXED-USE

Trigger Period involves Kroger, and (ii) $1,582,500 if the Specified Tenant Trigger Period involves Cinepolis. Upon an event of default under the Austin Landing Mixed-Use Loan Combination documents, the lender may apply funds to the debt in such priority as it may determine.

An “Austin Landing Mixed-Use Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the underwritten net cash flow falling below $8,000,000, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the first to occur of (x) the underwritten net cash flow being equal to or greater than $8,000,000 for two consecutive calendar quarters and (y) the borrower depositing into a reserve account an amount which, if added to underwritten cash flow, would cause the underwritten cash flow to be equal to or greater than $8,000,000, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Kroger, (ii) Cinepolis, (iii) any other lessee succeeding to the interest of a Specified Tenant named in clauses (i) and (ii) as lessee of the applicable Specified Tenant space approved by the lender in accordance with the Austin Landing Mixed-Use Loan Combination documents, (iv) any lessee pursuant to a lease that, among other things set forth in the Austin Landing Mixed-Use Loan Combination documents, either (x) accounts for 15% or more of the total rental income at the Austin Landing Mixed-Use Property or (y) demises 15% or more of the gross leasable area at the Austin Landing Mixed-Use Property, and (v) any guarantor under the applicable Specified Tenant lease.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business and/or “going dark” in its Specified Tenant space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any significant portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of a Specified Tenant, and (B) expire upon the satisfaction of the Specified Tenant cure conditions under the Austin Landing Mixed-Use Loan Combination documents.

■	Property Management. The Austin Landing Mixed-Use Property is managed by Austin Landing Property Management, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Austin Landing Mixed-Use Loan Combination documents, the lender may, or may require the borrower to, terminate the management agreement and replace the manager if: (i) an event of default under the Austin Landing Mixed-Use Loan Combination documents exists, (ii) there exists a default by the manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, or (iv) the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Austin Landing Mixed-Use Loan Combination documents, the borrower may terminate the management agreement and replace the manager with a manager that, in the reasonable opinion of the lender, is a reputable management organization, provided that, if required by the lender, the borrower has obtained a rating agency confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. On November 14, 2019, KCM Austin Landing LLC, purchased the subordinate B Note in the amount of $26,000,000 from CREFI, which originally funded the B Note. The non-trust B Note has an interest rate of 11.25000% per annum and is coterminous with the Austin Landing Mixed-Use Senior Notes. The Austin Landing Mixed-Use Loan Combination is subject to a co-lender agreement. Based on the Austin Landing Mixed-Use Loan Combination Cut-off Date Balance of $114,750,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

LOAN #9: AUSTIN LANDING MIXED-USE

Financial Information

	Austin Landing Mixed- Use Senior Notes	Austin Landing Mixed- Use Loan Combination
Cut-off Date Balance	$88,750,000	$114,750,000
Cut-off Date LTV Ratio	61.9%	80.0%
Maturity Date LTV Ratio	57.1%	75.1%
DSCR Based on Underwritten NCF	2.62x	1.52x
Debt Yield Based on Underwritten NOI	13.0%	10.0%

■	Permitted Future Mezzanine or Secured indebtedness: Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Austin Landing Mixed-Use Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Austin Landing Mixed-Use Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Austin Landing Mixed-Use Property until the completion of restoration or the expiration of 18 months, with a twelve-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

■	Condominium Structure. The Austin Landing Mixed-Use Property consists, in part, of a 100.0% borrower owned condominium that is inactive and controlled by the borrower.

LOAN #10: GIANT ANCHORED PORTFOLIO

GIANT
Aston Center – Aston, PA

GIANT
Ayr Town Center – McConnellsburg, PA

GIANT
Creekside Market Place - Hellertown, PA

GIANT
Scott Town Center – Bloomsburg, PA

Parkway Plaza – Mechanicsburg, PA

Stonehedge Square – Carlisle, PA

Spring Meadow – Reading, PA

LOAN #10: GIANT ANCHORED PORTFOLIO

LOAN #10: GIANT ANCHORED PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	CREFI
Location (City/State)(1)	Various, Various	Cut-off Date Principal Balance(3)	$38,500,000
Property Type(1)	Retail	Cut-off Date Principal Balance per SF(2)	$176.85
Size (SF)	548,482	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 9/1/2019	97.5%	Number of Related Mortgage Loans	NAP
Owned Occupancy as of 9/1/2019	97.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	3.87000%
Appraised Value(1)	$130,500,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	10/1/2019	Original Amortization Term (Months)	360
Borrower Sponsor	Leo S. Ullman and Robert F. Whalen Jr.	Original Interest Only Period (Months)	60
Property Management	Vastgood Properties, LLC (Borrower-Related)	First Payment Date	1/6/2020
		Maturity Date	12/6/2029

Underwritten Revenues	$11,645,551
Underwritten Expenses	$2,827,787	Escrows(4)
Underwritten Net Operating Income (NOI)	$8,817,765		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,312,126	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	74.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	67.3%	Replacement Reserves	$0	$12,741
DSCR Based on Underwritten NOI / NCF(2)	1.61x / 1.52x	TI/LC	$0	$8,681
Debt Yield Based on Underwritten NOI / NCF(2)	9.1% / 8.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$97,000,00	75.7%	Purchase Price	$127,000,000	99.1%
Principal’s New Cash Contribution	31,166,630	24.3	Closing Costs	1,166,630	0.9

Total Sources	$128,166,630	100.0%	Total Uses	$128,166,630	100.0%

(1)	See “Portfolio Summary” chart below. The “Portfolio Market Value” of $130.5 million as of October 1, 2019 results in a Cut-off Date LTV Ratio of 74.3% and Maturity Date LTV Ratio of 67.3%.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Giant Anchored Portfolio Loan Combination (as defined below).

(3)	The Giant Anchored Portfolio Loan (as defined below) is part of a loan combination evidenced by four pari passu notes with an aggregate outstanding principal balance of $97.0 million. The Loan Combination Summary presented in the chart below reflects the $97.0 million aggregate Cut-off Date balance of the Giant Anchored Portfolio Loan Combination.

(4)	For a full description of Escrows and Reserves, see “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Giant Anchored Portfolio Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest seven anchored retail properties located in Pennsylvania (the “Giant Anchored Portfolio Properties”). The Giant Anchored Portfolio Loan is part of a loan combination comprised of four pari passu notes in the aggregate original principal balance of $97.0 million (the “Giant Anchored Portfolio Loan Combination”). The Giant Anchored Portfolio Loan Combination, which accrues interest at a fixed rate of 3.87000% per annum, was co-originated by Citi Real Estate Funding Inc. and Wells Fargo Bank, N.A on November 19, 2019. The Giant Anchored Portfolio Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $97.0 million, which represents approximately 3.4% of the Initial Pool Balance. The proceeds of the Giant Anchored Portfolio Loan Combination were primarily used to purchase the Giant Anchored Portfolio Properties for approximately $127.0 million and pay closing costs.

The Giant Anchored Portfolio Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires monthly payments of interest only for the first 60 months of the loan term of the Giant Anchored Portfolio Loan Combination. The scheduled maturity date of the Giant Anchored Portfolio Loan Combination is the due date in December 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 19, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the Giant Anchored Portfolio Loan Combination, (the “Release Date”) the Giant Anchored Portfolio Loan Combination may be defeased with “government securities” permitted under the Giant Anchored Portfolio Loan Combination documents.

Voluntary prepayment of the Giant Anchored Portfolio Loan Combination is permitted on or after the due date in September 2029 without payment of any prepayment premium.

LOAN #10: GIANT ANCHORED PORTFOLIO

The table below summarizes the notes that comprise the Giant Anchored Portfolio Loan Combination. The relationship between the holders of the Giant Anchored Portfolio Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The -Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

A-1-A	$38,500,000	$38,500,000	CGCMT 2019-C7	Yes
A-1-B	10,000,000	10,000,000	CREFI(1)	No
A-2-A	30,000,000	30,000,000	BANK 2019-BNK24	No
A-2-B	18,500,000	18,500,000	Wells Fargo Bank, N.A.	No
Total	$97,000,000	$97,000,000

(1)	Note A-1-B is currently held by CREFI and is expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Giant Anchored Portfolio Properties include seven anchored retail properties totaling 548,482 SF, located throughout Pennsylvania. Built from 1990 to 2005, the Giant Anchored Portfolio Properties range in size from 55,000 SF to 111,028 SF and are all anchored by Giant grocery stores. Four of the seven Giant Anchored Portfolio Properties contain on-site fuel stations. The Giant Anchored Portfolio Properties have parking ratios ranging from 4.4 to 7.6 spaces per 1,000 SF of rentable area. For the trailing 12-month period ending December 31, 2018, the Giant stores at each of the Giant Anchored Portfolio Properties reported sales ranging from $393 to $792 PSF with occupancy costs ranging from 2.6% to 5.2% (inclusive of fuel station sales; see sales table below). As of September 1, 2019, the Giant Anchored Portfolio Properties were 97.5% occupied with individual occupancy rates ranging from 94.5% to 100.0%.

Portfolio Summary
Property Name	City	State	Property Subtype	% of Allocated Loan Amount	Total GLA	Year Built / Renovated	“As-Is” Appraised Value	UW NCF
Parkway Plaza	Mechanicsburg	Pennsylvania	Anchored	19.1%	111,028	1998 / NAP	$24,200,000	$1,493,430
Aston Center	Aston	Pennsylvania	Anchored	16.5%	55,000	2005 / NAP	$20,700,000	$1,314,853
Spring Meadow	Reading	Pennsylvania	Anchored	16.4%	77,050	2004 / 2019	$22,400,000	$1,356,782
Scott Town Center	Bloomsburg	Pennsylvania	Anchored	14.2%	67,923	2004 / NAP	$18,200,000	$1,171,601
Creekside Marketplace	Hellertown	Pennsylvania	Anchored	13.9%	90,804	2001 / NAP	$18,000,000	$1,083,238
Stonehenge Square	Carlisle	Pennsylvania	Anchored	11.5%	88,677	1990 / 2005	$16,000,000	$1,099,245
AYR Town Center	McConnellsburg	Pennsylvania	Anchored	8.4%	58,000	2005 / NAP	$11,000,000	$792,976
Total				100%	548,482		$130,500,000	$8,312,126

LOAN #10: GIANT ANCHORED PORTFOLIO

The following table presents certain information relating to anchor tenants at the Giant Anchored Portfolio Properties:

Largest Owned Tenant by Underwritten Base Rent(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Sales	PSF	Occ. Cost %	Lease Expiration Date
Giant – Parkway Plaza(4)	Baa1/BBB/BBB+	71,335	13.0%	$17.78	13.1%	$51,684,152	$725	3.1%	12/31/2023
Giant – Aston Center	Baa1/BBB/BBB+	55,000	10.0%	$27.13	15.4%	$40,336,296	$733	4.2%	11/30/2025
Giant – Spring Meadow	Baa1/BBB/BBB+	67,400	12.3%	$21.70	15.1%	$53,399,008	$792	3.6%	10/31/2024
Giant – Scott Town Center(5)	Baa1/BBB/BBB+	54,333	9.9%	$21.29	12.0%	$38,926,732	$716	3.4%	7/31/2023
Giant – Creekside Market Place	Baa1/BBB/BBB+	57,428	10.5%	$15.02	8.9%	$42,439,748	$739	2.6%	3/31/2027
Giant – Stonehedge Square	Baa1/BBB/BBB+	51,687	9.4%	$11.56	6.2%	$24,764,740	$479	3.2%	5/31/2026
Giant – AYR Tower Center	Baa1/BBB/BBB+	52,400	9.6%	$16.95	9.2%	$20,573,488	$393	5.2%	5/31/2025
Total/Wtd. Avg.		409,583	74.7%	$18.87	80.0%

Other Tenants		125,383	22.9%	$15.45	20.0%
Vacant Space		13,516	2.5%	NAP	NAP
Total/Wtd. Avg.		548,482	100.0%	$18.07	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2019.

(2)	The ratings shown represent Giant’s parent company, Koninklijke Ahold Delhaize N.V. The leases of five of the Giant Anchored Portfolio Properties are guaranteed by Koninklijke Ahold N.V. (each of the Parkway Plaza, Aston Center, Spring Meadow, Scott Town Center and AYR Town Center properties).

(3)	Base Rent PSF include the following adjustments: present value credit for future rent bumps for Giant at the Aston Center, Creekside Marketplace and Stonehedge Square properties (totaling $113,475) and contractual rent bump in June 2020 for the Giant at the Ayr Town Center property (totaling $25,000).

(4)	Giant’s separate lease for the fuel station at the Parkway Plaza property (4,400 SF) may be terminated by the tenant at any time with 30 days’ written notice and a termination fee equal to two years of the then current rent with 30 days written notice.

(5)	Giant is subject to a ground lease at the Scott Town Center property and owns its improvements.

The Giant Anchored Portfolio Properties are all anchored by Giant Food Stores, Inc. (“Giant”), occupying a total of 409,583 SF representing 74.7% of NRA and 80.0% of underwritten base rent. Giant was founded in 1923 in Carlisle, Pennsylvania. Giant is a wholly-owned subsidiary of Ahold Delhaize N.V., a Netherlands corporation (rated BBB+/Baa1/BBB by Fitch/Moody’s/S&P). Giant operates approximately 200 grocery stores in Pennsylvania, Maryland, Virginia and West Virginia under the names Giant Food Stores and Martin’s Food Markets. Royal Ahold N.V. merged with Delhaize Group N.V. in July 2016, and the combined operations involve store brands including Stop & Shop, Food Lion and Hannaford, as well as the Peapod online home delivery grocery business. The leases of the Giant stores at five of the seven Giant Anchored Portfolio Properties are guaranteed by the rated parent company entity, Koninklijke Ahold Delhaize N.V. (Parkway Plaza, Aston Center, Spring Meadow, Scott Town Center and Ayr Town Center). The Giant stores at each of the Giant Anchored Portfolio Properties have lease expiration dates occurring in 2023 through 2027, and six of the Giant leases have at least 6, 5-year renewal options remaining (the Stonehedge Square store has 2, 5-year renewal options). None of the leases for the Giant stores at the Giant Anchored Portfolio Properties have termination options with the exception of Giant’s fuel station lease noted in the table above.

LOAN #10: GIANT ANCHORED PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Giant Anchored Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	35,464	6.5	6.5%	472,353	4.9	$13.32	17
2021	12,532	2.3	8.8%	224,145	2.3	$17.89	7
2022	27,605	5.0	13.8%	401,887	4.2	$14.56	10
2023	140,048	25.5	39.3%	2,685,906	27.8	$19.18	6
2024	86,460	15.8	55.1%	1,849,339	19.1	$21.39	11
2025	107,400	19.6	74.7%	2,379,926	24.6	$22.16	3
2026	53,687	9.8	84.5%	631,364	6.5	$11.76	2
2027	62,190	11.3	95.8%	944,013	9.8	$15.18	3
2028	0	0.0	95.8%	0	0.0	$0.00	0
2029	2,880	0.5	96.3%	31,248	0.3	$10.85	1
2030 & Thereafter	6,700	1.2	97.5%	45,000	0.5	$6.72	1
Vacant	13,516	2.5	97.5%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	548,482	100.0%	100.0%	$9,665,181	100.0%	$18.07	61

(1)	Based on the underwritten rent roll dated September 1, 2019.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
(3)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The following table presents certain information relating to historical leasing at the Giant Anchored Portfolio Properties:

Historical Leased %(1)

Property	2017	2018	As of(1)
Giant Anchored Portfolio	97.5%	98.0%	97.5%

(1)	Based on the underwritten rent roll dated September 1, 2019.

LOAN #10: GIANT ANCHORED PORTFOLIO

The following table presents certain information relating to historical leasing at the Giant Anchored Portfolio Properties:

Historical Sales
	2016(1)		2017(1)		2018(1)
Property Name	Gross Sales	PSF	Gross Sales	PSF	Gross Sales	PSF	Occ. Cost(2)
Giant – Parkway Plaza (Grocery)	$40,863,836	$611	$43,887,064	$656	$44,855,616	$670
Giant – Parkway Plaza (Fuel)	$5,285,176	$1,201	$5,943,028	$1,351	$6,828,536	$1,552
Giant – Parkway Plaza (Total)	$46,149,012	$647	$49,830,092	$699	$51,684,152	$725	3.1%
Giant – Aston Center	$43,739,592	$795	$38,934,844	$708	$40,336,296	$733	4.2%
Giant – Spring Meadow (Grocery)	$45,144,112	$695	$45,091,956	$694	$47,238,568	$727
Giant – Spring Meadow (Fuel)	$4,595,552	$1,915	$5,415,020	$2,256	$6,160,440	$2,567
Giant – Spring Meadow (Total)	$49,739,664	$738	$50,506,976	$749	$53,399,008	$792	3.6%
Giant – Scott Town Center (Grocery)	$35,023,300	$645	$34,843,900	$641	$34,537,204	$636
Giant – Scott Town Center (Fuel)	$3,451,240	N/A(3)	$3,901,768	N/A(3)	$4,389,528	N/A(3)
Giant – Scott Town Center (Total)	$38,474,540	N/A(3)	$38,745,668	N/A(3)	$38,926,732	N/A(3)	3.4%
Giant – Creekside Market Place	$42,690,336	$743	$42,328,676	$737	$42,439,748	$739	2.6%
Giant – Stonehedge Square	N/A(4)	N/A(4)	$23,088,468	$447	$24,764,740	$479	3.2%
Giant – Ayr Town Center (Grocery)	$16,111,004	$322	$16,208,868	$324	$16,747,744	$335
Giant – Ayr Town Center (Fuel)	$2,943,044	$1,226	$3,408,236	$1,420	$3,825,744	$1,594
Giant – Ayr Town Center (Total)	$19,054,048	$364	$19,617,104	$374	$20,573,488	$393	5.2%

(1)	Sales shown represent the trailing 12-month period ending on December 31 of each year.

(2)	Occupancy costs are based on 2018 sales, underwritten rent and reimbursements.

(3)	The Giant grocery store and fuel station at the Scott Town Center property are subject to a ground lease, and the square footage associated with the fuel station is not available.

(4)	The Giant store at the Stonehedge Square property was repositioned from a Nell’s Market in 2016, and 2016 sales are not available.

LOAN #10: GIANT ANCHORED PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Giant Anchored Portfolio Properties:

Cash Flow Analysis(1)(2)

	2016	2017	2018	Trailing 12 9/19	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$8,978,782	$9,120,640	$9,244,186	$9,415,066	$9,519,959	$17.36
Contractual Rent Steps	0	0	0	0	145,222	0.26
Potential Income from Vacant Space	0	0	0	0	266,762	0.49
Reimbursement Revenue	1,806,544	2,205,412	2,176,159	2,173,819	2,320,672	4.23
Gross Revenue	$10,785,326	$11,326,052	$11,420,345	$11,588,885	$12,252,616	$22.34
Vacancy Loss	1,637	(20,000)	(15,000)	(24,456)	(607,064)	(1.11)
EGI Before Other Income	$10,786,963	$11,306,052	$11,405,345	$11,564,429	$11,645,551	$21.23
Parking	4,185	52,941	10,943	7,071	0	0
Effective Gross Income	$10,791,148	$11,358,993	$11,416,288	$11,571,500	$11,645,551	$21.23

Total Expenses	$2,519,155	$2,380,082	$2,381,601	$2,476,558	$2,827,787	$5.16

Net Operating Income	8,271,993	$8,978,911	$9,034,687	$9,094,942	$8,817,765	$16.08
TI/LC	0	0	0	0	351,839	0.64
Replacement Reserves	0	0	0	0	153,800	0.28
Net Cash Flow	$8,271,993	$8,978,911	$9,034,687	$9,094,942	$8,312,126	$15.15

Occupancy	N/A	97.5%	98.0%	97.5%(4)	95.0%
NOI Debt Yield(5)	8.5%	9.3%	9.3%	9.4%	9.1%
NCF DSCR(5)	1.51x	1.64x	1.65x	1.66x	1.52x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Underwritten Base Rental Revenue includes $145,222 of contractual rent steps through November 2020.

(3)	Based on the underwritten rent roll dated September 1, 2019.

(4)	Calculated based on the aggregate outstanding principal balance of the Giant Anchored Portfolio Loan Combination.

■	Appraisal. According to the appraisal, the Giant Anchored Portfolio Properties had an aggregate “as-is” appraised value of $130,500,000 as of October 1, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Parkway Plaza
Direct Capitalization Approach	$24,800,000	N/A	6.50%
Discounted Cash Flow Approach	$24,200,000	7.75%(1)	7.00%(2)
Aston Center
Direct Capitalization Approach	$20,700,000	N/A	6.25%
Discounted Cash Flow Approach	$19,900,000	7.25%(1)	6.50%(2)
Spring Meadow
Direct Capitalization Approach	$24,300,000	N/A	6.50%
Discounted Cash Flow Approach	$22,400,000	7.75%(1)	7.00%(2)
Scott Town Center
Direct Capitalization Approach	$19,100,000	N/A	6.75%
Discounted Cash Flow Approach	$18,200,000	8.25%(1)	7.00%(2)
Creekside Marketplace
Direct Capitalization Approach	$18,900,000	N/A	6.75%
Discounted Cash Flow Approach	$18,000,000	8.00%(1)	7.00%(2)
Stonehenge Square
Direct Capitalization Approach	$16,400,000	N/A	7.00%
Discounted Cash Flow Approach	$16,000,000	8.25%(1)	7.50%(2)
AYR Town Center
Direct Capitalization Approach	$11,900,000	N/A	7.25%
Discounted Cash Flow Approach	$11,000,000	8.25%(1)	7.50%(2)

(1)	Represents the internal rate of return.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. With respect to the Creekside Market Place property the Phase I environmental report identifies as a controlled REC for the Creekside Market Place property impacts to surface soils associated with historical onsite agricultural activities. Various investigations and remediation activities were conducted at the Creekside Market Place property, which resulted in at least one area impacted by historical agricultural activities meeting residential soil

LOAN #10: GIANT ANCHORED PORTFOLIO

standards, and two other impacted areas meeting non-residential soil standards. A deed acknowledgement, which identifies the two areas where residual impacts exist and soils do not meet residential standards reportedly accompanies the deed for the Creekside Market Place property. Based on the findings of the site investigations and remediation activities, the Pennsylvania Department of Environmental Protection issued closure to the Creekside Market Place property and a release of liability under the Statewide Health Standard for non-residential soil in March 1999. Given closure of this matter by the regulatory authority, the environmental consultant did not recommend any additional investigation or action. With respect to the Scott Town Center property, the Phase I environmental report identifies as a controlled REC for the Creekside Market Place property impacts to soils and groundwater above residential standards associated with historical agricultural and plant nursery activities conducted onsite. To address concerns associated with soil and groundwater impacts above residential standards, an environmental covenant was placed on the Creekside Market Place property, which prohibits future residential use and includes institutional and engineering controls which eliminates exposure pathways. Given the existence of the environmental covenant, the environmental consultant did not recommend any additional investigation. According to the Phase I environmental reports for the remaining properties, dated from September 23, 2019 through October 18, 2019, there are no recognized environmental conditions or recommendations for further action at the remaining Giant Anchored Portfolio Properties.

■	Market Overview and Competition. The Giant Anchored Portfolio Properties are located in six different submarkets across Pennsylvania. According to a third-party market research provider, as of the third quarter of 2019, the submarket vacancy rates ranged from 1.3% to 7.8%. The appraiser’s concluded market rents for the Giant spaces at each of the Giant Anchored Portfolio Properties ranged from $15.00 PSF to $22.50 PSF, triple net.

The following table presents certain information relating to the submarket information and appraiser’s market rent conclusions for the Giant Anchored Portfolio Properties:

Market/Submarket Information
Property Name - Location	Submarket Name	Total Submarket Inventory (SF)(1)	Submarket Vacancy Rate(1)	Appraiser’s Market Rent (Giant Space)
Parkway Plaza – Mechanicsburg, PA	Harrisburg Area West	15,277,670	5.9%	$20.00 PSF NNN
Aston Center – Aston, PA	Delaware County	22,638,250	4.1%	$22.50 PSF NNN
Spring Meadow – Reading, PA	Berks County	24,104,186	7.8%	$21.50 PSF NNN
Scott Town Center – Bloomsburg, PA	Bloomsberg/Berwick	6,699,678	1.3%	$21.00 PSF NNN
Creekside Market Place – Hellertown, PA	Lehigh Valley	40,889,813	4.2%	$20.00 PSF NNN
Stonehedge Square – Carlisle, PA	Harrisburg Area West	15,277,670	5.9%	$15.00 PSF NNN
AYR Town Center – McConnellsburg, PA	Harrisburg Metro(2)	33,016,749(2)	6.0%(2)	$18.00 PSF NNN

(1)	Submarket inventory and vacancy rates shown are as of the third quarter of 2019, per a third party market research provider, unless otherwise noted.

(2)	The AYR Town Center property is not situated within a submarket tracked by a certain third party market research provider. The information shown above was provided by the appraiser and represents market data (rather than submarket).

■	The Borrowers. The borrowers comprise seven Delaware limited liability companies (collectively, the “Giant Anchored Portfolio Borrower”). Legal counsel to the Giant Anchored Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Giant Anchored Portfolio Loan Combination. The Giant Anchored Portfolio Borrower sponsors and non-recourse carveout guarantors for the Giant Anchored Portfolio Loan Combination are Leo S. Ullman and Robert F. Whalen, Jr. (collectively, the “Guarantor”).

Leo Ullman serves as the president of Vastgood Properties, LLC (“Vastgood”). Founded by Mr. Ullman in 2011, Vastgood is engaged in the ownership, development and management of primarily supermarket-anchored retail properties, focused in the Mid-Atlantic states. Vastgood partners with institutional and private investors in the acquisition of both “core” and “value add” retail properties, for which it provides physical property management, leasing, construction management and financial reporting functions. Vastgood’s principal office is located in Port Washington, New York and the firm also maintains a regional office in the greater Harrisburg/Carlisle/Lancaster area. Vastgood’s portfolio includes 15 anchored retail centers located in Pennsylvania, New York and Maryland. Robert F. Whalen Jr. has over 20 years of commercial real estate development, leasing and management experience and has participated in the development, leasing and management of over 12 million SF of retail centers, office buildings, self storage facilities and multifamily developments.

■	Escrows. On the origination date of the Giant Anchored Portfolio Loan Combination, the Giant Anchored Portfolio Borrower was not required to deposit any upfront reserves.

LOAN #10: GIANT ANCHORED PORTFOLIO

The requirement to make monthly deposits for tax reserves is provisionally waived so long as no Trigger Period (as defined below) is then continuing. If a Trigger Period exists, the Giant Anchored Portfolio Borrower is required to deposit an amount equal to one-twelfth of the amount estimated annual real estate taxes into a tax reserve account.

The requirement to make monthly deposits for insurance reserves is provisionally waived so long as no Trigger Period is then continuing. During a Trigger Period, if the liability or casualty policy maintained by the Giant Anchored Portfolio Borrower does not constitute a blanket or umbrella policy approved in accordance with the Giant Anchored Portfolio Loan Combination documents, the Giant Anchored Portfolio Borrower is required to deposit an amount equal to one-twelfth of the estimated annual insurance premiums into an insurance reserve account.

The Giant Anchored Portfolio Borrower is required to make monthly deposits in an amount equal to approximately $12,741 into a replacement reserve account. The replacement reserve is not subject to a cap.

The Giant Anchored Portfolio Borrower is required to make monthly deposits in amount equal to approximately $8,681 into a tenant improvement and leasing commission reserve account. The tenant improvement and leasing commission reserve is subject to a cap of $400,000.

■	Lockbox and Cash Management. The Giant Anchored Portfolio Loan Combination is structured with a springing lockbox and springing cash management. Upon (i) the first occurrence of a Trigger Period (as defined below) and for so long as such Trigger Period is continuing thereafter and (ii) the second occurrence of a Trigger Period and for so long as the debt remains outstanding thereafter, the Giant Anchored Portfolio Borrower is required to immediately deposit, or cause to be deposited, all revenue generated by the Giant Anchored Portfolio Properties. All funds in the lockbox account are required to be swept on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Giant Anchored Portfolio Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Giant Anchored Portfolio Loan Combination documents are required (i) to the extent that an event of default has occurred and is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the Giant Anchored Portfolio Loan Combination and (ii) to the extent that no event of default has occurred and is continuing, be disbursed to the Giant Anchored Portfolio Borrower. Notwithstanding the foregoing, in the event (i) the Trigger Period is due only to the existence of a Specified Tenant Trigger Period with respect to no more than one Specified Tenant lease and (ii) the debt yield is greater than 8.0% (without giving credit to income attributable to such Specified Tenant leases), all funds on deposit in the cash management account in excess of an amount equal to $50 per square foot of such Specified Tenant leases (or, in the event of a partial termination/vacation, $50 per square foot of such Specified Tenant leases which are vacant) will be disbursed to, or as directed by, the Giant Anchored Portfolio Borrower.

■	A ”Trigger Period” will (A) commence upon the earlier of the following: (i) the occurrence and continuance of an event of default; (ii) the debt yield falling below 7.25%; (iii) the occurrence of a Specified Tenant Trigger Period; and (iv) the occurrence of a Renewal Cash Sweep Event, and (B) expire upon (w) with regard to clause (i) above, the cure (if applicable) of such event of default, (x) with regard to clause (ii) above, the debt yield being equal to or greater than 7.50% for two consecutive calendar quarters, (y) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) with regard to clause (iv) above, the cure or cessation of the Renewal Cash Sweep Event.

A “Specified Tenant Trigger Period” will (A) commence upon the earliest to occur of (i) any Specified Tenant at any individual Giant Anchored Portfolio Property being in monetary default for more than 45 days (or material non-monetary default under its lease, in each case, beyond any notice and cure periods, (ii) any Specified Tenant at any individual Giant Anchored Portfolio Property failing to be in actual physical possession of its space, failing to be open to the public during customary hours and/or “going dark” in its space (except for temporary renovation, re-subletting and the cessation of any gasoline or service station activities), (iii) any Specified Tenant at any individual Giant Anchored Portfolio Property giving notice of its intent to terminate its lease for all or any portion of its space, (iv) any termination or cancellation of any Specified Tenant lease at any individual Giant Anchored Portfolio Property (including rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of any Specified Tenant, and (B) expire upon (a) with respect to clause (i) above, either (x) the cure of all monetary defaults and material non-monetary defaults, if any, under the applicable Specified Tenant lease or (y) the Giant Anchored Portfolio Borrower has satisfied the Specified Tenant Financial Covenants, (b) with respect to clause (ii) above, either (x) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during

LOAN #10: GIANT ANCHORED PORTFOLIO

customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof) or (y) the Giant Anchored Portfolio Borrower has satisfied the Specified Tenant Financial Covenants, (c) with respect to the Specified Tenant Trigger Period described in (iii) and (iv) above (as applicable) thereof, either (x) the applicable Specified Tenant has revoked or rescinded any termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect or (y) the Giant Anchored Portfolio Borrower has satisfied the Specified Tenant Financial Covenants, and (d) with respect to the Specified Tenant Trigger Period described in clauses (v) thereof either (x) the applicable Specified Tenant is not insolvent or subject to any bankruptcy or insolvency proceedings and, if any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease have occurred, has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order or (y) the Giant Anchored Portfolio Borrower has satisfied the Specified Tenant Financial Covenants.

A “Specified Tenant” means, as applicable, (i) Giant, (ii) any replacement tenant for Giant, and (iii) any guarantor(s) under the applicable Specified Tenant lease.

A “Renewal Cash Sweep Event” means a period commencing upon the date that a Specified Tenant (as defined below) fails to extend or renew its lease on or prior to the Specified Tenant extension deadline and for a term of at least 5 years, and ending on the earliest to occur of (i) the earlier of (A) the applicable Specified Tenant has renewed or extended its lease for a term of at least 5 years, and (B) the date that the borrower has leased the entire space occupied by such Specified Tenant to a new tenant for a term of at least 5 years and such new tenant is in actual, physical occupancy of the premises, is open to the public for business, and is either (1) paying the full unabated rent under its lease, or (2) the borrower has deposited into a reserve account the amount of “gap” or “free” rent, and (ii) the date that borrower has deposited an amount equal to $50.00 per square foot for each square foot of space giving rise to a Specified Tenant Trigger Period into the excess cash flow reserve account.

“Specified Tenant Financial Covenants ” means each of the following is satisfied: (i) the debt yield is equal to or greater than 8.0% excluding, for purposes of calculation, any underwritable cash flow attributable to the Specified Tenant lease giving rise to a Specified Tenant Trigger Period, (ii) there is no more than one Giant Anchored Portfolio Property then subject to the simultaneous occurrence of a Trigger Period, and (iii) Giant Anchored Portfolio Borrower deposits into the excess cash flow reserve account an amount equal to $50.00 per square foot for each square foot of space giving rise to the applicable Trigger Period.

■	Property Management. The Giant Anchored Portfolio Properties are managed by Vastgood Properties, LLC, an affiliate of the Giant Anchored Portfolio Borrower.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Preferred Equity. Peaceable Preferred Investor XXIV (PA) LLC (“Peaceable”, or the “Giant Anchored Portfolio Preferred Equity Holder”), has made a $20,200,000 preferred equity investment in the Giant Anchored Portfolio Borrower, which (inclusive of an additional $800,000 investment to be made by the Giant Anchored Portfolio Preferred Equity Holder for capital contributions) equates to an indirect 58.3% preferred equity interest in the Giant Anchored Portfolio Borrower. Peaceable is related to Peaceable Street Capital, a privately held firm with offices in New York, Toronto and Philadelphia that provides participating financing structured as preferred equity. The CEO and Chairman of Peaceable Street Capital are Frederick Kurtz and David Henry, respectively. Mr. Kurtz has over 30 years of experience originating, structuring and managing over $6 billion in high-yield, structured real estate investments. Mr. Kurtz previously held various senior new business and operational positions at Kimco Realty Corporation (“Kimco”) and was an original member of the team that started Kimco’s preferred equity program. Mr. Henry is the retired Vice-Chairman and CEO of Kimco and previously served as Senior Vice President & Chief Investment Officer at GE Capital Real Estate.

The preferred equity return is required to be paid currently on a quarterly basis (and it is a default under the operating agreement of the Giant Anchored Portfolio Borrower’s sole member (the “Holdco Organizational Agreement”) if payments are not made currently). However, in the event that property revenue less property expenses (including debt service) is insufficient to make a payment of the quarterly current preferred return, such failure to make the payment of the quarterly current preferred return will not be a default under the Holdco Organizational Agreement and any such unpaid quarterly current preferred return will accrue and will be deemed added to the preferred equity investment, such that quarterly current preferred return will be payable upon such accrued and unpaid amounts.

LOAN #10: GIANT ANCHORED PORTFOLIO

The Holdco Organizational Agreement contains certain rights of the Giant Anchored Portfolio Preferred Equity Holder upon certain events, including a material default by RW/VP 7 SC Venture LLC, the managing member under the Holdco Organizational Agreement (“Managing Member”), bankruptcy of a Giant Anchored Portfolio Borrower or Managing Member, or the making of certain major decisions without the Giant Anchored Portfolio Preferred Equity Holder’s consent (if such consent is required pursuant to Holdco Organizational Agreement). Such rights include the removal of the Managing Member, provided that the Giant Anchored Portfolio Preferred Equity Holder either obtains the release by lender of the Guarantor from liability under the guaranty and environmental indemnity for matters arising thereafter or offers lender an affiliate having a net worth of at least $18.0 million and liquidity of at least $3.5 million as a replacement guarantor. The major decisions requiring the Giant Anchored Portfolio Preferred Equity Holder’s consent include any sale or financing (other than the loan), expenditures by the Managing Member or a Giant Anchored Portfolio Borrower in excess of specified budgeted amounts, requiring additional capital contributions, and leasing outside of approved parameters.

The Holdco Organizational Agreement permits any member to exercise buy-sell rights after December 31, 2023, in which event the Giant Anchored Portfolio Preferred Equity Holder could control the Giant Anchored Portfolio Borrower. Additionally, the Giant Anchored Portfolio Preferred Equity Holder has the right to transfer its interest subject to lender’s consent if required by the Giant Anchored Portfolio Loan Combination documents.

■	Release of Collateral. Following the Release Date, provided no event of default has occurred and is continuing, the Giant Anchored Portfolio Borrower is permitted to release any of the Giant Anchored Portfolio Properties from the lien of Giant Anchored Portfolio Loan Combination, subject to the following conditions, among others: (i) either (a) partial defeasance collateral or (b) partial prepayment (along with any applicable yield maintenance premium) is submitted to the lender in an amount equal to the greater of (1) 120% of the allocated loan amount of the Giant Anchored Portfolio Property being released and (2) the net sales proceeds applicable to the Giant Anchored Portfolio Property being released, (ii) immediately following the release, the debt service coverage ratio is equal to or greater than the greater of (a) the debt service coverage ratio immediately prior to the release and (b) 1.50x, (iii) immediately following the release, the debt yield is equal to or greater than the greater of (a) the net debt yield immediately prior to the release and (b) 8.5%, (iv) immediately following the release, the loan-to-value ratio is no greater than the lesser of (a) the loan-to-value ratio immediately prior to the release and (b) 75.0%, (v) the Giant Anchored Portfolio Borrower delivers a REMIC opinion, and (vi) the Giant Anchored Portfolio Borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation.

■	Terrorism Insurance. The Giant Anchored Portfolio Borrower is required to maintain an “all-risk” or “special perils” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Giant Anchored Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, plus a six-month extended period of indemnity. The “all-risk” or “special perils” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000 except with respect to earthquake and windstorm/named storms, which such insurance will provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the related property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #11: EAST VIllage Multifamily pool 1

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	4		Loan Seller		CREFI
Location (City/State)	New York, New York		Cut-off Date Balance		$36,483,246
Property Type	Multifamily		Cut-off Date Balance per Unit		$499,770.49
Size (Units)	73		Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 9/16/2019	97.3%		Number of Related Mortgage Loans		6
Owned Occupancy as of 9/16/2019	97.3%		Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various		Mortgage Rate		3.77000%
Appraised Value(1)	$56,000,000		Original Term to Maturity (Months)		120
Appraisal Date(1)	10/3/2019		Original Amortization Term (Months)		NAP
Borrower Sponsor	Seryl Kushner		Original Interest Only Period (Months)		120
Property Management	Westminster Management L.L.C.		First Payment Date		1/6/2020
			Maturity Date		12/6/2029

Underwritten Revenues	$3,381,123
Underwritten Expenses	$990,378		Escrows(2)
Underwritten Net Operating Income (NOI)	$2,390,745			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,369,050		Taxes	$50,078	$50,078
Cut-off Date LTV Ratio	65.1%		Insurance	$0	$0
Maturity Date LTV Ratio	65.1%		Replacement Reserve	$0	$1,587
DSCR Based on Underwritten NOI / NCF	1.71x / 1.70x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	6.6% / 6.5%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,483,246	100.0%	Loan Payoff	$34,865,393	95.6%
			Closing Costs	993,531	2.7
			Principal Equity Distribution	574,244	1.6
			Upfront Reserves	50,078	0.1

Total Sources	$36,483,246	100.0%	Total Uses	$36,483,246	100.0%

(1)	See the “Portfolio Summary” table below for the individual properties’ appraised values.

(2)	See “—Escrows” below.

The following table presents certain information relating to the individual East Village Multifamily Portfolio - Pool 1 properties:

Portfolio Summary

Property Name	Year Built / Renovated	Units	Property Occupancy(1)	Allocated Cut- off Date Balance	% Allocated Loan Cut-off Date Balance	Appraised Value	% Appraised Value	UW NCF
170-174 E 2nd Street(2)	1900 / 2013	43	95.3%	$20,450,308	56.1%	$33,300,000	59.5%	$1,326,842
325 E 10th Street	1900 / 1987	20	100.0	6,517,353	17.9	9,100,000	16.3	421,328
23 Avenue A(3)	1920 / 2012	6	100.0	5,058,923	13.9	7,300,000	13.0	330,448
49.5 1st Avenue(3)	1910 / 2012	4	100.0	4,456,662	12.2	6,300,000	11.3	290,433
Total / Wtd. Avg.		73	97.3%	$36,483,246	100.0%	$56,000,000	100.0%	$2,369,050

(1)	Represents multifamily occupancy only and based on the underwritten rent roll dated September 16, 2019.

(2)	The 170-174 E 2nd Street property has a total of four commercial units. As of the underwritten rent roll dated September 16, 2019 only one unit was vacant.

(3)	The 23 Avenue A and 49.5 1st Avenue properties have commercial units that were all 100.0% occupied as of the underwritten rent roll dated September 16, 2019.

LOAN #11: EAST VIllage Multifamily pool 1

The following table presents certain information relating to the unit mix at the East Village Multifamily Portfolio - Pool 1 properties:

Portfolio – Multifamily Unit Mix(1)
Unit Type	Average Unit Size (SF)	# of Units	% of Portfolio Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
170-174 E 2nd Street(3)
Studio RS	350	1	1.4%	1	100.0%	$2,500	$2,500
1BR RS	450	5	6.8%	5	100.0%	$1,593	$2,700
1BR/1BA	450	8	11.0%	8	100.0%	$2,704	$2,700
2BR RC	500	1	1.4%	1	100.0%	$418	$3,550
2BR RS	500	1	1.4%	1	100.0%	$5,150	$3,550
2BR/1BA	500	16	21.9%	16	100.0%	$3,456	$3,550
3BR/1BA	700	11	15.1%	9	81.8%	$5,044	$5,100
Total/Wtd. Avg.	533	43	58.9%	41	95.3%	$3,375	$3,665

325 E 10th Street
Studio	300	5	6.8%	5	100.0%	$2,290	$2,300
1BR/1BA	400	7	9.6%	7	100.0%	$2,604	$2,650
2BR/1BA	600	6	8.2%	6	100.0%	$4,050	$4,100
2BR/2BA	650	2	2.7%	2	100.0%	$4,013	$4,100
Total/Wtd. Avg.	460	20	27.4%	20	100.0%	$3,100	$3,143

23 Avenue A
2BR/1BA	550	3	4.1%	3	100.0%	$3,483	$3,500
3BR/1BA	700	3	4.1%	3	100.0%	$4,117	$4,200
Total/Wtd. Avg.	625	6	8.2%	6	100.0%	$3,800	$3,850

49.5 1st Avenue
2BR/1BA	550	2	2.7%	2	100.0%	$3,425	$3,500
3BR/2BA	950	1	1.4%	1	100.0%	$5,500	$5,500
4BR/2BA	1,100	1	1.4%	1	100.0%	$6,500	$6,500
Total/Wtd. Avg.	788	4	5.5%	4	100.0%	$4,713	$4,750

Portfolio Total / Wtd. Avg.	534	73	100.0%	71	97.3%	$3,409	$3,597

(1)	Based on the underwritten rent roll dated September 16, 2019.

(2)	Source: Appraisal.

(3)	One of the vacant units at the 170-174 E 2nd Street property is occupied by the superintendent.

LOAN #11: EAST VIllage Multifamily pool 1

The following table presents certain information relating to historical leasing at the East Village Multifamily Portfolio – Pool 1 properties:

Historical Leased %(1)

	2017	2018	As of 9/16/2019(2)
Owned Space	93.4%	97.6%	97.3%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated September 16, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the East Village Multifamily Portfolio - Pool 1 properties:

Cash Flow Analysis(1)

	2017	2018	TTM 8/31/2019	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent	$2,998,617	$3,017,876	$3,016,068	$2,904,199	$39,783.55
Potential Income from Vacant Units	0	0	0	122,400	$1,676.71
Gross Potential Rent	$2,998,617	$3,017,876	$3,016,068	$3,026,599	$41,460.26
Vacancy & Credit Loss & Concessions(2)	(195,778)	(100,883)	(60,090)	(122,400)	($1,676.71)
Other Income(3)	28,160	29,922	22,163	21,356	$292.55
Effective Gross Income	$2,830,998	$2,946,915	$2,978,141	$2,925,555	$40,076.10

Commercial Income
Base Rent	$430,825	$389,388	$424,648	$421,756	$5,777.48
Potential Income from Vacant Units	0	0	0	28,750	$393.84
Gross Potential Commercial Rent	$430,825	$389,388	$424,648	$450,506	$6,171.32
Vacancy & Credit Loss & Concessions(2)	261	(104,804)	(121,019)	(28,750)	($393.84)
Other Commercial Income(4)	41,491	19,674	19,941	33,812	$463.18
Effective Gross Income	$472,578	$304,257	$323,570	$455,568	$6,240.66

Total Effective Gross Income	$3,303,576	$3,251,173	$3,301,712	$3,381,123	$46,316.76

Real Estate Taxes	$465,827	$506,309	$537,812	$575,132	$7,878.52
Insurance	29,147	22,835	24,007	27,400	$375.34
Management Fee	83,362	83,394	86,274	101,434	$1,389.50
Other Operating Expenses	327,940	309,673	286,412	286,412	$3,923.46
Total Operating Expenses	$906,275	$922,211	$934,506	$990,378	$13,566.82

Net Operating Income	$2,397,300	$2,328,962	$2,367,205	$2,390,745	$32,749.94
Replacement Reserves	0	0	0	19,045	$260.89
TI/LC	0	0	0	2,650	$36.30
Net Cash Flow	$2,397,300	$2,328,962	$2,367,205	$2,369,050	$32,452.74

Occupancy	93.4%	97.6%	98.0%	96.0%(5)
NOI Debt Yield	6.6%	6.4%	6.5%	6.6%
NCF DSCR	1.72x	1.67x	1.70x	1.70x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Vacancy & Credit Loss & Concessions is underwritten to an economic vacancy of 4.0% for apartment income and 5.9% for commercial income.

(3)	Other Income for the apartment units includes application fees, late fees, move-out fees and damages fees.

(4)	Other Commercial Income represents reimbursements and late fee income, and antenna income.

(5)	Based on the underwritten economic vacancy of 4.0%.

LOAN #11: EAST VIllage Multifamily pool 1

The following table presents certain information relating to the appraiser’s conclusion for average monthly market rent and in-place rents at the East Village Multifamily Portfolio - Pool 1 properties:

Unit Type	# of Units(1)	In-Place Average Rent per Month(1)	Average Market Rent per Month(2)
170-174 E 2nd Street
Studio RS	1	$2,500	$2,500
1BR RS	5	$1,593	$2,700
1BR/1BA	8	$2,704	$2,700
2BR RC	1	$418	$3,550
2BR RS	1	$5,150	$3,550
2BR/1BA	16	$3,456	$3,550
3BR/1BA	11	$5,044	$5,100
Total/Wtd. Avg.	43	$3,375	$3,665

325 E 10th Street
Studio	5	$2,290	$2,300
1BR/1BA	7	$2,604	$2,650
2BR/1BA	6	$4,050	$4,100
2BR/2BA	2	$4,013	$4,100
Total/Wtd. Avg.	20	$3,100	$3,143

23 Avenue A
2BR/1BA	3	$3,483	$3,500
3BR/1BA	3	$4,117	$4,200
Total/Wtd. Avg.	6	$3,800	$3,850

49.5 1st Avenue
2BR/1BA	2	$3,425	$3,500
3BR/2BA	1	$5,500	$5,500
4BR/2BA	1	$6,500	$6,500
Total/Wtd. Avg.	4	$4,713	$4,750

Portfolio Total / Wtd. Avg.	73	$3,409	$3,597

(1)	Based on the underwritten rent roll dated September 16, 2019.

(2)	Source: Appraisal.

LOAN #12: ALrig portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	12		Loan Seller		SMC
Location (City/State)	Various, Various		Cut-off Date Balance(3)		$35,000,000
Property Type	Various		Cut-off Date Principal Balance per SF(2)		$84.65
Size (SF)	584,741		Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 10/17/2019	90.9%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/17/2019	90.9%		Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various		Mortgage Rate		4.01500%
Appraised Value	$73,110,000		Original Term to Maturity (Months)		120
Appraisal Date	Various		Original Amortization Term (Months)		360
Borrower Sponsor(1)	Gabriel L. Schuchman		Original Interest Only Period (Months)		36
Property Management	Alrig USA Management LLC		First Payment Date	12/6/2019
	(borrower-affiliate)		Maturity Date	11/6/2029

Underwritten Revenues	$9,730,579
Underwritten Expenses	$3,958,027		Escrows
Underwritten Net Operating Income (NOI)	$5,745,552			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,890,717		Taxes	$226,356	$71,854
Cut-off Date LTV Ratio(2)	67.7%		Insurance	$71,142	$6,467
Maturity Date LTV Ratio(2)	58.6%		Replacement Reserves	$0	$10,326
DSCR Based on Underwritten NOI / NCF(2)	2.02x / 1.72x		TI/LC(4)	$0	$60,911
Debt Yield Based on Underwritten NOI / NCF(2)	11.6% / 9.9%		Other(5)	$327,773	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$49,500,000	100.0%	Loan Payoff	$42,044,113	84.9%
			Return of Equity	5,913,680	11.9
			Closing Costs	916,936	1.9
			Reserves	625,271	1.3
Total Sources	$49,500,000	100.0%	Total Uses	$49,500,000	100.0%

(1)	Gabriel L. Schuchman is the non-recourse carveout guarantor under the Alrig Portfolio Loan Combination.

(2)	Calculated based on the aggregate outstanding balance of the Alrig Portfolio Loan Combination (as defined below).

(3)	The Cut-off Date Principal Balance of $35,000,000 represents the aggregate controlling Note A-1 and Note A-3 of the $49,500,000 Alrig Portfolio loan combination evidenced by three pari passu notes (the “Alrig Portfolio Loan Combination”).

(4)	The TI/LC reserve is capped at $1,750,000.

(5)	Other reserves represents (i) a deferred maintenance reserve ($216,173) and (ii) a Chipotle TI Reserve ($111,600).

The table below summarizes the promissory notes that comprise the Alrig Portfolio Loan Combination. The relationship between the holders of the Alrig Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Notes A-1 and A-3	$35,000,000	$35,000,000	CGCMT 2019-C7	Yes
Note A-2	$14,500,000	$14,500,000	Starwood Mortgage Funding III LLC(1)	No
Total	$49,500,000	$49,500,000

(1)	Note A-2 is currently held by Starwood Mortgaged Funding III LLC and is expected to be contributed to one or more future securitization transactions.

LOAN #12: ALrig portfolio

The following table presents certain information relating to the Alrig Portfolio properties:

Portfolio Summary

Property Name	City	State	Allocated Loan Combination Amount	% of Allocated Loan Combination Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Bingham III	Bingham Farms	Michigan	$9,933,000	20.1%	159,243	1983	$14,300,000	$1,204,584
30445 Northwestern Highway	Farmington Hills	Michigan	6,507,000	13.1	93,017	1986	9,500,000	631,503
1750 South Telegraph Road	Bloomfield Township	Michigan	6,436,800	13.0	67,878	1990	10,600,000	758,681
2550 South Telegraph Road	Bloomfield Township	Michigan	5,078,000	10.3	61,227	1978	7,500,000	400,316
32270 Telegraph Road	Bingham Farms	Michigan	4,251,000	8.6	52,639	1984	6,500,000	281,663
2525 South Telegraph Road	Bloomfield Township	Michigan	3,139,000	6.3	32,505	1987	4,600,000	303,499
Ellsworth Shopping Center	Ellsworth	Maine	2,952,000	6.0	15,060	2018	4,100,000	236,916
3300 Alpine Avenue	Walker	Michigan	2,779,200	5.6	6,564	2018	3,860,000	228,506
21 East Long Lake Road	Bloomfield Hills	Michigan	2,736,000	5.5	26,688	1966	3,800,000	272,445
Fairways Office Building	Farmington Hills	Michigan	2,540,000	5.1	35,469	2000	3,700,000	282,566
7115 Orchard Lake Road	West Bloomfield Township	Michigan	1,760,000	3.6	25,102	1988	2,600,000	159,975
CGS Canton	Canton	Michigan	1,388,000	2.8	9,349	2012	2,050,000	130,064
Total			$49,500,000	100.0%	584,741		$73,110,000	$4,890,717

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Alrig Portfolio properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	Owned % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CPA Global	NR / NR / NR	29,305	5.0%	$480,309	5.4%	$16.39	11/30/2021	1, 5-year option
Princeton Enterprises, LLC	NR / NR / NR	22,672	3.9	319,672	3.6	14.10	4/30/2023	1, 5-year option
Grosinger, Spigelman and Grey Eye Surgeons, PC	NR / NR / NR	13,169	2.3	283,885	3.2	21.56	7/31/2026	2, 5-year options
Anselmi & Mierzejewski, PC	NR / NR / NR	13,579	2.3	271,580	3.0	20.00	1/31/2023	None
Vision Specialists of Michigan, LLC	NR / NR / NR	10,038	1.7	213,308	2.4	21.25	4/14/2030	1, 5-year option
Pyramid Solutions, Inc.	NR / NR / NR	11,885	2.0	178,275	2.0	15.00	12/31/2024	2, 3-year options
Cardiology Associates of Birmingham, P.C.	NR / NR / NR	9,772	1.7	175,896	2.0	18.00	5/31/2025	None
Yottabyte, LLC(3)	NR / NR / NR	10,118	1.7	172,006	1.9	17.00	6/30/2020	None
VHS Children’s Hospital of Michigan, Inc.	NR / NR / NR	9,349	1.6	165,384	1.9	17.69	5/31/2025	None
Creative Empire, LLC	NR / NR / NR	10,390	1.8	161,045	1.8	15.50	11/30/2022	None
Ten Largest Tenants		140,277	24.0%	$2,421,359	27.2%	$17.26
Remaining Owned Tenants		391,400	66.9	6,493,266	72.8	16.59
Vacant Spaces (Owned Space)		53,064	9.1	NAP	NAP	NAP
Totals / Wtd. Avg. Tenants		584,741	100.0%	$8,914,626	100.0%	$16.77

(1)	Based on the underwritten rent roll dated October 17, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Yottabye, LLC has the ongoing right to terminate its lease with six months’ notice and payment of a termination fee.

LOAN #12: ALrig portfolio

The following table presents certain information relating to the lease rollover schedule for the Alrig Portfolio properties based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	15,712	2.7%	2.7%	$130,716	1.5%	$8.32	15
2019	3,123	0.5	3.2%	55,226	0.6	$17.68	3
2020	91,868	15.7	18.9%	1,493,350	16.8	$16.26	38
2021	94,765	16.2	35.1%	1,533,117	17.2	$16.18	33
2022	67,340	11.5	46.7%	1,099,241	12.3	$16.32	23
2023	111,475	19.1	65.7%	1,790,319	20.1	$16.06	30
2024	49,572	8.5	74.2%	833,252	9.3	$16.81	12
2025	27,312	4.7	78.9%	509,569	5.7	$18.66	6
2026	15,635	2.7	81.5%	321,615	3.6	$20.57	4
2027	6,757	1.2	82.7%	104,325	1.2	$15.44	3
2028	5,800	1.0	83.7%	220,525	2.5	$38.02	2
2029	24,099	4.1	87.8%	544,452	6.1	$22.59	6
2030 & Thereafter	18,219	3.1	90.9%	278,919	3.1	$15.31	3
Vacant	53,064	9.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	584,741	100.0%		$8,914,626	100.0%	$16.77	178

(1)	Based on the underwritten rent roll dated October 17, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule

The following table presents certain information relating to the historical leasing at the Alrig Portfolio properties:

Historical Leased %(1)

Property Name	2016	2017	2018	As of 10/17/2019(2)
Bingham III	90.0%	92.8%	87.0%	93.9%
30445 Northwestern Highway	85.1%	84.2%	85.7%	89.6%
1750 South Telegraph Road	95.3%	88.5%	97.4%	95.7%
2550 South Telegraph Road	90.4%	91.0%	83.7%	92.1%
32270 Telegraph Road	90.3%	87.9%	47.8%	61.9%
2525 South Telegraph Road	93.0%	92.2%	87.0%	94.8%
Ellsworth Shopping Center(3)	NAP	NAP	100.0%	100.0%
3300 Alpine Avenue(3)	NAP	NAP	100.0%	100.0%
21 East Long Lake Road	96.6%	100.0%	100.0%	100.0%
Fairways Office Building	97.9%	96.0%	96.0%	96.7%
7115 Orchard Lake Road	86.3%	86.3%	78.7%	87.6%
CGS Canton	100.0%	100.0%	100.0%	100.0%
Wtd./Avg.	90.9%	90.5%	85.6%	90.9%

(1)	As provided by the borrower and reflects occupancy as of December 31 for the indicated year unless specified otherwise.

(2)	Based on the underwritten rent roll dated October 17, 2019.

(3)	Constructed in 2018.

LOAN #12: ALrig portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alrig Portfolio properties:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/31/2019	Underwritten(2)	Underwritten $ per SF
Base Rent	$7,837,943	$8,034,002	$7,835,693	$7,888,886	$8,914,626	$15.25
Vacant Income	0	0	0	0	852,878	1.46
Reimbursements	601,421	550,857	610,050	771,013	882,332	1.51
Gross Potential Rent	$8,439,364	$8,584,859	$8,445,742	$8,659,899	$10,649,836	$18.21
Economic Vacancy & Credit Loss	0	0	0	0	(957,033)	(1.64)
Other Income	53,579	101,734	28,453	10,777	10,777	0.02
Effective Gross Income	$8,492,942	$8,686,593	$8,474,195	$8,670,676	$9,703,579	$16.59

Real Estate Taxes	$757,274	$752,370	$767,330	$792,058	$862,838	$1.48
Insurance	92,512	79,678	84,067	97,948	77,609	0.13
Management Fee	352,396	378,595	371,856	389,897	291,107	0.50
Other Operating Expenses	2,615,467	2,710,724	2,661,252	2,715,468	2,726,473	4.66
Total Operating Expenses	$3,817,649	$3,921,367	$3,884,505	$3,995,371	$3,958,027	$6.77

Net Operating Income(3)	$4,675,293	$4,765,226	$4,589,690	$4,675,305	$5,745,552	$9.83
TI/LC	0	0	0	0	730,926	1.25
Replacement Reserves	0	0	0	0	123,909	0.21
Net Cash Flow	$4,675,293	$4,765,226	$4,589,690	$4,675,305	$4,890,717	$8.36

Occupancy	90.9%	90.5%	85.6%	90.9%	91.0%(4)
NOI Debt Yield(5)	9.4%	9.6%	9.3%	9.4%	11.6%
NCF DSCR(5)	1.65x	1.68x	1.62x	1.65x	1.72x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, retail lease tenant improvement concessions, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 17, 2019 and contractual rent steps through June 2020 totaling $114,775.

(3)	Underwritten Net Operating Income is higher than TTM 8/31/2019 Net Operating Income primarily due to (i) two recently constructed properties totaling approximately $495,000 of underwritten NOI and (ii) higher occupancies at six of the properties.

(4)	Represents an underwritten economic vacancy of 9.0%.

(5)	Debt metrics calculated based on the Alrig Portfolio Loan Combination.

LOAN #13: PARK CENTRAL tower

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMC
Location (City/State)	Dallas, Texas	Cut-off Date Balance(3)		$35,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$89.80
Size (SF)	668,154	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 10/1/2019	82.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2019	82.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1975 / 2018	Mortgage Rate		4.01600%
Appraised Value	$103,700,000	Original Term to Maturity (Months)		120
Appraisal Date	10/3/2019	Original Amortization Term (Months)		360
Borrower Sponsor(1)	William C. Rudolph and Charles S. Perlow	Original Interest Only Period (Months)		24
Property Management	McKnight Property Management, LLC	First Payment Date		1/6/2020
	(borrower-affiliate)	Maturity Date		12/6/2029

Underwritten Revenues	$10,798,420
Underwritten Expenses	$4,602,639	Escrows
Underwritten Net Operating Income (NOI)	$6,195,782		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,315,083	Taxes	$0	$117,426
Cut-off Date LTV Ratio(2)	57.9%	Insurance	$110,251	$10,023
Maturity Date LTV Ratio(2)	48.8%	Replacement Reserves	$0	$13,363
DSCR Based on Underwritten NOI / NCF(2)	1.80x / 1.54x	TI/LC	$0	$55,680
Debt Yield Based on Underwritten NOI / NCF(2)	10.3% / 8.9%	Other(4)	$2,583,159	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$60,000,000	100.0%	Loan Payoff	$52,004,579	86.7%
			Return of Equity	3,101,809	5.2
			Reserves	2,693,410	4.5
			Closing Costs	2,200,202	3.7
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	William C. Rudolph and Charles S. Perlow are the non-recourse carveout guarantors under the Park Central Tower Loan Combination (as defined below).

(2)	Calculated based on the aggregate outstanding balance of the Park Central Tower Loan Combination.

(3)	The Cut-off Date Principal Balance of $35,000,000 represents the controlling Note A-1 of the $60,000,000 Park Central Tower loan combination evidenced by two pari passu notes (the “Park Central Tower Loan Combination”).

(4)	Other reserves represents (i) a FPT TI/LC Reserve ($1,966,218), (ii) a PSR TI Reserve ($431,316), (iii) a Rent Concession Reserve ($115,665) and (iv) a High Point Travel TI/LC Reserve ($69,960).

The table below summarizes the promissory notes that comprise the Park Central Tower Loan Combination. The relationship between the holders of the Park Central Tower Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$35,000,000	$35,000,000	CGCMT 2019-C7	Yes
Note A-2	$25,000,000	$25,000,000	Starwood Mortgage Funding II LLC(1)	No
Total	$60,000,000	$60,000,000

(1)	Note A-2 is currently held by Starwood Mortgaged Funding II LLC and is expected to be contributed to one or more future securitization transactions.

LOAN #13: PARK CENTRAL tower

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Park Central Tower property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	Owned % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Holmes & Murphy & Assoc.	NR / NR / NR	72,477	10.8%	$1,377,063	13.8%	$19.00	4/30/2023	2, 5-year options
TBK Bank, SSB(3)	NR / NR / NR	78,597	11.8	1,336,150	13.4	17.00	4/30/2026	2, 5-year options
FPT Operating Co.(4)	NR / NR / NR	27,672	4.1	525,768	5.3	19.00	12/31/2029	1, 5-year option
Alon USA Energy	NR / NR / NR	26,914	4.0	524,824	5.3	19.50	9/30/2023	3, 5-year options
J. Hilburn, Inc.	NR / NR / NR	26,199	3.9	497,781	5.0	19.00	7/31/2021	1, 5-year option
Tach Holdings, Inc.(5)	NR / NR / NR	23,000	3.4	460,000	4.6	20.00	5/31/2027	2, 5-year options
R1 RCM Inc.(6)	NR / NR / NR	23,962	3.6	455,278	4.6	19.00	1/31/2024	1, 5-year option
CBC Restaurant Corp.	NR / NR / NR	29,674	4.4	434,690	4.4	14.65	6/30/2023	2, 5-year options
HS Colo Associates(7)	NR / NR / NR	19,731	3.0	394,620	4.0	20.00	7/31/2033	2, 10-year options
Platinum Dermatology	NR / NR / NR	16,784	2.5	305,964	3.1	18.23	4/30/2025	2, 5-year options
Ten Largest Tenants		345,010	51.6%	$6,312,137	63.4%	$18.30
Remaining Owned Tenants		205,034	30.7	3,641,725	36.6	17.76
Vacant Spaces (Owned Space)		118,110	17.7	NAP	NAP	NAP
Totals / Wtd. Avg. Tenants		668,154	100.0%	$9,953,862	100.0%	$18.10

(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	TBK Bank, SSB subleases 26,199 SF from Alon USA Energy, which SF is included in their 78,597 SF listed in the Tenant Summary. TBK Bank, SSB has signed a direct lease for the subleased space, which will commence in October 2023.

(4)	FPT Operating Co. has occupied a 23,931 SF space at the Park Central Tower Property since 2006. FPT Operating Co. is relocating into a larger 27,672 SF space in January 2020.

(5)	Tach Holdings, Inc. has the one-time right to terminate its lease effective October 31, 2023 with 365 days’ written notice and payment of a termination fee equal to (i) unamortized landlord costs, plus (ii) $124,583.

(6)	R1 RCM Inc. has the one-time right to terminate its lease effective January 31, 2022 with 270 days’ written notice and payment of a termination fee equal to (i) unamortized landlord costs, plus (ii) $119,810.

(7)	HS Colo Associates has the ongoing right to terminate its lease with 120 days’ written notice.

The following table presents certain information relating to the lease rollover schedule for the Park Central Tower property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	1,357	0.2	0.2%	22,838	0.2	$16.83	1
2021	47,045	7.0	7.2%	851,243	8.6	$18.09	6
2022	54,556	8.2	15.4%	894,119	9.0	$16.39	6
2023	194,848	29.2	44.6%	3,508,423	35.2	$18.01	19
2024	31,673	4.7	49.3%	604,164	6.1	$19.08	5
2025	28,980	4.3	53.6%	556,329	5.6	$19.20	5
2026	110,720	16.6	70.2%	1,935,804	19.4	$17.48	6
2027	33,462	5.0	75.2%	660,556	6.6	$19.74	2
2028	0	0.0	75.2%	0	0.0	$0.00	0
2029	27,672	4.1	79.4%	525,768	5.3	$19.00	1
2030 & Thereafter	19,731	3.0	82.3%	394,620	4.0	$20.00	1
Vacant	118,110	17.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	668,154	100.0%		$9,953,862	100.0%	$18.10	52

(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to the historical leasing at the Park Central Tower property:

Historical Leased %(1)

2016	2017	2018	As of 10/1/2019(2)
83.2%	85.4%	84.9%	82.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated October 1, 2019.

LOAN #13: PARK CENTRAL tower

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Central Tower property:

Cash Flow Analysis(1)

	2016(2)	2017(2)	2018	TTM 9/30/2019	Underwritten(3)	Underwritten $ per SF
Base Rent	$7,734,634	$8,854,976	$9,247,907	$9,407,191	$9,953,862	$14.90
Vacant Income	0	0	0	0	2,362,200	3.54
Reimbursements	102,634	85,320	357,378	167,104	198,489	0.30
Gross Potential Rent	$7,837,268	$8,940,296	$9,605,285	$9,574,295	$12,514,551	$18.73
Economic Vacancy & Credit Loss	0	0	0	0	(2,362,200)	(3.54)
Other Income	559,197	652,339	641,041	646,069	646,069	0.97
Effective Gross Income	$8,396,465	$9,592,635	$10,246,326	$10,220,364	$10,798,420	$16.16

Real Estate Taxes	$1,036,381	$1,116,894	$1,384,240	$1,368,907	$1,368,064	$2.05
Insurance	101,953	105,984	110,049	116,292	120,274	0.18
Management Fee	183,368	178,207	220,121	270,957	323,953	0.48
Other Operating Expenses	2,912,221	2,947,771	2,943,873	2,790,348	2,790,348	4.18
Total Operating Expenses	$4,233,923	$4,348,856	$4,658,283	$4,546,504	$4,602,639	$6.89

Net Operating Income(4)	$4,162,542	$5,243,779	$5,588,043	$5,673,860	$6,195,782	$9.27
TI/LC	0	0	0	0	720,342	1.08
Replacement Reserves	0	0	0	0	160,357	0.24
Net Cash Flow	$4,162,542	$5,243,779	$5,588,043	$5,673,860	$5,315,083	$7.95

Occupancy	83.2%	85.4%	84.9%	82.3%	81.1%(5)
NOI Debt Yield(6)	6.9%	8.7%	9.3%	9.5%	10.3%
NCF DSCR(6)	1.21x	1.52x	1.62x	1.65x	1.54x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, retail lease tenant improvement concessions, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2017 Net Operating Income is higher than 2016 Net Operating Income primarily due to approximately $950,000 in new and renewal leases.

(3)	Underwritten cash flow based on contractual rents as of October 1, 2019 and contractual rent steps through August 2020 totaling $129,870.

(4)	Underwritten Net Operating Income is higher than TTM 9/30/2019 Net Operating Income primarily due to an increase in underwritten rents during the trailing 12 months of approximately $700,000 in lease renewals and rent steps.

(5)	Represents an underwritten vacancy of 18.9%.

(6)	Debt metrics calculated based on Park Central Tower Loan Combination.

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LOAN #14: SHOPPES AT PARMA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		LCF
Location (City/State)	Parma, Ohio	Cut-off Date Balance(2)		$35,000,000
Property Type	Retail	Cut-off Date Balance per SF(1)		$78.59
Size (SF)	726,275	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 10/3/2019	93.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/3/2019	93.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1955 / 2016	Mortgage Rate		4.18000%
Appraised Value	$87,300,000	Original Term to Maturity (Months)		120
Appraisal Date	8/29/2019	Original Amortization Term (Months)		360
Borrower Sponsors	Mehrdad Mottahedeh; David Mottahedeh	Original Interest Only Period (Months)		NAP
Property Manager	Self-Managed	First Payment Date		1/6/2020
		Maturity Date		12/6/2029

Underwritten Revenues	$9,956,513
Underwritten Expenses	$3,633,806	Escrows
Underwritten Net Operating Income (NOI)	$6,322,706		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,814,314	Taxes	$1,005,412	$143,630
Cut-off Date LTV Ratio(1)	65.4%	Insurance	$33,183	$11,061
Maturity Date LTV Ratio(1)	52.3%	Replacement Reserves	$0	$12,105
DSCR Based on Underwritten NOI/NCF(1)	1.89x / 1.74x	TI/LC(3)	$0	$30,261
Debt Yield Based on Underwritten NOI/NCF(1)	11.1% / 10.2%	Deferred Maintenance Reserve	$30,000	$0
		Other(4)	$1,022,692	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$57,075,000	68.4%	Purchase Price	$80,550,000	96.6%
Principal’s New Equity Contribution	26,340,456	31.6	Reserves	2,091,287	2.5
			Closing Costs	774,169	0.9

Total Sources	$83,415,456	100.0%	Total Uses	$83,415,456	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Shoppes at Parma Loan Combination.

(2)	The Cut-off Date Balance of $35,000,000 represents the controlling note A-1-A of a $57,075,000 loan combination evidenced by three pari passu notes.

(3)	The TI/LC Reserve is subject to a cap of $1,500,000 as long as Debt Yield Based on Underwritten NCF is greater than or equal to 10%.

(4)	Upfront Other reserve consists of (i) $772,692 for Chick Fil A Reserve and (ii) $250,000 for JCP Roof Reserve.

The table below summarizes the promissory notes that comprise the Shoppes at Parma Loan Combination. The relationship between the holders of the Shoppes at Parma Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$35,000,000	$35,000,000	CGCMT 2019-C7	Yes
Note A-2-A	$14,000,000	$14,000,000	UBS 2019-C18(1)	No
Note A-3-A	$8,075,000	$8,075,000	LCF(2)	No
Total / Wtd. Avg.	$57,075,000	$57,075,000
(1)	Expected to be contributed to the UBS 2019-C18 securitization which has not yet closed.

(2)	Expected to be contributed to one or more future securitizations.

LOAN #14: SHOPPES AT PARMA

The following table presents certain information relating to the major tenants at the Shoppes at Parma property:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Renewal / Extension Options
Walmart	AA / Aa2/ AA	179,982	24.8%	$425,000	6.9%	$2.36	2/28/2031	NAV	NAV	9, 5-year options
J.C. Penney	NR / Caa1 / CCC	160,961	22.2	238,642	3.9	1.48	11/30/2023	$54	2.7%	6, 5-year options
Dick’s Sporting Goods, Inc.	NR / NR / NR	50,000	6.9	500,000	8.2	10.00	1/31/2026	$128	12.8%	4, 5-year options
Marc’s	NR / NR / NR	48,688	6.7	482,000	7.9	9.90	12/31/2027	$410	4.5%	None
Burlington Coat Factory	NR / Ba1 / BB+	45,079	6.2	472,500	7.7	10.48	2/28/2030	NAV	NAV	4, 5-year options
Fitworks	NR / NR / NR	25,231	3.5	178,917	2.9	7.09	4/30/2026	$55	25.4%	1, 5-year option
Chuck E. Cheese	NR / NR / NR	13,500	1.9	141,750	2.3	10.50	5/31/2022	NAV	NAV	None
Old Navy	NR / Baa2 / BB+	12,803	1.8	192,045	3.1	15.00	12/31/2028	$320	6.6%	2, 5-year options
Shoe Dept.	NR / NR / NR	10,752	1.5	182,784	3.0	17.00	11/30/2026	$154	16.2%	2, 5-year options
Ulta	NR / NR / NR	10,002	1.4	220,044	3.6	22.00	11/30/2026	NAV	NAV	2, 5-year options
Ten Largest Owned Tenants		556,998	76.7%	$3,033,682	49.6%	$5.45
Remaining Owned Tenants		120,185	16.5	3,086,640	50.4	25.68
Vacant Spaces (Owned Space)		49,092	6.8	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		726,275	100.0%	$6,120,323	100.0%	$9.04

(1)	Based on the underwritten rent roll dated October 3, 2019. Certain tenants may have co-tenancy provisions.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower and reflect year-end 2018 sales for J.C. Penney, TTM sales as of March 2019 for Dick’s Sporting Goods, Inc,, TTM sales as of July 2019 for Marc’s, TTM sales as of August 2019 for Shoe Dept., and Annualized 9 Months sales as of August 2019 for Old Navy.

The following table presents certain information relating to the lease rollover schedule at the Shoppes at Parma property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0	0	0.0%	0.00	0
2020	8,719	1.2	1.2	203,434	3.3%	23.33	5
2021	7,223	1.0	2.2	160,682	2.6%	22.25	3
2022	15,700	2.2	4.4	216,550	3.5%	13.79	2
2023	166,530	22.9	27.3	409,639	6.7%	2.46	4
2024	3,110	0.4	27.7	93,530	1.5%	30.07	2
2025	20,898	2.9	30.6	537,061	8.8%	25.70	6
2026	110,149	15.2	45.8	1,529,486	25.0%	13.89	10
2027	80,692	11.1	56.9	1,213,017	19.8%	15.03	11
2028	20,307	2.8	59.7	400,637	6.5%	19.73	5
2029	13,394	1.8	61.5	244,086	4.0%	18.22	3
2030 & Thereafter	230,461	31.7	93.2	1,112,200	18.2%	4.83	4
Vacant	49,092	6.8	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	726,275	100.0%		$6,120,323	100.0%	$9.04	55

(1)	Calculated based on approximate square footage occupied by each tenant.

LOAN #14: SHOPPES AT PARMA

The following table presents certain information relating to historical leasing at the Shoppes at Parma property:

Historical Leased %(1)

	2016	2017	2018	As of 10/3/2019(2)
Owned Space	88.7%	82.7%	87.6%	93.2%

(1)	As provided by the borrower which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated October 3, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes at Parma property:

Cash Flow Analysis(1)

	2016		2017		2018		TTM 9/30/2019		Underwritten(2)		Underwritten $ per SF
Base Rent	$3,905,994		$4,594,893		$4,381,720		$5,465,168		$6,088,968		$8.38
Rent Steps	0		0		0		0		31,355		$0.04
Percentage Rent	71,652		298,655		395,349		159,508		0		$0.00
Gross Up Vacancy	0		0		0		0		668,840		$0.92
Total Rent	$3,977,646		$4,893,549		$4,777,069		$5,624,676		$6,789,163		$9.35
Total Reimbursables	1,099,497		1,301,123		1,902,918		2,199,953		2,942,051		$4.05
Other Income(3)(5)	142,729		137,059		$204,665		184,983		1,194,430		$1.64
Less Vacancy & Credit Loss	0		0		0		0		(969,131)		($1.33)
Effective Gross Income	$5,219,872		$6,331,731		$6,884,652		$8,009,611		$9,956,513		$13.71

Total Operating Expenses	$3,547,820		$2,666,119		$3,169,192		$3,153,863		$3,633,806		$5.00

Net Operating Income	$1,672,052		$3,665,611		$3,715,460		$4,855,749		$6,322,706		$8.71
TI/LC	0		0		0		0		363,138		0.50
Capital Expenditures	0		0		0		0		145,255		0.20
Net Cash Flow	$1,672,052		$3,665,611		$3,715,460		$4,855,749		$5,814,314		$8.01

Occupancy	88.7%		82.7%		87.6%		90.0%		90.0	%(4)
NOI Debt Yield	2.9%		6.4%		6.5%		8.5%		11.1%
NCF DSCR	0.50	x	1.10	x	1.11	x	1.45	x	1.74	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of October 3, 2019 and rent steps through June 1, 2020.

(3)	Other Income includes metered utilities and excess tax increment financing (“TIF”) revenue reimbursed to the borrower sponsor.

(4)	Represents the underwritten economic vacancy of 10.0%.

(5)	The Shoppes at Parma property benefits from a TIF with Parma, Ohio that runs through 2043. In connection with the TIF, the borrower is responsible for making certain payments to the city in lieu of full real estate taxes, which amounts will be applied to payment of debt service and administrative expenses on the underlying TIF bonds and the excess (“Excess TIF Revenue”) will be reimbursed to the borrower up to $73,869,196. The lender underwrote the Borrower Sponsor is expected to receive in excess of $1,000,000 per year in Excess TIF Revenue through until the TIF expiration expires in 2043. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

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LOAN #15: Town center at Sterling

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF(2)
Location (City/State)	Sterling, Virginia	Cut-off Date Balance		$33,600,000
Property Type	Retail	Cut-off Date Balance per SF		$183.04
Size (SF)	183,570	Percentage of Initial Pool Balance		2.9%
Total Occupancy as of 8/21/2019	87.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/21/2019	87.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1973 / NAP	Mortgage Rate		3.86000%
Appraised Value	$45,000,000	Original Term to Maturity (Months)		120
Appraisal Date	10/10/2019	Original Amortization Term (Months)		360
Borrower Sponsor(1)	Gary D. Rappaport and Gary D.	Original Interest Only Period (Months)		36
	Rappaport Revocable Trust	First Payment Date		12/6/2019
Property Manager	Rappaport Management	Maturity Date		11/6/2029
	Company
Underwritten Revenues	$4,500,067
Underwritten Expenses	$994,115	Escrows
Underwritten Net Operating Income (NOI)	$3,505,952		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,294,846	Taxes	$0	$43,755
Cut-off Date LTV Ratio	74.7%	Insurance	$21,354	$2,260
Maturity Date LTV Ratio	64.4%	Replacement Reserves	$0	$2,295
DSCR Based on Underwritten NOI / NCF	1.85x / 1.74x	TI/LC(3)	$500,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.8%	Other(4)	$519,630	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$33,600,000	73.8%	Purchase Price	$43,502,936	95.6%
Principal’s New Equity Contribution	11,833,785	26.0	Reserves	1,040,984	2.3
Other Sources	75,000	0.2	Closing Costs	964,864	2.1

Total Sources	$45,508,785	100.0%	Total Uses	$45,508,785	100.0%

(1)	Gary D. Rappaport and Gary D. Rappaport Revocable Trust are the non-recourse carveout guarantors under the Town Center at Sterling loan documents.

(2)	RMF is Rialto Mortgage Finance, LLC.

(3)	The TI/LC reserve has a cap of $500,000. On each monthly payment date, the borrower is required to make deposits of $15,298 into the TI/LC account if the account balance falls below $500,000.

(4)	Upfront Other reserve consists of the following amounts for (i) $275,531 for unfunded tenant obligations for Banfield Pet Hospital and Shiney’s II, (ii) $207,874 for free rent for Banfield Pet Hospital and Shiney’s II, and (iii) $36,225 for immediate repairs.

The following table presents certain information relating to the major tenants at the Town Center at Sterling property:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)	Occupancy Cost(4)	Renewal / Extension Options
Giant	BBB+ / Baa1 / BBB	46,935	25.6%	$659,906	18.5%	$14.06	12/31/2028	$382	4.9%	3, 5-year options
Capital One	A- / Baa1 / BBB	5,940	3.2	228,155	6.4	38.41	2/29/2024	NA	NA	3, 10-year options
Planet Fitness	NR / NR / NR	24,475	13.3	175,486	4.9	7.17	6/30/2028	NA	NA	3, 5-year options
Silkway	NR / NR / NR	4,850	2.6	154,376	4.3	31.83	4/30/2023	NA	NA	None
7-Eleven	NR / A1 / AA-	2,400	1.3	152,760	4.3	63.65	10/31/2023	NA	NA	None
Dollar Tree	NR / Baa3 / BBB-	9,201	5.0	147,216	4.1	16.00	1/31/2022	$254	8.3%	1, 5-year option
Sterling Appliance	NR / NR / NR	2,906	1.6	134,693	3.8	46.35	6/30/2029	$1,464	3.6%	None
Firestone	NR / A2 / A	4,500	2.5	133,650	3.7	29.70	2/29/2024	NA	NA	None
Kids First Swim School	NR / NR / NR	7,800	4.2	132,990	3.7	17.05	6/30/2023	NA	NA	2, 5-year options
Banfield Pet Hospital	NR / A1 / A	3,100	1.7	132,804	3.7	42.84	3/31/2030	NA	NA	2, 5-year options
Ten Largest Owned Tenants		112,107	61.1%	$2,052,036	57.4%	$18.30
Remaining Owned Tenants		48,472	26.4	1,522,961	42.6	31.42
Vacant Spaces (Owned Space)		22,991	12.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants(5)		183,570	100.0%	$3,574,996	100.0%	$22.26

(1)	Based on the underwritten rent roll dated August 21, 2019. Certain tenants may have co-tenancy provisions.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through December 1, 2020, totaling $49,938.

(4)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower and reflect fiscal year end 2018 for Giant, TTM sales as of July 2019 for Dollar Tree and 2018 year end for Sterling Appliance.

(5)	McDonald’s operates under a 66-year ground lease with a lease expiration of July 24, 2039. McDonald’s square footage is counted as 1 square foot for the purpose of underwriting, and the total McDonald’s UW Base Rent of $175,617 is included.

LOAN #15: Town center at Sterling

The following table presents certain information relating to the lease rollover schedule at the Town Center at Sterling property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	10,077	5.5	5.5%	214,462	6.0	21.28	2
2022	31,749	17.3	22.8%	736,303	20.6	23.19	9
2023	18,256	9.9	32.7%	605,833	16.9	33.19	5
2024	11,440	6.2	39.0%	418,185	11.7	36.55	3
2025	2,527	1.4	40.3%	68,431	1.9	27.08	1
2026	0	0.0	40.3%	0	0.0	0.00	0
2027	4,035	2.2	42.5%	174,822	4.9	43.33	2
2028	71,410	38.9	81.4%	835,392	23.4	11.70	2
2029	7,984	4.3	85.8%	213,148	6.0	26.70	2
2030 & Thereafter	3,101	1.7	87.5%	308,421	8.6	99.46	2
Vacant	22,991	12.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(3)	183,570	100.0%		$3,574,996	100.0%	$22.26	28

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through December 1, 2020, totaling $49,938.

(3)	McDonald’s operates under a 66-year ground lease with a lease expiration of July 24, 2039. McDonald’s square footage of 1 square foot is included for the purpose of underwriting, and McDonald’s UW Base Rent of $175,617 is included. The UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes the annual UW Base Rent associated with the McDonald’s pad site.

The following table presents certain information relating to historical leasing at the Town Center at Sterling property:

Historical Leased %(1)

	2016	2017	2018	As of 8/21/2019(2)
Owned Space	90.2%	90.0%	87.4%	87.5%

(1)	As provided by the borrower which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 21, 2019.

LOAN #15: Town center at Sterling

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Town Center at Sterling property:

Cash Flow Analysis(1)

	2017	2018	TTM 9/30/2019	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$3,201,766	$3,377,477	$3,415,173	$3,525,059	$19.20
Rent Steps	0	0	0	49,938	0.27
Straight Line Rent	0	0	0	36,305	0.20
Gross Up Vacancy	0	0	0	295,185	1.61
Total Rent	$3,201,766	$3,377,477	$3,415,173	$3,906,486	$21.28
Total Reimbursables	900,368	879,416	842,523	899,998	4.90
Other Income(4)	54,165	71,298	62,933	62,933	0.34
Less Vacancy & Credit Loss	(0)	(0)	(0)	(369,350)(5)	($2.01)
Effective Gross Income	$4,156,299	$4,328,191	$4,320,629	$4,500,067	$24.51

Total Operating Expenses	$982,036	$1,006,606	$989,208	$994,115	$5.42

Net Operating Income	$3,174,263	$3,321,585	$3,331,421	$3,505,952	$19.10
TI/LC	0	0	0	183,570	1.00
Capital Expenditures	0	0	0	27,536	0.15
Net Cash Flow	$3,174,263	$3,321,585	$3,331,421	$3,294,846	$17.95

Occupancy	90.0%	87.4%	85.8%	87.5%
NOI Debt Yield	9.4%	9.9%	9.9%	10.4%
NCF DSCR	1.68x	1.76x	1.76x	1.74x

(1)	Certain items such as, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of August 21, 2019 and rent steps through December 1, 2020.

(3)	McDonald’s operates under a 66-year ground lease with a lease expiration of July 24, 2039. McDonald’s UW Base Rent of $175,617 is included in the UW Base Rent.

(4)	Other Income includes temporary tenants’ income, late charges, forfeited deposits, and admin fees.

(5)	Represents the underwritten economic vacancy of 7.7%.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Refinance	34	$735,949,570	64.6%	$21,645,576	1.99x	3.971%	117	59.4%	56.3%
Acquisition	20	401,098,000	35.2	$20,054,900	2.00x	3.953%	118	66.3%	60.0%
Recapitalization	1	2,100,000	0.2	$2,100,000	1.34x	4.923%	120	48.8%	40.1%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	26	$629,670,908	55.3%	$24,218,112	2.18x	3.878%	117	58.6%	58.6%
Interest Only, Then Amortizing(2)	15	304,325,000	26.7	$20,288,333	1.60x	3.984%	119	69.0%	60.3%
Amortizing (30 Years)	10	124,378,662	10.9	$12,437,866	1.81x	4.303%	115	63.2%	51.3%
Amortizing (27 Years)	1	40,000,000	3.5	$40,000,000	1.99x	4.128%	120	52.6%	39.8%
Amortizing (50 Years)	1	38,750,000	3.4	$38,750,000	2.62x	3.980%	120	61.9%	57.1%
Interest Only - ARD	2	2,023,000	0.2	$1,011,500	1.84x	4.670%	120	70.0%	70.0%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
854,000 - 4,999,999	6	$13,353,000	1.2%	$2,225,500	1.81x	4.412%	110	57.6%	54.2%
5,000,000 - 9,999,999	9	65,875,000	5.8	$7,319,444	1.86x	4.169%	120	65.2%	58.5%
10,000,000 - 19,999,999	17	234,623,662	20.6	$13,801,392	1.91x	4.016%	117	64.0%	58.7%
20,000,000 - 29,999,999	5	120,525,000	10.6	$24,105,000	1.79x	4.099%	120	67.3%	63.7%
30,000,000 - 39,999,999	10	346,873,246	30.5	$34,687,325	1.96x	3.995%	114	64.0%	58.6%
40,000,000 - 49,999,999	5	207,897,662	18.3	$41,579,532	1.99x	3.785%	120	62.2%	58.5%
50,000,000 - 50,000,000	3	150,000,000	13.2	$50,000,000	2.43x	3.838%	120	47.1%	47.1%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

	Min	$854,000
	Max	$50,000,000
	Average	$20,711,774

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1.30 - 1.50	4	$42,810,000	3.8%	$10,702,500	1.38x	4.226%	116	70.1%	62.4%
1.51 - 2.00	35	703,682,570	61.8	$20,105,216	1.75x	4.013%	119	64.9%	59.2%
2.01 - 2.50	9	168,715,000	14.8	$18,746,111	2.27x	3.790%	119	61.8%	60.3%
2.51 - 2.89	7	223,940,000	19.7	$31,991,429	2.66x	3.903%	111	50.6%	49.6%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

	Min	1.30
	Max	2.89
	Weighted Avg.	1.99

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
3.400 - 4.000	26	$639,135,908	56.1%	$24,582,150	2.04x	3.745%	120	64.0%	61.2%
4.001 - 4.500	23	478,358,662	42.0	$20,798,203	1.93x	4.226%	114	58.9%	53.0%
4.501 - 5.000	5	19,473,000	1.7	$3,894,600	1.86x	4.732%	120	62.1%	52.4%
5.001 - 5.090	1	2,180,000	0.2	$2,180,000	1.41x	5.090%	59	61.9%	59.2%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

	Min	3.400%
	Max	5.090%
	Weighted Avg.	3.966%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
32.6 - 39.9	1	$50,000,000	4.4%	$50,000,000	2.63x	4.240%	120	32.6%	32.6%
40.0 - 49.9	3	54,500,000	4.8	$18,166,667	2.68x	3.574%	120	48.4%	47.6%
50.0 - 59.9	7	194,940,000	17.1	$27,848,571	2.12x	4.088%	110	56.0%	51.7%
60.0 - 69.9	36	695,254,570	61.0	$19,312,627	1.94x	3.941%	119	64.2%	60.3%
70.0 - 74.7	8	144,453,000	12.7	$18,056,625	1.58x	3.976%	119	73.5%	64.6%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “As Is” appraised value. With respect to six mortgage loans, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using either (i) the "As Stabilized" appraised value which is inclusive of stabilized occupancy and conditions met, (ii) the "As Complete" value which assumes the related property improvements have been completed (iii) the "Hypothetical As Is" value which assumes outstanding reserves are deposited on the origination date of the respective mortgage loan and (iv) the "As Is Extraordinary Assumption" value which assumes certain reserves are in place at the origination. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 62.1%.

	Min	32.6%
	Max	74.7%
	Weighted Avg.	61.8%

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
32.6 - 39.9	3	$92,400,000	8.1%	$30,800,000	2.35x	4.191%	120	41.6%	35.8%
40.0 - 49.9	6	123,900,000	10.9	$20,650,000	2.13x	3.865%	120	54.9%	48.5%
50.0 - 59.9	17	316,448,662	27.8	$18,614,627	2.07x	4.147%	111	61.6%	55.7%
60.0 - 70.0	29	606,398,908	53.2	$20,910,307	1.87x	3.859%	120	66.4%	63.7%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%
(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “As Is” appraised value. With respect to six mortgage loans, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either (i) the "As Stabilized" appraised value which is inclusive of stabilized occupancy and conditions met, (ii) the "As Complete" value which assumes the related property improvements have been completed, (iii) the "Hypothetical As Is" value which assumes outstanding reserves are deposited on the origination date of the respective mortgage loan and and (iv) the "As Is Extraordinary Assumption" value which assumes certain reserves are in place at the origination. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 57.9%.

	Min	32.6%
	Max	70.0%
	Weighted Avg.	57.6%

Distribution of Original Terms to Maturity/ARD (1)

Original Term to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
60	3	$44,930,000	3.9%	$14,976,667	2.48x	4.465%	60	55.5%	54.1%
120	52	1,094,217,570	96.1	$21,042,646	1.97x	3.946%	120	62.1%	57.7%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	60	months
	Max	120	months
	Weighted Avg.	118	months

Distribution of Remaining Terms to Maturity/ARD (1)

Range of Remaining Terms to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
59 - 60	3	$44,930,000	3.9%	$14,976,667	2.48x	4.465%	60	55.5%	54.1%
119 - 120	52	1,094,217,570	96.1	$21,042,646	1.97x	3.946%	120	62.1%	57.7%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	59	months
	Max	120	months
	Weighted Avg.	117	months

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	28	$631,693,908	55.5%	$22,560,497	2.18x	3.880%	117	58.6%	58.6%
324	1	40,000,000	3.5	40,000,000	1.99x	4.128%	120	52.6%	39.8%
360	25	428,703,662	37.6	$17,148,146	1.66x	4.077%	118	67.3%	57.7%
600	1	38,750,000	3.4	$38,750,000	2.62x	3.980%	120	61.9%	57.1%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	324	months
	Max	600	months
	Weighted Avg.	375	months

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	28	$631,693,908	55.5%	$22,560,497	2.18x	3.880%	117	58.6%	58.6%
324	1	40,000,000	3.5	$40,000,000	1.99x	4.128%	120	52.6%	39.8%
359 - 360	25	428,703,662	37.6	$17,148,146	1.66x	4.077%	118	67.3%	57.7%
600	1	38,750,000	3.4	$38,750,000	2.62x	3.980%	120	61.9%	57.1%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	324	months
	Max	600	months
	Weighted Avg.	375	months

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Periods (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
12	2	$12,900,000	1.1%	$6,450,000	1.95x	4.396%	120	64.5%	53.5%
24	3	$63,055,000	5.5%	$21,018,333	1.57x	4.040%	118	64.7%	54.8%
30	1	$19,400,000	1.7%	$19,400,000	1.59x	3.828%	119	62.6%	53.2%
36	5	$97,255,000	8.5%	$19,451,000	1.70x	3.980%	119	71.0%	61.4%
48	1	$12,215,000	1.1%	$12,215,000	1.60x	3.980%	119	69.0%	61.2%
60	3	$99,500,000	8.7%	$33,166,667	1.47x	3.931%	119	71.6%	64.9%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	48	$993,755,908	87.2%	$20,703,248	2.01x	3.972%	117	61.3%	57.4%
Defeasance or Yield Maintenance	4	82,313,000	7.2	$20,578,250	2.04x	3.733%	120	64.5%	61.3%
Yield Maintenance	3	63,078,662	5.5	$21,026,221	1.67x	4.177%	119	66.8%	56.0%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

Distribution of Debt Yields on Underwritten Net Operating Income(1)

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
6.6 - 7.9	14	$277,590,908	24.4%	$19,827,922	1.78x	3.872%	120	64.6%	64.1%
8.0 - 8.9	5	89,769,000	7.9	$17,953,800	2.04x	3.953%	119	60.4%	60.2%
9.0 - 9.9	13	251,957,662	22.1	$19,381,359	1.81x	3.946%	119	67.4%	61.6%
10.0 - 10.9	8	205,490,000	18.0	$25,686,250	2.18x	3.757%	120	59.6%	55.3%
11.0 - 14.9	13	294,790,000	25.9	$22,676,154	2.17x	4.204%	111	56.6%	49.5%
15.0 - 15.4	2	19,550,000	1.7	$9,775,000	2.36x	4.240%	120	58.9%	47.2%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%

(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan.

	Min	6.6%
	Max	15.4%
	Weighted Avg.	9.9%

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
6.5 - 7.9	14	$277,590,908	24.4%	$19,827,922	1.78x	3.872%	120	64.6%	64.1%
8.0 - 8.9	15	315,343,000	27.7	$21,022,867	1.86x	3.869%	119	64.1%	60.0%
9.0 - 9.9	11	257,088,662	22.6	$23,371,697	2.04x	3.909%	119	63.6%	57.8%
10.0 - 10.9	4	69,500,000	6.1	$17,375,000	1.99x	4.136%	120	63.4%	54.6%
11.0 - 14.9	10	217,225,000	19.1	$21,722,500	2.38x	4.238%	108	52.5%	46.6%
15.0 - 15.2	1	2,400,000	0.2	$2,400,000	2.58x	4.238%	120	45.5%	36.5%
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%	$20,711,774	1.99x	3.966%	117	61.8%	57.6%
(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Cash Flow for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Cash Flow divided by the Cut-off Date Balance of such mortgage loan.

	Min	6.5%
	Max	15.2%
	Weighted Avg.	9.2%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Springing	36	$625,059,570	54.9%
Hard	16	467,338,000	41.0
Soft	2	38,250,000	3.4
None	1	8,500,000	0.7
Total/Avg./Wtd.Avg.	55	$1,139,147,570	100.0%

Distribution of Escrows
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	48	$973,294,570	85.4%
Real Estate Tax	50	$968,257,570	85.0%
TI/LC(2)	20	$461,520,000	70.2%
Insurance	36	$661,493,662	58.1%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Multifamily	24	$338,634,570	29.7%	$14,109,774	1.92x	3.854%	120	63.0%	62.2%
Mid Rise	14	199,190,908	17.5%	14,227,922	1.79x	3.858%	120	63.2%	63.2%
Garden	10	139,443,662	12.2%	13,944,366	2.11x	3.848%	119	62.7%	60.8%
Office	22	$233,763,386	20.5%	$10,625,608	2.18x	3.994%	120	56.5%	53.0%
Suburban	17	163,402,114	14.3%	9,611,889	2.03x	3.954%	120	62.7%	58.2%
CBD	2	60,000,000	5.3%	30,000,000	2.67x	4.100%	120	37.8%	37.8%
Medical	3	10,361,273	0.9%	3,453,758	1.72x	4.015%	119	67.7%	58.6%
Retail	24	$229,888,364	20.2%	$9,578,682	1.63x	4.015%	120	69.4%	59.9%
Anchored	15	201,770,000	17.7%	13,451,333	1.62x	3.975%	120	69.8%	59.6%
Unanchored	6	24,130,273	2.1%	4,021,712	1.72x	4.294%	119	66.2%	61.7%
Single Tenant Retail	2	2,023,000	0.2%	1,011,500	1.84x	4.670%	120	70.0%	70.0%
Shadow Anchored	1	1,965,091	0.2%	1,965,091	1.72x	4.015%	119	67.7%	58.6%
Mixed Use	4	$157,850,000	13.9%	$39,462,500	2.41x	3.789%	120	57.6%	56.4%
Office/Retail	2	88,750,000	7.8%	44,375,000	2.69x	3.702%	120	54.4%	52.3%
Office/Multifamily	1	42,500,000	3.7%	42,500,000	2.17x	3.620%	119	63.6%	63.6%
Retail/Office	1	26,600,000	2.3%	26,600,000	1.88x	4.350%	119	58.8%	58.8%
Hospitality	6	$115,250,000	10.1%	$19,208,333	2.24x	4.336%	98	56.2%	47.9%
Full Service	2	72,500,000	6.4%	36,250,000	2.31x	4.268%	93	52.5%	45.4%
Extended Stay	2	27,400,000	2.4%	13,700,000	2.20x	4.304%	98	62.0%	52.4%
Select Service	1	9,750,000	0.9%	9,750,000	1.93x	4.780%	120	62.9%	51.3%
Limited Service	1	5,600,000	0.5%	5,600,000	1.95x	4.600%	119	62.9%	52.5%
Industrial	29	$36,081,250	3.2%	$1,244,181	1.51x	3.820%	119	68.8%	62.2%
Warehouse/Distribution	22	20,295,000	1.8%	922,500	1.51x	3.820%	119	68.8%	62.2%
Manufacturing	2	12,225,000	1.1%	6,112,500	1.51x	3.820%	119	68.8%	62.2%
Warehouse	5	3,561,250	0.3%	712,250	1.51x	3.820%	119	68.8%	62.2%
Manufactured Housing	2	$23,400,000	2.1%	$11,700,000	1.43x	4.254%	119	69.3%	62.6%
Self Storage	1	$2,180,000	0.2%	$2,180,000	1.41x	5.090%	59	61.9%	59.2%
Other-Leased Fee	1	$2,100,000	0.2%	$2,100,000	1.34x	4.923%	120	48.8%	40.1%
Total / Wtd Avg	113	$1,139,147,570	100%	$10,080,952	1.99x	3.966%	117	61.8%	57.6%
(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 113 mortgaged properties in the CGCMT 2019-C7 trust.

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
New York	17	$310,190,908	27.2%	$18,246,524	2.08x	3.872%	120	56.1%	56.1%
Florida	7	155,245,000	13.6	$22,177,857	2.43x	3.865%	103	60.3%	58.8%
Ohio	9	91,850,000	8.1	$10,205,556	2.12x	4.164%	120	63.8%	54.5%
Texas	5	78,303,662	6.9	$15,660,732	1.63x	4.029%	119	61.2%	51.2%
Michigan	14	68,762,727	6.0	$4,911,623	1.55x	4.154%	119	67.4%	58.5%
New Jersey	5	63,550,000	5.6	$12,710,000	2.08x	3.831%	119	64.7%	61.4%
Pennsylvania	11	57,835,000	5.1	$5,257,727	1.51x	3.908%	120	73.2%	65.4%
California	2	49,400,000	4.3	$24,700,000	2.08x	3.664%	119	63.1%	61.4%
North Carolina	3	44,300,000	3.9	$14,766,667	1.98x	4.371%	120	64.6%	63.6%
Georgia	3	44,000,000	3.9	$14,666,667	1.95x	4.210%	119	57.6%	57.6%
Arizona	1	40,000,000	3.5	$40,000,000	1.99x	4.128%	120	52.6%	39.8%
Virginia	2	35,780,000	3.1	$17,890,000	1.72x	3.935%	115	73.9%	64.1%
Wisconsin	1	25,875,000	2.3	$25,875,000	1.62x	3.984%	120	74.2%	62.5%
Massachusetts	11	16,995,000	1.5	$1,545,000	1.51x	3.820%	119	68.8%	62.2%
Connecticut	8	16,210,000	1.4	$2,026,250	1.76x	4.397%	120	65.3%	55.6%
New Hampshire	5	12,150,000	1.1	$2,430,000	1.51x	3.820%	119	68.8%	62.2%
Kansas	1	12,000,000	1.1	$12,000,000	2.32x	4.250%	120	54.8%	54.8%
Minnesota	1	10,000,000	0.9	$10,000,000	2.89x	3.400%	119	64.0%	64.0%
Maine	2	2,762,273	0.2	$1,381,136	1.67x	3.967%	119	68.0%	59.5%
Rhode Island	2	1,657,500	0.1	$828,750	1.51x	3.820%	119	68.8%	62.2%
Illinois	1	1,169,000	0.1	$1,169,000	1.81x	4.670%	120	70.0%	70.0%
Missouri	1	854,000	0.1	$854,000	1.88x	4.670%	120	70.0%	70.0%
Vermont	1	257,500	0.0	$257,500	1.51x	3.820%	119	68.8%	62.2%
Total	113	$1,139,147,570	100.0%	$10,080,952	1.99x	3.966%	117	61.8%	57.6%

(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:

CONTACT INFORMATION	CONTENTS

	Distribution Summary	2

	Distribution Summary (Factors)	3

	Interest Distribution Detail	4

	Principal Distribution Detail	5

	Reconciliation Detail	6

	Stratification Detail	7

	Mortgage Loan Detail	11

	NOI Detail	12

	Delinquency Loan Detail	13

	Appraisal Reduction Detail	15

	Loan Modification Detail	17

	Specially Serviced Loan Detail	19

	Unscheduled Principal Detail	21

	Liquidated Loan Detail	23

Deal Contact:

Reports Available at sf.citidirect.com	D-1

Distribution Date: Determination Date:

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-2

Distribution Date: Determination Date:

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3

Distribution Date: Determination Date:

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4

Distribution Date: Determination Date:

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5

Distribution Date: Determination Date:	Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	D-6

Distribution Date:
Determination Date:

Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7

Distribution Date:
Determination Date:

Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8

Distribution Date:
Determination Date:

Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9

Distribution Date:
Determination Date:

Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10

Distribution Date:
Determination Date:

Mortgage Loan Detail
Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11

Distribution Date:
Determination Date:

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12

Distribution Date:
Determination Date:

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13

Distribution Date:
Determination Date:

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14

Distribution Date:
Determination Date:

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15

Distribution Date:
Determination Date:

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16

Distribution Date:
Determination Date:

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17

Distribution Date:
Determination Date:

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18

Distribution Date:
Determination Date:	Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19

Distribution Date:
Determination Date:	Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20

Distribution Date:
Determination Date:	Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals	There is no unscheduled principal activity for the current distribution period.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21

Distribution Date:
Determination Date:	Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals	There is no historical unscheduled principal activity.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22

Distribution Date:
Determination Date:	Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23

Distribution Date:
Determination Date:	Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	D-24

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Sponsor to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan (it being understood that for this purpose a Mortgage Loan that constitutes a part of a Loan Combination is considered a whole loan and not a participation interest in a mortgage loan). At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor or, with respect to an Outside Serviced Mortgage Loan, to the trustee for the related Outside Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Loan Combination does not constitute a participation) or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any subservicing agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the

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Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from the Sponsor constitutes a legal, valid and binding assignment from the Sponsor. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-

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Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

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An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. As of the date of origination and, to the Sponsor’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the date on which interest and/or penalties would first be payable thereon.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer).

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the “Insurance Rating Requirements” (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount

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necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in an amount equal to the lowest of (i) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (ii) the outstanding principal amount of the Mortgage Loan and (iii) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related

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Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of an Outside Serviced Mortgage Loan, to the trustee for the related Outside Securitization Trust). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Based solely on evaluation of the Title Policy (as defined in paragraph 6) and survey, if any, an engineering report or property condition assessment as described in paragraph 10, applicable local law compliance materials as described in paragraph 24, and the ESA (as defined in paragraph 40), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (b) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created. Each Mortgaged Property is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal

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amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable

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governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits and governmental authorizations does not materially and adversely affect the rights of a holder of the related Mortgage Loan or the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following: (i) Mortgagor’s misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by the United States or by a State or any political subdivision or authority of the United States or a State. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Loan Combination) in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required

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to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan with a Cut-off Date Balance greater than $20 million, and to the Sponsor’s knowledge with respect to each Mortgage Loan with a Cut-off Date Balance equal to or less than $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-2; provided, however, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time (or in the case of certain Mortgage Loans, payable at the time of origination) in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent institutional commercial mortgage lenders, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of

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collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any Transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such Transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee, and no such consent has been granted by the Sponsor since the origination of the related Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an Actual/360 Basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result

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in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent institutional commercial mortgage lender in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation

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and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in a state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or no further investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

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(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1-14

ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Citi Real Estate Funding Inc.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Giant Anchored Portfolio (Loan No. 10)	The largest tenant at the Creekside Marketplace Mortgaged Property, Giant, has a right of first refusal to purchase the Mortgaged Property. In the event that the borrower elects to subdivide the Stonehenge Square Mortgaged Property from the shopping center and offers to sell the subdivided property, then the third largest tenant at the Stonehenge Square Mortgaged Property, Monroe Muffler Brake Inc., has a right of first refusal to purchase the subdivided property, unless the sale is to one of the partners of the borrower. The fifth largest tenant at the Parkway Plaza Mortgaged Property, Wendy’s, has a right of first refusal to purchase its leased portion of the Mortgaged Property in the event that the borrower elects to sell such leased portion, other than a sale of the entire Mortgaged Property. The second largest tenant at the Spring Meadow Mortgaged Property, Mavis Tire Supply, LLC, has a right of first refusal to purchase the portion of the premises it leases at the Mortgaged Property. None of the rights of first refusal were subordinated to the Mortgage Loan.
(6) Permitted Liens; Title Insurance	Stanford Court (Loan No. 36)	The owner of a neighboring property has an option to purchase a portion of the parking lot of the Mortgaged Property for $1.00. This portion of the Mortgaged Property is currently subject to an access easement in favor of the owner of the neighboring property. The Mortgage Loan documents provide for a partial release of this portion of the Mortgaged Property, and such portion was not assigned any material value at origination of the Mortgage Loan.
(7) Junior Liens	490-504 Myrtle Avenue (Loan No. 1)	There is an existing mezzanine loan in the amount of $20,000,000 that is secured by interests in the related mortgagor.
(10) Condition of Property	805 Third Avenue (Loan No. 3)	The related borrower failed to file a “Cycle 8C Façade Inspection and Safety Program Report” that was due in February 2019 as required by Local Law 11 of 1998 of the Local Laws of the City of New York (the “LL 11 Report”). The borrower has agreed to complete and pay for all applicable work, fines, cost, and other actions necessary to

E-2-1

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

complete and file the LL 11 Report, and to otherwise cause the Mortgaged Property to comply with Local Law 11 (the “LL 11 Work”) by November 8, 2020. In addition, certain work is required to be completed to cause the Mortgaged Property to comply with all applicable legal requirements relating to the sprinkler systems at the Mortgaged Property. The related borrower has agreed to complete such sprinkler work by November 8, 2020. If an event of default occurs and/or the borrower breaches any of the foregoing obligations, the borrower will be required to deposit within 5 days of lender’s cash or a letter of credit in an amount lender reasonably determines to complete such work. The completion of such work is guaranteed by the related guarantor.

(16) Insurance	All CREFI loans	The Mortgage Loan documents may permit the related mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(16) Insurance	650 Madison Avenue (Loan No. 2)	The mortgagor is only required to obtain flood insurance to the extent the same is commercially available.
(16) Insurance	Giant Anchored Portfolio (Loan No. 10)	With respect to the Scott Town Center Mortgaged Property, the parcel leased to the largest tenant, is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. In addition, other properties have various leased fee pad sites, as follows: (i) Parkway Plaza; and (ii) Spring Meadow Shopping Center. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(16) Insurance	604 Tenth Ave (Loan No. 37)	The Mortgaged Property is subject to a condominium regime that the borrower does not control. In the event that insurance proceeds are $100,000 or less, such amounts will be payable to the board, and in the event that they are more than $100,000, such proceeds will be payable to and held by an insurance trustee designated by the board selected by the condominium board satisfying the requirements of the condominium documents.
(24) Local Law Compliance	Harvey Building Products (Loan No. 7)	The Woburn Mortgaged Property is legal non-conforming as to use. In the event of a casualty as to 50% or more of its assessed value, the Mortgaged Property may not be rebuilt as to its current use. In addition, the Springfield Mortgaged Property is legal non-conforming as to use. Following a casualty, such use may be continued as of right provided that the cost of restoration does not exceed 50%

E-2-2

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
of the fair market value of the building. In addition, certain other Mortgaged Properties with respect to five of such individual Mortgaged Properties, there is a potential insurance proceeds shortfall in the event of a casualty. Under the Mortgage Loan documents, the mortgagor is required to continually maintain insurance containing “Ordinance or Law Coverage” if any of the improvements or the use of the Mortgaged Properties (or any portion thereof) constitute a legal non-conforming structure or use with limits for “Loss Due to Operation of Law” equal to the 100% Full Replacement Cost of the improvements, and coverage for “Demolition Costs” and “Increased Cost of Construction”.
(24) Local Law Compliance (25) Licenses and Permits	East Village Multifamily Portfolio Pool 1 (Loan No. 11)	With respect to the 325 East 10th Street Mortgaged Property, two units are being occupied in violation of historically permitted occupancy, as they were previously converted from commercial use to residential apartments. The building predates the requirement for a certificate of occupancy and no certificate of occupancy has been issued to date. With respect to the 170 East 2nd Street Mortgaged Property, two units are occupied in violation of historically permitted occupancy and municipal violations have been issued in connection therewith. The building predates the requirement for a certificate of occupancy and no certificate of occupancy has been issued to date. With respect to the 49.5 First Avenue Mortgaged Property, the temporary certificate of occupancy currently issued for the Mortgaged Property does not provide for commercial use on the first floor. In addition, the Mortgaged Properties are each subject to various building code and local housing violations.
(24) Local Law Compliance (25) Licenses and Permits	East Village Multifamily Portfolio Pool 2 (Loan No. 4)	With respect to the 199-203 East 4th Street Mortgaged Property, the ground floor apartment at 201 East 4th Street is occupied in violation of historically permitted occupancy, which provides for a store use on the ground floor. The building predates the requirement for a certificate of occupancy and no certificate of occupancy has been issued to date. With respect to the 315 East 10th Street Mortgaged Property, one unit has an outstanding violation related to an impermissible use, as the living room area has been subdivided with a partition wall to create an extra bedroom. In addition, the Mortgaged Properties are each subject to various building code and local housing violations.
(25) Licenses and Permits	405 E 4th Avenue (Loan No. 5)	With respect to the 405 E 4th Avenue Mortgaged Property, the final certificate of occupancy was not available. The Mortgage Loan documents require that the final certificate of occupancy be delivered within 70 days of origination of the Mortgage Loan.

E-2-3

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	805 Third Avenue (Loan No. 3)	The loss carveout with respect to insurance proceeds or condemnation awards or rents following an event of default is limited to misappropriation or conversion, but not misapplication.
(26) Recourse Obligations	650 Madison Avenue (Loan No. 2)

The liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the loan), in each case plus costs and expenses related to enforcement. The two guarantors are severally liable, rather than jointly and severally liable, under the guaranty.

The mortgage loan becomes fully recourse in the event that the mortgagor consents to or files a voluntary petition under the bankruptcy code but such recourse does not include a voluntary petition for “dissolution or liquidation”.

The loss carveout with respect to misappropriation of rents and security deposits is limited to intentional misappropriation of rents and security deposits. The loss carveout with respect to insurance proceeds or condemnation awards is limited to the intentional misapplication, rather than misappropriation, of insurance proceeds or condemnation awards. The loss carveout with respect to fraud is limited to fraudulent acts. The loss carveout for material physical waste is limited to material physical waste by reason of the mortgagor’s intentional physical destruction of the Mortgaged Property or any portion thereof (other than in connection with any alteration undertaken by mortgagor in good faith in accordance with the terms of the Mortgage Loan documents).

(26) Recourse Obligations	Harvey Building Products (Loan No. 7)	Only the related mortgagor executed the environmental indemnity agreement. The related guarantor is not a party to the environmental indemnity agreement, but the related guaranty executed by the guarantor provides that the guarantor is liable for any payment, indemnification or reimbursement obligations pursuant to the related environmental indemnity agreement.

E-2-4

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations

490-504 Myrtle Avenue
(Loan No. 1)

East Village Multifamily Portfolio Pool 2
(Loan No. 4)

East Village Multifamily Portfolio Pool 1
(Loan No. 11)

Coventry Square
(Loan No. 25)

Stanford Court
(Loan No. 36)

The Madison
(Loan No. 42)

Village on the Green
(Loan No. 44)

Recourse relating to rents, insurance proceeds, and awards is limited to misappropriation and conversion, but not misapplication.
(28) Financial Reporting and Rent Rolls	Harvey Building Products (Loan No. 7)	The mortgagor is required to deliver annual operating statements only to the extent that the mortgagor prepares an annual balance sheet, statement of cash flow, profit and loss statement and a statement of change in financial position.
(29) Acts of Terrorism Exclusion	650 Madison Avenue (Loan No. 2)	The Terrorism Cap Amount must be determined without giving effect to the cost of terrorism coverage, but the Mortgage Loan documents do not provide that the Terrorism Cap Amount must be determined without giving effect to the earthquake components of such insurance policies.

E-2-5

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(30) Due on Sale or Encumbrance	650 Madison Avenue (Loan No. 2)

Certain transfers are permitted without lender’s consent, including: (a) any pledge of direct or indirect equity interests in and/or right to distributions from, Vornado Realty L.P. (“VRLP”, Vornado Realty Trust (“VRT”), any Multi-Asset Person, or any of their direct or indirect equity holders or affiliates (other than borrower) to secure a loan to any such person that is secured by all or a substantial portion of any such person’s assets or (b) the transfer or issuance of any securities or any direct or indirect interests in (i) any direct or indirect owner of borrower, in either case, whose securities are publicly traded on a national exchange (including VRLP’s and VRT’s securities) (regardless of whether such transfer or issuance is of publicly traded securities or interests), (ii) any person who directly or indirectly holds such securities or interests, or (iii) any Multi-Asset Person; provided, that, after such transfer or issuance, VRLP, VRT, any entity Controlled by OMERS Administration Corporation and/or eligible qualified owners will continue to control borrower.

“Multi-Asset Person” shall mean a person in respect of which the net operating income from the property (or such portion thereof allocable to such person) is less than fifty percent (50%) of such person’s aggregate gross income.

(31) Single Purpose Entity	Brazilian Court (Loan No. 16)	Prior to the Mortgage Loan, the related mortgagor owned certain residential condominium units within the Mortgaged Property and owned an adjacent parcel, which units and adjacent parcel were transferred to third parties. The Mortgage Loan is recourse against the related mortgagor with respect to any losses caused by the prior ownership of the non-collateral units and the adjacent parcel. The borrower is party to rental program agreements with the owners of 21 residential condominium units at the property which agreements permit the borrower to rent out the applicable unit as a hotel room and share the related revenue therefrom with the unit owner. In addition, two residential units at the related condominium are not owned by the borrower nor subject to a rental program agreement permitting the borrower to rent out such unit as a hotel room. The borrower has a separate agreement with the owners of these two units permitting the borrower to rent out such residential units as hotel rooms and receive all revenues therefrom. The owners of these two residential units have granted the lender an accommodation mortgage lien on the two units, but such owners are not borrowers under the related Mortgage Loan.

E-2-6

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(31) Single Purpose Entity	408 West 130th Street (Loan No. 28)	Prior to the Mortgage Loan, the related mortgagor owned certain other properties located in Brooklyn, New York. The Mortgage Loan is recourse against the related mortgagor with respect to any losses caused by the prior ownership of the non-collateral property. The borrower has a one-time right to transfer the Mortgaged Property in its entirety to a newly formed Delaware limited liability company or a newly formed New York limited liability company that complies with the terms and provisions of the special purpose entity requirements in the Mortgage Loan documents, and that is wholly owned by the borrower, and following such transfer, the Mortgage Loan will not be recourse to such transferee in connection with such prior ownership.
(32) Defeasance	650 Madison Avenue (Loan No. 2)	The Mortgage Loan documents do not provide that the mortgagor may only pledge United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) and rather require securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which in each case are (i) not subject to prepayment, call or early redemption and (ii) in compliance with all requirements of all rating agencies.
(39) Organization of Mortgagor

East Village Multifamily Portfolio Pool 2
(Loan No. 4)

East Village Multifamily Portfolio Pool 1
(Loan No. 11)

Coventry Square
(Loan No. 25)

Stanford Court
(Loan No. 36)

The Madison
(Loan No. 42)

Village on the Green
(Loan No. 44)

The related mortgagors are affiliated.

E-2-7

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Rialto Mortgage Finance, LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Sharon Square (Loan No. 21)	SunTrust Bank, the largest tenant at the Mortgaged Property, has a right of first offer (the “ROFO”) to purchase the Mortgaged Property should the Mortgagor determine to sell the Mortgaged Property or any portion thereof during the term of its lease. The ROFO has been subordinated to the lien of the Mortgage, and will not apply to a successor mortgagor or any other party acquiring an interest in the Mortgaged Property through a foreclosure or deed in lieu of foreclosure; provided, however, the ROFO will apply to subsequent purchasers of the Mortgaged Property. Additionally, the ROFO will not apply to any sale or transfer of a portion of the Mortgaged Property, so long as Mortgagor continues to own at least fifty percent (50%) of the Mortgaged Property after such sale or transfer.
(6) Permitted Liens; Title Insurance	Birdneck Self Storage (Loan No. 52)	Two cell tower tenants, Pinnacle Towers LLC and T-Mobile USA Tower LLC (each of which has designated Crown Castle USA Inc. as its agent), have a right of first refusal (the “ROFR”) to purchase the Mortgaged Property to the extent the Mortgagor receives an offer to purchase from any person or entity engaged in the business of owning, leasing, or acquiring wireless telecommunications facilities. The subordination, nondisturbance and attornment agreements entered into among each respective tenant, lender and Mortgagor provide that the ROFR, will not apply to a successor mortgagor or any other party acquiring an interest in such premises through a foreclosure or deed in lieu of foreclosure; provided, however, the ROFR will apply to subsequent purchasers of the Mortgaged Property.
(16) Insurance	Suburbia Shopping Center (Loan No. 26)	The environmental insurance coverage for the Mortgaged Property has a $250,000 deductible, which may be considered higher than customary.
(24) Local Law Compliance	Town Center at Sterling (Loan No. 15)	The Mortgaged Property is currently legally non-conforming with respect to a deficiency of 43 parking spaces as a result construction work being done by McDonalds, a ground lease tenant. According to the borrower, McDonalds is using that portion of the parking area to store construction equipment during the renovation process. Upon completion of the construction, the parking spaces will be available for use again.

E-2-8

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(25) Licenses and Permits	Homewood Suites - Eatontown (Loan No. 27)	The liquor license is held by the property manager, an affiliate of the prior owner of the Mortgaged Property, not an affiliate of the Mortgagor.
(26) Recourse Obligations	Evergreen at Southwood (Loan No. 17)	The guarantor’s liability under the guaranty is capped at $25,000,000, which is less than the original principal balance of the Mortgage Loan, except that such cap does not apply to (a) costs incurred by the lender in enforcing the guaranty, (b) any liability arising pursuant to the environmental indemnity agreement, (c) any liability for fraud, intentional or material misrepresentation by the Mortgagor, the guarantor or any affiliate in connection with the Mortgage Loan, and (d) liability for the securitization indemnification obligations of the Mortgagor and the guarantor.

E-2-9

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Ladder Capital Finance LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Highland Commons (Loan No. 45)	The second largest tenant, Elite Insurance Partners, LLC, has a right of first offer to purchase the Mortgaged Property in the event that the Mortgagor intends to market the Mortgaged Property for sale. The right of first offer is subordinate to the Mortgage and will not apply to a foreclosure, deed-in-lieu of foreclosure or similar transfer by the lender.
(6) Permitted Liens; Title Insurance	All LCF Mortgage Loans	The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
(13) Actions Concerning Mortgage Loan	Royal Ridge Apartments (Loan No. 35)	One of the two joint and several non-recourse carveout guarantors and a principal of the related borrower sponsor, Scott Asner, is one of the joint and several defendants in a class action suit relating to a Native American tribal lending enterprise that provided high interest rate consumer loans. Allegations include, among other things, (i) violations of the Racketeer Influenced and Corrupt Organizations Act; (ii) violations of Virginia usury laws; and (iii) unjust enrichment. Plaintiffs seek actual damages, treble damages and costs, recovery of all amounts repaid by Virginia consumers on loans made by the tribal lending entities, the total amount of interest received, plus twice the amount of interest paid within the two year period preceding the complaint.

E-2-10

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	All LCF Mortgage Loans

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 16, even where terrorism insurance is required, and regardless of whether TRIPRA or a similar or subsequent statue is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of the origination of the related Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the related Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Even if any material part of the improvements, exclusive of a parking lot, located on the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related loan documents do not require “any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization”, provided, however, that the related loan documents do require “such greater amount as Lender shall require” in excess of the maximum amount available under the National Flood Insurance Program.

E-2-11

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Subject to the other exceptions to Representation and Warranty No. 16, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.
(16) Insurance	Shoppes at Parma (Loan No. 14)

The building located at 6688 Ridge Road may have an umbrella liability limit in an amount not less than $10,000,000 per occurrence and on terms consistent with the commercial general liability insurance policy required under the Mortgage Loan documents, provided that upon renewal of such policy the borrower is required to increase the umbrella limit of such policy to an amount not less than $25,000,000 per occurrence.

The bond trustee, currently Huntington National Bank, of the $10,000,000 in business development revenue bonds, issued by the Cleveland-Cuyahoga County Port Authority, may hold insurance proceeds in connection with the repair or restoration of all or part of the related Mortgaged Property.

E-2-12

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)

With respect to each of the Mortgaged Properties listed, the related Mortgagor is permitted to rely on the insurance provided by the single tenant under its lease (and is not required to comply with the insurance provisions under the related Mortgage Loan agreement) provided, with respect to each single tenant lease, (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing, (iii) the sole tenant is permitted to rebuild and/or repair the related Mortgaged Property and is not entitled to rent abatement, and (iv) the sole tenant maintains the insurance required to be maintained by it under its lease as of the date of the related loan agreement or as otherwise approved by the lender in writing. The insurance required under the related lease may not satisfy the requirements of this representation and warranty.

Notwithstanding anything to the contrary described in the prior paragraph: if, at any time after the date of the related loan agreement, the insurance policies maintained by the related sole tenant are modified to decrease the type or amount of coverage required or if the related insurers rating is below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then the related Mortgagor is required to obtain and maintain, at its sole cost and expense, insurance that satisfies the requirements under the related lease (as of the date of the related loan agreement) with an insurance company that satisfies the Minimum Insurer Ratings.

(19) No Contingent Interest or Equity Participation	Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)	The borrower sponsor is Ladder Capital CRE Equity LLC, an affiliate of the Seller.
(24) Local Law Compliance	Memorial West/EAV Portfolio (Loan No. 18)	Five of the Mortgaged Properties are legally non-conforming for structure for various reasons and the portion of the Glenwood Gresham Mortgaged Property that is used for residential use is legally non-conforming for use. The borrower obtained law and ordinance insurance in connection with Mortgage Loan origination. In the event of damage to the structure that exceeds 60% of the replacement cost at the time of destruction, restoration to its prior condition will require a special exception by the board of zoning adjustments.
(25) Licenses and Permits	Northridge Commons (Loan No. 32)	Two of the tenants on the Mortgaged Property do not have certificates of occupancy.

E-2-13

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	All LCF Mortgage Loans	The related Mortgage Loan documents may limit recourse for the related Mortgagor’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.
(26) Recourse Obligations	Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)

With respect to each of the subject Mortgage Loans, voluntary transfers in violation of the related Mortgage Loan documents is not a full recourse carveout but is a loss, costs and damages carveout. In addition, the related Mortgage Loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related Mortgage Loan documents.

As regards recourse against the guarantor for waste, the related Mortgage Loan documents do not specifically reference “waste”, but provide for recourse against the guarantor for losses arising from physical damage to the related Mortgaged Property from the willful misconduct of the related Mortgagor or any affiliate of the related Mortgagor or, after the occurrence and during the continuance of an event of default, the removal or disposal of any portion of the related Mortgaged Property in violation of the related Mortgage Loan documents (other than in the ordinary course of business).

(27) Mortgage Releases	All LCF Mortgage Loans	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the related Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the related Mortgage Loan to fail to qualify as such.
(28) Financial Reporting and Rent Rolls	Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)	With respect to each of the subject Mortgage Loans, the related Mortgagor is not required to deliver quarterly and annual operating or other financial statements so long as (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related Mortgagor and related tenant(s) as were in effect at the origination date, or (ii) the only related tenant(s) at the related Mortgaged Property is a “triple-net” tenant and the Mortgagor has no property-related expense other than debt service; provided that the related Mortgagor will be required under such circumstances to deliver a certified rent roll for the related Mortgaged Property at such time.

E-2-14

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(29) Acts of Terrorism Exclusion	All LCF Mortgage Loans

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 29, even where terrorism insurance is required, and regardless of whether TRIPRA or a similar or subsequent statue is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of the origination of the related Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the related Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(29) Acts of Terrorism Exclusion	Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)	With respect to each of the subject Mortgage Loans, either the related Mortgaged Property is not required to be covered by terrorism insurance or the sole tenant is permitted to self-insure. Any terrorism insurance coverage currently maintained may be terminated at any time.
(30) Due on Sale or Encumbrance	All LCF Mortgage Loans	With respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related Mortgagor may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.

E-2-15

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(30) Due on Sale or Encumbrance	Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)

For each of the subject Mortgage Loans, the related Mortgage Loan documents permit transfers without the lender’s consent by the related Mortgagor and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, with respect to each of the subject Mortgage Loans, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related Mortgage Loan documents in addition to the pledged interest in the related mortgage borrower.  Transfers of the pledged equity interests by reason thereof are permitted.

(39) Organization of Mortgagor	Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)	With respect to each of the subject Mortgage Loans, the related Mortgagor is affiliated with the Mortgagor under the other subject Mortgage Loan.

E-2-16

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Starwood Mortgage Capital LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(24) Local Law Compliance	Alrig Portfolio (Loan No. 12)	The 30445 Northwestern Mortgaged Property is legal non-conforming as to use.
(24) Local Law Compliance	Shops at Central Park (Loan No. 24)	The Mortgaged Property is legal non-conforming as to use.
(24) Local Law Compliance	Portland MHP (Loan No. 51)	The Mortgaged Property is legal non-conforming as to use.
(24) Local Law Compliance	Quail Meadows (Loan No. 29)	The Mortgaged Property is the subject of certain municipal fire code violations.
(25) Licenses and Permits	Alrig Portfolio (Loan No. 12)	Certain units at the Mortgaged Property do not have a certificate of occupancy.
(25) Licenses and Permits	Shops at Central Park (Loan No. 24)	Certain units at the Mortgaged Property do not have a certificate of occupancy.
(25) Licenses and Permits	Noll Portfolio (Loan No. 33)	Certain tenants at the Brecksville and the 123 S Miller Mortgaged Properties do not have a certificate of occupancy.
(39) Organization of Mortgagor	Hawks Landing Apartments (Loan No. 30)	The related Borrower’s organizational documents delivered by the Borrower to the lender are uncertified.

E-2-17

SCHEDULE E-1 to ANNEX E-1

LOANS WITH EXISTING MEZZANINE DEBT

CREFI Mortgage Loans	Rialto Mortgage Loans	LCF Mortgage Loans	SMC Mortgage Loans
490-504 Myrtle Avenue (Loan No. 1)	Homewood Suites – Eatontown (Loan No. 27)		The Grand McCarren (Loan No. 19)

E-2-18

SCHEDULE E-2 to ANNEX E-1

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

CREFI Mortgage Loans	Rialto Mortgage Loans	LCF Mortgage Loans	SMC Mortgage Loans
Harvey Building Products (Loan No. 7)	Morton Place Apartments (Loan No. 47) Birdneck Self Storage (Loan No. 52)	Sherwood and Glen Ridge MHC (Loan No. 23) Dollar General Sullivan, IL (Loan No. 54) Dollar General Adrian, MO (Loan No. 55)	Wells Fargo Place (Loan No. 40)

E-2-19

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
1/15/2020	$47,747,786.00	12/15/2024	$47,747,756.46
2/15/2020	$47,747,786.00	1/15/2025	$47,030,370.43
3/15/2020	$47,747,786.00	2/15/2025	$46,310,473.23
4/15/2020	$47,747,786.00	3/15/2025	$45,441,857.46
5/15/2020	$47,747,786.00	4/15/2025	$44,716,398.33
6/15/2020	$47,747,786.00	5/15/2025	$43,939,841.50
7/15/2020	$47,747,786.00	6/15/2025	$43,209,124.02
8/15/2020	$47,747,786.00	7/15/2025	$42,427,455.19
9/15/2020	$47,747,786.00	8/15/2025	$41,691,442.96
10/15/2020	$47,747,786.00	9/15/2025	$40,952,854.19
11/15/2020	$47,747,786.00	10/15/2025	$40,163,533.05
12/15/2020	$47,747,786.00	11/15/2025	$39,419,595.03
1/15/2021	$47,747,786.00	12/15/2025	$38,625,073.53
2/15/2021	$47,747,786.00	1/15/2026	$37,875,749.23
3/15/2021	$47,747,786.00	2/15/2026	$37,123,801.65
4/15/2021	$47,747,786.00	3/15/2026	$36,226,037.11
5/15/2021	$47,747,786.00	4/15/2026	$35,468,312.77
6/15/2021	$47,747,786.00	5/15/2026	$34,660,388.90
7/15/2021	$47,747,786.00	6/15/2026	$33,897,182.82
8/15/2021	$47,747,786.00	7/15/2026	$33,083,929.80
9/15/2021	$47,747,786.00	8/15/2026	$32,315,204.03
10/15/2021	$47,747,786.00	9/15/2026	$31,543,786.86
11/15/2021	$47,747,786.00	10/15/2026	$30,722,551.20
12/15/2021	$47,747,786.00	11/15/2026	$29,945,557.49
1/15/2022	$47,747,786.00	12/15/2026	$29,118,900.51
2/15/2022	$47,747,786.00	1/15/2027	$28,336,291.65
3/15/2022	$47,747,786.00	2/15/2027	$27,550,942.64
4/15/2022	$47,747,786.00	3/15/2027	$26,622,800.77
5/15/2022	$47,747,786.00	4/15/2027	$25,831,451.08
6/15/2022	$47,747,786.00	5/15/2027	$24,990,837.96
7/15/2022	$47,747,786.00	6/15/2027	$24,193,773.71
8/15/2022	$47,747,786.00	7/15/2027	$23,347,605.09
9/15/2022	$47,747,786.00	8/15/2027	$22,544,786.70
10/15/2022	$47,747,786.00	9/15/2027	$21,739,157.20
11/15/2022	$47,747,786.00	10/15/2027	$20,884,661.67
12/15/2022	$47,747,786.00	11/15/2027	$20,073,218.72
1/15/2023	$47,747,786.00	12/15/2027	$19,213,071.55
2/15/2023	$47,747,786.00	1/15/2028	$18,395,774.90
3/15/2023	$47,747,786.00	2/15/2028	$17,575,616.30
4/15/2023	$47,747,786.00	3/15/2028	$16,661,406.29
5/15/2023	$47,747,786.00	4/15/2028	$15,835,173.64
6/15/2023	$47,747,786.00	5/15/2028	$14,960,648.51
7/15/2023	$47,747,786.00	6/15/2028	$14,128,459.72
8/15/2023	$47,747,786.00	7/15/2028	$13,248,144.26
9/15/2023	$47,747,786.00	8/15/2028	$12,409,958.09
10/15/2023	$47,747,786.00	9/15/2028	$11,568,836.62
11/15/2023	$47,747,786.00	10/15/2028	$10,679,837.05
12/15/2023	$47,747,786.00	11/15/2028	$9,832,656.33
1/15/2024	$47,747,786.00	12/15/2028	$8,937,766.18
2/15/2024	$47,747,786.00	1/15/2029	$8,084,484.24
3/15/2024	$47,747,786.00	2/15/2029	$7,228,214.00
4/15/2024	$47,747,786.00	3/15/2029	$6,235,571.91
5/15/2024	$47,747,786.00	4/15/2029	$5,372,825.47
6/15/2024	$47,747,786.00	5/15/2029	$4,462,803.14
7/15/2024	$47,747,786.00	6/15/2029	$3,593,847.68
8/15/2024	$47,747,786.00	7/15/2029	$2,677,789.17
9/15/2024	$47,747,786.00	8/15/2029	$1,802,581.68
10/15/2024	$47,747,786.00	9/15/2029	$924,308.87
11/15/2024	$47,747,786.00	10/15/2029 and thereafter	$0.00

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	10
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	10
SUMMARY OF TERMS	17
RISK FACTORS	61
DESCRIPTION OF THE MORTGAGE POOL	157
TRANSACTION PARTIES	244
CREDIT RISK RETENTION	291
DESCRIPTION OF THE CERTIFICATES	294
THE MORTGAGE LOAN PURCHASE AGREEMENTS	330
THE POOLING AND SERVICING AGREEMENT	340
USE OF PROCEEDS	445
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	446
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	458
CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS	470
ERISA CONSIDERATIONS	470
LEGAL INVESTMENT	477
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	478
RATINGS	499
PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)	501
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	503
WHERE YOU CAN FIND MORE INFORMATION	503
FINANCIAL INFORMATION	503
LEGAL MATTERS	504
INDEX OF CERTAIN DEFINED TERMS	505

Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1 – Sponsor Representations and Warranties	E-1
Annex E-2 – Exceptions to Sponsor Representations and Warranties	E-2
Annex F – Class A-AB Scheduled Principal Balance Schedule	F-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$978,242,611
(Approximate)

Citigroup Commercial Mortgage Trust 2019-C7
(as Issuing Entity)

Citigroup Commercial

Mortgage Securities Inc.

(as Depositor)

Commercial Mortgage

Pass-Through Certificates,

Series 2019-C7

Class A-1	$24,868,162
Class A-2	$44,674,590
Class A-3	$88,310,236
Class A-4	$591,802,214
Class A-AB	$47,747,786
Class X-A	$870,023,092
Class A-S	$72,620,104
Class B	$52,685,887
Class C	$55,533,632

PROSPECTUS

Citigroup

Lead Manager and Sole Bookrunner

Academy Securities

Bancroft Capital, LLC

Drexel Hamilton

Siebert Williams Shank & Co., LLC

Co-Managers

December 12, 2019